As filed with the Securities and Exchange Commission on August
22
,
2022
Registration Statement No. 333-265740

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KENSINGTON CAPITAL ACQUISITION CORP. IV*
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	98-1591811
(Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1400 Old Country Road, Suite 301
Westbury, NY 11590
(703) 674-6514
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Justin Mirro
c/o Kensington Capital Acquisition Corp. IV
1400 Old Country Road, Suite 301
Westbury, NY 11590
(703) 674-6514
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles A. Samuelson Jennifer E. Graham Mark F. Schuber Hughes Hubbard & Reed LLP One Battery Park Plaza New York, NY 10004 Tel: (212) 837-6200	Michael J. Danaher Mark B. Baudler Austin D. March Alexandra Perry Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Tel: (650) 493-9300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective and on the consummation of the business combination described in the enclosed proxy statement/prospectus.
If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule
13e-4(i)
(Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule
14d-1(d)
(Cross-Border Third-Party Tender Offer)  ☐

*
Prior to the consummation of the business combination described in the enclosed proxy statement/prospectus, the Registrant intends to effect a transfer by way of continuation and domestication as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Islands Companies Act (As Revised) (the “Domestication”), pursuant to which the Registrant’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. All securities being registered will be issued by Kensington Capital Acquisition Corp. IV (after its domestication as a corporation incorporated in the State of Delaware), the continuing entity following the Domestication which, in connection with the business combination, will be renamed “Amprius Technologies, Inc.”

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. These securities described herein may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS
SUBJECT TO COMPLETION, DATED AUGUST 22, 2022
KENSINGTON CAPITAL ACQUISITION CORP. IV
1400 Old Country Road, Suite 301
Westbury, NY 11590
Dear Kensington Capital Acquisition Corp. IV Shareholders and Amprius Technologies, Inc. Stockholders:
Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company incorporated with limited liability (“Kensington”), Kensington Capital Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Kensington (“Merger Sub”), and Amprius Technologies, Inc., a Delaware corporation (“Amprius”), have entered into a Business Combination Agreement (as may be amended from time to time, the “Business Combination Agreement”) pursuant to which, among other things, Merger Sub will merge with and into Amprius, with Amprius surviving the merger and becoming a wholly owned direct subsidiary of Kensington (collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). At the closing of the Business Combination (the “Closing”), each outstanding share of Amprius common stock will be cancelled and automatically converted into the right to receive a number of shares of Kensington common stock, determined in each case by reference to an “Exchange Ratio,” calculated in accordance with the Business Combination Agreement. Kensington will file with the U.S. Securities and Exchange Commission (the “SEC”) a Current Report on Form
8-K
announcing the final Exchange Ratio no later than four business days prior to the extraordinary general meeting of its shareholders described below. See the section entitled “
The Business Combination
” on page 106 of the attached proxy statement/prospectus for further information on the consideration being paid to the stockholders of Amprius.
In connection with the Business Combination, Kensington will change its jurisdiction of incorporation by way of continuation under the laws of the Cayman Islands, including deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”).
The Kensington Original Units, Kensington New Units, Kensington Class A Ordinary Shares and Public Warrants (each as defined in “
Frequently Used Terms
”) are currently listed on the NYSE under the symbols “KCAC.U,” “KCA.U,” “KCAC” and “KCAC.W,” respectively. Kensington intends to apply to list shares of New Amprius Common Stock and New Amprius Public Warrants (each as defined in “
Frequently Used Terms
”)
on The New York Stock Exchange (“NYSE”) under the symbols “AMPX” and “AMPX.W,” respectively.
Kensington is holding an extraordinary general meeting of its shareholders in order to obtain the shareholder approvals necessary, among other things, to consummate the Business Combination. The Kensington extraordinary general meeting of shareholders will be held on                 , 2022, at 10:00 a.m., Eastern time, via live webcast at www.virtualshareholdermeeting.com/KCAC2022, unless postponed or adjourned to a later date. For purposes of Cayman Islands law and the amended and restated memorandum and articles of association of Kensington, the physical location of the extraordinary general meeting will be at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004. At the Kensington extraordinary general meeting, Kensington will ask its shareholders to adopt the Business Combination Agreement, thereby approving the Business Combination, and approve the other proposals described in this proxy statement/prospectus.
In addition, as promptly as practicable after the registration statement containing this proxy statement/prospectus is declared effective, Amprius will seek an irrevocable written consent of Amprius’ stockholders as required to approve and adopt the Business Combination Agreement, the Business Combination and other proposed transactions contemplated by the Business Combination Agreement (together, the “Proposed Transactions”). Such approval will be sought from and requires the affirmative vote of the holders of at least a majority of the outstanding shares of Amprius common stock. No additional approval or vote from any holders of any class or series of stock of Amprius will be necessary to adopt and approve the Business Combination Agreement, the Business Combination and the Proposed Transactions.

As described in this proxy statement/prospectus, Amprius, Inc. entered into a support agreement with Kensington whereby Amprius, Inc. agreed to vote all of its shares of Amprius common stock in favor of approving the Business Combination and the Proposed Transactions. Amprius, Inc. has a sufficient number of votes to obtain the approvals set forth in the preceding paragraph.
After careful consideration, the respective Kensington and Amprius boards of directors have unanimously approved the Business Combination Agreement, the Kensington board of directors has approved the other proposals described in this proxy statement/prospectus and each of the Kensington and Amprius boards of directors has determined that it is advisable to consummate the Business Combination. The Kensington board of directors recommends that its shareholders vote “FOR” the proposals described in this proxy statement/prospectus, and the Amprius board of directors recommends that its stockholders sign and return to Amprius the written consent indicating their approval of the Business Combination Agreement, the Business Combination and the Proposed Transactions.
Kensington Capital Sponsor IV LLC (the “Sponsor”) and Kensington’s officers and directors may have interests in the Business Combination that are different from, in addition to or in conflict with, yours. These interests include, among other things:

•	the fact that the Sponsor and Kensington’s officers and directors have agreed not to redeem any shares in connection with a shareholder vote to approve a proposed initial business combination;

•
the beneficial ownership by the Sponsor of an aggregate of 9,857,142 of Kensington’s Class B ordinary shares (the “Sponsor Shares”) and 16,000,000 warrants to purchase Kensington’s Class A ordinary shares (the “Private Warrants”), which shares and warrants would become worthless if Kensington does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares (this is in addition to the beneficial ownership by the Sponsor of 3,267,500 Kensington Original Units purchased in Kensington’s initial public offering (the “IPO”) at $10.00 per unit). The Sponsor did not receive any consideration for the waiver. The Sponsor paid an aggregate of $25,000 for the Sponsor Shares and $8,000,000 for the Private Warrants. The Sponsor Shares have an aggregate market value of approximately $92,952,849.06, based on the difference between the closing price of Kensington’s new units (the “New Units”) (each New Unit consisting of one Class A ordinary share and one Kensington Class 2 redeemable warrant to purchase Kensington Class A ordinary shares) of $9.73 on the NYSE on August 17, 2022, minus the closing price of the Kensington public warrants to purchase Kensington Class A ordinary shares (the “Public Warrants,” which term includes the Kensington Class 1 redeemable warrants and Kensington Class 2 redeemable warrants) of $0.30 on the NYSE on August 17, 2022, resulting in a theoretical gain of $92,927,849.06. The Private Warrants have an aggregate market value of approximately $4,800,000, based on the closing price of the Public Warrants of $0.30 on the NYSE on August 17, 2022, resulting in a theoretical loss of $3,200,000;

•
Justin Mirro, Kensington’s Chief Executive Officer and Chairman, is the managing member of the managing member of the Sponsor. Consequently, he may be deemed the beneficial owner of the 9,857,142 Sponsor Shares and 16,000,000 Private Warrants and to have voting and dispositive control over such securities (this is in addition to the beneficial ownership of 3,267,500 Kensington Original Units purchased by the Sponsor in the IPO). Mr. Mirro disclaims beneficial ownership of any securities other than to the extent he may have a pecuniary interest therein, directly or indirectly;

•
the fact that each of Kensington’s other officers and directors are non-managing
members of the Sponsor and has an indirect pecuniary interest in Kensington’s Class A ordinary shares and Class B ordinary shares through his or her interests in the Sponsor;

•
the Sponsor agreed to loan Kensington an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note, dated March 24, 2021, that was later amended on November 16, 2021 (the “Note”). This loan was non-interest
bearing and payable upon the completion of the IPO; provided that amounts due under the Note were, at the option of the Sponsor, convertible into Working Capital Loans (as defined below). Kensington borrowed $200,000 under the Note and the Sponsor elected to convert the Note into a Working Capital Loan on March 4, 2022;

2

•
as of June 30, 2022, the Sponsor has made working capital loans of $200,000 to Kensington (the “Working Capital Loans”). Such Working Capital Loans may be repaid out of the proceeds of the trust account that holds a portion of the proceeds of the IPO and the concurrent sale of the Private Warrants (the “Trust Account”) released to Kensington or converted into warrants of the post-Business Combination entity at a price of $0.50 per warrant, such warrants to be identical to the Private Warrants. The Sponsor has informed Kensington of the following: that the Sponsor intends to convert the loan into 400,000 warrants on the same terms as the Private Warrants (as contemplated by the warrant agreement pursuant to which the Private Warrants were issued) at the same time the Business Combination is completed and for such warrants to be issued equally to Justin Mirro, Kensington’s Chief Executive Officer and Chairman, and Daniel Huber, Kensington’s Chief Financial Officer, who had each advanced one-half
of such amount to the Sponsor in order for the loan to be made. Such warrants have an aggregate market value of approximately $120,000 based on the closing price of the Public Warrants of $0.30 on the NYSE on August 17, 2022;

•
the Sponsor and Kensington’s directors and officers and their respective affiliates will not receive reimbursement for any out-of-pocket
expenses incurred by them on Kensington’s behalf incident to identifying, investigating and completing a business combination to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless a business combination is consummated. As of July 31, 2022, the Sponsor and Kensington’s directors and officers and their respective affiliates had incurred approximately $13,000 of such reimbursable out-of-pocket
expenses;

•	the anticipated continuation of Justin Mirro, Kensington’s Chairman and Chief Executive Officer, as a director of New Amprius following the Closing;

•
On March 1, 2022, Kensington agreed to pay DEHC LLC, an affiliate of Daniel Huber, Kensington’s Chief Financial Officer, $20,000 per month for 18 months. Upon the Closing, any portion of the $360,000 that has not yet been paid, will accelerate and become due and payable. As of July 31, 2022, an aggregate of $260,000 had not yet been paid pursuant to this agreement;

•
the fact that in the event Kensington receives commitments from other PIPE Investors (as defined below) to purchase PIPE Units (as defined below) in a private placement, the Sponsor and/or its members, including Kensington’s officers, directors and affiliates, intend to invest an aggregate of approximately $5,000,000 in such private placement;

•	the continued indemnification of current directors and officers of Kensington and the continuation of directors’ and officers’ liability insurance after the Business Combination; and

•
the fact that the Sponsor and its affiliates can earn a positive return on their investment, even if the holders of Kensington’s Class A ordinary shares have a negative return on their investment in Amprius.

The following table sets forth the amount of consideration received or to be received by (1) the Sponsor and its affiliates, (2) the holders of Public Shares (as defined in “
Frequently Used Terms
”), (3) the holders of Public Warrants, and (4) the holders of Amprius common stock in connection with the Business Combination and any related financing transaction, in each case, assuming no exercise of the options that relate to the Amprius Options (as defined in “
Frequently Used Terms
”):

Name	Consideration	Voting Power (no redemptions)	Voting Power (maximum redemptions)	Voting Power (full redemptions)	Value
Kensington Capital Sponsor IV LLC	9,857,142 Sponsor Shares	10.0%	10.3%	12.5%	$92,952,849.06	(1)(2)
Kensington Capital Sponsor IV LLC	16,000,000 Private Warrants	—	—	—	$4,800,000	(2)(3)
Kensington Capital Sponsor IV LLC	3,267,500 Kensington Original Units	3.3%	3.4%	4.1%	$32,740,350	(2)(4)
Justin Mirro	$100,000 of Working Capital Loans	—	—	—	$60,000	(5)
Daniel Huber	$100,000 of Working Capital Loans	—	—	—	$60,000	(5)
DEHC LLC	Amounts due under agreement	—	—	—	$260,000	(6)

3

Name	Consideration	Voting Power (no redemptions)	Voting Power (maximum redemptions)		Voting Power (full redemptions)	Value
Public Shareholders	19,732,500 shares of New Amprius Common Stock (7)	20.0%	17.5	% (8)	—	$186,077,475	(9)
Public Warrant holders	39,465,000 Public Warrants (10)	—	—		—	$11,839,500	(10)
Holders of Amprius common stock	65,881,956 shares of New Amprius Common Stock	66.7%	68.8%		83.4%	$621,266,845.08	(9)
PIPE Investors	no shares of New Amprius Common Stock or PIPE Warrants (11)	—	—		—	$—	(9)

(1)
The value of the Sponsor Shares is based on the difference between the closing price of the Kensington New Units (each Kensington New Unit consisting of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant) minus the closing price of the Public Warrants on the NYSE on August 17, 2022.

(2)
Justin Mirro, Kensington’s Chief Executive Officer and Chairman, is the managing member of the managing member of the Sponsor. Consequently, he may be deemed the beneficial owner of the Sponsor Shares and to have voting and dispositive control over such securities. Mr. Mirro disclaims beneficial ownership of any securities other than to the extent he may have a pecuniary interest therein, either directly or indirectly. Each of Kensington’s other officers and directors are non-managing members of the Sponsor and has an indirect pecuniary interest in Kensington Class A Ordinary Shares and Kensington Class B Ordinary Shares (as defined in “
Frequently Used Terms
”) through his or her interests in the Sponsor.

(3)	The value of the Private Warrants is based on the closing price of the Public Warrants on the NYSE on August 17, 2022.
(4)	The value of the Kensington Original Units is based on the closing price of the Kensington Original Units on the NYSE on August 17, 2022.
(5)
These Working Capital Loans convert into 200,000 warrants with the same terms as the Private Warrants. The value of these warrants is based on the closing price of the Public Warrants on the NYSE on August 17, 2022.

(6)
DEHC LLC (“DEHC”) is an affiliate of Daniel Huber, Kensington’s Chief Financial Officer. Upon the Closing, any portion of an aggregate of $360,000 that has not yet been paid to DEHC under its agreement with Kensington will be due and payable. The amount in the table represents the amount that had not been paid to DEHC at July 31, 2022.

(7)	Does not include the 3,267,500 Public Shares included in the Kensington Original Units purchased by the Sponsor in the IPO, which are set forth above.
(8)	The number of Public Shares held by the Public Shareholders assuming maximum redemptions is 16,706,889.
(9)
The value of the New Amprius Common Stock is based on the difference between the closing price of the Kensington New Units (each Kensington New Unit consisting of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant) minus the closing price of the Public Warrants on the NYSE on August 17, 2022.

(10)
Excludes 6,535,000 Public Warrants included in the Kensington Original Units purchased by the Sponsor in the IPO. The value of the Public Warrants is based on the closing price of the Public Warrants on the NYSE on August 17, 2022.

(11)
Kensington has currently not received any commitments from any PIPE Investors. In the event the PIPE Investors purchase the currently expected maximum amount of 20 million PIPE Units (of which the Sponsor or its members, including Kensington’s officers, directors or affiliates, intend to purchase an aggregate of approximately 500,000 PIPE Units in such private placement in the event Kensington receives commitments from other PIPE Investors), upon consummation of the Business Combination, they would own 16.8% of the New Amprius Common Stock (excluding shares they did not purchase in such private placement), current holders of Amprius common stock would own 55.5% of the New Amprius Common Stock, other than with respect to Public Shares owned by the Sponsor, the Public Shareholders (as defined in “
Frequently Used Terms
”) would own 16.6% of the New Amprius Common Stock and the Sponsor or its members, including Kensington’s officers, directors or affiliates, would own 11.1% of the New Amprius Common Stock (before giving effect to any PIPE Units purchased by such people; assuming they purchase 500,000 PIPE Units, such people would own 11.5% of the New Amprius Common Stock).

These interests may influence Kensington’s directors in making their recommendation that you vote in favor of the approval of the Business Combination proposal. You should also read the sections entitled “
Questions and Answers About the Business Combination—What interests do Kensington’s current officers and directors have in the Business Combination?
,” “
Summary of the Proxy Statement/Prospectus—The Business Combination—Interests of Kensington’s Directors and Officers in the Business Combination
” and “
The Business Combination Agreement—Recommendation of the Kensington Board
” for more information.

4

Kensington is soliciting certain investors to enter into subscription agreements (“PIPE Subscription Agreements”) pursuant to which such investors (the “PIPE Investors”) would purchase in a private placement up to 20 million PIPE Units at a price of $10.00 per PIPE Unit. A “PIPE Unit” is expected to consist of (i) one share of New Amprius Common Stock, and (ii) one warrant (each, a “PIPE Warrant”) to purchase one share of New Amprius Common Stock. The PIPE Warrants would be substantially identical to the New Amprius Public Warrants, except that the exercise price of each PIPE Warrant would be $12.50 per share (instead of $11.50 per share, which is the exercise price for the New Amprius Public Warrants) and the average sales price of the New Amprius Common Stock would need to exceed $20.00 per share (instead of $18.00 per share for the New Amprius Public Warrants) for New Amprius to be able to redeem the PIPE Warrants. The PIPE Warrants will also not be listed on any securities exchange. To the extent New Amprius receives any amounts pursuant to the PIPE Subscription Agreements, such amounts will correspondingly offset redemptions of Kensington Class A Ordinary Shares in connection with the Business Combination and such amounts may be used by Kensington to satisfy the Minimum Cash Condition (as defined below). The PIPE Investors are expected to receive certain registration rights with respect to the shares of New Amprius Common Stock and the shares of New Amprius Common Stock underlying the PIPE Warrants. To date, Kensington has not received any commitments from any PIPE Investors. See “
Risk Factors—Risks Related to Amprius—Risks Related to Our Business and Industry—We may require additional capital to support business growth, and this capital might not be available on commercially reasonable terms or at all.
”
New Amprius will be an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, and is therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.
Immediately following the Closing, assuming no redemptions by Public Shareholders and no Amprius option holder exercises its options, Amprius, Inc. will hold 66.5% of the voting power of the outstanding New Amprius securities. As such, New Amprius will be a “controlled company” within the meaning of the corporate governance rules of the NYSE. However, New Amprius has elected not to take advantage of any “controlled company” exemptions.
More information about Kensington, Amprius and the Proposed Transactions is contained in this proxy statement/prospectus. Kensington and Amprius urge you to read this proxy statement/prospectus, including the financial statements and annexes and other documents referred to herein, carefully and in their entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE SECTION ENTITLED “
RISK FACTORS
” BEGINNING ON PAGE 47 OF THIS PROXY STATEMENT/PROSPECTUS.
If you have any questions regarding this proxy statement/prospectus, you may contact D.F. King & Co., Inc., Kensington’s proxy solicitor, toll free at (800)
628-8509,
banks and brokers can call collect at (212)
269-5550,
or email at KCA@dfking.com.
On behalf of our board of directors, I thank you for your support and look forward to the successful consummation of the Business Combination.

Sincerely,

Justin Mirro
, 2022	Chairman and Chief Executive Officer
This proxy statement/prospectus is dated                  , 2022 and is first being mailed to the shareholders of Kensington on or about that date.

5

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

6

KENSINGTON CAPITAL ACQUISITION CORP. IV
1400 Old Country Road, Suite 301
Westbury, NY 11590
NOTICE OF EXTRAORDINARY GENERAL MEETING
OF SHAREHOLDERS
TO BE HELD ON                 , 2022
To the Shareholders of Kensington Capital Acquisition Corp. IV:
NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “extraordinary general meeting”) of Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company incorporated with limited liability (“Kensington,” “we,” “our” or “us”), will be held on                 , 2022, at 10:00 a.m., Eastern time, via live webcast at www.virtualshareholdermeeting.com/KCAC2022. For purposes of the Cayman Islands law and the amended and restated memorandum and articles of association of Kensington (the “Existing Governing Documents”), the physical location of the extraordinary general meeting will be at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004. You are cordially invited to attend the extraordinary general meeting for the following purposes:

1.
Proposal No. 1—The Business Combination Proposal—to approve by ordinary resolution and adopt the Business Combination Agreement, dated as of May 11, 2022 (as amended from time to time, the “Business Combination Agreement”), among Kensington, Kensington Capital Merger Sub Corp., a Delaware corporation (“Merger Sub”), and Amprius Technologies, Inc., a Delaware corporation (“Amprius”), a copy of which is attached to this proxy statement/prospectus as Annex A. The Business Combination Agreement provides for, among other things, the merger of Merger Sub with and into Amprius (the “Merger”) with Amprius surviving the Merger as a wholly owned subsidiary of Kensington (Kensington immediately following the Merger, “New Amprius”), in accordance with the terms and subject to the Conditions of the Business Combination Agreement as more fully described elsewhere in this proxy statement/prospectus.

2.
Proposal No. 2—The Domestication Proposal—pursuant to the power contained in clause 6 of Kensington’s Memorandum of Association and in the manner required by Article 47 of Kensington’s Articles of Association, to approve by special resolution that Kensington be registered by way of continuation and domesticated as a corporation incorporated under the laws of the State of Delaware, pursuant to Section 206 and 207 of the Companies Act (as amended) of the Cayman Islands and the laws of the State of Delaware, including Section 388 of the General Corporation Law of the State of Delaware (the “Domestication” and, together with the Merger, the “Business Combination”).

3.
Proposal No. 3—The Charter Proposal—to approve by special resolution that the Existing Governing Documents be amended and restated by the deletion in their entirety, and the substitution in their place of the Proposed Certificate of Incorporation
, a form of which is attached to this proxy statement/prospectus as Annex B (the “Charter Proposal”), including, without limitation, the authorization of the change in authorized share capital as indicated therein and the change of name to “Amprius Technologies, Inc.”

4.
Proposal No. 4—The Governance Proposals—to approve by special resolution the following proposals (the “Governance Proposals” and together with the Charter Proposal, the “Governing Documents Proposals”), for approval on a non-binding
advisory basis, in accordance with the SEC guidance to give shareholders the opportunity to present their separate views on certain corporate governance provisions in the Proposed Governing Documents:

a.
Proposal No. 4(A)—a proposal to authorize the New Amprius Board to issue any or all shares of New Amprius Preferred Stock in one or more classes or series, with such terms and conditions as may be expressly determined by the New Amprius Board and as may be permitted by the Delaware General Corporation Law.

b.	Proposal No. 4(B)—a proposal to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, unless New Amprius consents in writing to the selection of an alternative forum.

c.
Proposal No. 4(C)—a proposal to remove provisions in Kensington’s Existing Governing Documents related to our status as a blank check company that will no longer apply upon the consummation of the Business Combination.

d.
Proposal No. 4(D)—a proposal to approve provisions providing that the affirmative vote of at least two-thirds
of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to adopt, amend, or repeal certain provisions of the Proposed Governing Documents.

5.	Proposal No. 5—The Equity Incentive Plan Proposal—to approve by ordinary resolution the Amprius Technologies, Inc. 2022 Equity Incentive Plan.

6.
Proposal No. 6—The NYSE Proposal—to approve by ordinary resolution for purposes of complying with the applicable provisions of the NYSE, the issuance of New Amprius Common Stock to the Amprius stockholders pursuant to the Business Combination Agreement.

7.	Proposal No. 7—The Employee Stock Purchase Plan Proposal—to approve by ordinary resolution the Amprius Technologies, Inc. 2022 Employee Stock Purchase Plan.

8.
Proposal No. 8—The Adjournment Proposal—to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting.

The Domestication Proposal, Business Combination Proposal, Charter Proposal, Equity Incentive Plan Proposal, NYSE Proposal and Employee Stock Purchase Plan Proposal (the “Condition Precedent Proposals”) are all conditioned on the approval and adoption of each of the other Condition Precedent Proposals. The Governance Proposals and Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. It is important for you to note that in the event the Business Combination Proposal is not approved, Kensington will not consummate the Business Combination.
Your attention is directed to the proxy statement/prospectus accompanying this notice (including the financial statements and annexes attached thereto) for a more complete description of the proposed Business Combination and related transactions and each of our proposals. We encourage you to read this proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, D.F. King & Co., Inc. toll-free at (800)
628-8509,
banks and brokers can call collect at (212)
269-5550,
or email at KCA@dfking.com.
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF KENSINGTON ORDINARY SHARES YOU OWN.
Shareholders are urged to vote their proxies by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed
postage paid envelope. You may also submit a proxy by telephone or via the internet by following the instructions printed on your proxy card. If you hold your shares through a brokerage firm, bank or other nominee, you should direct the vote of your shares in accordance with the voting instruction form provided by the broker, bank or nominee.

By Order of the Board of Directors,

Justin Mirro

, 2022	Chairman and Chief Executive Officer

i

ii

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on
Form S-4
filed with the SEC, by Kensington (File No. 333-265740) (the “Registration Statement”), constitutes a prospectus of Kensington under Section 5 of the Securities Act, with respect to the shares of New Amprius Common Stock (as defined below) to be issued if the Business Combination described below is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act with respect to the extraordinary general meeting of Kensington shareholders at which Kensington shareholders will be asked to vote upon a proposal to approve the Business Combination by the approval and adoption of the Business Combination Agreement, among other matters.

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “Kensington” refer to Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company incorporated with limited liability, and the term “New Amprius” refers to Kensington Capital Acquisition Corp. IV following consummation of the Domestication (and, to the extent applicable, the Business Combination, in connection with which Kensington Capital Acquisition Corp. IV is expected to be renamed “Amprius Technologies, Inc.”).
In this document:
“2016 Plan” means the Amprius Technologies, Inc. 2016 Equity Incentive Plan, as amended, supplemented or modified from time to time.
“Adjournment Proposal” means a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting.
“Amprius” means Amprius Technologies, Inc., a Delaware corporation, prior to the completion of the Business Combination. In connection with the consummation of the Business Combination, Amprius Technologies, Inc. will change its name to “Amprius Technologies Operating, Inc.”
“Amprius Board” means the board of directors of Amprius prior to the consummation of the Business Combination.
“Amprius Common Stock” means Amprius’ common stock, par value $0.00001 per share, each having one vote per share.
“Amprius Options” means all options to purchase outstanding shares of Amprius Common Stock, whether or not exercisable and whether or not vested, immediately prior to the Closing under Amprius option plans or otherwise.
“broker
non-vote”
means when a Kensington shareholder, who holds his or her shares in “street name” through a broker or other nominee, does not give voting instructions to such broker or other nominee.
“Business Combination” means the transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Business Combination Agreement, dated as of May 11, 2022, among Amprius, Kensington and Merger Sub, as may be amended from time to time.
“Business Combination Proposal” means the proposal to approve by ordinary resolution the adoption of the Business Combination Agreement and the Business Combination.
“Charter Proposal” means the proposal to approve by special resolution the Existing Governing Documents being amended and restated by the deletion in their entirety, and the substitution in their place of the Proposed Certificate of Incorporation, the form of which is attached to this proxy statement/prospectus as Annex B.
“Closing” means the consummation of the Business Combination.
“Closing Date” means the date on which the Closing occurs.
“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Act” means the Companies Act (As Revised) of the Cayman Islands.
“Condition Precedent Proposals” means the Business Combination Proposal, Domestication Proposal, Charter Proposal, Equity Incentive Plan Proposal, NYSE Proposal and Employee Stock Purchase Plan Proposal.
“DGCL” means the General Corporation Law of the State of Delaware.
“Domestication” means Kensington’s transfer by way of continuation and domestication as a Delaware corporation in accordance with Section 388 of the DGCL and Part XII of the Companies Act.
“Domestication Proposal” means the proposal to approve by special resolution, pursuant to the power contained in clause 6 of Kensington’s Memorandum of Association and in the manner required by Article 47 of Kensington’s Articles of Association, that Kensington be registered by way of continuation and domesticated as a corporation incorporated under the laws of the State of Delaware, pursuant to Section 206 and 207 of the Companies Act (as amended) of the Cayman Islands and the laws of the State of Delaware, including Section 388 of the General Corporation Law of the State of Delaware.
“Employee Stock Purchase Plan Proposal” means the proposal to approve by ordinary resolution the adoption of the Amprius Technologies, Inc. 2022 Employee Stock Purchase Plan.
“Equity Financing” means any committed equity facility or other subscription to shares of New Amprius Common Stock that provides cash to Kensington and is entered into in accordance with the Business Combination.
“Equity Incentive Plan Proposal” means the proposal to approve by ordinary resolution the adoption of the Amprius Technologies, Inc. 2022 Equity Incentive Plan.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Existing Governing Documents” means Kensington’s amended and restated memorandum and articles of association in effect prior to the Domestication.
“Extension Period” means any extended time that Kensington has to consummate a business combination beyond 24 months as a result of a shareholder vote to amend Kensington’s amended and restated memorandum and articles of association as then in effect.
“GAAP” means United States generally accepted accounting principles.
“Governance Proposals” means the proposals to approve by special resolution proposal numbers 4(A) through 4(D) set forth herein for approval on a non-binding
advisory basis, in accordance with the SEC guidance to give shareholders the opportunity to present their separate views on certain corporate governance provisions in the Proposed Governing Documents.
“Governing Documents Proposals” means the Charter Proposal and the Governance Proposals.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“IPO” means Kensington’s initial public offering of units, consummated on March 4, 2022.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.
“Kensington” means Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company incorporated with limited liability (which is expected to transfer by way of continuation and domesticate as a Delaware corporation in accordance with the Business Combination Agreement).

“Kensington Board” means the board of directors of Kensington, prior to the Business Combination.
“Kensington Class 1 Warrants” means Class 1 redeemable warrants to purchase Kensington Class A Ordinary Shares, as contemplated by the Kensington Warrant Agreement, with each warrant exercisable for one Kensington Class A Ordinary Share at an exercise price of $11.50.
“Kensington Class 2 Warrants” means Class 2 redeemable warrants to purchase Kensington Class A Ordinary Shares, as contemplated by the Kensington Warrant Agreement, with each warrant exercisable for one Kensington Class A Ordinary Share at an exercise price of $11.50.
“Kensington Class A Ordinary Shares” means Kensington’s Class A ordinary shares, par value $0.0001 per share, as in effect immediately prior to the Domestication.
“Kensington Class B Ordinary Shares” means Kensington’s Class B ordinary shares, par value $0.0001 per share, as in effect immediately prior to the Domestication.
“Kensington Initial Shareholders” means the Sponsor and Kensington’s officers and directors.
“Kensington New Unit” means one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant, which exists as a result of the separation of the Kensington Class 1 Warrant from a Kensington Original Unit.
“Kensington Ordinary Shares” means the Kensington Class A Ordinary Shares and the Kensington Class B Ordinary Shares.
“Kensington Original Unit” means one Kensington Class A Ordinary Share, one Kensington Class 1 Warrant and one Kensington Class 2 Warrant, which was issued and sold in the IPO.
“Kensington Units” means the Kensington New Units and the Kensington Original Units.
“Kensington Warrant Agreement” means the Warrant Agreement dated as of March 1, 2022 by and between Kensington and Continental Stock Transfer & Trust Company, as may be amended from time to time, governing the Kensington Warrants.
“Kensington Warrants” means the Kensington Class 1 Warrants, the Kensington Class 2 Warrants and the Private Warrants.
“Merger” means the merging of Merger Sub with and into Amprius with Amprius surviving the Merger as a wholly owned subsidiary of Kensington.
“Merger Sub” means Kensington Capital Merger Sub Corp., a Delaware corporation and wholly owned direct subsidiary of Kensington.
“Merger Sub Common Stock” means Merger Sub’s common stock, par value $0.01 per share.
“New Amprius” means Kensington immediately following the consummation of the Business Combination.
“New Amprius Board” means the board of directors of New Amprius.
“New Amprius Common Stock” means the common stock of New Amprius, par value $0.0001 per share, which initially will be the shares issued in respect of the Kensington Class A Ordinary Shares and the Kensington Class B Ordinary Shares, as well as the shares issued to the stockholders of Amprius under the Business Combination Agreement. The New Amprius Common Stock is expected to be listed on the NYSE under the symbol “AMPX.”

“New Amprius Preferred Stock” means the preferred stock of New Amprius, par value $0.0001 per share.
“New Amprius Private Warrants” means the warrants to purchase New Amprius Common Stock at an exercise price of $11.50 per share to be held by the Sponsor following the Closing, which initially will be the warrants issued in respect of the Private Warrants and the warrants to be issued in connection with Closing in respect of the Working Capital Loans.
“New Amprius Public Warrants” means warrants to purchase New Amprius Common Stock at an exercise price of $11.50 per share, which initially will be the warrants issued in respect of the Kensington Class 1 Warrants and the Kensington Class 2 Warrants, all of which are expected to be listed on the NYSE under the ticker symbol “AMPX.W.”
“New Amprius Warrants” means the New Amprius Private Warrants and the New Amprius Public Warrants.
“NYSE” means The New York Stock Exchange.
“NYSE Proposal” means the proposal to approve by ordinary resolution the issuance of New Amprius Common Stock to the Amprius stockholders in the Merger pursuant to the Business Combination Agreement.
“PCAOB” means the Public Company Accounting Oversight Board.
“PCAOB Financials” means (a) the audited consolidated balance sheet of Amprius as of December 31, 2021 and the related audited statements of income and comprehensive loss, cash flows and stockholders’ equity of Amprius for such year, each audited in accordance with the standards of the PCAOB and (b) the unaudited balance sheet of Amprius as of June 30, 2022 and the related unaudited statements of operations, cash flows and stockholders’ equity of Amprius for the three-month period then ended.
“PIPE” means the sale of PIPE Units to the PIPE Investors, for a purchase price of $10.00 per PIPE Unit and an aggregate purchase price of up to $200,000,000, in a private placement.
“PIPE Investors” means certain investors that enter into subscription agreements pursuant to which such investors would purchase PIPE Units.
“PIPE Unit” means a unit to be purchased pursuant to the PIPE, consisting of (i) one share of New Amprius Common Stock, and (ii) one PIPE Warrant.
“PIPE Warrant” means one warrant purchased in the PIPE, which entitles the holder to purchase one share of New Amprius Common Stock.
“Private Warrants” means the warrants to purchase Kensington Class A Ordinary Shares owned by the Sponsor, as contemplated by the Kensington Warrant Agreement, with each warrant exercisable for one Kensington Class A Ordinary Shares at an exercise price of $11.50.
“Proposed Bylaws” means the proposed bylaws of New Amprius to be adopted in connection with the Domestication, the form of which is attached to this proxy statement/prospectus as Annex C.
“Proposed Certificate of Incorporation” means the proposed certificate of incorporation of New Amprius, which will be adopted and effective in connection with the Domestication, the form of which is attached to this proxy statement/prospectus as Annex B.
“Proposed Governing Documents” means the Proposed Certificate of Incorporation and the Proposed Bylaws.
“Proposed Transactions” means the Business Combination and other proposed transactions contemplated by the Business Combination Agreement.

“prospectus” means the prospectus included in the Registration Statement on
Form S-4
(Registration No. 333-265740) filed with the SEC by Kensington.
“Public Shares” means Kensington Class A Ordinary Shares issued as part of the Kensington Units sold in the IPO.
“Public Shareholders” means the holders of Kensington Class A Ordinary Shares.
“Public Warrants” means the Kensington Class 1 Warrants and Kensington Class 2 Warrants.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Sponsor” means Kensington Capital Sponsor IV LLC, a Delaware limited liability company.
“Sponsor Shares” means the 9,857,142 Kensington Class B Ordinary Shares purchased by the Sponsor in a private placement prior to the IPO, after giving effect to a share issue prior to the IPO.
“Sponsor Support Agreement” means the Sponsor Support Agreement, dated May 11, 2022, among Kensington, the Sponsor and Amprius.
“Stockholder Support Agreement” means, the Stockholder Support Agreement, dated May 11, 2022, between Kensington and Amprius, Inc.
“Surviving Corporation” means the entity surviving the Merger as a wholly owned subsidiary of New Amprius.
“Trust Account” means the trust account that holds a portion of the proceeds of the IPO and the concurrent sale of the Private Warrants.
“Working Capital Loans” means the working capital loans that Kensington incurred or may incur that may be converted at the option of the lender into warrants, with identical terms as the Private Warrants, each exercisable for one Kensington Class A Ordinary Share at a price of $0.50 per warrant.
Unless otherwise specified, the voting and economic interests of Kensington shareholders set forth in this proxy statement/prospectus assume the following:

•	no Public Shareholders elect to have their Public Shares redeemed;

•
at Closing, 65,881,956 shares of New Amprius Common Stock are issued to existing holders of Amprius Common Stock and the Amprius Options convert into options to purchase an aggregate of 14,117,990 shares of New Amprius Common Stock;

•	none of Kensington Initial Shareholders or the existing holders of Amprius Common Stock purchase any additional Kensington Units, Kensington Warrants or Kensington Ordinary Shares in the open market;

•	our Sponsor converts $200,000 of working capital loans that it has made to Kensington into an additional 400,000 warrants on the same terms as the Private Warrants;

•	no shares of New Amprius Common Stock or PIPE Warrants are issued to the PIPE Investors;

•	that there are no other issuances of equity interests of Kensington or Amprius prior to or in connection with the Closing; and

•	that there are no issuances or exercises of Amprius Options prior to or in connection with the Closing.

Based on the assumptions set forth above, the “Exchange Ratio” under the Business Combination Agreement would be calculated as the quotient obtained by dividing (i) 80,000,000, by (ii) approximately 54,860,869 shares of Amprius Common Stock outstanding immediately prior to the Closing, expressed on a fully-diluted and as converted to Amprius Common Stock basis, and would accordingly be approximately 1.45823. If the actual facts differ from the assumptions set forth above, the resulting Exchange Ratio will be different.
Further, unless otherwise specified, the voting and economic interests of Kensington shareholders set forth in this proxy statement/prospectus do not take into account the Kensington Warrants, which will remain outstanding following the Business Combination and may be exercised at a later date.
Certain sections in this proxy statement/prospectus refer to a “maximum redemption” scenario. Unless otherwise specified, that scenario assumes for illustrative purposes that 3,025,611 Kensington Class A Ordinary Shares are redeemed in connection with the Closing, resulting in an aggregate payment of approximately $30.3 million from the Trust Account. For more information, see the section entitled “
Unaudited Pro Forma Condensed Combined Financial Information
.”

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION
The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the extraordinary general meeting of shareholders, including with respect to the proposed Business Combination. The following questions and answers may not include all the information that is important to Kensington shareholders. Shareholders are urged to read carefully this entire proxy statement/prospectus, including the financial statements and annexes attached hereto and the other documents referred to herein.
Questions and Answers About the Extraordinary General Meeting of Kensington’s Shareholders and the Related Proposals

Q.	Why am I receiving this proxy statement/prospectus?

A.
Kensington has entered into the Business Combination Agreement with Amprius and Merger Sub pursuant to which Merger Sub will be merged with and into Amprius, with Amprius surviving the Merger as a wholly owned subsidiary of Kensington. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A. At the Closing, as a result of the Business Combination, each outstanding share of Amprius Common Stock will be cancelled and automatically converted into the right to receive a number of shares of New Amprius Common Stock, determined by reference to an “Exchange Ratio,” as calculated in accordance with the Business Combination Agreement. See the section entitled “
Proposal No. 1—The Business Combination Proposal
” for further information.

Kensington will change its jurisdiction of incorporation by way of continuation under the laws of the Cayman Islands, including deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. See the section entitled “
Proposal No. 2—The Domestication Proposal
” for further information.
The provisions of the Proposed Governing Documents will differ materially from the terms of the Existing Governing Documents. See the section entitled “
The Governing Documents Proposals
” for further information.
Kensington shareholders are being asked to vote upon the Business Combination Proposal, the Domestication Proposal, the Governing Documents Proposals, the Equity Incentive Plan Proposal, the NYSE Proposal and the Employee Stock Purchase Plan Proposal to approve the Business Combination and the related transactions.
This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the proposals to be acted upon at the extraordinary general meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety. This document also constitutes a prospectus of Kensington with respect to the securities issuable in connection with the Business Combination.

Q.	What matters will shareholders consider at the extraordinary general meeting?

A.	At the Kensington extraordinary general meeting of shareholders, Kensington will ask its shareholders to vote in favor of the following proposals (the “Kensington Proposals”):

1.
Proposal No. 1—The Business Combination Proposal—to approve by ordinary resolution and adopt the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A. The Business Combination Agreement provides for, among other things, the Merger, with Amprius surviving the Merger as a wholly owned subsidiary of Kensington, in accordance with the terms and subject to the Conditions of the Business Combination Agreement as more fully described elsewhere in this proxy statement/prospectus.

2.
Proposal No. 2—The Domestication Proposal—pursuant to the power contained in clause 6 of Kensington’s Memorandum of Association and in the manner required by Article 47 of Kensington’s Articles of Association, to approve by special resolution the Domestication.

3.
Proposal No. 3—The Charter Proposal—to approve by special resolution the Existing Governing Documents being amended and restated by the deletion in their entirety, and the substitution in their place of the Proposed Certificate of Incorporation, the form of which is attached to this proxy statement/prospectus as Annex B, including, without limitation, the authorization of the change in authorized share capital as indicated therein, the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the DGCL and the change of name to “Amprius Technologies, Inc.”

4.
Proposal No. 4—The Governance Proposals—to approve by special resolution the following proposals for approval on a non-binding
advisory basis, in accordance with the SEC guidance to give shareholders the opportunity to present their separate views on certain corporate governance provisions in the Proposed Governing Documents:

a.
Proposal No. 4(A)—a proposal to authorize the New Amprius Board to issue any or all shares of New Amprius Preferred Stock in one or more classes or series, with such terms and conditions as may be expressly determined by the New Amprius Board and as may be permitted by the DGCL;

b.
Proposal No. 4(B)—a proposal to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, unless New Amprius consents in writing to the selection of an alternative forum;

c.
Proposal No. 4(C)—a proposal to remove provisions in Kensington’s Existing Governing Documents related to our status as a blank check company that will no longer apply upon the consummation of the Business Combination; and

d.
Proposal No. 4(D)—a proposal to approve provisions providing that the affirmative vote of at least two-thirds
of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to adopt, amend, or repeal certain provisions of the Proposed Governing Documents.

5.	Proposal No. 5—The Equity Incentive Plan Proposal—to approve by ordinary resolution the Amprius Technologies, Inc. 2022 Equity Incentive Plan.

6.
Proposal No. 6—The NYSE Proposal—to approve by ordinary resolution for purposes of complying with the applicable provisions of the NYSE, the issuance of New Amprius Common Stock to the Amprius stockholders pursuant to the Business Combination Agreement.

7.	Proposal No. 7—The Employee Stock Purchase Plan Proposal—to approve by ordinary resolution the Amprius Technologies, Inc. 2022 Employee Stock Purchase Plan.

8.
Proposal No. 8—The Adjournment Proposal—to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting.

Q.	Are any of the proposals conditioned on one another?

A.
The Domestication Proposal, Business Combination Proposal, Charter Proposal, Equity Incentive Plan Proposal, NYSE Proposal and Employee Stock Purchase Plan Proposal (the “Condition Precedent Proposals”) are all conditioned on the approval of each of the other Condition Precedent Proposals. The Governance Proposals and Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. It is important for you to note that in the event the Business Combination Proposal is not approved, Kensington will not consummate the Business Combination.

Q.	What will happen upon the Closing?

A.
On the Closing Date, Merger Sub will merge into Amprius, whereupon Merger Sub will cease to exist and Amprius will continue as the Surviving Corporation. In addition, Kensington will change its name from

“Kensington Capital Acquisition Corp. IV” to “Amprius Technologies, Inc.” and Amprius will change its name to “Amprius Technologies Operating, Inc.” upon the Closing. The Merger will have the effects specified under Delaware law. As consideration for the Business Combination, each outstanding share of Amprius Common Stock that is outstanding immediately prior to the date and time of the filing of the certificate of merger with the Secretary of State of the State of Delaware or such later time as may be agreed by the parties and specified in such certificate of merger (the “Effective Time”) will be cancelled and automatically converted into the right to receive a number of shares of New Amprius Common Stock, and each Amprius Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into an option to purchase a number of shares of New Amprius Common Stock with the same vesting provisions as may be in effect at such time (such option, an “Exchanged Option”), determined in each case by reference to the “Exchange Ratio.” In addition, automatically upon the Domestication, the component parts of the Kensington Original Units and the Kensington New Units will convert to New Amprius securities, with the Kensington Class A Ordinary Shares becoming shares of New Amprius Common Stock and the Kensington Class 1 Warrants and the Kensington Class 2 Warrants both becoming New Amprius Public Warrants. Each Kensington Class A Ordinary Share and Kensington Class B Ordinary Share outstanding will be converted into a share of New Amprius Common Stock on a one-for-one basis. Each Kensington Warrant that is outstanding at the time of the Domestication and exercisable for one Kensington Class A Ordinary Share will be converted into a warrant exercisable for one share of New Amprius Common Stock pursuant to the Kensington Warrant Agreement.

Q.	What will holders of Amprius Options receive in connection with the Business Combination?

A.
At the Effective Time, each Amprius Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into an Exchanged Option to purchase a number of shares of New Amprius Common Stock with the same vesting provisions as may be in effect at such time equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Amprius Common Stock subject to the Amprius Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Amprius Option immediately prior to the Effective Time divided by (B) the Exchange Ratio.

Q.	Why is Kensington proposing the Business Combination Proposal?

A.
Kensington was organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Kensington is not limited to any particular industry or sector, but intended to focus in the global automotive and automotive-related sector.

Kensington received $238,000,000 from its IPO (including proceeds from the exercise in full by the underwriters of their over-allotment option) and sale of the Private Warrants, $230,000,000 of which was placed into the Trust Account immediately following the IPO. In accordance with the Existing Governing Documents, the funds held in the Trust Account will be released upon the Closing. See the question entitled “
What happens to the funds held in the Trust Account upon Closing?
”
There currently are 32,857,142 Kensington Ordinary Shares outstanding, consisting of 23,000,000 Kensington Class A Ordinary Shares and 9,857,142 Sponsor Shares. In addition, there currently are 62,000,000 Kensington Warrants outstanding, consisting of 46,000,000 Public Warrants and 16,000,000 Private Warrants. Each Kensington Warrant entitles the holder thereof to purchase one Kensington Class A Ordinary Share at a price of $11.50 per share. The Kensington Warrants will become exercisable 30 days after the Closing, and will (except that any Kensington Class 2 Warrants attached to shares that are redeemed in connection with the Business Combination will expire upon redemption of such shares) expire at 5:00 p.m., New York City time, five years after the Closing or earlier upon redemption or liquidation. The Private Warrants, however, are non-redeemable.

Under the Existing Governing Documents, Kensington must generally provide the holders of Public Shares with the opportunity to have their Public Shares redeemed upon the consummation of Kensington’s initial business combination in conjunction with a shareholder vote.

Q.	Who is Amprius?

A.
Amprius has developed and, since 2018, been in commercial production of an ultra-high energy density lithium-ion
battery for mobility applications leveraging a disruptive silicon nanowire anode. Amprius’ silicon nanowire anode technology enables batteries with higher energy density, higher power density, and extreme fast charging capabilities over a wide range of operating temperatures, which results in its batteries providing superior performance compared to conventional graphite lithium-ion
batteries. Today, Amprius’ batteries are primarily used for existing and emerging aviation applications.

Amprius currently manufactures the batteries on
kWh-scale
production lines at its headquarters in Fremont, California, where demand for its batteries exceeds its manufacturing capacity. Amprius is working to meet the expected demand in several rapidly growing addressable markets by designing and building a large scale production facility that can manufacture at GWh+ scale. For more information, see the section entitled “
Information About Amprius
.”

Q.	What equity stake will current Kensington shareholders, PIPE Investors and Amprius stockholders have in New Amprius after the Closing?

A.
It is anticipated that, upon the Closing, based on the assumptions described in “
Frequently Used Terms
,” there will be approximately 98,739,098 shares of New Amprius Common Stock outstanding and approximately 112,857,088 shares of New Amprius Common Stock if all the options that relate to the Amprius Options are exercised, and the ownership of New Amprius will be as follows:

•
current holders of Amprius Common Stock will own 65,881,956 shares of New Amprius Common Stock, representing approximately 66.7% of the total shares then outstanding (and, assuming exercise of all of the options that relate to the Amprius Options that will be assumed by New Amprius at Closing, current holders of Amprius Common Stock will own 79,999,946 shares of New Amprius Common Stock, which will represent approximately 70.9% of the total shares then outstanding);

•
to date, Kensington has not yet received any PIPE commitments. In the event the PIPE Investors purchase the currently expected maximum amount of 20 million PIPE Units (of which the Sponsor or its members, including Kensington’s officers, directors or affiliates, intend to purchase an aggregate of approximately 500,000 PIPE Units in the PIPE in the event Kensington receives commitments from other PIPE Investors), upon consummation of the Business Combination, they would own 16.8% of the New Amprius Common Stock (excluding shares they did not purchase in the PIPE), current holders of Amprius Common Stock would own 55.5% of the New Amprius Common Stock, other than with respect to Public Shares owned by the Sponsor, the Public Shareholders would own 16.6% of the New Amprius Common Stock and the Sponsor or its members, including Kensington’s officers, directors or affiliates, would own 11.1% of the New Amprius Common Stock (before giving effect to any PIPE Units purchased by such people; assuming they purchase 500,000 PIPE Units, such people would own 11.5% of the New Amprius Common Stock);

•
other than with respect to Public Shares owned by the Sponsor (as discussed below), the Public Shareholders will own 19,732,500 shares of New Amprius Common Stock, representing approximately 20.0% of the total shares then outstanding (and, assuming exercise of all of the options that relate to the Amprius Options that will be assumed by New Amprius at Closing, Public Shareholders will own 19,732,500 shares of New Amprius Common Stock, which will represent approximately 17.5% of the total shares then outstanding); and

•	the holder of Sponsor Shares will own 13,124,642 shares of New Amprius Common Stock, which consists of 9,857,142 Sponsor Shares and 3,267,500 Public Shares included in the Kensington Original

Units, representing approximately 13.3% of the total shares then outstanding (and, assuming exercise of all of the options that relate to the Amprius Options that will be assumed by New Amprius at Closing, the holder of Sponsor Shares will own 13,124,642 shares of New Amprius Common Stock, which will represent approximately 11.6% of the total shares then outstanding).

If any of the Public Shareholders exercise their redemption rights, the percentage of New Amprius Common Stock held by the Public Shareholders will decrease and the percentage of New Amprius Common Stock held by the Sponsor will increase, in each case relative to the percentage held if none of the Public Shares are redeemed. If any of the Public Shareholders redeem their Public Shares at Closing in accordance with the Existing Governing Documents, but continue to hold Public Warrants after the Closing, the aggregate value of the Public Warrants that may be retained by them, based on the closing price of the Public Warrants of $0.30 on the NYSE on August 17, 2022, would be $13,800,000, regardless of the amount of redemptions by the Public Shareholders (provided that any Kensington Class 2 Warrants attached to shares that are redeemed in connection with the Business Combination will expire upon redemption of such shares). Upon the issuance of New Amprius Common Stock in connection with the Business Combination, the percentage ownership of New Amprius by Public Shareholders who do not redeem their Public Shares will be diluted. Public Shareholders that do not redeem their Public Shares in connection with the Business Combination will experience further dilution upon the exercise of Public Warrants that are retained after the Closing by redeeming Public Shareholders. The percentage of the total number of outstanding shares of New Amprius Common Stock that will be owned by Public Shareholders as a group will vary based on the number of Public Shares for which the holders thereof request redemption in connection with the Business Combination. The following table illustrates varying beneficial ownership levels in New Amprius, as well as possible sources and extents of dilution for non-redeeming
Public Shareholders, assuming no redemptions by Public Shareholders, redemption of 25% of the maximum number of outstanding Public Shares that may be redeemed at Closing assuming fulfillment of contractual obligations not to redeem (the “Maximum Redemption”), redemption of 50% of the Maximum Redemption, redemption of 75% of the Maximum Redemption, redemption of 3,025,611 Public Shares in connection with the Business Combination (representing the Maximum Redemption) and redemption of 19,732,500 Public Shares (the “Full Redemption”) in connection with the Business Combination (representing the scenario where all of Kensington’s Public Shareholders, except for Sponsor, redeem their available shares).

	Share Ownership of New Amprius at Various Redemption Levels (1)
	No Redemptions		25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption		Full Redemption
	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%
Kensington’s Public Shareholders	19,732,500	17.5%	18,976,097	16.9%	18,219,695	16.4%	17,463,292	15.8%	16,706,889	15.2%	—	—
Kensington Initial Shareholders (2)	13,124,642	11.6%	13,124,642	11.7%	13,124,642	11.8%	13,124,642	11.9%	13,124,642	12.0%	13,124,642	14.1%
Amprius stockholders (3)	79,999,946	70.9%	79,999,946	71.4%	79,999,946	71.8%	79,999,946	72.3%	79,999,946	72.8%	79,999,946	85.9%
PIPE Investors (4)	—	—	—	—	—	—	—	—	—	—	—	—

Total	112,857,088	100.0%	112,100,685	100.0%	111,344,283	100.0%	110,587,880	100.0%	109,831,477	100.0%	93,124,588	100.0%

(1)
Does not include 23,000,000 Kensington Class 1 Warrants, 23,000,000 Kensington Class 2 Warrants, 16,000,000 Private Warrants or 400,000 warrants to be issued in respect of the Working Capital Loans. Assuming no redemptions, the Public Warrants represent 26.2%, and the Private Warrants (including the warrants to be issued in respect of the Working Capital Loans) represent 9.4%, of the total 175,257,088 shares of New Amprius Common Stock outstanding on a fully-diluted basis. Assuming the Maximum Redemption, the Public Warrants represent 25.4%, and the Private Warrants (including the warrants to be issued in respect of the Working Capital Loans) represent 9.7% of the total 169,205,866 shares of New Amprius Common Stock outstanding on a fully-diluted basis. Assuming the Full Redemption, the Public Warrants represent 19.3%, and the Private Warrants (including the warrants to be issued in respect of the Working Capital Loans) represent 12.1% of the total 135,792,088 shares of New Amprius Common Stock outstanding on a fully-diluted basis.

(2)	Includes 3,267,500 Public Shares included in the Kensington Original Units purchased by the Sponsor in the IPO.
(3)
Amprius stockholders are expected to receive options to purchase an aggregate of 14,117,990 shares in respect of the Amprius Options, certain of which are subject to future exercise, service conditions, or a combination thereof.

(4)
Kensington has currently not received any commitments from any PIPE Investors. In the event the PIPE Investors purchase the currently expected maximum amount of 20 million PIPE Units (of which the Sponsor or its members, including Kensington’s officers, directors or affiliates, intend to purchase an aggregate of approximately 500,000 PIPE Units in the PIPE in the event Kensington receives commitments from other PIPE Investors), upon consummation of the Business Combination, they would own 16.8% of the New Amprius Common Stock (excluding shares they did not purchase in the PIPE), current holders of Amprius Common Stock would own 55.5% of the New Amprius Common Stock, other than with respect to Public Shares owned by the Sponsor, the Public Shareholders would own 16.6% of the New Amprius Common Stock and the Sponsor or its members, including Kensington’s officers, directors or affiliates, would own 11.1% of the New Amprius Common Stock (before giving effect to any PIPE Units purchased by such people; assuming they purchase 500,000 PIPE Units, such people would own 11.5% of the New Amprius Common Stock).

Q.	Is an Equity Financing contemplated in connection with the Business Combination?

A.
Kensington is soliciting the PIPE Investors to enter into subscription agreements (“PIPE Subscription Agreements”) pursuant to which such PIPE Investors would purchase in a private placement up to 20 million PIPE Units at a price of $10.00 per PIPE Unit. Each PIPE Unit is expected to consist of (i) one share of New Amprius Common Stock, and (ii) one PIPE Warrant, entitling the holders to purchase one share of New Amprius Common Stock. The PIPE Warrants would be substantially identical to the New Amprius Public Warrants, except that the exercise price of each PIPE Warrant would be $12.50 per share (instead of $11.50 per share, which is the exercise price for the New Amprius Public Warrants) and the average sales price of New Amprius Common Stock would need to exceed $20.00 per share (instead of $18.00 per share for the New Amprius Public Warrants) in order for New Amprius to be able to redeem the PIPE Warrants. The PIPE Warrants will also not be listed on any securities exchange. To the extent New Amprius receives any amounts pursuant to the PIPE Subscription Agreements, any such amounts will correspondingly offset redemptions of Kensington Class A Ordinary Shares in connection with the Business Combination and such amounts may be used by Kensington to satisfy such portion of the Minimum Cash Condition (defined below). The PIPE Investors are expected to receive certain registration rights with respect to the shares of New Amprius Common Stock and the shares of New Amprius Common Stock underlying the PIPE Warrants. To date, Kensington has not received any commitments from any PIPE Investors. See “
Risk Factors—Risks Related to Amprius—Risks Related to Our Business and Industry—We may require additional capital to support business growth, and this capital might not be available on commercially reasonable terms or at all.
”

Q.	What is the value of the Sponsor’s equity stake to be received in connection with the Business Combination and related financing transactions?

A.
The following table sets forth the amount of consideration received or to be received by (1) the Sponsor and its affiliates, (2) the holders of Public Shares, (3) the holders of Public Warrants, and (4) the holders of Amprius common stock in connection with the Business Combination and any related financing transaction, in each case, assuming no exercise of the options that relate to the Amprius Options:

Name	Consideration	Voting Power (no redemptions)	Voting Power (maximum redemptions)		Voting Power (full redemptions)	Value
Kensington Capital Sponsor IV LLC	9,857,142 Sponsor Shares	10.0%	10.3%		12.5%	$92,952,849.06	(1)(2)
Kensington Capital Sponsor IV LLC	16,000,000 Private Warrants	—	—		—	$4,800,000	(2)(3)
Kensington Capital Sponsor IV LLC	3,267,500 Kensington Original Units	3.3%	3.4%		4.1%	$32,740,350	(2)(4)
Justin Mirro	$100,000 of Working Capital Loans	—	—		—	$60,000	(5)
Daniel Huber	$100,000 of Working Capital Loans	—	—		—	$60,000	(5)
DEHC LLC	Amounts due under agreement	—	—		—	$260,000	(6)
Public Shareholders	19,732,500 shares of New Amprius Common Stock (7)	20.0%	17.5	% (8)	—	$186,077,475	(9)
Public Warrant holders	39,465,000 Public Warrants (10)	—	—		—	$11,839,500	(10)
Holders of Amprius common stock	65,881,956 shares of New Amprius Common Stock	66.7%	68.8%		83.4%	$621,266,845.08	(9)
PIPE Investors	no shares of New Amprius Common Stock or PIPE Warrants (11)	—	—		—	$—	(9)

(1)
The value of the Sponsor Shares is based on the difference between the closing price of the Kensington New Units (each Kensington New Unit consisting of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant) minus the closing price of the Public Warrants on the NYSE on August 17, 2022.

(2)
Justin Mirro, Kensington’s Chief Executive Officer and Chairman, is the managing member of the managing member of the Sponsor. Consequently, he may be deemed the beneficial owner of the Sponsor Shares and to have voting and dispositive control over such securities. Mr. Mirro disclaims beneficial ownership of any securities other than to the extent he may have a pecuniary interest therein, either directly or indirectly. Each of Kensington’s other officers and directors are non-managing members of the Sponsor and has an indirect pecuniary interest in Kensington Class A Ordinary Shares and Kensington Class B Ordinary Shares through his or her interests in the Sponsor.

(3)	The value of the Private Warrants is based on the closing price of the Public Warrants on the NYSE on August 17, 2022.
(4)	The value of the Kensington Original Units is based on the closing price of the Kensington Original Units on the NYSE on August 17, 2022.
(5)
These Working Capital Loans convert into 200,000 warrants with the same terms as the Private Warrants. The value of these warrants is based on the closing price of the Public Warrants on the NYSE on August 17, 2022.

(6)
DEHC LLC (“DEHC”) is an affiliate of Daniel Huber, Kensington’s Chief Financial Officer. Upon the Closing, any portion of an aggregate of $360,000 that has not yet been paid to DEHC under its agreement with Kensington will be due and payable. The amount in the table represents the amount that had not been paid to DEHC at July 31, 2022.

(7)	Does not include the 3,267,500 Public Shares included in the Kensington Original Units purchased by the Sponsor in the IPO, which are set forth above.
(8)	The number of Public Shares held by the Public Shareholders assuming maximum redemptions is 16,706,889.
(9)
The value of the New Amprius Common Stock is based on the difference between the closing price of the Kensington New Units (each Kensington New Unit consisting of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant) minus the closing price of the Public Warrants on the NYSE on August 17, 2022.

(10)
Excludes 6,535,000 Public Warrants included in the Kensington Original Units purchased by the Sponsor in the IPO. The value of the Public Warrants is based on the closing price of the Public Warrants on the NYSE on August 17, 2022.

(11)
Kensington has currently not received any commitments from any PIPE Investors. In the event the PIPE Investors purchase the currently expected maximum amount of 20 million PIPE Units (of which the Sponsor or its members, including Kensington’s officers, directors or affiliates, intend to purchase an aggregate of approximately 500,000 PIPE Units in the PIPE in the event Kensington receives commitments from other PIPE Investors), upon consummation of the Business Combination, they would own 16.8% of the New Amprius Common Stock (excluding shares they did not purchase in the PIPE), current holders of Amprius common stock would own 55.5% of the New Amprius Common Stock, other than with respect to Public Shares owned by the Sponsor, the Public Shareholders would own 16.6% of the New Amprius Common Stock and the Sponsor or its members, including Kensington’s officers, directors or affiliates, would own 11.1% of the New Amprius Common Stock (before giving effect to any PIPE Units purchased by such people; assuming they purchase 500,000 PIPE Units, such people would own 11.5% of the New Amprius Common Stock).

Q.	Who will be the officers and directors of Kensington if the Business Combination is consummated?

A.
The Business Combination Agreement provides that, immediately following the Closing, the New Amprius Board shall consist of Donald R. Dixon as Chair, one member to be selected by Kensington, who will be Justin Mirro, and additional members to be selected by Amprius, who are expected to be Dr. Kang Sun, Dr. Steven Chu and Dr. Wen Hsieh.

Immediately following the Closing, we expect that the following will be the executive officers of New Amprius: Dr. Kang Sun, as Chief Executive Officer; Sandra Wallach, as Chief Financial Officer; Jonathan Bornstein, as Chief Operating Officer; and Dr. Ionel Stefan, as Chief Technology Officer. See the section entitled “
Management After the Business Combination.
”

Q.	What conditions must be satisfied to complete the Business Combination?

A.
There are a number of closing conditions in the Business Combination Agreement, including that Kensington’s shareholders have approved and adopted the Business Combination Agreement and that the Kensington Cash Amount (as defined below) is at least $200 million. For a summary of the conditions that must be satisfied or waived prior to the Closing, see the section entitled “
The Business Combination Agreement—Conditions to Closing
.”

Q.	How do the Public Warrants differ from the Private Warrants and what are the related risks to any holders of Public Warrants following the Business Combination?

A.
The Private Warrants (including the New Amprius Common Stock issuable upon exercise of such warrants) will not be transferable or saleable until 30 days after the completion of the Business Combination (except that, among other limited exceptions made to our officers and directors and other persons or entities affiliated with or related to the Sponsor, each of which will be subject to the same transfer restrictions). The holders of the Private Warrants have the option to exercise the Private Warrants on a cashless basis and the Sponsor and its permitted transferees will also have certain registration rights related to the Private Warrants (including the shares of New Amprius Common Stock issuable upon exercise of the Private Warrants), as described in the section entitled “
Description of Securities After the Business Combination—Warrants—Private Warrants
”. In addition, none of the Private Warrants will be redeemable by us. Otherwise, the Private Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period.

Once the Public Warrants become exercisable, New Amprius may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sale price of the New Amprius Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and as described in the section entitled “
Description of Securities After the Business Combination
—
Warrants—Public Warrants
”) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

New Amprius may not redeem the Public Warrants unless a registration statement under the Securities Act covering the issuance of the shares of New Amprius Common Stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of New Amprius Common Stock is available throughout the 30-day redemption period, except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Public Warrants become redeemable by New Amprius, New Amprius may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, New Amprius may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.
New Amprius may only redeem the Public Warrants upon a minimum of 30 days’ prior written notice of redemption to each registered holder of the Public Warrants to be redeemed pursuant to the terms of the Kensington Warrant Agreement. With respect to any Public Warrants held in “street name,” New Amprius will also give notice of such redemption in accordance with the applicable notice procedures of The Depository Trust Company.
Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, Kensington expects would be substantially less than the market value of your Public Warrants.
In the second quarter of 2022, trading prices for the Public Warrants have not risen above the $18.00 per share threshold for New Amprius Common Stock on any single trading day.

Q.	What happens if I sell my Kensington Ordinary Shares before the extraordinary general meeting of shareholders?

A.
The record date for the extraordinary general meeting of shareholders is earlier than the expected Closing Date. If you transfer your Kensington Ordinary Shares after the record date, but before the extraordinary general meeting of shareholders, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the extraordinary general meeting of shareholders. However, you will not be entitled to receive any shares of New Amprius Common Stock following the Closing because only Kensington’s shareholders and Amprius’ stockholders on the date of the Closing will be entitled to receive shares of New Amprius Common Stock in connection with the Closing.

Q.	What vote is required to approve the proposals presented at the extraordinary general meeting of shareholders?

A.	The following votes are required for each proposal at the extraordinary general meeting:

•
Business Combination Proposal: The approval of the Business Combination Proposal requires an ordinary resolution under the Companies Act, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

•
Domestication Proposal: The approval of the Domestication Proposal requires a special resolution under the Companies Act, being the affirmative vote of holders of at least two-thirds
of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

•
Charter Proposal: The approval of the Charter Proposal requires a special resolution under the Companies Act, being the affirmative vote of holders of at least two-thirds
of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

•
Governance Proposals: The approval of each of the Governance Proposals requires a special resolution under the Companies Act, being the affirmative vote of holders of at least two-thirds
of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

•
Equity Incentive Plan Proposal: The approval of the Equity Incentive Plan Proposal requires an ordinary resolution under the Companies Act, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

•
NYSE Proposal: The approval of the NYSE Proposal requires an ordinary resolution under the Companies Act, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

•
Employee Stock Purchase Plan Proposal: The approval of the Employee Stock Purchase Plan Proposal requires an ordinary resolution under the Companies Act, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

•
Adjournment Proposal: The approval of the Adjournment Proposal requires an ordinary resolution under the Companies Act, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the extraordinary general meeting in person or virtually, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting and will not be voted. An abstention or broker non-vote

will be counted towards the quorum requirement but will not count as a vote cast at the extraordinary general meeting. Our Sponsor, officers, directors and independent directors have agreed to vote any Kensington Ordinary Shares held by them in favor of the Business Combination. Kensington expects that the Sponsor, officers, directors and independent directors (and their permitted transferees) will own approximately 39.9% of the outstanding Kensington Ordinary Shares at the time of any such shareholder vote.

The Condition Precedent Proposals are all conditioned on the approval and adoption of each of the other Condition Precedent Proposals. The Governance Proposals and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. It is important for you to note that in the event the Business Combination Proposal is not approved, Kensington will not consummate the Business Combination.
Our Sponsor, officers and directors have agreed to vote any Sponsor Shares and any Public Shares held by them in favor of the Business Combination. Assuming such shares are all voted in favor of all of the above proposals, Kensington would need: (i) 3,303,930, or 10.1% (assuming all outstanding shares are voted), or no shares (assuming only the minimum number of shares representing a quorum are voted), of the other Public Shares to be voted in favor of an ordinary resolution to have such ordinary resolution approved and (ii) 8,780,120, or 26.7% (assuming all outstanding shares are voted), or no shares (assuming only the minimum number of shares representing a quorum are voted), of the other Public Shares to be voted in favor of a special resolution to have such special resolution approved. The Kensington Initial Shareholders own shares representing approximately 39.9% of the outstanding Kensington Ordinary Shares.

Q.
What are the material differences, if any, in the terms and price of securities issued at the time of the IPO as compared to the securities that will be issued as part of the PIPE at the Closing? Will Sponsor or any of its directors, officers or affiliates participate in the PIPE?

A.
Kensington issued the Kensington Original Units in the IPO at an offering price of $10.00 per Kensington Original Unit, with each Kensington Original Unit consisting of one Kensington Class A Ordinary Share, one Kensington Class 1 Warrant and one Kensington Class 2 Warrant. In connection with the Closing, the PIPE Investors will purchase PIPE Units at $10.00 per share as part of the PIPE, consisting of one share of New Amprius Common Stock and one PIPE Warrant. The exercise price of each PIPE Warrant would be $12.50 per share (instead of $11.50 per share, which is the exercise price for the New Amprius Public Warrants) and the average sales price of New Amprius Common Stock would need to exceed $20.00 per share (instead of $18.00 per share for the New Amprius Public Warrants) in order for New Amprius to be able to redeem the PIPE Warrants. The PIPE Warrants, unlike the New Amprius Public Warrants, will not be listed on any securities exchange. The PIPE Investors are expected to receive certain registration rights with respect to the shares of New Amprius Common Stock and the shares of New Amprius Common Stock underlying the PIPE Warrants. In the event Kensington receives commitments from other PIPE Investors to purchase PIPE Units in the PIPE, the Sponsor and/or its members, including Kensington’s officers, directors and affiliates, intend to invest an aggregate of approximately $5,000,000 in the PIPE. To date, Kensington has not received any commitments from any PIPE Investors.

Q.	Have any Amprius stockholders entered into agreements with Kensington to vote in favor of the Business Combination?

A.
Yes. Concurrently with the execution of the Business Combination Agreement, Kensington and Amprius, Inc. entered into the Stockholder Support Agreement pursuant to which, among other things, Amprius, Inc. agreed to vote all of its shares of Amprius Common Stock in favor of the approval and adoption of the Proposed Transactions within 24 hours after Amprius requests it to do so, provided that Amprius may not make such request until the Registration Statement on Form
S-4
is declared effective by the SEC. Additionally, Amprius, Inc. has agreed not to (a) transfer any of its shares of Amprius Common Stock (or enter into any arrangement with respect thereto) or (b) enter into any voting arrangement that is inconsistent with the Stockholder Support Agreement. The Stockholder Support Agreement terminates on the occurrence of certain events, including the termination of the Business Combination Agreement in accordance with its terms or certain amendments or modifications to the terms of the Business Combination Agreement. Amprius, Inc. has a sufficient number of votes to approve the Business Combination and other transactions that require the approval of Amprius’ stockholders.
As of August 1, 2022, Amprius, Inc. held approximately 99.6% of the Amprius Common Stock then outstanding, which represents a sufficient number of votes for Amprius’ stockholders to approve the Business Combination.
For further information, please see the section entitled “
Certain Agreements Related to the Business Combination—Stockholder Support Agreement
.”

Q.	If the Business Combination Agreement is terminated, will Amprius be required to pay a termination fee to Kensington?
No, Amprius will not be required to pay a termination fee to Kensington if the Business Combination Agreement is terminated.

Q.	May Kensington or Kensington’s directors, officers or advisors, or their affiliates, purchase shares in connection with the Business Combination?

A.
In connection with the shareholder vote to approve the proposed Business Combination, the Sponsor and Kensington’s directors, officers, advisors or their affiliates may privately negotiate transactions to purchase shares or warrants or a combination thereof prior to the Closing from shareholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account without the prior written consent of Amprius. None of the Sponsor, directors, officers or advisors, or their respective affiliates, will make any such purchases when they are in possession of any material non-public
information not disclosed to the seller of such shares. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise his, her or its redemption rights. In the event that the Sponsor, directors, officers or advisors, or their affiliates, purchase shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account. The purpose of these purchases would be to increase the amount of cash available to Kensington for use in the Business Combination.

Q.	How many votes do I have at the extraordinary general meeting of shareholders?

A.
Kensington’s shareholders are entitled to one vote at the extraordinary general meeting for each Kensington Ordinary Share held of record as of the record date. As of the close of business on the record date, there were 32,857,142 outstanding Kensington Ordinary Shares.

Q.	What interests do Kensington’s current officers and directors have in the Business Combination?

A.
Kensington’s executive officers and directors may have interests in the Business Combination that are different from, in addition to or in conflict with, yours. These interests include, among other things:

•	the fact that the Sponsor and Kensington’s officers and directors have agreed not to redeem any shares in connection with a shareholder vote to approve a proposed initial business combination;

•
the beneficial ownership by the Sponsor of an aggregate of 9,857,142 Sponsor Shares and 16,000,000 Private Warrants, which shares and warrants would become worthless if Kensington does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares (this is in addition to the beneficial ownership by the Sponsor of 3,267,500 Kensington Original Units purchased in the IPO at $10.00 per unit). The Sponsor did not receive any consideration for the waiver. The Sponsor paid an aggregate of $25,000 for the Sponsor Shares and $8,000,000 for the Private Warrants. The Sponsor Shares have an aggregate market value of approximately $92,952,849.06, based on the difference between the closing price of the Kensington New Units (each Kensington New Unit consisting of one Kensington Class A Ordinary Share and one

Kensington Class 2 Warrant) of $9.73 on the NYSE on August 17, 2022, minus the closing price of the Public Warrants of $0.30 on the NYSE on August 17, 2022, resulting in a theoretical gain of $92,927,849.06. The Private Warrants have an aggregate market value of approximately $4,800,000, based on the closing price of the Public Warrants of $0.30 on the NYSE on August 17, 2022, resulting in a theoretical loss of $3,200,000;

•
Justin Mirro, Kensington’s Chief Executive Officer and Chairman is the managing member of the managing member of the Sponsor. Consequently, he may be deemed the beneficial owner of the 9,857,142 Sponsor Shares and 16,000,000 Private Warrants and to have voting and dispositive control over such securities (this is in addition to the beneficial ownership of 3,267,500 Kensington Original Units purchased by the Sponsor in the IPO). Mr. Mirro disclaims beneficial ownership of any securities other than to the extent he may have a pecuniary interest therein, directly or indirectly;

•
the fact that each of Kensington’s other officers and directors are non-managing
members of the Sponsor and has an indirect pecuniary interest in Kensington Class A Ordinary Shares and Kensington Class B Ordinary Shares through his or her interests in the Sponsor;

•
the Sponsor agreed to loan Kensington an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note, dated March 24, 2021, that was later amended on November 16, 2021 (the “Note”). This loan was non-interest
bearing and payable upon the completion of the IPO; provided that amounts due under the Note were, at the option of the Sponsor, convertible into Working Capital Loans. Kensington borrowed $200,000 under the Note and the Sponsor elected to convert the Note into a Working Capital Loan on March 4, 2022;

•
as of June 30, 2022, the Sponsor has made working capital loans of $200,000 to Kensington (the “Working Capital Loans”). Such Working Capital Loans may be repaid out of the proceeds of the Trust Account released to Kensington or converted into warrants of the post-Business Combination entity at a price of $0.50 per warrant, such warrants to be identical to the Private Warrants. The Sponsor has informed Kensington of the following: that the Sponsor intends to convert the loan into 400,000 warrants on the same terms as the Private Warrants (as contemplated by the warrant agreement pursuant to which the Private Warrants were issued) at the same time the Business Combination is completed and for such warrants to be issued equally to Justin Mirro, Kensington’s Chief Executive Officer and Chairman, and Daniel Huber, Kensington’s Chief Financial Officer, who had each advanced one-half
of such amount to the Sponsor in order for the loan to be made. Such warrants have an aggregate market value of approximately $120,000 based on the closing price of the Public Warrants of $0.30 on the NYSE on August 17, 2022;

•
the Sponsor and Kensington’s directors and officers and their respective affiliates will not receive reimbursement for any out-of-pocket
expenses incurred by them on Kensington’s behalf incident to identifying, investigating and completing a business combination to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless a business combination is consummated. As of July 31, 2022, the Sponsor and Kensington’s directors and officers and their respective affiliates had incurred approximately $13,000 of such reimbursable out-of-pocket
expenses;

•	the anticipated continuation of Justin Mirro, Kensington’s Chairman and Chief Executive Officer, as a director of New Amprius following the Closing;

•
on March 1, 2022, Kensington agreed to pay DEHC LLC (“DEHC”), an affiliate of Daniel Huber, Kensington’s Chief Financial Officer, $20,000 per month for 18 months. Upon the Closing, any portion of the $360,000 that has not yet been paid, will accelerate and become due and payable. As of July 31, 2022, an aggregate of $260,000 had not yet been paid pursuant to this agreement;

•
the fact that in the event Kensington receives commitments from other PIPE Investors to purchase PIPE Units in the PIPE, the Sponsor and/or its members, including Kensington’s officers, directors and affiliates, intend to invest an aggregate of approximately $5,000,000 in the PIPE;

•	the continued indemnification of current directors and officers of Kensington and the continuation of directors’ and officers’ liability insurance after the Business Combination; and

•	the fact that the Sponsor and its affiliates can earn a positive return on their investment, even if the Public Shareholders have a negative return on their investment in Amprius.
In addition to the 3,267,500 Kensington Original Units purchased by the Sponsor in the IPO at the public offering price, the Sponsor and its affiliates has invested in Kensington an aggregate of $8,225,000, comprised of the $25,000 purchase price for 9,857,142 Sponsor Shares, the $8,000,000 purchase price for the Private Warrants and a $200,000 loan to Kensington. The Sponsor has informed Kensington of the following: that the Sponsor intends to convert the loan into 400,000 warrants on the same terms as the Private Warrants (as contemplated by the warrant agreement pursuant to which the Private Warrants were issued) at the same time the Business Combination is completed and for such warrants to be issued equally to Justin Mirro, Kensington’s Chief Executive Officer and Chairman, and Daniel Huber, Kensington’s Chief Financial Officer, who had each advanced one-half of such amount to the Sponsor in order for the loan to be made. The existence of the differing, additional and/or conflicting interests described above may have influenced the decision of Kensington’s officers and directors to enter into the Business Combination Agreement and Kensington’s directors in making their recommendation that you vote in favor of the approval of the Business Combination. In particular, the existence of the interests described above may incentivize Kensington’s officers and directors to complete an initial business combination, even if on terms less favorable to Kensington’s Stockholders compared to liquidating Kensington, because, among other things, if Kensington is liquidated without completing an initial business combination, the Sponsor Shares would be worthless (which, if unrestricted and freely tradable, would be worth an aggregate of approximately $92,952,849.06 based on the difference between the closing price of the Kensington New Units (each Kensington New Unit consisting of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant) of $9.73 on the NYSE on August 17, 2022, minus the closing price of the Public Warrants of $0.30 on the NYSE on such date, resulting in a theoretical gain of $92,927,849.06). You should also read the section entitled “
Summary of the Proxy Statement
/Prospectus—The Business Combination—Interests of Kensington’s Directors and Officers in the Business Combination
.”

Q.	Why is Kensington proposing the Domestication?

A:
The Kensington Board believes that there are significant advantages to Kensington that will arise as a result of a change of Kensington’s domicile to Delaware. Further, the Kensington Board believes that any direct benefit that the DGCL provides to a corporation also indirectly benefits its stockholders, who are the owners of the corporation. The Kensington Board believes that there are several reasons why a reincorporation in Delaware is in the best interests of Kensington and its shareholders, including, (i) the prominence, predictability and flexibility of the DGCL, (ii) Delaware’s well-established principles of corporate governance and (iii) the increased ability for Delaware corporations to attract and retain qualified directors. Each of the foregoing are discussed in greater detail in the section entitled “
Proposal No. 2—The Domestication Proposal—Reasons for the Domestication
.”

To effect the Domestication, Kensington will make an application for deregistration by way of continuation with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and file a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Kensington will be domesticated and continue as a Delaware corporation.
The approval of the Domestication Proposal requires a special resolution under the Companies Act, being the affirmative vote of holders of at least two-thirds of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast on any proposal at the extraordinary general meeting, including the Domestication Proposal.

Q:	How will the Domestication affect my ordinary shares, warrants and units?

A:
As a result of and upon the effective time of the Domestication, the component parts of the Kensington Original Units and the Kensington New Units will convert to New Amprius securities, with the Kensington Class A Ordinary Shares becoming shares of New Amprius Common Stock and the Kensington Class 1 Warrants and the Kensington Class 2 Warrants both becoming New Amprius Public Warrants. Each Kensington Class A Ordinary Share and each Kensington Class B Ordinary Share, will be converted into one share of New Amprius Common Stock and each Kensington Warrant that is outstanding at the time of the Domestication and exercisable for one Kensington Class A Ordinary Share will be converted into a warrant exercisable for one share of New Amprius Common Stock pursuant to the Kensington Warrant Agreement. Additionally, the governing documents of New Amprius will be the Proposed Certificate of Incorporation and the Proposed Bylaws. See the section entitled “
Proposal No. 2—The Domestication Proposal
” for additional information.

Q:	What are the U.S. federal income tax consequences of the Domestication?

A:
As discussed more fully under “
Material U.S. Federal Income Tax Considerations of the Redemption and the Business Combination
,” the Domestication should constitute a reorganization within the meaning of Section 368(a)(l)(F) of the Code. However, due to the absence of direct guidance on the application of Section 368(a)(1)(F) of the Code to a statutory conversion of a corporation holding only investment-type assets, such as Kensington, this result is not entirely clear. If the Domestication so qualifies, U.S. Holders (as defined in “
Material U.S. Federal Income Tax Considerations of the Redemption and the Business Combination
”) generally should not recognize taxable gain or loss for U.S. federal income tax purposes on the Domestication. However, such U.S. holder will be subject to Section 367(b) of the Code and, as a result:

A U.S. Holder whose Kensington Class A Ordinary Shares have a fair market value of less than $50,000 on the date of the Domestication will not recognize any gain or loss with respect to its Kensington Class A Ordinary Shares and will not be required to include any part of Kensington’s earnings and profits in income;
A U.S. Holder who, on the date of the Domestication, owns (actually or constructively) 10% or more of the total combined voting power of all classes of Kensington stock entitled to vote or 10% or more of the total value of all classes of Kensington stock (a “U.S. Shareholder”) will generally be required to include in income as a deemed dividend the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367 of the Code) attributable to its Kensington Class A Ordinary Shares; and
A U.S. Holder whose Kensington Class A Ordinary Shares have a fair market value of $50,000 or more and who is not a U.S. Shareholder will generally recognize gain (but not loss) on the exchange of Kensington Class A Ordinary Shares for New Amprius Common Stock pursuant to the Domestication. As an alternative to recognizing gain, such U.S. Holder may file an election to include in income as a deemed dividend the all earnings and profits amount attributable to its Kensington Class A Ordinary Shares provided certain other requirements are satisfied.
Kensington does not expect to have significant cumulative earnings and profits, if any, on the date of the Domestication.
As discussed more fully under “
Material U.S. Federal Income Tax Considerations of the Redemption and the Business Combination—PFIC Considerations
,” Kensington believes that it is likely classified as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes. In such case, notwithstanding the foregoing U.S. federal income tax consequences of the Domestication, proposed Treasury Regulations under Section 1291(f) of the Code (which have a retroactive effective date), if finalized in their current form, would generally require a U.S. Holder to recognize gain on the exchange of Kensington Class A Ordinary Shares for New Amprius Common Stock and the modification of Kensington Warrants into warrants entitled to acquire New Amprius Common Stock pursuant to the Domestication. Any such gain would be taxable income with no corresponding receipt of cash in the Domestication. The tax on any such gain would be imposed at the rate applicable to ordinary income and an interest charge could apply based on a complex set of rules. However, it is difficult to predict whether, in what form, and with what effective date, final Treasury Regulations under Section 1291(f) of the Code may be adopted and how any such Treasury Regulations would apply. Importantly, however, a U.S. Holder that timely makes or has made a QEF Election (as defined in “
Material U.S. Federal Income Tax Considerations of the Redemption and the Business Combination—PFIC Considerations—D. QEF Election and
Mark-to-Market
Election
”), along with a purging election, or a
mark-to-market
election with respect to their Kensington Class A Ordinary Shares, is generally not subject to the same gain recognition rules under the currently proposed Treasury Regulations under Section 1291(f) of the Code. Currently, there are no elections available that apply to Kensington Warrants, and the application of the PFIC rules to Kensington Warrants is unclear. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the Domestication, see the section entitled “
Material U.S. Federal Income Tax Considerations of the Redemption and the Business Combination
.”
Each U.S. Holder of Kensington Class A Ordinary Shares or Kensington Warrants is urged to consult with its own tax advisor concerning the application of the PFIC rules to the exchange of Kensington Class A Ordinary Shares for New Amprius Common Stock and the modification of the Kensington Warrants pursuant to the Domestication.
Additionally, the Domestication may cause
non-U.S.
Holders (as defined in “
Material U.S. Federal Income Tax Considerations of the Redemption and the Business
Combination—Non-U.S.
Holders
”) to become subject to U.S. federal income withholding taxes on any amounts treated as dividends paid in respect of such
non-U.S.
Holder’s New Amprius Common Stock after the Domestication.
The tax consequences of the Domestication are complex and will depend on a holder’s particular circumstances. All holders are urged to consult with their tax advisors regarding the tax consequences to them of the Domestication, including the applicability and effect of U.S. federal, state, local and
non-U.S.
tax laws. For a more complete discussion of the U.S. federal income tax considerations of the Domestication, see the section entitled “
Material U.S. Federal Income Tax Considerations of the Redemption and the Business Combination
.”

Q.	Did the Kensington Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.
The Kensington Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. The Kensington Board believes that, based upon the financial skills and background of its directors, it was qualified to conclude that the Business Combination was fair from a financial perspective to its shareholder. The Kensington Board also determined, without seeking a valuation from a financial advisor, that Amprius’ fair market value was at least 80% of Kensington’s net assets. Accordingly, investors will be relying on the judgment of the Kensington Board as described above in valuing Amprius’ business and assuming the risk that the Kensington Board may not have properly valued such business.

Q.	What factors did the Kensington Board consider in determining whether or not to proceed with the Business Combination?

A.
The Kensington Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following:

•
Due Diligence
. Kensington’s management and the Kensington Board conducted due diligence examinations of Amprius and discussions with Amprius’ management and Kensington’s legal advisors concerning Kensington’s due diligence examination of Amprius;

•	Attractive Market Valuation of Comparable Companies . Kensington’s management and the Kensington Board believes that the valuation of Amprius represents attractive entry relative to the battery peer group considering that pro forma enterprise value is lower than that of five peers as of April 2022 (the “Comparable Companies”), even though Amprius is the only one among them that has a commercially available next-generation battery that is sold in the market today;

•
Experienced and Proven Management Team
. Kensington’s management and the Kensington Board believe that Amprius has a strong management team, which is expected to remain with Amprius to seek to execute the strategic and growth goals of the combined business;

•
Other Alternatives
. The Kensington Board believes, after a thorough review of other business combination opportunities reasonably available to Kensington, that the proposed Business Combination represents the best potential business combination for Kensington and the most attractive opportunity for Kensington based upon the process utilized to evaluate and assess other potential combination targets, and the Kensington Board’s belief that such process has not presented a better alternative; and

•
Negotiated Transaction
. The financial and other terms of the Business Combination Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between Kensington and Amprius.

The Kensington Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following:

•	Macroeconomic Risks . Macroeconomic uncertainty and the effects it could have on the revenues of the combined business;

•
Redemption Risk
. The potential that a significant number of Kensington shareholders elect to redeem their shares prior to the consummation of the combination and pursuant to Kensington’s existing charter, which would potentially make the combination more difficult or impossible to complete, and/or reduce the amount of cash available to New Amprius following the Closing;

•	Shareholder Vote and Written Consent . The risk that Kensington’s shareholders may fail to provide the respective votes and written consents, respectively, necessary to effect the Business Combination;

•	Closing Conditions . The fact that the Closing is conditioned on the satisfaction of certain closing conditions that are not within Kensington’s control;

•	Litigation . The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin the Closing;

•	Benefits May Not Be Achieved . The risks that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

•	No Third-Party Valuation . The risk that Kensington did not obtain a third-party valuation or fairness opinion in connection with the Business Combination;

•	Existing Kensington Shareholders Receiving a Minority Position . The fact that existing Kensington shareholders will hold a minority position in New Amprius following the Closing;

•
Interests of Kensington’s Directors and Officers
. The interests of the Kensington Board and officers in the Business Combination (see “
Summary of the Proxy Statement/Prospectus
—
The Business Combination
—
Interests of Kensington’s Directors and Officers in the Business Combination
”); and

•	Other Risk Factors . Various other risk factors associated with Amprius’ business, as described in the section entitled “ Risk Factors ” appearing elsewhere in this proxy statement/prospectus.
See the section entitled “
The Business Combination—Kensington’s Board of Directors’ Reasons for the Approval of the Business Combination
.”

Q.	What happens if the Business Combination Proposal is not approved?

A.	If the Business Combination Proposal is not approved, Kensington will look for other opportunities to consummate an initial business combination by March 4, 2024 pursuant to its Existing Governing

Documents, as then in effect. If Kensington does not consummate an initial business combination by such date, Kensington will either amend its Existing Governing Documents to extend the date by which Kensington must consummate an initial business combination, or Kensington will be required to dissolve and liquidate the Trust Account.

Q.	Do I have redemption rights?

A.
If you are a holder of Public Shares, you may redeem your Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the Closing, including interest earned on the funds held in the Trust Account and not previously released to Kensington to pay Kensington’s taxes, net of taxes payable, upon the Closing. However, as discussed below under “
What happens to my Kensington Class
 2 Warrants if I exercise my redemption
right
s?
,” any Kensington Class 2 Warrants attached to shares that are redeemed in connection with our initial business combination will expire upon redemption of such shares. Further, you may not submit any Kensington Original Units for redemption. In order to exercise your redemption rights with respect to your Public Shares, you must separate the Kensington Original Units and receive, for each Kensington Original Unit, one Kensington Class 1 Warrant and one Kensington New Unit. It is Kensington’s understanding that this separation generally takes at least two business days to complete. As such, to the extent you desire to execute your redemption right, it is important that this separation occurs a sufficient amount of time in advance of the redemption deadline to ensure you are able to timely submit the Kensington New Unit for redemption of your Public Share in order to redeem your Public Share. Once you hold Kensington New Units, you are able to exercise the redemption right with respect to the underlying Public Share by timely submitting that Kensington New Unit for redemption of your Public Share. In connection with such redemption, the Kensington Class 2 Warrant in such Kensington New Unit will expire.

The per share amount Kensington will distribute to holders who properly redeem their shares will not be reduced by the deferred underwriting commissions Kensington will pay to the underwriters of its IPO if the Business Combination is consummated. Holders of the outstanding Public Warrants do not have redemption rights with respect to such warrants in connection with the Business Combination. The Sponsor and Kensington’s officers and directors have agreed to waive their redemption rights with respect to their Sponsor Shares and any Public Shares that they may have acquired during or after the IPO in connection with the completion of Kensington’s initial business combination. The Sponsor and Kensington’s officers and directors did not receive any consideration for the waiver. The Sponsor Shares will be excluded from the pro rata calculation used to determine the per share redemption price. For illustrative purposes, based on funds in the Trust Account of approximately $230.3 million on June 30, 2022, the per share redemption price would have been approximately $10.01. Additionally, Public Shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise, holders of such shares will only be entitled to a pro rata portion of the Trust Account, including interest (which interest shall be net of taxes payable by Kensington and up to $100,000 of interest to pay dissolution expenses), in connection with the liquidation of the Trust Account.
The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Kensington’s transfer agent in order to validly redeem its Public Shares.

Q.	What happens to my Kensington Class 2 Warrants if I exercise my redemption rights?

A.
Prior to the Closing, the Public Shares will not separately trade. Instead, they will only trade as part of the Kensington Original Units, each of which consists of one Kensington Class A Ordinary Share, one Kensington Class 1 Warrant and one Kensington Class 2 Warrant, or as part of the Kensington New Units, each of which consists of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant. If you elect to redeem any Public Shares, any Kensington Class 2 Warrants that are attached (as part of the Kensington New Units) to Public Shares that are redeemed will expire upon such redemption. Further, you may not submit any Kensington Original Units for redemption. In order to exercise your redemption rights with respect to your Public Shares, you must separate the Kensington Original Units and receive, for each Kensington Original Unit, one Kensington Class 1 Warrant and one Kensington New Unit. It is Kensington’s understanding that this separation generally takes at least two business days to complete. As such, to the extent you desire to execute your redemption right, it is important that this separation occurs a sufficient amount of time in advance of the redemption deadline to ensure you are able to timely submit the Kensington New Unit for redemption of your Public Share in order to redeem your Public Share. Once you hold Kensington New Units, you are able to exercise the redemption right with respect to the underlying Public Share by timely submitting that Kensington New Unit for redemption of your Public Share. In connection with such redemption, the Kensington Class 2 Warrant in such Kensington New Unit will expire.

Q.	Is there a limit on the number of shares I may redeem?

A.
A Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act) will be restricted from redeeming his or her shares with respect to more than an aggregate of 15% of the Public Shares without Kensington’s prior consent. Accordingly, all shares in excess of 15% of the Public Shares owned by a holder will not be redeemed. On the other hand, a Public Shareholder who holds 15% or less of the Public Shares may redeem all of the Public Shares held by him or her for cash.

Q.	Will how I vote affect my ability to exercise redemption rights?

A.
No. You may exercise your redemption rights whether you vote your Public Shares for or against the Business Combination Proposal or do not vote your shares. As a result, the Business Combination Proposal can be approved by shareholders who will redeem their Public Shares and no longer remain shareholders, leaving shareholders who choose not to redeem their Public Shares holding shares in a company with a less liquid trading market, fewer shareholders, less cash and the potential inability to meet the listing standards of the NYSE.

Q.	How do I exercise my redemption rights?

A.
In order to exercise your redemption rights with respect to your Public Shares, you must, prior to 4:30 p.m. Eastern time on                , 2022 (two business days before the extraordinary general meeting), (i) submit a written request to Kensington’s transfer agent that Kensington redeem your Public Shares for cash, which written request must identify yourself as a beneficial holder and provide your legal name, phone number and address, and (ii) deliver your Kensington New Units to Kensington’s transfer agent physically or electronically through The Depository Trust Company’s (“DTC”) Deposit/Withdrawal At Custodian (“DWAC”) System. In connection with such redemption, the Kensington Class 2 Warrant included in such Kensington New Unit will expire. The address of Continental Stock Transfer & Trust Company, Kensington’s transfer agent, is listed under the question “
Who can help answer my questions?
” below. Electronic delivery of your shares generally will be faster than delivery of physical share certificates.

A physical certificate will not be needed if your Kensington New Units are delivered to Kensington’s transfer agent electronically. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and Kensington’s transfer agent will need to act to facilitate the request. It is Kensington’s understanding that shareholders should generally allot at least one week to obtain physical certificates from the transfer agent. However, because Kensington does not have any control over this process or over the brokers or DTC, it may take significantly longer than one week to obtain a physical certificate. If it takes longer than anticipated to obtain a physical certificate, shareholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with Kensington’s consent, until the vote is taken with respect to the Business Combination. If you delivered your Kensington New Units to Kensington’s transfer agent for redemption of your Public Shares and decide within the required timeframe not to exercise your redemption rights, you may request that Kensington’s transfer agent return such units (physically or electronically). The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Kensington’s transfer agent in order to validly redeem its Public Shares. You may make such request by contacting Kensington’s transfer agent at the phone number or address listed under the question “
Who can help answer my questions?
”
Please note that, prior to being able to exercise your redemption rights with respect to your Public Shares, you must separate the Kensington Original Units and receive, for each Kensington Original Unit, one Kensington Class 1 Warrant and one Kensington New Unit. It is Kensington’s understanding that this separation generally takes at least two business days to complete. As such, to the extent you desire to execute your redemption right, it is important that this separation occurs a sufficient amount of time in advance of the redemption deadline to ensure you are able to timely submit the Kensington New Unit for redemption of your Public Share in order to redeem your Public Share. Once you hold Kensington New Units, you are able to exercise the redemption right with respect to the underlying Public Share by timely submitting that Kensington New Unit for redemption of your Public Share. In connection with such redemption, the Kensington Class 2 Warrant in such Kensington New Unit will expire.

Q.	What are the U.S. federal income tax consequences of exercising my redemption rights?

A.
Upon the redemption of a Public Share, the Kensington Class 2 Warrant attached to such Public Share will expire. If the Kensington Class 2 Warrants are treated as outstanding for U.S. federal income tax purposes from the time of the issuance of the Kensington Units (see “
Material U.S. Federal Income Tax Considerations of the Redemption and the Business Combination
—
Allocation of Purchase Price and Characterization of a Kensington Unit and Kensington New Unit
” below), the redemption of a Public Share should be treated as a redemption of a Public Share and the Kensington Class 2 Warrant associated with such Public Share, and the redemption price should be allocated between the Public Shares and the Kensington Class 2 Warrants based upon their then relative fair market values. The redemption of the Kensington Class 2 Warrants generally will be treated as a taxable disposition to the U.S. Holder. If the Kensington Class 2 Warrants are not treated as outstanding for U.S. federal income tax purposes prior to the consummation of the Business Combination (see “
Material U.S. Federal Income Tax Considerations of the Redemption and the Business Combination
—
Potential Deemed Distribution of Kensington Class
 2 Warrant in Connection with the Business Combination
”), only the Public Shares (and not the Kensington Class 2 Warrants) would be treated as redeemed and the redemption price would be wholly allocated to the Public Shares that are being redeemed.

It is expected that the redemption of a Public Share will generally be treated as a sale of such Public Share resulting in the recognition of capital gain or capital loss, which would be short-term capital gain or capital loss if the U.S. Holder’s holding period for the Public Shares so disposed of does not exceed one year. There may be certain circumstances, however, in which the redemption may be treated as a distribution for U.S. federal income tax purposes depending on the amount of Public Shares that such U.S. Holder owns or is deemed to own (including constructively and through the ownership of warrants) before and after the redemption. For a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights, see the section entitled “
Material U.S. Federal Income Tax Considerations of the Redemption and the Business Combination
.”
Additionally, because the Domestication will occur immediately prior to the redemption by any shareholder, U.S. Holders exercising redemption rights will be subject to the potential tax consequences of Section 367 of the Code as well as potential tax consequences of the U.S. federal income tax rules relating to PFICs. The tax consequences of Section 367 of the Code and the PFIC rules are discussed more fully below under the section entitled “
Material
U.S. Federal Income Tax Considerations
of the Redemption and the Business Combination
.”
All holders considering exercising redemption rights are urged to consult with their tax advisors on the tax consequences to them of an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and non-U.S. tax laws.

Q.	If I hold Kensington Warrants, can I exercise redemption rights with respect to my warrants?

A.	No. There are no redemption rights with respect to the Kensington Warrants.

Q.	Do I have appraisal rights if I object to the proposed Business Combination?

A.
Neither holders of Kensington Ordinary Shares nor holders of Kensington Warrants have appraisal rights in connection with the Business Combination or the Domestication under the Companies Act or under the DGCL.

Q.	What happens to the funds held in the Trust Account upon Closing?

A.
If the Business Combination is consummated, the funds held in the Trust Account will be released to pay (i) Kensington shareholders who properly exercise their redemption rights and (ii) expenses incurred by Amprius and Kensington in connection with the Proposed Transactions, to the extent not otherwise paid prior to the Closing. Any additional funds available for release from the Trust Account will be used for general corporate purposes of New Amprius following the Business Combination.

Q.	Are there any fees payable to the underwriters in the IPO in connection with the Business Combination?
Yes. The underwriters in the IPO were entitled to an underwriting discount of $0.20 per unit, or $4.6 million in the aggregate, paid upon the closing of the IPO. In addition, a fee of $0.35 per unit, or approximately $8.1 million in the aggregate, will be payable to the underwriters for deferred underwriting commissions, subject to potential forfeitures described below. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that Kensington completes a business combination, subject to the terms of the underwriting agreement. In addition, the underwriters’ right to receive such amount will be reduced by a percentage of the deferred underwriting commissions equal to a fraction, the numerator of which is the number of shares redeemed and the denominator of which is the number of shares that were sold by Kensington in the IPO (and the total amount of such reduction is capped at $4,025,000). The following table sets forth the underwriter fees for the following scenarios: (i) no redemptions, (ii) 25% of Maximum Redemptions, (iii) 50% of Maximum Redemptions, (iv) 75% of Maximum Redemptions, (v) Maximum Redemptions and (vi) Full Redemptions:

	Underwriting Fees at Various Redemption Levels
	No Redemptions	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions	Full Redemptions
Underwriting Fee	$8,050,000.00	$7,785,259.08	$7,520,518.15	$7,255,777.23	$6,991,036.31	$4,025,000.00

Q.	What happens if a substantial number of the Public Shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A.
Our Public Shareholders are not required to vote in favor of the Business Combination Proposal in order to exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Shareholders are reduced as a result of redemptions by Public Shareholders.

The Business Combination Agreement provides that the obligations of Amprius to consummate the Business Combination are conditioned on, among other things, Kensington having unrestricted cash on hand at Closing of the Business Combination of at least $200 million (without giving effect to transaction expenses) after distribution of the funds in the Trust Account (the “Minimum Cash Condition”). To the extent New Amprius receives any amounts pursuant to the PIPE Subscription Agreements, any such amounts will correspondingly offset redemptions of Kensington Class A Ordinary Shares in connection with the Business Combination and such amounts may be used by Kensington to satisfy such portion of the

Minimum Cash Condition. If such conditions are not met, and such conditions are not or cannot be waived under the terms of the Business Combination Agreement, then the Business Combination Agreement could terminate and the proposed Business Combination may not be consummated. The Minimum Cash Condition will be satisfied if no more than 13.04% of the Public Shares are redeemed. To date, Kensington has not received any commitments from any PIPE Investors. See “
Risk Factors—Risks Related to Amprius—Risks Related to Our Business and Industry—We may require additional capital to support business growth, and this capital might not be available on commercially reasonable terms or at all
.”

Q.	What happens if the Business Combination is not consummated?

A.
Kensington will not complete the Domestication to Delaware unless all other conditions to the consummation of the Business Combination have been satisfied or waived by the parties in accordance with the terms of the Business Combination Agreement. There are certain circumstances under which the Business Combination Agreement may be terminated. If, as a result of the termination of the Business Combination Agreement or otherwise, the Business Combination is not consummated, Kensington will look for other opportunities to consummate an initial business combination by March 4, 2024 pursuant to its Existing Governing Documents, as then in effect. If Kensington does not consummate an initial business combination by then, Kensington will either amend its Existing Governing Documents to extend the date by which Kensington must consummate an initial business combination, or Kensington will be required to dissolve and liquidate the Trust Account. See the section entitled “
The Business Combination Agreement—Termination
” for information regarding the parties’ specific termination rights.

Q.	When is the Business Combination expected to be consummated?

A.
It is currently anticipated that the Business Combination will be consummated promptly following the extraordinary general meeting of shareholders, provided that all other conditions to the Closing have been satisfied or waived.

For a description of the conditions to the completion of the Business Combination, see the section entitled “
The Business Combination Agreement—Conditions to Closing
.”

Q.	What do I need to do now?

A.
You are urged to carefully read and consider the information contained in this proxy statement/prospectus, including the financial statements and annexes attached hereto, and to consider how the Business Combination will affect you as a shareholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q.	How do I vote?

A.
If you were a holder of record of Kensington Ordinary Shares on August 5, 2022, the record date for the extraordinary general meeting of shareholders, you may vote with respect to the applicable proposals in any of the following ways, if available:

•	Vote by Internet:

•
Before the Meeting
: Go to www.proxyvote.com
or scan the QR Barcode.
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on                 , 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•
During the Meeting
:
Go to www.virtualshareholdermeeting.com/KCAC2022. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

•
Vote by Phone
:
1-800-690-6903
.
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on                 , 2022. Have your proxy card in hand when you call and then follow the instructions.

•	Vote by Mail : Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If your shares are held in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. Simply complete, sign and date your voting instruction card and return it in the postage-paid envelope provided to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other nominee. If you wish to attend the extraordinary general meeting of shareholders and vote in person, you must obtain a proxy from your broker, bank or nominee.
Shareholders are urged to vote their proxies by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed
postage paid envelope, or to direct their brokers or other agents on how to vote the shares in their accounts, as applicable.

Q.	What will happen if I abstain from voting or fail to vote at the extraordinary general meeting?

A.
At the extraordinary general meeting of shareholders, Kensington will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, an abstention or failure to vote, while considered present for the purposes of establishing a quorum, will not count as votes cast for or against each of the Business Combination Proposal, the Domestication Proposal, the Governing Documents Proposals, the Equity Incentive Plan Proposal, the NYSE Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal.

Q.	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A.	Signed and dated proxies received by Kensington without an indication of how the shareholder intends to vote on a proposal will be voted in favor of each proposal presented to the shareholders.

Q.	Do I need to attend the extraordinary general meeting of shareholders to vote my shares?

A.
No. You are invited to attend the extraordinary general meeting to vote on the proposals described in this proxy statement/prospectus. However, you do not need to attend the extraordinary general meeting of shareholders to vote your shares. Instead, you may submit your proxy by signing, dating and returning the applicable enclosed proxy card(s) in the pre-addressed
postage-paid envelope or vote by internet or phone as described above. Your vote is important. Kensington encourages you to vote as soon as possible after carefully reading this proxy statement/prospectus.

Q.	If I am not going to attend the extraordinary general meeting of shareholders in person, should I return my proxy card instead?

A.
Yes. After carefully reading and considering the information contained in this proxy statement/prospectus, please submit your proxy, as applicable, by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.
No. If your broker holds your shares in its name and you do not give the broker voting instructions, under the applicable stock exchange rules, your broker may not vote your shares on any of the Kensington Proposals. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.”
Broker
non-votes
will be counted for purposes of determining the

presence of a quorum at the extraordinary general meeting of shareholders. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide. In addition, in no event will a broker non-vote
have the effect of exercising your redemption rights for a
pro rata
portion of the Trust Account, and therefore no shares as to which a broker non-vote
occurs will be redeemed in connection with the proposed Business Combination.

Q.	May I change my vote after I have mailed my signed proxy card?

A.
Yes. You may change your vote by sending a later-dated, signed proxy card to Kensington’s secretary at the address listed below prior to the vote at the extraordinary general meeting of shareholders, or attending the extraordinary general meeting and voting in person. You also may revoke your proxy by sending a notice of revocation to Kensington’s secretary, provided such revocation is received prior to the vote at the extraordinary general meeting. If your shares are held in street name by a broker or other nominee, you must contact the broker or nominee to change your vote.

Q.	What should I do if I receive more than one set of voting materials?

A.
You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q.	What is the quorum requirement for the extraordinary general meeting of shareholders?

A.
A quorum will be present at the extraordinary general meeting of shareholders if the holders of a majority of the Kensington Ordinary Shares outstanding and entitled to vote at the meeting are represented in person or by proxy. In the absence of a quorum, a majority of Kensington’s shareholders, present in person or represented by proxy, and voting thereon will have the power to adjourn the extraordinary general meeting.

As of the record date for the extraordinary general meeting, 16,428,572 Kensington Ordinary Shares would be required to achieve a quorum.
Abstentions and broker
non-votes
will be counted towards the quorum requirement.

Q.	What happens to the Kensington Warrants I hold if I vote my Kensington Class A Ordinary Shares against approval of the Business Combination Proposal and validly exercise my redemption rights?

A.
A holder voting his, her or its Kensington Class A Ordinary Shares against the Business Combination Proposal and/or exercising his, her or its redemption rights will not affect any Kensington Warrants held by such holder, which will remain outstanding following the Closing (except that any Kensington Class 2 Warrants attached to shares that are redeemed in connection with the Business Combination will expire upon redemption of such shares).

Q.	Who will solicit and pay the cost of soliciting proxies?

A.
Kensington will pay the cost of soliciting proxies for the extraordinary general meeting. Kensington has engaged D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies for the extraordinary general meeting. Kensington has agreed to pay D.F. King a fee of $20,000. Kensington will reimburse D.F. King for reasonable out-of-pocket
expenses and will indemnify D.F. King and its affiliates against certain claims, liabilities, losses, damages and expenses. Kensington also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Kensington Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of Kensington Ordinary Shares and in obtaining voting instructions from those owners. Kensington’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.	Who can help answer my questions?

A.	If you have questions about the shareholder proposals, or if you need additional copies of this proxy statement/prospectus or the proxy card, you should contact our proxy solicitor at:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Call Toll-Free: (800)
628-8509
Banks and Brokers Call: (212)
269-5550
KCA@dfking.com
You may also contact Kensington at:
Kensington Capital Acquisition Corp. IV
1400 Old Country Road, Suite 301
Westbury, NY 11590
Telephone:
(703) 674-6514
Attention: Secretary
To obtain timely delivery, Kensington’s shareholders and warrant holders must request the materials no later than five business days prior to the extraordinary general meeting.
You may also obtain additional information about Kensington from documents filed with the SEC by following the instructions in the section entitled “
Where You Can Find More Information
.”
If you intend to seek redemption of your Public Shares, you will need to send a letter demanding redemption and deliver your Kensington New Units (either physically or electronically) to Kensington’s transfer agent prior to 4:30 p.m., New York time, on the second business day prior to the extraordinary general meeting of shareholders. Please note that, prior to being able to exercise your redemption rights with respect to your Public Shares, you must separate the Kensington Original Units and receive, for each Kensington Original Unit, one Kensington Class 1 Warrant and one Kensington New Unit. It is Kensington’s understanding that this separation generally takes at least two business days to complete. As such, to the extent you desire to execute your redemption right, it is important that this separation occurs a sufficient amount of time in advance of the redemption deadline to ensure you are able to timely submit the Kensington New Unit for redemption of your Public Share in order to redeem your Public Share. Once you hold Kensington New Units, you are able to exercise the redemption right with respect to the underlying Public Share by timely submitting that Kensington New Unit for redemption of your Public Share. In connection with such redemption, the Kensington Class 2 Warrant in such Kensington New Unit will expire.
If you have questions regarding the certification of your position or delivery of your units, please contact:
Continental Stock Transfer & Trust Company
One State Street Plaza, 30
th
 Floor
New York, NY 10004
Attention: Mark Zimkind
E-mail:
mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the Business Combination and the proposals to be considered at the extraordinary general meeting, you should read this entire proxy statement/prospectus carefully, including the annexes. See also the section entitled “
Where You Can Find More Information.
”
Parties to the Business Combination
Kensington
Kensington is a Cayman Islands exempted company incorporated with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, referred to throughout this proxy statement/prospectus as its initial business combination. Although Kensington may pursue its initial business combination in any industry, sector or geographic location, it has focused on opportunities to capitalize on the ability of its management team, particularly its executive officers, to identify, acquire and operate a business in the global automotive and automotive-related sector. Upon the Closing, we intend to change our name from “Kensington Capital Acquisition Corp. IV” to “Amprius Technologies, Inc.”
The Kensington Original Units, Kensington New Units, Kensington Class A Ordinary Shares and the Public Warrants are currently listed on the NYSE under the symbols “KCAC.U,” “KCA.U,” “KCAC” and “KCAC.W,” respectively. Kensington intends to apply to list shares of New Amprius Common Stock and New Amprius Public Warrants
on the NYSE under the symbols “AMPX” and “AMPX.W,” respectively.
The mailing address of Kensington’s principal executive office is 1400 Old Country Road, Suite 301, Westbury, NY 11590, and its telephone number is
(703) 674-6514.
Amprius
Amprius has developed and, since 2018, been in commercial production of an ultra-high energy density lithium-ion
battery for mobility applications leveraging a disruptive silicon nanowire anode. Amprius’ silicon nanowire anode technology enables batteries with higher energy density, higher power density, and extreme fast charging capabilities over a wide range of operating temperatures, which results in its batteries providing superior performance compared to conventional graphite lithium-ion
batteries. Amprius’ silicon nanowire anode is a direct
drop-in
replacement of the graphite anode in traditional
lithium-ion
batteries, and our manufacturing process leverages the manufacturing process for conventional lithium-ion
batteries and the related supply chain.
Today, Amprius’ batteries are primarily used for existing and emerging aviation applications, including unmanned aerial systems, such as drones and high-altitude pseudo satellites. Amprius believes its proprietary technology has the potential for broad application in electric transportation.
Amprius’ batteries and their performance specifications have been tested and validated for application by over 30 customers, including Airbus, AeroVironment, the U.S. Army and Teledyne FLIR, and Amprius has shipped over 10,000 batteries to date, which have enabled mission critical applications. Amprius’ proprietary silicon nanowire anode structures, battery cell designs and manufacturing processes are defended by our portfolio of patents, trade secrets and know-how
developed over 10 years of research and development.
Amprius currently manufactures the batteries on
kWh-scale
production lines at its headquarters in Fremont, California, where demand for its batteries exceeds its manufacturing capacity. Amprius is working to meet the expected demand in several rapidly growing addressable markets by designing and building a large scale production facility that can manufacture at GWh+ scale.

Amprius was incorporated in March 2015 as a Delaware corporation and is a majority owned subsidiary of Amprius, Inc. The mailing address of Amprius’ principal executive office is 1180 Page Avenue, Fremont, California 94538, and its telephone number is (800)
425-8803.
The Business Combination
The Business Combination Agreement
On May 11, 2022, Kensington, Merger Sub and Amprius entered into the Business Combination Agreement, pursuant to which Kensington and Amprius would consummate the Business Combination. The Business Combination Agreement contains customary representations and warranties, covenants, closing conditions and other terms relating to the Merger and the other transactions contemplated thereby.
The Merger is to become effective by the filing of a certificate of merger with the Secretary of State of the State of Delaware and will be effective immediately upon such filing or upon such later time as may be agreed by the parties and specified in such certificate of merger (such time, the “Effective Time”). The parties will hold the Closing immediately prior to such filing of a certificate of merger, on the Closing Date to be specified by Kensington and Amprius, as promptly as practicable following the satisfaction or waiver (to the extent such waiver is permitted by applicable law) of the conditions set forth in the Business Combination Agreement (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at such time), but in no event later than the third business day after the satisfaction or waiver, if legally permissible, of each of the conditions to the completion of the Business Combination (or on such other date, time or place as Kensington and Amprius may mutually agree).
At the Effective Time, by virtue of the Merger and without any action on the part of Kensington, Merger Sub, Amprius or the holders of any of Amprius’ securities:

•
each outstanding share of Amprius Common Stock that is outstanding immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive a number of shares of New Amprius Common Stock, determined in each case by reference to an “Exchange Ratio,” calculated in accordance with the Business Combination Agreement;

•	all shares of Amprius Common Stock held in the treasury of Amprius will be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto;

•
each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of the Surviving Corporation; and

•
each Amprius Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into an option to purchase a number of shares of New Amprius Common Stock (such option, an “Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Amprius Common Stock subject to the Amprius Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Amprius Option immediately prior to the Effective Time divided by (B) the Exchange Ratio.

The “Exchange Ratio” is defined in the Business Combination Agreement as a quotient that is calculated on the basis of:

(i)	80,000,000;
divided by

(ii)	Amprius’ “Fully-Diluted Company Shares” (with such “Fully Diluted Company Shares” being as of August 1, 2022).

Based on the assumptions described in “
Frequently Used Terms
,” the Exchange Ratio is estimated to be approximately 1.45823. The Exchange Ratio will be finally calculated in accordance with the methodology and procedures set forth in the Business Combination Agreement.
For more information about the Business Combination Agreement and the Business Combination and other transactions contemplated thereby, see the sections entitled “
Proposal No.
 1—The Business Combination Proposal
” and “
The Business Combination Agreement
.”
Conditions to the Closing
Under the Business Combination Agreement, the Closing is subject to customary and other conditions, including, but not limited to:

•	our shareholders having approved, among other things, the Proposed Transactions;

•	the absence of any governmental order that would prohibit the Business Combination;

•	certain consents, approvals and authorizations set forth in the Business Combination Agreement shall have been obtained from and made with all governmental authorities;

•	the Registration Statement shall have been declared effective under the Securities Act;

•	the shares of New Amprius Common Stock shall be approved for listing on the NYSE as of the Closing Date;

•	the expiration of the waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended, the “HSR Act”);

•
Kensington having at least $200 million in the aggregate in (A) its Trust Account that will be available to Kensington for unrestricted use as of immediately following the Effective Time (after giving effect to any Redemption Rights, as defined in the Business Combination Agreement, that are actually perfected), plus (B) cash proceeds received in connection with the Equity Financing (calculated without reduction for any payments in respect of Outstanding KCompany Transaction Expenses (as defined in the Business Combination Agreement));

•
the representations and warranties of the parties to the Business Combination Agreement being true and correct, subject to the materiality and material adverse effect standards contained in the Business Combination Agreement; and

•	compliance by the parties in all material respects with their respective covenants.
Regulatory Matters
To complete the Business Combination, Kensington and Amprius must obtain approvals or consents from, or make filings with certain U.S. federal authorities. The Business Combination is subject to the requirements of the HSR Act, which prevents Kensington and Amprius from completing the Business Combination until required information and materials are furnished to the Antitrust Division of the Department of Justice (the “DOJ”) and the Federal Trade Commission (the “FTC”) and specified waiting period requirements have been satisfied. On June 14, 2022, Kensington filed a Premerger Notification and Report Form pursuant to the HSR Act with the DOJ and FTC and requested early termination of the waiting period under the HSR Act. The waiting period under the HSR Act expired on July 14, 2022.
For more information, see the section entitled “
The Business Combination—Regulatory Approvals Required for the Business Combination
.”

Termination Rights
The Business Combination Agreement is subject to termination prior to Effective Time as follows:

•	by the mutual written consent of Kensington and Amprius;

•
by Kensington or Amprius, if (i) the Effective Time shall not have occurred prior to November 11, 2022 (the “Outside Date”) (but if as of such date all conditions to closing other than any of the conditions relating to antitrust approvals and waiting periods, consents, approvals or authorizations by governmental authorities, the effectiveness of this proxy statement/prospectus and NYSE listing of New Amprius Common Stock to be issued in the Proposed Transaction are satisfied, then the Outside Date will be automatically extended until February 11, 2023); provided, however, that the Business Combination Agreement may not be terminated by any party (A) that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained in the Business Combination Agreement and such breach or violation is the principal cause of the failure of a the conditions to the Merger on or prior to the Outside Date or (B) against which any legal proceeding is brought by another party to the Business Combination Agreement for equitable relief while such proceeding is pending; (ii) any governmental authority in the United States has enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling which has become final and nonappealable and has the effect of making the Closing illegal or otherwise preventing or prohibiting the Closing and the Merger; or (iii) any of the Kensington Proposals fail to receive the requisite vote for approval at the extraordinary general meeting;

•
by Amprius if there is an occurrence of a breach of any representation, warranty, covenant or agreement on the part of Kensington and Merger Sub set forth in the Business Combination Agreement, or if any representation or warranty of Kensington and Merger Sub shall have become untrue, in either case such that the conditions described in subsections (a) and (b) under the heading “
The Business Combination Agreement—Conditions to Closing; Kensington
” would not be satisfied (a “Terminating Kensington Breach”); provided that Amprius has not waived such Terminating Kensington Breach and Amprius is not then in material breach of their representations, warranties, covenants or agreements in the Business Combination Agreement; provided, however, that, if such Terminating Kensington Breach is curable by Kensington and Merger Sub, Amprius may not terminate the Business Combination Agreement under the applicable section for so long as Kensington and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty days after notice of such breach is provided by Amprius to Kensington; and

•
by Kensington if (i) Amprius has failed to deliver the Written Consent to Kensington within 24 hours after the Registration Statement is declared effective; provided, however, that Kensington’s right to terminate the Business Combination Agreement will expire at the time at which the Written Consent is delivered to Kensington; (ii) there is an occurrence of a breach of any representation, warranty, covenant or agreement on the part of Amprius set forth in the Business Combination Agreement, or if any representation or warranty of Amprius has become untrue, in either case such that the conditions described in subsections (a) and (b) under the heading “
The Business Combination Agreement—Conditions to Closing—Kensington and Merger Sub
” would not be satisfied (a “Terminating Company Breach”); provided, however, that Kensington has not waived such Terminating Company Breach and Kensington and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in the Business Combination Agreement; provided further that, if such Terminating Company Breach is curable by Amprius, Kensington may not terminate the Business Combination Agreement under this provision for so long as Amprius continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty days after notice of such breach is provided by Kensington to Amprius; or (iii) if the PCAOB Financials have not been delivered to Kensington by Amprius on or before June 15, 2022, provided, however, that Kensington’s right to terminate the Business Combination Agreement will expire at the time at which the PCAOB Financials are delivered to Kensington.
If the Business Combination Agreement is terminated, the agreement will forthwith become void, and there will be no liability under the Business Combination Agreement on the part of any party to the Business Combination Agreement, except as set forth in the Business Combination Agreement or in the case of termination subsequent to a willful material breach of the Business Combination Agreement by a party thereto.
For more information, see the section entitled “
The Business Combination Agreement—Termination
.”
Amendments to the Existing Governing Documents
Kensington will ask its shareholders to approve by special resolution the Charter Proposal in connection with the replacement of the Existing Governing Documents, under Cayman Islands law, with the Proposed Certificate of Incorporation, under the DGCL. The Kensington Board has unanimously approved the Charter Proposal and believes such proposal is necessary to adequately address the needs of New Amprius after the Business Combination. Approval of the Charter Proposal is a condition to the consummation of the Business Combination. In addition to the approval of the Charter Proposal, the shareholders are also separately being presented with the Governance Proposals, for approval by special resolution under Cayman Islands law and on a non-binding advisory basis,
in accordance with the SEC guidance to give shareholders the opportunity to present their separate views on certain corporate governance provisions in the Proposed Certificate of Incorporation. A brief summary of the Charter Proposal and Governance Proposals is set forth below. These summaries are qualified in their entirety by reference to the complete text of the Charter Proposal and Governance Proposals.

•
Proposal No. 3—The Charter Proposal—to approve by special resolution the Existing Governing Documents being amended and restated by the deletion in their entirety, and the substitution in their place of the Proposed Certificate of Incorporation, the form of which is attached to this proxy statement/prospectus as Annex B, including, without limitation, the authorization of the change in authorized share capital as indicated therein, the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the DGCL and the change of name to “Amprius Technologies, Inc.”

•
Proposal No. 4—The Governance Proposals—to approve by special resolution the following proposals, for approval on a non-binding
advisory basis, in accordance with the SEC guidance to give shareholders the opportunity to present their separate views on certain corporate governance provisions in the Proposed Governing Documents:

•
Proposal No. 4(A)—a proposal to authorize the New Amprius Board to issue any or all shares of New Amprius Preferred Stock in one or more classes or series, with such terms and conditions as may be expressly determined by the New Amprius Board and as may be permitted by the DGCL;

•
Proposal No. 4(B)—a proposal to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act unless New Amprius consents in writing to the selection of an alternative forum;

•
Proposal No. 4(C)—a proposal to remove provisions in Kensington’s Existing Governing Documents related to our status as a blank check company that will no longer apply upon the consummation of the Business Combination; and

•	Proposal No. 4(D)—a proposal to approve provisions providing that the affirmative vote of at least two-thirds of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to adopt, amend, or repeal certain provisions of the Proposed Governing Documents.
For more information about these amendments to the Existing Governing Documents, see the section entitled “
The Governing Documents Proposals
.”
Other Agreements Related to the Business Combination Agreement
Stockholder Support Agreement
Concurrently with the execution of the Business Combination Agreement, Kensington and Amprius, Inc. entered into the Stockholder Support Agreement pursuant to which, among other things, Amprius, Inc. agreed to vote all of its shares of Amprius Common Stock in favor of the approval and adoption of the Proposed Transactions within 24 hours after Amprius requests it to do so, provided that Amprius may not make such request until the Registration Statement is declared effective by the SEC. Additionally, Amprius, Inc. has agreed not to (a) transfer any of its shares of Amprius Common Stock (or enter into any arrangement with respect thereto) or (b) enter into any voting arrangement that is inconsistent with the Stockholder Support Agreement. The Stockholder Support Agreement terminates on the occurrence of certain events, including the termination of the Business Combination Agreement in accordance with its terms or certain amendments or modifications to the terms of the Business Combination Agreement. Amprius, Inc. has a sufficient number of votes to approve the Business Combination and other transactions that require the approval of Amprius’ stockholders.
For more information about the Stockholder Support Agreement, see the section entitled “
Certain Agreements Related to the Business Combination—Stockholder Support Agreement
.”
Sponsor Support Agreement
Concurrently with the execution of the Business Combination Agreement, Kensington, Amprius and the Sponsor entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor reaffirmed its obligations in existing arrangements with Kensington to vote in favor of each of the proposals to be voted upon at the meeting of Kensington shareholders in connection with the Business Combination, including approval of the Business Combination Agreement and the transactions contemplated thereby, and agreed to be bound by the terms of the lock-up
in the Proposed Bylaws.
For more information about the Sponsor Support Agreement, see the section entitled “
Certain Agreements Related to the Business Combination—Sponsor Support Agreement
.”
Registration Rights Agreement
Pursuant to the Business Combination Agreement, at the Closing, Kensington, the Sponsor and a stockholder of the Amprius (the “Holders”) will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the form set forth in the Business Combination Agreement. Pursuant to the terms of the Registration Rights Agreement, Kensington will be obligated to file a registration statement to register the resale of certain securities of Kensington held by the Holders. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, that Kensington file a registration statement on Form
S-3
(or on Form
S-1
if Form
S-3
is not available) to register the securities of Kensington held by such Holders. The Registration Rights Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.
For more information about the Registration Rights Agreement, see the section entitled “
Certain Agreements Related to the Business Combination—Registration Rights Agreement
.”

Tax Sharing Agreement
Concurrently with the execution of the Business Combination Agreement, Amprius and Amprius, Inc. entered into the Tax Sharing Agreement. The Tax Sharing Agreement generally provides that, with respect to any U.S. federal consolidated group of which Amprius, Inc. and Amprius are members, Amprius, Inc. will be responsible for and will indemnify Amprius for the tax liability of such group. In addition, Amprius, Inc. will be responsible for and will indemnify Amprius for state taxes of any consolidated, combined or unitary tax group for state tax purposes that includes Amprius, Inc. and Amprius. The Tax Sharing Agreement also provides that Amprius, Inc. will generally control any tax returns and any tax audits or other proceedings for the taxes addressed by the Tax Sharing Agreement. The Tax Sharing Agreement terminates on the termination of the Business Combination Agreement.
For more information about the Tax Sharing Agreement, see the section entitled “
Certain Agreements Related to the Business Combination—Tax Sharing Agreement
.”
Interests of Kensington’s Directors and Officers in the Business Combination
In considering the recommendation of the Kensington Board to vote in favor of the Business Combination, shareholders should be aware that, aside from their interests as shareholders, the Sponsor and our directors and officers have interests in the Business Combination that are different from, or in addition to, those of other shareholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to shareholders that they approve the Business Combination. Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•	the fact that the Sponsor and Kensington’s officers and directors have agreed not to redeem any shares in connection with a shareholder vote to approve a proposed initial business combination;

•
the beneficial ownership by the Sponsor of an aggregate of 9,857,142 Sponsor Shares and 16,000,000 Private Warrants, which shares and warrants would become worthless if Kensington does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares (this is in addition to the beneficial ownership by the Sponsor of 3,267,500 Kensington Original Units purchased in the IPO at $10.00 per unit). The Sponsor did not receive any consideration for the waiver. The Sponsor paid an aggregate of $25,000 for the Sponsor Shares and $8,000,000 for the Private Warrants. The Sponsor Shares have an aggregate market value of approximately $92,952,849.06, based on the difference between the closing price of the Kensington New Units (each Kensington New Unit consisting of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant) of $9.73 on the NYSE on August 17, 2022, minus the closing price of the Public Warrants of $0.30 on the NYSE on August 17, 2022, resulting in a theoretical gain of $92,927,849.06. The Private Warrants have an aggregate market value of approximately $4,800,000, based on the closing price of the Public Warrants of $0.30 on the NYSE on August 17, 2022, resulting in a theoretical loss of $3,200,000;

•
Justin Mirro, Kensington’s Chief Executive Officer and Chairman is the managing member of the managing member of the Sponsor. Consequently, he may be deemed the beneficial owner of the 9,857,142 Sponsor Shares and 16,000,000 Private Warrants and to have voting and dispositive control over such securities (this is in addition to the beneficial ownership of 3,267,500 Kensington Original Units purchased by the Sponsor in the IPO). Mr. Mirro disclaims beneficial ownership of any securities other than to the extent he may have a pecuniary interest therein, directly or indirectly;

•
the fact that each of Kensington’s other officers and directors are non-managing
members of the Sponsor and has an indirect pecuniary interest in Kensington Class A Ordinary Shares and Kensington Class B Ordinary Shares through his or her interests in the Sponsor;

•
the Sponsor agreed to loan Kensington an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to the Note. This loan was non-interest
bearing and payable upon the completion of the IPO; provided that amounts due under the Note were, at the option of the Sponsor, convertible into Working Capital Loans. Kensington borrowed $200,000 under the Note and the Sponsor elected to convert the Note into a Working Capital Loan on March 4, 2022;

•
as of June 30, 2022, the Sponsor has made Working Capital Loans of $200,000 to Kensington. Such Working Capital Loans may be repaid out of the proceeds of the Trust Account released to Kensington or converted into warrants of the post-Business Combination entity at a price of $0.50 per warrant, such warrants to be identical to the Private Warrants. The Sponsor has informed Kensington of the following: that the Sponsor intends to convert the loan into 400,000 warrants on the same terms as the Private Warrants (as contemplated by the warrant agreement pursuant to which the Private Warrants were issued) at the same time the Business Combination is completed and for such warrants to be issued equally to Justin Mirro, Kensington’s Chief Executive Officer and Chairman, and Daniel Huber, Kensington’s Chief Financial Officer, who had each advanced one-half
of such amount to the Sponsor in order for the loan to be made. Such warrants have an aggregate market value of approximately $120,000 based on the closing price of the Public Warrants of $0.30 on the NYSE on August 17, 2022;

•
the Sponsor and Kensington’s directors and officers and their respective affiliates will not receive reimbursement for any out-of-pocket
expenses incurred by them on Kensington’s behalf incident to identifying, investigating and completing a business combination to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless a business combination is consummated. As of July 31, 2022, the Sponsor and Kensington’s directors and officers and their respective affiliates had incurred approximately $13,000 of such reimbursable out-of-pocket
expenses;

•	the anticipated continuation of Justin Mirro, Kensington’s Chairman and Chief Executive Officer, as a director of New Amprius following the Closing;

•
on March 1, 2022, Kensington agreed to pay DEHC, an affiliate of Daniel Huber, Kensington’s Chief Financial Officer, $20,000 per month for 18 months. Upon the Closing, any portion of the $360,000 that has not yet been paid, will accelerate and become due and payable. As of July 31, 2022, an aggregate of $260,000 had not yet been paid pursuant to this agreement;

•
the fact that in the event Kensington receives commitments from other PIPE Investors to purchase PIPE Units in the PIPE, the Sponsor and/or its members, including Kensington’s officers, directors and affiliates, intend to invest an aggregate of approximately $5,000,000 in the PIPE;

•	the continued indemnification of current directors and officers of Kensington and the continuation of directors’ and officers’ liability insurance after the Business Combination; and

•	the fact that the Sponsor and its affiliates can earn a positive return on their investment, even if the Public Shareholders have a negative return on their investment in Amprius.
In addition to the 3,267,500 Kensington Original Units purchased by the Sponsor in the IPO at the public offering price, the Sponsor and its affiliates has invested in Kensington an aggregate of $8,225,000, comprised of the $25,000 purchase price for 9,857,142 Sponsor Shares, the $8,000,000 purchase price for the Private Warrants and a $200,000 loan to Kensington. The Sponsor has informed Kensington of the following: that the Sponsor intends to convert the loan into 400,000 warrants on the same terms as the Private Warrants (as contemplated by the warrant agreement pursuant to which the Private Warrants were issued) at the same time the Business Combination is completed and for such warrants to be issued equally to Justin Mirro, Kensington’s Chief Executive Officer and Chairman, and Daniel Huber, Kensington’s Chief Financial Officer, who had each advanced one-half of such amount to the Sponsor in order for the loan to be made. The existence of the differing, additional and/or conflicting interests described above may have influenced the decision of Kensington’s officers and directors to enter into the Business Combination Agreement and Kensington’s directors in making their recommendation that you vote in favor of the approval of the Business Combination. In particular, the existence of the interests described above may incentivize Kensington’s officers and directors to complete an initial business combination, even if on terms less favorable to Kensington’s Stockholders compared to liquidating Kensington, because, among other things, if Kensington is liquidated without completing an initial business combination, the Sponsor Shares would be worthless (which, if unrestricted and freely tradable, would be worth an aggregate of approximately $92,952,849.06 based on the difference between the closing price of the Kensington New Units (each Kensington New Unit consisting of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant) of $9.73 on the NYSE on August 17, 2022, minus the closing price of the Public Warrants of $0.30 on the NYSE on such date, resulting in a theoretical gain of $92,927,849.06).
The following table sets forth the amount of consideration received or to be received by the Sponsor and its affiliates in connection with the Business Combination and any related financing transaction:

Name	Consideration	Value
Kensington Capital Sponsor IV LLC	9,857,142 Sponsor Shares	$92,952,849.06	(1)(2)
Kensington Capital Sponsor IV LLC	16,000,000 Private Warrants	$4,800,000	(2)(3)
Kensington Capital Sponsor IV LLC	3,267,500 Kensington Original Units	$32,740,350	(2)(4)
Justin Mirro	$100,000 of Working Capital Loans	$60,000	(5)
Daniel Huber	$100,000 of Working Capital Loans	$60,000	(5)
DEHC LLC	Amounts due under agreement	$260,000	(6)

(1)
The value of the Sponsor Shares is based on the difference between the closing price of the Kensington New Units (each Kensington New Unit consisting of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant) minus the closing price of the Public Warrants on the NYSE on August 17, 2022.

(2)
Justin Mirro, Kensington’s Chief Executive Officer and Chairman, is the managing member of the managing member of the Sponsor. Consequently, he may be deemed the beneficial owner of the Sponsor Shares and to have voting and dispositive control over such securities. Mr. Mirro disclaims beneficial ownership of any securities other than to the extent he may have a pecuniary interest therein, either directly or indirectly. Each of Kensington’s other officers and directors are non-managing
members of the Sponsor and has an indirect pecuniary interest in Kensington Class A Ordinary Shares and Kensington Class B Ordinary Shares through his or her interests in the Sponsor.

(3)	The value of the Private Warrants is based on the closing price of the Public Warrants on the NYSE on August 17, 2022.
(4)	The value of the Kensington Original Units is based on the closing price of the Kensington Original Units on the NYSE on August 17, 2022.
(5)
These Working Capital Loans convert into 200,000 warrants with the same terms as the Private Warrants. The value of these warrants is based on the closing price of the Public Warrants on the NYSE on August 17, 2022.

(6)
DEHC is an affiliate of Daniel Huber, Kensington’s Chief Financial Officer. Upon the Closing, any portion of an aggregate of $360,000 that has not yet been paid to DEHC under its agreement with Kensington will be due and payable. The amount in the table represents the amount that had not been paid to DEHC at July 31, 2022.

These interests may influence Kensington’s directors in making their recommendation that you vote in favor of the approval of the Business Combination Proposal.

Reasons for the Approval of the Business Combination
After careful consideration, the Kensington Board recommends that Kensington shareholders vote “FOR” each Kensington Proposal at the Kensington extraordinary general meeting of shareholders.
For a description of Kensington’s reasons for the approval of the Business Combination and the recommendation of our board of directors, see the section entitled “
The Business Combination—Kensington’s Board of Directors’ Reasons for the Approval of the Business Combination
.”
Redemption Rights
Under the Existing Governing Documents, holders of Kensington Class A Ordinary Shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the Closing, including interest not previously released to Kensington to pay its franchise and income taxes, by (b) the total number of Kensington Class A Ordinary Shares included as part of the Kensington Units issued in the IPO. However, Kensington will not redeem any public shares to the extent that such redemption would result in Kensington having net tangible assets (as determined in accordance with
Rule 3a51-1(g)(1)
of the Exchange Act) of less than $5,000,001. For illustrative purposes, based on funds in the Trust Account of approximately $230.3 million on June 30, 2022, the per share redemption price would have been approximately $10.01. Under the Existing Governing Documents, in connection with an initial business combination, a Public Shareholder, together with any affiliate or any other person with whom such shareholder is acting in concert of as a “group” (as defined under Section 13(d)(3) of the Exchange Act), is restricted from seeking redemption rights with respect to more than 15% of the public shares.
If a holder exercises his, her or its redemption rights, then such holder will be exchanging his, her or its Kensington Class A Ordinary Shares for cash, will no longer own such Kensington Class A Ordinary Shares and will not participate in the future growth of Kensington, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its Kensington New Units (either physically or electronically) to Kensington’s transfer agent in accordance with the procedures described herein. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Kensington’s transfer agent in order to validly redeem its Public Shares. See the section entitled “
The Extraordinary General
Meeting of Kensington Shareholders—Redemption Rights
” for the procedures to be followed if you wish to redeem your shares for cash.
Prior to the Closing, the Public Shares will not separately trade. Instead, they will only trade as part of the Kensington Original Units, each of which consists of one Kensington Class A Ordinary Share, one Kensington Class 1 Warrant and one Kensington Class 2 Warrant, or as part of the Kensington New Units, each of which consists of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant. If you elect to redeem any Public Shares, any Kensington Class 2 Warrants that are attached (as part of the Kensington New Units) to Public Shares that are redeemed will expire upon such redemption. Further, you may not submit any Kensington Original Units for redemption. In order to exercise your redemption rights with respect to your Public Shares, you must separate the Kensington Original Units and receive, for each Kensington Original Unit, one Kensington Class 1 Warrant and one Kensington New Unit. It is Kensington’s understanding that this separation generally takes at least two business days to complete. As such, to the extent you desire to execute your redemption right, it is important that this separation occurs a sufficient amount of time in advance of the redemption deadline to ensure you are able to timely submit the Kensington New Unit for redemption of your Public Share in order to redeem your Public Share. Once you hold Kensington New Units, you are able to exercise the redemption right with respect to the underlying Public Share by timely submitting that Kensington New Unit for redemption of your Public Share. In connection with such redemption, the Kensington Class 2 Warrant in such Kensington New Unit will expire.

Ownership of New Amprius After the Closing
It is anticipated that, upon the Closing, based on the assumptions described in “
Frequently Used Terms,
” there will be approximately 98,739,098 shares of New Amprius Common Stock outstanding and approximately 112,857,088 shares of New Amprius Common Stock if all the options that relate to the Amprius Options are exercised, and the ownership of New Amprius will be as follows:

•
current holders of Amprius Common Stock will own 65,881,956 shares of New Amprius Common Stock, representing approximately 66.7% of the total shares then outstanding (and, assuming exercise of all of the options that relate to the Amprius Options that will be assumed by New Amprius at the Closing, current holders of Amprius Common Stock will own 79,999,946 shares of New Amprius Common Stock, which will represent approximately 70.9% of the total shares then outstanding);

•
to date, Kensington has not yet received any PIPE commitments. In the event the PIPE Investors purchase the currently expected maximum amount of 20 million PIPE Units, (of which the Sponsor or its members, including Kensington’s officers, directors or affiliates, intend to purchase an aggregate of approximately 500,000 PIPE Units in the PIPE in the event Kensington receives commitments from other PIPE Investors) upon consummation of the Business Combination, they would own 16.8% of the New Amprius Common Stock (excluding shares they did not purchase in the PIPE), current holders of Amprius Common Stock would own 55.5% of the New Amprius Common Stock, other than with respect to Public Shares owned by the Sponsor, the Public Shareholders would own 16.6% of the New Amprius Common Stock and the Sponsor or its members, including Kensington’s officers, directors or affiliates, would own 11.1% of the New Amprius Common Stock (before giving effect to any PIPE Units purchased by such people; assuming they purchase 500,000 PIPE Units, such people would own 11.5% of the New Amprius Common Stock);

•
other than with respect to Public Shares owned by the Sponsor (as discussed below), the Public Shareholders will own 19,732,500 shares of New Amprius Common Stock, representing approximately 20.0% of the total shares then outstanding (and, assuming exercise of all of the options that relate to the Amprius Options that will be assumed by New Amprius at Closing, Public Shareholders will own 19,732,500 shares of New Amprius Common Stock, which will represent approximately 17.5% of the total shares then outstanding); and

•
the holder of Sponsor Shares will own 13,124,642 shares of New Amprius Common Stock, which consists of 9,857,142 Sponsor Shares and 3,267,500 Public Shares, representing approximately 13.3% of the total shares then outstanding (and, assuming exercise of all of the options that relate to the Amprius Options that will be assumed by New Amprius at Closing, the holder of Sponsor Shares will own 13,124,642 shares of New Amprius Common Stock, which will represent approximately 11.6% of the total shares then outstanding).

Please see the section entitled “
Unaudited Pro Forma Condensed Combined Financial Information
” for further information.

SUMMARY RISK FACTORS
In evaluating the proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.” Some of these risks are summarized below
.
Risks Related to Amprius
Risks Related to Amprius’ Technology, Products and Manufacturing

•	If Amprius’ batteries fail to perform as expected, its ability to develop, market, and sell its batteries would be adversely affected.

•
Amprius may not succeed in developing a new high-volume manufacturing line for the production of its silicon nanowire anode that meets its requirements for cell quality, yield, throughput and other performance metrics. Additionally, assuming Amprius is able to develop a high-volume manufacturing line, it may be unreliable, require regular and significant maintenance and could be capital and resource intensive to operate.

•	Amprius may not meet its manufacturing cost targets, which would limit the size of its market opportunities.

•
Amprius’ establishment of a new
GWH-scale
manufacturing facility is subject to many risks, including, among others, risks relating to site acquisition, construction, permitting, delays, cost overruns, supply chain constraints, and operating in a new geographic area away from Amprius’ current headquarters.

•	Amprius may not succeed in retaining and attracting key employees, particularly technical talent, needed to operate and build its business successfully.

•	Amprius may encounter delays and technical obstacles in developing new battery products such as different cell formats to meet varied market requirements.

•
Certain components of Amprius’ batteries are hazardous and pose safety risks that may cause accidents in its manufacturing facility. Amprius may be subject to financial and reputational risks due to product recalls and product liability claims, and Amprius could face substantial liabilities that exceed its resources.

•
Amprius may not be able to accurately estimate the future supply and demand for its batteries, which could result in a variety of inefficiencies in its business and hinder its ability to generate revenue. If Amprius fails to accurately predict its manufacturing requirements, it could incur additional costs or experience delays.

Risks Related to Amprius’ Business and Industry

•
The battery market is intensely competitive. Competitors include new entrants and established companies, many of which have significantly greater resources than Amprius. Amprius’ products must compete with advances in new battery chemistries and manufacturing methods as well as continued improvements in conventional batteries and battery anodes.

•
Amprius’ future sales opportunities depend in part on the growth of markets for battery-powered aviation applications. These applications may develop slower or at a size that is less than expected, to the extent they develop at all.

•	Developments in alternative technology or other fossil fuel alternatives may adversely affect the demand for Amprius’ battery products.

•	Amprius has pursued and may continue to pursue development agreements and other strategic alliances, which could have an adverse impact on its business if they are unsuccessful.

•	Amprius may require additional capital to support business growth, and this capital might not be available on commercially reasonable terms or at all.

•
Amprius is an early stage company with a history of financial losses and expects to incur significant expenses and continuing losses for the foreseeable future. Amprius incurred a net loss of approximately $9.9 million and $7.0 million during the year ended December 31, 2021 and the six months ended June 30, 2022, respectively. Amprius believes that it will continue to incur operating and net losses each quarter until at least the time it begins scaled production of its batteries.

•
Amprius’ auditors identified material weaknesses in its internal control over financial reporting. If Amprius is unable to develop and maintain an effective system of internal controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act, it may not be able to accurately report its financial results in a timely manner, which may adversely affect investor confidence in Amprius and materially and adversely affect its stock price, business and operating results.

•
A significant portion of Amprius’ business depends on sales to the public sector, and its failure to receive and maintain government contracts or changes in the contracting or fiscal policies of the public sector could have a material adverse effect on its business.

Risks Related to Intellectual Property

•	Amprius relies heavily on its intellectual property portfolio. If Amprius is unable to protect its intellectual property rights, its business and competitive position would be harmed.

•	Amprius may need to defend itself against intellectual property infringement claims, which may be time-consuming and could cause it to incur substantial costs.
Risks Related to Litigation and Regulatory Compliance

•
Amprius’ operations expose it to litigation, environmental and other legal compliance risks. Compliance with laws and regulations can be expensive, and Amprius’ failure to comply with these laws and regulations may result in monetary damages and fines, adverse publicity and a material adverse effect on its business.

•
Amprius is or will be subject to anti-corruption and anti-bribery and anti-money laundering and similar laws, and non-compliance
with such laws can subject it to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect its business, results of operations, financial condition and reputation.

Risks Related to Kensington and the Business Combination

•
Kensington does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for Kensington to complete the Business Combination even if a substantial majority of the Public Shareholders elect to have their shares redeemed in the business combination.

•	Kensington Class 2 Warrants that are attached to Kensington Class A Ordinary Shares redeemed in connection with the Business Combination will expire.

•
The Kensington Board did not obtain a fairness opinion in determining whether or not to proceed with the Business Combination and, as a result, the terms may not be fair from a financial point of view to the Public Shareholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement/prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our, our management team’s, Amprius’ and Amprius’ management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement/prospectus may include, for example, statements about:

•	our ability to consummate the Business Combination;

•	the expected benefits of the Business Combination;

•	New Amprius’ financial and business performance following the Business Combination, including financial and business metrics;

•	changes in New Amprius’ strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	New Amprius’ ability to develop a high-volume manufacturing line and otherwise scale in a cost-effective manner;

•	the expected addressable market for New Amprius’ products;

•	developments relating to Amprius’ competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on Amprius’ business and the actions Amprius may take in response thereto;

•	Amprius’ expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	Amprius’ future capital requirements and sources and uses of cash;

•	Amprius’ ability to obtain funding for its operations;

•	Amprius’ business, expansion plans and opportunities; and

•	the outcome of any known and unknown litigation and regulatory proceedings.
These forward-looking statements are based on information available as of the date of this proxy statement/prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should not place undue reliance on these forward-looking statements in deciding how to vote your proxy or instruct how your vote should be cast on the proposals set forth in this proxy statement/prospectus. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the occurrence of any event, change or other circumstances that could delay, impede or prevent the Business Combination or give rise to the termination of the Business Combination Agreement;

•	the outcome of any legal proceedings that may be instituted against Kensington or New Amprius following announcement of the proposed Business Combination and transactions contemplated thereby;

•
the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of Kensington or of the parties to satisfy other conditions to the Closing in the Business Combination Agreement;

•	the ability to obtain or maintain the listing of New Amprius’ Common Stock on the NYSE following the Business Combination;

•	the risk that the proposed Business Combination disrupts current plans and operations of Amprius as a result of the announcement and consummation of the transactions described herein;

•
our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the amount of cash that New Amprius has following Closing, competition, and the ability of New Amprius to grow and manage growth profitably following the Business Combination;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the effect of the COVID-19 pandemic on Amprius’ business;

•	the ability of Amprius to execute its business model, including scaling production and the increase in addressable market for Amprius’ products;

•	New Amprius’ ability to raise capital;

•	the possibility that Kensington or New Amprius may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties described in this proxy statement/prospectus, including those under the section entitled “ Risk Factors .”
Should one or more of the risks or uncertainties described in this proxy statement/prospectus, or the underlying assumptions, prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

RISK FACTORS
New Amprius will face a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained in this proxy statement/prospectus, you should carefully consider the material risks described below before deciding how to vote your shares. You should also read and consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” in this proxy statement/prospectus
.
Risks Related to Amprius
The following risk factors will apply to the business and operations of New Amprius following the Closing. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to the business, financial condition, prospects and results of operations of New Amprius following the Closing. Unless the context otherwise requires, all references in this subsection “—Risks Related to Amprius” to “we,” “us” or “our” refer to Amprius.
Risks Related to Our Technology, Products and Manufacturing
If our batteries fail to perform as expected, our ability to develop, market and sell our batteries would be adversely affected.
Our batteries may contain defects in design and manufacture that may cause them to not perform as expected or that may require repairs, recalls and design changes. Our batteries are inherently complex and incorporate technology and components that have not been used for certain applications and that may contain defects and errors, particularly when first introduced to such applications. Although our batteries undergo quality control testing prior to release for shipment, there can be no assurance that we will be able to detect and fix all defects prior to shipment, and nonconformances, defects or errors could occur or be present in batteries that we release for shipment to customers. If our batteries fail to perform as expected, our customers may delay deliveries, our customer may terminate orders or we may initiate product recalls, each of which could adversely affect our sales and brand and could adversely affect our business, financial condition, prospects and results of operations.
Our battery architecture is different from our peers’ and may behave differently in customer use applications, certain applications of which we have not yet evaluated. This could limit our ability to deliver to certain applications. In addition, our historical data on the performance and reliability of our batteries is limited, and therefore our batteries could fail unexpectedly in the field resulting in significant warranty costs or brand damage in the market. Further, the silicon nanowire anode structure of our battery is different from traditional lithium-ion
batteries and therefore our batteries could be susceptible to different and unknown failure modes leading our batteries to fail and cause a safety event in the field. Such an event could result in the failure of our end customers’ product as well as the loss of life or property, resulting in severe financial penalties for us, including the loss of revenue, cancelation of supply contracts and the inability to win new business due to reputational damage in the market. In addition, some of our supply agreements require us to bear certain costs relating to recalls and replacements of end products when such recalls and replacements are due to defects of our battery products that are incorporated in such end products.
We may not succeed in developing a new high-volume manufacturing line that meets our requirements for cell quality, yield, throughput and other performance metrics. Additionally, assuming we are able to develop a high-volume manufacturing line, it may be unreliable, require regular and significant maintenance and could be capital and resource intensive to operate.
To date, we have manufactured on a
kWh-scale
capacity. Our ability to manufacture our batteries at scale depends on the successful development of an automated, high-volume manufacturing line for our silicon nanowire anode that meets our requirements for cell quality, throughput, yield, and other performance metrics. Currently, we do not have a manufacturing line capable of producing our silicon nanowire anode batteries at scale. As part of our manufacturing expansion plans, in addition to designing and building a
GWh-scale
manufacturing facility, we are in the process of developing an automated, high-volume manufacturing line. Although we have tested and validated the performance of our silicon nanowire anode on one supplier’s platform, there is no guarantee that the development and implementation of this manufacturing line will be successful. We, our potential suppliers and other equipment vendors may encounter significant engineering challenges, performance issues, delays, unforeseen development costs and other obstacles in building the high-volume manufacturing line, and if we are not successful, or if we encounter significant delays, our business, financial condition, prospects and results of operations would be adversely affected.
In addition, in order for us to produce our batteries at scale and at a cost advantage, we must achieve levels of cell quality, throughput, and yield demonstrated for mature battery production. As we have not produced our batteries at scale, our ability to achieve such rates is untested and subject to significant constraints and uncertainties. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, failures by suppliers to deliver necessary components of our batteries in a timely manner and at prices and volumes acceptable to us, environmental hazards and remediation costs, costs associated with commissioning of machines, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fires, seismic activity and natural disasters, and problems with equipment vendors. Should operational risks materialize, they may result in lower yield, which would negatively affect our revenue growth and profitability.
Additionally, the development of the manufacturing line will require us to make intensive capital expenditures before we are able to benefit from such development. The manufacturing line may also suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Further, unexpected equipment malfunctions may significantly affect the intended operational efficiency, thus materially and adversely affecting our business, financial condition, prospects and results of operations.
We may not meet our manufacturing cost targets, which would limit the size of our market opportunities.
We will require significant capital to develop and grow our business and expect to incur significant expenses, including those relating to the expansion of our manufacturing capacity, development of our high-volume manufacturing line, raw material procurement, leases, sales and distribution as we build our brand and market our batteries, and general and administrative costs. Our profitability will not only depend on our ability to successfully market our batteries, but also our ability to control our costs. Some of the processes in the manufacturing of our silicon nanowire anodes require CVD, for which equipment is more costly than those involved in standard anode production techniques. If we are unable to cost efficiently design, manufacture, market, sell and distribute our batteries, our margins, profitability and prospects would be materially and adversely affected. We have not yet commenced high-volume production of our batteries, and any cost advantage for the production of our batteries at scale, compared to conventional lithium-ion
batteries, will require us to manufacture at rates of cell quality, throughput, and yield demonstrated for mature batteries and battery material that we have not yet achieved. If we are unable to achieve these targeted rates, our business will be adversely impacted.
We rely on, and will continue to rely on, complex equipment for our operations, and production involves a significant degree of risk and uncertainty in terms of operational performance and costs.
We rely heavily on, and will continue to rely heavily on, complex equipment for our operations and the production of our batteries, which involves a significant degree of uncertainty and risk in terms of operational performance and costs. Our manufacturing equipment consists of many components, which may suffer unexpected malfunctions from time to time and may depend on repairs and spare parts to resume operations, which may not be available when needed. Problems with our manufacturing equipment could result in the loss of manufacturing equipment, damage to manufacturing facilities, monetary losses, delays, unanticipated fluctuations in production and personal injury to or death of workers. Should these precautions be inadequate or an event be larger than expected, we could have significant equipment or facility damage that would impact our ability to deliver our battery products and require additional cash to recover. In addition, in some cases, operational problems may result in environmental damage, administrative fines, increased insurance costs and potential legal liabilities. Any of these operational problems, or a combination of them could have a material adverse effect on our cash flows, business, financial condition, prospects or results of operations.
Furthermore, manufacturing technology may evolve rapidly, and we may decide to update our manufacturing processes more quickly than expected. Moreover, as we scale the commercial production of our batteries, our experience may cause us to discontinue the use of already installed equipment in favor of different or additional equipment. The useful life of any equipment that would be retired early as a result would be shortened, causing the depreciation on such equipment to be accelerated, and our results of operations could be negatively impacted.
Our establishment of a volume manufacturing facility is subject to many risks, including, among others, risks relating to site acquisition, construction, permitting, delays, cost overruns, supply chain constraints, and operating in a new geographic area away from our current headquarters.
We currently operate only at a
kWh-scale
manufacturing capacity. As part of our manufacturing expansion plans, we plan to design and build a
GWh-scale
manufacturing facility for our batteries, concurrently with the development of our high-volume manufacturing line for our silicon nanowire anode. We may not be successful in establishing our
GWh-scale
manufacturing facility. To date, we have commenced site selection for the new facility, but we have not yet secured a location or obtained the necessary licenses or permits for the manufacturing facility. In connection with the construction of the facility, we will need to identify and acquire the land or obtain leases for a suitable location appropriately zoned for activities involving hazardous materials, which will limit where we are able to locate the facility and may require us to pay a premium. In addition, we will need to operate the manufacturing facility in a new geographic area away from our current headquarters. If we fail to select an appropriate location, fail to complete the construction in an efficient manner, or fail to recruit the required personnel and generally manage our growth effectively, large-scale production of our batteries could be curtailed or delayed. Further, because our silicon nanowire anode process requires different equipment than traditional anode manufacturing, our capital equipment costs are likely to be higher than equipment used for production of graphite anodes. Based on our current expectations, we estimate that our capital equipment expenditures will range between $120.0 million and $150.0 million to achieve 1.0 GWh per year of manufacturing capacity, and that it will take approximately two years following the Closing to start volume manufacturing. The actual costs and time to complete our silicon nanowire process may materially exceed such estimates, if we are able to at all. Even if we are successful in the establishment of the new facility, our manufacturing capabilities could be affected by cost-overruns, unexpected delays, equipment failures, supply chain constraints, natural disasters, including earthquakes, fire, floods and typhoons, power failures, telecommunications failures, break-ins,
war, riots, terrorist attacks and numerous other factors that could prevent us from realizing the intended benefits of our manufacturing strategy, or cause the loss or corruption of data or malfunctions of software or hardware, and have a material adverse effect on our business.
We may not succeed in retaining and attracting key employees, particularly technical talent, needed to operate and build our business successfully.
Our success depends on our ability to attract and retain our executive officers, key employees and other qualified personnel, particularly technical talent, and as a relatively small company with key talent residing in a limited number of employees, our operations and prospectus may be severely disrupted if we lost their services. In particular, we are highly dependent on the services of Dr. Kang Sun, our Chief Executive Officer, and other senior technical and management personnel, including our executive officers, who would be difficult to replace.

If Dr. Sun or any other key personnel were to depart, we may not be able to successfully attract and retain senior leadership necessary to grow our business. As we build our brand and becomes better known, there is increased risk that competitors or other companies will seek to hire our personnel. The failure to attract, integrate, train, motivate and retain these personnel could seriously harm our business and prospects.
In addition, large-scale production in our new manufacturing facility will require us to hire and train highly-skilled personnel to operate the facility, including engineers, skilled workers and other laborers, and we may not be able to do so in the location at which our new manufacturing facility will be located. Recruiting and training such skilled staff will take significant cost and time, and an inability to do so timely or at all will inhibit the successful operation of the new manufacturing facility, thus negatively affecting our business.
Certain of our officers and other employees provide services to Amprius, Inc. and other entities formerly affiliated with Amprius, Inc.
Certain of our officers and other employees provide services to Amprius, Inc. Also, Dr. Kang Sun, our Chief Executive Officer, serves on the boards of certain entities that were formerly affiliated with Amprius, Inc. As a result, there could be competition for the time and effort of these individuals. If such officers and other employees do not devote sufficient attention to the management and operation of our business, our financial results may suffer.
We may be unsuccessful in transitioning certain services from Amprius, Inc. to us.
In connection with the Business Combination, we are transitioning certain administrative services and other functions from Amprius, Inc. to us. We may be unsuccessful in implementing this transition and performing these functions on our own, or engaging third parties to provide such services and may pay more for such services than we paid to Amprius, Inc. We could also suffer disruptions to our operations as we make the transition, which could delay the scale up our manufacturing capacity and have an adverse effect on our business, financial condition and results of operations.
We may encounter delays and technical obstacles in developing new battery products such as different cell formats to meet varied market requirements.
Our customers often require unique battery configurations or custom designs for their products. Once we enter into contracts with customers to produce batteries for their products, we expect to tailor the design of our batteries specifically to the products that these customers manufacture. This development process requires not only substantial lead time between the commencement of design efforts for customized batteries and the commencement of volume shipments of the battery cells to the customer, but also the cooperation and assistance of the customer in order to determine the requirements for each specific application. Technical problems may arise that affect the acceptance of our battery products by the customers. Our ability to tailor our batteries to meet the needs of our customers is affected by whether we can, amongst other things:

•	receive and maintain necessary intellectual property protections;

•	obtain governmental approvals and registrations;

•	comply with governmental regulations;

•	further develop and refine our technology; and

•	anticipate customer needs and preferences successfully.
If we are unable to design and develop new battery products that meet our customers’ requirements, we may lose opportunities to obtain purchase orders, and our reputation and prospects may be damaged.

Certain components of our batteries are hazardous and pose safety risks that may cause accidents in our manufacturing facility. We may be subject to financial and reputational risks due to product recalls and product liability claims, and we could face substantial liabilities that exceed our resources.
Due to the high energy density inherent in
lithium-ion
batteries, our batteries can pose certain safety risks, including the risk of fire. Accidents causing death or personal injury or property damage, can occur, and no high energy density battery will ever be 100% safe. For example, under certain abuse conditions, lithium-ion
batteries can go into thermal runaway, which can result in fire. Although we incorporate safety procedures in the research, development, manufacture and transportation of batteries that are designed to minimize safety risks, the manufacture or use of our battery products may still cause accidents. Any accident, whether occurring at our manufacturing facilities or from the use of our battery products, may result in significant production interruption, delays or claims for substantial damages caused by personal injuries or property damage.
In addition, due to the harsh environments in which batteries are used—extremely low temperature and pressure, and combat for military applications—our batteries go through rigorous testing to ensure safe behavior under abuse-case conditions. Although such tests been successful to date, we cannot assure you such tests will be successful in the future. If we have to make design changes to address any safety issues, we may have to delay or suspend our planned production, which could materially damage our brand, business, financial condition, prospects and results of operations.
Product liability claims, even those without merit or those that do not involve our battery products, could harm our business, financial condition, prospects and results of operations.
A successful product liability claim against us, resulting from safety issues or otherwise, could require us to pay a substantial monetary award. We may not be able to cover any substantial monetary judgment against us. Moreover, a product liability claim against us or our competitors could generate substantial negative publicity about our battery products and could have a material adverse effect on our brand, business, financial condition, prospects and results of operations.
We may not be able to accurately estimate the future supply and demand for our batteries, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict our manufacturing requirements, we could incur additional costs or experience delays.
We anticipate being required to provide forecasts of our demand to our current and future suppliers prior to the scheduled delivery of products to potential customers. Currently, there is limited historical basis for making judgments on the demand for our batteries and our ability to develop, manufacture, and deliver our battery products. Our customers’ final purchase orders may not be consistent with our estimates. If we overestimate our requirements, our suppliers may have excess inventory, which indirectly would increase our costs and result in unprofitable sales or write-offs. Given that our batteries are often customized to meet our customers’ specifications, they are susceptible to obsolescence due to their limited shelf life. Because we have no history of large-scale production, we may also be unable to forecast accurately the pace of manufacturing or the take-up
of our battery products by our customers.
If we underestimate our requirements, our suppliers may have inadequate inventory, which could interrupt manufacturing of our battery products and result in delays in shipments and revenues. In addition, lead times for materials and components that our suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If we fail to order sufficient quantities of battery components in a timely manner, the delivery of our batteries to our potential customers could be delayed, which would harm our business, financial condition and results of operations. Producing additional battery products to make up for any shortages within a short time frame may be difficult, making us unable to fulfill the purchase orders, especially due to the customized nature of our batteries. In either case, our business, financial condition, prospects and results of operations may be adversely affected.

We may not be able to establish supply relationships for necessary materials, components or equipment or may be required to pay more than anticipated for components or equipment, which could negatively impact our business.
We rely on third-party suppliers for components necessary to develop and manufacture our batteries, including key supplies such as our silane gas, substrate foil, electrolytes, separators, and cathode materials. We face risks relating to the availability of these materials and components, including that we will be subject to demand shortages and supply chain challenges and generally may not have sufficient purchasing power to eliminate the risk of price increases for the raw materials and lines we need. For example, we expect to procure the silane gas needed for our manufacturing from REC Silicon ASA, a global supplier of silane and silicon materials; however, we expect that they will be unable to supply the volume required for highly scaled production. We are also in the process of collaborating with other key suppliers but have not yet entered into agreements for the supply of scaled production quantities of these materials. To the extent that we are unable to enter into commercial agreements with these suppliers on beneficial terms, or these suppliers experience difficulties ramping up their supply of materials to meet our requirements, high-volume production of our batteries will be delayed and we will not be able to meet our production timelines.
Separately, we may be subject to various supply chain requirements regarding, among other things, conflict minerals and labor practices. We may be required to incur substantial costs to comply with these requirements, which may include locating new suppliers to replace existing ones. We may not be able to find any new suppliers for certain raw materials or components required for our operations, or such suppliers may be unwilling or unable to provide us with products.
We expect to incur significant costs related to procuring materials required to manufacture and assemble our batteries. We expect to use various materials in our batteries that will require us to negotiate purchase agreements and delivery lead-times on advantageous terms. We may not be able to control fluctuation in the prices for these materials or negotiate agreement with suppliers on terms that are beneficial to us. Substantial increases in the prices for our raw materials, or our inability to reduce our raw material costs as we scale, would negatively impact our prospects.
Any disruption in the supply of components or materials could temporarily disrupt research and development activities or production of our batteries until an alternative supplier is able to supply the required material. Changes in business conditions, unforeseen circumstances, governmental changes, and other factors beyond our control or which we do not presently anticipate, could also affect our suppliers’ ability to deliver components to us on a timely basis. Any of the foregoing could materially and adversely affect our business, financial condition, prospects and results of operations.
We are actively monitoring the impacts of Russia’s invasion of Ukraine and continuing to assess its potential to adversely affect our business. Our business has not been directly impacted by this ongoing military conflict,
as we have no assets or operations, and we have not purchased materials from, Russia, Belarus or Ukraine. To date, we have not experienced any material disruption in our business. Accordingly, we have not yet taken measures to mitigate potential adverse effects of such conflict. However, the length and outcome of Russia’s invasion of Ukraine is highly unpredictable. The conflict may continue to cause significant market and other disruptions, including significant volatility in commodity prices, supply of components and supply chain interruptions, which could adversely and adversely affect our business, financial condition, prospects and results of operations.
Currency fluctuations, geopolitics, trade barriers, embargoes, tariffs or shortages and other general economic or political conditions may limit our ability to obtain key components for our batteries or significantly increase freight charges, raw material costs and other expenses associated with our business, which could further materially and adversely affect our business, financial condition, prospects and results of operations.

Risks Related to Our Business and Industry
The battery market is intensely competitive. Competitors include new entrants and established companies, many of which have significantly greater resources than us. Our battery products must compete with advances in new battery chemistries and manufacturing methods as well as continued improvements in conventional batteries and battery anodes.
The battery market in which we compete continues to evolve rapidly and is highly competitive. To date, we have focused our efforts on our silicon nanowire technology, which is designed to outperform conventional lithium-ion
battery technology and other battery technologies. However,
lithium-ion
battery technology has been widely adopted and our current competitors have, and future competitors may have, greater resources than us and may also be able to devote greater resources to the development of their current and future technologies. These competitors also may have greater access to customers and may be able to establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and competitive positioning. In addition, lithium-ion
battery manufacturers may make improvements in energy density faster than they have historically, continue to reduce cost and expand supply of conventional batteries and therefore reduce our energy density advantage and price premium, which would negatively impact the prospects for our business or negatively impact our ability to sell our battery products at a market-competitive price and sufficient margins.
There are a number of companies seeking to develop alternative approaches to lithium-ion
battery technology. We expect competition in battery technology to intensify. Developments in alternative technologies or improvements in batteries technology made by competitors may materially adversely affect the sales, pricing and gross margins of our batteries. If a competing technology is developed that has superior operational or price performance, our business will be harmed. If we fail to accurately predict and ensure that our battery technology can address customers’ changing needs or emerging technological trends, or if our customers fail to achieve the benefits expected from our silicon nanowire technology, our business will be harmed.
We expect to commit significant resources to scale our battery manufacturing capacity and maintain a competitive position, and these commitments may be made without knowing whether such investments will result in products potential customers will accept. There is no assurance we will successfully identify new customer requirements, develop and bring our batteries to market on a timely basis, or that products and technologies developed by others will not render our batteries obsolete or noncompetitive, any of which would adversely affect our business, financial condition and results of operations.
Customers will be less likely to purchase our batteries if they are not convinced that our business will succeed in the long term. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed in the long term. Accordingly, in order to build and maintain our business, we must maintain confidence among current and future partners, customers, suppliers, analysts, ratings agencies and other parties in our long-term financial viability and business prospects. Maintaining such confidence may be particularly complicated by certain factors including those that are largely outside of our control, such as our limited operating history, market unfamiliarity with our battery products, any delays in scaling manufacturing, delivery and service operations to meet demand, competition and uncertainty regarding our production and sales performance compared with market expectations.
Our future sales opportunities depend in part on the growth of markets for battery-powered aviation applications. These applications may develop slower or at a size that is less than expected, to the extent they develop at all.
Our growth and future demand for our battery products is dependent in part upon the adoption by consumers of alternative fuel vehicles in general and battery-powered aviation applications in particular. The market for new energy vehicles is still evolving, characterized by changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards, and changing consumer demands and behaviors.

Market estimates and growth forecasts are also subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. For example, if the assumptions that we base our market forecasts on, including the continued development and availability of high performance batteries at a competitive price point, OEM investment in aircraft and software, consumer preference and, with respect to electric air transportation, regulatory approval and the requisite infrastructure, are incorrect, this expected growth may occur slower than expected, if it occurs at all. If the market for battery-powered applications in general does not develop as expected, or develops more slowly than expected, our business, financial condition, prospects and results of operations could be harmed.
Developments in alternative technology or other fossil fuel alternatives may adversely affect the demand for our battery products.
Significant developments in alternative technologies, such as fuel cell technology, advanced diesel, ethanol or natural gas, or breathing batteries, may materially and adversely affect our business, financial condition, prospects and results of operations in ways that we may not currently anticipate. Existing and other battery technologies, fuels or sources of energy may emerge as customers’ preferred alternatives to our battery products. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced alternative products, which could result in decreased revenue and adversely affect our prospects.
Our research and development efforts may not be sufficient to adapt to changes in alternative fuels or aviation and EV technology. As technologies evolve, we plan to develop more efficient manufacturing process, and advanced battery chemistry, which may also negatively impact the adoption of our other battery products. However, we may not compete effectively with alternative systems if we are not able to develop, source and integrate the latest technology into our battery products.
We have pursued and may continue to pursue development agreements and other strategic alliances, which could have an adverse impact on our business if they are unsuccessful.
We have entered into development agreements and master supply agreements with certain of our customers, and may in the future enter into similar arrangements and development agreements with our customers, including with Airbus and the U.S. Army. While offering potential benefits, these strategic alliances with OEMs and others could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance
by our partners and costs of establishing and maintaining new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of our partners and, to the extent any of them suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with them. For example, if we rely on our partners’ manufacturing facilities, those operations would be outside of our control. We could experience delays if our partners do not meet agreed-upon timelines or experience capacity constraints, and in turn, we could lose customers and face reputational harm.
Our ability to grow will depend, in part, on our ability to contract with aviation and EV OEMs to incorporate our batteries in their products, which will require significant time and expense, and may not come to fruition.
Our success, and our ability to increase revenue and operate profitably, depends in part on our ability to contract with aviation and EV OEMs. This process will require significant time and resources, especially for incorporation into EVs. For example, EV manufacturers frequently require several years of evaluation prior to incorporating new products, like our batteries, into their EVs. This evaluation process includes, among other things, extensive safety and abuse tests, performance tests and cost modeling. We have not begun this process with any EV manufacturers. Thus, our efforts to expand our manufacturing and sales to OEMs may not be successful, and may never result in products that achieve market acceptance, create additional revenue or become profitable, thus harming our business, financial condition, prospects and results of operations.

Our research and development efforts strive to create products that are on the cutting edge of technology and meeting the evolving requirements of our customers, but competition in our industry is high. To secure acceptance of our battery products, we must also constantly develop and introduce cost-effective, increasingly more scalable silicon nanowire batteries with enhanced functionality and performance to meet evolving industry standards. If we are unable to retain and grow our existing customer relationships, or convert early trial deployments into meaningful orders, our business, financial condition, prospects and results of operations could be materially adversely affected.
If existing customers do not make subsequent purchases from us or renew their contracts with us, our revenue could decline, and our results of operations would be adversely impacted.
We derive a significant portion of our revenue from existing customers that expand their relationships with us. Increasing the size and number of the deployments of our existing customers is an important part of our growth strategy. We may not be effective in executing this or any other aspect of our growth strategy.
For our customers who individually represent 10% or more of period revenue, our top two customers together represented 80% of our revenue for the year ended December 31, 2021, our top three customers together accounted for 95% of our revenue for the year ended December 31, 2020, our top four customers together represented 84% of our revenue for the six months ended June 30, 2022 and our top two customers together represented 85% of our revenue for the six months ended June 30, 2021. Certain of our customers, including customers that represent a significant portion of our business, have in the past reduced their spend with us or terminated their agreements with us, which has reduced our anticipated future cash receipts or revenue from these customers. It is not possible for us to predict the future level of demand from our larger customers for our battery products, and there can be no assurance that our existing customers will continue to purchase from us.
Achieving renewal or expansion of deployments may require us to increasingly engage in sophisticated and costly sales efforts that may not result in additional sales. In addition, our customers’ decisions to expand the use of our battery products depends on a number of factors, including general economic conditions, the functioning of our batteries, and our customers’ satisfaction with our battery products. If our efforts to expand within our existing customer base are not successful, our business may suffer.
We may require additional capital to support business growth, and this capital might not be available on commercially reasonable terms or at all.
We may need additional capital before we commence production at scale, and it may not be available on acceptable terms, if at all. For example, our capital budget assumes, among other things, that (i) Kensington will satisfy the Minimum Cash Condition, which is a condition that we may choose to waive if not satisfied, and (ii) our development timeline progresses as planned and our corresponding expenditures are consistent with current expectations, both of which are subject to various risks and uncertainties, including those described herein. To date, Kensington has not received any commitments from any PIPE Investors.
More specifically, we expect our capital expenditures and working capital requirements to increase materially in the near future, as we design our automated, high-volume manufacturing line and scale up production. Through this process, we expect our operating expenses will increase substantially on account of increased headcount and other general and administrative expenses necessary to support a rapidly growing company.
As a result, we may need to access the debt and equity capital markets to obtain additional financing in the future. However, these sources of financing may not be available on acceptable terms, or at all. Our ability to obtain additional financing will be subject to a number of factors, including:

•	market conditions;

•	the level of success with our current manufacturing capabilities;

•	our operating performance;

•	investor sentiment; and

•	our ability to incur additional debt in compliance with any agreements governing our then-outstanding debt.
Additionally, the military conflict between Russia and Ukraine, which began in February 2022, has had an adverse impact on the global economy and financial markets. Although our business has not been directly impacted by this ongoing military conflict, as we have no assets or operations, and we have not purchased materials from, Russia, Belarus or Ukraine, it is impossible to predict the extent to which our operations, or those of our customers, suppliers and manufacturers, will be impacted in the short and long term, or the ways in which the conflict may impact our business. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be material.
These factors may make the timing, amount, terms or conditions of additional financings unattractive to us. If we raise additional funds by issuing equity, equity-linked or debt securities, those securities may have rights, references or privileges senior to the rights of our currently issued and outstanding equity or debt, and our existing stockholders may experience dilution. If we are unable to generate sufficient funds from operations or raise additional capital, we may be forced to take actions to reduce our capital or operating expenditures, including by eliminating redundancies, or reducing or delaying our production facility expansions, which may adversely affect our business, financial condition, prospects and results of operations.
Our future growth and success depend in part on our ability to grow our customer base and effectively sell to a wide variety of customers.
Our potential customers are manufacturers of products that tend to be large enterprises or governmental agencies. Therefore, our future success will depend on our ability to grow our customer base and effectively sell to a wide variety of customers. Sales to these end-customers
involve risks that may not be present (or that are present to a lesser extent) with sales to smaller customers. These risks include, but are not limited to, (i) increased purchasing power and leverage held by large customers in negotiating contractual arrangements with us and (ii) longer sales cycles and the associated risk that substantial time and resources may be spent on a potential end-customer
that elects not to purchase our solutions.
Large organizations often undertake a significant evaluation process that results in a lengthy sales cycle. In addition, product purchases by large organizations are frequently subject to budget constraints, multiple approvals and unanticipated administrative, processing and other delays. Finally, large organizations typically have longer implementation cycles, require greater product functionality and scalability, require a broader range of services, demand that vendors take on a larger share of risks, require acceptance provisions that can lead to a delay in revenue recognition and expect greater payment flexibility. All of these factors can add further risk to business conducted with these potential customers.
In addition, if we were unable to maintain or increase our customer retention rates or generate new customers in a cost-effective manner, our business, financial condition and results of operations would likely be adversely affected. We cannot assure you that we will be able to maintain or grow our customer base in a cost-effective way. If we are unable to develop high quality products at scale, or introduce new products, we may fail to attract new customers or lose our existing customers, which could adversely affect our growth and profitability.

Our business model has yet to be tested and any failure to realize our strategic plans would have an adverse effect on our operating results and business, harm our reputation and could result in substantial liabilities that exceed our resources.
There is additional risk associated with new enterprises like Amprius, that are encountering new challenges and issues for the first time, many of which are beyond our control, including substantial risks and expenses in the course of establishing or entering new markets, organizing operations and undertaking marketing activities. The likelihood of our success must be considered in light of these risks, expenses, complications, delays and the competitive environment in which we operate. There is, therefore, nothing at this time upon which to base an assumption that our business plan will prove successful, and we may not be able to generate significant revenue, raise additional capital or operate profitably. We will continue to encounter risks and difficulties frequently experienced by early commercial stage companies, including scaling up our infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with our growth. In addition, as a result of the capital requirements of our business, we can be expected to continue to sustain substantial operating expenses without generating sufficient revenue to cover expenditures. Any investment in our company is therefore highly speculative and could result in the loss of your entire investment.
It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. In the event that actual results differ from our estimates or we adjust our estimates in future periods, our business, financial condition, prospects and results of operations could be materially affected.
We are an early stage company with a history of financial losses and expect to incur significant expenses and continuing losses for the foreseeable future.
We incurred a net loss of approximately $9.9 million and $7.0 million during the year ended December 31, 2021 and the six months ended June 30, 2022, respectively. We believe that we will continue to incur operating and net losses each quarter until at least the time we begin scaled production of our batteries.
We expect the rate at which we will incur losses to be significantly higher in future periods as we, among other things: continues to incur significant expenses in connection with building out our high-volume manufacturing facility and manufacturing line; hiring the experienced scientific, quality-control, and manufacturing personnel needed to operate our scaled manufacturing processes; building up inventories of components for our batteries; increasing our sales and marketing activities; develop our distribution infrastructure; and increasing our general and administrative functions to support our growing operations. We may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses.
Our history of recurring losses and anticipated expenditures raise substantial doubts about our ability to continue as a going concern. Our ability to continue as a going concern requires that we obtain sufficient funding to finance our operations.
We have incurred operating losses to-date and it is possible we will never generate profit. We have concluded that substantial doubt exists regarding our ability to continue as a going concern for 12 months following the issuance of our interim unaudited condensed financial statements included elsewhere in this proxy statement/prospectus. Our unaudited condensed financial statements included elsewhere in this proxy statement/prospectus have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of these uncertainties related to our ability to operate on a going concern basis.
If we are unable to raise sufficient capital when needed, our business, financial condition and results of operations will be materially and adversely affected, and we will need to significantly modify our operational plans to continue as a going concern. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. Our lack of cash resources and our potential inability to continue as a going concern may materially adversely affect our share price and our ability to raise new capital or to enter into critical contractual relations with third parties due to concerns about our ability to meet our contractual obligations.
If we fail to effectively manage our future personnel growth, we may not be able to market and sell our batteries successfully.
Our future success depends upon our ability to grow, and if we are unable to manage our personnel growth effectively, we may incur unexpected expenses and be unable to meet our eventual customers’ requirements, all of which could materially adversely affect our business, financial condition, prospects and results of operations. To manage our current and anticipated future growth effectively, we must continue to maintain and enhance our infrastructure, financial and accounting systems and controls. We must also attract, train and retain a significant number of scientists, engineers, sales and marketing personnel, technical and manufacturing personnel and management personnel, and the availability of such personnel may be constrained. For more information, see “
—We may not succeed in retaining and attracting key employees, particularly technical talent, needed to operate and build our business successfully
.”
As we continue to grow, including from the integration of employees and businesses acquired in connection with future acquisitions, we may find it difficult to maintain important aspects of our corporate culture, which could negatively affect our profitability and our ability to retain and recruit qualified personnel who are essential for our future success. If we do not effectively manage our growth, we may not be able to execute on our growth plan, respond to competitive pressures, take advantage of market opportunities, satisfy customer requirements or manufacture high-quality battery products. Additionally, we may not be able to expand and upgrade our infrastructure to accommodate future growth.
Failure to effectively manage our growth could also lead us to over-invest or under-invest in development and operations; result in weaknesses in our infrastructure, systems or controls; give rise to operational mistakes, financial losses, loss of productivity or business opportunities; and result in loss of employees and reduced productivity of remaining employees. Our growth is expected to require significant capital expenditures, which may lower our earnings, and may divert financial resources from other projects such as the development of new products and services. If we are unable to manage our growth effectively, our expenses may increase more than expected, our revenue may not increase or may grow more slowly than expected and we may be unable to implement our business strategy.
We have been, and may in the future be, adversely affected by the global
COVID-19
pandemic and/or any other pandemic.
We face various risks related to epidemics, pandemics and other outbreaks, including the recent
COVID-19
pandemic. The impact of
COVID-19,
including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity. If a significant portion of our workforce is unable to work due to
COVID-19
illness, quarantine or other government restrictions in connection with
COVID-19,
our operations may be negatively impacted. The spread of
COVID-19
has also impacted our potential customers and suppliers by disrupting the manufacturing, delivery and overall supply chain of battery and device manufacturers. As a result, the effects of the
COVID-19
pandemic could impact the availability of materials and resources necessary for our operations.
The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home
or
shelter-in-place
orders, and business

shutdowns. For example, some employees at our headquarters located in Fremont, California were subject to a stay-at-home
order from the state government for a period of time. These measures have and may continue to adversely impact our employees and operations and the operations of our suppliers, vendors and business partners, and may negatively impact our sales and marketing activities. In addition, various aspects of our business cannot be conducted remotely. These measures by government authorities may remain in place for a significant period of time and could adversely affect our future manufacturing plans, sales and marketing activities, business and results of operations. We may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, suppliers, vendors and business partners.
The extent to which the
COVID-19
pandemic continues to impact our business, financial condition, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating activities can resume. Even after the
COVID-19
pandemic has subsided, we may continue to experience an adverse impact to our business as a result of its global economic impact, including any recession that has occurred or may occur in the future.
There are no comparable recent events that may provide guidance as to the effect of the spread of
COVID-19
and a pandemic, and, as a result, the ultimate impact of the
COVID-19
pandemic or a similar health epidemic is highly uncertain.
Certain members of our management do not have experience in operating a public company.
Certain of our executive officers do not have experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the policies, practices or internal controls over financial reporting required of public companies in the United States. As a result, we may be required to pay higher outside legal, accounting or consulting costs than our competitors, and our management team members may have to devote a higher proportion of their time to issues relating to compliance with the laws applicable to public companies, both of which might put us at a disadvantage relative to competitors.
We will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition and results of operations.
We will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is likely that we will expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.
Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously. For example, we have created, or will create, new Board committees and adopted, or will adopt, new internal controls and disclosure controls and procedures. In addition, we will incur expenses associated with SEC reporting requirements. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of us. It will also be more expensive to obtain director and officer liability insurance. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to spend money that could otherwise be used on our research and development programs and to achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
Our insurance coverage may not be adequate to protect us from all business risks.
We may be subject, in the ordinary course of business, to losses resulting from products liability, accidents, acts of God, and other claims against us, for which we may have no insurance coverage. As a general matter, the policies that we do have may include significant deductibles or self-insured retentions, and we cannot be certain that our insurance coverage will be sufficient to cover all future losses or claims against us. A loss that is uninsured or which exceeds policy limits may require us to pay substantial amounts, which could adversely affect our business, financial condition and results of operations.
Our auditors identified material weaknesses in our internal control over financial reporting. If we are unable to develop and maintain an effective system of internal controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our stock price, business and operating results.
Effective internal control over financial reporting is necessary for us to provide reliable financial reports in a timely manner. In connection with the audit of our financial statements for the year ended December 31, 2021, our auditors identified two material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
The first material weakness related to us not designing or maintaining an effective control environment specific to the areas of our financial reporting and close process, including ineffective review, analysis and approval of journal entries and ineffective review of monthly financial statements. This material weakness resulted in misstatements that were corrected prior to the completion and issuance of our audited financial statements.
The second material weakness related to inadequate segregation of incompatible duties due to the small size of our accounting and finance team.
In order to address these identified material weaknesses, we are in the process of increasing re
s
ources within our finance department, including the expansion of our accounting, control and compliance functions to develop and implement continued improvements and enhancements to address the overall deficiencies that led to the material weaknesses. Our management believes that these actions will enable us to address the material weaknesses that were identified in a timely manner and maintain properly designed and effective system of internal control over financial reporting and provide appropriate segregation of duties. However, these remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.
We plan to continue to assess our internal controls and procedures and intend to take further action as necessary or appropriate to address any other matters we identify. We cannot assure you that the measures we have taken to date and may take in the future, will be sufficient to remediate the control deficiencies that led to our material weaknesses in internal control over financial reporting or that it will prevent or avoid potential future material weaknesses. The effectiveness of our internal control over financial reporting is subject to various inherent limitations, including cost limitations, judgments used in decision making, assumptions about the likelihood of future events, the possibility of human error and the risk of fraud. If we are unable to remediate the material weaknesses, our ability to record, process and report financial information accurately, and to prepare financial statements within the time periods specified by the forms of the SEC, could be adversely affected which, in turn, to may adversely affect our reputation and business and the market price of New Amprius’ common stock. In addition, any such failures could result in litigation or regulatory actions by the SEC or other regulatory authorities, loss of investor confidence, delisting of our securities and harm to our reputation and financial condition, or diversion of financial and management resources from the operation of our business.
In addition, it is possible that control deficiencies could be identified by our management or by our independent registered public accounting firm in the future or may occur without being identified. Such a failure could result in regulatory scrutiny and cause investors to lose confidence in our reported financial condition, lead to a default under future indebtedness and otherwise have a material adverse effect on our business, financial condition, cash flow or results of operations.
As a public company, New Amprius will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of its internal control over financial reporting for future annual reports on Form 10-K to be filed with the SEC. This assessment will need to include disclosure of any material weaknesses identified by New Amprius’ management in its internal control over financial reporting. Eventually, it is possible that New Amprius’ independent registered public accounting firm will also be required to audit the effectiveness of its internal control over financial reporting in future annual reports on Form 10-K to be filed with the SEC. New Amprius will be required to disclose changes made in its internal control over financial reporting on a quarterly basis. Failure to comply with the Sarbanes-Oxley Act could potentially subject New Amprius to sanctions or investigations by the SEC, the applicable stock exchange or other regulatory authorities, which would require additional financial and management resources. We have begun the process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404 in the future, but we may not be able to complete our evaluation, testing and any required remediation in a timely fashion.
New Amprius’ ability to utilize its net operating losses, tax credit carryforwards, and certain other tax attributes to offset future taxable income may be subject to certain limitations.
In general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to use its pre-change
net operating loss carryforwards, or NOLs, to offset future taxable income. The limitations apply if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three-year period. If Amprius has experienced an ownership change at any time since its incorporation, New Amprius may already be subject to limitations on its ability to utilize Amprius’ existing NOLs and other tax attributes to offset taxable income or tax liability. In addition, the Business Combination and future changes in New Amprius’ stock ownership, which may be outside of New Amprius’ control, may trigger an ownership change. Similar provisions of state tax law may also apply to limit New Amprius’ use of accumulated state tax attributes. As a result, even if New Amprius earns net taxable income in the future, its ability to use its or Amprius’
pre-change
NOL carryforwards and other tax attributes to offset such taxable income or tax liability may be subject to limitations, which could potentially result in increased future income tax liability to New Amprius. Further, because Amprius and Amprius, Inc. were members of a consolidated group for U.S. federal income tax purposes up to the Effective Date of the Business Combination, NOLs and other tax attributes of Amprius are available to be utilized by any member of the consolidated group. Accordingly, Amprius’ existing NOLs and other tax attributes may not be available to offset future income tax liabilities.
There is also a risk that changes in law or regulatory changes made in response to the need for some jurisdictions to raise additional revenue to help counter the fiscal impact from the
COVID-19
pandemic or for

other unforeseen reasons, including suspensions on the use of net operating losses, tax credits, and other tax attributes, possibly with retroactive effect, may result in New Amprius and Amprius’ existing net operating losses, tax credits, or other tax attributes expiring or otherwise being unavailable to offset future income tax liabilities. Also, starting in fiscal year 2022, the Tax Cuts and Jobs Act requires taxpayers to capitalize research and development expenditures and to amortize domestic expenditures over five years and foreign expenditures over 15 years. If Congress does not modify or repeal this provision, it may result in the acceleration of future taxable income (and associated income tax liabilities) for New Amprius, beginning in fiscal year 2022. Any resulting income tax liabilities may reduce New Amprius’ cash flows beginning in fiscal year 2022.
The Internal Revenue Service (“IRS”) or other taxing authority could assert income tax liability against Amprius, notwithstanding the provisions of the Tax Sharing Agreement.
Under the Tax Sharing Agreement between Amprius and Amprius, Inc., Amprius, Inc. generally would be required to indemnify Amprius for the U.S. federal income tax liabilities of the U.S. federal consolidated group of which Amprius, Inc. and Amprius are members (and any similar consolidated, combined or unitary tax group for state tax purposes) for taxable periods prior to (and including) the Effective Date of the Business Combination (a “Consolidated Return Year”). The Tax Sharing Agreement also provides that Amprius, Inc. will generally control any tax returns and any tax audits or other proceedings for the taxes addressed by the Tax Sharing Agreement. However, the Tax Sharing Agreement is not binding on the IRS or other state taxing authority, and does not prevent the IRS or other state taxing authority from asserting a tax claim against Amprius or New Amprius for any unpaid income tax liabilities of Amprius or Amprius, Inc. for any Consolidated Return Year. If that were to occur, Amprius would be required to seek indemnification against Amprius, Inc. for payment of any amounts on such claims, and Amprius, Inc.’s ability to satisfy such claims may depend on whether Amprius, Inc. is able to sell sufficient shares of New Amprius to satisfy the tax liability.
The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, financial condition, prospects and results of operations.
We currently, and expect to continue to, benefit from certain government subsidies and economic incentives including tax credits, rebates and other incentives that support the development and adoption of clean energy technology. We cannot assure you that these subsidies and incentive programs will be available to us at the same or comparable levels in the future. Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, or the reduced need for such subsidies and incentives due to the perceived success of clean and renewable energy products or other reasons, may require us to seek additional financing, which may not be obtainable on commercially attractive terms or at all, and may result in the diminished competitiveness of the battery cell industry generally or our silicon nanowire battery cells in particular. Any change in the level of subsidies and incentives from which we benefit could materially and adversely affect our business, financial condition, prospects and results of operations.
A significant portion of our business depends on sales to the public sector, and our failure to receive and maintain government contracts or changes in the contracting or fiscal policies of the public sector could have a material adverse effect on our business.
We currently rely on U.S. government contracts (as a prime contractor or subcontractor) for a material portion of our revenue and to partially fund our research and development activities, and we believe that the success and growth of our business will continue to depend on our successful procurement of government contracts.
Sales to government agencies are subject to a number of challenges and risks. Selling to government agencies can be highly competitive, expensive, and time-consuming, often requiring significant upfront time and expense without any assurance that these efforts will generate a sale. We also must comply with laws and regulations relating to the formation, administration, and performance of contracts, which provide public sector customers rights, many of which are not typically found in commercial contracts.

Accordingly, our business, financial condition, prospects and results of operations may be adversely affected by certain events or activities, including, but not limited to:

•	changes in fiscal or contracting policies or decreases in available government funding;

•	changes in government programs or applicable requirements;

•
changes in the political environment, including before or after a change to the leadership within the government administration, and any resulting uncertainty or changes in policy or priorities and resultant funding;

•
appeals, disputes, or litigation relating to government procurement, including but not limited to bid protests by unsuccessful bidders on potential or actual awards of contracts to us or our partners by the government;

•	the adoption of new laws or regulations or changes to existing laws or regulations;

•	influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; and

•	increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors.
Any such event or activity, among others, could cause governments and governmental agencies to delay or refrain from purchasing our battery products in the future, reduce the size or payment amounts of purchases from existing or new government customers, or otherwise have an adverse effect on our business, financial condition, prospects and results of operations.
Government contracts often also contain provisions and are subject to laws and regulations that provide government customers with additional rights and remedies not typically found in commercial contracts. These rights and remedies allow government customers, among other things, to:

•	terminate existing contracts for convenience;

•	reduce orders under or otherwise modify contracts;

•
for contracts subject to the Truth in Negotiations Act, reduce the contract price or cost where it was increased because a contractor or subcontractor furnished cost or pricing data during negotiations that was not complete, accurate, and current;

•
for some contracts, (i) demand a refund, make a forward price adjustment, or terminate a contract for default if a contractor provided inaccurate or incomplete data during the contract negotiation process and (ii) reduce the contract price under triggering circumstances, including the revision of price lists or other documents upon which the contract award was predicated;

•	decline to exercise an option to renew a multi-year contract;

•
claim rights in solutions, systems, or technology produced by us, appropriate such work-product for their continued use without continuing to contract for our services, and disclose such work-product to third parties, including other government agencies and our competitors, which could harm our competitive position;

•	prohibit future procurement awards with a particular agency due to a finding of organizational conflicts of interest;

•	suspend or debar us from doing business with the applicable government; and

•	control or prohibit the export of our battery products and technology.
Government contracts are also generally subject to greater scrutiny by the government, which can initiate reviews, audits and investigations regarding our compliance with government contract requirements. Current and new regulations or procurement requirements (including, for example regulations regarding counterfeit and corrupt parts, supply chain diligence, mandatory socioeconomic compliance requirements and cybersecurity) or changes to current requirements could increase our costs and risk of non-compliance.
Failure to comply with government contracting laws, regulations and contract requirements, or adverse findings from a government audit or investigation can lead to criminal, civil or administrative proceedings (including pursuant to the False Claims Act), termination of contracts, forfeiture of profits, suspension of payments, adverse media coverage, fines and suspension or debarment from doing business with U.S. government agencies, all of which may have an adverse effect on our reputation, business, financial condition, prospects and results of operations.
Our technology and our website, systems, and data we maintain may be subject to intentional disruption, security breaches and other security incidents, or alleged violations of laws, regulations, or other obligations relating to data handling that could result in liability and adversely impact our reputation and future sales. We may be required to expend significant resources to continue to modify or enhance our protective measures to detect, investigate and remediate vulnerabilities to security breaches and incidents. Any actual or alleged failure to comply with applicable cybersecurity or data privacy legislation or regulation could have a material adverse effect on our business, reputation, results of operations or financial condition.
We expect to face significant challenges with respect to information security and maintaining the security and integrity of our systems and other systems used in our business, as well as with respect to the data stored on or processed by these systems. We also anticipate receiving and storing confidential business information of our partners and customers. Advances in technology, an increased level of sophistication and expertise of hackers, and new discoveries in the field of cryptography can result in a compromise or breach of the systems used in our business or of security measures used in our business to protect confidential information, personal information, and other data. We may be a target for attacks designed to disrupt our operations or to attempt to gain access to our systems or to data that we possess, including proprietary information that we obtain from our partners pursuant to our agreements with them. We also are at risk for interruptions, outages and breaches of our and our outsourced service providers’ operational systems and security systems, our integrated software and technology, and data that we or our third-party service providers process or possess. These may be caused by, among other causes, physical theft, viruses, or other malicious code, denial or degradation of service attacks, ransomware, social engineering schemes, and insider theft or misuse. We have suffered security incidents in the past. In December 2021, we experienced a ransomware incident and notified certain employees of such incident. The security risks we and our outsourced service providers face could also be elevated in connection with the Russian invasion of Ukraine, as we and our outsourced service providers are vulnerable to a heightened risk of cyberattacks from or affiliated with nation-state actors, including retaliatory attacks from Chinese or Russian actors against U.S.-based companies.
The availability and effectiveness of our silicon nanowire anode technology and our ability to conduct our business and operations depend on the continued operation of information technology and communications systems, some of which we have yet to develop or otherwise obtain the ability to use. Systems we currently use or may use in the future in conducting our business, including data centers and other information technology systems, will be vulnerable to damage or interruption. Such systems could also be subject to break-ins,
sabotage and intentional acts of vandalism, as well as disruptions and security breaches and security incidents as a result of non-technical
issues, including intentional or inadvertent acts or omissions by employees, service providers, or others. We currently use, and may use in the future, outsourced service providers to help provide certain services, and any such outsourced service providers face similar security and system disruption risks as us. Our ability to monitor our outsourced service providers’ security measures is limited, and, in any event, third parties may be able to circumvent those security measures, resulting in the unauthorized access to, misuse, acquisition, disclosure, loss, alteration, or destruction of personal, confidential, or other data, including data relating to individuals. Some of the systems used in our business will not be fully redundant, and our disaster recovery planning cannot account for all eventualities. Any data security incidents or other disruptions to any data centers or other systems used in our business could result in lengthy interruptions in our service and may adversely affect our reputation, business, financial condition, prospects and results of operations.

Significant capital and other resources may be required in efforts to protect against information security breaches, security incidents, and system disruptions, or to alleviate problems caused by actual or suspected information security breaches and other data security incidents and system disruptions. The resources required may increase over time as the methods used by hackers and others engaged in online criminal activities and otherwise seeking to obtain unauthorized access to systems or data, and to disrupt systems, are increasingly sophisticated and constantly evolving. In particular, ransomware attacks have become more prevalent in the industrial sector, which could materially and adversely affect our ability to operate and may result in significant expense.
In addition, we may face increased compliance burdens regarding such requirements with regulators and customers regarding our battery products and also incur additional costs for oversight and monitoring of our supply chain. These additional compliance and logistical burdens are attenuated through our international partnerships. We also cannot be certain that these systems, networks, and other infrastructure or technology upon which we rely, including those of our third-party suppliers or service providers, will be effectively implemented, maintained or expanded as planned, or will be free from bugs, defects, errors, vulnerabilities, viruses, ransomware, or other malicious code. We may be required to expend significant resources to make corrections or to remediate issues that are identified or to find alternative sources.
Any failure or perceived failure by us or our service providers to prevent information security breaches or other security incidents or system disruptions, or any compromise of security that results in or is perceived or reported to result in unauthorized access to, or loss, theft, alteration, release or transfer of, our information, or any personal information, confidential information, or other data could result in loss or theft of proprietary or sensitive data and intellectual property, could harm our reputation and competitive position and could expose us to legal claims, regulatory investigations and proceedings, and fines, penalties, and other liability. Any such actual or perceived security breach, security incident or disruption could also divert the efforts of our technical and management personnel and could require us to incur significant costs and operational consequences in connection with investigating, remediating, eliminating and putting in place additional tools, devices, policies, and other measures designed to prevent actual or perceived security breaches and other incidents and system disruptions. Moreover, we could be required or otherwise find it appropriate to expend significant capital and other resources to respond to, notify third parties of, and otherwise address the incident or breach and its root cause, and most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities and others of security breaches involving certain types of data.
Further, we cannot assure that any limitations of liability provisions in our current or future contracts that may be applicable would be enforceable or adequate or would otherwise protect us from any liabilities or damages with respect to any particular claim relating to a security breach or other security-related matter. We also cannot be sure that our existing insurance coverage will continue to be available on acceptable terms or will be available in sufficient amounts to cover claims related to a security breach or incident, or that the insurer will not deny coverage as to any future claim. The successful assertion of claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance
requirements, could have a material adverse effect on our business, including our reputation, financial condition, and results of operations.
Additionally, laws, regulations, and other actual and potential obligations relating to privacy, data hosting and other processing of data, data protection, and data security are evolving rapidly, and we expect to potentially be subject to new laws and regulations, or new interpretations of laws and regulations, in the future in various jurisdictions. These laws, regulations, and other obligations, and changes in their interpretation, could require us to modify our operations and practices, restrict our activities, and increase our costs. Further, these laws, regulations, and other obligations are complex and evolving rapidly, and we cannot provide assurance that we will not be subject to claims, allegations, or other proceedings related to actual or alleged obligations relating to privacy, data protection, or data security. It is possible that these laws, regulations, and other obligations may be inconsistent with one another or be interpreted or asserted to be inconsistent with our business or practices. We anticipate needing to dedicate substantial resources to comply with laws, regulations, and other obligations relating to privacy and data security in order to comply. Any failure or alleged or perceived failure to comply with any applicable laws, regulations, or other obligations relating to privacy, data protection, or data security could also result in regulatory investigations and proceedings, and misuse of or failure to secure data relating to individuals could also result in claims and proceedings against us by governmental entities or others, penalties and other liability, and damage to our reputation and credibility, and could have a negative impact on our business, financial condition, prospects and results of operations.
Risks Related to Intellectual Property
We rely heavily on our intellectual property portfolio. If we are unable to protect our intellectual property rights, our business and competitive position would be harmed.
We may not be able to prevent unauthorized use of our intellectual property, which could harm our business and competitive position. We rely upon a combination of various intellectual property protections afforded by patent, copyright, trademark and trade secret laws in the United States and other jurisdictions, as well as contractual protections afforded by license agreements and other agreements, to establish, maintain and enforce rights in our proprietary technologies. In addition, we seek to protect our intellectual property rights through nondisclosure and invention assignment agreements with our employees and consultants, and through non-disclosure
agreements with business partners and other third parties. Despite our efforts to protect our proprietary rights, third parties may, without proper authorization, attempt to copy or otherwise obtain and use our intellectual property or be able to design around our intellectual property. Monitoring unauthorized use of our intellectual property is difficult and costly, and the steps we have taken or will take to prevent misappropriation may not be adequate, sufficient, or effective. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive and could divert management’s attention, which could harm our business, results of operations and financial condition. Moreover, certain proprietary technology that is stored on computer systems could be penetrated by intruders and potentially misappropriated. There is no guarantee that our efforts to protect our computer systems will be effective. In addition, existing intellectual property laws and contractual remedies may afford less protection than needed to safeguard our intellectual property portfolio.
Patent, copyright, trademark and trade secret laws vary significantly throughout the world. A number of foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the United States and efforts to protect against the unauthorized use of our intellectual property rights, technology and other proprietary rights may be more expensive and difficult outside of the United States. Further, we have not established our intellectual property rights in all countries in the world, and competitors may copy our designs and technology and operate in countries in which it has not prosecuted our intellectual property. Failure to adequately protect our intellectual property rights could result in our competitors using our intellectual property to offer products, and competitors’ ability to design around our intellectual property would enable competitors to offer similar or better batteries, in each case potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue which, would adversely affect our business, financial condition, prospects and results of operations.
We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial costs.
Companies, organizations or individuals, including our current and future competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, distribute, or sell our battery products, which could make it more difficult for us to operate our business. From time to time, we may receive inquiries from holders of patents or trademarks inquiring whether we are infringing their proprietary rights and/or seek court declarations that they do not infringe upon our intellectual property rights. Companies holding patents or other intellectual property rights relating to batteries, electric motors or electronic power management systems may bring suits alleging infringement by our battery products of such rights or otherwise asserting their rights and seeking licenses. In addition, if we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

•	cease selling, incorporating or using products that incorporate the challenged intellectual property;

•	pay substantial damages;

•	obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all; or

•	redesign our batteries.
We have in the past experienced infringement claims from
non-practicing
organizations (sometimes referred to as “patent trolls”) filing lawsuits for patent infringement. For example, in December 2020, we settled a patent infringement case against us and agreed to make licensing payments in connection with such settlement. We may be subject to additional infringement claims in the future, and even if we believe such claims are without merit, such claims are time-consuming, expensive to litigate or settle and can divert management’s resources and attention. An adverse determination could require that we pay damages, which could be substantial, or stop using technologies found to be in violation of a third-party’s rights and could prevent us from selling our batteries. In order to avoid these restrictions, we may have to seek a license for the technology. Any such license may not be available on reasonable terms or at all, could require us to pay significant royalties and may significantly increase our operating expenses or otherwise seriously harm our business or operating results.
In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology, our business, financial condition, prospects and results of operations could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs and diversion of resources and management’s attention.
We also license patents and other intellectual property from third parties, and we may face claims that our use of this intellectual property infringes the rights of others. In such cases, we may seek indemnification from our licensors under our license contracts with them. However, our rights to indemnification may be unavailable or insufficient to cover our costs and losses, depending on our use of the technology, whether we choose to retain control over conduct of the litigation, and other factors.
Our patent applications may not result in issued patents or our patent rights may be contested, circumvented, invalidated or limited in scope, any of which could have a material adverse effect on our ability to prevent others from interfering with our commercialization of our batteries.
Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us will afford protection against competitors with similar technology. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and is and will be developing our technology. In addition to those who may claim priority, any of our existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable. Furthermore, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued.
Even if our patent applications succeed and we are issued patents in accordance with them, it is still uncertain whether these patents will be contested, circumvented, invalidated or limited in scope in the future. The rights granted under any issued patents may not provide us with meaningful protection or competitive advantages, and some foreign countries provide significantly less effective patent enforcement than what the United States provides. In addition, the claims under any patents that issued to us may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. The intellectual property rights of others could also bar or limit us from licensing, exploiting, or enforcing any patents issued to us. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that it needs to license or design around, either of which would increase costs and may adversely affect our business, financial condition, prospects and results of operations.
We may obtain licenses on technology that has not been commercialized or has been commercialized only to a limited extent, and the success of our business may be adversely affected if such technology does not perform as expected.
From time to time, we may license from third parties technologies that have not been commercialized or which have been commercialized only to a limited extent. These technologies may not perform as expected within our silicon nanowire battery cells and related products. If the cost, performance characteristics, manufacturing process or other specifications of these licensed technologies fall short of our targets, our expected sales, costs, time to market, competitive advantage, future product pricing and potential operating margins may be adversely affected.
Risks Related to Litigation and Regulatory Compliance
Our operations expose us to litigation, environmental and other legal compliance risks. Compliance with laws and regulations can be expensive, and our failure to comply with these laws and regulations may result in monetary damages and fines, adverse publicity and a material adverse effect on our business.
We are subject to a variety of litigation, environmental, health and safety, investment screening and national security laws, and other legal compliance risks. These risks include, among other things, possible liability relating to product liability matters, personal injuries, intellectual property rights, contract-related claims, health and safety liabilities, employment-related liabilities, environmental matters, investment screening and national security laws, and compliance with U.S. and foreign laws, competition laws and laws governing improper business practices.
Our operations in the United States are subject to numerous environmental laws and regulations, including federal, state and local laws and regulations relating to, among other things: water; natural resources; discharges; emissions; chemicals; solid and hazardous waste storage, treatment and disposal; remediation of releases of hazardous materials; and contamination. Compliance with these laws can be difficult and costly. For example, battery life cycle management regulations and regulations governing the transport of batteries may impose substantial requirements on our operations in the United States. Our operations may be required to obtain and comply with environmental permits, many of which may be difficult and expensive to obtain and must be renewed on a periodic basis. A failure to comply with these laws, regulations or permits could result in substantial liabilities, including fines, penalties, the suspension or loss of permits, and possibly orders to cease the non-compliant
operations. Our manufacturing process will have hazards such as, but not limited to, hazardous materials, machines with moving parts, and high voltage and/or high current electrical systems typical of large manufacturing equipment and related safety incidents. There may be safety incidents that damage machinery or manufacturing components, slow or stop production, or harm employees. Consequences may include litigation, regulation, fines, increased insurance premiums, mandates to temporarily halt production, workers’ compensation claims, or other actions that impact our brand, finances or ability to operate.
As a business with international reach, we are subject to complex laws and regulations, including investment screening laws, in jurisdictions in which we operate. Those laws and regulations may be interpreted in different ways. They may also change from time to time, as may related interpretations and other guidance. Changes in laws or regulations could result in higher expenses and payments, and uncertainty relating to laws or regulations may also affect how we conduct our operations and structure our investments and could limit our ability to enforce our rights.

Changes in environmental and climate laws or regulations, including laws relating to greenhouse gas emissions, could lead to new or additional investment in manufacturing designs, subject us to additional costs and restrictions, including increased energy and raw materials costs, and could increase environmental compliance expenditures. We are subject to various environmental laws and regulations on air emission, waste water discharge, solid waste, noise and the disposal of hazardous materials. Cobalt and lithium are toxic materials that are important raw materials in our batteries. We also use, generate and discharge other toxic, volatile and hazardous chemicals and wastes in our research, development and manufacturing activities. Under U.S. environmental regulations, we are required to maintain the pollutant emission levels at the facility within the levels prescribed by the relevant governmental authorities and obtain a pollution discharge permit for water and air emissions. Future changes to environmental laws or permit requirements could require us to install new control equipment or otherwise change operations in order to comply with any such change in laws or permit requirements. In addition, certain laws and regulations require enterprises like us that generate hazardous wastes to engage companies which are licensed and qualified to process the hazardous wastes, and to collect, store, dispose of and transfer the hazardous waste.
If we fail to comply with national and local environmental protection laws and regulations, the relevant governmental authorities may impose fines or deadlines to cure instances of noncompliance, and may even order us to cease operations if we fail to comply with their requirements. In particular, any breach by us in connection with requirements relating to the handling of hazardous wastes may subject us to monetary damages and fines. In addition, if any third party suffers any loss as a result of our pollutant emission practices, our improper handling of hazardous wastes or our noncompliance with environmental regulations, such third parties may seek damages from us.
We cannot assure you that we will be able to comply with all environmental laws and regulations at all times as the environmental legal regime is evolving and becoming more stringent, especially in the United States. Therefore, if these or other governments where we do business impose more stringent regulations in the future, we will have to incur additional substantial costs and expenses in order to comply with new regulations, which may negatively affect our results of operations. If we fail to comply with any of the present or future environmental regulations in any material aspect or cause any loss to any third parties due to our pollutant emission practices, improper handling of hazardous wastes or other environmental noncompliance, we may suffer from negative publicity and may be required to pay substantial fines, pay damages to such third parties, or suspend or even cease operations, all of which may materially and adversely affect our business, financial condition, prospects and results of operations. Environmental laws and regulations may become more stringent in the future, which could increase costs of compliance or require us to manufacture with alternative technologies and materials.
We may be subject to review and enforcement actions under domestic and foreign laws that screen investments and to other national-security-related laws and regulations. In certain jurisdictions, these legal and regulatory requirements may be more stringent than in the United States and may impact battery companies more specifically. As a result of these laws and regulations, investments by particular investors may need to be filed with local regulators, which in turn may impose added costs on our business, impact our operations, and/or limit our ability to engage in strategic transactions that might otherwise be beneficial to us and our investors.
We are subject to a variety of laws and regulations related to the safety and transportation of our batteries. Our failure to comply with these laws and regulations may have a material adverse effect on our business and results of operations.
Many federal, state and local authorities require certification by Underwriters Laboratory, Inc., an independent, not-for-profit
corporation engaged in the testing of products for compliance with certain public safety standards, or other safety regulation certification prior to marketing battery cells. Foreign jurisdictions also have regulatory authorities overseeing the safety of consumer products. Our batteries may not meet the specifications required by these authorities. A determination that any of our battery products are not in compliance with these rules and regulations could result in the imposition of fines or an award of damages to private litigants.
In addition, lithium batteries have been identified as a Class 9 dangerous good during transport. To be safely transported (by air, sea, rail or roadways), they must meet various international, national, state and local authorities, including, for example, the provisions laid out in United Nations standard UN 38.3. This standard applies to batteries transported either on their own or installed in a device. UN 38.3 has been adopted by regulators and competent authorities around the world, thus making it a requirement for global market access. Our failure to manage the transportation of our batteries could subject us to increased costs or future liabilities.
Failure to comply with certain health and production safety laws and regulations governing hazardous materials could materially adversely affect our business and results of operations.
In the sourcing of our battery products throughout the world, we process, store, dispose of and otherwise use large amounts of hazardous materials. As a result, we are subject to extensive and evolving health and production safety laws and regulations governing, among other things: the health of our employees and safety production requirements regarding the generation, handling, storage, use and transportation of hazardous materials. Compliance with these laws and regulations results in ongoing costs. Failure to comply with these laws or regulations, or to obtain or comply with the relevant permits, could result in fines, criminal charges or other sanctions by regulators. Furthermore, we may be ordered to rectify a noncompliance within a stipulated deadline; and if we fail to do so, we may be ordered to cease operations. Our ongoing compliance with health and safety laws, regulations and permits could require us to incur significant expenses, limit our ability to modify or expand our facilities or continue manufacturing and make other capital improvements. In addition, private parties, including current or former employees, could bring personal injury or other claims against us due to the presence of, or exposure to, hazardous substances used, stored or disposed of by us or contained in our batteries.
We are or will be subject to anti-corruption and anti-bribery and anti-money laundering and similar laws, and non-compliance
with such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, results of operations, financial condition and reputation.
We are subject to the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and possibly other anti-bribery and anti-corruption laws and anti-money laundering laws in various jurisdictions in which we conduct, or in the future may conduct, activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit us and our officers, directors, employees, business partners agents, representatives and third-party intermediaries from corruptly offering, promising, authorizing or providing, directly or indirectly anything of value to recipients in the public or private sector.
We may leverage third parties to sell our battery products and conduct our business abroad. We, our officers, directors, employees, business partners agents, representatives and third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and we may be held liable for the corrupt or other illegal activities of these employees, agents, representatives, business partners or third-party intermediaries even if we do not explicitly authorize such activities. We cannot assure you that all of our officers, directors, employees, business partners agents, representatives and third-party intermediaries will not take actions in violation of applicable law, for which we may be ultimately held responsible. As our international activities and sales expand, our risks under these laws may increase.
These laws also require companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls and compliance procedures designed to prevent any such actions. While we have certain policies and procedures to address compliance with such laws, we cannot assure you that none of our officers, directors, employees, business partners agents, representatives and third-party intermediaries will take actions in violation of our policies and applicable law, for which we may be ultimately held responsible.
Any allegations or violation of the FCPA or other applicable anti-bribery and anti-corruption laws and anti-money laundering laws could subject us to whistleblower complaints, adverse media coverage, investigations, settlements, prosecutions, enforcement actions, fines, damages, loss of export privileges, and severe administrative, civil and criminal sanctions, suspension or debarment from government contracts, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our reputation, business, financial condition, prospects and results of operations. Responding to any investigation or action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees.
We are subject to governmental export and import controls that could impair our ability to compete in international markets or subject us to liability if we violate these controls.
Our battery products may be subject to U.S. export control laws and regulations including the Export Administration Regulations (“EAR”), the International Traffic in Arms Regulations (“ITAR”), and trade and economic sanctions maintained by the Office of Foreign Assets Control (“OFAC”). As such, an export license may be required to export, reexport, or transfer our battery products to certain countries, end-users,
and
end-uses.
If we were to fail to comply with such U.S. export controls laws and regulations, U.S. economic sanctions, or other similar laws, we could be subject to both civil and criminal penalties, including substantial fines, possible incarceration for employees and managers for willful violations, and the possible loss of our export or import privileges. Obtaining the necessary export license for a particular sale or offering may not be possible and may be time-consuming and may result in the delay or loss of sales opportunities. Furthermore, U.S. export control laws and economic sanctions prohibit the export of products to certain U.S. embargoed or sanctioned countries, governments, and persons, as well as for prohibited end-uses.
Even though we take precautions to ensure that we and our partners comply with all relevant export control laws and regulations, any failure by us or our partners to comply with such laws and regulations could have negative consequences for us, including reputational harm, government investigations and penalties.
Changes in our battery products or changes in export and import regulations in such countries may create delays in the introduction of our products into international markets, prevent our end-customers
with international operations from deploying our battery products globally or, in some cases, prevent or delay the export or import of our battery products to certain countries, governments or persons altogether. Any change in export or import laws or regulations, economic sanctions or related legislation, shift in the enforcement or scope of existing export, import or sanctions laws or regulations, or change in the countries, governments, persons, or technologies targeted by such export, import or sanctions laws or regulations, could result in decreased use of our battery products by, or in our decreased ability to export or sell our battery products to, existing or potential end-customers
with international operations. Any decreased use of our battery products or limitation on our ability to export to or sell our battery products in international markets could adversely affect our business, financial condition, and results of operations.
We may be subject to U.S. foreign investment regulations which may impose conditions on or limit certain investors’ ability to purchase our stock or otherwise participate in the Business Combination, potentially making the stock less attractive to investors. Our future investments in U.S. companies may also be subject to U.S. foreign investment regulations.
Certain investments that involve the acquisition of, or investment in, a U.S. business by a non-U.S. investor may be subject to review and approval by the Committee on Foreign Investment in the United States (“CFIUS”). Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a U.S. business by a foreign person always are subject to CFIUS jurisdiction. Significant CFIUS reform legislation, which was fully implemented through regulations that became effective on February 13, 2020, expanded the scope of CFIUS’s jurisdiction to investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.” Based on its export control classification, our battery technology is considered a “critical technology.”
CFIUS could choose to review past or proposed transactions involving new or existing foreign investors in us or in our parent, Amprius, Inc., even if a filing with CFIUS is or was not required at the time of the transaction. Any review and approval of an investment or transaction by CFIUS may have outsized impacts on transaction certainty, timing, feasibility, and cost, among other things. CFIUS policies and practices are rapidly evolving, and in the event that CFIUS reviews one or more proposed or existing investment by investors, there can be no assurances that such investors will be able to maintain, or proceed with, such investments on terms acceptable to such investors. CFIUS could seek to impose limitations or restrictions on, or prohibit, investments by such investors (including, but not limited to, limits on purchasing our stock, limits on information sharing with such investors, requiring a voting trust, governance modifications, or forced divestiture, among other things).
Recent and potential tariffs imposed by the U.S. government or a global trade war could increase the cost of our products, which could have a material adverse effect on our business, financial condition and results of operations.
The U.S. government has and continues to make significant changes in U.S. trade policy and has taken certain actions that could negatively impact U.S. trade, including imposing tariffs on certain goods imported into the United States. In retaliation, China has implemented, and continues to evaluate imposing additional tariffs on a wide range of American products. There is also a concern that the imposition of additional tariffs by the United States could result in the adoption of tariffs by other countries as well, leading to a global trade war. More specifically, the U.S. government has from time to time imposed significant tariffs on certain product categories imported from China. Such tariffs, if expanded to other categories, could have a significant impact on our business, particularly the importation of parts of our batteries and certain production equipment that are manufactured in China. If we attempt to renegotiate prices with suppliers or diversify our supply chain in response to tariffs, such efforts may not yield immediate results or may be ineffective. We might also consider increasing prices to the end consumer; however, this could reduce the competitiveness of our products and adversely affect net sales. If we fail to manage these dynamics successfully, gross margins and profitability could be adversely affected. As of the date of this report, tariffs have not had a material impact on our business, but increased tariffs or trade restrictions implemented by the United States or other countries in connection with a global trade war could have a material adverse effect on our business, financial condition and results of operations. We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between the United States and China or other countries, what products may be subject to such actions, or what actions may be taken by the other countries in retaliation. Any further deterioration in the relations between the United States and China could exacerbate these actions and other governmental intervention. For example, a future event that created additional U.S.-China tensions could potentially increase the risks associated with the business and operations of U.S.-based technology companies in China.
The U.S. or foreign governments may take additional administrative, legislative, or regulatory action that could materially interfere with our ability to sell products in certain countries. Sustained uncertainty about, or worsening of, current global economic conditions and further escalation of trade tensions between the United States and its trading partners, especially China, could result in a global economic slowdown and long-term changes to global trade, including retaliatory trade restrictions that restrict our ability to operate in China. Any alterations to our business strategy or operations made in order to adapt to or comply with any such changes would be time-consuming and expensive, and certain of our competitors may be better suited to withstand or react to these changes.

From time to time, we may be involved in legal proceedings and commercial or contractual disputes, which could have an adverse impact on our profitability and consolidated financial position.
We may be involved in legal proceedings and commercial or contractual disputes that, from time to time, are significant. These are typically claims that arise in the normal course of business including, without limitation, commercial or contractual disputes, including warranty claims and other disputes with potential customers and suppliers, intellectual property matters, personal injury claims, environmental issues, tax matters and employment matters.
It is difficult to predict the outcome or ultimate financial exposure, if any, represented by these matters, and there can be no assurance that any such exposure will not be material. Such claims may also negatively affect our reputation.
Risks Related to Kensington and the Business Combination
Unless the context otherwise requires, all references in this subsection
“
—Risks Related to
Kensington
and the Business Combination
”
to
“
we,
”
“
us
”
or
“
our
”
refer to
Kensington
.
New Amprius may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.
New Amprius will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of New Amprius Common Stock equals or exceeds $18.00 per share (as may be adjusted) for any 20 trading days within a 30-trading day
period ending on the third trading day prior to the date on which New Amprius sends the notice of redemption to Public Warrant holders and provided certain other conditions are met. If and when the Public Warrants become redeemable by New Amprius, New Amprius may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, New Amprius may redeem the Public Warrants as set forth above even if the holders are otherwise unable to exercise the Public Warrants. Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, Kensington expects would be substantially less than the market value of your Public Warrants. None of the Private Warrants will be redeemable by New Amprius.
Kensington will require Public Shareholders who wish to redeem their Kensington Class A Ordinary Shares in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.
Kensington will require the Public Shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to Kensington’s transfer agent prior to the expiration date set forth in the tender offer documents mailed to such holders, or in the event Kensington distributes proxy materials, up to two business days prior to the vote on the proposal to approve the Business Combination, or to deliver their Kensington New Units to the transfer agent electronically using DTC’s Deposit/Withdrawal At Custodian System (“DWAC System”), at the holder’s option. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and Kensington’s transfer agent will need to act to facilitate this request. It is Kensington’s understanding that shareholders should generally allot at least one week to obtain physical certificates from the transfer agent. However, because Kensington does not have any control over this process or over the brokers or DTC, it may take significantly longer than one week to obtain a physical share certificate. While Kensington has been advised that it takes a short time to deliver

Kensington New Units through the DWAC System, this may not be the case. In addition, in order for shareholders to exercise their redemption rights with respect to their Public Shares, they must separate the Kensington Original Units and receive, for each Kensington Original Unit, one Kensington Class 1 Warrant and one Kensington New Unit. It is Kensington’s understanding that this separation generally takes at least two business days to complete. As such, to the extent shareholders desire to execute their redemption rights, this separation must occur a sufficient amount of time in advance of the redemption deadline to be able to timely submit the Kensington New Unit for redemption of their Public Share in order to redeem their Public Share. Under the Existing Governing Documents, Kensington is required to provide at least five clear days’ advance notice of any general meeting, which would be the minimum amount of time a shareholder would have to determine whether to exercise redemption rights. Accordingly, if it takes longer than Kensington anticipates for shareholders to submit their Kensington New Units in order to redeem their shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares. In the event that a shareholder fails to comply with the various procedures that must be complied with in order to validly tender or redeem Public Shares, its shares may not be redeemed.
Additionally, despite Kensington’s compliance with the proxy rules, shareholders may not become aware of the opportunity to redeem their shares.
There is uncertainty regarding the U.S. federal income tax consequences of the redemption to the Public Shareholders and related forfeiture of the Kensington Class 2 Warrants.
There is some uncertainty regarding the U.S. federal income tax consequences to Public Shareholders who exercise their redemption rights.
The uncertainty of tax consequences relates to the treatment of the Kensington Class 2 Warrant that will be forfeited upon the redemption of a Public Share. If the Kensington Class 2 Warrants are treated as outstanding for U.S. federal income tax purposes from the time of the issuance of the Kensington Units (see “
Material U.S. Federal Income Tax Considerations of the Redemption and the Business Combination
—
Allocation of Purchase Price and Characterization of a Kensington Unit and Kensington New Unit
” below), the redemption of a Public Share should be treated as a redemption of a Public Share and the Kensington Class 2 Warrant associated with such Public Share, and the redemption price should be allocated between the Public Shares and the Kensington Class 2 Warrants based upon their then relative fair market values. The redemption of the Kensington Class 2 Warrants generally will be treated as a taxable disposition to the U.S. Holder. If the Kensington Class 2 Warrants are not treated as outstanding for U.S. federal income tax purposes prior to the consummation of the Business Combination (see “
Material U.S. Federal Income Tax Considerations of the Redemption and the Business Combination
—
Potential Deemed Distribution of Kensington Class
 2 Warrant in Connection with the Business Combination
”), only the Public Shares (and not the Kensington Class 2 Warrants) would be treated as redeemed and the redemption price would be wholly allocated to the Public Shares that are being redeemed.
Also, there is uncertainty related to the individual circumstances of the taxpayer as to whether the redemption results in a dividend, taxable as ordinary income, or a sale, taxable as capital gain that would be taxable at short-term capital gain rates if the taxpayer’s holding period for the shares so disposed of does not exceed one year. Whether the redemption qualifies for sale treatment, resulting in taxation as capital gain rather than ordinary income, will depend largely on the total number of Public Shares treated as owned by the holder (including any Public Shares constructively owned by the holder as a result of owning warrants) relative to all of New Amprius’ shares outstanding both before and after such redemption. The redemption generally will be treated as a sale, rather than a dividend, if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in New Amprius or (iii) is “not essentially equivalent to a dividend” with respect to the holder. Due to the personal and subjective nature of certain of such tests and the absence of clear guidance from the Internal Revenue Services (“IRS”), there is uncertainty as to whether a holder who elects to exercise his, her or its redemption rights will be taxed on any gain from the redemption as ordinary income or capital gain. See the section entitled “
Material U.S. Federal Income Tax Considerations of the Redemption and the Business Combination
.”

Kensington does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for Kensington to complete the Business Combination even if a substantial majority of the Public Shareholders elect to have their shares redeemed in the business combination.
The Existing Governing Documents do not provide a specified maximum redemption threshold, except that Kensington will only redeem its Public Shares so long as (after such redemption) Kensington’s net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of its initial business combination and after payment of underwriters’ fees and commissions (so that Kensington does not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement that may be contained in the agreement relating to the Business Combination. As a result, Kensington may be able to complete the Business Combination even if a substantial majority of the Public Shareholders elect to have their shares redeemed in the business combination. In the event the aggregate cash consideration Kensington would be required to pay for all Kensington Class A Ordinary Shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Business Combination exceed the aggregate amount of cash available to Kensington, Kensington will not complete the Business Combination or redeem any shares, all Kensington Class A Ordinary Shares submitted for redemption will be returned to the holders thereof, and Kensington instead may search for an alternate business combination.
Waiver of the Minimum Cash Condition could adversely affect the Public Shareholders and the other shareholders of New Amprius.
The closing of the Business Combination is subject to the satisfaction or waiver of certain closing conditions set forth in the Business Combination Agreement. See “
The Business Combination Agreement
—
Conditions to Closing
.” One of those conditions is the Minimum Cash Condition, which provides that the obligation of Amprius to consummate the Business Combination is conditioned on Kensington having unrestricted cash on hand at closing of the Business Combination of at least $200 million (without giving effect to transaction expenses) after distribution of the funds in the Trust Account. As of July 31, 2022, the Minimum Cash Condition would not have been satisfied if more than 3,025,611 Kensington Class A Ordinary Shares had been redeemed in connection with the Closing.
In the event the Minimum Cash Condition is waived by Amprius, New Amprius will not have the same liquidity at closing it would have had if the condition was satisfied and, as a result, may take actions to reduce the production capacity of its large scale facility if additional equity or debt financing is not available on acceptable terms. Waiver of the Minimum Cash Condition could result in a material adverse effect on our cash flows, business, financial condition, prospects or results of operations. See “
—
Risk Related to Amprius
—
Risks Related to Our Business and Industry
—
We may require additional capital to support business growth, and this capital might not be available on commercially reasonable terms or at all
” and “
Amprius Management’s Discussion and Analysis of Financial Condition and Results of Operations
—
Liquidity and Capital Resources
.”
Kensington Class 2 Warrants that are attached to Kensington Class A Ordinary Shares redeemed in connection with the Business Combination will expire.
Prior to the Closing, the Kensington Class A Ordinary Shares will not separately trade. Instead, they will only trade as part of the Kensington Original Units, each of which consists of one Kensington Class A Ordinary Share, one Kensington Class 1 Warrant and one Kensington Class 2 Warrant, or as part of the Kensington New Units, each of which consists of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant. If you elect to redeem any Public Shares, any Kensington Class 2 Warrants that are attached (as part of the Kensington New Units) to Public Shares that are redeemed will expire upon such redemption. Further, you may not submit any Kensington Original Units for redemption. In order to exercise your redemption rights with respect to your Public Shares, you must separate the Kensington Original Units and receive, for each Kensington Original Unit, one Kensington Class 1 Warrant and one Kensington New Unit. It is Kensington’s understanding that this separation generally takes at least two business days to complete. As such, to the extent you desire to execute your redemption right, it is important that this separation occurs a sufficient amount of time in advance of the redemption deadline to ensure you are able to timely submit the Kensington New Unit for redemption of your Public Share in order to redeem your Public Share. Once you hold Kensington New Units, you are able to exercise the redemption right with respect to the underlying Public Share by timely submitting that Kensington New Unit for redemption of your Public Share. In connection with such redemption, the Kensington Class 2 Warrant in such Kensington New Unit will expire.
There can be no assurance that New Amprius’ Common Stock will be approved for listing on the NYSE or that New Amprius will be able to comply with the continued listing standards of the NYSE.
Kensington intends to apply to list shares of New Amprius Common Stock and New Amprius Public Warrants
on the NYSE under the symbols “AMPX” and “AMPX.W,” respectively. New Amprius’ continued eligibility for listing may depend on the number of Kensington’s shares that are redeemed. If, after the Business Combination, the NYSE delists New Amprius’ shares from trading on its exchange for failure to meet the listing standards and Kensington is not able to list such securities on another national securities exchange, Kensington expects such securities could be quoted on an over-the-counter market.
If this were to occur, New Amprius and its stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for New Amprius’ securities;

•	reduced liquidity for New Amprius’ securities;

•
a determination that the New Amprius Common Stock is a “penny stock,” which will require brokers trading the New Amprius Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for shares of New Amprius Common Stock;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.
The Sponsor and Kensington’s officers and directors have agreed to vote in favor of the Business Combination, regardless of how the Public Shareholders vote.
The Sponsor and Kensington’s officers and directors (including its independent directors) have agreed to vote any Kensington Ordinary Shares held by them in favor of the Business Combination. Kensington expects that the Sponsor and Kensington’s officers and directors (and their permitted transferees) will own shares representing approximately 39.9% of the outstanding Kensington Ordinary Shares at the time of any such shareholder vote. Accordingly, it is more likely that the necessary shareholder approval will be received than would be the case if such persons agreed to vote their Sponsor Shares in accordance with the majority of the votes cast by the Public Shareholders.
The Kensington Board did not obtain a fairness opinion in determining whether or not to proceed with the Business Combination and, as a result, the terms may not be fair from a financial point of view to the Public Shareholders.
In analyzing the Business Combination, the Kensington Board conducted significant due diligence on Amprius. For a complete discussion of the factors utilized by the Kensington Board in approving the Business Combination, see the section entitled “
The Business Combination—Kensington’s Board of Directors’ Reasons for the Approval of the Business Combination
.” The Kensington Board believes because of the financial skills and background of its directors, it was qualified to conclude that the Business Combination was fair from a financial perspective to its shareholders and that Amprius’ fair market value was at least 80% of the value of the Trust Account.

Notwithstanding the foregoing, the Kensington Board did not obtain a fairness opinion to assist it in its determination. Accordingly, the Kensington Board may be incorrect in its assessment of the Business Combination.
The Sponsor or Kensington’s directors, officers, advisors or their respective affiliates may enter into certain transactions, including purchasing shares or warrants from the public, which may influence the outcome of the Business Combination and reduce the public “float” of the Kensington Class A Ordinary Shares.
The Sponsor or Kensington’s directors, officers, advisors or their respective affiliates may purchase Public Shares or Public Warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the Closing, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of Kensington’s shares is no longer the beneficial owner thereof and therefore agrees not to exercise his, her or its redemption rights. In the event that the Sponsor or Kensington’s directors, officers, advisors or their respective affiliates purchase shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Additionally, at any time at or prior to the Business Combination, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor or Kensington’s directors, officers, advisors or their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire Public Shares, vote their Public Shares in favor of the Business Combination or not redeem their Public Shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. The purpose of any such transaction could be to (a) vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination, or (b) reduce the number of Kensington Warrants outstanding or to vote such Kensington Warrants on any matters submitted to the Kensington Warrant holders for approval in connection with the Business Combination, where it appears that such requirement would otherwise not be met. This may result in the Closing that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of Kensington Class A Ordinary Shares or Kensington Warrants and the number of beneficial holders of Kensington’s securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of Kensington’s securities on a national securities exchange.
If third parties bring claims against Kensington, the proceeds held in the Trust Account could be reduced and the per-share redemption
amount received by shareholders may be less than $10.00 per share.
Kensington’s placing of funds in the Trust Account may not protect those funds from third-party claims against Kensington. Although Kensington has sought to have all vendors, service providers, prospective target businesses and other entities with which it does business execute agreements with Kensington waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against Kensington’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, Kensington’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to Kensington than any alternative. Making such a request of potential target businesses may make Kensington’s acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that Kensington might pursue. Marcum

LLP, Kensington’s independent registered public accounting firm, will not execute agreements with Kensington waiving such claims to the monies held in the Trust Account.
Examples of possible instances where Kensington may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Kensington and will not seek recourse against the Trust Account for any reason. Upon redemption of the Public Shares, if Kensington has not completed its initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with its initial business combination, Kensington will be required to provide for payment of claims of creditors that were not waived that may be brought against Kensington within the 10 years following redemption. Accordingly, the per share redemption amount received by Public Shareholders could be less than the $10.00 per share initially held in the Trust Account, due to claims of such creditors.
The Sponsor has agreed that it will be liable to Kensington if and to the extent any claims by a third party (except for Kensington’s independent registered public accounting firm) for services rendered or products sold to Kensington, or by a prospective target business with which Kensington has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under Kensington’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third-party claims. Kensington has not independently verified whether the Sponsor, which is a newly formed entity, has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of Kensington. Kensington has not asked the Sponsor to reserve for such indemnification obligations. Therefore, Kensington cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for Kensington’s initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, Kensington may not be able to complete its initial business combination, and its shareholders would receive such lesser amount per Public Share in connection with any redemption of their Public Shares. None of Kensington’s officers will indemnify Kensington for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Public Shareholders will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate their investment, therefore, Public Shareholders may be forced to sell their Public Shares or Public Warrants, potentially at a loss.
Public Shareholders will be entitled to receive funds from the Trust Account only upon the earliest to occur of: (a) the completion of Kensington’s initial business combination, and then only in connection with those Kensington Class A Ordinary Shares that such Public Shareholder properly elected to redeem, subject to the limitations described herein, (b) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend Kensington’s Existing Governing Documents (i) to modify the substance or timing of Kensington’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of the Public Shares if Kensington does not complete its initial business combination within 24 months from the closing of the IPO or (ii) with respect to any other provisions relating to shareholders’ rights or pre-initial business
combination activity and (c) the redemption of the Public Shares if Kensington has not completed its initial business combination within 24 months from the closing of the IPO, subject to applicable law and as further described herein. In no other circumstances will a Public Shareholder have any right or interest of any kind to the funds in the Trust Account. Holders of Kensington Warrants will not have any right to the proceeds held in the Trust Account with respect to the Kensington Warrants. Accordingly, to liquidate their investment, the Public Shareholders may be forced to sell their Public Shares or Public Warrants, potentially at a loss.
Kensington’s independent directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to the Public Shareholders.
In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, Kensington’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While Kensington currently expects that its independent directors would take legal action on Kensington’s behalf against the Sponsor to enforce its indemnification obligations to Kensington, it is possible that Kensington’s independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If Kensington’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to the Public Shareholders may be reduced below $10.00 per share.
If Kensington has not completed its initial business combination within the allotted time period, the Public Shareholders may be forced to wait beyond such allotted time period before redemption from the Trust Account.
If Kensington has not completed its initial business combination within 24 months from the closing of the IPO or during any Extension Period, Kensington will distribute the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Kensington to pay its taxes, net of taxes payable (less up to $100,000 of interest to pay dissolution expenses), pro rata to the Public Shareholders by way of redemption and cease all operations except for the purposes of winding up of its affairs, as further described herein. Any redemption of Public Shareholders from the Trust Account shall be effected automatically by function of Kensington’s Existing Governing Documents prior to any voluntary winding up. If Kensington is required to windup, liquidate the Trust Account and distribute such amount therein, pro rata, to its Public Shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the allotted time period before the redemption proceeds of the Trust Account become available to them and they receive the return of their pro rata portion of the proceeds from the Trust Account. Kensington has no obligation to return funds to investors prior to the date of its redemption or liquidation unless, prior thereto, Kensington consummates its initial business combination or amends certain provisions of its Existing Governing Documents and then only in cases where investors have properly sought to redeem their Kensington Class A Ordinary Shares. Only upon Kensington’s redemption or any liquidation will Public Shareholders be entitled to distributions if Kensington has not completed its initial business combination within the required time period and does not amend certain provisions of its Existing Governing Documents prior thereto.
Kensington’s shareholders may be held liable for claims by third parties against Kensington to the extent of distributions received by them upon redemption of their shares.
If Kensington is forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Kensington was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by Kensington’s shareholders. Furthermore, Kensington’s directors may be viewed as having breached their fiduciary duties to Kensington or its creditors and/or may have acted in bad faith, thereby exposing themselves and Kensington to claims, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. Kensington cannot assure its shareholders that claims will not be brought against Kensington for these reasons. Kensington and its directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of Kensington’s share premium account while Kensington was unable to pay its debts as they fall due in the ordinary course of business would be guilty of an offense and may be liable to a fine of approximately $18,000 and to imprisonment for five years in the Cayman Islands.
If, after Kensington distributes the proceeds in the Trust Account to Kensington’s Public Shareholders, Kensington files a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against Kensington that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and Kensington and the Kensington Board may be exposed to claims of punitive damages.
If, after Kensington distributes the proceeds in the Trust Account to Kensington’s Public Shareholders, Kensington files a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against Kensington that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by Kensington’s shareholders. In addition, the Kensington Board may be viewed as having breached its fiduciary duty to Kensington’s creditors and/or having acted in bad faith, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors, thereby exposing itself and Kensington to claims of punitive damages.
If, before distributing the proceeds in the Trust Account to Kensington’s Public Shareholders, Kensington files a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Kensington’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Kensington’s shareholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount
that would otherwise be received by Kensington’s shareholders in connection with Kensington’s liquidation may be reduced.
If, before distributing the proceeds in the Trust Account to Kensington’s Public Shareholders, Kensington files a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against Kensington that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy or insolvency law, and may be included in Kensington’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Kensington’s shareholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount
that would otherwise be received by Kensington’s shareholders in connection with Kensington’s liquidation may be reduced.
Kensington may amend the terms of the Kensington Warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 50% of the then outstanding Public Warrants. As a result, the exercise price of your Kensington Warrants could be increased, the exercise period could be shortened and the number of Kensington Class A Ordinary Shares purchasable upon exercise of a Kensington Warrant could be decreased, all without your approval.
The Kensington Warrants were issued in registered form under the Kensington Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Kensington. The Kensington Warrant Agreement provides that the terms of the Kensington Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants and, solely with respect to any amendment to the terms of the Private Warrants or working capital warrants or any provision of the Kensington Warrant Agreement with respect to the Private Warrants or working capital warrants, 50% of the number of the then outstanding Private Warrants or working capital warrants, as applicable. Accordingly, Kensington may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment. Although Kensington’s ability to amend the terms of the Public Warrants with the consent of at least 50% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Kensington Warrants, convert the Kensington Warrants into cash or shares, shorten the exercise period or decrease the number of Kensington Class A Ordinary Shares issuable upon exercise of a Kensington Warrant.
The issuance of shares in the Business Combination will dilute the interest of Kensington’s shareholders.
The Proposed Certificate of Incorporation authorizes one class of New Amprius Common Stock. Holders of New Amprius Common Stock will be entitled to one vote per share. The Proposed Certificate of Incorporation authorizes the issuance of up to 950,000,000 shares of New Amprius Common Stock and 50,000,000 shares of New Amprius Preferred Stock.
As disclosed in the section entitled “
Summary of the Proxy Statement/Prospectus—Ownership of New Amprius After the Closing
,” (including the assumptions described in “
Frequently Used Terms
”), it is anticipated that, upon the Closing and subject to the assumptions disclosed in that section, there will be approximately 98,739,098 shares of New Amprius Common Stock and approximately 112,857,088 shares of New Amprius Common Stock if all the options that relate to the Amprius Options are exercised. Of these shares:

•
other than with respect to Public Shares owned by the Sponsor (as discussed below), the Public Shareholders will own 19,732,500 shares of New Amprius Common Stock, representing approximately 20.0% of the total shares then outstanding (and, assuming exercise of all of the options that relate to the Amprius Options that will be assumed by New Amprius at Closing, Public Shareholders will own 19,732,500 shares of New Amprius Common Stock, which will represent approximately 17.5% of the total shares then outstanding); and

•
the holder of Sponsor Shares will own 13,124,642 shares of New Amprius Common Stock, which consists of 9,857,142 Sponsor Shares and 3,267,500 Public Shares, representing approximately 13.3% of the total shares then outstanding (and, assuming exercise of all of the options that relate to the Amprius Options that will be assumed by New Amprius at Closing, the holder of Sponsor Shares will own 13,124,642 shares of New Amprius Common Stock, which will represent approximately 11.6% of the total shares then outstanding).

Accordingly, the issuance of shares in the Business Combination will dilute the interest of Kensington’s shareholders. If the actual facts differ from the assumptions set forth in the section entitled “
Summary of the Proxy Statement/Prospectus—Ownership of New Amprius After the Closing
,” the numbers of shares and percentage interests set forth above will be different.
Kensington may issue additional securities to complete the Business Combination and New Amprius may issue additional securities under an employee incentive plan (including the Amprius Technologies, Inc. 2022 Equity Incentive Plan and the Amprius Technologies, Inc. 2022 Employee Stock Purchase Plan) after completion of the Business Combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.
Kensington may issue a substantial number of additional securities to complete the Business Combination and New Amprius may issue a substantial number of additional securities under an employee incentive plan (including the Amprius Technologies, Inc. 2022 Equity Incentive Plan and the Amprius Technologies, Inc. 2022

Employee Stock Purchase Plan) after completion of the Business Combination. The issuance of additional securities:

•	may result in a potential termination of the Business Combination Agreement if its securities are not listed on another national exchange mutually agreed to by Amprius;

•	may significantly dilute the equity interests of its investors;

•	may subordinate the rights of shareholders if preferred stock is issued with rights senior to those afforded Kensington Ordinary Shares;

•
could cause a change in control if a substantial number of securities are issued, which may affect, among other things, Kensington’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of Kensington’s present officers and directors; and

•	may adversely affect prevailing market prices for the Kensington Units, Kensington Ordinary Shares and/or the Kensington Warrants.
Because Kensington has no current plans to pay cash dividends on Kensington Class A Ordinary Shares for the foreseeable future, you may not receive any return on investment unless you sell Kensington Class A Ordinary Shares for a price greater than that which you paid for it.
Kensington may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Kensington Board and will depend on, among other things, Kensington’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Kensington Board may deem relevant. In addition, Kensington’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness Kensington or its subsidiaries incur. As a result, you may not receive any return on an investment in Kensington Class A Ordinary Shares unless you sell Kensington Class A Ordinary Shares for a price greater than that which you paid for it. See the section entitled “
Price Range of Securities and Dividends—Dividends
.”
The unaudited pro forma financial information included herein may not be indicative of what New Amprius’ actual financial position or results of operations would have been.
The unaudited pro forma financial information in this proxy statement/prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, Amprius being considered the accounting acquirer in the Business Combination, cash and cash equivalents of Amprius at the Closing and the number of Public Shares that are redeemed in connection with the Business Combination. Accordingly, such pro forma financial information may not be indicative of our future operating or financial performance and our actual financial condition and results of operations may vary materially from our pro forma results of operations and balance sheet contained elsewhere in this proxy statement/prospectus, including as a result of such assumptions not being accurate. Additionally, the final acquisition accounting adjustments could differ materially from the unaudited pro forma adjustments presented in this proxy statement/prospectus. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination. See the section entitled “
Unaudited Pro Forma Condensed Combined Financial Information
.”
The Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate.
In addition to the 3,267,500 Kensington Original Units purchased by the Sponsor in the IPO at the public offering price, the Sponsor and its affiliates has invested in Kensington an aggregate of $8,225,000, comprised of the $25,000 purchase price for 9,857,142 Sponsor Shares, the $8,000,000 purchase price for the Private Warrants and a $200,000 loan to Kensington. Assuming a trading price of $9.43 per share (based on the difference between the closing price of the Kensington New Units (each Kensington New Unit consisting of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant) of $9.73 on the NYSE on August 17, 2022, minus the closing price of the Public Warrants of $0.30 on the NYSE on August 17, 2022) upon consummation of the Business Combination, the 9,857,142 Sponsor Shares would have an aggregate implied value of $92,952,849.06 and, assuming a trading price of $0.30 per Private Warrant (based on the closing price of the Public Warrants of $0.30 on the NYSE on August 17, 2022), the Private Warrants would have an aggregate implied value of $4,800,000. Even if the trading price of the shares of Kensington Class A Ordinary Shares were as low as $1.00 per share, and the Private Warrants are worthless, the value of the Sponsor Shares would be greater than the Sponsor’s initial investment in Kensington. As a result, the Sponsor is likely to be able to make a substantial profit on its investment in Kensington at a time when its public shares have lost significant value. On the other hand, if Kensington liquidates without completing a business combination, the Sponsor will likely lose its entire investment in Kensington. Accordingly, the Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate.
The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through an underwritten offering and may create risks for our unaffiliated investors.
An underwritten offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of the company’s business, financial condition and results of operations. Going public via a business combination with a special purpose acquisition company (“SPAC”) does not involve any underwriters and does not generally necessitate the level of review required to establish a “due diligence” defense as would be customary on an underwritten offering.
In addition, going public via a business combination with a SPAC does not involve a book-building process as is the case in an underwritten public offering. In any underwritten public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a SPAC transaction, the value of the company is established by means of negotiations between the target company, the SPAC and, in some cases, “PIPE” investors who agree to purchase shares at the time of the business combination. The process of establishing the value of a company in a SPAC business combination may be less effective than the bookbuilding process in an underwritten public offering and also does not reflect events that may have occurred between the date of the business combination agreement and the closing of the transaction. In addition, underwritten public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the underwritten public offering. There is no such book of demand built up in connection with a SPAC transaction and no underwriters with the responsibility of stabilizing the share price that may result in the share price being harder to sustain after the transaction.
Additional Risks Related to Ownership of New Amprius Stock Following the Business Combination and New Amprius Operating as a Public Company
Anti-takeover provisions in the Proposed Certificate of Incorporation, Proposed Bylaws and Delaware law could make an acquisition of New Amprius more difficult, limit attempts by New Amprius stockholders to replace or remove New Amprius’ management and limit the market price of New Amprius Common Stock.
The Proposed Certificate of Incorporation, Proposed Bylaws and Delaware law contain provisions which could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by the New Amprius Board. These provisions include:

•
authorizing “blank check” preferred stock, which could be issued by the New Amprius Board without stockholder approval and may contain voting, liquidation, dividend and other rights superior to New Amprius Common Stock;

•	limiting the liability of, and providing indemnification to, New Amprius’ directors and officers;

•	prohibiting cumulative voting in the election of directors;

•	providing that vacancies on the New Amprius Board may be filled only by majority of directors then in office of the New Amprius Board, even though less than a quorum;

•	prohibiting the ability of New Amprius stockholders to call special meetings;

•	establishing an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to the New Amprius Board;

•
dividing directorships of New Amprius into three classes, each to be elected for a term of three years, so that only one class of directorships is up for election at each annual meeting of the New Amprius stockholders; and

•
specifying that special meetings of New Amprius stockholders can be called only by a majority of the New Amprius Board, the chair of the New Amprius Board, or the Chief Executive Officer of New Amprius.

These provisions may frustrate or prevent any attempts by New Amprius stockholders to replace or remove New Amprius’ current management by making it more difficult for stockholders to replace members of the New Amprius Board, which is responsible for appointing the members of New Amprius’ management. In addition, because New Amprius is incorporated in Delaware, it is governed by the provisions of Section 203 of the DGCL, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder.
The Proposed Bylaws provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware and the federal district courts of the United States will be the sole and exclusive forum for certain stockholder litigation matters, which could limit New Amprius stockholders’ ability to obtain a chosen judicial forum for disputes with New Amprius or its directors, officers, employees or stockholders.
The Proposed Bylaws provide that, unless otherwise consented to by New Amprius in writing, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for the following types of actions or proceedings: (i) any derivative action or proceeding brought on behalf of New Amprius; (ii) any action asserting a claim of breach of a fiduciary duty owed by, or otherwise wrongdoing by, any of New Amprius’ directors, officers, or other employees to New Amprius or its stockholders; (iii) any action arising pursuant to any provision of the DGCL or the Proposed Certificate of Incorporation or the Proposed Bylaws; (iv) any action to interpret, apply, enforce or determine the validity of the Proposed Certificate of Incorporation or the Proposed Bylaws; or (v) any other action asserting a claim that is governed by the internal affairs doctrine, in all cases subject to the court having jurisdiction over indispensable parties named as defendants. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. The Proposed Bylaws further provide that, unless otherwise consented to by New Amprius in writing, the federal district courts of the United States will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Any person or entity purchasing or otherwise acquiring any interest in New Amprius’ securities shall be deemed to have notice of and consented to this provision. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with New Amprius or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find the choice of forum provision contained in the Proposed Bylaws to be inapplicable or unenforceable in an action, New Amprius may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results and financial condition.
Concentration of ownership among New Amprius’ executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.
Upon the Closing, New Amprius’ executive officers, directors and their affiliates as a group will beneficially own approximately 17.0% of New Amprius Common Stock outstanding. Additionally, certain of New Amprius’ executive officers and directors own interests in Amprius, Inc., which is expected to own approximately 66.5% of the New Amprius Common Stock outstanding at Closing, and certain directors of New Amprius are members of Amprius, Inc.’s board of directors. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, any amendment of the Proposed Certificate of Incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of New Amprius or changes in its management and will make the approval of certain transactions difficult or impossible without the support of these stockholders and of their votes.
The numbers of shares and percentage interests set forth above are based on a number of assumptions, including those described in “
Frequently Used Terms
.” If the actual facts differ from these assumptions, the numbers of shares and percentage interests set forth above will be different.
New Amprius does not expect to declare any dividends in the foreseeable future.
After the Closing, New Amprius does not anticipate declaring any cash dividends to holders of its common stock in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.
If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of New Amprius’ securities may decline.
As with most special purpose acquisition company (“SPAC”) initial public offerings in recent years, Kensington issued securities for $10.00 per share upon the closing of the IPO. As with other SPACs, the $10.00 per share price of Kensington reflected each share having a one-time
right to redeem such share for a pro rata portion of the proceeds held in the Trust Account equal to approximately $10.00 per share prior to the closing of the Business Combination. Following Closing, the shares outstanding will no longer have any such redemption right and will be solely dependent upon the fundamental value of the combined company, and if the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of New Amprius’ securities subsequent to the Closing may decline which, like the securities of other companies formed through SPAC mergers in recent years, may be significantly less than $10.00 per share. The market values of Kensington’s securities at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement/prospectus, or the date on which Kensington shareholders vote on the Business Combination. Because the number of shares to be issued pursuant to the Business Combination Agreement is based on the per share value of the amount in the Trust Account and will not be adjusted to reflect any changes in the market price of Kensington Class A Ordinary Shares, the market value of New Amprius Common Stock issued in the Business Combination may be higher or lower than the values of these shares on earlier dates.

Following the Closing, New Amprius will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.
Following the Closing, New Amprius will face increased legal, accounting, administrative and other costs and expenses as a public company that Amprius does not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require New Amprius to carry out activities Amprius has not done previously. For example, New Amprius will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), New Amprius could incur additional costs rectifying those issues, and the existence of those issues could adversely affect New Amprius’ reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with New Amprius’ status as a public company may make it more difficult to attract and retain qualified persons to serve on New Amprius’ board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require New Amprius to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about New Amprius, its business, or its market, or if they change their recommendations regarding New Amprius’ securities adversely, the price and trading volume of New Amprius’ securities could decline.
The trading market for New Amprius’ securities will be influenced by the research and reports that industry or securities analysts may publish about New Amprius, its business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on New Amprius. If no securities or industry analysts commence coverage of New Amprius, New Amprius’ share price and trading volume would likely be negatively impacted. If any of the analysts who may cover New Amprius change their recommendation regarding New Amprius Common Stock adversely, or provide more favorable relative recommendations about New Amprius’ competitors, the price of New Amprius Common Stock would likely decline. If any analyst who may cover New Amprius were to cease coverage of New Amprius or fail to regularly publish reports on it, New Amprius could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.
Subsequent to the Closing, New Amprius may be required to take write-downs or write-offs, restructuring, impairment or other charges that could have a significant negative effect on New Amprius’ financial condition, results of operations and the price of New Amprius Common Stock, which could cause you to lose some or all of your investment.
Although Kensington has conducted due diligence on Amprius, Kensington cannot assure you that this diligence will surface all material issues that may be present with Amprius’ business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Amprius’ and outside of Kensington’s control will not later arise. As a result of these factors, New Amprius may be forced to later write-down or write-off
assets (including the equity it owns in the Surviving Corporation), restructure its operations, or incur impairment or other charges that could result in New Amprius reporting losses. Even if Kensington’s due diligence successfully identified certain risks, unexpected risks may arise, and previously known risks may materialize in a manner not consistent with Kensington’s preliminary risk analysis. Even though these charges may be non-cash
items and therefore not have an immediate impact on New Amprius’ liquidity, the fact that New Amprius reports charges of this nature could contribute to negative market perceptions about New Amprius or its securities. In addition, charges of this nature may cause New Amprius to be unable to obtain future financing on favorable terms or at all. Accordingly, any shareholders or Kensington Warrant holders who choose to remain a shareholder or Kensington Warrant holder following the initial business combination could suffer a reduction in the value of their securities. Such security holders are unlikely to have a remedy for such reduction in value.
We expect New Amprius to qualify as an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make New Amprius’ securities less attractive to investors and may make it more difficult to compare New Amprius’ performance with other public companies.
We expect New Amprius to qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, New Amprius will be eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay,
say-on-frequency
and
say-on-golden
parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. As a result, New Amprius stockholders may not have access to certain information they may deem important. New Amprius will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of New Amprius Common Stock that are held by non-affiliates
exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible
debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Kensington Units in the IPO. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as New Amprius is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Kensington has elected not to opt out of such extended transition period and, therefore, New Amprius may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find New Amprius Common Stock less attractive because New Amprius will rely on these exemptions, which may result in a less active trading market for the New Amprius Common Stock and its price may be more volatile.
Additionally, we expect New Amprius to qualify as a “smaller reporting company” as defined in Item 10(f)(1) of
Regulation S-K.
Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We expect New Amprius to remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of New Amprius Common Stock held by non-affiliates exceeds
$250,000,000 as of the prior June 30, or (ii) its annual revenues exceeded $100,000,000 during such completed fiscal year and the market value of New Amprius Common Stock held by non-affiliates exceeds
$700,000,000 as of the prior June 30. To the extent New Amprius takes advantage of such reduced disclosure obligations, it may also make comparison of New Amprius’ financial statements with other public companies difficult or impossible.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the future. This could cause the market price of New Amprius Common Stock to drop significantly, even if New Amprius’ business is doing well.
Sales of a substantial number of shares of New Amprius Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of New Amprius Common Stock.
It is anticipated that, upon completion of the Business Combination, (i) the existing holders of Amprius Common Stock will collectively own approximately 66.7% of the outstanding shares of New Amprius Common Stock and (ii) the Kensington Initial Shareholders will own approximately 13.3% of the outstanding shares of New Amprius Common Stock, in each case, based on the assumptions described in “
Frequently Used Terms
.” The New Amprius Common Stock owned at Closing, or issuable in respect of Amprius Options outstanding at Closing, that are held by the existing holders of Amprius Common Stock and the Kensington Initial Shareholders will be subject to the lock-up
restrictions in the Proposed Bylaws, which will provide that, without the prior unanimous consent of the New Amprius Board and subject to certain customary exceptions, each holder of New Amprius Common Stock issued (i) as consideration pursuant to the Business Combination Agreement, (ii) upon the exercise of warrants or other convertible securities outstanding following the Effective Time in respect of warrants or convertible securities of Amprius outstanding immediately prior to the Effective Time (iii) to directors, officers and employees upon the settlement or exercise of stock options, restricted stock units, or other equity awards outstanding as of immediately following the Closing in respect of awards of Amprius outstanding immediately prior to the Effective Time or (iv) held by the Sponsor and the Insiders (as defined in the Letter Agreement, dated March 1, 2022, by and among Kensington, the Sponsor and the other signatories thereto) outstanding immediately following the Effective Time, will not, for a period ending one year following the Effective Time, directly or indirectly, sell their shares of New Amprius Common Stock. If, following the 150th day after the Effective Time, the closing price per share of New Amprius Common Stock for any 20 trading days within any 30 consecutive trading day period is at least $12.50, the lock-up
restrictions will no longer apply. Upon expiration of such
lock-up
restrictions, such stockholders could sell their New Amprius Common Stock pursuant to the registration statement that we will be obligated to file under the Registration Rights Agreement. Further, the Kensington Initial Shareholders are also expected to own 16,400,000 Private Warrants, which will become exercisable in accordance with the Kensington Warrant Agreement following the Closing. The Private Warrants will not be subject to any separate lock-up
restrictions. As such, once the Private Warrants become exercisable and a registration statement is declared effective that covers the resale of the Private Warrants or the New Amprius Common Stock issuable upon exercise of the Private Warrants (each of which we expect will be covered by the registration statement that we will be obligated to file under the Registration Rights Agreement), the applicable holder of the Private Warrants or such New Amprius Common Stock issuable in respect thereof will be able to resell such securities to the market, subject to other applicable law. The market price of our securities could decline if such equity holders sell or are perceived by the market as intending to sell any such securities.
The Kensington Warrants will become exercisable for New Amprius Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
If the Business Combination is completed, outstanding warrants to purchase an aggregate of 62,400,000 shares of New Amprius Common Stock will become exercisable in accordance with the terms of the warrant agreement governing those securities, assuming no redemptions in connection with the Closing. These warrants will become exercisable on the date that is 30 days after the Closing Date. The exercise price of these warrants will be $11.50 per share. To the extent such warrants are exercised, additional shares of New Amprius Common Stock will be issued, which will result in dilution to the holders of New Amprius Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of New Amprius Common Stock. However, there is no guarantee that the Public Warrants will ever be in the money prior to their expiration, and as such, such warrants may expire worthless.

Risks Related to the Consummation of the Domestication
The Domestication may result in adverse tax consequences for holders of Kensington Class A Ordinary Shares and Kensington Warrants.
U.S. Holders (as defined in the section entitled “
Material U.S. Federal Income Tax Considerations of the Redemption and the Business Combination
” below) may be subject to U.S. federal income tax as a result of the Domestication. Because the Domestication will occur immediately prior to the redemption of New Amprius Common Stock, U.S. Holders exercising redemption rights will be subject to the potential tax consequences of the Domestication.
As discussed more fully under “
Material U.S. Federal Income Tax Considerations of the Redemption and the Business Combination
,” the Domestication should constitute a reorganization within the meaning of Section 368(a)(l)(F) of the Code. However, due to the absence of direct guidance on the application of Section 368(a)(1)(F) of the Code to a statutory conversion of a corporation holding only investment-type assets, such as Kensington, this result is not entirely clear. If the Domestication so qualifies, U.S. Holders (as defined in the section entitled “
Material U.S. Federal Income Tax Considerations of the Redemption and the Business Combination
”) generally should not recognize taxable gain or loss for U.S. federal income tax purposes on the Domestication. However, such U.S. Holder will be subject to Section 367(b) of the Code and, as a result:

•
a U.S. Holder who on the date of the Domestication beneficially owns (actually or constructively) Kensington Class A Ordinary Shares with a fair market value of less than $50,000 on the date of the Domestication will not recognize any gain or loss and will not be required to include any part of our earnings and profits in income; and

•
a U.S. Holder who on the date of the Domestication beneficially owns (actually or constructively) Kensington Class A Ordinary Shares with a fair market value of $50,000 or more, but is not a U.S. Shareholder, generally will recognize gain (but not loss) in respect of the Domestication as if such U.S. Holder exchanged its Kensington Class A Ordinary Shares for shares of New Amprius Common Stock in a taxable transaction, unless such U.S. Holder elects in accordance with applicable Treasury Regulations to include in income as a deemed dividend the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367 of the Code) attributable to the Kensington Class A Ordinary Shares held directly by such U.S. Holder. A U.S. Shareholder will generally be required to include in income as a deemed dividend the “all earnings and profits amount” (as defined in the Treasury Regulations) attributable to the Kensington Class A Ordinary Shares held by such U.S. Shareholder.

Additionally, proposed Treasury Regulations with a retroactive effective date have been promulgated under Section 1291(f) of the Code, which generally require that a U.S. person who disposes of stock of a PFIC (including for this purpose exchanging warrants for newly issued warrants in the Domestication) must recognize gain equal to the excess of the fair market value of such PFIC stock over its adjusted tax basis, notwithstanding any other provision of the Code. Because we are a blank check company with no current active business, we believe that it is likely that Kensington is classified as a PFIC for U.S. federal income tax purposes. As a result, these proposed Treasury Regulations, if finalized in their current form, would generally require a U.S. Holder of Kensington Class A Ordinary Shares to recognize gain on the exchange of Kensington Class A Ordinary Shares for shares of New Amprius Common Stock pursuant to the Domestication. However, if such U.S. Holder timely makes or has timely made a QEF Election (as defined in “
Material U.S. Federal Income Tax Considerations of the
Redemption and the Business Combination—PFIC Considerations—D. QEF Election and
Mark-to-Market
Election
”), along with a purging election, or a
mark-to-market election
with respect to such U.S. Holder’s Kensington Class A Ordinary Shares, such U.S. Holder should not be subject to the same gain recognition rules under the proposed Treasury Regulations under Section 1291(f) of the Code. Further, the proposed Treasury Regulations, if finalized in their current form, would also apply to a U.S. Holder whose Kensington Warrants are modified into warrants entitled to acquire New Amprius Common Stock; currently, however, the election mentioned above does not apply to Kensington Warrants (for discussion regarding the unclear application of the PFIC rules to Kensington Warrants, see “
Material U.S. Federal Income Tax Considerations of the Redemption and the Business Combination—PFIC

Considerations
”). Any gain recognized from the application of the PFIC rules described above would be taxable income with no corresponding receipt of cash. The tax on any such gain would be imposed at the rate applicable to ordinary income and an interest charge could apply based on complex rules designed to offset the tax deferral to such U.S. Holder on the undistributed earnings, if any, of Kensington. It is not possible to determine at this time whether, in what form, and with what effective date, final Treasury Regulations under Section 1291(f) of the Code may be adopted or how any such Treasury Regulations would apply.
Upon consummation of the Business Combination, the rights of holders of New Amprius Common Stock arising under the DGCL as well as the new organizational documents of New Amprius will differ from and may be less favorable to the rights of holders of Kensington Class A Ordinary Shares arising under the Companies Act as well as Kensington’s Existing Governing Documents.
Upon consummation of the Business Combination, the rights of holders of New Amprius Common Stock will arise under the Proposed Governing Documents as well as the DGCL. The Proposed Governing Documents and the DGCL contain provisions that differ in some respects from those in Kensington’s Existing Governing Documents and the Companies Act and, therefore, some rights of holders of New Amprius Common Stock could differ from the rights that holders of Kensington Class A Ordinary Shares currently possess. For instance, while class actions are generally not available to shareholders under the Companies Act, such actions are generally available under the DGCL. This change could increase the likelihood that New Amprius becomes involved in costly litigation, which could have a material adverse effect on New Amprius.
In addition, there are differences between the Proposed Governing Documents and the Existing Governing Documents. For a more detailed description of the rights of holders of New Amprius Common Stock and how they may differ from the rights of holders of Kensington Class A Ordinary Shares, please see the section entitled “
Comparison of Corporate Governance and Stockholder Rights
.” The forms of the Proposed Certificate of Incorporation and the Proposed Bylaws of New Amprius are attached as Annexes B and C, respectively, to this proxy statement/prospectus and we urge you to read them.
Risks Related to the Redemption
If a Public Shareholder fails to receive notice of Kensington’s offer to redeem their Kensington Class A Ordinary Shares in connection with the Business Combination, or fails to comply with the procedures for tendering its Kensington Class A Ordinary Shares, such shares may not be redeemed.
Kensington will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with the initial business combination. Despite Kensington’s compliance with these rules, if a shareholder fails to receive Kensington’s tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that Kensington will furnish to holders of its Public Shares in connection with the initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem Public Shares. For example, Kensington may require Kensington’s Public Shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to Kensington’s transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve the Business Combination in the event Kensington distributes proxy materials, or to deliver their Kensington New Units to the transfer agent electronically. In the event that a shareholder fails to comply with these or any other procedures, its shares may not be redeemed.
If a shareholder or a “group” of shareholders are deemed to hold in excess of 15% of the Kensington Class A Ordinary Shares, such shareholder or group will lose the ability to redeem all such shares in excess of 15% of the Kensington Class A Ordinary Shares.
The Existing Governing Documents provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in the IPO, which Kensington refers to as the “Excess Shares,” without Kensington’s prior written consent. However, the Existing Governing Documents do not restrict Kensington shareholders’ ability to vote all of their shares (including Excess Shares) for or against Kensington’s initial business combination. The inability of a shareholder to redeem the Excess Shares will reduce its influence over Kensington’s ability to complete its initial business combination and such shareholder could suffer a material loss on its investment in Kensington if it sells such Excess Shares in open market transactions. Additionally, a shareholder will not receive redemption distributions with respect to the Excess Shares if Kensington completes its initial business combination. As a result, such shareholder will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell its shares in open market transactions, potentially at a loss.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Amprius and Kensington adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X.
Kensington was incorporated on March 19, 2021, as a Cayman Islands exempted company incorporated with limited liability. Kensington was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Kensington has neither engaged in any operations nor generated any revenue to date. On March 4, 2022, Kensington consummated its initial public offering of 23,000,000 units at $10.00 per unit, generating gross proceeds, before expenses, of $230.0 million. Simultaneously with the closing of the initial public offering, Kensington consummated the private placement of 16,000,000 warrants at a price of $0.50 per warrant to the Sponsor, generating proceeds of approximately $8.0 million. Upon the closing of the Initial Public Offering and the Private Placement, an amount equal to $230.0 million was placed in a Trust Account. The Trust Account may be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under
Rule 2a-7 under
the Investment Company Act of 1940, as amended, which invest only in direct U.S. government obligations. As of June 30, 2022, funds in the Trust Account totaled approximately $230.3 million.
Amprius, incorporated in the state of Delaware on March 16, 2015, has developed and, since 2018, been in commercial production of an ultra-high energy density lithium-ion
battery for mobility applications leveraging a disruptive silicon nanowire anode. Amprius’ silicon nanowire technology enables batteries with higher energy density, higher power density, and extreme fast charging capabilities over a wide range of operating temperatures, which results in its batteries providing superior performance compared to conventional graphite lithium-ion
batteries. Today, Amprius’ batteries are primarily used for existing and emerging aviation applications, including unmanned aerial systems, such as drones and high-altitude pseudo satellites. Amprius believes its proprietary technology has the potential for broad application in electric transportation.
The unaudited pro forma condensed combined balance sheet as of June 30, 2022 combines the historical balance sheets of Amprius and Kensington on a pro forma basis as if the Business Combination had been consummated on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021 combines the historical statements of operations of Amprius and Kensington for such period on a pro forma basis as if the Business Combination had been consummated on January 1, 2021, the beginning of the earliest period presented.
The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of New Amprius following the Closing. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed combined financial information was derived from and should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, audited and unaudited financial statements of Amprius and Kensington included in this proxy statement/ prospectus, the sections titled “
Amprius
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” and “
Kensington
Management’s Discussion and Analysis of Financial Condition and Results of Operations
,” and the other information relating to Amprius and Kensington contained in this proxy statement/ prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth in the section titled
 “Proposal No.
 1: The Business Combination Proposal
.”
The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with GAAP, whereby Kensington is treated as the acquired company and Amprius is treated as the acquirer.

Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Amprius issuing stock for the net assets of Kensington, accompanied by a recapitalization. The net assets of Kensington will be stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination will be those of Amprius.
Amprius has been determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

•	the holders of Amprius Common Stock prior to the Business Combination will own over 65% of New Amprius immediately following the Closing under the three redemption scenarios;

•	the New Amprius Board following the Closing will be comprised of all of the members of the Amprius board of directors, which members will represent more than a majority of the New Amprius Board;

•	Amprius’ senior management will be the senior management of New Amprius following the Closing; and

•	Amprius is the larger entity based on historical operating activity and has the larger employee base.
Pursuant to the Existing Governance Documents, any holders of Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the Closing, if the Business Combination is consummated.
The unaudited pro forma condensed combined financial statements present three redemption scenarios as follows:

•	Assuming No Redemptions: This presentation assumes that none of the holders of Kensington Class A Ordinary Shares exercise redemption rights with respect to such shares.

•
Assuming Maximum Redemptions:
 This presentation assumes that holders of 3,025,611 Kensington Class A Ordinary Shares exercise redemption rights with respect to such shares for their pro rata portion of the funds in the Trust Account (approximately $10.01 per share). The Business Combination Agreement includes a condition to closing the Business Combination that, at the Closing, Kensington will have a minimum of $200.0 million in cash comprising (i) the cash held in the Trust Account after giving effect to any Kensington share redemptions and (ii) an aggregate amount of cash proceeds received from investors in connection with any Equity Financing. The Minimum Cash Amount shall be calculated without reduction for any payments in respect of transaction expenses, which will reduce the amount of cash available following the Closing. The share redemption amount in this maximum redemption scenario is derived from the maximum number of shares that may be redeemed without causing the Minimum Cash Amount to be unsatisfied at the Closing of the Business Combination.

•
Assuming Full Redemptions:
This presentation assumes that holders of 19,732,500 Kensington Class A Ordinary Shares exercise redemption rights with respect to such shares for their pro rata portion of the funds in the Trust Account (approximately $10.01 per share). This scenario presents a situation where Kensington’s public shareholders (other than the Sponsor, which purchased 3,267,500 Kensington Original Units in the IPO) redeem all available shares. Under this scenario, the Minimum Cash Condition would not be satisfied. Amprius has the right, in its sole discretion, to waive such condition pursuant to the Business Combination Agreement. If the Minimum Cash Condition is not met and Amprius does not waive such condition, the Business Combination would not occur.

Since Kensington has currently not received any commitments from any PIPE Investors, the foregoing scenarios assume that no PIPE Units are sold.
Description of the Business Combination
On May 11, 2022, Kensington, Merger Sub and Amprius entered into the Business Combination Agreement, pursuant to which, among other things, Merger Sub will merge with and into Amprius, with Amprius surviving the merger and becoming a wholly-owned direct subsidiary of Kensington. At the Effective Time, by virtue of the Merger and without any action on the part of Kensington, Merger Sub, Amprius or the holders of any of Amprius’ securities:

•
each outstanding share of Amprius Common Stock that is outstanding immediately prior to the Closing will be cancelled and automatically converted into the right to receive a number of shares of New Amprius Common Stock, determined in each case by reference to an “Exchange Ratio,” calculated in accordance with the Business Combination Agreement;

•	all shares of Amprius Common Stock held in the treasury of Amprius will be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto;

•
each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of the Surviving Corporation; and

•
each Amprius Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into an option to purchase a number of shares of New Amprius Common Stock equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Amprius Common Stock subject to the Amprius Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Amprius Option immediately prior to the Effective Time divided by (B) the Exchange Ratio. The transaction will not have any effect on the options to acquire shares of Amprius, Inc. that may be outstanding at the Closing.

Based on the assumptions set forth in
“Frequently Used Terms,”
the Exchange Ratio has been assumed to be approximately 1.45823.
Additionally, in connection with the Business Combination, Kensington will change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. Automatically upon the Domestication, each Kensington Class A Ordinary Share and Kensington Class B Ordinary Share outstanding will be converted into a share of New Amprius Common Stock on a one for one basis.
For more information about the Business Combination, please see the section titled “
Proposal No.
 1: The Business Combination Proposal
.” A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.
The following summarizes the pro forma capitalization of New Amprius expected immediately following the Closing, presented under the three redemption scenarios:

	Assuming No Redemptions		Assuming Maximum Redemptions		Assuming Full Redemptions
	Shares	%	Shares	%	Shares	%
Kensington’s public shareholders (1)	19,732,500	20.0%	16,706,889	17.5%	—	0.0%
Kensington’s Initial Shareholders (2)	13,124,642	13.3%	13,124,642	13.7%	13,124,642	16.6%
Amprius stockholders	65,881,956	66.7%	65,881,956	68.8%	65,881,956	83.4%

Pro Forma Common Stock (3)	98,739,098	100.0%	95,713,487	100.0%	79,006,598	100.0%

(1)	Excludes 3,267,500 Public Shares included in the Kensington Original Units purchased by the Sponsor in the IPO.
(2)	Includes 9,857,142 Sponsor Shares and 3,267,500 Public Shares included in the Kensington Original Units purchased by the Sponsor in the IPO.

(3)	The pro forma capitalization excludes the following:

•	14,117,990 unexercised Amprius Options;

•	23,000,000 unexercised Kensington Class 1 Warrants;

•	23,000,000, 19,974,389 and 3,267,500 unexercised Kensington Class 2 Warrants in the no redemption scenario, maximum redemption scenario and full redemption scenario, respectively;

•	16,000,000 unexercised Private Warrants; and

•	400,000 unexercised warrants to be issued in respect of the Working Capital Loans.
Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of New Amprius following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date on which these unaudited pro forma condensed combined financial statements are prepared and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2022
(in thousands)

	Amprius (Historical)	Kensington (Historical)	Autonomous Entity Adjustments (Note 3)	Transaction Accounting Adjustments (Assuming No Redemptions) (Note 3)			Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions) (Note 3)		Pro Forma Combined (Assuming Maximum Redemptions)	Additional Transaction Accounting Adjustments (Assuming Full Redemptions) (Note 3)		Pro Forma Combined (Assuming Full Redemptions)
Assets
Cash and cash equivalents	$5,243	$1,966		$230,295	(a	)	$210,694	$(30,295)	(j)	$181,458	$(167,283)	(l)	$17,141
				(8,050)	(b	)		1,059	(k)		2,966	(m)
				(18,760)	(c	)
Accounts receivable	490	—					490			490			490
Inventories, net	329	—					329			329			329
Prepaid expenses and other current assets	106	223					329			329			329
Deferred costs, current	1,591	—					1,591			1,591			1,591

Total current assets	7,759	2,189	—	203,485			213,433	(29,236)		184,197	(164,317)		19,880
Investment and cash held in Trust Account	—	230,295		(230,295)	(a	)	—			—			—
Prepaid expenses - long-term	—	109					109			109			109
Restricted cash, non current	333						333			333			333
Deferred costs, non current	112	—					112			112			112
Deferred offering costs	3,033	—		(3,033)	(c	)	—			—			—
Property and equipment, net	3,652	—					3,652			3,652			3,652
Right of use asset, net	2,907	—					2,907			2,907			2,907

Total assets	17,796	232,593	—	(29,843)			220,546	(29,236)		191,310	(164,317)		26,993

Liabilities
Accounts payable	2,081	30		(1,753)	(c	)	358			358			358
Accrued liabilities	1,907	1,154		(501)	(c	)	2,020			2,020			2,020
				(540)	(c	)
Deferred revenue, current	1,706	—					1,706			1,706			1,706
Operating lease liabilities, current	514	—					514			514			514

Total current liabilities	6,208	1,184	—	(2,794)			4,598	—		4,598	—		4,598
Derivative warrant liabilities	—	11,310		(11,310)	(f	)	—			—			—
Deferred underwriting fees	—	8,050		(8,050)	(b	)	—			—			—
Working capital loan—related party	—	200		(200)	(g	)	—			—			—
Deferred revenue, non current	404	—					404			404			404
Operating lease liabilities, non current	2,652	—					2,652			2,652			2,652

Total liabilities	9,264	20,744	—	(22,354)			7,654	—		7,654	—		7,654

Commitments and contingencies
Class A ordinary shares subject to possible redemption	—	230,195		(230,195)	(d	)	—			—			—
Stockholders’ equity
Preference shares	—	—					—			—			—
Ordinary shares
Class A	—	—		2	(d	)	—			—			—
				(2)	(e	)
Class B	—	1		(1)	(e	)	—			—			—
Amprius Common Stock	1	—		(1)	(h	)	—			—			—
New Amprius Common Stock	—	—		3	(e	)	10	—	(j)	10	(2)	(l)	8
				7	(h	)
Additional paid-in capital	91,117	—		(11,950)	(c	)	295,468	(30,295)	(j)	266,232	(167,281)	(l)	101,917
				230,193	(d	)		1,059	(k)		2,966	(m)
				11,310	(f	)
				200	(g	)
				(6)	(h	)
				(25,396)	(i	)
Accumulated deficit	(82,586)	(18,347)		(7,049)	(c	)	(82,586)			(82,586)			(82,586)
				25,396	(i	)

Total stockholders’ equity	8,532	(18,346)	—	222,706			212,892	(29,236)		183,656	(164,317)		19,339

Total liabilities and stockholders’ equity	$17,796	$232,593	$—	$(29,843)			$220,546	$(29,236)		$191,310	$(164,317)		$26,993

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022
(in thousands, except share and per share data)

	Amprius (Historical)	Kensington (Historical)	Autonomous Entity Adjustments (Note 3)	Transaction Accounting Adjustments (Assuming No Redemptions) (Note 3)		Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions) (Note 3)	Pro Forma Combined (Assuming Maximum Redemptions)	Additional Transaction Accounting Adjustments (Assuming Full Redemptions) (Note 3)	Pro Forma Combined (Assuming Full Redemptions)
Revenue	$2,801	$—				2,801		2,801		2,801
Cost of revenue	5,230	—				5,230		5,230		5,230

Gross loss	(2,429)	—	—	—		(2,429)	—	(2,429)	—	(2,429)
Operating expense:
Research and development	820	—				820		820		820
Selling, general and administrative expense	3,822	1,786		(80)	(aa)	5,528		5,528		5,528

Total operating expenses	4,642	1,786	—	(80)		6,348	—	6,348	—	6,348

Loss from operations	(7,071)	(1,786)	—	80		(8,777)	—	(8,777)	—	(8,777)

Other income (expense), net:
Change in fair value of derivative warrant liabilities	—	4,680		(4,680)	(bb)	—		—		—
Income from investments held in Trust Account	—	295		(295)	(cc)	—		—		—
Offering costs associated with derivative warrant liabilities	—	(564)				(564)		(564)		(564)
Other income (expense), net	39	—				39		39		39

Total other income (expense), net	39	4,411	—	(4,975)		(525)	—	(525)	—	(525)

Loss before provision for income taxes	(7,032)	2,625	—	(4,895)		(9,302)	—	(9,302)	—	(9,302)
Income tax benefit	—	—				—		—		—

Net loss	$(7,032)	$2,625	$—	$(4,895)		$(9,302)	$—	$(9,302)	$—	$(9,302)

Basic and diluted weighted average shares outstanding	45,178,576					98,739,098		95,713,487		79,006,598
Basic and diluted net loss per share	$(0.16)					$(0.09)		$(0.10)		$(0.12)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(in thousands, except share and per share data)

	Year Ended December 31, 2021	For the period from March 19, 2021 (inception) through December 31, 2021	Autonomous Entity Adjustments (Note 3)	Transaction Accounting Adjustments (Assuming No Redemptions) (Note 3)		Year Ended December 31, 2021	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions) (Note 3)	Year Ended December 31, 2021	Additional Transaction Accounting Adjustments (Assuming Full Redemptions) (Note 3)	Year Ended December 31, 2021
	Amprius (Historical)	Kensington (Historical)				Pro Forma Combined (Assuming No Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Full Redemptions)
Revenue	$2,772	$—				2,772		2,772		2,772
Cost	7,101	—				7,101		7,101		7,101

Gross loss	(4,329)	—	—	—		(4,329)	—	(4,329)	—	(4,329)
Operating expense:
Research and development	1,450	—				1,450		1,450		1,450
Selling, general and administrative expense	4,844	59	3,479			8,382		8,382		8,382

Total operating expenses	6,294	59	3,479	—		9,832	—	9,832	—	9,832

Lost from operations	(10,623)	(59)	(3,479)	—		(14,161)	—	(14,161)	—	(14,161)

Other income (expense), net:
Gain on forgiveness of PPP loan	743					743		743		743
Other income (expense), net	(16)	—		(7,049)	(dd)	(7,065)		(7,065)		(7,065)

Total other income (expense), net	727	—	—	(7,049)		(6,322)	—	(6,322)	—	(6,322)

Loss before provision for income taxes	(9,896)	(59)	(3,479)	(7,049)		(20,483)	—	(20,483)	—	(20,483)
Income tax benefit	—	—	—	—		—	—	—	—

Net loss	$(9,896)	$(59)	$(3,479)	$(7,049)		$(20,483)	$—	$(20,483)	$—	$(20,483)

Basic and diluted weighted average shares outstanding	45,170,994					98,739,098		95,713,487		79,006,598
Basic and diluted net loss per share	$(0.22)					$(0.21)		$(0.21)		$(0.26)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation
The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with GAAP, whereby Kensington is treated as the acquired company and Amprius is treated as the acquirer. Accordingly, for accounting purposes, the Business Combination is expected to be treated as the equivalent of Amprius issuing stock for the net assets of Kensington, accompanied by a recapitalization. The net assets of Kensington will be stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination will be those of Amprius.
The unaudited pro forma condensed combined balance sheet as of June 30, 2022 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2021.
The unaudited pro forma condensed combined balance sheet as of June 30, 2022 has been prepared using, and should be read in conjunction with, the following:

•	Amprius’ unaudited condensed balance sheet as of June 30, 2022 and the related notes included elsewhere in this proxy statement/prospectus; and

•	Kensington’s unaudited condensed balance sheet as of June 30, 2022 and the related notes included elsewhere in this proxy statement/prospectus.
The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 has been prepared using, and should be read in conjunction with, the following:

•	Amprius’ unaudited condensed statement of operations for the six months ended June 30, 2022 and the related notes included elsewhere in this proxy statement/prospectus; and

•	Kensington’s unaudited condensed statement of operations for the six months ended June 30, 2022 and the related notes included elsewhere in this proxy statement/prospectus.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Amprius’ audited statement of operations for the year ended December 31, 2021 and the related notes included elsewhere in this proxy statement/prospectus; and

•	Kensington’s audited statement of operations for the period March 19, 2021 (inception) through December 31, 2021 and the related notes included elsewhere in this proxy statement/prospectus.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.
The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented, as management believes income tax adjustments to not be meaningful given the combined entity incurred significant losses during the historical periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of New Amprius’ shares outstanding, assuming the Business Combination occurred on January 1, 2021.

The pro forma adjustments reflecting the completion of the Business Combination are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Amprius and Kensington.

2.	Accounting Policies
Upon consummation of the Business Combination, management will perform a comprehensive review of Amprius and Kensington’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New Amprius following the Closing. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X.
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
Autonomous Entity Adjustments
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been adjusted by approximately $3.5 million of incremental compensation and benefits associated with certain senior executives necessary to depict Amprius as an autonomous entity. The incremental compensation and benefits represent amounts incremental to the historical costs for these same services that have been allocated by Amprius, Inc. to Amprius in its historical combined financial statements for the year ended December 31, 2021.
The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the six months ended June 30, 2022 do not reflect an autonomous entity adjustment as management believes the amounts allocated by Amprius, Inc. to Amprius in its historical combined financial statements as of and for the six months ended June 30, 2022 materially present Amprius as an autonomous entity.
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022 are as follows:

(a)	Reflects the reclassification of investment and cash held in the Trust Account that becomes available following the Business Combination, assuming no redemptions.

(b)	Reflects the settlement of $8.1 million in deferred underwriting fees, assuming no redemptions.

(c)
Represents preliminary estimated transaction costs expected to be incurred by Amprius and Kensington of approximately $11.95 million and $7.55 million, respectively, for legal, financial advisory and other professional fees. Kensington’s estimated transaction costs exclude the deferred underwriting fees as described in Note 3(b) above.
For Amprius’ estimated transaction costs:

•	$1.75 million were deferred in deferred offering costs and accrued in accounts payables as of June 30, 2022;

•	$0.54 million were deferred in deferred offering costs and accrued in accrued liabilities as of June 30, 2022;

•	$0.74 million were deferred in deferred offering costs and paid as of June 30, 2022;

•	$11.21 million was reflected as a reduction of cash, which represents Amprius’ preliminary estimated transaction costs less amounts previously paid by Amprius’ as of June 30, 2022; and

•	$11.95 million were capitalized and offset against the proceeds from the Business Combination and reflected as a decrease in additional paid-in capital.
For Kensington’s transaction costs:

•	$0.50 million was accrued by Kensington in accrued liabilities and recognized in expense as of June 30, 2022;

•	$7.55 million was reflected as a reduction of cash; and

•
$7.05 million was reflected as an adjustment to accumulated deficit as of June 30, 2022, which represents the total estimated Kensington transaction costs less $0.50 million previously recognized by Kensington as of June 30, 2022. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 as discussed in Note 3(dd) below.

(d)	Reflects the reclassification of $230.2 million of Kensington Class A Ordinary Shares, par value of $0.0001 per share, subject to possible redemption to permanent equity, assuming no redemptions.

(e)
Reflects the conversion of 23,000,000 Kensington Class A Ordinary Shares and 9,857,142 Kensington Class B Ordinary Shares into 32,857,142 shares of New Amprius Common Stock in connection with the Domestication.

(f)
Reflects adjustment to reclassify Kensington’s Class 1 Warrants and Private Warrants from liabilities to additional paid-in
capital. Upon consummation of the Business Combination, Kensington’s Class 1 Warrants and Private Warrants are expected to be equity classified under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic
815-40,
Derivatives and Hedging – Contracts in Entity’s Own Equity (“ASC
815-40”)
after considering, amongst other factors, New Amprius will have a single class equity structure.

(g)	Reflects the expected conversion of the Working Capital Loan into 400,000 Private Warrants at a price of $0.50 per warrant upon the closing of the Business Combination.

(h)
Reflects the recapitalization of Amprius common equity of 45,179,270 shares of Amprius Common Stock and 9,681,599 Amprius Options into 65,881,956 shares of New Amprius Common Stock, par value of $0.0001 per share, and options to purchase 14,117,990 shares of New Amprius Common Stock, respectively.

(i)	Reflects the elimination of Kensington’s historical accumulated deficit after recording the transaction costs to be incurred by Kensington as described in Note 3(c) above.

(j)	Represents the redemption of 3,025,611 Kensington Class A Ordinary Shares for $30.3 million in the maximum redemption scenario. The amounts are allocated to shares of New Amprius Common Stock and additional paid-in capital using par value of $0.0001 per share and at an assumed redemption price of $10.01 per share.

(k)	Represent the forfeiture of approximately $1.1 million of deferred underwriting fees, assuming maximum redemptions.

(l)
Represents the redemption of an additional 16,706,889 Kensington Class A Ordinary Shares for $167.3 million in the full redemption scenario. The amounts are allocated to shares of New Amprius Common Stock and additional paid-in capital using par value of $0.0001 per share and at an assumed redemption price of $10.01 per share.

(m)	Represents the forfeiture of an additional $3.0 million of deferred underwriting fees, assuming full redemptions.
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021 are as follows:

(aa)	Represents pro forma adjustment to eliminate historical expenses related to Kensington’s service agreement with the Sponsor, which will be terminated upon consummation of the Business Combination.

(bb)
Represents the elimination of the change in fair value of the derivative warrant liability associated with Kensington’s Class 1 Warrants and Private Warrants, which are expected to be equity classified upon the consummation of the Business Combination, as discussed in Note 3(f) above.

(cc)	Represents pro forma adjustment to eliminate income from investments held in Trust Account.

(dd)
Reflects preliminary estimated Kensington transaction costs that will be expensed upon the closing of the Business Combination. These costs are reflected as if incurred on January 1, 2021, the date the Business Combination is deemed to have occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring
item.

4.	Net Loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. When assuming maximum and full redemptions, this calculation is adjusted to eliminate such redeemed shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared assuming three alternative levels of redemption for the six months ended June 30, 2022 and year ended December 31, 2021:

	Six Months Ended June 30, 2022			Year Ended December 31, 2021
	Assuming No Redemptions	Assuming Maximum Redemptions	Assuming Full Redemptions	Assuming No Redemptions	Assuming Maximum Redemptions	Assuming Full Redemptions
Pro forma net loss	$(9,302)	$(9,302)	$(9,302)	$(20,483)	$(20,483)	$(20,483)
Pro forma weighted average shares outstanding, basic and diluted	98,739,098	95,713,487	79,006,598	98,739,098	95,713,487	79,006,598
Pro forma net loss per share, basic and diluted	$(0.09)	$(0.10)	$(0.12)	$(0.21)	$(0.21)	$(0.26)
Pro forma weighted average shares calculation, basic and diluted
Kensington’s public shareholders (1)	19,732,500	16,706,889	—	19,732,500	16,706,889	—
Kensington’s Initial Shareholders (2)	13,124,642	13,124,642	13,124,642	13,124,642	13,124,642	13,124,642
Amprius stockholders	65,881,956	65,881,956	65,881,956	65,881,956	65,881,956	65,881,956

Pro forma weighted average shares calculation, basic and diluted (3)	98,739,098	95,713,487	79,006,598	98,739,098	95,713,487	79,006,598

(1)	Excludes 3,267,500 Public Shares included in the Kensington Original Units purchased by the Sponsor in the IPO.
(2)	Includes 9,857,142 Sponsor Shares and 3,267,500 Public Shares included in the Kensington Original Units purchased by the Sponsor in the IPO.
(3)	The pro forma diluted shares for the six months ended June 30, 2022 and year ended December 31, 2021 exclude the following because including them would be antidilutive:

•	14,117,990 unexercised Amprius Options;

•	23,000,000 unexercised Kensington Class 1 Warrants;

•	23,000,000, 19,974,389 and 3,267,500 unexercised Kensington Class 2 Warrants in the no redemption scenario, maximum redemption scenario and full redemption scenario, respectively;

•	16,000,000 unexercised Private Warrants; and

•	400,000 unexercised warrants to be issued in respect of the Working Capital Loans.

THE EXTRAORDINARY GENERAL MEETING OF KENSINGTON SHAREHOLDERS
The Kensington Extraordinary General Meeting
Kensington is furnishing this proxy statement/prospectus to you as part of the solicitation of proxies by our board of directors for use at the extraordinary general meeting of shareholders to be held on                  , 2022, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to Kensington’s shareholders on or about                 , 2022. This proxy statement/prospectus provides you with information you need to know to be able to vote or direct your vote to be cast at the extraordinary general meeting of shareholders.
Date, Time and Place of the Extraordinary General Meeting
The extraordinary general meeting of shareholders of Kensington will be held at 10:00 a.m., Eastern time, on                 , 2022, via live webcast at www.virtualshareholdermeeting.com/KCAC2022, or such other date, time and place to which such meeting may be adjourned or postponed, for the purpose of considering and voting upon the proposals. For the purposes of Cayman Islands law and the Existing Governing Documents of Kensington, the physical location of the extraordinary general meeting will be at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004.
Shareholders are urged to vote their proxies by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed
postage paid envelope, or to direct their brokers or other agents on how to vote the shares in their accounts, as applicable.
Purpose of the Extraordinary General Meeting
At the Kensington extraordinary general meeting of shareholders, Kensington will ask the Kensington shareholders to vote in favor of the following proposals:

•	Proposal No. 1—The Business Combination Proposal—to approve by ordinary resolution and adopt the Business Combination Agreement and the Business Combination.

•	Proposal No. 2— The Domestication Proposal—to approve by special resolution the Domestication.

•
Proposal No. 3—The Charter Proposal—to approve by special resolution the Existing Governing Documents being amended and restated by the deletion in their entirety, and the substitution in their place of the Proposed Certificate of Incorporation, the form of which is attached to this proxy statement/prospectus as Annex B, including, without limitation, the authorization of the change in authorized share capital as indicated therein, the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the DGCL and the change of name to “Amprius Technologies, Inc.”

•
Proposal No. 4—The Governance Proposals—to approve by special resolution the following proposals for approval on a non-binding
advisory basis, in accordance with the SEC guidance to give shareholders the opportunity to present their separate views on certain corporate governance provisions in the Proposed Governing Documents:

•
Proposal No. 4(A)—a proposal to authorize the New Amprius Board to issue any or all shares of New Amprius Preferred Stock in one or more classes or series, with such terms and conditions as may be expressly determined by the New Amprius Board and as may be permitted by the DGCL;

•
Proposal No. 4(B)—a proposal to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, unless New Amprius consents in writing to the selection of an alternative forum;

•
Proposal No. 4(C)—a proposal to remove provisions in Kensington’s Existing Governing Documents related to our status as a blank check company that will no longer apply upon the consummation of the Business Combination; and

•
Proposal No. 4(D)—a proposal to approve provisions providing that the affirmative vote of at least two-thirds
of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to adopt, amend, or repeal certain provisions of the Proposed Governing Documents.

•	Proposal No. 5—The Equity Incentive Plan Proposal—to approve by ordinary resolution the Amprius Technologies, Inc. 2022 Equity Incentive Plan.

•
Proposal No. 6—The NYSE Proposal—to approve by ordinary resolution for purposes of complying with the applicable provisions of the NYSE, the issuance of New Amprius Common Stock to the Amprius stockholders pursuant to the Business Combination Agreement.

•	Proposal No. 7—The Employee Stock Purchase Plan Proposal— to approve by ordinary resolution the Amprius Technologies, Inc. 2022 Employee Stock Purchase Plan.

•
Proposal No. 8—The Adjournment Proposal—to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting.

Recommendation of the Kensington Board
The Kensington Board believes that each of the proposals to be presented at the extraordinary general meeting of shareholders is in the best interests of Kensington and its shareholders and unanimously recommends that its shareholders vote “FOR” each of the proposals.
When you consider the recommendation of the Kensington Board in favor of approval of the Business Combination Proposal, you should keep in mind that certain of Kensington’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:

•	the fact that the Sponsor and Kensington’s officers and directors have agreed not to redeem any shares in connection with a shareholder vote to approve a proposed initial business combination;

•
the beneficial ownership by the Sponsor of an aggregate of 9,857,142 Sponsor Shares and 16,000,000 Private Warrants, which shares and warrants would become worthless if Kensington does not complete a business combination within the applicable time period, as the Sponsor has waived any right to redemption with respect to these shares (this is in addition to the beneficial ownership by the Sponsor of 3,267,500 Kensington Original Units purchased in the IPO at $10.00 per unit). The Sponsor did not receive any consideration for the waiver. The Sponsor paid an aggregate of $25,000 for the Sponsor Shares and $8,000,000 for the Private Warrants. The Sponsor Shares have an aggregate market value of approximately $92,952,849.06, based on the difference between the closing price of the Kensington New Units (each Kensington New Unit consisting of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant) of $9.73 on the NYSE on August 17, 2022, minus the closing price of the Public Warrants of $0.30 on the NYSE on August 17, 2022, resulting in a theoretical gain of $92,927,849.06. The Private Warrants have an aggregate market value of approximately $4,800,000, based on the closing price of the Public Warrants of $0.30 on the NYSE on August 17, 2022, resulting in a theoretical loss of $3,200,000;

•
Justin Mirro, Kensington’s Chief Executive Officer and Chairman is the managing member of the managing member of the Sponsor. Consequently, he may be deemed the beneficial owner of the 9,857,142 Sponsor Shares and 16,000,000 Private Warrants and to have voting and dispositive control over such securities (this is in addition to the beneficial ownership of 3,267,500 Kensington Original

Units purchased by the Sponsor in the IPO). Mr. Mirro disclaims beneficial ownership of any securities other than to the extent he may have a pecuniary interest therein, directly or indirectly;

•
the fact that each of Kensington’s other officers and directors are non-managing
members of the Sponsor and has an indirect pecuniary interest in Kensington Class A Ordinary Shares and Kensington Class B Ordinary Shares through his or her interests in the Sponsor;

•
the Sponsor agreed to loan Kensington an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to the Note. This loan was non-interest
bearing and payable upon the completion of the IPO; provided that amounts due under the Note were, at the option of the Sponsor, convertible into Working Capital Loans. Kensington borrowed $200,000 under the Note and the Sponsor elected to convert the Note into a Working Capital Loan on March 4, 2022;

•
as of June 30, 2022, the Sponsor had made Working Capital Loans of $200,000 to Kensington. Such Working Capital Loans may be repaid out of the proceeds of the Trust Account released to Kensington or converted into warrants of the post-Business Combination entity at a price of $0.50 per warrant, such warrants to be identical to the Private Warrants. The Sponsor has informed Kensington of the following: that the Sponsor intends to convert the loan into 400,000 warrants on the same terms as the Private Warrants (as contemplated by the warrant agreement pursuant to which the Private Warrants were issued) at the same time the Business Combination is completed and for such warrants to be issued equally to Justin Mirro, Kensington’s Chief Executive Officer and Chairman, and Daniel Huber, Kensington’s Chief Financial Officer, who had each advanced one-half
of such amount to the Sponsor in order for the loan to be made. Such warrants have an aggregate market value of approximately $120,000 based on the closing price of the Public Warrants of $0.30 on the NYSE on August 17, 2022;

•
the Sponsor and Kensington’s directors and officers and their respective affiliates will not receive reimbursement for any out-of-pocket
expenses incurred by them on Kensington’s behalf incident to identifying, investigating and completing a business combination to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless a business combination is consummated. As of July 31, 2022, the Sponsor and Kensington’s directors and officers and their respective affiliates had incurred approximately $13,000 of such reimbursable out-of-pocket
expenses;

•	the anticipated continuation of Justin Mirro, Kensington’s Chairman and Chief Executive Officer, as a director of New Amprius following the Closing;

•
on March 1, 2022, Kensington agreed to pay DEHC, an affiliate of Daniel Huber, Kensington’s Chief Financial Officer, $20,000 per month for 18 months. Upon the Closing, any portion of the $360,000 that has not yet been paid, will accelerate and become due and payable. As of July 31, 2022, an aggregate of $260,000 had not yet been paid pursuant to this agreement;

•
the fact that in the event Kensington receives commitments from other PIPE Investors to purchase PIPE Units in the PIPE, the Sponsor and/or its members, including Kensington’s officers, directors and affiliates, intend to invest an aggregate of approximately $5,000,000 in the PIPE;

•	the continued indemnification of current directors and officers of Kensington and the continuation of directors’ and officers’ liability insurance after the Business Combination; and

•	the fact that the Sponsor and its affiliates can earn a positive return on their investment, even if the Public Shareholders have a negative return on their investment in Amprius.
In addition to the 3,267,500 Kensington Original Units purchased by the Sponsor in the IPO at the public offering price, the Sponsor and its affiliates has invested in Kensington an aggregate of $8,225,000, comprised of the $25,000 purchase price for 9,857,142 Sponsor Shares, the $8,000,000 purchase price for the Private Warrants and a $200,000 loan to Kensington. The Sponsor has informed Kensington of the following: that the Sponsor intends to convert the loan into 400,000 warrants on the same terms as the

Private Warrants (as contemplated by the warrant agreement pursuant to which the Private Warrants were issued) at the same time the Business Combination is completed and for such warrants to be issued equally to Justin Mirro, Kensington’s Chief Executive Officer and Chairman, and Daniel Huber, Kensington’s Chief Financial Officer, who had each advanced one-half of such amount to the Sponsor in order for the loan to be made. The existence of the differing, additional and/or conflicting interests described above may have influenced the decision of Kensington’s officers and directors to enter into the Business Combination Agreement and Kensington’s directors in making their recommendation that you vote in favor of the approval of the Business Combination. In particular, the existence of the interests described above may incentivize Kensington’s officers and directors to complete an initial business combination, even if on terms less favorable to Kensington’s Stockholders compared to liquidating Kensington, because, among other things, if Kensington is liquidated without completing an initial business combination, the Sponsor Shares would be worthless (which, if unrestricted and freely tradable, would be worth an aggregate of approximately $92,952,849.06 based on the difference between the closing price of the Kensington New Units (each Kensington New Unit consisting of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant) of $9.73 on the NYSE on August 17, 2022, minus the closing price of the Public Warrants of $0.30 on the NYSE on such date, resulting in a theoretical gain of $92,927,849.06).
The following table sets forth the amount of consideration received or to be received by the Sponsor and its affiliates in connection with the Business Combination and any related financing transaction:

Name	Consideration	Value
Kensington Capital Sponsor IV LLC	9,857,142 Sponsor Shares	$92,952,849.06	(1)(2)
Kensington Capital Sponsor IV LLC	16,000,000 Private Warrants	$4,800,000(2)(3)
Kensington Capital Sponsor IV LLC	3,267,500 Kensington Original Units	$32,740,350(2)(4)
Justin Mirro	$100,000 of Working Capital Loans	$60,000(5)
Daniel Huber	$100,000 of Working Capital Loans	$60,000(5)
DEHC LLC	Amounts due under agreement	$260,000(6)

(1)
The value of the Sponsor Shares is based on the difference between the closing price of the Kensington New Units (each Kensington New Unit consisting of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant) minus the closing price of the Public Warrants on the NYSE on August 17, 2022.

(2)
Justin Mirro, Kensington’s Chief Executive Officer and Chairman, is the managing member of the managing member of the Sponsor. Consequently, he may be deemed the beneficial owner of the Sponsor Shares and to have voting and dispositive control over such securities. Mr. Mirro disclaims beneficial ownership of any securities other than to the extent he may have a pecuniary interest therein, either directly or indirectly. Each of Kensington’s other officers and directors are non-managing
members of the Sponsor and has an indirect pecuniary interest in Kensington Class A Ordinary Shares and Kensington Class B Ordinary Shares through his or her interests in the Sponsor.

(3)	The value of the Private Warrants is based on the closing price of the Public Warrants on the NYSE on August 17, 2022.
(4)	The value of the Kensington Original Units is based on the closing price of the Kensington Original Units on the NYSE on August 17, 2022.
(5)
These Working Capital Loans convert into 200,000 warrants with the same terms as the Private Warrants. The value of these warrants is based on the closing price of the Public Warrants on the NYSE on August 17, 2022.

(6)
DEHC is an affiliate of Daniel Huber, Kensington’s Chief Financial Officer. Upon the Closing, any portion of an aggregate of $360,000 that has not yet been paid to DEHC under its agreement with Kensington will be due and payable. The amount in the table represents the amount that had not been paid to DEHC at July 31, 2022.

These interests may influence Kensington’s directors in making their recommendation that you vote in favor of the approval of the Business Combination Proposal.
Record Date and Voting
You will be entitled to vote or direct votes to be cast at the extraordinary general meeting of shareholders if you owned Kensington Ordinary Shares at the close of business on August 5, 2022, which is the record date for the extraordinary general meeting of shareholders. You are entitled to one vote for each Kensington Ordinary Share that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 32,857,142 Kensington Ordinary Shares outstanding, of which 23,000,000 are Kensington Class A Ordinary Shares and 9,857,142 are Sponsor Shares held by the Sponsor.
The Sponsor has agreed to vote all of its Sponsor Shares and any Public Shares acquired by it in favor of the Business Combination Proposal. Kensington’s outstanding Kensington Warrants do not have voting rights at the extraordinary general meeting of shareholders.
Voting Your Shares
Each Kensington Ordinary Share that you own in your name entitles you to one vote on each of the proposals for the extraordinary general meeting of shareholders. Your one or more proxy cards show the number of Kensington Ordinary Shares that you own.
If you were a holder of record of Kensington Ordinary Shares on August 5, 2022, the record date for the extraordinary general meeting of shareholders, you may vote with respect to the applicable proposals in any of the following ways, if available:

•	Vote by Internet:

•
Before the Meeting
: Go to www.proxyvote.com
or scan the QR Barcode.
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on                 , 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•
During the Meeting:
Go to www.virtualshareholdermeeting.com/KCAC2022. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

•
Vote by Phone: 1-800-690-6903
.
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on                 , 2022. Have your proxy card in hand when you call and then follow the instructions.

•	Vote by Mail: Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If your shares are held in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. Simply complete, sign and date your voting instruction card and return it in the postage-paid envelope provided to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other nominee. If you wish to attend the extraordinary general meeting of shareholders and vote in person, you must obtain a proxy from your broker, bank or nominee.
If you sign and return the proxy card but do not give instructions on how to vote your shares, your Kensington Ordinary Shares will be voted as recommended by the Kensington Board. With respect to proposals for the extraordinary general meeting of shareholders, that means: “FOR” the Business Combination Proposal, “FOR” the Domestication Proposal, “FOR” the Governing Documents Proposals, “FOR” the Equity Incentive Plan Proposal, “FOR” the NYSE Proposal, “FOR” the Employee Stock Purchase Plan Proposal and “FOR” the Adjournment Proposal.
Who Can Answer Your Questions About Voting Your Shares
If you have any questions about how to vote or direct a vote in respect of your Kensington Ordinary Shares, you may contact D.F. King & Co., Inc., Kensington’s proxy solicitor, toll free at (800)
628-8509,
banks and brokers can call collect at (212)
269-5550,
or email at KCA@dfking.com.

Quorum and Vote Required for the Kensington Proposals
A quorum will be present at the Kensington extraordinary general meeting if a majority of the issued and outstanding ordinary shares entitled to vote at the extraordinary general meeting are represented in person or by proxy. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting. As of the record date for the extraordinary general meeting, 16,428,572 Kensington Ordinary Shares would be required to achieve a quorum.
The approval of the Business Combination Proposal, Equity Incentive Plan Proposal, NYSE Proposal, the Employee Stock Purchase Plan Proposal and, if required, the Adjournment Proposal require the affirmative vote (in person or by proxy) of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the extraordinary general meeting in person or virtually, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting and will not be voted. An abstention or broker non-vote
will be counted towards the quorum requirement but will not count as a vote cast at the extraordinary general meeting.
The approval of the Domestication Proposal and Governing Documents Proposals require the affirmative vote (in person or by proxy) of the holders of at least two-thirds
of the Kensington Ordinary Shares that are voted at the extraordinary general meeting of shareholders. Accordingly, a Kensington shareholder’s failure to vote by proxy or to vote in person at the extraordinary general meeting of shareholders, an abstention from voting, or a broker non-vote
will have no effect on the outcome of any vote on these proposals.
Our Sponsor, officers and directors have agreed to vote any Sponsor Shares and any Public Shares held by them in favor of the Business Combination. Assuming such shares are all voted in favor of all of the Kensington Proposals, Kensington would need: (i) 3,303,930, or 10.1% (assuming all outstanding shares are voted), or no shares (assuming only the minimum number of shares representing a quorum are voted), of the other Public Shares to be voted in favor of an ordinary resolution to have such ordinary resolution approved and (ii) 8,780,120, or 26.7% (assuming all outstanding shares are voted), or no shares (assuming only the minimum number of shares representing a quorum are voted), of the other Public Shares to be voted in favor of a special resolution to have such special resolution approved. The Kensington Initial Shareholders own shares representing approximately 39.9% of the outstanding Kensington Ordinary Shares.
Abstentions and Broker
Non-Votes
Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary
matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Kensington believes all of the proposals presented to its shareholders at the extraordinary general meeting will be considered non-discretionary
and, therefore, your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.”
Abstentions and broker
non-votes
will be counted for purposes of determining the presence of a quorum at the extraordinary general meeting of shareholders. For purposes of approval, an abstention or failure to vote, while considered present for the purposes of establishing a quorum, will not count as votes cast for each of the Business Combination Proposal, the Domestication Proposal, the Governing Documents Proposals, the Equity Incentive Plan Proposal, the NYSE Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal.

Revocability of Proxies
If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to Kensington’s secretary, at 1400 Old Country Road, Suite 301, Westbury, NY 11590, prior to the date of the extraordinary general meeting or by voting in person at the extraordinary general meeting. Attendance at the extraordinary general meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to Kensington’s secretary at the above address.
Redemption Rights
Pursuant to the Existing Governing Documents, any holders of Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the Closing, including interest earned on the funds held in the Trust Account and not previously released to Kensington to pay Kensington’s taxes, net of taxes payable, provided that such shareholders follow the specific procedures for redemption set forth in this proxy statement/prospectus relating to the shareholder vote on the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Closing, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the Closing, including any amounts representing interest earned on the funds held in the Trust Account and not previously released to Kensington to pay Kensington’s taxes, net of taxes payable, upon the Closing. For illustrative purposes, based on funds in the Trust Account of approximately $230.3 million on June 30, 2022, the per share redemption price would have been approximately $10.01.
Prior to the Closing, the Public Shares will not separately trade. Instead, they will only trade as part of the Kensington Original Units, each of which consists of one Kensington Class A Ordinary Share, one Kensington Class 1 Warrant and one Kensington Class 2 Warrant, or as part of the Kensington New Units, each of which consists of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant. If you elect to redeem any Public Shares, any Kensington Class 2 Warrants that are attached (as part of the Kensington New Units) to Public Shares that are redeemed will expire upon such redemption. Further, you may not submit any Kensington Original Units for redemption. In order to exercise your redemption rights with respect to your Public Shares, you must separate the Kensington Original Units and receive, for each Kensington Original Unit, one Kensington Class 1 Warrant and one Kensington New Unit. It is Kensington’s understanding that this separation generally takes at least two business days to complete. As such, to the extent you desire to execute your redemption right, it is important that this separation occurs a sufficient amount of time in advance of the redemption deadline to ensure you are able to timely submit the Kensington New Unit for redemption of your Public Share in order to redeem your Public Share. Once you hold Kensington New Units, you are able to exercise the redemption right with respect to the underlying Public Share by timely submitting that Kensington New Unit for redemption of your Public Share. In connection with such redemption, the Kensington Class 2 Warrant in such Kensington New Unit will expire.
Redemption rights are not available to holders of Kensington Warrants in connection with the Business Combination.
In order to exercise your redemption rights with respect to your Public Shares, you must, prior to 4:30 p.m., Eastern time, on                 , 2022 (two business days before the extraordinary general meeting), both:

•
submit a written request that Kensington redeem your Public Shares for cash, which written request must identify yourself as a beneficial holder and provide your legal name, phone number and address, to Continental Stock Transfer & Trust Company, Kensington’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30
th
 Floor
New York, NY 10004
Attention: Mark Zimkind
E-mail:
mzimkind@continentalstock.com

•
deliver your Kensington New Units either physically or electronically through DTC’s DWAC System to Kensington’s transfer agent. Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent. It is Kensington’s understanding that shareholders should generally allot at least one week to obtain physical certificates from the transfer agent. However, Kensington does not have any control over this process and it may take longer than one week. In addition, prior to being able to exercise your redemption rights with respect to your Public Shares, you must separate the Kensington Original Units and receive, for each Kensington Original Unit, one Kensington Class 1 Warrant and one Kensington New Unit. It is Kensington’s understanding that this separation generally takes at least two business days to complete. As such, to the extent you desire to execute your redemption right, it is important that this separation occurs a sufficient amount of time in advance of the redemption deadline to ensure you are able to timely submit the Kensington New Unit for redemption of your Public Share in order to redeem your Public Share. Once you hold Kensington New Units, you are able to exercise the redemption right with respect to the underlying Public Share by timely submitting that Kensington New Unit for redemption of your Public Share. In connection with such redemption, the Kensington Class 2 Warrant in such Kensington New Unit will expire. Shareholders who hold their units in street name will have to coordinate with their bank, broker or other nominee to have the units certificated or delivered electronically. If you do not submit a written request and deliver your Kensington New Units as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with Kensington’s consent, until the vote is taken with respect to the Business Combination. If you delivered your Kensington New Units in order for your shares to be redeemed to Kensington’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that Kensington’s transfer agent return the units (physically or electronically). You may make such request by contacting Kensington’s transfer agent at the phone number or address listed above.
Each redemption of Public Shares by the Public Shareholders will decrease the amount in the Trust Account. In no event, however, will Kensington redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon the Closing.
Prior to exercising redemption rights, shareholders should verify the market price of their Kensington Class A Ordinary Shares as they may receive higher proceeds from the sale of their Kensington Class A Ordinary Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Kensington cannot assure you that you will be able to sell your Kensington Class A Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in Kensington Class A Ordinary Shares when you wish to sell your shares.
If you exercise your redemption rights, your Kensington Class A Ordinary Shares will cease to be outstanding immediately prior to the Closing and will only represent the right to receive a pro rata share of the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the Closing, including interest earned on the funds held in the Trust Account and not previously released to Kensington to pay Kensington’s taxes, net of taxes payable. You will no longer own those shares, and you will be entitled to receive cash for those shares only if you properly demand redemption.
Appraisal or Dissenters’ Rights
Neither holders of Kensington Ordinary Shares nor holders of Kensington Warrants have appraisal rights in connection with the Business Combination or the Domestication under the Companies Act or under the DGCL.

Solicitation of Proxies
Kensington will pay the cost of soliciting proxies for the extraordinary general meeting. Kensington has engaged D.F. King to assist in the solicitation of proxies for the extraordinary general meeting. Kensington has agreed to pay D.F. King a fee of $20,000. Kensington will reimburse D.F. King for reasonable out-of-pocket
expenses and will indemnify D.F. King and its affiliates against certain claims, liabilities, losses, damages and expenses. Kensington also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Kensington Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of Kensington Ordinary Shares and in obtaining voting instructions from those owners. Kensington’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.
Share Ownership
As of the record date, the Sponsor beneficially owns an aggregate of approximately 39.9% of the outstanding Kensington Ordinary Shares. The Sponsor has agreed to vote all of its Sponsor Shares and any Public Shares acquired by it in favor of the Business Combination Proposal. As of the date of this proxy statement/prospectus, the Sponsor has not acquired any Public Shares.

PROPOSALS TO BE CONSIDERED BY KENSINGTON’S SHAREHOLDERS
PROPOSAL NO. 1—THE BUSINESS COMBINATION PROPOSAL
THE BUSINESS COMBINATION
The Background of the Business Combination
The terms of the Business Combination Agreement are the result of arm’s-length
negotiations between representatives of Kensington and Amprius. The following is a brief discussion of the background of these negotiations, the Business Combination Agreement and related transactions.
Kensington was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
On March 4, 2022, Kensington completed its IPO of 23,000,000 Kensington Units (including 3,000,000 Kensington Units sold upon the exercise in full of the underwriters’ over-allotment option), each Kensington Unit consisting of one Kensington Class A Ordinary Share, one Kensington Class 1 Warrant and one Kensington Class 2 Warrant, generating gross proceeds of $230 million (before underwriting discounts and commissions and offering expenses). Simultaneously with the closing of the IPO (including the exercise in full of the underwriters’ over-allotment option), Kensington completed a private placement of 16,000,000 Private Warrants issued to the Sponsor, generating total proceeds of $8.0 million. A total of $230 million of the net proceeds from the IPO and the private placement were placed in the Trust Account.
Except for a portion of the interest earned on the funds held in the Trust Account that may be released to Kensington to pay taxes, none of the funds held in the Trust Account will be released until the earlier of the consummation of Kensington’s initial business combination and the redemption of 100% of its Public Shares if it is unable to consummate a business combination by March 4, 2024 or obtain the approval of Kensington shareholders to extend the deadline for Kensington to consummate an initial business combination.
Prior to the consummation of the IPO, neither Kensington, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with Kensington.
After the IPO was consummated on March 4, 2022, Kensington began contacting its prioritized targets.
The entry into the Business Combination Agreement with Amprius is a result of an extensive search for a potential transaction from 528 companies using the global network and automotive, investing and transaction experience of the Kensington Board and management team. Although Kensington was entitled to pursue a business combination in any industry or geographic region, it intended to focus its search for a target business operating in the automotive and automotive-related sector. At the time its IPO was completed, Kensington believed there were 512 companies that met its criteria. By April 1, 2022, this number had increased to 528. Of these 528 companies, Kensington began contacting 128 of the companies and received feedback on 53 of them.
Of the 53 companies from whom Kensington received feedback, it submitted draft letters of intent to three of them, one of which was Amprius. Kensington did not pursue a transaction with the other 50 companies for a variety of reasons, including (without limitation), their failure to provide sufficient information to enable Kensington to complete its initial analysis and Kensington’s determination that they were not ready to be a public company in the United States. The other two companies that received letters of intent include a supplier of advanced technology to the automotive industry and a next-generation mobility-as-a-service company. These letters of intent valued the targets at approximately $1.3 billion and $1.1 billion, respectively. Kensington management ultimately determined that the value proposition offered by Amprius resulted in a superior potential transaction for Kensington’s shareholders.

On March 11, 2022, Kensington held its first
post-IPO
weekly meeting via videoconference with its management team and the Kensington Board to provide an update on the acquisition process.
On each of March 18, 2022, March 25, 2022, and April 1, 2022, Kensington held its regularly-scheduled weekly videoconference with its management team and the Kensington Board, and the management team provided an update on the acquisition process.
Also on April 1, 2022, Amprius’ management team provided a presentation to Kensington’s management team. After the management presentation, Kensington’s Chief Technology Officer travelled to Fremont, California for an initial on-site
visit at Amprius.
On April 8, 2022, Kensington held its regularly scheduled Board meeting, and management provided the Board with an update of its search for acquisition targets, including Amprius.
Later in the day, Kensington sent Amprius a draft letter of intent on the same business terms that are reflected in the Business Combination Agreement, except that the “minimum cash” condition was added in subsequent discussions between the parties.
On April 13, 2022, the Kensington management team and members of the Amprius Board met via videoconference to discuss the details of the draft letter of intent and the potential transaction.
On April 15, 2022, Kensington held its regularly scheduled weekly videoconference with its management team and the Kensington Board. At the meeting, the management team and the Kensington Board discussed the status of the potential acquisition targets, including the recent meetings with Amprius and the terms of the proposed letter of intent with Amprius.
During the period of time between the receipt of the draft letter of intent and April 16, 2022, members of the Amprius Board exchanged several emails with members of management and representatives of its financial advisor, Oppenheimer, to exchange information regarding alternatives to a business combination with Kensington, the potential strategic fit with Kensington, and the details of Kensington’s non-binding
letter of intent, including the proposed valuation, timing and risks associated with a potential transaction. A final clean copy and mark up were circulated to the Board on April 16, 2022, and approval was obtained to enter in to the letter of intent with Kensington. The proposed valuation was not determined by Oppenheimer and does not address the fairness of the merger from a financial point of view for Kensington’s public unitholders, public shareholders and public warrantholders.
Later in the day on April 16, 2022, Kensington and Amprius signed a non-binding
letter of intent. The letter of intent provided for an exclusivity period ending on May 31, 2022.
On April 18, 2022, the management teams of Kensington and Amprius had a
“kick-off”
call to begin the due diligence process. The diligence process continued until the Business Combination Agreement was signed. During the weeks from the execution of the letter of intent until the approval of the Business Combination Agreement, the management teams of Kensington and Amprius met on a regular basis in order to review Amprius’ technology and business and discuss the contemplated business combination transaction.
On April 22, 2022, lawyers from Kensington’s lawyers at Hughes Hubbard & Reed LLP (“Hughes Hubbard”) and Amprius’ lawyers at Wilson Sonsini Goodrich & Rosati (“Wilson Sonsini”) had a call to discuss the timeline to complete the documentation required for the transaction and Kensington’s due diligence.
Additionally, following execution of the letter of intent, the attorneys for Kensington, which in addition to Hughes Hubbard included Maples Group in the Cayman Islands, and the attorneys for Amprius, which in addition to Wilson Sonsini, included Walkers in the Cayman Islands, had several calls to discuss transaction structure and the documentation required for the transaction.

Also on April 22, 2022, Hughes Hubbard sent an initial draft of the proposed Business Combination Agreement to Amprius. Prior to signing the Business Combination Agreement and related documents (including the Registration Rights Agreement and the form of certificate of incorporation and bylaws of the public company after closing), several drafts of those documents were negotiated by the parties.
On April 29, 2022, Kensington held its regularly-scheduled weekly videoconference with its management team and the Kensington Board, and the management team provided an update on the status of discussion with, and diligence of, Amprius.
On May 4, 2022 the management teams of Kensington and Amprius, as well as certain members of the Kensington Board, met in-person
at Amprius’ headquarters in Fremont, California.
On May 6, 2022, Kensington held its regularly-scheduled weekly videoconference with its management team and the Kensington Board, and the management team provided an update on the status of discussion with, and diligence of, Amprius.
On May 11, 2022, the Kensington Board met via videoconference, with all board members present. Also present were representatives of Hughes Hubbard, who reviewed the terms of the Business Combination Agreement and related documents with the Kensington Board. The Kensington Board also discussed the valuation ascribed to Amprius in the proposed transaction. The Kensington Board concluded that the fair market value of Amprius was equal to at least 80% of the funds held in the Trust Account. In making such determination, the Kensington Board considered, among other things, the implied valuation of Amprius based on the market valuation of comparable companies (as discussed below under “
—Kensington’s Board of Directors’ Reasons for the Approval of the Business Combination—Attractive Market Valuation of Comparable Companies
”). The Kensington Board unanimously approved the Business Combination Agreement, the Subscription Agreement and related documents and agreements and recommended approval of the Business Combination Agreement to Kensington’s shareholders.
Also on May 11, 2022, the Amprius Board and the Amprius, Inc. board of directors held a joint meeting via videoconference to consider and discuss the proposed transaction with Kensington. Also present were representatives of Wilson Sonsini. Following a thorough review and discussion, the Business Combination Agreement and related documents and agreements were unanimously approved by the Amprius Board, the Amprius, Inc. board of directors approved the entrance into the Stockholder Support Agreement, and the Amprius Board determined to recommend the approval of the Business Combination Agreement to its stockholders. Also on May 11, 2022, Amprius, Inc. received stockholder approval for Amprius’ entrance into the Business Combination Agreement and related documents and agreements and Amprius, Inc.’s entrance into the Stockholder Support Agreement.
The Business Combination Agreement and related documents and agreements were executed on May 11, 2022. Prior to the market open on May 12, 2022, Kensington and Amprius issued a joint press release announcing the execution of the Business Combination Agreement and Kensington filed with the SEC a Current Report on Form
8-K
announcing the execution of the Business Combination Agreement. On May 12, 2022, representatives of Kensington and Amprius also conducted an investor conference call to announce the proposed Business Combination.
Kensington’s Board of Directors’ Reasons for the Approval of the Business Combination
As described above under “
—
The Background of the Business Combination
” above, the Kensington Board, in evaluating the Business Combination, consulted with Kensington’s management and legal advisors. In reaching its unanimous decision to approve the Business Combination Agreement and the Proposed Transactions, the Kensington Board considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Kensington Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Kensington Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors.
This explanation of Kensington’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section entitled “
Cautionary Note Regarding Forward-Looking Statements
.”
In approving the Business Combination, the Kensington Board determined not to obtain a fairness opinion. The officers and directors of Kensington have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries, including the automotive sector, and concluded that their experience and background enabled them to make the necessary analyses and determinations regarding the Business Combination.
The Kensington Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following:

•
Due Diligence
. Kensington’s management and the Kensington Board conducted due diligence examinations of Amprius and discussions with Amprius’ management and Kensington’s legal advisors concerning Kensington’s due diligence examination of Amprius;

•
Attractive Market Valuation of Comparable Companies
. Kensington’s management and the Kensington Board believes that the valuation of Amprius represents attractive entry relative to the battery peer group considering that pro forma enterprise value is lower than that of five peers as of April 2022 (the “Comparable Companies”), even though Amprius is the only one among them that has a commercially available next-generation battery that is sold in the market today;

•
Experienced and Proven Management Team
. Kensington’s management and the Kensington Board believe that Amprius has a strong management team, which is expected to remain with Amprius to seek to execute the strategic and growth goals of the combined business;

•
Other Alternatives
. The Kensington Board believes, after a thorough review of other business combination opportunities reasonably available to Kensington, that the proposed Business Combination represents the best potential business combination for Kensington and the most attractive opportunity for Kensington based upon the process utilized to evaluate and assess other potential combination targets, and the Kensington Board’s belief that such process has not presented a better alternative; and

•
Negotiated Transaction
. The financial and other terms of the Business Combination Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between Kensington and Amprius.

The Kensington Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following:

•	Macroeconomic Risks . Macroeconomic uncertainty and the effects it could have on the revenues of the combined business;

•
Redemption Risk
. The potential that a significant number of Kensington shareholders elect to redeem their shares prior to the consummation of the combination and pursuant to Kensington’s existing charter, which would potentially make the combination more difficult or impossible to complete, and/or reduce the amount of cash available to New Amprius following the Closing;

•	Shareholder Vote and Written Consent . The risk that Kensington’s shareholders may fail to provide the respective votes and written consents, respectively, necessary to effect the Business Combination;

•	Closing Conditions . The fact that the Closing is conditioned on the satisfaction of certain closing conditions that are not within Kensington’s control;

•	Litigation . The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin the Closing;

•	Benefits May Not Be Achieved . The risks that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

•	No Third-Party Valuation . The risk that Kensington did not obtain a third-party valuation or fairness opinion in connection with the Business Combination;

•	Existing Kensington Shareholders Receiving a Minority Position . The fact that existing Kensington shareholders will hold a minority position in New Amprius following the Closing;

•
Interests of Kensington’s Directors and Officers
. The interests of the Kensington Board and officers in the Business Combination (see “
Summary of the Proxy Statement/Prospectus
—
The Business Combination
—
Interests of Kensington’s Directors and Officers in the Business Combination
”); and

•	Other Risk Factors . Various other risk factors associated with Amprius’ business, as described in the section entitled “ Risk Factors ” appearing elsewhere in this proxy statement/prospectus.
In connection with analyzing the Business Combination, Kensington’s management, based on its experience and judgment, selected the Comparable Companies. Kensington’s management selected these companies because they are publicly traded companies with certain operations, results, business mixes or size and scale that, for the purposes of analysis, may be considered similar to certain operations, results, business mixes or size and scale of Amprius. None of the Comparable Companies is identical or directly comparable to Amprius.
The Kensington Board also considered the Business Combination in light of the investment criteria set forth in Kensington’s final prospectus for its IPO including, without limitation, that based upon Kensington’s analyses and due diligence, Amprius has the potential to be a market leader and has substantial future growth opportunities, all of which the Kensington Board believed have a strong potential to create meaningful stockholder value following the Closing.
The above discussion of the material factors considered by the Kensington Board is not intended to be exhaustive but does set forth the principal factors considered by the Kensington Board.
Interests of Amprius’ Directors and Officers in the Business Combination
When you consider the recommendation of the Amprius Board in favor of approval of the Business Combination Proposal, you should keep in mind that certain of Amprius’ directors and officers have interests in the Business Combination that are different from, or in addition to, those of Amprius’ stockholders. The Amprius Board was aware of such interests during its deliberations on the merits of the Business Combination Proposal and in deciding to recommend that Amprius stockholders submit written consents in favor of the Business Combination Proposal. These interests include, among other things:

•
Amprius’ directors and executive officers are expected to become directors and/or executive officers of New Amprius upon the Closing. Specifically, the following individuals who are currently executive officers of Amprius are expected to become executive officers of New Amprius upon the Closing, serving in the offices set forth opposite their names below.

Name	Position
Dr. Kang Sun	Chief Executive Officer and Director
Sandra Wallach	Chief Financial Officer
Jonathan Bornstein	Chief Operating Officer
Dr. Ionel Stefan	Chief Technology Officer

•
In addition, the following individuals who are currently directors of Amprius are expected to become directors of New Amprius upon the Closing: Donald R. Dixon, Dr. Steven Chu, Dr. Wen Hsieh and Dr. Kang Sun.

•
Certain of Amprius’ executive officers and
non-employee
directors hold options to purchase shares of Amprius Common Stock, which will be assumed by Kensington upon the Closing. The treatment of such equity awards in connection with the Business Combination is described in the section entitled “
The Business Combination Agreement—Conversion of Securities
,” which description is incorporated by reference herein. The ownership of such awards by Amprius’ executive officers and non-employee
directors as of August 1, 2022, is set forth in the table below.

Name	Vested Stock Options	Unvested Stock Options
Named Executive Officers	1,578,124	2,046,876
All Executive Officers as a Group	3,078,124	2,421,876
Non-Employee Directors	92,811	464,064

•
Certain executive officers of Amprius hold shares of Amprius Common Stock, the treatment of which is described in the section entitled “
Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement
,” which description is incorporated herein by reference. The following executive officers of Amprius have a direct or indirect ownership interest in Amprius Common Stock: Dr. Kang Sun, Sandra Wallach, Jonathan Bornstein and Dr. Ionel Stefan.

•	The following non-employee directors of Amprius have a direct or indirect ownership interest in Amprius Common Stock: Donald R. Dixon, Dr. Wen Hsieh and Dr. Steven Chu.
Potential Actions to Secure Requisite Shareholder Approvals
In connection with the shareholder vote to approve the Business Combination, the Sponsor and Kensington’s directors, officers, advisors or their affiliates may privately negotiate transactions to purchase Kensington Class A Ordinary Shares from shareholders who would have otherwise elected to have their shares redeemed in conjunction with the Business Combination for a per share pro rata portion of the Trust Account. None of the Sponsor or Kensington’s directors, officers, advisors or their affiliates will make any such purchases when they are in possession of any material non-public
information not disclosed to the seller of such shares. Such a purchase of shares may include a contractual acknowledgement that such shareholder, although still the record holder of the Kensington Class A Ordinary Shares is no longer the beneficial owner thereof and therefore agrees not to exercise his, her or its redemption rights. In the event that the Sponsor or Kensington’s directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholder would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account. The purpose of these purchases would be to increase the amount of cash available to Kensington for use in the Business Combination.
Regulatory Approvals Required for the Business Combination
Under the HSR Act and related rules, certain transactions, including the Business Combination, may not be completed until notifications have been given and information is furnished to the Antitrust Division of the DOJ and the FTC and all statutory waiting period requirements have been satisfied. The Closing is subject to the expiration or earlier termination of the applicable waiting period under the HSR Act. On June 14, 2022, Kensington filed a Premerger Notification and Report Form pursuant to the HSR Act with the DOJ and FTC and requested early termination of the waiting period under the HSR Act. The waiting period under the HSR Act expired on July 14, 2022.
At any time before or after the expiration of the statutory waiting periods under the HSR Act, the Antitrust Division of the DOJ and the FTC may take action under the antitrust laws, including seeking to enjoin the

Closing, to rescind the Business Combination or to conditionally permit the Closing subject to regulatory conditions or other remedies. In addition,
non-U.S.
regulatory bodies and U.S. state attorneys general could take action under other applicable regulatory laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin or otherwise prevent the Closing or permitting consummation subject to regulatory conditions. Private parties may also seek to take legal action under regulatory laws under some circumstances. There can be no assurance that a challenge to the Business Combination on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
Kensington and Amprius have also agreed, as set forth in the Business Combination Agreement, that after reasonably concluding it would be required or advisable, to submit additional regulatory filings related to the Business Combination and to cooperate and coordinate in the submission of any such filings.
Accounting Treatment of the Business Combination
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Kensington will be treated as the acquired company and Amprius will be treated as the acquirer for financial statement reporting purposes. Amprius has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•
Amprius’ existing stockholders will own greater than a majority of the outstanding shares of New Amprius Common Stock following the Closing under the no redemption and maximum redemption scenarios, with over 70% of the voting interest in each scenario;

•	Amprius’ directors will represent the majority of the members on the New Amprius Board;

•	Amprius’ senior management will be the senior management of New Amprius; and

•	Amprius is the larger entity based on historical operating activity and has the larger employee base.

THE BUSINESS COMBINATION AGREEMENT
The following is a summary of the material terms of the Business Combination Agreement. A copy of the Business Combination Agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. The Business Combination Agreement has been attached to this proxy statement/prospectus to provide you with information regarding its terms. It is not intended to provide any other factual information about Kensington, Amprius or Merger Sub. The following description does not purport to be complete and is qualified in its entirety by reference to the Business Combination Agreement. You should refer to the full text of the Business Combination Agreement for details of the Business Combination and the terms and conditions of the Business Combination Agreement.
The Business Combination Agreement contains representations and warranties that Kensington and Merger Sub, on the one hand, and Amprius, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Business Combination Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Business Combination Agreement. While Kensington and Amprius do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Business Combination Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about Kensington, Merger Sub or Amprius, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between Kensington and Amprius and are modified by the disclosure schedules.
General; Structure of the Business Combination
On May 11, 2022, Kensington, Merger Sub and Amprius entered into the Business Combination Agreement, pursuant to which Kensington and Amprius will enter into the Business Combination. The terms of the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions, termination fee provisions and other terms relating to the Merger and the other transactions contemplated thereby, are summarized below.
Kensington will change its jurisdiction of incorporation by effecting a deregistration by way of continuation under Part XII of the Companies Act and a domestication under Section 388 of the DGCL, pursuant to which Kensington’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. Following this domestication, the Merger will become effective by the filing of a certificate of merger with the Secretary of State of the State of Delaware and will be effective at the Effective Time. The parties will hold the Closing immediately prior to such filing of a certificate of merger, on the Closing Date to be specified by Kensington and Amprius, as promptly as practicable following the satisfaction or waiver (to the extent such waiver is permitted by applicable law) of the conditions set forth in the Business Combination Agreement (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at such time), but in no event later than the third business day after the satisfaction or waiver, if legally permissible, of each of the conditions to the Closing (or on such other date, time or place as Kensington and Amprius may mutually agree).

Conversion of Securities
At the Effective Time, by virtue of the Merger and without any action on the part of Kensington, Merger Sub, Amprius or the holders of any of Amprius’ securities:

•
each share of Amprius Common Stock that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive the number of shares of New Amprius Common Stock equal to the Exchange Ratio (as described below);

•	all shares of Amprius Common Stock held in the treasury of Amprius will be cancelled without any conversion thereof and no payment or distribution will be made with respect thereto;

•
each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation; and

•
each Amprius Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into an Exchanged Option equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Amprius Common Stock subject to such Amprius Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Amprius Option immediately prior to the Effective Time divided by (B) the Exchange Ratio. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Amprius Option immediately prior to the Effective Time.

The “Exchange Ratio” is defined in the Business Combination Agreement as a quotient that is calculated on the basis of:

(i)	80,000,000;
divided by

(ii)	Amprius’ “Fully-Diluted Company Shares” (with such “Fully Diluted Company Shares” being as of August 1, 2022).
Based on the assumptions described in “
Frequently Used Terms
,” the Exchange Ratio is estimated to be approximately 1.45823. The Exchange Ratio will be finally calculated in accordance with the methodology and procedures set forth in the Business Combination Agreement.
Closing
The Closing will occur as promptly as practicable, but in no event later than three Business Days following the satisfaction, if permissible, or waiver of all of the closing conditions (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at such time).
Representations, Warranties and Covenants
The Business Combination Agreement contains customary representations, warranties and covenants of Amprius, Kensington and Merger Sub relating to, among other things, their ability to enter into the Business Combination Agreement and their respective outstanding capitalization. These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects and expire at the Effective Time. These representations and warranties have been made solely for the benefit of the other parties to the Business Combination Agreement.

The Business Combination Agreement contains representations and warranties made by Amprius to Kensington and Merger Sub relating to a number of matters, including the following:

•	organization and qualification to do business, subsidiaries;

•	organizational documents;

•	capitalization;

•	authority to enter into the Business Combination Agreement;

•	absence of conflicts with organizational documents, applicable laws or certain other agreements and required filings and consents;

•	permits and compliance;

•	financial statements;

•	absence of certain changes or events;

•	absence of litigation;

•	employee benefit plans;

•	labor and employment matters;

•	real property and title to assets;

•	intellectual property;

•	taxes;

•	environmental matters;

•	material contracts;

•	insurance;

•	approval of the board and the stockholders;

•	trade compliance;

•	certain business practices;

•	interested party transactions;

•	the Exchange Act;

•	absence of broker fees; and

•	exclusivity of the representations and warranties made by Amprius.
The Business Combination Agreement contains representations and warranties made by Kensington and Merger Sub to Amprius relating to a number of matters, including the following:

•	corporate organization;

•	organizational documents;

•	capitalization;

•	authority to enter into the Business Combination Agreement;

•	absence of conflicts with organizational documents, applicable laws or certain other agreements and required filings and consents;

•	compliance;

•	proper filing of documents with the SEC, financial statements and compliance with Sarbanes-Oxley Act;

•	absence of certain changes or events;

•	absence of litigation;

•	approval of the board and the shareholders;

•	no prior operations of Merger Sub;

•	absence of broker fees;

•	the Trust Account;

•	employees;

•	taxes;

•	compliance with the U.S. Defense Production Act of 1950;

•	the listing of Kensington Class A Ordinary Shares, Kensington Class 1 Warrants, Kensington Class 2 Warrants, and Kensington Units;

•	investigation and reliance; and

•	affiliate agreements.
Conduct of Business Pending the Merger
Amprius has agreed that, prior to the Effective Time or the earlier termination of the Business Combination Agreement, it will conduct its business in the ordinary course of business consistent with past practice. Amprius has also agreed to use its commercially reasonable efforts to preserve substantially intact its current business organization, keep available the services of its current officers, key employees, and consultants, and preserve the existing relations with Amprius customers, suppliers, and any other significant business relations.
In addition to the general covenants above, Amprius has agreed that prior to the Effective Time, subject to specified exceptions, it will not, without the written consent of Kensington (which may not be unreasonably conditioned, withheld or delayed):

•	change or amend its certificate of incorporation or bylaws;

•
issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (a) any shares of any class of capital stock of Amprius, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Amprius, provided that the exercise or settlement of any grants of Amprius Options within the limits of the Amprius Technologies, Inc. 2016 Plan share reserve and prior to the final determination of the Exchange Ratio will not require consent of Kensington; or (b) any material assets of Amprius;

•	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

•
reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

•
(a) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof in an amount in excess of $5,000,000; or (b) incur any indebtedness for borrowed money in excess of $5,000,000 or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets, in each case, except in the ordinary course of business and consistent with past practice;

•
(a) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee or consultant of Amprius as of the date of the Business Combination Agreement, other than increases in base compensation of employees in the ordinary course of business, (b) enter into any new, or materially amend any existing employment or severance or termination agreement with any current or former director, officer, employee or consultant, (c) accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former director, officer, employee or consultant, (d) hire or otherwise enter into any employment or consulting agreement or arrangement with any person or terminate any current or former director, officer, employee or consultant provider whose compensation would exceed, on an annualized basis, $300,000, or (e) enter into or amend any collective bargaining agreement or other labor agreement covering Amprius’ employees;

•
other than as required by law or pursuant to employee benefit plans disclosed to Kensington, grant any severance or termination pay to, any director or officer of Amprius, other than in the ordinary course of business consistent with past practice;

•
adopt, amend and/or terminate any material employee benefit plan except as may be required by applicable law, is necessary in order to consummate the Proposed Transactions, or health and welfare plan renewals in the ordinary course of business;

•	materially amend other than reasonable and usual amendments in the ordinary course of business, with respect to accounting policies or procedures, other than as required by GAAP;

•
make any material tax election, amend a material tax return or settle or compromise any material United States federal, state, local or non-United
States income tax liability except in the ordinary course of business consistent with past practice;

•
materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any material contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of Amprius material rights thereunder, in each case in a manner that is adverse to Amprius, except in the ordinary course of business;

•
intentionally permit any material item of Amprius-owned intellectual property to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required to maintain each and every material item of Amprius’ intellectual property; or

•	enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.
Kensington has agreed that, prior to the earlier of the Effective Time or the termination of the Business Combination Agreement, it will conduct its business, and cause Merger Sub to conduct their respective businesses, in the ordinary course of business consistent with past practice. In addition, Kensington has agreed that prior to the Effective Time, subject to specified exceptions, it will not, and Merger Sub will not, without the written consent of Amprius (which may not be unreasonably withheld, conditioned or delayed):

•	change, modify or amend the organizational documents of Kensington or the organizational documents of Merger Sub, or form any subsidiary of Kensington other than the Merger Sub;

•
declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the trust fund that are required pursuant to Kensington’s organizational documents;

•
reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of the Kensington Ordinary Shares or Kensington Warrants except for redemptions from the trust fund that are required pursuant to the Kensington organizational documents;

•
issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (a) any shares of any class of capital stock or other securities of Kensington or Merger Sub, or (b) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Kensington or Merger Sub;

•
fail to maintain its existence or acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership or other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

•	engage in any conduct in a new line of business or engage in any commercial activities (other than to consummate the Business Combination);

•
incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Kensington or Merger Sub, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

•
make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable law made subsequent to the date hereof, as agreed to by its independent accountants;

•
make any material tax election or settle or compromise any material United States federal, state, local or non-United
States income tax liability, except in the ordinary course consistent with past practice;

•	liquidate, dissolve, reorganize or otherwise wind up the business and operations of Kensington or Merger Sub;

•	amend the trust agreement or any other agreement related to the Trust Account;

•
enter into, amend or modify in a manner adverse to Kensington or any of its subsidiaries, terminate, or waiver or release any material rights, claims or benefits under any Kensington employee benefit plan or compensation plan;

•
hire any employee or take or refrain from any action that would result in the Business Combination being the direct or indirect cause of any amount paid or payable by Kensington, Merger Sub, or any of their respective affiliates being classified as an “excess parachute payment” under Section 280G of the Code, or the imposition of any additional tax under Section 4999 of the Code;

•	enter into, renew or amend in any material respect any agreement required to be disclosed pursuant to Rule 404 under Regulation S-K; or

•	enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.
Equity Financing
Prior to the Closing, Kensington and Amprius intend to solicit, negotiate and enter into certain committed equity facilities or other subscriptions of shares to New Amprius Common Stock that provides cash to Kensington and related agreements pursuant to which certain investors may purchase up to 20,000,000 shares of New Amprius Common Stock at a purchase price of no less than $10.00 per share in a private placement or placements to be consummated substantially contemporaneously with the consummation of the Business

Combination and which shall, in each case, be subject to Amprius’ prior written consent (not to be unreasonably withheld, conditioned or delayed).
Kensington is soliciting the PIPE Investors to enter into PIPE Subscription Agreements pursuant to which such PIPE Investors would purchase in a private placement up to 20 million PIPE Units at a price of $10.00 per PIPE Unit. Each PIPE Unit is expected to consist of (i) one share of New Amprius Common Stock, and (ii) one PIPE Warrant, entitling the holder to purchase one share of New Amprius Common Stock. The PIPE Warrants would be substantially identical to the New Amprius Public Warrants, except that the exercise price of each PIPE Warrant would be $12.50 per share (instead of $11.50 per share, which is the exercise price for the New Amprius Public Warrants) and the average sales price of New Amprius Common Stock would need to exceed $20.00 per share (instead of $18.00 per share for the New Amprius Public Warrants) in order for New Amprius to be able to redeem the PIPE Warrants. The PIPE Warrants will also not be listed on any securities exchange. To the extent New Amprius receives any amounts pursuant to the PIPE Subscription Agreements, any such amounts will correspondingly offset redemptions of Kensington Class A Ordinary Shares in connection with the Business Combination and such amounts may be used by Kensington to satisfy such portion of the Minimum Cash Condition. The PIPE Investors are expected to receive certain registration rights with respect to the shares of New Amprius Common Stock and the shares of New Amprius Common Stock underlying the PIPE Warrants.
To date, Kensington has not received any commitments from any PIPE Investors. See “
Risk Factors—Risks Related to Amprius—Risks Related to Our Business and Industry—We may require additional capital to support business growth, and this capital might not be available on commercially reasonable terms or at all
.”
Additional Agreements
Proxy Statement; Registration Statement
As promptly as practicable after the execution of the Business Combination Agreement and receipt of the PCAOB Financials, Kensington and Amprius agreed to prepare and file with the SEC this proxy statement/prospectus to be sent to the shareholders of Kensington and to the stockholders of Amprius as an information statement relating (a) with respect to Amprius’ stockholders, the action to be taken by certain stockholders of Amprius pursuant to the Written Consent and (b) with respect to Kensington’s shareholders, the extraordinary general meeting of Kensington’s shareholders to be held to consider approval and adoption of the Kensington Proposals.
Kensington General Meetings; Merger Sub Stockholder’s Approval; Amprius’ Stockholder’s Written Consent
Kensington has agreed to call and hold the extraordinary general meeting as promptly as practicable after the date on which this Registration Statement is declared effective (no later than thirty days after the date on which this proxy statement/prospectus is mailed to the shareholders of Kensington). Kensington has agreed, through the Kensington Board, to recommend to its shareholders that they approve the Kensington Proposals contained in this proxy statement/prospectus and agreed to include the recommendation of the Kensington Board in this proxy statement/prospectus.
Amprius has agreed to solicit the Written Consent as soon as reasonably practicable after this Registration Statement is declared effective, and in any event within 24 hours after it is declared effective. Amprius has agreed to solicit the consent of its stockholders unless the Business Combination Agreement has been terminated pursuant to its terms.
No Solicitation
Under the terms of the Business Combination Agreement, Amprius has agreed on behalf of itself and its subsidiaries not to (a) initiate, solicit, facilitate or encourage (including by way of furnishing non-public
information), whether publicly or otherwise, any inquiries with respect to, or the making of, any Acquisition Proposal (as defined below), (b) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any person relating to an Acquisition Proposal, (c) enter into, engage in and maintain discussions or negotiations with respect to any Acquisition

Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (d) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Amprius, (e) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (f) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or (g) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its representatives to take any such action.
Amprius also agreed that immediately following the execution of the Business Combination Agreement it shall cause its representatives to cease any solicitations, discussions or negotiations with any person or entity conducted prior to the Business Combination Agreement in connection with an Acquisition Proposal.
Amprius also agreed that it will promptly request each person that has prior to the date of the Business Combination Agreement executed a confidentiality agreement in connection with its consideration of acquiring Amprius to return or destroy all confidential information furnished to such person by or on behalf of it prior to the date of the Business Combination Agreement.
Amprius has agreed to promptly (and in any event within 24 hours) notify, Kensington of the receipt of any Acquisition Proposal received after the date of the Business Combination Agreement, which notice shall identify the third party making such Acquisition Proposal and include a summary of the material terms and conditions of any material developments, discussions or negotiations relating to such Acquisition Proposal as well as any material modifications to the financial or other terms and conditions of such Acquisition Proposal.
As used above, “Acquisition Proposal” means any proposal or offer from any person or group of persons (other than Kensington, Merger Sub or their respective affiliates) relating to, in a single transaction or a series of related transactions, any direct or indirect acquisition or purchase of a business that constitutes 10% or more of the assets of Amprius or 10% or more of the total voting power of the equity securities of Amprius, whether by way of merger, asset purchase, equity purchase or otherwise.
Exclusivity
Kensington has agreed that until the earlier of the Closing and the termination of the Business Combination Agreement, to not, and to cause its representatives not to, directly or indirectly, (i) enter into, knowingly solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning any sale of any material assets of such party or any of the outstanding capital stock or any conversion, consolidation, liquidation, dissolution or similar transaction involving such party other than with the other parties to the Business Combination Agreement and their respective representatives (an “Alternative Transaction”), (ii) enter into any agreement regarding, continue or otherwise knowingly participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction. Kensington has agreed that it shall, and shall cause its affiliates and their respective representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction. Kensington also agrees that it will promptly request each person (other than the parties to the Business Combination Agreement and their respective representatives) that has prior to the date of the Business Combination Agreement executed a confidentiality agreement in connection with its consideration of an Alternative Transaction to return or destroy all confidential information furnished to such person by or on behalf of it prior to the date of the Business

Combination Agreement (to the extent so permitted under, and in accordance with the terms of, such confidentiality agreement). If Kensington or any of its affiliates or its or their respective representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then Kensington or Amprius, as applicable, shall promptly (and in no event later than one business day after it becomes aware of such inquiry or proposal) notify such person in writing that it is subject to an exclusivity agreement with respect to the Business Combination that prohibits such party from considering such inquiry or proposal.
Stock Exchange Listing
Kensington will use its reasonable best efforts to cause the shares of New Amprius Common Stock to be issued in connection with the Business Combination to be approved for listing on the NYSE at Closing. Until the Closing, Kensington shall use its reasonable best efforts to keep the Kensington Units, Kensington Class A Ordinary Shares, Kensington Class 1 Warrants and Kensington Class 2 Warrants listed for trading on the NYSE.
Other Covenants and Agreements
The Business Combination Agreement contains other covenants and agreements, including covenants related to:

•	Amprius and Kensington providing access to books and records and furnishing relevant information to the other party, subject to certain limitations and confidentiality provisions;

•	certain employee benefit matters including the establishment of an equity incentive award plan and an employee stock purchase plan to be effective after the Closing;

•	director and officer indemnification;

•	prompt notification of certain matters;

•	Amprius and Kensington using reasonable best efforts to consummate the Business Combination;

•	public announcement relating the Business Combination;

•	agreement relating to the intended tax treatment of the Business Combination;

•	cooperation regarding any filings required under the HSR Act;

•	the reasonable best efforts of Amprius to deliver the PCAOB Financials on or before May 27, 2022;

•	cooperation in SEC filings related to the Proposed Transaction;

•	section 16 Matters;

•	cooperation in litigation related to the Proposed Transaction;

•	the entering into the Registration Rights Agreement; and

•	Kensington making disbursements from the Trust Account.
Conditions to Closing
Mutual
The obligations of Amprius, Kensington and Merger Sub to consummate the Business Combination, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a)	the Written Consent shall have been delivered to Kensington;

(b)
the Kensington Proposals shall have been approved and adopted by the requisite affirmative vote of the Kensington shareholders in accordance with this proxy statement/prospectus, the Companies Act, the Kensington organizational documents and the rules and regulations of the NYSE;

(c)
no governmental authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Business Combination illegal or otherwise prohibiting the Closing;

(d)
all required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the Closing under the HSR Act shall have expired or been terminated, and any pre-Closing
approvals or clearances reasonably required thereunder shall have been obtained;

(e)	certain consents, approvals and authorizations set forth in the Business Combination Agreement shall have been obtained from and made with all governmental authorities;

(f)
the Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC;

(g)	the shares of New Amprius Common Stock shall be approved for listing on the NYSE as of the Closing Date; and

(h)
the Proposed Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and Kensington has adopted the Proposed Bylaws, appointed directors of the Kensington Board and the Surviving Corporation and authorized the issuance of the New Amprius Common Stock to be issued in connection with the Business Combination.

Kensington and Merger Sub
The obligations of Kensington and Merger Sub to consummate the Business Combination are subject to the satisfaction or waiver (where legally permissible) at or prior to the Closing of the following additional conditions:

(a)
the representations and warranties of Amprius contained in the sections of the Business Combination Agreement titled “Organization and Qualification; Subsidiaries,” “Capitalization,” “Authority Relative to the Business Combination Agreement” and “Brokers” shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect,” each as defined in the Business Combination Agreement, or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date. All other representations and warranties of Amprius contained in the Business Combination Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (A) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (B) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect;

(b)
Amprius shall have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Effective Time;

(c)	Amprius shall have delivered to Kensington a customary officer’s certificate, dated the date of the Closing, certifying as to the satisfaction of certain conditions;

(d)	no Company Material Adverse Effect shall have occurred between the date of the Business Combination Agreement and the Closing Date;

(e)
on or prior to the Closing, Amprius has delivered to Kensington a properly executed certification that shares of Amprius Common Stock are not “United States real property interests” in accordance with the Treasury Regulations under Sections 897 of the Code, together with a notice to the IRS (which will be filed by Kensington with the IRS following the Closing) in accordance with the provisions of
Section 1.897-2(h)(2)
of the Treasury Regulations; and

(f)	Amprius shall have delivered to Kensington the PCAOB Financials.
Amprius
The obligations of Amprius to consummate the Business Combination are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:

(a)
the representations and warranties of Kensington and Merger Sub contained in the sections of the Business Combination Agreement titled “Corporate Organization,” “Capitalization,” “Authority Relative to this Agreement” and “Brokers” shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Kcompany Material Adverse Effect” (each as defined in the Business Combination Agreement) or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date. All other representations and warranties of Kensington and Merger Sub contained in the Business Combination Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Kcompany Material Adverse Effect,” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (A) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (B) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Kcompany Material Adverse Effect;

(b)
Kensington and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Effective Time;

(c)
Kensington shall have delivered to Amprius a customary officer’s certificate (signed by the President of Kensington), dated the date of the Closing, certifying as to the satisfaction of certain conditions;

(d)
other than those persons identified as continuing directors in accordance with the Business Combination Agreement, all members of the Kensington Board shall have executed written resignations effective as of the Effective Time;

(e)	no Kcompany Material Adverse Effect shall have occurred between the date of the Business Combination Agreement and the Closing Date; and

(f)
Kensington shall have at least $200 million in the aggregate in (A) its Trust Account (after giving effect to any Redemption Rights (as defined in the Business Combination Agreement) that are actually perfected) plus (B) cash proceeds received in connection with the Equity Financing (calculated without reduction for any payments in respect of Outstanding Kcompany Transaction Expenses (as defined in the Business Combination Agreement)) (the “Kensington Cash Amount”).

Termination
The Business Combination Agreement may be terminated and the Business Combination may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of the Business Combination Agreement and the Business Combination by the Amprius stockholders or Kensington shareholders, respectively, as follows:

(a)	by mutual written consent of Kensington and Amprius;

(b)
by Kensington or Amprius, if (i) the Effective Time shall not have occurred prior to the Outside Date (but if as of such date all conditions to closing other than any of the conditions relating to antitrust approvals and waiting periods, consents, approvals or authorizations by governmental authorities, the effectiveness of this proxy statement/prospectus and NYSE listing of New Amprius Common Stock to be issued in the Proposed Transaction are satisfied, then the Outside Date will be automatically extended until February 11, 2023); provided, however, that the Business Combination Agreement may not be terminated by any party (A) that directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained in the Business Combination Agreement and such breach or violation is the principal cause of the failure of a condition to the Merger on or prior to the Outside Date; or (B) against which any legal proceeding is brought by another party to the Business Combination Agreement for specific performance or injunctive or other forms of equitable relief in connection therewith (which prohibition on such party’s right to terminate the Business Combination Agreement shall continue throughout the pendency of such legal proceeding); (ii) any governmental authority in the United States has enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling which has become final and nonappealable and has the effect of making the Closing illegal or otherwise preventing or prohibiting the Closing and the Merger; or (iii) any of the Kensington Proposals fail to receive the requisite vote for approval at the extraordinary general meeting;

(c)
by Amprius if there is a Terminating Kensington Breach; provided that Amprius has not waived such Terminating Kensington Breach and Amprius is not then in material breach of their representations, warranties, covenants or agreements in the Business Combination Agreement; provided, however, that, if such Terminating Kensington Breach is curable by Kensington and Merger Sub, Amprius may not terminate the Business Combination Agreement under the applicable section for so long as Kensington and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty days after notice of such breach is provided by Amprius to Kensington; and

(d)
by Kensington if (i) Amprius has failed to deliver the Written Consent to Kensington within 24 hours after the Registration Statement is declared effective; provided, however, that Kensington’s right to terminate the Business Combination Agreement pursuant to clause (i) expires at the time at which the Written Consent is delivered to Kensington; or (ii) there is a Terminating Company Breach; provided that Kensington has not waived such Terminating Company Breach and Kensington and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in the Business Combination Agreement; provided further that, if such Terminating Company Breach is curable by Amprius, Kensington may not terminate the Business Combination Agreement under this provision for so long as Amprius continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty days after notice of such breach is provided by Kensington to Amprius; or (iii) if the PCAOB Financials have not been delivered to Kensington by Amprius on or before June 15, 2022, provided, however, that Kensington’s right to terminate the Business Combination Agreement pursuant to clause (iii) expires at the time at which the PCAOB Financials are delivered to Kensington.

Effect of Termination
If the Business Combination Agreement is terminated, the agreement will forthwith become void, and there will be no liability under the Business Combination Agreement on the part of any party to the Business

Combination Agreement, except as set forth in the Business Combination Agreement or in the case of termination subsequent to a willful material breach of the Business Combination Agreement by a party thereto.
Vote Required for Approval
The approval of the Business Combination Proposal requires an ordinary resolution under the Companies Act, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The Business Combination Proposal is conditioned on the approval of each of the Condition Precedent Proposals at the extraordinary general meeting. If any of the Condition Precedent Proposals are not approved, the Business Combination Proposal will have no effect, even if approved by our shareholders.
Abstentions and
broker non-votes, while
considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on the Business Combination Proposal.
Resolution
The full text of the resolution to be passed is as follows:
“RESOLVED, as an ordinary resolution, that Kensington’s entry into the Business Combination Agreement, dated as of May 11, 2022, with Kensington Capital Merger Sub Corp. (“Merger Sub”) and Amprius Technologies, Inc. (“Amprius”), a Delaware corporation (a copy of which is attached to the proxy statement/prospectus as Annex A), pursuant to which, among other things, following the Domestication of Kensington to Delaware, Merger Sub will merge with and into Amprius, with Amprius surviving the Merger, in accordance with and subject to the terms and conditions of the Business Combination Agreement, be approved, ratified and confirmed in all respects.”
Recommendation of the Board
THE KENSINGTON BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

CERTAIN AGREEMENTS RELATED TO THE BUSINESS COMBINATION
This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to or in connection with the Proposed Transactions, which are referred to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The descriptions below are qualified by reference to the actual text of these agreements. You are encouraged to read the Related Agreements in their entirety.
Sponsor Support Agreement
Concurrently with the execution of the Business Combination Agreement, Kensington, Amprius and the Sponsor entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor reaffirmed its obligations in existing arrangements with Kensington to vote in favor of each of the proposals to be voted upon at the meeting of Kensington shareholders in connection with the Business Combination, including approval of the Business Combination Agreement and the transactions contemplated thereby, and agreed to be bound by the terms of the lock-up
in the Proposed Bylaws.
Stockholder Support Agreement
Concurrently with the execution of the Business Combination Agreement, Kensington and Amprius, Inc. entered into the Stockholder Support Agreement pursuant to which, among other things, Amprius, Inc. agreed to vote all of its shares of Amprius Common Stock in favor of the approval and adoption of the Proposed Transactions within 24 hours after Amprius requests it to do so, provided that Amprius may not make such request until the Registration Statement is declared effective by the SEC. Additionally, Amprius, Inc. has agreed not to (a) transfer any of its shares of Amprius Common Stock (or enter into any arrangement with respect thereto) or (b) enter into any voting arrangement that is inconsistent with the Stockholder Support Agreement. The Stockholder Support Agreement terminates on the occurrence of certain events, including the termination of the Business Combination Agreement in accordance with its terms or certain amendments or modifications to the terms of the Business Combination Agreement. Amprius, Inc. has a sufficient number of votes to approve the Business Combination and other transactions that require the approval of Amprius’ stockholders.
Registration Rights Agreement
Pursuant to the Business Combination Agreement, at the Closing, the Holders will enter into the Registration Rights Agreement. Pursuant to the terms of the Registration Rights Agreement, Kensington will be obligated to file a registration statement to register the resale of certain securities of Kensington held by the Holders. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, that Kensington file a registration statement on Form
S-3
(or on Form
S-1
if Form
S-3
is not available) to register the securities of Kensington held by such Holders. The Registration Rights Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.
Tax Sharing Agreement
Concurrently with the execution of the Business Combination Agreement, Amprius and Amprius, Inc. entered into the Tax Sharing Agreement. The Tax Sharing Agreement generally provides that, with respect to any U.S. federal consolidated group of which Amprius, Inc. and Amprius are members, Amprius, Inc. will be responsible for and will indemnify Amprius for the tax liability of such group. In addition, Amprius, Inc. will be responsible for and will indemnify Amprius for state taxes of any consolidated, combined or unitary tax group for state tax purposes that includes Amprius, Inc. and Amprius. The Tax Sharing Agreement also provides that Amprius, Inc. will generally control any tax returns and any tax audits or other proceedings for the taxes addressed by the Tax Sharing Agreement. The Tax Sharing Agreement terminates on the termination of the Business Combination Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE REDEMPTION AND THE BUSINESS COMBINATION
The following is a discussion of the material U.S. federal income tax considerations generally applicable to Public Shareholders of Kensington Class A Ordinary Shares and Kensington Warrants of the Domestication and exercise of redemption rights. The following discussion also summarizes material U.S. federal income tax consequences for U.S. Holders and non-U.S. Holders of owning and disposing of shares of New Amprius Common Stock or Kensington Warrants after the Domestication. This section applies only to Public Shareholders that hold their Kensington Class A Ordinary Shares or Kensington Warrants as capital assets for U.S. federal income tax purposes (generally, as property held for investment). This discussion does not discuss all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status including:

•	financial institutions or financial services entities;

•	broker-dealers;

•	the Sponsor or its affiliates;

•	foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulations Section 1.367(b)-3(b)(1)(ii);

•	taxpayers that are subject to the mark-to-market accounting rules;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•
persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of all classes of our shares, except as specifically discussed under the caption heading “—
 Effects of Section
 367 on U.S. Holders
”;

•
persons that acquired our securities pursuant to an exercise of employee share options or upon payout of a restricted stock unit, in connection with employee share incentive plans or otherwise as compensation;

•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

•	persons whose functional currency is not the U.S. dollar;

•	controlled foreign corporations; or

•	passive foreign investment companies.
This discussion, as well as the opinion of Hughes Hubbard & Reed LLP described below, is based on the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the following is subject to change or differing interpretations, which could apply retroactively and could affect the tax considerations described herein. This discussion does not address the special tax accounting rules under Section 451(b) of the Code, the alternative minimum tax, or U.S. federal taxes other than U.S. federal income taxes (such as estate or gift taxes, or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

We have not and do not intend to seek any rulings from the IRS regarding the Domestication or an exercise of redemption rights. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.
This discussion does not consider the tax treatment of partnerships (or any entities or arrangements characterized as partnerships for U.S. federal income tax purposes) or persons who hold our securities through such entities or arrangements. If a partnership (or any entity or arrangement characterized as a partnership for U.S. federal income tax purposes) holds Kensington Class A Ordinary Shares or Kensington Warrants, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Kensington Class A Ordinary Shares or Kensington Warrants and persons that are treated as partners of such partnerships are urged to consult with their tax advisors as to the particular U.S. federal income tax consequences of the Domestication and an exercise of redemption rights to them.
EACH HOLDER IS URGED TO CONSULT WITH ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE DOMESTICATION, AN EXERCISE OF REDEMPTION RIGHTS AND THE BUSINESS COMBINATION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL AND
NON-U.S.
TAX LAWS.
U.S. Holders
As used herein, a “U.S. Holder” is a beneficial owner of Kensington Class A Ordinary Shares or Kensington Warrants who or that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States,

•
a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•
a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person under the Code.

Effects of the Domestication to U.S. Holders
The discussion under this heading “—
 Effects of the Domestication to U.S. Holders
” constitutes the opinion of Hughes Hubbard & Reed LLP, special U.S. tax counsel to Kensington, insofar as it addresses the material U.S. federal income tax considerations of the Domestication for Public Shareholders with respect to their Kensington Class A Ordinary Shares and Kensington Warrants, and discusses matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, based on, and subject to, qualifications, assumptions and limitations stated herein and in the opinion included as Exhibit 8.1 hereto, as well as representations and covenants of Kensington (the “Domestication Tax Opinion”). If any of the assumptions, representations or covenants on which the Domestication Tax Opinion is based is or becomes incorrect, incomplete, inaccurate or is otherwise not complied with or there is a subsequent change in applicable law, the validity of the Domestication Tax Opinion may be adversely affected and the tax consequences of the Domestication could differ from those described herein. An opinion of counsel is not binding on the IRS or any court, and there can be no certainty that the IRS will not challenge the conclusions reflected in the Domestication Tax Opinion or that a court would not sustain such a challenge.
The U.S. federal income tax consequences of the Domestication will depend primarily upon whether the domestication qualifies as a “reorganization” within the meaning of Section 368 of the Code.

Under Section 368(a)(1)(F) of the Code, a reorganization includes a “mere change in identity, form, or place of organization of one corporation, however effected” (an “F Reorganization”). Pursuant to the Domestication, Kensington will change its jurisdiction of incorporation from the Cayman Islands to Delaware.
Based on, and subject to, qualifications, assumptions and limitations stated herein and in the opinion included as Exhibit 8.1 hereto, Hughes Hubbard & Reed LLP is of the opinion that the Domestication should qualify as an F Reorganization. However, due to the absence of direct guidance on the application of Section 368(a)(1)(F) of the Code to a statutory conversion of a corporation holding only investment-type assets, such as Kensington, this result is not entirely clear. Accordingly, due to the absence of such guidance, it is not possible to predict whether the IRS or a court considering the issue would take a contrary position. If the Domestication qualifies as an F Reorganization, U.S. Holders of Kensington Class A Ordinary Shares or Kensington Warrants generally should not recognize gain or loss for U.S. federal income tax purposes on the Domestication, except as provided below under the caption headings “—
 Effects of Section
 367 on U.S. Holders
” and “—
 PFIC Considerations
,” and the Domestication should be treated for U.S. federal income tax purposes as if Kensington (i) transferred all of its assets and liabilities to New Amprius in exchange for all of the outstanding common stock and warrants of New Amprius; and (ii) then distributed such common stock and warrants of New Amprius to the holders of securities of Kensington in liquidation of Kensington. The taxable year of Kensington will be deemed to end on the date of the Domestication.
If the Domestication fails to qualify as an F Reorganization, subject to the PFIC rules described in further detail below, a U.S. Holder generally would recognize gain or loss with respect to its Kensington Class A Ordinary Shares or Kensington Warrants in an amount equal to the difference, if any, between the fair market value of the corresponding shares of New Amprius Common Stock or Kensington Warrants received or deemed received in the Domestication and the U.S. Holder’s adjusted tax basis in its Kensington Class A Ordinary Shares or Kensington Warrants converted or deemed converted therefor. In such event, such U.S. Holder’s basis in the shares of New Amprius Common Stock or modified warrants would be equal to their respective fair market values on the date of the Domestication and such U.S. Holder’s holding period for New Amprius Common Stock or Kensington Warrants would begin on the day following the date of the Domestication. The remainder of this discussion assumes that the Domestication will qualify as an F Reorganization.
Because the Domestication will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to Kensington Class A Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of the Domestication. All holders considering exercising redemption rights with respect to their Public Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Domestication and exercise of redemption rights.
Basis and Holding Period Considerations
Subject to the discussion of PFIC considerations below: (i) the tax basis of a share of New Amprius Common Stock or Kensington Warrant entitled to acquire one share of New Amprius Common Stock received or deemed received by a U.S. Holder in the Domestication will equal the U.S. Holder’s tax basis in the Kensington Class A Ordinary Share or Kensington Warrant converted or deemed converted therefor, increased by any amount included in the income of such U.S. Holder as a result of Section 367 of the Code (as discussed below) and (ii) the holding period for a share of New Amprius Common Stock or Kensington Warrant entitled to acquire one share of New Amprius Common Stock received or deemed received by a U.S. Holder will include such U.S. Holder’s holding period for the Kensington Class A Ordinary Share or Kensington Warrant converted or deemed converted therefor.
See the sections entitled “—
Allocation of Purchase Price and Characterization of a Kensington Unit and Kensington New Unit
” and “—
 Potential Deemed Distribution of Kensington Class
 2 Warrant in Connection with the Business Combination
” below for a discussion regarding the initial tax basis and holding periods of the Kensington Class A Ordinary Shares and Kensington Warrants included as part of the Kensington Units.

Effects of Section 367 on U.S. Holders
Section 367 of the Code applies to certain transactions involving foreign corporations, including a domestication of a foreign corporation in an F Reorganization. Section 367 of the Code imposes U.S. federal income tax on certain U.S. persons in connection with transactions that would otherwise be tax-free. Section 367(b) of the Code will generally apply to U.S. Holders on the date of the Domestication. Because the Domestication will occur immediately prior to the redemption of holders that exercise redemption rights with respect to Kensington Class A Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of Section 367 of the Code as a result of the Domestication.
A. “U.S. Shareholders” of Kensington
Subject to the PFIC discussion below, a U.S. Holder who, on the date of the Domestication beneficially owns (actually or constructively) 10% or more of the total combined voting power of all classes of Kensington stock entitled to vote or 10% or more of the total value of all classes of Kensington stock (a “
U.S. Shareholder
”), must include in income as a dividend the “all earnings and profits amount” attributable to the Kensington Class A Ordinary Shares it directly owns, within the meaning of the Treasury Regulations under Section 367 of the Code. A U.S. Holder’s ownership of Kensington Warrants will be taken into account in determining whether such U.S. Holder is a U.S. Shareholder. Complex attribution rules apply in determining whether a U.S. Holder is a U.S. Shareholder and all U.S. Holders are urged to consult with their tax advisors with respect to these attribution rules.
A U.S. Shareholder’s all earnings and profits amount with respect to its Kensington Class A Ordinary Shares is the net positive earnings and profits (if any) of Kensington (as determined under Treasury Regulations under Section 367) attributable to such Kensington Class A Ordinary Shares (as determined under Treasury Regulations under Section 367). Treasury Regulations under Section 367 provide that the “all earnings and profits amount” attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code but without regard to any gain that would be realized on a sale or exchange of such Kensington Class A Ordinary Shares. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock (as defined in Treasury Regulations under Section 1248 of the Code) in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock.
Kensington does not expect to have significant, if any, cumulative net earnings and profits on the date of the Domestication. If Kensington’s cumulative net earnings and profits through the date of the Domestication are less than or equal to zero, then a U.S. Shareholder should not be required to include in gross income the all earnings and profits amount with respect to its Kensington Class A Ordinary Shares. If Kensington’s cumulative net earnings and profits are greater than zero, then a U.S. Shareholder would be required to include all of its attributable earnings and profits amount in income as a deemed dividend under Treasury Regulations under Section 367 as a result of the Domestication.
B. U.S. Holders that Own Less Than 10 Percent of Kensington
Subject to the PFIC discussion below, a U.S. Holder who, on the date of the Domestication, beneficially owns (actually or constructively) Kensington Class A Ordinary Shares with a fair market value of $50,000 or more and is not a U.S. Shareholder will recognize gain (but not loss) with respect to its Kensington Class A Ordinary Shares in the Domestication or, in the alternative, may elect to recognize the “all earnings and profits” amount attributable to such holder’s Kensington Class A Ordinary Shares as described below.
Unless such a U.S. Holder makes the “all earnings and profits election” as described below, such U.S. Holder generally must recognize gain (but not loss) with respect to New Amprius Common Stock received in the Domestication in an amount equal to the excess of the fair market value of such New Amprius Common Stock over the U.S. Holder’s adjusted tax basis in the Kensington Class A Ordinary Shares deemed surrendered in exchange therefor.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the all earnings and profits amount attributable to its Kensington Class A Ordinary Shares under Section 367(b) of the Code. There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

(i)	a statement that the Domestication is a Section 367(b) exchange (within the meaning of the applicable Treasury Regulations);

(ii)	a complete description of the Domestication;

(iii)	a description of any stock, securities or other consideration transferred or received in the Domestication;

(iv)	a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

(v)
a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from Kensington establishing and substantiating the U.S. Holder’s all earnings and profits amount with respect to the U.S. Holder’s Kensington Class A Ordinary Shares and (B) a representation that the U.S. Holder has notified Kensington (or New Amprius) that the U.S. Holder is making the election; and

(vi)
certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations; provided that if Kensington has never had earnings and profits, a U.S. Holder may, in lieu of the information described in clauses (iv) through (vi) above, provide a statement from New Amprius that Kensington has never had any earning and profits.

In addition, the election must be attached by an electing U.S. Holder to its timely filed U.S. federal income tax return for the year of the Domestication, and (unless the U.S. Holder has received a statement from New Amprius to the effect that Kensington has never had any earnings and profits) the U.S. Holder must send notice of making the election to New Amprius no later than the date such tax return is filed. In connection with this election, Amprius has agreed in the Business Combination Agreement to provide to each U.S. Holder eligible to make such an election (including by posting on the website of Amprius or New Amprius and by responding to requests by such U.S. Holders) with information regarding Kensington’s earnings and profits if such information is in Amprius’ possession or reasonably available to it.
Kensington does not expect to have significant, if any, cumulative earnings and profits through the date of the Domestication and if that proves to be the case, U.S. Holders who make this election are not expected to have a significant, if any, income inclusion under Section 367(b) of the Code, provided that the U.S. Holder properly executes the election and complies with the applicable notice requirements described above.
EACH U.S. HOLDER IS URGED TO CONSULT WITH ITS TAX ADVISOR REGARDING WHEN AND WHETHER TO MAKE THIS ELECTION AND, IF THE ELECTION IS DETERMINED TO BE ADVISABLE, THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO THIS ELECTION AND THE CONSEQUENCES OF MAKING AN ELECTION.
C. U.S. Holders that Own Kensington Class A Ordinary Shares with a Fair Market Value of Less Than $50,000
Subject to the “—
PFIC Considerations
” discussion below, a U.S. Holder who, on the date of the Domestication, beneficially owns (actually or constructively) Kensington Class A Ordinary Shares with a fair market value less than $50,000 should not be required to recognize any gain or loss under Section 367 of the Code in connection with the Domestication, and generally should not be required to include any part of the all earnings and profits amount in income.

Tax Consequences for U.S. Holders of Kensington Warrants
Subject to the considerations described above relating to a U.S. Holder’s ownership of Kensington Warrants being taken into account in determining whether such U.S. Holder is a U.S. Shareholder for purposes of Section 367(b) of the Code, and the “—
 PFIC Considerations
” discussion below, a U.S. Holder of Kensington Warrants should not be subject to U.S. federal income tax as a result of the Domestication.
ALL U.S. HOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE EFFECT OF SECTION 367 OF THE CODE TO THEIR PARTICULAR CIRCUMSTANCES.
PFIC Considerations
In addition to the discussion under the heading “—
Effects of Section
 367 on U.S. Holders
” above, the Domestication could be a taxable event to U.S. Holders under the PFIC provisions of the Code.
A. Definition of a PFIC
A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (generally determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. For purposes of these rules, interest income earned by Kensington would be considered to be passive income and cash held by Kensington would be considered to be a passive asset.
B. PFIC Status of Kensington
Based upon the composition of its income and assets, and upon a review of its financial statements, Kensington believes that it likely was a PFIC for its most recent taxable year ended on December 31, 2021 and will likely be considered a PFIC for its current taxable year that ends as a result of the Domestication.
C. Effects of PFIC Rules on the Domestication
As discussed above, Kensington believes that it is likely classified as a PFIC for U.S. federal income tax purposes. Section 1291(f) of the Code requires that, to the extent provided in the Treasury Regulations, a United States person who disposes of stock of a PFIC (including for this purpose converting warrants for newly issued warrants in the Domestication) recognize gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code have been promulgated with a retroactive effective date. If finalized in their current form, those proposed Treasury Regulations may require gain recognition to U.S. Holders of Kensington Class A Ordinary Shares and Kensington Warrants upon the Domestication if:

(i)	Kensington were classified as a PFIC at any time during such U.S. Holder’s holding period in such Kensington Class A Ordinary Shares or Kensington Warrants, and

(ii)
in the case of Kensington Class A Ordinary Shares, the U.S. Holder had not timely made (a) a QEF Election (as defined below) for the first taxable year in which the U.S. Holder owned such Kensington Class A Ordinary Shares or in which Kensington was a PFIC, whichever is later (or a QEF Election along with a purging election), or (b) a mark-to-market election
(as defined below) with respect to such Kensington Class A Ordinary Shares. Generally, Treasury Regulations provide that neither election applies to Kensington Warrants.

Under these rules:

•	the U.S. Holder’s gain would be allocated ratably over the U.S. Holder’s holding period for such U.S. Holder’s Kensington Class A Ordinary Shares or Kensington Warrants;

•
the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which Kensington was a PFIC, will be taxed as ordinary income;

•
the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period would be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax could be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year of such U.S. Holder.

Any “all earnings and profits amount” included in income by a U.S. Holder as a result of the Domestication (discussed under the heading “—
Effects of Section
 367 on U.S. Holders
” above) would generally be treated as gain subject to these rules.
It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code may be adopted or how any such Treasury Regulations would apply. Therefore, if Kensington is treated as a PFIC, U.S. Holders of Kensington Class A Ordinary Shares that have not made a timely QEF Election (or a QEF Election along with a purging election) or a mark-to-market
election (each as defined below) may, pursuant to the proposed Treasury Regulations, be subject to taxation under the PFIC rules on the Domestication with respect to their Kensington Class A Ordinary Shares and Kensington Warrants under the PFIC rules in the manner set forth above. A U.S. Holder that made a QEF Election (or a QEF Election along with a purging election) would generally not be subject to the adverse PFIC rules discussed above with respect to its Kensington Class A Ordinary Shares but rather would include annually in gross income its pro rata share of the ordinary earnings and net capital gain of Kensington, whether or not such amounts are actually distributed.
The application of the PFIC rules to warrants is unclear. A proposed Treasury Regulation issued under the PFIC rules with a retroactive effective date generally treats an “option” (which would include a Kensington Warrant) to acquire the stock of a PFIC as stock of the PFIC, while a final Treasury Regulation issued under the PFIC rules provides that the QEF Election does not apply to options and no mark-to-market election
(as described below) is currently available with respect to options. Therefore, it is possible that the proposed Treasury Regulations if finalized in their current form would apply to cause gain recognition with respect to Kensington Warrants as a result of the Domestication.
Any gain recognized by a U.S. Holder of Kensington Class A Ordinary Shares or Kensington Warrants as a result of the Domestication pursuant to PFIC rules would be taxable income to such U.S. Holder, taxed under the PFIC rules in the manner set forth above, with no corresponding receipt of cash.
ALL U.S. HOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE POTENTIAL EFFECTS OF THE PFIC RULES ON THE DOMESTICATION, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.
D. QEF Election and
Mark-to-Market
Election
The impact of the PFIC rules on a U.S. Holder of Kensington Class A Ordinary Shares (but not Kensington Warrants) if Kensington is classified as a PFIC will depend on whether the U.S. Holder has made a timely and effective election to treat Kensington as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period of Kensington Class A Ordinary Shares during which Kensington qualified as a PFIC (a “QEF Election”) or, if in a later taxable year, the U.S. Holder made a QEF Election along with a purging election. A purging election creates a deemed sale of the U.S. Holder’s Kensington Class A Ordinary Shares at their then fair market value and requires the U.S. Holder to recognize gain pursuant to the purging election subject to the special PFIC tax and interest charge rules described above. As a result of any such purging election, the U.S. Holder would have a new basis and holding period in its Kensington Class A Ordinary Shares. U.S. Holders are urged to consult with their tax advisors as to the application of the rules governing purging elections to their particular circumstances.
A U.S. Holder that makes a QEF Election is required to include in income on an annual basis its share of the PFIC’s net capital gain and ordinary income, if any. A U.S. Holder’s ability to make a QEF Election (or a QEF Election along with a purging election) with respect to Kensington is contingent upon, among other things, the provision by New Amprius (as successor to Kensington) of information required by a U.S. Holder to make the QEF election (generally, such U.S. Holder’s pro rata share of Kensington’s ordinary earnings and net capital gain for a taxable year, or such other information that is reasonably necessary for the U.S. Holder to calculate such amounts). Amprius has agreed in the Business Combination Agreement to provide such information to U.S. Holders by posting it on the website of Amprius or New Amprius if such information is in Amprius’ possession or reasonably available to it. As discussed further above, a U.S. Holder is not able to make a QEF Election with respect to Kensington Warrants.
The impact of the PFIC rules on a U.S. Holder of Kensington Class A Ordinary Shares may also depend on whether the U.S. Holder has made an election under Section 1296 of the Code. U.S. Holders who hold (actually or constructively) stock of a foreign corporation that is classified as a PFIC may annually elect to mark such stock to its market value if such stock is “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including the NYSE, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value (a
“mark-to-market election”).
No assurance can be given that the Kensington Class A Ordinary Shares are considered to be marketable stock for purposes of the mark-to-market election
or whether the other requirements of this election are satisfied. If such an election is available and has been made, such U.S. Holders will generally not be subject to the special taxation rules of Section 1291 of the Code discussed herein. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Kensington Class A Ordinary Shares at the end of its taxable year over its adjusted tax basis in its Kensington Class A Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its Kensington Class A Ordinary Shares over the fair market value of its Kensington Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election).
The U.S. Holder’s basis in its Kensington Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Kensington Class A Ordinary Shares will be treated as ordinary income. However, if the mark-to-market election
is not made by the U.S. Holder for the first taxable year of its holding period for the PFIC stock, then the Section 1291 rules will apply to certain dispositions of, distributions on and other amounts taxable with respect to Class A ordinary shares. A mark-to-market election
is not available with respect to Kensington Warrants.
THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), A
MARK-TO-MARKET
ELECTION OR ANY OTHER ELECTION IS AVAILABLE, THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

Effects to U.S. Holders of Exercising Redemption Rights
Upon the redemption of a Public Share , the Kensington Class 2 Warrant attached to such Public Share will expire. If the Kensington Class 2 Warrants are treated as outstanding for U.S. federal income tax purposes from the time of the issuance of the Kensington Units (see
“—Allocation of Purchase Price and Characterization of a Kensington Unit and Kensington New Unit
” below), the redemption of a Public Share should be treated as a redemption of a Public Share and the Kensington Class 2 Warrant associated with such Public Share, and the redemption price should be allocated between the Public Share and the Kensington Class 2 Warrants based upon their then relative fair market values. The redemption of the Kensington Class 2 Warrants generally will be treated as a taxable disposition to the U.S. Holder, taxed as described below under “
—Sale, Exchange or Other Disposition of Shares of New Amprius Common Stock and Kensington Warrants.
” If the Kensington Class 2 Warrants are not treated as outstanding for U.S. federal income tax purposes prior to the consummation of the Business Combination (see “
—Allocation of Purchase Price and Characterization of a Kensington Unit and Kensington New Unit
” and “
—Potential Deemed Distribution of Kensington Class
 2 Warrant in Connection with the Business Combination
”), only the Public Shares (and not the Kensington Class 2 Warrants) would be treated as redeemed and the redemption price would be wholly allocated to the Public Shares that are being redeemed.
The U.S. federal income tax consequences to a U.S. Holder of Public Shares that exercises its redemption rights to receive cash from the Trust Account in exchange for all or a portion of its Public Shares will depend on whether the redemption qualifies as a sale of Public Shares redeemed under Section 302 of the Code or is treated as a distribution under Section 301 of the Code. If the redemption qualifies as a sale of such U.S. Holder’s Public Shares redeemed, such U.S. Holder will generally recognize capital gain or capital loss equal to the difference, if any, between the amount of cash received that is allocated to the Public Shares and such U.S. Holder’s tax basis in the Public Shares redeemed. Any such capital gain or loss generally will be short-term capital gain or loss if the U.S. Holder’s holding period for the Public Shares so disposed of does not exceed one year.
Whether a redemption qualifies for sale treatment will depend largely on the total number of Public Shares treated as owned by the U.S. Holder (including any shares constructively owned by the U.S. Holder as a result of owning warrants) relative to all of New Amprius’ shares outstanding both before and after such redemption. The redemption of Public Shares generally will be treated as a sale of such shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in New Amprius or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests is satisfied, a U.S. Holder takes into account not only Public Shares actually owned by the U.S. Holder, but also Public Shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any Public Shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include Public Shares that could be acquired pursuant to the exercise of the warrants that it owns at the time of the redemption.
For a redemption to meet the substantially disproportionate test, the percentage of New Amprius’ issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of Public Shares must, among other requirements, be less than 80% of the percentage of New Amprius’ issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the Public Shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of such shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other Public Shares. The redemption of the Public Shares will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the

U.S. Holder’s proportionate interest in New Amprius. Whether the redemption will result in a meaningful reduction of a U.S. Holder’s proportionate interest in New Amprius will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly-held corporation that exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder is urged to consult with its tax advisor as to the tax consequences of a redemption.
If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. Such distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of New Amprius’ current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of any such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its other Public Shares (but not below zero) and, to the extent in excess of such basis, will be treated as capital gain from the sale or exchange of such redeemed Public Shares. After the application of those rules, any remaining tax basis of the U.S. Holder in Public Shares redeemed will generally be added to the U.S. Holder’s adjusted tax basis in its remaining Public Shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other Public Shares constructively owned by such U.S. Holder.
Because the Domestication will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights, U.S. Holders exercising redemption rights will be subject to the potential tax consequences of Section 367 of the Code as a result of the Domestication as well as potential tax consequences of the U.S. federal income tax rules relating to PFICs (discussed further above).
ALL U.S. HOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF A REDEMPTION OF ALL OR A PORTION OF THEIR PUBLIC SHARES PURSUANT TO AN EXERCISE OF REDEMPTION RIGHTS.
Allocation of Purchase Price and Characterization of a Kensington Unit and Kensington New Unit
No statutory, administrative or judicial authority directly addresses the treatment of a Kensington Unit or a Kensington New Unit or an instrument similar to a Kensington Unit or a Kensington New Unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a Kensington Unit should have been treated for U.S. federal income tax purposes as the acquisition of one Kensington New Unit and one Kensington Class 1 Warrant (which after the Domestication could be used to acquire one share of New Amprius Common Stock), and the owner of a Kensington Unit should generally be treated for U.S. federal income tax purposes as the owner of a Kensington New Unit and a Kensington Class 1 Warrant. We have treated the acquisition of a Kensington Unit in this manner and, by purchasing a Kensington Unit, you have agreed to adopt such treatment for U.S. federal income tax purposes.
The tax treatment of a Kensington New Unit is unclear and depends on whether the Kensington Class 2 Warrants were treated as outstanding for U.S. federal income tax purposes from the time of the issuance of the Kensington Units, as opposed to not being outstanding prior to the Business Combination. If the Kensington Class 2 Warrants were treated as outstanding at the time of issuance of the Kensington Units, then the acquisition of a Kensington New Unit should have been treated as the acquisition of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant, and the holder of a Kensington New Unit should generally be treated for U.S. federal income tax purposes as the owner of a Kensington Class A Ordinary Share (or after the Domestication, the holder of one share of New Amprius Common Stock) and a Kensington Class 2 Warrant. In such a case, the discussions under “—
Effects of the Domestication to U.S. Holders
” and “—
PFIC Considerations
” would apply to the Kensington Class 2 Warrants and the treatment of a disposition of a Kensington New Unit (including as a result of a redemption) should be similar to the treatment of a disposition of a Kensington Unit, described below. Except as provided in “—
Potential Deemed Distribution of Kensington Class
 2 Warrant in Connection with the Business Combination
,” below, the remainder of this discussion assumes

that the Kensington Class 2 Warrants were outstanding at the time of issuance of the Kensington Units and that the characterization of the Kensington Units and Kensington New Units described above is respected for U.S. federal income tax purposes.
For U.S. federal income tax purposes, each holder of a Kensington Unit is required to allocate the purchase price paid by such holder for such Kensington Unit between the one Kensington Class A Ordinary Share, one Kensington Class 1 Warrant and one Kensington Class 2 Warrant based on the relative fair market value of each at the time of acquisition. Similarly, each holder of a Kensington New Unit is required to allocate the purchase price paid by such holder for such Kensington New Unit between the one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant based on the relative fair market value of each at the time of acquisition. Under U.S. federal income tax law, each holder must make his or her own determination of such value based on all the relevant facts and circumstances, and we urge such holder to consult his or her tax adviser regarding the determination of value for these purposes.
The price allocated to each Kensington Class A Ordinary Share, Kensington Class 1 Warrant and Kensington Class 2 Warrant should be the holder’s initial tax basis in such share or warrant, as the case may be, and will be used to calculate the tax basis of a share of New Amprius Common Stock or Kensington Warrant received or deemed received by a U.S. Holder in the Domestication. See the discussion above under the heading “—
Basis and Holding Period Considerations
.”
The foregoing treatment of the shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units and new units, no assurance can be given that the IRS or the courts will agree with the characterization described above. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a Kensington Unit (including alternative characterizations).
Potential Deemed Distribution of Kensington Class 2 Warrant in Connection with the Business Combination
If the Kensington Class 2 Warrants are not treated as outstanding during the period between the issuance of the Kensington Units and the consummation of the Business Combination, the acquisition of a Kensington New Unit would have been treated as the acquisition of a Kensington Class A Ordinary Share and the discussions under “—
Effects of the Domestication to U.S. Holders
” and “—
PFIC Considerations
” would not apply to the Kensington Class 2 Warrants. Holders that do not elect to redeem their Kensington Class A Ordinary Share and who receive in exchange for their Kensington New Units shares of New Amprius Common Stock and Kensington Class 2 Warrants at the time of the Business Combination should be treated for U.S. federal income tax purposes as having received a distribution of Kensington Class 2 Warrants at such time.
Although the authorities governing transactions such as the distribution of such Kensington Class 2 Warrant are complex and unclear in certain respects, we expect that a holder of Kensington New Units deemed to receive Kensington Class 2 Warrants in connection with the Business Combination should not be treated as receiving a taxable distribution. This general rule is subject to exceptions, including for “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some shareholders and an increase in the proportionate interest of other shareholders in a corporation’s assets or earnings and profits. For this purpose, distributions of cash or other property incident to an “isolated” redemption of stock do not cause a distribution or series of distributions to be disproportionate. Although not entirely clear, under these rules, we do not expect the distribution (for tax purposes) of Kensington Class 2 Warrants in connection with the consummation of the Business Combination to be treated as a disproportionate distribution.
If the distribution
is non-taxable to
a U.S. Holder, and the Kensington Class 2 Warrants that the U.S. Holder is deemed to receive in the distribution have a fair market value equal to 15% or more of the fair market value of the U.S. Holder’s Public Shares on the date of the Business Combination, the U.S. Holder must allocate its adjusted tax basis in its Public Shares between the Public Shares and the Kensington Class 2 Warrants in proportion to their relative fair market values at that time. Otherwise, the U.S. Holder’s tax basis in the Kensington Class 2 Warrants that the U.S. Holder is deemed to receive in the distribution will be zero unless the U.S. Holder irrevocably elects, in its U.S. federal income tax return for the taxable year in which the Kensington Class 2 Warrants are deemed received, to allocate its adjusted tax basis in its Public Shares between the Public Shares and the Kensington Class 2 Warrants as described in the foregoing sentence.
If the treatment of the distribution
as tax-free is
determined by the IRS or a court to be incorrect, a holder receiving the Kensington Class 2 Warrants may be treated as receiving a distribution in an amount equal to the fair market value of such Kensington Class 2 Warrants at that time. Holders are urged to consult their tax advisors in this regard.
Distributions on Shares of New Amprius Common Stock
A U.S. Holder generally will be required to include in gross income as a dividend the amount of any cash distribution paid with respect to shares of New Amprius Common Stock to the extent the distribution is paid out of New Amprius’ current or accumulated earnings and profits (as determined under U.S. federal income tax principles). A distribution in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its shares of New Amprius Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the shares of New Amprius Common Stock and will be treated as described under “
—Sale, Exchange or Other Disposition of Shares of New Amprius Common Stock and Kensington Warrants
” below.
A dividend that New Amprius pays to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, a dividend treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are satisfied, a dividend that New Amprius pays to a non-corporate U.S. Holder may be taxed as “qualified dividend income” at the preferential tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Public Shares converted into shares of New Amprius Common Stock may have suspended the running of the applicable holding period for these purposes.
Sale, Exchange or Other Disposition of Shares of New Amprius Common Stock and Kensington Warrants
Upon a sale or other taxable disposition of shares of New Amprius Common Stock or Kensington Warrants, a U.S. Holder generally will recognize capital gain or loss. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of New Amprius Common Stock or Kensington Warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights described herein with respect to the Public Shares converted into New Amprius Common Stock may have suspended the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible to be taxed at reduced rates. The deductibility of capital losses for such holders is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its shares of New Amprius Common Stock or Kensington Warrants so disposed of. See “—
 Basis and Holding Period Considerations
” above for discussion of a U.S. Holder’s adjusted tax basis in its shares of New Amprius Common Stock and/or Kensington Warrants following the Domestication.

Non-U.S.
Holders
As used herein, a “
non-U.S.
Holder
” is a beneficial owner (other than a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes) of Kensington Class A Ordinary Shares or Kensington Warrants that is not a U.S. Holder.
Effects of the Domestication to
Non-U.S.
Holders
We do not expect the Domestication to result in any U.S. federal income tax consequences to non-U.S. Holders of Kensington Class A Ordinary Shares and Kensington Warrants.
The following describes U.S. federal income tax considerations relating to the ownership and disposition of New Amprius Common Stock and Kensington Warrants by a non-U.S. Holder after the Domestication.
Distributions
In general, any distributions made to a non-U.S. Holder with respect to shares of New Amprius Common Stock, to the extent paid out of New Amprius’ current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder), will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or
W-8BEN-E,
as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its New Amprius Common Stock and then, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of such New Amprius Common Stock, which will be treated as described under “
Sale, Exchange or Other Disposition of
New Amprius
Common Stock and
Kensington
Warrants
” below.
Dividends paid by New Amprius to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Sale, Exchange or Other Disposition of New Amprius Common Stock and Kensington Warrants
A non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale or other disposition of New Amprius Common Stock or Kensington Warrants unless:

(i)
such non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met, in which case any gain realized will generally be subject to a flat 30% U.S. federal income tax;

(ii)
the gain is effectively connected with a trade or business of such non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder), in which case such gain will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders, and any such gain of a non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

(iii)
New Amprius is or has been a U.S. real property holding corporation at any time during the shorter of the five-year period preceding such disposition and such non-U.S. Holder’s holding period and either (A) New Amprius Common Stock is not regularly traded on an established securities market or (B) such non-U.S. Holder owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such non-U.S. Holder’s holding period, more than 5% of outstanding New Amprius Common Stock.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such non-U.S. Holder on the sale, exchange or other disposition of New Amprius Common Stock or Kensington Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such New Amprius Common Stock or Kensington Warrants from a non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. New Amprius will be classified as a U.S. real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect that New Amprius will be classified as a U.S. real property holding corporation immediately following the Business Combination. However, such determination is factual in nature and subject to change and no assurance can be provided as to whether New Amprius will be a U.S. real property holding corporation with respect to a non-U.S. Holder following the Business Combination or at any future time.
Effects to
Non-U.S.
Holders of Exercising Redemption Rights
The U.S. federal income tax consequences to a non-U.S. Holder of Public Shares that exercises its redemption rights to receive cash from the Trust Account in exchange for all or a portion of its Public Shares will depend on whether the redemption qualifies as a sale of Public Shares redeemed, as described above under “
U.S. Holders—Effects to U.S. Holders of Exercising Redemption Rights
.” If such a redemption qualifies as a sale of Public Shares, the U.S. federal income tax consequences to the non-U.S. Holder will be as described above under “
Non-U.S.
Holders—Sale, Exchange or Other Disposition of New Amprius Common Stock and Kensington Warrants
.” If such a redemption does not qualify as a sale of Public Shares, the non-U.S. Holder will be treated as receiving a distribution, the U.S. federal income tax consequences of which are described above under “
Non-U.S.
Holders—Distributions
.” The tax treatment will also depend on whether the Kensington Class 2 Warrants are treated as outstanding during the period between the issuance of the Kensington Units and the consummation of the Business Combination. See
“
U.S. Holders—Allocation of Purchase Price and Characterization of a Kensington Unit and Kensington New Unit
” and “
U.S. Holders—Potential Deemed Distribution of Kensington Class
 2 Warrant in Connection with the Business Combination
.”
Information Reporting Requirements and Backup Withholding
Information returns will be filed with the IRS in connection with payments of dividends on and the proceeds from a sale or other disposition of shares of New Amprius Common Stock. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person for U.S. federal income tax purposes or otherwise establish an exemption in order to avoid information reporting and backup withholding requirements or to claim a reduced rate of withholding under an applicable income tax treaty. The amount of any backup withholding from a payment to a non-U.S. Holder will generally be allowed as a credit against such non-U.S. Holder’s U.S. federal income tax liability and may entitle such non-U.S. Holder to a refund, provided that the required information is furnished by such non-U.S. Holder to the IRS in a timely manner.

Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including New Amprius Common Stock or Kensington Warrants) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which shares of New Amprius Common Stock or Kensington Warrants are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of New Amprius Common Stock or Kensington Warrants held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30% under FATCA, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” (as defined under applicable Treasury Regulations) or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.
All holders are urged to consult with their tax advisors regarding the possible implications of FATCA on their investment in New Amprius Common Stock or Kensington Warrants.

PROPOSAL NO. 2—THE DOMESTICATION PROPOSAL
Overview
As discussed in this proxy statement/prospectus, under the Business Combination Agreement, the approval of the Domestication Proposal is also a condition to the consummation of the Business Combination.
The Kensington Board has unanimously approved a change of Kensington’s jurisdiction of incorporation by deregistering by way of continuation under the laws of the Cayman Islands, including as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. In accordance with Kensington’s plan of domestication (included as an exhibit to the registration statement of which this proxy statement/prospectus is a part), to effect the Domestication, Kensington will file an application for deregistration by way of continuation with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and file a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Kensington will be domesticated and continue as a Delaware corporation.
As a result of and upon the effective time of the Domestication, the component parts of the Kensington Original Units and the Kensington New Units will convert to New Amprius securities, with the Kensington Class A Ordinary Shares becoming shares of New Amprius Common Stock and the Kensington Class 1 Warrants and the Kensington Class 2 Warrants both becoming New Amprius Public Warrants. Each Kensington Class A Ordinary Share and each Kensington Class B Ordinary Share will be converted into one share of New Amprius Common Stock and each Kensington Warrant that is outstanding at the time of the Domestication and exercisable for one Kensington Class A Ordinary Share will be converted into a warrant exercisable for one share of New Amprius Common Stock pursuant to the Kensington Warrant Agreement. Additionally, the governing documents of New Amprius will be the Proposed Certificate of Incorporation and the Proposed Bylaws.
The Domestication Proposal, if approved, will approve a change of Kensington’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware. Accordingly, while Kensington is currently governed by the Companies Act, upon the Domestication, following the Domestication, Kensington will be governed by the DGCL. We encourage shareholders to carefully consult the information set out below under “
Comparison of Corporate Governance and Stockholder Rights
.” Additionally, we note that if the Domestication Proposal is approved, then Kensington will also ask its shareholders to approve the Governing Documents Proposals (discussed below), which, if approved, will replace Kensington’s Existing Governing Documents under the Companies Act with a new certificate of incorporation and bylaws under the DGCL. The Proposed Governing Documents differ in certain material respects from the Existing Governing Documents and we encourage shareholders to carefully consult the information set out below under “
The Governing Documents Proposals
,” the Existing Governing Documents and the Proposed Governing Documents, including the Proposed Certificate of Incorporation and Proposed Bylaws attached hereto as Annexes B and C, respectively.
Reasons for Domestication
The Kensington Board believes that there are significant advantages to us that will arise as a result of a change of our domicile to Delaware. Further, the Kensington Board believes that any direct benefit that the DGCL provides to a corporation also indirectly benefits its shareholders, who are the owners of the corporation.
The board of directors of Kensington believes that there are several reasons why a reincorporation in Delaware is in the best interests of Kensington and its shareholders. As explained in more detail below, these reasons can be summarized as follows:

•
Prominence, Predictability, and Flexibility of Delaware Law
.    For many years, Delaware has followed a policy of encouraging incorporation in its state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen

Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated the ability and a willingness to act quickly and effectively to meet changing business needs. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws. This favorable corporate and regulatory environment is attractive to businesses such as ours.

•
Well-Established
 Principles of Corporate Governance
.    There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and to the conduct of a company’s board of directors, such as under the business judgment rule and other standards. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law provides clarity and predictability to many areas of corporate law. We believe such clarity would be advantageous to New Amprius, its board of directors and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions. Further, investors and securities professionals are generally more familiar with Delaware corporations, and the laws governing such corporations, increasing their level of comfort with Delaware corporations relative to other jurisdictions. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for New Amprius’ stockholders from possible abuses by directors and officers.

•
Increased Ability to Attract and Retain Qualified Directors
.    Reincorporation from the Cayman Islands to Delaware is attractive to directors, officers, and stockholders alike. New Amprius’ incorporation in Delaware may make it more attractive to future candidates for the board of directors, because many such candidates are already familiar with Delaware corporate law from their past business experience. To date, we have not experienced difficulty in retaining directors or officers, but directors of public companies are exposed to significant potential liability. Thus, candidates’ familiarity and comfort with Delaware laws — especially those relating to director indemnification (as discussed below) — draw such qualified candidates to Delaware corporations. Our board of directors therefore believes that providing the benefits afforded directors by Delaware law will enable New Amprius to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers. Moreover, Delaware’s vast body of law on the fiduciary duties of directors will provide appropriate protection for our stockholders from possible abuses by directors and officers.

The frequency of claims and litigation pursued against directors and officers has greatly expanded the risks facing directors and officers of corporations in carrying out their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. While both Cayman Islands and Delaware law permit a corporation to include a provision in its governing documents to reduce or eliminate the monetary liability of directors for breaches of fiduciary duty in certain circumstances, we believe that, in general, Delaware law is more developed and provides more guidance than Cayman Islands law on matters regarding a company’s ability to limit director liability. As a result, we believe that the corporate environment afforded by Delaware will enable the surviving corporation to compete more effectively with other public companies in attracting and retaining new directors.
Expected Accounting Treatment of the Domestication
There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of Kensington as a result of the Domestication. The business, capitalization, assets and liabilities and financial statements of Kensington immediately following the Domestication will be the same as those of Kensington immediately prior to the Domestication.

Vote Required for Approval
The approval of the Domestication Proposal requires a special resolution under the Companies Act, being the affirmative vote of holders of at least two-thirds
of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The Domestication Proposal is conditioned on the approval of each of the other Condition Precedent Proposals at the extraordinary general meeting. If any of the Condition Precedent Proposals are not approved, the Domestication Proposal will have no effect, even if approved by our shareholders.
Abstentions and
broker non-votes, while
considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on the Domestication Proposal.
Resolution
The full text of the resolution to be passed is as follows:
“RESOLVED, as a special resolution, that the Company be de-registered in the Cayman Islands pursuant to Article 48 of the Existing Governing Documents and be registered by way of continuation as a corporation in the State of Delaware.”
Recommendation of the Board
THE KENSINGTON BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DOMESTICATION PROPOSAL.

THE GOVERNING DOCUMENTS PROPOSALS
If each of the Charter Proposal and Governance Proposals are approved and the Business Combination is to be consummated, Kensington will replace its Existing Governing Documents with the Proposed Certificate of Incorporation and Proposed Bylaws, in each case, under the DGCL.
Kensington’s shareholders are asked to approve two (2) separate proposals in connection with the replacement of the Existing Governing Documents with the Proposed Governing Documents. The Governing Documents Proposals are conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals are not approved, the Governing Documents Proposals will have no effect, even if approved by the Kensington shareholders.
The Proposed Governing Documents differ in certain material respects from the Existing Governing Documents. The following table sets forth a summary of the principal changes proposed to be made between the Existing Governing Documents and the Proposed Governing Documents. This summary is qualified by reference to the complete text of the Existing Governing Documents included as an exhibit to the Registration Statement on Form
S-4
of which this proxy statement/prospectus forms a part, the complete text of the Proposed Certificate of Incorporation, a copy of which is attached to this proxy statement/prospectus as Annex B and the complete text of the Proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C. All shareholders are encouraged to read each of the Proposed Governing Documents in their entirety for a more complete description of their respective terms, as well as the DGCL and corporate laws of the Cayman Islands, including the Companies Act, to understand how these laws apply to Kensington and New Amprius.

	Existing Governing Documents	Proposed Governing Documents
Authorized Shares	The share capital under the Existing Governing Documents is $11,100 divided into 100,000,000 Kensington Class A Ordinary Shares of a par value of US$0.0001 per share, 10,000,000 Kensington Class B Ordinary Shares of a par value of US$0.0001 per share and 1,000,000 preference shares of a par value of US$0.0001 per share.	The Proposed Governing Documents authorize 1,000,000,000 shares, of which 950,000,000 are New Amprius Common Stock, par value $0.0001 per share, and 50,000,000 shares of New Amprius Preferred Stock, par value $0.0001 per share.

Authorize the Board of Directors to Issue Preferred Stock Without Shareholder Consent	The Existing Governing Documents authorize the issuance of 1,000,000 preference shares with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered under the Existing Governing Documents, without shareholder approval, to issue preference shares with dividend or other distribution, voting, return of capital or other rights that could adversely affect the voting power or other rights of the holders of ordinary shares.	The Proposed Governing Documents authorize the board of directors to issue New Amprius Preferred Stock from time to time in one or more series, and, with respect to each series, to establish the number of shares in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other special rights, if any, of each such series and any qualifications, limitations or restrictions thereof, and, subject to the rights of such series, to increase (but not above the total number of authorized shares of New Amprius Preferred Stock) or decrease (but not below the number of shares of any such series then outstanding) or decrease the number of shares of any such series.

	Existing Governing Documents	Proposed Governing Documents
Corporate Name	The Existing Governing Documents provide the name of the company is “Kensington Capital Acquisition Corp. IV”.	The Proposed Governing Documents will provide that the name of the corporation will be “Amprius Technologies, Inc.”

Exclusive Forum	The Existing Governing Documents do not contain a provision adopting an exclusive forum for certain shareholder litigation.	The Proposed Governing Documents adopt the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) as the exclusive forum for certain stockholder litigation and the federal courts of the United States as the exclusive forum for litigation arising out of the Securities Act.

Perpetual Existence	The Existing Governing Documents provide that if we do not consummate a business combination (as defined in the Existing Governing Documents) by March 4, 2024 (twenty-four months after the closing of Kensington’s initial public offering), Kensington will cease all operations except for the purposes of winding up and will redeem the shares issued in Kensington’s initial public offering and liquidate its trust account.	The Proposed Governing Documents provide that New Amprius is to have perpetual existence.

Provisions Related to Status as Blank Check Company	The Existing Governing Documents set forth various provisions related to our status as a blank check company prior to the consummation of a business combination.	The Proposed Governing Documents do not include provisions related to the corporation’s status as a blank check company, which no longer will apply upon consummation of the Business Combination, as we will cease to be a blank check company at such time.

PROPOSAL NO. 3—THE CHARTER PROPOSAL
Kensington shareholders are being asked to approve and adopt, assuming the Domestication Proposal and Business Combination Proposal are approved, the Proposed Certificate of Incorporation, which if approved would take effect upon the completion of the Domestication. A copy of the Proposed Certificate of Incorporation is attached hereto as Annex B.
The Proposed Certificate of Incorporation differs in material respects from the Existing Governing Documents, and we urge shareholders to carefully consult the full text of the Existing Governing Documents. The Charter Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. If any of the Condition Precedent Proposals are not approved, the Charter Proposal will have no effect, even if approved by the Kensington shareholders.
Reasons for Revisions
Kensington shareholders are being asked to adopt the Proposed Certificate of Incorporation in the form attached hereto as Annex B, which, in the judgment of the Kensington Board, is necessary to adequately address the needs of New Amprius following the Domestication and the consummation of the Business Combination. The Proposed Certificate of Incorporation was negotiated as part of the proposed Business Combination and related transactions. The Kensington Board’s specific reasons for each of the advisory Governing Documents Proposals are set forth below in the section entitled
“Proposal No. 4—The Governance Proposals.”
For a summary of the principal changes between the Existing Governing Documents under Cayman Islands law and the Proposed Certificate of Incorporation under the DGCL, see the section entitled “
The Governing Documents Proposals
” above.
Vote Required for Approval
The approval of the Charter Proposal requires a special resolution under the Companies Act, being the affirmative vote of the holders of at least two-thirds
of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The Charter Proposal is conditioned on the approval of each of the Condition Precedent Proposals at the extraordinary general meeting. If any of the Condition Precedent Proposals are not approved, the Charter Proposal will have no effect, even if approved by our shareholders.
Abstentions and
broker non-votes, while
considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on the Charter Proposal.
Resolution
The full text of the resolution to be passed is as follows:
“RESOLVED, as a special resolution, that the amended and restated memorandum and articles of association of Kensington Acquisition Corp. IV currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed new certificate of incorporation (a copy of which is attached to the proxy statement/prospectus as Annex B), including, without limitation, the authorization of the change in authorized share capital as indicated therein and the change of name to “Amprius Technologies, Inc.,” and, for the avoidance of doubt, the certificate of incorporation in the form attached to the proxy statement/prospectus as Annex B, is hereby approved.”

Recommendation of the Board
THE KENSINGTON BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER PROPOSAL.

PROPOSAL NO. 4—THE GOVERNANCE PROPOSALS
In addition to the approval of the Proposed Certificate of Incorporation under “
Proposal No.
 3—The Charter Proposal
,” Kensington shareholders are separately being presented the following Governance Proposals, for approval by special resolution under Cayman Islands law and on a non-binding advisory basis,
in accordance with the SEC guidance to give shareholders the opportunity to present their separate view on certain corporate governance provisions in the Proposed Certificate of Incorporation and Proposed Bylaws:

•
Proposal No.
 4(A)
: A proposal to authorize the New Amprius Board to issue any or all shares of New Amprius Preferred Stock in one or more classes or series, with such terms and conditions as may be expressly determined by the New Amprius Board and as may be permitted by the DGCL.

•
Proposal No.
 4(B)
: A proposal to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, unless New Amprius consents in writing to the selection of an alternative forum.

•
Proposal No.
 4(C)
: A proposal to remove provisions in Kensington’s Existing Governing Documents related to our status as a blank check company that will no longer apply upon the consummation of the Business Combination.

•
Proposal No
.
4(D)
: A proposal to approve provisions providing that the affirmative vote of at least two-thirds
of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to adopt, amend, or repeal certain provisions of the Proposed Governing Documents.

The Proposed Certificate of Incorporation and the Proposed Bylaws differ in material respects from the Existing Governing Documents, and we urge shareholders to carefully consult the full text of the Proposed Governing Documents.
Reasons for Revisions
The Proposed Certificate of Incorporation and Proposed Bylaws were negotiated as part of the Business Combination Agreement. The Board’s reasons for proposing the Governance Proposals are set forth below.
Proposal No. 4(A): Authorization of the Board to Issue New Amprius Preferred Stock
This amendment will provide us with needed flexibility to issue shares of preferred stock in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.
Authorized but unissued preferred stock may enable the New Amprius Board to render it more difficult or to discourage an attempt to obtain control of New Amprius and thereby protect continuity of or entrench its management, which may adversely affect the market price of New Amprius. If, in the due exercise of its fiduciary obligations, for example, the New Amprius Board was to determine that a takeover proposal was not in the best interests of New Amprius, such preferred stock could be issued by the New Amprius Board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the New Amprius Board, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. Allowing the New Amprius Board to issue the authorized preferred stock without further approvals will enable New Amprius to have the flexibility to issue such preferred stock in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. New Amprius currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized stock for such purposes.

Proposal No. 4(B): Exclusive Forum for Cause of Action Arising under the Securities Act
This amendment would provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Adopting the federal district courts of the United States as the exclusive forum for certain stockholder litigation under the Securities Act is intended to assist the New Amprius in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims.
Proposal No. 4(C): Eliminate Provisions Specific to Status as a Blank Check Company
The Existing Governing Documents contain various provisions applicable only to blank check companies. This amendment eliminates certain provisions related to our status as a blank check company, including the provisions requiring that Kensington have net tangible assets of in excess of $5 million, which is desirable because these provisions will serve no purpose following the Business Combination. For example, these proposed amendments remove the requirement to dissolve Kensington and allow it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the typical period of existence for corporations, and we believe it is the most appropriate period for New Amprius following the Business Combination. In addition, certain other provisions in the Existing Governing Documents require that proceeds from the IPO be held in the Trust Account until a business combination or liquidation or merger has occurred. These provisions would cease to apply once the Business Combination is consummated.
Proposal No. 4(D): Amendments to Governing Documents
The Existing Governing Documents provide that certain provisions of the Existing Governing Documents may be amended only by a special resolution under Cayman Islands law, which would require the affirmative vote of the holders of at least two-thirds
of the Kensington Ordinary Shares (which shall include a simple majority of Kensington Class B Ordinary Shares) who, being present (in person or by proxy) and entitled to vote on the amendment, vote on such amendment, including amendments to (i) change Kensington’s name, (ii) alter or add to the articles of association, (iii) alter or add to the memorandum of association with respect to any objects, power or other matters specified therein, and (iv) reduce Kensington’s share capital or any capital redemption reserve fund.
Each of the Proposed Certificate of Incorporation and Proposed Bylaws provides that the affirmative vote of at least two-thirds
of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to adopt, amend, or repeal certain provisions of each of the Proposed Certificate of Incorporation and Proposed Bylaws. The Proposed Certificate of Incorporation may otherwise be amended in accordance with the DGCL, and the Proposed Bylaws may otherwise be amended by a majority of the voting power of all the then-outstanding shares of capital stock entitled to vote. In addition, the Proposed Certificate of Incorporation expressly authorizes the New Amprius Board to authorized to adopt, alter, amend or repeal the Proposed Bylaws. These provisions are intended to protect key provisions of the Proposed Certificate of Incorporation and the Proposed Bylaws from arbitrary amendment and to prevent a simple majority of stockholders from (x) taking actions that may be harmful to other stockholders or (y) making changes to provisions that are intended to protect all stockholders.
Vote Required for Approval
The approval of each Governance Proposal requires a special resolution under the Companies Act, being the affirmative vote of the holders of at least two-thirds
of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.

Abstentions and
broker non-votes, while
considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on the Governance Proposals.
A vote to approve the Governance Proposals is an advisory vote, and, therefore, is not binding on Kensington or New Amprius or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory
vote, we intend that the Proposed Certificate of Incorporation and the Proposed Bylaws, in the forms set forth in Annexes B and C, respectively, and containing the provisions noted above, will take effect at consummation of the Business Combination, assuming adoption of the Charter Proposal.
Resolution
“RESOLVED, as a special resolution, that the New Amprius Board is authorized to issue any or all shares of New Amprius Preferred Stock in one or more classes or series, with such terms and conditions as may be expressly determined by the New Amprius Board and as may be permitted by the Delaware General Corporation Law.”
“RESOLVED, as a special resolution, that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, unless New Amprius consents in writing to the selection of an alternative forum.”
“RESOLVED, as a special resolution, the removal of provisions in Kensington’s current amended and restated memorandum and articles of association related to our status as a blank check company that will no longer apply upon the consummation of the Business Combination.”
“RESOLVED, as a special resolution, that the affirmative vote of at least two-thirds
of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to adopt, amend, or repeal certain provisions of the Proposed Governing Documents.”
Recommendation of the Board
THE KENSINGTON BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE GOVERNANCE PROPOSALS.

PROPOSAL NO. 5—THE EQUITY INCENTIVE PLAN PROPOSAL
We are seeking shareholder approval for the Amprius Technologies, Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”). The 2022 Equity Incentive Plan is being adopted in connection with the Business Combination Agreement and will become effective upon the Closing. The 2022 Equity Incentive Plan is intended to replace the 2016 Plan, which will expire as to future grants as of the effective date of the Merger. Approval of the 2022 Equity Incentive Plan will allow New Amprius to provide equity awards as part of New Amprius’ compensation program, an important tool for motivating, attracting and retaining talented employees and for creating shareholder value. Non-approval of
the 2022 Equity Incentive Plan will compel New Amprius to significantly increase the cash component of employee compensation following the Closing to attract and retain key employees because New Amprius would need to replace components of compensation Amprius previously delivered in equity awards, which would therefore reduce New Amprius’ operating cash flow.
The Kensington Board believes that long-term incentive compensation programs align the interests of management, employees and shareholder to create long-term shareholder value. Equity plans such as the 2022 Equity Incentive Plan increase New Amprius’ ability to achieve this objective, and, by allowing for several different forms of long-term incentive awards, helps New Amprius to recruit, reward, motive, and retain talented personnel. The Kensington Board believes that the approval of the 2022 Equity Incentive Plan is essential to New Amprius’ continued success, and in particular, New Amprius’ ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor marks in which New Amprius will compete. Such awards are also crucial to New Amprius’ ability to motivate employees to achieve its goals.
Key Plan Provisions

•	The 2022 Equity Incentive Plan will continue until terminated by the New Amprius Board or New Amprius’ compensation committee.

•
The 2022 Equity Incentive Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards.

•
9,900,000 shares of New Amprius Common Stock will be authorized for issuance pursuant to awards under the 2022 Equity Incentive Plan, plus up to 15,000,000 shares of New Amprius Common Stock that may become available for issuance as a result of recycling of awards under the 2016 Plan, as described below.

•
The 2022 Equity Incentive Plan provides for an automatic share reserve increase feature, whereby the share reserve will automatically be increased on the first day of each fiscal year beginning with the 2022 fiscal year, in an amount equal to the least of (i) 30,000,000 shares, (ii) 5% of the total number of shares of all classes of New Amprius Common Stock outstanding on the last day of the immediately preceding fiscal year, and (iii) a lesser number of shares as determined by the administrator. The automatic share reserve feature will cease immediately after the increase on the first day of the 2032 fiscal year.

•	The 2022 Equity Incentive Plan will be administered by the New Amprius Board or, if designated by the New Amprius Board, New Amprius’ compensation committee.
Summary of the 2022 Equity Incentive Plan
The following paragraphs provide a summary of the principal features of the 2022 Equity Incentive Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2022 Equity Incentive Plan and is qualified in its entirety by the specific language of the 2022 Equity Incentive Plan. A copy of the 2022 Equity Incentive Plan is attached to this proxy statement/prospectus as Annex D.

Purposes of the 2022 Equity Incentive Plan
The purposes of the 2022 Equity Incentive Plan will be to attract and retain the best available personnel for positions of substantial responsibility; to provide additional incentive to eligible employees, directors, and consultants; and to promote the success of New Amprius’ business. These incentives will be provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards as the administrator of the 2022 Equity Incentive Plan may determine.
Eligibility
The 2022 Equity Incentive Plan permits the grant of incentive stock options, within the meaning of Section 422 of the Code, to New Amprius’ employees and any of its parent and subsidiary corporations’ employees, and the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights and performance awards to employees, directors and consultants of New Amprius and employees and consultants of any of its parents or subsidiaries. Following the Closing, we expect New Amprius and its subsidiaries to have, collectively, four non-employee
directors, 54 full time employees, one part time employee, one temporary employee and two consultants.
Authorized Shares
Subject to the adjustment provisions contained in the 2022 Equity Incentive Plan and the evergreen provision described below, a total of 9,900,000 shares of New Amprius common stock will be reserved for issuance pursuant to the 2022 Equity Incentive Plan. In addition, the shares reserved for issuance under the 2022 Equity Incentive Plan will include any assumed awards that, on or after the date of the Closing, are cancelled, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by New Amprius for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by New Amprius due to failure to vest (provided that the maximum number of shares that may be added to the 2022 Equity Incentive Plan pursuant to this sentence is 15,000,000 shares). The number of shares available for issuance under the 2022 Equity Incentive Plan also will include an annual increase, or the evergreen feature, on the first day of each of New Amprius’ fiscal years, beginning with New Amprius’ fiscal year 2023, equal to the least of:

•	30,000,000 shares of New Amprius common stock;

•
a number of shares of New Amprius common stock equal to 5% of the total number of shares of all classes of New Amprius common stock outstanding as of the last day of the immediately preceding fiscal year; or

•	such number of shares of New Amprius common stock as the administrator of the 2022 Equity Incentive Plan may determine no later than the last day of New Amprius’ immediately preceding fiscal year.
Shares issuable under the 2022 Equity Incentive Plan may be authorized, but unissued, or reacquired shares of New Amprius common stock. If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program (as described below), or, with respect to restricted stock, restricted stock units, or performance awards, is forfeited to or repurchased due to failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the 2022 Equity Incentive Plan. With respect to stock appreciation rights, only the net shares actually issued will cease to be available under the 2022 Equity Incentive Plan and all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2022 Equity Incentive Plan. Shares that actually have been issued under the 2022 Equity Incentive Plan under any award will not be returned to the 2022 Equity Incentive Plan; except if shares issued pursuant to awards of restricted stock, restricted stock units, or performance awards are repurchased or forfeited due to failure to vest, such shares will become available for future grant under the 2022 Equity Incentive Plan. Shares used to pay the exercise price of an award or satisfy the tax liabilities or withholding obligations related to an award (which withholdings may be in amounts greater than the minimum statutory amount required to be withheld as determined by the administrator of the 2022 Equity Incentive Plan) will become available for future grant or sale under the 2022 Equity Incentive Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in a reduction in the number of shares available for issuance under the 2022 Equity Incentive Plan.
If any dividend or other distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up,
spin-off,
combination, reclassification, repurchase, or exchange of shares or other securities of New Amprius, or other change in the corporate structure of New Amprius affecting the shares (other than any ordinary dividends or other ordinary distributions), the administrator of the 2022 Equity Incentive Plan, to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2022 Equity Incentive Plan, will adjust the number and class of shares that may be delivered under the 2022 Equity Incentive Plan; the number, class, and price of shares covered by each outstanding award; and the numerical share limits contained in the 2022 Equity Incentive Plan.
Plan Administration
The New Amprius Board or one or more committees appointed by the New Amprius Board will have authority to administer the 2022 Equity Incentive Plan. The compensation committee of the New Amprius Board initially will administer the 2022 Equity Incentive Plan. In addition, to the extent it is desirable to qualify transactions under the 2022 Equity Incentive Plan as exempt under Rule
16b-3
of the Exchange Act, such transactions will be structured to satisfy the requirements for exemption under Rule
16b-3.
Subject to the provisions of the 2022 Equity Incentive Plan, the administrator has the power to administer the 2022 Equity Incentive Plan and make all determinations deemed necessary or advisable for administering the 2022 Equity Incentive Plan, including the power to determine the fair market value of New Amprius common stock, select the service providers to whom awards may be granted, determine the number of shares or dollar amounts covered by each award, approve forms of award agreements for use under the 2022 Equity Incentive Plan, determine the terms and conditions of awards (including the exercise price, the time or times at which awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the 2022 Equity Incentive Plan and awards granted under it, prescribe, amend and rescind rules and regulations relating to the 2022 Equity Incentive Plan, including creating sub-plans,
modify or amend each award, and allow a participant to defer the receipt of payment of cash or the delivery of shares that otherwise would be due to such participant under an award. The administrator also has the authority to allow participants the opportunity under an exchange program to transfer outstanding awards granted under the 2022 Equity Incentive Plan to a financial institution or other person or entity selected by the administrator, and to institute an exchange program by which outstanding awards granted under the 2022 Equity Incentive Plan may be surrendered or cancelled in exchange for awards of the same type, which may have a higher or lower exercise price and different terms, awards of a different type or cash, or by which the exercise price of an outstanding award granted under the 2022 Equity Incentive Plan is increased or reduced. The administrator’s decisions, interpretations and other actions are final and binding on all participants and will be given the maximum deference permitted by applicable law.
Stock Options
Stock options may be granted under the 2022 Equity Incentive Plan. The per share exercise price of options granted under the 2022 Equity Incentive Plan generally must be equal to at least 100% of the fair market value of a share of New Amprius common stock on the date of grant. The term of an option may not exceed ten years. With respect to any participant who owns more than 10% of the voting power of all classes of New Amprius’ (or any of its parent’s or subsidiary’s) outstanding stock, the term of an incentive stock option granted to such participant must not exceed five years and the per share exercise price must equal at least 110% of the fair market value of a share of New Amprius common stock on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, certain shares of New Amprius common stock, cashless exercise, net exercise, as well as other types of consideration permitted by applicable law. After the cessation of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. In the absence of a specified time in an award agreement, if such cessation is due to death or disability, the option will remain exercisable for six months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the cessation of service. An option, however, may not be exercised later than the expiration of its term. Subject to the provisions of the 2022 Equity Incentive Plan, the administrator determines the terms of options. Until shares are issued under an option, the participant will not have any right to vote or receive dividends or have any other rights as a stockholder with respect to such shares, and no adjustment will be made for a dividend or other right for which the record date is before the date such shares are issued, except as provided in the 2022 Equity Incentive Plan, as summarized further above.
Stock Appreciation Rights
Stock appreciation rights may be granted under the 2022 Equity Incentive Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of New Amprius common stock between the exercise date and the date of grant. The term of a stock appreciation right may not exceed ten years. After the cessation of service of an employee, director or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her stock appreciation rights agreement. In the absence of a specified time in an award agreement, if such cessation is due to death or disability, the stock appreciation rights will remain exercisable for six months following the cessation of service. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the cessation of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2022 Equity Incentive Plan, the administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of New Amprius common stock, or a combination of both, except that the per-share
exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right generally will be no less than 100% of the fair market value per share on the date of grant. Until shares are issued under a stock appreciation right, the participant will not have any right to vote or receive dividends or have any other rights as a stockholder with respect to such shares, and no adjustment will be made for a dividend or other right for which the record date is before the date such shares are issued, except as provided in the 2022 Equity Incentive Plan, as summarized further above.
Restricted Stock
Restricted stock may be granted under the 2022 Equity Incentive Plan. Restricted stock awards are grants of shares of New Amprius common stock that may have vesting requirements under any such terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2022 Equity Incentive Plan, will determine the terms and conditions of such awards. The administrator may impose whatever restrictions on transferability, forfeiture provisions or other restrictions or vesting conditions (if any) it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us). The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator may determine that an award of restricted stock will not be subject to any period of restriction and consideration for such award is paid for by past services rendered as a service provider. Recipients of restricted stock awards generally will have voting rights and rights to dividends and other distributions with respect to such shares upon grant, unless the administrator provides otherwise. If such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the share of restricted stock with respect to which they were paid. Shares of restricted stock that do not vest are subject to the right of repurchase or forfeiture.

Restricted Stock Units
Restricted stock units may be granted under the 2022 Equity Incentive Plan. Each restricted stock unit is a bookkeeping entry representing an amount equal to the fair market value of one share of New Amprius common stock. Subject to the provisions of the 2022 Equity Incentive Plan, the administrator determines the terms and conditions of restricted stock units, including any vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit, or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned restricted stock units in the form of cash, shares, or a combination of both. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.
Performance Awards
Performance awards may be granted under the 2022 Equity Incentive Plan. Performance awards are awards that may be earned in whole or in part on the attainment of performance goals or other vesting criteria that the administrator may determine, and that may be denominated in cash or stock. Each performance award will have an initial value that is determined by the administrator. Subject to the terms and conditions of the 2022 Equity Incentive Plan, the administrator determines the terms and conditions of performance awards, including any vesting criteria and form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit, or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned performance awards in the form of cash, shares, or a combination of both. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.
Non-Employee
Directors
All
non-employee
directors will be eligible to receive all types of awards (except for incentive stock options) under the 2022 Equity Incentive Plan. The 2022 Equity Incentive Plan provides that in any given fiscal year of New Amprius, no outside director may be granted any equity awards (including equity awards under the 2022 Equity Incentive Plan) (the value of which will be based on their grant date fair value) and be provided any other compensation (such as any cash retainers and fees) that in the aggregate exceed $750,000. For the purposes of this maximum limit provision, the grant date fair values of awards granted under the 2022 Equity Incentive Plan will be determined according to GAAP. Any awards or other compensation provided to an individual for his or her services as an employee or a consultant (other than an outside director), or before the Closing, will not count toward this limit. This maximum limit provision does not reflect the intended size of any potential grants or a commitment to make grants to the outside directors under the 2022 Equity Incentive Plan in the future.
Non-Transferability
of Awards
Unless the administrator provides otherwise, the 2022 Equity Incentive Plan generally will not allow for the transfer of awards other than by will or the laws of descent and distribution, and only the recipient of an award may exercise an award during his or her lifetime. If the administrator makes an award transferable, such award will contain such additional terms and conditions as the administrator deems appropriate.
Dissolution or Liquidation
If there is a proposed liquidation or dissolution of New Amprius, the administrator will notify participants at such time before the effective date of such event as the administrator determines and all awards, to the extent that they have not been previously exercised, will terminate immediately before the consummation of such event.

Merger or Change in Control
The 2022 Equity Incentive Plan provides that in the event of New Amprius’ merger or change in control, as defined in the 2022 Equity Incentive Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator may provide that awards granted under the 2022 Equity Incentive Plan will be assumed or substituted by substantially equivalent awards, be terminated immediately before the merger or change in control, become vested and exercisable or payable and be terminated in connection with the merger or change in control, be terminated in exchange for cash or other property or any combination of the above. The administrator is not required to treat all awards, all awards held by a participant, all portions of awards, or all awards of the same type, similarly.
If a successor corporation does not so assume or substitute a substantially equivalent award for any outstanding award (or a portion of such award), then such award (or its applicable portion) will fully vest, all restrictions on such award (or its applicable portion) will lapse, all performance goals or other vesting criteria applicable to such award (or its applicable portion) will be deemed achieved at 100% of target levels and such award (or its applicable portion) will become fully exercisable, if applicable, for a specified period before the transaction, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant authorized by the administrator. The award (or its applicable portion) will then terminate upon the expiration of the specified period of time. If an option or stock appreciation right is not assumed or substituted, the administrator will notify the participant that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.
In addition, in the event of a change in control, awards granted to a non-employee
director will fully vest, all restrictions on such awards will lapse, all performance goals or other vesting criteria applicable to such awards will be deemed achieved at 100% of target levels and such awards will become fully exercisable, if applicable, unless specifically provided otherwise under the applicable award agreement or other written agreement with the non-employee
director authorized by the administrator.
Forfeiture and Clawback
Awards will be subject to any clawback policy that we are required to adopt under the listing standards of any national securities exchange or association on which New Amprius securities are listed or as is otherwise required by applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events. The administrator may require a participant to forfeit or return to New Amprius or reimburse New Amprius for all or a portion of the award and any amounts paid under the award in order to comply with any clawback policy of New Amprius as described in the first sentence of this paragraph or with applicable laws.
Amendment or Termination
The 2022 Equity Incentive Plan will become effective upon the latest to occur of (i) its adoption by the Kensington Board, (ii) approval by Kensington shareholders, or (iii) the time immediately prior to the Closing and will continue in effect until terminated by the administrator. However, no incentive stock options may be granted after the ten-year
anniversary of the earlier of the adoption by the Kensington Board or Kensington shareholders approval of the 2022 Equity Incentive Plan, and the evergreen feature of the 2022 Equity Incentive Plan will terminate on the ten-year
anniversary of the earlier of the Kensington Board or Kensington shareholders approval of the 2022 Equity Incentive Plan. In addition, the administrator will have the authority to amend, suspend, or terminate the 2022 Equity Incentive Plan or any part of the 2022 Equity Incentive Plan, at any time and for any reason, but such action generally may not materially impair the rights of any participant without his or her written consent.

Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2022 Equity Incentive Plan. The summary is based on existing U.S. laws and regulations as of the date of this proxy statement/prospectus, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or
non-U.S.
jurisdiction in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
A participant generally recognizes no taxable income for ordinary income tax purposes as a result of the grant or exercise of an option that qualifies as an incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise of the option after both the two-year
anniversary of the date the option was granted and the
one-year
anniversary of the date of exercise of the option, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price.
However, if the participant disposes of such shares either on or before the two-year
anniversary of the date of grant or on or before the
one-year
anniversary of the date of exercise of the option (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a gain (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized with respect to the share disposition, there will be no ordinary income, and such loss will be a capital loss.
For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the date of exercise of the option is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise (unless the shares are disposed of in the same year as the option exercise). In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits.
Nonstatutory Stock Options
A participant generally recognizes no taxable income for ordinary income tax purposes as a result of the grant of such an option. However, upon exercising the option, the participant generally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale or other disposition of the shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss.
Stock Appreciation Rights
In general, no taxable income for ordinary income tax purposes is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards
A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant, pursuant to Section 83(b) of the Code, may elect to accelerate the ordinary income tax event to the date of acquisition of the shares by filing an election with the IRS generally no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Units and Performance Awards
There generally are no immediate tax consequences of receiving an award of restricted stock units or a performance award. A participant who is granted restricted stock units or performance awards generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the time of settlement of the award upon vesting. If the participant is an employee, generally such ordinary income is subject to income tax withholding and certain employment tax withholdings also would apply to the shares that vest. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Section 409A
Section 409A of the Code provides certain requirements for
non-qualified
deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards with a deferral feature granted under the 2022 Equity Incentive Plan to a participant subject to U.S. income tax will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Medicare Surtax
In addition, a participant’s annual “net investment income,” as defined in Section 1411 of the Code, may be subject to a 3.8% U.S. federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of shares of New Amprius common stock issued pursuant to awards under the 2022 Equity Incentive Plan. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.
Tax Effect for New Amprius
New Amprius generally will be entitled to a tax deduction in connection with an award under the 2022 Equity Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to the New Amprius chief executive officer and certain “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND NEW AMPRIUS WITH RESPECT TO AWARDS UNDER THE 2022 EQUITY INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR
NON-U.S.
JURISDICTION IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required for Approval
The approval of the Equity Incentive Plan Proposal requires an ordinary resolution under the Companies Act, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The Equity Incentive Plan Proposal is conditioned on the approval of each of the Condition Precedent Proposals at the extraordinary general meeting. If any of the Condition Precedent Proposals are not approved, the Equity Incentive Plan Proposal will have no effect, even if approved by our shareholders.
Abstentions and
broker non-votes, while
considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on the Equity Incentive Plan Proposal.
Resolution
The full text of the resolution to be passed is as follows:
“RESOLVED, as an ordinary resolution, that the 2022 Equity Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex D, be adopted and approved.”
Recommendation of the Board
THE KENSINGTON BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE EQUITY INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 6—THE NYSE PROPOSAL
Overview
In connection with the Business Combination, we intend to effect (subject to customary terms and conditions) at the Closing, pursuant to the Business Combination Agreement, the issuance (or reservation for issuance in respect of the Amprius Options that will be assumed by us in connection with the Closing) of 79,999,946 shares of New Amprius Common Stock to the holders of Amprius Common Stock.
For further information, please see the section entitled “
Proposal No.
 1—The Business Combination Proposal
,” as well as Annex A to this proxy statement/prospectus.
Why Kensington Needs Shareholder Approval
The Kensington Board is seeking shareholder approval in order to comply with Section 312.03(c) of the NYSE Listed Company Manual. Under Section 312.03(c) of the NYSE Listed Company Manual, shareholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if such securities are not issued in a public offering for cash and (a) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or securities convertible into or exercisable for common stock; or (b) the number of shares of common stock to be issued is, or will be upon the issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or securities convertible into or exercisable for common stock. Kensington will issue shares representing 20% or more of the number of outstanding Kensington Ordinary Shares prior to the issuance, or 20% or more of its voting power prior to the issuance, pursuant to the Business Combination Agreement.
Approval for listing on the NYSE as of the Closing Date is a condition to Closing under the Business Combination Agreement.
Effect of Proposal on Current Shareholders
If the NYSE Proposal is adopted, upon the Closing, we expect to issue (or reserve for issuance) an aggregate of 79,999,946 shares of New Amprius Common Stock to the holders of Amprius Common Stock and holders of Amprius Options, as applicable.
The issuance of the shares of New Amprius Common Stock described above will result in significant dilution to Kensington shareholders and result in Kensington shareholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of Kensington.
Vote Required for Approval
The approval of the NYSE Proposal requires an ordinary resolution under the Companies Act, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The NYSE Proposal is conditioned on the approval of each of the other Condition Precedent Proposals at the extraordinary general meeting. If any of the Condition Precedent Proposals are not approved, the NYSE Proposal will have no effect, even if approved by our shareholders.
Abstentions and
broker non-votes, while
considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on the NYSE Proposal.

Resolution
The full text of the resolution to be passed is as follows:
“RESOLVED, as an ordinary resolution, that for the purposes of complying with the rules of the NYSE, the issuance of shares of New Amprius Common Stock pursuant to the Business Combination Agreement, including to Amprius Stockholders, be approved.”
Recommendation of the Board
THE KENSINGTON BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NYSE PROPOSAL.

PROPOSAL NO. 7—THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL
We are seeking shareholder approval for the Amprius Technologies, Inc. 2022 Employee Stock Purchase Plan, or the “ESPP.” The ESPP is being adopted in connection with the Business Combination and will become effective upon the Closing, but the first offering period will commence at a later date determined by the administrator of the ESPP. The ESPP will provide eligible employees an opportunity to purchase New Amprius Common Stock at a discount through accumulated contributions of their earned compensation. The Kensington Board and its compensation committee have determined that offering an employee stock purchase plan is important to our ability to compete for talent. The ESPP will become a significant part of our overall equity compensation strategy (especially with respect to our nonexecutive employees) if it is approved by Kensington’s shareholders. If Kensington’s shareholders do not approve the ESPP, we may not be able to offer competitive compensation to existing employees and qualified candidates, which could prevent us from successfully attracting and retaining highly skilled employees.
The ESPP’s initial share reserve that we are asking the shareholders to approve is 990,000 shares of New Amprius Common Stock, and an annual automatic share reserve increase, as described below. Following the ESPP’s effectiveness, offering periods will not commence under the ESPP until determined by the New Amprius Board or its compensation committee.
The Kensington Board and its compensation committee believe that an employee stock purchase plan will be an important factor in attracting, motivating, and retaining qualified personnel who are essential to our success. The ESPP provides a significant incentive by allowing employees to purchase shares of New Amprius Common Stock at a discount. The Kensington Board has approved the ESPP, subject to the approval of Kensington’s shareholders.
Summary of the 2022 Employee Stock Purchase Plan
The following is a summary of the principal features of the ESPP and its operation. This summary does not contain all of the terms and conditions of the ESPP and is qualified in its entirety by reference to the ESPP as set forth in Annex E attached to this proxy statement/prospectus.
Purpose
The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of New Amprius common stock through accumulated contributions, which generally will be made through payroll deductions. The ESPP will permit the administrator of the ESPP to grant purchase rights that qualify for preferential tax treatment under Section 423 of the Code. In addition, the ESPP will authorize the grant of purchase rights that do not qualify under Code Section 423 pursuant to rules, procedures or sub-plans
adopted by the administrator that are designed to achieve desired tax or other objectives.
Shares Available for Issuance
If Kensington’s stockholders approve the ESPP, and subject to adjustment upon certain changes in New Amprius’ capitalization as described in the ESPP, the maximum number of shares of New Amprius common stock that will be available for issuance under the ESPP will be 990,000 shares of New Amprius common stock. The number of shares of New Amprius common stock available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with New Amprius’ fiscal year 2023 in an amount equal to the least of (i) 5,000,000 shares of New Amprius common stock, (ii) a number of shares of New Amprius common stock equal to 1% of the total number of shares of all classes of New Amprius common stock outstanding on the last day of the immediately preceding fiscal year, or (iii) such number of shares determined by the administrator no later than the last day of the immediately preceding fiscal year of New Amprius. Shares issuable under the ESPP may be authorized, but unissued, or reacquired shares of New Amprius common stock.

We currently are unable to determine how long this share reserve may last because the number of shares that will be issued in any year or offering period depends on a variety of factors that cannot be predicted with certainty, including, for example, the number of employees who elect to participate in the ESPP, the level of contributions made by participants and the future price of shares of New Amprius common stock.
If Kensington’s stockholders do not approve the ESPP, then the ESPP will not become effective and no shares of New Amprius common stock will be available for issuance thereunder.
The ESPP provides that in the event that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up,
spin-off,
combination, reclassification, repurchase or exchange of New Amprius common stock or other securities of New Amprius or other change in New Amprius’ corporate structure affecting New Amprius common stock occurs (other than any ordinary dividends or other ordinary distributions), to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the ESPP, the administrator will make adjustments to the number and class of shares that may be delivered under the ESPP and the purchase price per share and number and class of shares covered by each option granted under the ESPP that has not yet been exercised, and the numerical share limits under the ESPP.
Administration
The New Amprius Board or a committee appointed by the New Amprius Board will have authority to administer the ESPP. Unless and until determined otherwise by the New Amprius Board, the compensation committee of the New Amprius Board will administer the ESPP. The administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, delegate ministerial duties to any of employees of New Amprius, designate separate offerings under the ESPP, designate any subsidiaries of New Amprius as participating in the ESPP, determine eligibility, adjudicate all disputed claims filed under the ESPP and establish procedures that it deems necessary or advisable for the administration of the ESPP, including adopting such procedures, sub-plans
and appendices to the enrollment agreement as are necessary or appropriate to permit participation in the ESPP by employees who are
non-U.S.
nationals or employed outside the U.S. The administrator’s findings, decisions and determinations will be final and binding on all participants to the maximum extent permitted by law.
Eligibility
Generally, any of New Amprius employees will be eligible to participate in the ESPP if they are customarily employed by New Amprius or any of its participating subsidiaries for at least 20 hours per week and more than five months in any calendar year. The administrator, in its discretion, before an enrollment date for all options granted on such enrollment date in an offering, may determine that an employee who (i) has not completed at least two years of service (or a lesser period of time determined by the administrator) since the employee’s last hire date, (ii) customarily works not more than 20 hours per week (or a lesser period of time determined by the administrator), (iii) customarily works not more than five months per calendar year (or a lesser period of time determined by the administrator), (iv) is a highly compensated employee within the meaning of Code Section 414(q) or (v) is a highly compensated employee within the meaning of Code Section 414(q) with compensation above a certain level or who is an officer or subject to disclosure requirements under Section 16(a) of the Exchange Act, is not eligible to participate in an offering. However, an employee may not be granted an option to purchase stock under the ESPP if the employee (i) immediately after the grant, would own stock and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of New Amprius or any parent or subsidiary of New Amprius; or (ii) holds rights to purchase stock under all of employee stock purchase plans of New Amprius that accrue at a rate that exceeds $25,000 worth of stock for each calendar year during which his or her right to purchase shares is outstanding at any time. Following the Closing, we expect New Amprius to have, collectively, approximately 54 full time employees (including employee directors), one part time employee and one temporary employee.

Participants may end their participation at any time during an offering period and will be paid their accrued contributions that have not yet been used to purchase shares of New Amprius common stock. Participation ends automatically upon termination of employment with New Amprius (or its participating subsidiaries).
Offering Periods and Purchase Periods
The ESPP will include a component (the “423 Component”) that is intended to qualify as an “employee stock purchase plan” under Code Section 423, and a component that does not comply with Code Section 423 (the
“Non-423
Component).” For purposes of this summary, a reference to the ESPP generally will mean the terms and operations of the 423 Component.
The ESPP will provide for offering periods with a duration and start and end dates as determined by the administrator, provided that no offering period will have a duration exceeding 27 months. Unless determined otherwise by the administrator, each offering period will have one purchase period with the same duration as the offering period. The administrator is authorized to change the duration of future offering periods and purchase periods under the ESPP, including the starting and ending dates of offering periods and purchase periods and the number of purchase periods in any offering periods. Unless determined otherwise by the administrator and to the extent an offering period provides for more than one purchase date in such offering period, if the fair market value of a share of New Amprius common stock on a purchase date is less than the fair market value of a share of New Amprius common stock on the first trading day of the offering period, participants in that offering period will be withdrawn from that offering period following their purchase of shares on such purchase date and automatically will be enrolled in a new offering period.
Contributions
The ESPP will permit participants to purchase shares of New Amprius common stock through payroll deductions of up to 15% of their eligible compensation, which includes a participant’s base straight time gross earnings but excludes payments for overtime and shift premium, incentive compensation, bonuses, commissions, equity compensation and other similar compensation. The administrator may change the compensation eligible for contribution under the ESPP on a uniform and nondiscriminatory basis for future offering periods.
Exercise of Purchase Right
Amounts deducted and accumulated by a participant under the ESPP are used to purchase shares of New Amprius common stock at the end of each purchase period. The purchase price of the shares will be 85% of the lower of (i) the fair market value of a share of New Amprius common stock on the first trading day of the offering period or (ii) the fair market value of a share of New Amprius common stock on the exercise date. A participant will be permitted to purchase a maximum of 2,000 shares during each offering period, provided that the administrator may increase or decrease such maximum number of shares for each purchase period or offering period. Until shares of New Amprius common stock are issued (as evidenced by the appropriate entry on the books of New Amprius or the books of a duly authorized transfer agent of
New Amprius) to a participant, the participant will have only rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder with respect to such shares.
Termination of Participation
Participation in the ESPP generally will terminate when a participating employee’s employment with New Amprius or a participating subsidiary of New Amprius ceases for any reason, the employee withdraws from the ESPP or New Amprius terminates or amends the ESPP such that the employee no longer is eligible to participate. An employee may withdraw his or her participation in the ESPP at any time in accordance with procedures, and prior to any applicable deadline, specified by the administrator. Upon withdrawal from the ESPP, generally the employee will receive all amounts credited to his or her account without interest (unless otherwise required under applicable law) and his or her payroll withholdings or contributions under the ESPP will cease.

Non-Transferability
A participant will not be permitted to transfer the contributions credited to his or her ESPP account or rights granted under the ESPP, other than by will or the laws of descent and distribution.
Dissolution or Liquidation
In the event of New Amprius’ proposed dissolution or liquidation, any offering period in progress will be shortened by setting a new purchase date and will terminate immediately before the completion of such proposed transaction, unless determined otherwise by the administrator.
Merger or Change in Control
In the event of a merger or change in control of New Amprius, as defined in the ESPP, a successor corporation may assume or substitute for each outstanding option. If the successor corporation does not assume or substitute for the options, the offering period then in progress under the ESPP will be shortened, and a new exercise date will be set to occur before the date of the proposed merger or change in control. The administrator will notify each participant that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period.
Amendment; Termination
The ESPP will become effective upon the later to occur of (i) its adoption by the Kensington Board, (ii) its approval by Kensington shareholders, or (iii) the time immediately prior to the Closing. The administrator will have the authority to modify, amend, suspend or terminate the ESPP except that, subject to certain exceptions described in the ESPP, no such action may adversely affect any outstanding rights to purchase shares of New Amprius common stock under the ESPP. The ESPP will terminate automatically 20 years after the latest of (i) the date of the ESPP’s adoption by the New Amprius Board, (ii) the date of the ESPP’s approval by the Kensington shareholders, or (iii) the date of the Closing, unless the administrator of the ESPP terminates it earlier.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the ESPP. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or
non-U.S.
jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.
The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under an employee stock purchase plan that so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to New Amprius, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of New Amprius common stock acquired under the ESPP or in the event of the participant’s death while still owning the purchased shares of New Amprius common stock.
If the participant sells or otherwise disposes of the purchased shares of New Amprius common stock within two years after the start date of the offering period in which the shares of common stock were acquired or within one year after the date of purchase of those shares of New Amprius common stock, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares of New Amprius common stock on the purchase date exceeded the purchase price paid for those shares of New Amprius common stock, and New Amprius will be entitled to an income tax deduction equal in amount to such excess, for the taxable year in which such disposition occurs. The amount of this ordinary income will be added to the participant’s basis in the shares of New Amprius common stock, and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the shares of New Amprius common stock have been held for more than one year since the date of purchase, the gain or loss will be long-term.
If the participant sells or disposes of the purchased shares of New Amprius common stock more than two years after the start date of the offering period in which the shares of New Amprius common stock were acquired and more than one year after the date of purchase of those shares of New Amprius common stock, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares of New Amprius common stock on the sale or disposition date exceeded the purchase price paid for those shares of New Amprius common stock, or (ii) 15% of the fair market value of the shares of New Amprius common stock on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the shares of New Amprius common stock on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. We will not be entitled to an income tax deduction with respect to such disposition.
In addition, a participant’s annual “net investment income,” as defined in Section 1411 of the Code, may be subject to a 3.8% U.S. federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of shares of New Amprius common stock purchased under the ESPP. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.
If the participant still owns the purchased shares of New Amprius common stock at the time of death, the lesser of (i) the amount by which the fair market value of the shares of New Amprius common stock on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares of New Amprius common stock on the start date of the offering period in which those shares of New Amprius common stock were acquired will constitute ordinary income in the year of death.
Vote Required for Approval
The approval of the Employee Stock Purchase Plan Proposal requires an ordinary resolution under the Companies Act, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting. The Employee Stock Purchase Plan Proposal is conditioned on the approval of each of the Condition Precedent Proposals at the extraordinary general meeting. If any of the Condition Precedent Proposals are not approved, the Employee Stock Purchase Plan Proposal will have no effect, even if approved by our shareholders.
Abstentions and
broker non-votes, while
considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on the Employee Stock Purchase Plan Proposal.
Resolution
The full text of the resolution to be passed is as follows:
“RESOLVED, as an ordinary resolution, that the 2022 Employee Stock Purchase Plan, a copy of which is attached to the proxy statement/prospectus as Annex E, be adopted and approved.”

Recommendation of the Board
THE KENSINGTON BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL.

PROPOSAL NO. 8—THE ADJOURNMENT PROPOSAL
The Adjournment Proposal
The Adjournment Proposal allows the Kensington Board to submit a proposal to approve, by ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the extraordinary general meeting to approve the Kensington Proposals. The purpose of the Adjournment Proposal is to permit further solicitation of proxies and votes and to provide additional time for the Sponsor and/or its affiliates to make purchases of ordinary shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the proposals to be put to the extraordinary general meeting.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is presented to the extraordinary general meeting of shareholders and is not approved by the shareholders, the Kensington Board may not be able to adjourn the extraordinary general meeting of shareholders to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the extraordinary general meeting of shareholders to approve the Kensington Proposals. In such events, the Business Combination would not be completed.
Vote Required for Approval
The approval of the Adjournment Proposal requires an ordinary resolution under the Companies Act, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting.
Abstentions and broker
non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting.
The Adjournment Proposal is not conditioned on any other proposal.
Resolution
The full text of the resolution to be passed is as follows:
“RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting be approved.”
Recommendation of the Board
THE KENSINGTON BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT AMPRIUS
Unless the context otherwise requires, all references in this section to “we,” “us,” “our” and “Amprius” refer to Amprius Technologies, Inc. and, as applicable, its subsidiaries prior to the Closing.
Overview
Amprius Technologies, Inc. has developed and, since 2018, been in commercial production of an ultra-high energy density lithium-ion
battery for mobility applications leveraging a disruptive silicon nanowire anode. Our silicon nanowire anode technology enables batteries with higher energy density, higher power density, and extreme fast charging capabilities over a wide range of operating temperatures, which results in our batteries providing superior performance compared to conventional graphite lithium-ion
batteries. Our silicon nanowire anode is a direct
drop-in
replacement of the graphite anode in traditional
lithium-ion
batteries, and our manufacturing process leverages the manufacturing process for conventional lithium-ion
batteries and the related supply chain.
Today, our batteries are primarily used for existing and emerging aviation applications, including unmanned aerial systems (“UAS”), such as drones and high-altitude pseudo satellites (“HAPS”). We believe our proprietary technology has the potential for broad application in electric transportation.
Our batteries and their performance specifications have been tested and validated for application by over 30 customers, including Airbus, AeroVironment, the U.S. Army and Teledyne FLIR, and we have shipped over 10,000 batteries to date, which have enabled mission critical applications. Our proprietary silicon nanowire anode structures, battery cell designs and manufacturing processes are defended by our portfolio of patents, trade secrets and know-how
developed over 10 years of research and development.
We currently manufacture the batteries on
kWh-scale
production lines at our headquarters in Fremont, California, where demand for our batteries exceeds our manufacturing capacity. We are working to meet the expected demand in several rapidly growing addressable markets by designing and building a large scale production facility that can manufacture at GWh+ scale.
Industry Background
Traditional transportation has been powered by fossil fuel-based engines which have led to significant greenhouse gas emissions. A rising focus on sustainable energy use in transportation is leading to increased investments in technology, government incentives and consumer demand for the electrification of passenger and payload mobility. Among the mobility mediums experiencing a shift to electrification due to these trends are aircraft such as UAS, which includes drones and HAPS, and eVTOL planes, as well as ground-based EVs. Critical and breakthrough battery technologies can facilitate and, in certain cases, enable the mass adoption of these electric transportation mediums by improving energy density, accelerating fast charging capabilities, extending battery life, and improving safety.
Aviation Industry
Unmanned Aerial Systems:
 UAS are aircraft that operate with no crew or passengers onboard and are guided by remote control or autonomously. Examples of UAS include drones and HAPS. UAS are the next generation aerial transportation technology utilized for surveillance, assessment, logistics, delivery, communications, and imaging, among other uses. Emerging technologies, such as Amprius’ silicon anode battery, offer lighter weight and/or more energy dense batteries, potentially overcoming current battery technology barriers and enabling faster adoption of UAS. Based on an Insider Intelligence article from April

2022, a Stratistics report from March 2022 and management estimates, the total addressable market for UAS batteries is expected to reach approximately $38.2 billion by 2025.
Drones:
Drones are the most common type of UAS that are increasingly being utilized in various industries, including military and defense, agricultural, construction and logistics. One of the key barriers to wider adoption is the existing battery technology, which limits the flight range and payload capacity. Our batteries offer higher energy density, which enables longer range endurance, and, depending on customer specifications, lighter weight, which facilitates higher payload capacity.
High Altitude Pseudo Satellites:
HAPS are alternatives for traditional satellites. When deployed, HAPS typically operate at stratospheric altitudes, approximately 12 miles (approximately 65,000 feet) above sea level. HAPS are being increasingly utilized to provide high-quality broadcast features, particularly in remote regions, which have limited terrestrial network coverage. HAPS generally use solar energy and battery storage as the power source to operate for long durations of time. As a result, lightweight, higher energy density batteries with the ability to operate in extreme temperature and pressure conditions are critical enablers. Amprius offers advanced battery technology suitable for application in HAPS, which is currently in use by prominent aerospace companies, like Airbus.
Electric Air Transportation:
Population growth and urbanization are key megatrends that are stretching ground transportation infrastructure to its limits and resulting in significant greenhouse gas emissions. A potential mitigation strategy is expanding travel into the air, which is offered by eVTOL vehicles, a passenger aircraft that uses electric power to hover, takeoff, and land vertically. Historically, the electrification of passenger and cargo aircraft has lagged the adoption of electric automobiles in part because of the greater technical challenges. However, over the last few years there have been significant advancements in the key enabling technologies for eVTOL aircraft, such as the high energy density and robust performance batteries offered by Amprius. Continued improvements in battery energy density could allow eVTOL aircraft to increase their range, speed and payload, dramatically expanding the range of trips and further accelerating the adoption of electric air mobility. Based on Morgan Stanley’s May 2021 report and management estimates, the total global addressable electric air mobility battery market is forecasted to reach approximately $11.1 billion by 2025.
EV Industry
The electrification of ground transportation is being accelerated by regulatory pressure to meet sustainability benchmarks and growing consumer preference. Some of the largest global automotive OEMs expect to be 100% EV by 2035. Market and Market’s February 2021 report estimates that the global electric vehicle battery market is expected to reach $67.2 billion by 2025. McKinsey & Company estimated in October 2021 that 2030 EV battery requirements will be 3,900 GWh in 2030, of which 2,400 GWh will be needed for passenger cars alone. While multiple battery chemistries exist today that meet current EV specifications, there is room for significant improvement. According to a recent Deloitte survey, two of the key consumer concerns with EV adoption are driving range and lack of charging infrastructure. Our batteries, which have been tested and validated by the U.S. Advanced Battery Consortium (“USABC”), as further described below, have the potential to help address both these concerns. As such, while our EV capable cell needs to be improved with respect to cycle life, form factor, cost and production quantity for our batteries to compete with existing commercially available EV batteries, we believe that, as we grow and improve, we may be able to compete in the EV battery market.
Battery Requirements for Electric Transportation
Current battery technology creates a barrier in the near-term for the electric transportation market, especially for electric air mobility applications, as battery weight, size and recharging times would need to be improved for these operations to become commercial. The battery system must fulfill several key requirements:

•	high energy density and specific energy in order to achieve long range endurance while enabling lighter weight;

•	high power density to provide sufficient power at a specific instance, such as during aircraft take-off or landing;

•	fast charging capabilities to enable high infrastructure throughput;

•	operational in wide temperature and pressure ranges;

•	safe to operate in a wide variety of conditions;

•	a long calendar life and cycle life; and

•	acceptable cost, which varies by application.
Amprius’ Solution
Today’s batteries typically utilize graphite as the anode material. Based on management’s estimates, we believe that graphite anodes have reached their theoretical limits for energy storage. We estimate that graphite anodes can only provide up to 355 mAh/g capacity for lithium storage, which can further degrade in extreme environments. Any additional increases in the energy density for lithium-ion
batteries can be made only by using active materials that have a higher capacity for lithium storage. Among such active materials, silicon is known to have the highest lithium storage capacity per unit mass or volume than any other element besides lithium itself.
In our batteries, we have replaced the graphite anode with a highly engineered silicon material that has a lithium storage capacity of approximately 3,400 mAh/g—nearly 10 times the highest capacity of known graphite anodes. By replacing graphite with silicon nanowire in the anode, we have significantly enhanced performance in batteries across energy density, power, charging time, safety and ability to operate in extreme environments. Our anodes are 100% silicon (actual percentage of silicon is
99.5-99.9%,
which is within the range of acceptable purity levels for materials that are considered 100%) free of any inactive additives, such as binders, conductive carbon or matrix/shell protective materials, which enables full utilization of the capacity of silicon at the anode level. Our silicon nanowire anode has enabled us to design batteries that can meet the following performance specifications, depending on the application:

•
High specific energy and energy density:
Ultra-high gravimetric and volumetric energy density is crucial for maximizing the amount of payload that a vehicle can carry and extend flight radius. Currently, our highest energy density commercial batteries have up to 450 Wh/kg gravimetric energy density (“specific energy”) and 1,150 Wh/L volumetric energy density (“energy density”), which is over 50% higher than any known commercial graphite cells.

•
High specific power:
High specific power, which correlates to a high discharge rate, is required to generate sufficient power for vertical take-off
and landing functionality. Our batteries have a maximum discharge rate of up to 10C (i.e., our batteries can sustain currents 10 times higher than the cell’s nominal capacity). Although graphite cells with a discharge rate of 10C are commercially available, our proprietary silicon nanowire cells with an equivalent discharge rate offer over 50% higher specific energy than graphite cells. This combination of high power and high energy density is critical for electric flight applications.

•
Fast charging:
Our battery cells have the
ability to charge to 80% of battery cell capacity in less than six minutes. Compared to graphite, silicon nanowire anodes have higher volumetric capacity and are consequently thinner and allow for faster lithium-ion
diffusion between the nanowires, which facilitates faster charging. Additionally, the silicon nanowire anode operates at a voltage that is at least 100 mV higher than that of graphite anodes. This electrochemical property allows silicon nanowire battery cells to charge at higher rates compared to graphite cells.

•
Ability to operate safely at low temperatures:
Our battery cells are capable of operating safely at low temperatures, which is critical for aviation applications such as HAPS. As described above, our silicon nanowire anode operates at a voltage that is at least 100 mV higher than that of graphite anodes. This voltage difference not only allows faster charging, but also results in a greater margin of safety from dangerous lithium plating effects, allowing for safe operation at low temperatures.

•	Quality assurance: Our batteries are designed to be ultra-resilient and undergo rigorous abuse testing, including air cargo certification and military specific tests.
Our silicon nanowire anode is a high capacity and high power cell component that has been tested and validated for advanced aerospace, defense and EV applications. We match our silicon nanowire anode with commercial cathodes, advanced separators and electrolyte formulations. Products using high voltage LCO cathodes are tailored to customer specifications ranging from our High Energy Products for HAPS, consumer electronics and military portable power applications, to High Power Products with a continuous power density of 1.5 kW/kg for drones and eVTOL applications. Our customers have shown interest in our Balanced Energy/Power Products (which are made with either LCO or NMC cathodes) due to their wide power range (i.e., power density of over 1 kW/kg) and specific energy of over 400 Wh/Kg. This level of performance is the target level for both eVTOL applications, and potentially, long-range EVs. The graph below reflects the minimal tradeoff between specific energy and specific power for our different cell designs.

The performance levels achieved by our proprietary silicon nanowire anode battery cells, as shown in the graphic below, enable our customers to demonstrate and deliver products that far surpass equivalent products powered by graphite batteries. For instance, a direct replacement battery based on silicon nanowire anode was shown to increase the endurance of a reconnaissance drone from 24 minutes to 42 minutes. A large consumer electronics OEM that tested a replacement smartwatch battery based on silicon nanowire anode confirmed that the talk time was almost doubled, without reaching the battery low state. A military wearable powered by our batteries has doubled the energy content compared to graphite anode batteries, without increasing the battery weight or volume, providing power for longer mission time. Similarly, we estimate that a direct replacement of graphite cells with silicon nanowire batteries in EVs would increase the driving range by about 75%.

(1)	Based on a survey of 18650 technical datasheets (ex. Panasonic NCR18650G) and iFixit reports on iPhone and Samsung batteries.
(2)	Based on an Amprius High Energy cell.
(3)
Customer-reported data based on a Teledyne FLIR drone. For graphite, based on the currently utilized graphite battery for Teledyne FLIR drone. For Amprius, based on an Amprius Balanced Energy/Power cell.

(4)	Based on customer-reported data on a smart watch. For Amprius, device used an Amprius High Energy cell.
(5)	Results relate to a U.S. Army conformable wearable battery. For graphite, based on a currently fielded conformable wearable graphite battery. For Amprius, the device used an Amprius High Energy cell.
(6)	Graphite estimate based on a Tesla Model 3 long-range battery. Amprius estimate based on an Amprius High Energy cell.
Our Technology
Our proprietary silicon nanowire anode technology solves for the inherent limitations of silicon anodes in lithium-ion
cells. Silicon has historically been investigated as an anode material due to its intrinsic capability to store larger quantities of lithium per unit mass and volume compared to graphite. The main barrier preventing silicon from becoming more widely adopted across the battery industry is that the silicon material expands during charging as it absorbs lithium ions. For example, silicon particles may expand up to 300% during charging. After multiple charge and discharge cycles, silicon particles will crack, causing anode degradation and device breakdown.

Our proprietary silicon nanowire anode technology solves for the material expansion inherent with silicon. As depicted below, our nanowires start with a metal foil that is layered with a nanowire template and metallurgically attached to the metal foil substrate by a growth process. The nanowire template is coated with a low-density
silicon and then encased by a thin layer of high-density silicon.

(1)	Actual percentage of silicon is 99.5-99.9%, which is within the range of acceptable purity levels for materials that are considered 100%.
Our silicon anode generally contains more than 1,000,000 nanowires per square centimeter. The following SEM (scanning electron microscope) image, with a magnification of 250x, shows the typical cross section of the anode structure.

The nano-porosity of the low-density layer of silicon on each nanowire and the micro-porosity between the wires in our technology allows the silicon to expand at nano- and micro- meter levels when the anode is charged, with little to no damage to the nanowires and to the anode.

Our nanowire structure also enables ions and electrons to travel in a straight path between and through the nanowires. In contrast, a particle structure results in ions and electrons traveling in a nonlinear, tortuous path. The straight path of our nanowires facilitates high electric and ionic conductivity, enabling high power and fast charging. Nanowires are always in electrical contact with the metal foil due to their growth rooted fabrication, while particles have to rely on particle-to-particle
contact for electron transfer, which can easily be broken during cycling.

Our silicon nanowire anode is a direct
drop-in
replacement of the graphite anode in traditional
lithium-ion
batteries. The silicon nanowire in our products is much thinner, by over 30%, than typical graphite anodes, but with a much higher capacity. Our proprietary anode is 100% silicon, free of any inactive additives, such as binders, conductive carbon, or matrix/shell protective materials, which enables full utilization of the capacity of silicon at the anode level. The high capacity of our silicon nanowire anodes permits us also to use higher capacity cathodes than those used in graphite cells. This further increases the specific energy and energy density of our cells compared to graphite anode cells.

Manufacturing and Supply
Amprius invented the silicon nanowire anode and its fabrication process. Our silicon nanowire anode is fabricated using CVD technology, and consists of three sequential steps. First, the nanowire template is grown by a thermally activated chemical reaction. Second, a low-density
silicon coating is deposited by PECVD. Third, a high-density, thin surface layer is deposited by a thermally activated CVD process. These three steps replace all powder processing steps typically used in making graphite anodes, including powder mixing, slurry mixing, slurry coating, electrode drying and electrode calendaring. After fabrication, the anode does not need further processing. After fabrication, the product is the fully processed anode. This anode does not need further processing and can then be assembled in cells with cathodes produced by manufacturing lines similar to those used in graphite anode cells. This fabrication process has been in commercial operation since 2018 with a
kWh-scale
manufacturing line at our headquarters in Fremont, California.
To develop the high volume anode fabrication tool needed for a
GWh-scale
manufacturing line, we expect to partner with one or more leading global suppliers of tools used to produce wafers for solar cells. We have successfully fabricated silicon nanowire anodes with a solar wafer production tool made by Centrotherm, but we will need make certain modifications to the equipment for our needs. One modification is that we will replace wafers with large format foils, which we use in our
kWh-scale
production. This requires design and development of automated material handling for the foils. This is one of the principal engineering tasks in adapting the solar cell production equipment to our needs and will be undertaken in collaboration with an engineering design firm.
Completing design and development of the tool, the automated material handling and high volume production processes requires significant engineering. The ability to do so successfully and the timing of this effort may be subject to unforeseen complexities, component supply delays and other risks. Moreover, our manufacturing costs will depend not only on the cost of the tools but also on throughput, yield, efficiency of silane gas utilization and other factors. For more information, see “
Risk Factors—Risks Related to Amprius—Risks Related to Our Technology, Products and Manufacturing—We may not succeed in developing a new high-volume manufacturing line that meets our requirements for cell quality, yield, throughput and other performance metrics. Additionally, assuming we are able to develop a high-volume manufacturing line, it may be unreliable, require regular and significant maintenance and could be capital and resource intensive to operate.
”

Although our anode process differs from traditional anode manufacturing, the cathode and the rest of the cell—including electrolytes and separators—use conventional lithium-ion
battery manufacturing tools and materials, as depicted below.

We have begun the site selection process for a
GWh-scale
manufacturing facility and will procure manufacturing equipment for cathode fabrication, cell assembly, and cell testing from established equipment suppliers. We currently expect to build the
GWh-scale
manufacturing facility in Texas or Georgia.
The dominant raw materials for the silicon anode include silane gas, which is used in making the silicon nanowires, and electrodeposited nickel foil, which is used for the anode current collector substrate. As we increase manufacturing capacity, we expect to procure the silane gas from REC Silicon, a global supplier of silane and silicon materials, and will procure nickel foil from global suppliers of electrodeposited metals. Both silane gas and nickel foil are abundant commodity materials.
Due to its high capacity to store lithium relative to cathode materials, and to further increase the available lithium in the cell, the silicon anode can be prelithiated to a certain level (i.e.,
10-20%)
of its capacity before cell assembly. Prelithiation can be done electrochemically at low scale and by physical vapor deposition for large manufacturing volume. Equipment vendors have scaled-up
or are scaling lithium evaporation equipment to GWh+ manufacturing volumes. Amprius uses electrochemical prelithiation in its current production and will integrate lithium evaporation steps in the anode manufacturing line.

Our Competitive Strengths
Performance greatly exceeds conventional
lithium-ion
batteries commercially available today.
The battery cells that we ship to our customers today significantly outperform commercially available conventional graphite battery cells. In particular, as shown in the table below, our batteries have approximately double the specific energy and energy density of graphite battery cells, and enable significantly faster charging time. We believe other next-generation battery technologies will require significant additional research, development and investment prior to being commercially viable.

(1)
Other than cycle life, based on a survey of 18650 technical datasheets (ex. Panasonic NCR18650G) and iFixit reports on iPhone and Samsung batteries. For cycle life, based on Shmuel
De-Leon:
Li-Ion
NCA/NMC Cylindrical Hard Case Cells Market 2021.

(2)	Anode capacity for Graphite Anode Battery (full cells) uses typical N/P ratio of 1.05 - 1.10.
(3)	Includes released Amprius products with energy and power cell designs.
(4)	Based on Amprius’ High Power cells.
Unique suitability for aviation markets that require high power, specific energy and energy density.
We believe the increased performance of our batteries enable certain electric aviation applications. Specifically, our batteries have high specific energy and energy density, to maximize payload and reduce weight, thereby extending flight radius; high power density, to enable vertical take-off
and landing functionality; fast charge, to minimize the time required to recharge a battery; wide operating temperature, for high altitude applications operating in extremely low temperatures; and cycle life parity with graphite batteries, depending on customer specifications.
First mover advantage in emerging aviation markets.
As a result of our success with Airbus and other
tier-one
customers, we have become an established market pioneer in providing high performance batteries to the aviation industry. Our reputation and commitment to delivering ultra-high performance batteries have enabled us to enter into several development and master supply arrangements with our customers. Over 30 of our customers have tested and confirmed that our batteries exceed the technical requirements for their applications, and we believe our market leadership in aviation will enable us to continue to grow our customer base.
Proven performance in demanding and abuse-tested environments.
Safety is recognized as one of the most important factors of lithium-ion
battery technology. Our silicon nanowire anode operates at a voltage that is at least 100 mV higher than that of graphite anodes, which not only enables faster charging but also cell operation at lower temperatures, thereby improving cell safety and mitigating the risk of overcharging. Our batteries are also designed to be ultra-resilient and undergo rigorous abuse testing, including air cargo certification and specific tests for defense applications.
Robust IP portfolio and
know-how
related to our silicon nanowire ecosystem.
Our silicon nanowire anode technology has been refined and improved upon for over 10 years, and is protected by over 75 issued patents and pending applications. Core aspects of our technologies and processes are also protected by know-how
and trade secrets developed by our team for more than 10 years.

Our Products and Customers
As evidenced by customer validation, design wins and recurring orders with Airbus, AeroVironment, Teledyne FLIR, among others, our battery technology is well positioned to address the rapidly growing markets within the aviation industry, specifically UAS and eVTOL. UAS and eVTOL applications have historically used conventional lithium-ion
batteries as a means to promote product prototypes, but market participants are seeking advancements in battery technology. We believe that our silicon nanowire anode technology can be part of the solution, as we currently offer three product platforms: High Energy, High Power, and Balanced Energy/Power.
High Energy Products
. Our High Energy Products are designed to maximize specific energy for applications that do not have high power requirements. For applications that have a continuous discharge rate of less than C/2, our High Energy cells deliver a specific energy of over 425 Wh/kg, and at C/10, up to 450 Wh/kg. This product has been most frequently used by HAPS, which are frequently designed to carry a payload at high altitudes for extended periods, typically for weeks or months at a time, because they rely on solar power for operations during the day and need to store sufficient energy in the battery to keep the aircraft aloft during the night.
For example, our battery is the energy storage technology aboard the Zephyr S, a HAPS by Airbus. The Zephyr S is a stratospheric vehicle that is designed to fly for months at a time, at an altitude of approximately 70,000 feet. In 2018, after integrating our battery cells into the Zephyr S, Airbus set an endurance and altitude record by flying continuously for over 25 days. We continue to support the Zephyr S program and were presented the 2021 Innovative Supplier of the Year Award by Airbus.
High Power Products
. Our High Power Products are designed for applications that place a premium on high power capabilities. For conventional high power lithium-ion
batteries, specific energy typically ranges between
100-200
Wh/kg at 1C. In comparison, our High Power cells offer 350 Wh/kg at 1C and are over 300 Wh/kg at 5C. In addition, these High Power cells are capable of fast charging such that they can charge from 0% to 80% in less than 6 minutes without performance degradation to cycle life or energy density. This level of power capability, energy density, and fast charge capability is optimal for the air transportation industry. The air transportation industry consists of either fixed-wing or eVTOL solutions, both of which require high power capabilities to lift the craft from the ground into the air. After the craft has reached “cruising altitude,” the requirements shift from power to energy, which determines the range the aircraft can travel. Once the vehicle has landed, the turnaround time to get the vehicle back into the air becomes critical, which is why we have designed our High Power Products with fast charge capabilities.
In 2020, we began design and verification discussions with potential eVTOL customers. In 2021, we began a technical evaluation engagement with a tier-one
eVTOL provider to develop an eVTOL-optimized battery system to support the development and commercialization of their eVTOL fleet.
Balanced Energy/Power Products
. Our Balanced Energy/Power Products are designed for applications that desire a balance between power and energy. Rated for up to 3C continuous discharge, our balanced cell gravimetric energy ranges between 410 Wh/kg at 0.2C discharge rate and 320 Wh/kg at 3C discharge rate. This range of power capability is important to our UAS customers and our products typically meet UAS devices high initial power requirement (between 1-3C for takeoff and landing), and operational requirement at C/2 for cruise or hover states.
Since 2021, our Balanced Energy/Power Products have been designed into programs at AeroVironment and Teledyne FLIR, with commercial shipments beginning in 2022.
EV-Capable
Products in Development
. We are currently developing an EV capable cell. Competition in the EV industry is intense, with high production volume requirements, low pricing, and balanced performance criteria, creating a high barrier to entry against the incumbent solutions. Prior to us being able to effectively compete in the EV space, we will need to further improve cycle life, increase cell form factors, increase production quantity and reduce our costs.

Since 2017, we have been sampling our batteries with USABC, which has independently verified that we have met or exceeded the majority of their 2023 EV cell performance goals, including usable energy density, usable specific energy, power density and charge time. In 2022, we were awarded a contract from USABC in collaboration with the U.S. Department of Energy to develop a low-cost,
fast-charge silicon nanowire battery that meets all of their 2025 EV cell characteristic targets. This program is scheduled to conclude in 2024 when we intend to deliver cells with a 99mm x 300mm (W x L) footprint and a capacity of at least 80Ah, having a beginning-of-life
specific energy of no less than 400 Wh/kg, energy density of no less than 950 Wh/L, and a cycle life of 1,000 cycles.
Our Growth Strategy
Our goal is to become the market leader in high performance
lithium-ion
batteries for the transportation industry. In order to achieve that goal, we are pursuing the following growth strategies:
Complete large-scale manufacturing facility to meet customer demand and optimize costs.
We operate a
kWh-scale
manufacturing line at our headquarters in Fremont, California. To meet the demand for our batteries, we are in the process of designing and then building a
GWh-scale
manufacturing facility. We plan to build in a modular form where we can incrementally increase our manufacturing capacity until we achieve approximately 0.5 to 1.0 GWh per year of manufacturing capacity and then to further expand as needed through a Copy Exact methodology. Our ability to grow depends on the successful establishment of our
GWh-scale
manufacturing facility. To the extent we are unable to install a larger scale manufacturing process, our ability to grow will be adversely affected. For more information, see “
Risk Factors—Risks Related to Amprius—Risks Related to Our Technology, Products and Manufacturing—Our establishment of a volume manufacturing facility is subject to many risks, including, among others, risks relating to site acquisition, construction, permitting, delays, cost overruns, supply chain constraints, and operating in a new geographic area away from our current headquarters
.”
Reduce our costs
. We believe our ability to reduce the costs of our batteries on a $/kWh basis will accelerate the adoption of our batteries and allow us to further broaden our customer base. As we scale, we believe we will benefit from reduced per-unit
fixed costs, including overhead, labor and capital expenditures, improved tool utilization and volume pricing for equipment and materials. We will also seek to reduce costs by optimizing material utilization, throughput and yield. However, until we are able to complete our optimization process, including designing and implementing our silicon nanowire anode production process, we cannot accurately forecast our manufacturing costs. Based on our current expectations, we estimate that our capital equipment expenditures will range between $120.0 million and $150.0 million to achieve 1.0 GWh per year of manufacturing capacity, and that it will take approximately two years following the Closing to start volume manufacturing. Because our silicon nanowire anode process requires different equipment than traditional anode manufacturing, our capital equipment costs are likely to be higher than equipment used for production of graphite anodes.
Extend first-mover advantage to become the market leader in
lithium-ion
batteries for aviation.
We believe we are the only company in the market today with a high-performance battery that can meet the requirements of aviation applications. We have built a strong reputation in the industry by delivering ultra-high performance batteries with high safety standards that meet or exceed industry standards and customer requirements. We expect to extend our presence in the aviation market, while also serving other transportation-related markets that require improvements in their electrification solutions. We are engaged with 50 interested potential customers, 30 of which have tested and validated that our batteries exceed the technical requirements for their applications.
Further improve performance characteristics of our anode and battery cells
. We believe we have the highest-performing commercially available batteries in the market. We intend to maintain our performance advantage by continuing to invest in our anode and cathode chemistries. We expect to continue to work to increase the performance characteristics of our batteries, particularly around power, energy density and cycle life. For example, we have successfully produced batteries that have specific energy of up to 500 Wh/kg and energy density of up to 1,400 Wh/L. In addition, we will continue to invest in optimizing combinations of these performance characteristics as well as the requisite form factors to meet the specific needs of our customers and drive adoption of our battery cells in other areas of electrified transportation. As a result of these efforts, our goal is to fully realize the benefits of our silicon nanowire anode technology and develop the highest performing product in the market.
Expand our end markets and applications
. As we increase our production capabilities, we will be able to supply our batteries in larger volumes to fulfill our customers’ battery prototyping and procurement requirements. Our current customer base consists primarily of aviation and other air transportation companies. We believe the batteries we have developed for the aviation industries can be adapted for larger form factors and, when we are able to improve the cycle life, increase form factors, reduce cost and improve production quantity for our EV capable cells, we believe our batteries will be able to meet the energy density and fast-charge requirements of the EV market.
Research and Development
Our original silicon nanowire technology was developed at Stanford University in 2008, and for more than 10 years, we have refined and improved upon the technology for use in commercial applications. We have conducted research and development initiatives focused on improving certain performance characteristics and expanding the applications of our silicon nanowire anode battery technology. We expect to continue our research and development efforts in the following areas:

•
Improving battery life
: we are working with chemical compounds as potential additives to the silane gas we use to produce our silicon nanowire anodes which have demonstrated the potential to improve cycle life without negatively impacting other performance characteristics such as energy density.

•
Further improvements to energy density:
we are engaged in ongoing development activities to explore different cathode materials, including a conversion cathode, to further improve the energy density of our batteries.

•
Larger cell form factors:
the batteries we have developed and are developing for our customers are typically approximately 1.4-15Ah for small-sized
aircraft. As we expand our customer base, we are in the process of developing larger form factor batteries for broader aviation application and for EV customers.

We utilize our research and development capabilities not only to improve existing products but also to build custom-designed batteries for our customers. We have generated revenue from these design services. However, as we grow our manufacturing capacity, we expect that the relative percentage of our revenue from these activities will decrease.
Intellectual Property
Our proprietary silicon nanowire anode technology, including the related processes, design and manufacturing, is protected by our patent portfolio and know-how
and trade secrets. As of June 30, 2022, 62 patents had been issued (29 in the U.S. and 33 in the EU, Korea, Japan, China, Taiwan and Israel), 15 patents are applications pending (six in the U.S. and nine in the EU, Japan, Korea, Taiwan and China) and two issued U.S. patents are licensed from Stanford University. Our issued patents expire between 2027 and 2040. As of June 30, 2022, we also held nine registered trademarks (two in the U.S. and seven in Europe, Japan, Korea and China). Our patents cover:

•	silicon nanowire structures—rooted nanowire template, tapered morphology, silicon dopants and multi-layered structure;

•	materials technologies—solid electrolyte interphase formation, electrolyte formulations and scalable prelithiation; and

•	silicon anode manufacturing processes, design and equipment.
In addition, we rely on
non-disclosure
agreements with employees, independent contractors, customers and other third parties to protect our intellectual property and proprietary rights.
Circumstances outside our control could pose a threat to our intellectual property rights. For more information, see “
Risk Factors—Risks Related to Amprius—Risks Related to Intellectual Property—We rely heavily on our intellectual property portfolio. If we are unable to protect our intellectual property rights, our business and competitive position would be harmed
.”
Competition
We compete directly and indirectly with current battery manufacturers and with an increasing number of companies that are developing new battery technologies and chemistries to address the growing market for electrified mobility solutions. Specifically, within the aviation markets, we primarily compete with conventional graphite anode batteries and silicon composite anode batteries. Silicon composites are graphite-based anodes that incorporate some silicon, typically in the form of particles of silicon or silicon monoxide.
Graphite anode battery companies include
tier-one
manufacturers such as Amperex Technology Limited (ATL), Contemporary Amperex Technology Co., Limited (CATL), LG Chem Ltd., Murata Manufacturing Co., Ltd., Panasonic Industry Co., Ltd., and Samsung SDI Co., Ltd., which provide higher quality and higher performance solutions, and tier-two
manufacturers which provide lower cost solutions. We expect the manufacturers of those batteries will continue to invest in improving the capabilities of their batteries.
While we are currently the only known battery manufacturer making 100% silicon anodes, there are many companies making or developing silicon composite batteries or anode materials and companies seeking to develop 100% silicon anodes. Companies making or developing silicon composite anodes include both large manufacturers as well as many well-funded new technology companies. These include BTR New Energy Material Ltd., Enevate Corporation, Enovix Corporation, Group 14 Technologies, Inc., Nexeon Ltd., Sila Nanotechnologies Inc., Shanshan Corporation, Storedot Ltd., and Amprius (Nanjing) Co., Ltd. (“Amprius Nanjing”), a former subsidiary of Amprius, Inc., among others. Dr. Sun, our Chief Executive Officer and a member of the Amprius Board, serves on the board of Amprius Nanjing and its holding company. Silicon composite anodes may offer higher energy density and other improvements over conventional graphite anodes, and may be less expensive to manufacture than our silicon nanowire anodes.
For aviation applications, we believe that the defining characteristics of our battery cells (e.g., industry-leading specific energy and energy density, high power density, low operating temperature and fast charge capability), in addition to commercial validation, significantly differentiates us from graphite anode and silicon composite anode alternatives, thus making our silicon nanowire anode technology the only battery technology currently available and suitable for broad aviation adoption. However, we expect additional competitors to enter the market as their battery technologies continue to improve.
The EV battery industry is fast-growing and highly competitive. Unlike the aviation industry, where there are a limited number of commercially available batteries that meet the minimum performance specifications, there are many battery manufacturers in the EV industry that can produce commercially acceptable batteries, and they can produce those batteries at lower cost and higher volumes than we are currently able to. Future entrants may include companies developing different technologies, such as lithium metal anodes, which are not yet in commercial production. In order to compete in the EV industry, we would need to improve cycle life, increase form factors, improve production quantity and reduce our manufacturing costs.
Many of our competitors and potential future entrants, both in the aviation and EV industries, may be better capitalized and have greater resources to commercialize and expand their production capacities. These competitors may have greater access to customers and may be able to establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and competitive positioning. If there are significant advances in battery chemistries that we cannot adapt, or if competitors are able to scale their production capacities before we are able to, our business may be materially impacted. For more information, see “
Risk Factors—Risks Related to Amprius—Risks Related to Our Business and Industry—The battery market is intensely competitive. Competitors include new entrants and established companies, many of which have significantly greater resources than us. Our battery products must compete with advances in new battery chemistries and manufacturing methods as well as continued improvements in conventional batteries and battery anodes
.”
Government Regulation and Compliance
Our business activities are global and are subject to various federal, state, local, and foreign laws, rules and regulations. For example, there are various government regulations pertaining to battery safety, transportation of batteries, use of batteries in cars, factory safety, and disposal of hazardous materials.
In many cases, our products are or may in the future be subject to trade and export control laws and regulations in the United States and other jurisdictions where we do business. Such laws may include the Export Administration Regulations, the International Traffic in Arms Regulations, trade and economic sanctions maintained by the Office of Foreign Asset Control as well as foreign direct investment rules and regulations, tariffs and quotas, and other related regulations in jurisdictions in which we operate. In particular, an export license may be required to export or re-export
our products and technology to certain countries or
end-users
or for certain
end-uses
or may be prohibited. Additionally, we may be required to register with the Directorate of Defense Trade Controls in order to conduct some aspects of our future business activities and we may be required to obtain licenses in order to conduct development activities. Obtaining the necessary export license for a particular sale or offering or business activity may not be possible or may be time-consuming and may result in the delay or loss of sales opportunities. Any failure to adequately address these legal obligations could result in civil fines or suspension or loss of our export privileges, any of which could materially adversely affect our business, financial condition, and results of operations.
In addition, our business may be subject to the Foreign Corrupt Practices Act and other anti-corruption, anti-bribery, and anti-money laundering laws and regulations in the jurisdictions in which we have offices or do business, both domestic and abroad. Any failure to adequately comply with any of these obligations, or future changes with respect to any of these legal regimes, could cause us to incur significant costs, including the potential for new overhead costs, fines, sanctions, and third-party claims.
As a government contractor and/or subcontractor, we must comply with laws, regulations, and contractual provisions relating to the formation, administration, and performance of government contracts and grants, which affect how we and our partners do business with government agencies. Government contracts often contain provisions and are subject to laws and regulations that provide government customers with additional rights and remedies not typically found in commercial contracts. Ensuring compliance with government contracting laws, regulations, or contractual provisions may impose other added costs on our business, and failure to comply with these or other applicable regulations and requirements could lead to claims for damages, civil or criminal penalties, termination of contracts and/or suspension or debarment from obtaining government contracts and grants. Any such damages, penalties, disruption, or limitation in our ability to do business with a government could have a material adverse effect on our business, results of operations, financial condition, public perception and growth prospects.
Human Capital
We believe that our success is driven by our team of technology innovators and experienced business leaders. Many on our leadership team have been with Amprius over a decade. We seek to hire and develop employees who are dedicated to our strategic mission. As of June 30, 2022, we employed 51 full time employees, one part time employee, two temporary employees and two contractors based in our headquarters in Fremont, California.

Our employees are the foundation of developing and commercializing our silicon nanowire anode technology. 36 of our staff are involved with battery manufacturing and production, nine with engineering, research and development and seven with SG&A. Of our technical and operations staff, approximately 20% hold Ph.D advanced degrees across material science, chemical, aerospace, structural and nanoscale engineering as well as physics and chemistry. We are committed to maintaining equitable compensation programs including equity participation. We offer market-competitive salaries and strong equity compensation aimed at attracting and retaining team members capable of making exceptional contributions to our success. Our compensation decisions are guided by the external market, role criticality, and the contributions of each team member.
To date, we have not experienced any work stoppages and we consider our relationship with our employees to be good. None of our employees are either represented by a labor union or subject to a collective bargaining agreement.
Facilities
Our corporate headquarters is located in Fremont, California, where we lease approximately 26,000 square feet under a lease that expires in June 2024. In order to meet increased demand for our products, we have commenced site selection for, and are in the process of designing, our
GWh-scale
manufacturing facility, as described above.
Legal Proceedings
From time to time, we may become involved in litigation or other legal proceedings. We are not currently a party to any litigation or legal proceedings that are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

AMPRIUS’ EXECUTIVE COMPENSATION
To achieve its goals, Amprius has designed its compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving these goals.
Amprius believes its compensation program should promote the success of the company and align executive incentives with the long-term interests of its stockholders. Amprius’ current compensation programs reflect its startup origins in that they consist primarily of salary, bonuses and stock option awards.
This section provides an overview of Amprius’ executive compensation programs prior to the completion of the Business Combination, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
Amprius is considered an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, this section provides an overview of Amprius’ executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. Further, Amprius’ reporting obligations extend only to the individuals serving as its chief executive officer and its two other most highly compensated executive officers.
The Amprius Board, with input from its Chief Executive Officer, has historically determined the compensation for Amprius’ named executive officers. For the year ended December 31, 2021, Amprius’ named executive officers were:

•	Dr. Kang Sun, President and Chief Executive Officer and director

•	Sandra Wallach, Chief Financial Officer

•	Dr. Ionel Stefan, Chief Technology Officer
Summary Compensation Table
The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)		Option Awards ($) (2)		Total ($)
Dr. Kang Sun President, Chief Executive Officer and Director	2021	90,254	(3)	40,000	(3)	4,199,272	(4)	4,329,526

Sandra Wallach Chief Financial Officer	2021	117,126		35,507		1,283,082		1,435,714

Dr. Ionel Stefan Chief Technology Officer	2021	224,700		75,000		501,827	(5)	801,527

(1)	Represents annual bonuses earned during 2021 and paid in 2022.
(2)
The amounts in this column represent the aggregate grant-date fair value of awards granted to each named executive officer in fiscal 2021, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in determining the grant date fair value of the stock options reported are set forth in Note 2 to Amprius’ audited financial statements included elsewhere in this proxy statement/prospectus.

(3)
Represents the portion of base salary and bonus allocated to Amprius by Amprius, Inc. Dr. Sun provides services to both Amprius and Amprius, Inc. For the year ended December 31, 2021, Dr. Sun’s salary and bonus were paid by Amprius, Inc. and the portion allocated to Amprius was 25%. For the year ended December 31, 2021, the portion of Dr. Sun’s salary and bonus paid by Amprius, Inc. was $270,762 and $120,000, respectively. Effective May 2022, Dr. Sun’s entire salary and bonus is paid by Amprius.

(4)	Includes 25% of the grant-date fair value of 2,687,350 options to purchase Amprius, Inc. common stock that was allocated to Amprius.
(5)	Includes the grant-date fair value of 201,110 options to purchase Amprius, Inc. common stock, 100% of which was allocated to Amprius.
Narrative Disclosure to Summary Compensation Table
For 2021, the compensation program for Amprius’ named executive officers consisted of base salary and incentive compensation delivered in the form of bonuses and stock option awards.
Base Salary
Base salary is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.
Cash Bonus
Cash bonuses are determined by the Amprius Board based on the performance of Amprius and the named executive officer. Pursuant to their respective employment arrangements, Dr. Sun, Ms. Wallach and Dr. Stefan were each eligible to receive an annual cash bonus as determined by the Amprius Board.
Stock Option Awards
Stock options have been granted to Amprius’ named executive officers under the 2016 Plan (as defined below).
Employment Arrangements with Amprius’ Named Executive Officers
Amprius has entered into written offer letters setting forth the terms and conditions of employment for each of Amprius’ named executive officers, as described below. In addition, each of Amprius’ named executive officers has executed Amprius’ standard form of at-will
employment, confidential information, invention assignment and arbitration agreement.
Dr. Kang Sun
In March 2010, Dr. Sun entered into an offer letter with Amprius, Inc. (the “Sun Offer Letter”). The Sun Offer Letter has no specific term and provides for an annual base salary, eligibility to receive an annual target bonus, and eligibility to participate in employee benefit plans maintained from time to time by Amprius, Inc. Dr. Sun’s current annual base salary is $365,000 and he is eligible for an annual cash bonus as determined by the Amprius Board. The Sun Offer Letter also contains certain change in control and severance provisions described under “—
Potential Payments Upon Termination or Change in Control
.” Under the Intercompany Services Agreement, dated February 27, 2017, between Amprius and Amprius, Inc., Amprius, Inc. allocates to Amprius a portion of Dr. Sun’s salary and bonus paid by Amprius, Inc. For the year ended December 31, 2021, the portion of Dr. Sun’s salary and bonus allocated to Amprius was 25%. For more information, see the section entitled “
Certain Relationships and Related Party Transactions—Amprius Related Party Transactions—Intercompany Services Agreement
.” Effective May 2022, Dr. Sun’s entire salary and bonus is paid by Amprius.
Prior to the Closing, Amprius intends to enter into a confirmatory employment letter with Dr. Sun. The confirmatory employment letter will have no specific term and will provide that Dr. Sun is an at-will
employee. The confirmatory employment letter will supersede all existing agreements and understandings that Dr. Sun may have entered into concerning his employment relationship with Amprius.
Sandra Wallach
In July 2021, Ms. Wallach entered into an offer letter with Amprius (the “Wallach Offer Letter”). The Wallach Offer Letter has no specific term and provides for an annual base salary, eligibility to receive an annual target bonus, and eligibility to participate in employee benefit plans maintained from time to time by Amprius. Ms. Wallach’s current annual base salary is $300,000 and she is eligible for a target annual cash bonus opportunity of $90,000.
Prior to the Closing, Amprius intends to enter into a confirmatory employment letter with Ms. Wallach. The confirmatory employment letter will have no specific term and will provide that Ms. Wallach is an at-will
employee. The confirmatory employment letter will supersede all existing agreements and understandings that Ms. Wallach may have entered into concerning his employment relationship with Amprius.
Dr. Ionel Stefan
In October 2009, Dr. Stefan entered into an offer letter with Amprius, Inc., which was amended in April 2021 (such offer letter as amended, the “Stefan Offer Letter”). The Stefan Offer Letter has no specific term and provides for an annual base salary, eligibility to receive an annual target bonus, and eligibility to participate in employee benefit plans maintained from time to time by Amprius, Inc. Dr. Stefan’s current annual base salary is $250,000 and he is eligible for a target annual cash bonus opportunity of $75,000. Since January 2020, Dr. Stefan’s entire salary and bonus has been paid by Amprius.
Prior to the Closing, Amprius intends to enter into a confirmatory employment letter with Dr. Stefan. The confirmatory employment letter will have no specific term and will provide that Dr. Stefan is an at-will
employee. The confirmatory employment letter will supersede all existing agreements and understandings that Dr. Stefan may have entered into concerning his employment relationship with Amprius.
Potential Payments upon Termination or Change in Control
The Sun Offer Letter provides that if Amprius, Inc. or any successor corporation terminates Dr. Sun’s employment other than for cause (as defined in the Sun Offer Letter), death or disability or Dr. Sun terminates his employment with Amprius, Inc. or any successor corporation for good reason (as defined in the Sun Offer Letter), Dr. Sun will be eligible to receive, subject to executing a release of claims, the following severance benefits: (i) continuing payments of severance pay at a rate equal to his base salary, as then in effect, for a period of 6 months following the date of such termination, and (ii) the unvested portion of his outstanding stock options to purchase Amprius, Inc. stock that would normally vest over the following 6 months from the date of termination will immediately vest before such termination and become exercisable, provided that if such termination occurs upon or within 6 months following the closing of a change in control (as defined in Amprius, Inc.’s 2008 Stock Plan), then 100% of his outstanding stock options will immediately vest and become exercisable.
The Wallach Offer Letter provides that if Amprius or any successor corporation terminates Ms. Wallach’s employment other than for cause (as defined in the Wallach Offer Letter), death or disability or Ms. Wallach terminates her employment with Amprius or any successor corporation for good reason (as defined in the Wallach Offer Letter), Ms. Wallach will be eligible to receive, subject to executing a release of claims, continuing payments of severance pay at a rate equal to her base salary, as then in effect, for a period of 3 months following the date of such termination.
The confirmatory employment letters that the Company intends to enter into with Dr. Sun and Ms. Wallach prior to the Closing will include the same severance benefits as in the Sun Offer Letter and Wallach Offer Letter, respectfully.
Amprius 2016 Equity Incentive Plan
The Amprius Board adopted and Amprius stockholders approved the Amprius 2016 Equity Incentive Plan (“2016 Plan”) in 2017. The 2016 Plan provides for the grant of incentive stock options, within the meaning of

Section 422 of the Code, to employees of Amprius and its parent and subsidiary corporations, and for the grant of nonstatutory stock options, restricted stock, restricted stock units and stock appreciation rights to employees, directors, and consultants of Amprius and employees and consultants of Amprius’ parent and subsidiary corporations. It is expected that if the Kensington stockholders approve the 2022 Plan, the 2016 Plan will be terminated as of immediately before the 2022 Plan becoming effective, and no additional awards will be granted under the 2016 Plan thereafter. However, the 2016 Plan will continue to govern the terms and conditions of the outstanding awards previously granted under the 2016 Plan.
As of June 30, 2022, stock options covering 9,681,599 shares of Amprius common stock were outstanding under the 2016 Plan. Each stock option granted under the 2016 Plan that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into an Exchanged Option covering a number of shares equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Amprius Common Stock subject to the Amprius Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (x) the exercise price per share of such option immediately prior to the Effective Time, divided by (y) the Exchange Ratio. Exchanged Options will be governed by the terms and conditions of the 2016 Plan.
Authorized Shares
. Subject to the adjustment provisions contained in the 2016 Plan, the maximum aggregate number of shares of Amprius common stock that may be subject to awards and sold under the 2016 Plan is 11,250,000. Shares granted under the 2016 Plan may be authorized but unissued, or reacquired shares of Amprius common stock.
If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program described in the following paragraph, or, with respect to restricted stock or restricted stock units is forfeited to or repurchased by us due to failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the 2016 Plan (unless the 2016 Plan has terminated). With respect to stock appreciation rights, only the net shares actually issued will cease to be available under the 2016 Plan and all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2016 Plan (unless the 2016 Plan has terminated). Shares used to pay the exercise price of an award or satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2016 Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in a reduction in the number of shares available for issuance under the 2016 Plan.
Plan Administration
. The Amprius Board or one or more committees appointed by the Amprius Board administers the 2016 Plan. Different committees may administer the 2016 Plan with respect to different service providers. Subject to the provisions of the 2016 Plan, the administrator has the power to administer the 2016 Plan and make all determinations deemed necessary or advisable for administering the 2016 Plan, including the power to determine the fair market value of Amprius common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2016 Plan, determine the terms and conditions of awards (such as the exercise price, the time or times at which awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating to the award), construe and interpret the terms of the 2016 Plan and awards granted under it, prescribe, amend and rescind rules relating to the 2016 Plan (including relating to sub-plans),
modify, or amend each award, such as the discretionary authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option, and allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator also has the authority to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type (which may have a higher or lower exercise price and/or different terms), awards of a different type, and/or cash, by which participants would have the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator, or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations, and other actions are final and binding on all participants.

Stock Options
. Stock options may be granted under the 2016 Plan. The per share exercise price of options granted under the 2016 Plan generally must be at least equal to the fair market value of a share of Amprius common stock on the date of grant. The term of an option may not exceed 10 years. With respect to any incentive stock option granted to an employee who owns more than 10% of the voting power of all classes of Amprius’ (or any parent or subsidiary of Amprius) outstanding stock, the term of the incentive stock option must not exceed five years and the per share exercise price of the incentive stock option must equal at least 110% of the fair market value of a share of Amprius common stock on the grant date. The administrator determines the methods of payment of the exercise price of an option, which may include cash, shares, or other property acceptable to the administrator to the extent permitted by applicable law. After termination of a participant’s service, he or she may exercise the vested portion of his or her option for six months following a termination due to death or disability, for 30 days following a termination for any other reason, or for any longer period specified in the applicable option agreement. An option, however, may not be exercised later than the expiration of its term. Subject to the provisions of the 2016 Plan, the administrator determines the other terms of options.
Stock Appreciation Rights
. Stock appreciation rights options may be granted under the 2016 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the underlying shares of Amprius common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years, and the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value of a share of Amprius common stock on the date of grant. The administrator will determine the period of time after a participant’s termination of service during which the participant may exercise his or her stock appreciation right, subject to the same terms and conditions that apply to options that are described above. Subject to the provisions of the 2016 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of Amprius common stock, or a combination of cash and shares.
Restricted Stock
. Restricted stock may be granted under the 2016 Plan. Restricted stock awards are grants of shares of Amprius common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director, or consultant and, subject to the provisions of the 2016 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever vesting conditions it determines to be appropriate, and the administrator has the discretion to accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting rights and rights to receive dividend and other distributions with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid. Shares of restricted stock that do not vest are subject to Amprius’ right of repurchase or forfeiture.
Restricted Stock Units.
Restricted stock units may be granted under the 2016 Plan. restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of Amprius common stock. Subject to the provisions of the 2016 Plan, the administrator determines the terms and conditions of restricted stock units, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, business unit or individual goals (such as continued employment or service), or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned restricted stock units in the form of cash, in shares or in some combination of cash and shares. In addition, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.
Non-Transferability
of Awards
. Unless the administrator provides otherwise, the 2016 Plan generally does not allow for the transfer of awards (other than by will or the laws of descent or distribution), and only the recipient of an award may exercise an award during his or her lifetime.

Certain Adjustments
. In the event of certain changes in Amprius’ capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2016 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2016 Plan and/or the number, class, and price of shares covered by each outstanding award.
Dissolution or Liquidation
. In the event of Amprius’ proposed liquidation or dissolution, the administrator will notify participants before the effective date of such transaction, and to the extent not exercised, all awards will terminate immediately before the consummation of such proposed transaction, unless the liquidation or dissolution is part of a restructuring where the Company and its business is being rolled into and acquired by Amprius, Inc. (or one of its affiliates), in which case an Award may be treated as described in the “Merger or Change in Control of Amprius or Amprius, Inc.” section below as if the transaction were a merger of the Company with or into Amprius, Inc. or one of its affiliates.
Merger or Change in Control of Amprius or Amprius, Inc
. The 2016 Plan provides that in the event of a merger or change in control of Amprius or Amprius, Inc., each as described under the 2016 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator may provide that awards granted under the 2016 Plan will be assumed or substituted by substantially equivalent awards, be terminated immediately before the merger or change in control, become vested and exercisable or payable and be terminated in connection with the merger or change in control, be terminated in exchange for cash or other property, be continued by Amprius if it is the surviving company (and, in the case of a merger or change in control of Amprius, Inc., the acquiring or succeeding corporation or its affiliate does not have a class of securities that is publicly traded) subject to the limitations set forth in the 2016 Plan), or any combination of the above. The administrator is not required to treat all awards, all awards held by a participant, or all awards of the same type similarly.
If a successor corporation does not continue, assume or substitute for any outstanding award, then the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and for awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. If an option or stock appreciation right is not assumed or substituted in the event of a change in control, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.
Amendment; Termination
. The Amprius Board may, at any time, amend or terminate the 2016 Plan, but no such amendment or termination will impair the rights of any participant, unless mutually agreed to in writing between the participant and the administrator. To the extent necessary and desirable to comply with applicable laws, Amprius will obtain stockholder approval of any amendment to the 2016 Plan. As noted above, it is expected that if the Kensington stockholders approve the 2022 Plan, the 2016 Plan will be terminated as of immediately before the 2022 Plan becoming effective, and no additional awards will be granted under the 2016 Plan thereafter.
Amprius 2022 Equity Incentive Plan
For more information about the 2022 Plan, see the section entitled “
Proposal No.
 5: The Equity Incentive Plan Proposal
.”
Amprius 2022 Employee Stock Purchase Plan
For more information about the ESPP, see the section entitled “
Proposal No.
 7: The Employee Stock Purchase Plan Proposal.
”

Executive Incentive Compensation Plan
Prior to the Closing, the Amprius Board intends to adopt an Executive Incentive Compensation Plan (the “Incentive Compensation Plan”). The Incentive Compensation Plan will allow New Amprius (or prior to the Closing, Amprius) to grant incentive awards, generally payable in cash, to employees selected by the administrator of the Incentive Compensation Plan.
Under the Incentive Compensation Plan, the administrator will determine the performance goals applicable to any award. As determined by the administrator, the performance goals may be based on generally accepted accounting principles, or GAAP, or non-GAAP
results and any actual results may be adjusted by the administrator for one-time
items or unbudgeted or unexpected items and/or payments of actual awards under the Incentive Compensation Plan when determining whether the performance goals have been met. The goals may be on the basis of any factors the administrator determines relevant, such as on an individual, divisional, portfolio, project, business unit, segment or company-wide basis. Any criteria used may be measured on such basis as the administrator determines. The performance goals may differ from participant to participant and from award to award. The administrator also may determine that a target award or a portion thereof will not have a performance goal associated with it but instead will be granted (if at all) in the compensation committee’s sole discretion.
The Incentive Compensation Plan will be administered by the New Amprius Board (or prior to the Closing, the Amprius Board) or a committee appointed by such board of directors. Until the New Amprius Board determines otherwise, on or following the Closing, New Amprius’ compensation committee will administer the Incentive Compensation Plan. The administrator of the Incentive Compensation Plan may, in its sole discretion and at any time before payment of an award, increase, reduce or eliminate a participant’s actual award and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.
Actual awards generally will be paid in cash (or its equivalent) only after they are earned and approved. Unless otherwise determined by the administrator, to earn an actual award a participant must be employed by Amprius or New Amprius (as applicable) through the date the actual award is paid. The administrator will have the right to settle an actual award with a grant of an equity award, which may have such terms and conditions (including vesting) as the administrator determines. Payment of awards occurs after they are earned, but no later than the dates set forth in the Incentive Compensation Plan.
All awards under the Incentive Compensation Plan will be subject to reduction, cancellation, forfeiture or recoupment in accordance with any clawback policy that New Amprius or Amprius (or any of their parents or subsidiaries) is required to adopt pursuant to the listing standards of any national securities exchange or association on which the securities of New Amprius or Amprius are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. In addition, the administrator may impose such other clawback, recovery or recoupment provisions with respect to an award under the Incentive Compensation Plan as it determines necessary or appropriate, such as a reacquisition right in respect of previously acquired cash, stock or other property provided with respect to an award. Recovery of compensation under a clawback policy generally will not give the participant the right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with New Amprius or Amprius (or any of their parents or subsidiaries). Additionally, the administrator may specify when providing for an award under the Incentive Compensation Plan that the participant’s rights, payments and benefits with respect to the award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of the award. In the event of an accounting restatement, the recipient of an award will be required to repay a portion of the proceeds received with respect to an award earned or accrued under certain circumstances.

The administrator will have the authority to amend, suspend or terminate the Incentive Compensation Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards.
Retirement Benefits
Amprius, Inc. maintains a 401(k) retirement savings plan for the benefit of employees of Amprius and its participating affiliates (which includes Amprius) who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax
or
after-tax
(Roth) basis, through contributions to the 401(k) plan. The 401(k) plan authorizes discretionary employer matching and/or non-elective
contributions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified
retirement plan,
pre-tax
contributions to the 401(k) plan and earnings on those
pre-tax
contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.
Outstanding Equity Awards at 2021 Year End
The following table presents information regarding outstanding equity awards held by Amprius’ named executive officers as of December 31, 2021.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($) (2)	Option Expiration Date
Dr. Kang Sun(3)	03/16/2017	500,000	—	0.07	03/15/2024
Dr. Kang Sun(4)	06/17/2021	125,000	875,000	2.58	06/16/2031
Sandra Wallach(5)	08/23/2021	—	400,000	2.58	08/22/2031
Dr. Ionel Stefan(6)	03/16/2017	375,000	—	0.07	03/15/2024
Dr. Ionel Stefan(7)	07/17/2017	125,000	—	0.07	07/11/2027
Dr. Ionel Stefan(8)	06/26/2018	46,875	3,125	0.65	03/19/2028
Dr. Ionel Stefan(9)	06/17/2021	6,250	43,750	2.58	06/16/2031

(1)	All stock options were granted pursuant to the 2016 Plan.
(2)	This column represents the fair market value of a share of Amprius Common Stock on the date of the grant, as determined by the Amprius Board.
(3)	1/48th of the shares subject to the option vested monthly beginning on March 1, 2015.
(4)	1/48th of the shares subject to the option began vesting monthly on June 17, 2021, subject to the holder’s continuous service through each vesting date.
(5)	1/4th of the shares subject to the option vests on July 26, 2022, and 1/36th vests monthly thereafter, subject to the holder’s continuous service through each vesting date.
(6)	1/48th of the shares subject to the option vested monthly beginning on March 1, 2015.
(7)	1/48th of the shares subject to the option vested monthly beginning on January 1, 2017.
(8)	1/48th of the shares subject to the option vested monthly beginning on March 1, 2018.
(9)	1/48th of the shares subject to the option began vesting monthly on June 17, 2021, subject to the holder’s continuous service through each vesting date.
Director Compensation
Amprius currently has no formal arrangements under which
non-employee
directors receive compensation for their service on the Amprius Board or its committees. Amprius’ policy is to reimburse non-employee
directors for reasonable and necessary
out-of-pocket
expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as non-employee
directors, and occasionally grants stock options to Amprius’
non-employee
directors.

The table below summarizes the compensation of each person serving as an Amprius non-employee
director for the year ended December 31, 2021. For the year ended December 31, 2021, no directors received any compensation. Dr. Kang Sun, Amprius’ Chief Executive Officer, did not receive any additional compensation for his service as a director in 2021. The compensation of Dr. Sun as a named executive officer is set forth above under “—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Options ($) (1)(2)	Total ($)
Donald R. Dixon	—	—	—
Dr. Wen Hsieh	—	—	—
Dr. Steven Chu	—	—	—

(1)
The amounts reported represent the aggregate grant-date fair value of the stock options awarded to the directors in fiscal 2021, calculated in accordance ASC 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in determining the grant date fair value of the stock options reported are set forth in Note 2 to Amprius’ audited financial statements included elsewhere in this proxy statement/prospectus.

(2)	The following lists all outstanding equity awards held by non-employee directors as of December 31, 2021:

Name	Aggregate Number of Shares Underlying Outstanding Options
Donald R. Dixon	—
Dr. Wen Hsieh	—
Dr. Steven Chu	—
Outside Director
Compensation
Policy
In 2022, the Amprius Board retained Compensia, a third-party compensation consultant, to provide the Amprius Board with an analysis of publicly available market data regarding practices and compensation levels at comparable companies and assistance in determining compensation to be provided to New Amprius’ non-employee directors. Based on the discussions with and assistance from the compensation consultant, in connection with the Business Combination, the Amprius Board adopted an Outside Director Compensation Policy that provides for certain compensation to New Amprius’ non-employee directors. The Outside Director Compensation Policy will become effective as of the Closing.
Cash Compensation
The Outside Director Compensation Policy will provide for the following cash compensation program for New Amprius’ non-employee directors:

•	$40,000 per year for service as a non-employee director;

•	$40,000 per year for service as non-executive chair of the New Amprius Board;

•	$15,000 per year for service lead independent director of the New Amprius Board;

•	$20,000 per year for service as chair of New Amprius’ audit committee;

•	$10,000 per year for service as a member of New Amprius’ audit committee;

•	$15,000 per year for service as chair of New Amprius’ compensation committee;

•	$7,500 per year for service as a member of New Amprius’ compensation committee;

•	$10,000 per year for service as chair of New Amprius’ nominating and corporate governance committee; and

•	$5,000 per year for service as a member of New Amprius’ nominating and corporate governance committee.

Each non-employee director who serves as a committee chair of New Amprius Board will receive the cash retainer fee as the chair of the committee but not the cash retainer fee as a member of that committee, provided that the non-employee director who serves as the non-employee chair of New Amprius Board will receive the annual retainer fees for such role as well as the annual retainer fee for service as a non-employee director. These fees to New Amprius’ non-employee directors will be paid quarterly in arrears on a prorated basis. The above-listed fees for service as non-employee chair of New Amprius Board or a chair or member of any committee are payable in addition to the non-employee director retainer. Under the Outside Director Compensation Policy, New Amprius also will reimburse its non-employee directors for reasonable travel expenses to attend meetings of New Amprius Board and its committees.
Equity Compensation
Initial Award
Pursuant to the Outside Director Compensation Policy, each person who first becomes a non-employee director on or after the effective date of such policy will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial equity award of restricted stock units covering shares of New Amprius’ common stock (the “Initial Award”). The Initial Award will have a value on the date of grant equal to $300,000, with the number of shares subject to the Initial Award rounded to the nearest whole share. Each Initial Award will be subject to time-based vesting and further subject to continued service to New Amprius through the date of vesting. If the person was a member of New Amprius Board and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.
Annual Award
Each non-employee director will receive, on the first trading day after each annual meeting of New Amprius’ stockholders (an “Annual Meeting”) that occurs following the effective date of the Outside Director Compensation Policy, an annual equity award of restricted stock units covering shares of New Amprius’ common stock (the “Annual Award”). The Annual Award will have an aggregate value on the date of grant equal to $170,000 (provided that if an individual began service as a non-employee director after the date of the Annual Meeting that occurred immediately prior to such Annual Meeting (or if there is no such prior Annual Meeting, then after the Closing Date), then the Annual Award granted to such non-employee director will be prorated based on the number of whole months that the individual served as a non-employee director prior to the Annual Award’s grant date during the 12-month period immediately preceding such Annual Meeting), with the number of shares subject to the Annual Award rounded to the nearest whole share. Each Annual Award will be subject to time-based vesting and further subject to continued service to New Amprius through the applicable vesting date.
Other Award Terms
Each Initial Award and Annual Award will be granted under the 2022 Plan (or its successor plan, as applicable) and form of award agreement under such plan.
Change in Control
In the event of New Amprius’ change in control, as defined in the 2022 Plan, each non-employee director’s then outstanding equity awards covering shares of New Amprius’ common stock will accelerate vesting in full, provided that he or she remains a non-employee director as of immediately before such change in control.
Director Compensation Limits
The Outside Director Compensation Policy will provide that in any given fiscal year of New Amprius, no outside director may be granted any equity awards (including equity awards under the 2022 Plan) (the value of which will be based on their grant date fair value) and be provided any other compensation (such as any cash retainers and fees) that in the aggregate exceed $750,000. For the purposes of this maximum limit provision, the grant date fair values of awards granted under the 2022 Plan will be determined according to GAAP. Any awards or other compensation provided to an individual for his or her services as an employee or a consultant (other than an outside director), or before the Closing, will not count toward this limit.
Recent Developments
On April 13, 2022, Amprius granted the following stock options, to its named executive officers and non-employee
directors:

•
to Dr. Sun, options to acquire 500,000 shares of Amprius Common Stock, of which 1/48th vested or will vest monthly beginning on January 1, 2022, and options to acquire 375,000 shares of Amprius Common Stock, of which 1/48 vests monthly beginning on January 1, 2023, in each case, subject to the holder’s continuous service through each vesting date;

•
to Ms. Wallach, options to acquire 100,000 shares of Amprius Common Stock, of which 1/48 vests monthly beginning on January 1, 2023, subject to the holder’s continuous service through each vesting date;

•
to Dr. Stefan, options to acquire 150,000 shares of Amprius Common Stock, of which 1/48 vests monthly beginning on January 1, 2023, subject to the holder’s continuous service through each vesting date;

•
to Mr. Dixon, options to acquire 185,625 shares of Amprius Common Stock, of which 1/48th vested or will vest monthly beginning on January 1, 2022 and vest immediately upon a Change in Control (as defined in the 2016 Plan), subject to the holder’s continuous service through each vesting date;

•
to Dr. Hsieh, options to acquire 185,625 shares of Amprius Common Stock, of which 1/48th vested or will vest monthly beginning on January 1, 2022 and vest immediately upon a Change in Control (as defined in the 2016 Plan), subject to the holder’s continuous service through each vesting date; and

•
to Dr. Chu, options to acquire 185,625 shares of Amprius Common Stock, of which 1/48th vested or will vest monthly beginning on January 1, 2022 and vest immediately upon a Change in Control (as defined in the 2016 Plan), subject to the holder’s continuous service through each vesting date.

Post-Business Combination Executive Compensation
Following the Closing, New Amprius will develop an executive compensation program that is designed to align compensation with New Amprius business objectives and the creation of stockholder value, while enabling New Amprius to attract, retain, incentivize and reward individuals who contribute to the long-term success of New Amprius. Decisions on the executive compensation program will be made by the New Amprius’ compensation committee.

AMPRIUS MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of Amprius’ financial condition and results of operations together with its interim unaudited condensed financial statements, audited financial statements and the respective related notes included elsewhere in this proxy statement/prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement/prospectus, including information with respect to Amprius’ plans and strategy for its business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this proxy statement/prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Unless otherwise indicated or the context otherwise requires, references in this section to “Amprius,” “we,” “us,” “our” and other similar terms refer to Amprius.
Company Overview
Amprius Technologies, Inc. has developed and, since 2018, been in commercial production of an ultra-high energy density lithium-ion
battery for mobility applications leveraging a disruptive silicon nanowire anode. Our silicon nanowire anode technology enables batteries with higher energy density, higher power density, and extreme fast charging capabilities over a wide range of operating temperatures, which results in our batteries providing superior performance compared to conventional graphite lithium-ion
batteries. Our silicon nanowire anode is a direct
drop-in
replacement of the graphite anode in traditional
lithium-ion
batteries, and our manufacturing process leverages the manufacturing process for conventional lithium-ion
batteries and the related supply chain.
Today, our batteries are primarily used for existing and emerging aviation applications, including unmanned aerial systems (“UAS”), such as drones and high-altitude pseudo satellites (“HAPS”). We believe our proprietary technology has the potential for broad application in electric transportation.
Our batteries and their performance specifications have been tested and validated for application by over 30 customers, including Airbus, AeroVironment, the U.S. Army and Teledyne FLIR, and we have shipped over 10,000 batteries to date, which have enabled mission critical applications. Our proprietary silicon nanowire anode structures, battery designs and manufacturing processes are defended by our portfolio of patents, trade secrets and know-how
developed over 10 years of research and development.
We currently manufacture the batteries on a
kWh-scale
manufacturing line at our headquarters in Fremont, California, where demand for our batteries exceeds our manufacturing capacity. We are working to meet the expected demand in several rapidly growing addressable markets by designing and building a large-scale manufacturing facility that can manufacture at GWh+ scale, including an automated, high-volume manufacturing line for our silicon nanowire anode.
Recent Developments
Business Combination
On May 11, 2022, Amprius entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, Amprius and Merger Sub will merge, with Amprius surviving the merger as a wholly owned subsidiary of Kensington. The Business Combination is contingent on approval by Kensington’s and Amprius’ stockholders as well as satisfaction or waiver of all other closing conditions.
The Business Combination is expected to be treated as a “reverse recapitalization” for financial statement reporting purposes with Amprius deemed to be the acquirer and Kensington deemed to be the acquiree. A reverse recapitalization does not result in a new basis of accounting. As a result, New Amprius will be the successor SEC registrant and Amprius will be its accounting predecessor, with the assets, liabilities and results of operations of Amprius becoming the historical financial statements of New Amprius. Kensington’s assets, liabilities and results of operations will be consolidated with Amprius’ beginning on the Closing Date. Operations prior to the Closing Date will be presented as those of Amprius in New Amprius’ future reports. The net assets of Kensington will be recognized at historical cost (consistent with carrying value), with no goodwill or other intangible assets recorded related to the Business Combination.
The most significant changes in New Amprius’ future reported financial position and results of operations, assuming the information set forth in the section entitled “
Frequently Used Terms
,” are expected to be an estimated $205.5 million (or $176.2 million in the “maximum redemption” scenario) net increase in cash and cash equivalents (as compared to Amprius’ balance sheet on June 30, 2022) and an estimated $204.4 million (or $175.1 million in the “maximum redemption” scenario) net increase in total stockholders’ equity (as compared to Amprius’ balance sheet on June 30, 2022). Total transaction costs are estimated to be approximately $27.6 million. See the section entitled “
Unaudited Pro Forma Condensed Combined Financial Information
.”
Upon consummation of the Merger, New Amprius will become the successor to Kensington, an
SEC-registered
and listed company, which will require New Amprius to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to use the net proceeds resulting from the Business Combination primarily to design and build a
GWh-scale
manufacturing facility and a new automated, high-volume manufacturing line for our silicon nanowire anode to increase our manufacturing capacity and meet expected customer demand. We also expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.
Known Trends, Demands, Commitments, Events, or Uncertainties Impacting Our Business
We believe that our performance and future success depends on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section entitled “
Risk Factors
.”
Establishing Manufacturing Capacity
While we have manufactured on a
kWh-scale
capacity to date, we expect to begin the process to design and build a new
GWh-scale
manufacturing facility with an automated, high-volume manufacturing line for our silicon nanowire anode using the proceeds obtained from the Business Combination. Achieving commercialization of high energy density lithium-ion
batteries will require us to make significant capital expenditures to scale our production capacity and improve our supply chain processes. Based on our current expectations, we estimate that our capital equipment expenditures will range between $120.0 million and $150.0 million to achieve 1.0 GWh per year of manufacturing capacity, and that it will take approximately two years following the Closing to start volume manufacturing. Because our silicon nanowire anode process requires different equipment than traditional anode manufacturing, our capital equipment costs are likely to be higher than equipment used for production of graphite anodes.
We have begun selection of sites for a
GWh-scale
manufacturing facility, and we will procure manufacturing equipment that allows for cathode fabrication, battery assembly, and battery testing from equipment suppliers. To achieve capacity at commercial scale, we need to establish supply relationships for necessary materials, components and equipment to mass produce the silicon nanowire technology for our prospective markets, which will allow us to develop an automated, high-volume manufacturing line to increase production volume. The capacity and timing of our future manufacturing requirements, and related capital expenditures, remain uncertain and will depend on a variety of factors, including our ability to design and construct new manufacturing sites and develop an automated, high-volume manufacturing line for our silicon nanowire anode, to mitigate supply chain constraints and manage new labor force, to utilize planned capacity in our existing facilities, and to operate in new geographic areas apart from our current headquarters. Our potential suppliers and other equipment vendors may also encounter delays, additional costs, and other obstacles in building our manufacturing line, which are currently unknown. To the extent we are unable to develop an automated, high-volume manufacturing line for our silicon nanowire anode, our ability to grow will be adversely affected. Additionally, although we have tested and validated the performance of our products on one supplier’s platform, there is uncertainty as to whether our planned manufacturing line will be successful. We expect our capital expenditures to increase each as we ramp up our manufacturing capacity and expand operations.
Reducing Costs of Manufacturing
We believe the focus on reducing the costs of our batteries on a $/kWh basis is an important factor to accelerate the demand for our batteries and the expansion of our customer base. As a result, we will continue to work to develop further and validate our manufacturing processes to enable high volume manufacturing and reduce manufacturing costs. The production of our silicon nanowire anode requires different equipment than traditional graphite anode manufacturing. Therefore, our capital equipment costs are likely to be initially higher than equipment used for the production of graphite anodes. As we scale, we believe we will benefit from reduced per-unit
fixed costs, such as overhead, labor and capital expenditures, tool utilization improvements and volume pricing for equipment and materials. We will also seek to reduce costs by optimizing material utilization, throughput and yield. This is complemented by further intentions to continue to invest in research and development to improve both battery performance and manufacturing processes. However, until we are able to successfully design and implement an automated, high-volume manufacturing line for our silicon nanowire anode and manufacture our batteries at scale, we cannot accurately forecast our manufacturing costs, which may adversely affect our ability to achieve reduced costs in our manufacturing processes.
Highly Competitive Market
Our competition includes both established manufacturers and new entrants that are developing new battery technologies and chemistries to address the growing market for electrified transportation solutions. We believe the manufacturers of these batteries will continue to invest funds, time and effort to improve the capabilities of their batteries with the recent developments of silicon batteries as a potential alternative to conventional graphite batteries. Currently, we are the only known manufacturer using a 100% silicon anode that is free of any inactive additives. We believe we are the only company in the market that has a high-performance battery that can meet the requirements of aviation applications. The EV battery industry has a limited number of commercially available batteries that meet the minimum performance specifications. This creates a fast-growing and highly competitive industry for many battery manufacturers to claim market share for commercially acceptable batteries. We believe that there is significant room for improvement in the EV industry in driving range and fast charging capabilities that our silicon nanowire technology can address. To compete in the EV industry, the reduction of manufacturing costs is a significant objective in addition to improving cycle life, increasing form factors and improving production quantity. A primary concern is that many of our competitors and potential future entrants may be better capitalized to expand production capacities, have greater resources to commercialize and have greater access to customers. As such, we may be at a competitive disadvantage and be unable to retain or grow our market share.
Product Development
We expect to continue investing in the development of battery technology with the goal of enabling commercial production after the completion of our new
GWh-scale
manufacturing facility. We continue to develop customized battery solutions and deliver standardized samples (i.e., prototypes) of batteries to industry leading manufacturers as well as the federal government. We plan to focus our research and development on the following key areas:
Improving battery life:
To continue to meet the specific needs of our customers and drive adoption of our batteries in new areas of electrified transportation and the EV space. We are working with chemical compounds as potential additives to the silane gas we use to produce our silicon nanowire anodes, which have demonstrated the potential to improve cycle life without negatively impacting other performance characteristics such as energy density.
Further improvements to energy density:
We are engaged in ongoing development activities to explore different cathode materials, including a conversion cathode, to further improve the energy density of our batteries.
Larger cell form factors:
The batteries we have developed and are developing for our customers are typically approximately
2-15Ah
for
small-sized
aircrafts. As we expand our customer base, we expect to develop larger form factor batteries for broader electric transportation applications.
As a result of these efforts, our goal is to fully realize the benefits of our silicon nanowire anode technology and develop the highest performing product in the market.
Regulatory Landscape
Amprius operates in an industry that is subject to many established environmental regulations, which have generally become more stringent over time. As we process, store, dispose of, transport, and use large amounts of hazardous materials, we are subject to laws and regulations surrounding battery safety and transportation, as well as health and production safety laws and regulations governing hazardous materials. Amprius expects that environmental regulations under the Biden administration could, if adopted, facilitate market demand and revenue growth, while other potential regulations, if adopted, could result in additional operating costs. If we fail to comply with existing and future laws and regulations, our business and results of operations could be adversely affected, such as the imposition of fines, litigation, criminal charges, sanctions by regulators, or other liabilities. As future regulatory changes are uncertain, we are unable to measure the impact of such changes on our business and our results of operations.
Global Risks
The rapid global spread of the
COVID-19
coronavirus since December 2019 has caused business disruption affecting production and sales across a range of industries. While the disruption is currently expected to be temporary, the extent of the impact of
COVID-19
on our operational and financial performance will depend on certain developments, including the duration and spread of the virus, and the impact on our customers, employees and vendors. Our customers may experience significant adverse effects on their cash flow and operations, leading to potential difficulty with purchasing and paying for our products, and therefore, a reduction in our revenues. We also experienced a 10% reduction in workforce as a result of the
COVID-19
pandemic and the related temporary closure during the year ended December 31, 2020. However, during the year ended December 31, 2021 and continuing into the first half of 2022, our workforce numbers were gradually restored, showing signs of recovery and growth of production activities and the continued flow of supply chains. From the year ended December 31, 2020 to the year ended December 31, 2021, we had a growth in our workforce of 32%. From the year ended December 31, 2021 to the six months ended June 30, 2022, our workforce grew by 7%. The ultimate outcome of the pandemic is uncertain and, accordingly, the impact on our financial condition or results of operations is also uncertain. To date, and as a result of us not commencing full-scale commercial production activities,
COVID-19
has not had a material impact on our interim unaudited condensed financial statements and audited financial statements or our liquidity. We have not materially altered any terms with contractors, suppliers, customers, other business partners or our financing sources as a result of
COVID-19.
Additionally, the military conflict between Russia and Ukraine, which began in February 2022, has had an adverse impact on the global economy and financial markets. Although our business has not been directly impacted by this ongoing military conflict, as we have no assets or operations, and we have not purchased materials from, Russia, Belarus or Ukraine, it is impossible to predict the extent to which our operations, or those of our customers, suppliers and manufacturers, will be impacted in the short and long term, or the ways in which the conflict may impact our business. The extent and duration of the military action, sanctions and resulting market disruptions and inflationary pressures are impossible to predict, but could be material.
Basis of Presentation
Our audited financial statements as of and for the years ended December 31, 2021 and 2020 and the interim unaudited condensed financial statements as of and for the six months ended June 30, 2022 and 2021 were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). We carry on our business through one operating segment. Given that Amprius, Inc., which held approximately 99.6% of the Amprius Common Stock as of August 1, 2022, has not historically prepared financial statements for Amprius, the historical results for Amprius have been prepared from the financial records of Amprius, Inc. on a carve-out
basis derived from the accounting records of Amprius, Inc. using the historical results of operations and the historical bases of assets and liabilities of our business, adjusted as necessary to conform to U.S. GAAP.
Refer to “
Critical Accounting Policies and Estimates
” for further details on certain material assumptions and judgments applied in preparing our carve-out
financial statements separate from Amprius, Inc.
Comparability of Financial Information
Our future results of operations and financial position may not be comparable to historical results as a result of the Business Combination. Following this transaction, we anticipate that we will incur higher capital expenditures related to the design and build out of our new
GWh-
scale manufacturing facility, the development of an automated, high-volume manufacturing line for our silicon nanowire anode, continued research and development efforts, compliance with regulatory matters and other general and administrative expenses, including those related to being a public company.
Components of Our Results of Operations
We currently operate a
kWh-scale
manufacturing line at our headquarters in Fremont, California. To meet the demand for our batteries, we are in the process of designing and then building a
GWh-scale
manufacturing facility, designing our automated, high-volume manufacturing line, and scaling up production. As a result, we expect our capital expenditures and working capital requirements to increase materially in the near future. Our ability in the future to generate revenue sufficient to achieve profitability will depend largely on our ability to scale production to meet the expected market demand for our products. Accordingly, the drivers of our future financial results, as well as the components of such results, may not be comparable to our historical results of operations.
Revenues
We have historically generated revenues from providing design services for the development of customized silicon-anode lithium-ion
battery technology and selling our batteries to our customers. Our contracts typically contain a single performance obligation. Revenue is recognized at the point in time when final milestones are met (i.e., a final working prototype is delivered and meets all required specifications) or when the customer obtains control of the product, which is generally upon shipment.
Cost of Revenues
Cost of revenues includes materials, direct labor, allocated depreciation expense, and other direct and indirect costs related to revenue contracts. Labor consists of personnel-related expenses such as salaries and benefits, and stock-based compensation. Stock-based compensation expense included within cost of revenues is allocated based on the proportion of time spent by personnel in relation to manufacturing batteries and fulfilling customer contracts. Cost of revenues are expected to continue to increase as we incur expenses related to the design and buildout of our
GWh-scale
manufacturing facility.
We capitalize certain costs as an asset when the costs relate directly to a customer contract, we expect to generate or enhance resources of the business from performing the contract that will be used in satisfying future performance obligations, and we expect to recover such benefits. If these three criteria are not met, we expense the costs in the period incurred. We recognize deferred costs as cost of revenues in the period when the related revenue is recognized. During the six months ended June 30, 2022 and 2021 and the years ended December 31, 2021 and 2020, cost of revenues also includes costs incurred that was in excess of the recoverable amount.
Total Cost and Expenses
We classify our operating expenses into the following two categories, which are Research and Development (“R&D”), and Selling, General and Administrative.
Research and Development Expense
R&D expenses mainly consist of salaries and benefits, including stock-based compensation expense and other related personnel costs, depreciation, contract services, materials and supplies, other expenses from outside contractors and suppliers plus an allocation of indirect costs. These costs relate to the conceptual formulation and design of preproduction experimental prototypes and models, including the cost of equipment and material for which there is no alternative future use. R&D expenses are expensed as incurred. Stock-based compensation expense included within R&D expense is allocated based on the proportion of time spent by personnel in relation to innovating and introducing new batteries to our product line.
We anticipate that R&D expenses will increase for the foreseeable future as we continue to invest in activities to enhance product capabilities, build battery prototypes that meet our customers’ specifications, and test batteries.
Selling, General and Administrative Expense
Selling, general and administrative expenses consist primarily of costs incurred for salaries and personnel-related expenses, including stock-based compensation expense, employee compensation for support functions, outside contractor and professional service fees, audit and compliance expenses, legal, accounting and other advisory services, as well as allocated facilities and information technology costs including depreciation. Stock-based compensation expense included within selling, general and administrative expense is allocated based on the proportion of time spent by personnel in relation to marketing, administrative and corporate services.
We expect that our selling, general and administrative expenses will increase due to our operations as a public company, including expenses related to compliance with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as increased expenses for insurance (including director and officer insurance), investor relations activities and other administrative and professional services such as accounting, legal, regulatory and tax.
Other Income (Expense), Net
Other income and expenses, net consists of interest expense, miscellaneous income and non-operating
expenses.

Gain on Forgiveness of PPP Loan
Gain on forgiveness of PPP Loan consists of a gain resulting from the forgiveness in June 2021 of both the outstanding principal and accrued interest related to a loan received from the Paycheck Protection Program (the “PPP Loan”).
Provision for Income Taxes
Our income tax provision consists of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in the tax law. We maintain a valuation allowance against the full value of our U.S. and state net deferred tax assets because we believe the recoverability of the tax assets is not more likely than not. Given we have historically filed combined U.S. federal income tax returns with Amprius, Inc., the income tax expense included in the financial statements has been calculated following the separate return method, as if we were a stand-alone enterprise and a separate taxpayer for the periods presented. As a result, actual tax transactions included in the consolidated financial statements of Amprius, Inc. may not be included in our financial statements.
Concurrently with the execution of the Business Combination Agreement, Amprius and Amprius, Inc. entered into the Tax Sharing Agreement. See the section entitled “
Certain Agreements Related to the Business Combination—Tax Sharing Agreement
.” The Tax Sharing Agreement generally provides that, with respect to any U.S. federal consolidated group of which Amprius, Inc. and Amprius are members, Amprius, Inc. will be responsible for and will indemnify Amprius for the tax liability of such group. In addition, Amprius, Inc. will be responsible for and will indemnify Amprius for state taxes of any consolidated, combined or unitary tax group for state tax purposes that includes Amprius, Inc. and Amprius. The Tax Sharing Agreement also provides that Amprius, Inc. will generally control any tax returns and any tax audits or other proceedings for the taxes addressed by the Tax Sharing Agreement. The Tax Sharing Agreement terminates on the termination of the Business Combination Agreement. We do not expect the Tax Sharing Agreement to have a material impact on the results of our operations on a go-forward
basis.

Results of Operations
Comparison of the Six Months Ended June 30, 2022 and 2021
The following table summarizes our results of operations for the six months ended June 30, 2022 and 2021 (in thousands):

	Six Months Ended June 30,		Change
	2022	2021	$	%
Revenues	$2,801	$1,226	$1,575	128%
Cost of revenues	5,230	3,004	2,226	74%

Gross loss	(2,429)	(1,778)	(651)	37%

Research and development	820	651	169	26%
Selling, general and administrative	3,822	1,354	2,468	182%

Total operating expenses	4,642	2,005	2,637	132%

Loss from operations	(7,071)	(3,783)	(3,288)	87%

Other income (expense), net
Interest expense	—	—	—	0%
Gain on extinguishment of notes payables	—	743	(743)	(100%)
Other income (expense), net	39	(13)	52	400%

Total other income (expense), net	39	(730)	(691)	(95%)

Net loss	$(7,032)	$(3,053)	$(3,979)	(130%)

As stock-based compensation is a key factor in the discussion of our Results of Operations for the six months ended June 30, 2022 and 2021, the below table illustrates the impact of stock-based compensation on the expense categories to which the total is allocated (in thousands):

	Six Months Ended June 30,		Change
	2022	2021	$	%
Cost of revenues	$232	$164	$68	41%
Research and development	13	4	9	225%
Selling, general and administrative	1,101	211	890	422%

	$1,346	$379	$967	255%

Revenues
Total revenues increased by $1.6 million, or 128%, to $2.8 million for the six months ended June 30, 2022 compared to $1.2 million for the six months ended June 30, 2021. The increase is primarily driven by an increase in design service revenue by $0.9 million to $1.5 million for the six months ended June 30, 2022, compared to $0.6 million for the six months ended June 30, 2021, due to the completion of projects in the first six months of 2022. We additionally experienced an increase in revenue by $0.7 million due to $1.3 million in battery shipments for the six months ended June 30, 2022, compared to $0.6 million for the six months ended June 30, 2021. This increase is consistent with our increase in commercially available products.
Cost of Revenues
Cost of revenues increased by $2.2 million, or 74%, to $5.2 million for the six months ended June 30, 2022, compared to $3.0 million for the six months ended June 30, 2021. This increase is primarily related to

$1.1 million of costs incurred and deferred during the year ended December 31, 2021 to fulfill two design service contracts, which were completed and recognized as cost of revenue during the six months ended June 30, 2022. Additionally, our second manufacturing line went into service during July 2021, which created additional capacity to produce more batteries. This resulted in a $0.7 million increase in payroll costs due to a higher number of employees to address our additional capacity requirements, a $0.1 million increase in depreciation expense from the use of the new manufacturing line, and a $0.2 million increase in material costs and tools used in production. The increase is also the result of a $0.1 million increase in stock-based compensation due to an increase in options granted during the fourth quarter of 2021.
Research and Development Expense
Research and development expenses increased by $0.2 million, or 26%, to $0.8 million for the six months ended June 30, 2022, compared to $0.7 million for the six months ended June 30, 2021. This increase is primarily driven by costs incurred for research and development activities under a cost-sharing design service contract with a customer, as well as a slight increase in research and development activities for the six months ended June 30, 2022 compared to the six months ended June 30, 2021.
Selling, General and Administrative Expense
Selling, general and administrative expense increased by $2.5 million, or 182%, to $3.8 million for the six months ended June 30, 2022, compared to $1.3 million for the six months ended June 30, 2021. The increase is driven by a $1.6 million increase in payroll-related costs, including an increase of $0.7 million in salaries and bonuses and $0.9 million increase in stock-based compensation expense. The payroll-related costs were the result of an increase in headcount in our finance and business development departments by three personnel as we prepare to function as a public entity. In connection with the Business Combination, the increase included $0.7 million, in the 2022 period, of consultant-related expenses for external consultants to support our accounting and finance functions. The increase is also driven by a $0.1 million increase in legal costs for general corporate matters, and a $0.1 million increase in advertising and promotional costs. Our stock-based compensation expense increased as a result of 3.2 million option awards granted during the last three quarters of 2021, and 2.5 million option awards granted during the six months ended June 30, 2022. The expense related to these recent grants is higher than the prior period as the grant date fair value has increased with the increases in the valuation of our common stock due to the interpolated value between the grant date valuation and the implied stock value from our Business Combination.

Comparison of the Years Ended December 31, 2021 and 2020
The following table summarizes our results of operations for the years ended December 31, 2021 and 2020 (in thousands):

	Year Ended December 31,		Change
	2021	2020	$	%
Revenues	$2,772	$4,679	$(1,907)	(41%)
Cost of revenues	7,101	6,695	406	6%

Gross loss	(4,329)	(2,016)	(2,313)	115%

Research and development	1,450	1,330	120	9%
Selling, general and administrative	4,844	4,103	741	18%

Total operating expenses	6,294	5,433	861	16%

Loss from operations	(10,623)	(7,449)	(3,174)	43%

Other income (expense), net
Interest expense	—	(5)	5	(100%)
Gain on forgiveness of PPP Loan	743	—	743	100%
Other income (expense), net	(16)	36	(52)	(144%)

Total other expense, net	727	31	696	2,245%

Net loss	$(9,896)	$(7,418)	$(2,478)	33%

As stock-based compensation is a key factor in the discussion of our Results of Operations for the years ended December 31, 2021 and 2020, the below table illustrates the impact of stock-based compensation on the expense categories to which the total is allocated (in thousands):

	Year Ended December 31,		Change
	2021	2020	$	%
Cost of revenues	$693	$27	$666	2,467%
Research and development	233	7	226	3,229%
Selling, general and administrative	1,547	48	1,499	3,123%

	$2,473	$82	$2,391	2,916%

Revenues
Total revenues decreased by $1.9 million, or 41%, to $2.8 million for the year ended December 31, 2021 compared to $4.7 million for the year ended December 31, 2020. Our revenue from design services decreased by $2.3 million, or 59%, for the year ended December 31, 2021, $1.7 million of the decrease of which is attributable to the completion of certain prototypes for a large customer in 2020 and $0.6 million of the decrease is attributable to revenue recognized in 2020 from the completion of a contract with a division of the federal government. The decrease in revenue was partially offset by an increase in revenues from battery shipments of $0.4 million for the year ended December 31, 2021 primarily due to sales of additional batches of standardized batteries to a commercial customer for whom we previously completed a prototype, as well as the opening of our second manufacturing line during July 2021, which increased our production capacity.
Cost of Revenues
Cost of revenues increased by $0.4 million, or 6%, to $7.1 million for the year ended December 31, 2021, compared to $6.7 million for the year ended December 31, 2020. This increase is primarily related to higher payroll and stock-based compensation costs of $0.7 million due to a higher number of employees to address our additional capacity requirements from our second manufacturing line that went into service during July 2021. Additionally, depreciation expense increased by $0.1 million from the use of the new manufacturing line. The increase is offset by a decrease of $0.4 million due to deferral of costs incurred to fulfill design services contracts expected to be completed in the future periods.
Research and Development Expense
R&D expense increased by $0.1 million, or 9%, to $1.5 million for the year ended December 31, 2021, compared to $1.4 million for the year ended December 31, 2020. This increase is due to additional stock-based compensation for personnel directly involved with R&D activities during the last quarter of 2021. Additionally, higher labor costs allocated to R&D activities were incurred as a result of increased headcount related to increased efforts as we continue to invest in developing our technology.
Selling, General and Administrative Expense
Selling, general and administrative expense increased by $0.7 million, or 18%, to $4.8 million for the year ended December 31, 2021, compared to $4.1 million for the year ended December 31, 2020. The increase is primarily due to a $2.2 million increase in payroll-related costs, including an increase of $0.7 million in salaries, bonus and fringe benefits, and an increase of $1.5 million in stock-based compensation expense. The payroll-related costs were the result of an increase of headcount in our finance and business development departments by three personnel during the second half of the year ended December 31, 2021 as we prepare to function as a public entity. Our stock-based compensation expense increased as a result of option awards granted to employees during the last three quarters of 2021 that incorporated an increased grant date fair value due to increases in the valuation of our common stock compared to prior periods. Additionally, we incurred additional costs of $0.3 million for recruiting and placement costs for talent acquisitions and $0.4 million for contract labor and accounting, finance and advisory consultants to prepare for the reporting requirements of a public entity. The increase of selling, general and administrative expense also incorporates an increase of $0.1 million in common area maintenance costs associated with our rented facilities. These increases were offset by a decrease of $2.3 million in legal costs. The majority of the legal costs incurred were related to a patent infringement claim filed against us in August 2019, which led to a large increase in legal costs during the year ended December 31, 2020. Total legal costs of $3.0 million were incurred during the year ended December 31, 2020, of which $2.8 million related to the settlement of the claim, while during the year ended December 31, 2021, $0.7 million in total legal costs were incurred, of which $0.1 million was related to the settlement of the claim.
Gain on Forgiveness of PPP Loan
Gain on forgiveness of PPP Loan was $0.7 million for the year ended December 31, 2021 due to the forgiveness of the PPP Loan in June 2021.
Liquidity and Capital Resources
Sources and Uses of Liquidity
Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt service, acquisitions, contractual obligations and other commitments. We assess liquidity in terms of our cash flows from operations and their sufficiency to fund our operating and investing activities. To meet our contractual obligations, we must continually have sufficient highly liquid assets.
We have incurred net losses to date. For the six months ended June 30, 2022, we incurred a net loss of $7.0 million. For the years ended December 31, 2021 and 2020, we incurred net losses of $9.9 million and $7.4 million, respectively. We expect to incur additional losses and increased expenses in future periods, including those associated with the design and build out of our
GWh-scale
manufacturing facility, continued research and development efforts, increased employee headcount and other expenses related to becoming and continuing as a public company.
To date, we have financed our operations primarily through capital contributions from Amprius, Inc. and revenue generated from operations. Following the Closing, we do not expect to receive additional capital contributions from Amprius, Inc. as we expect to rely on the cash on hand from the Business Combination. Our ability to become profitable is dependent upon future events, including obtaining adequate financing to fund our business plan, completing the design and build out of our
GWh-scale
manufacturing facility, obtaining adequate supplier relationships, building our customer base, successfully executing our business and marketing strategy and hiring appropriate personnel.
We expect our capital expenditures and working capital requirements to increase materially in the near future. We currently operate a
kWh-scale
manufacturing line at our headquarters in Fremont, California. To meet the demand for our batteries, we are in the process of designing and then building a
GWh-scale
manufacturing facility. Based on our current expectations, we estimate that our capital equipment expenditures will range between $120.0 million and $150.0 million to achieve 1.0 GWh per year of manufacturing capacity, and that it will take approximately two years following the Closing to start volume manufacturing. We plan to build in a modular form where we can incrementally increase our manufacturing capacity until we achieve approximately 0.5 to 1.0 GWh per year of manufacturing capacity and then to further expand as needed through a Copy Exact methodology. We believe that our cash on hand following the Closing (assuming the Minimum Cash Condition is satisfied) will be sufficient to meet our working capital and capital expenditure requirements for a period of at least twelve months from the date of this proxy statement/prospectus. We may, however, need additional cash if the Minimum Cash Condition is not satisfied and/or if there are material changes to our business conditions or other developments, including unanticipated delays in the development of our high-volume manufacturing line, supply chain challenges, disruptions due to the
COVID-19
pandemic, competitive pressures, and regulatory developments.
To the extent that our resources are insufficient to satisfy our cash requirements, we may need to seek additional equity or debt financing, including but not limited to, through a committed equity facility. If the financing is not available, or if the terms of financing are less desirable than we expect, we may be forced to take actions to reduce our capital or operating expenditures, including by reducing or delaying our production facility expansion, which may adversely affect our business, operating results, financial condition and prospects. For example, because we expect to expand through a Copy Exact methodology, to the extent we have less cash than expected following the Business Combination and additional financing is unavailable on acceptable terms, we expect that we would reduce the initial production capacity of our large scale facility and thereafter add capacity as appropriate. Any such reduction or delay may have an adverse impact on our business plan and our results of operations.
In the event the Business Combination is not consummated, we will have to develop and implement a plan to further extend payables, reduce overhead, and scale back our current business plan until sufficient additional capital is raised to support further operations. We believe that in the absence of the Business Combination or additional equity or debt financing, the Company’s cash on hand will not be sufficient to fund operations and meet obligations as they come due within one year from the date of this proxy statement/prospectus. These factors raise substantial doubt about our ability to continue operating as a going concern. For more information about risks related to our business, including those related to our ability to secure additional financing and our ability to continue operating as a going concern, please see the section entitled “
Risk Factors—Risks Related to Amprius
.”
Contractual and Other Obligations
We had operated under a space and facility sharing arrangement, categorized as an operating lease, with Amprius, Inc. in Fremont, California. Pursuant to the agreement, Amprius used equipment owned by and space leased by Amprius, Inc. in our operations. The current lease has an expiration date of June 30, 2024, with a single option to extend the lease for 60 months, which we are reasonably certain to exercise on behalf of Amprius, Inc. Effective May 1, 2022, we assumed this lease, which was initially entered into by Los Altos Fields, LLC and Amprius, Inc., and, as a result of the assignment, the space and facility sharing arrangement was terminated. Our expected minimum lease payments through June 30, 2024 are $1.1 million. If we elect to extend the lease, the additional expected minimum lease payments would be $3.1 million through June 30, 2029. See Note 10 “Leases” to the accompanying interim unaudited condensed financial statements of Amprius as of and for the six months ended June 30, 2022 and Note 11 “Commitments and Contingencies” to the accompanying audited financial statements of Amprius as of and for the year ended December 31, 2021 included elsewhere in this proxy statement/prospectus for further information.
We also enter into other contracts in the normal course of business with various vendors that generally provide for contract termination following a certain notice period. These contracts generally do not contain any minimum purchase commitments. Payments due upon cancellation under these contracts generally consist only of payments for services provided, expenses incurred up to the date of cancellation and de minimis termination penalties.
Cash Flows
The following table summarizes our cash flows from operating, investing and financing activities for the periods presented (in thousands):

	Six Months Ended June 30,		Year Ended December 31,
	2022	2021	2021	2020
Net cash used in operating activities	$(5,492)	$(4,688)	$(8,016)	$(5,044)
Net cash used in investing activities	(194)	(258)	(609)	(527)
Net cash (used in) provided by financing activities	(227)	4,996	20,112	5,573

Net changes in cash and cash equivalents	$(5,913)	$50	$11,487	$2

Cash Flows Used in Operating Activities
Comparison of the Six Months Ended June 30, 2022 and 2021
Our cash flows used in operating activities to date have been primarily comprised of various personnel expenses related to expanding our business, as well as costs to support our increased production capacity related to our second manufacturing line that was placed into service in July 2021. We expect our expenses related to personnel, research and development and selling, general and administrative activities to increase to support our transition into a public company, as well as to support our plans to increase manufacturing capacity from the second manufacturing line.
Net cash used in operating activities during the six months ended June 30, 2022 was $5.5 million, consisting primarily of our net loss of $7.0 million, adjusted for positive non-cash
adjustments of $2.4 million and cash used by changes in our operating assets and liabilities of $0.9 million. The non-cash
adjustments were primarily driven by $1.3 million in stock-based compensation expense and $0.7 million in depreciation expense. Net cash used by changes in our operating assets and liabilities of $0.9 million was primarily driven by a decrease of $0.7 million in deferred revenue attributed to the recognition of revenue from two major customer contracts, an increase of $0.2 million in accounts receivable attributable to one commercial customer, and a decrease of $0.2 million in operating lease liabilities. These outflows were primarily offset by a decrease of $0.2 million in deferred costs, which was due to deferred costs being recognized as cost of revenues upon completion of the related design services contracts.

Net cash used in operating activities during the six months ended June 30, 2021 was $4.7 million, consisting primarily of our net loss of $3.1 million, adjusted for positive non-cash
adjustments of $0.3 million and cash used by changes in our operating assets and liabilities of $2.0 million. The non-cash
adjustments were primarily driven by $0.6 million in depreciation expense. This was offset by a $0.7 million gain on forgiveness of the PPP loan in June 2021. Net cash used by changes in our operating assets and liabilities of $2.0 million was predominantly driven by a decrease of $1.7 million in accounts payable due to the payment of a significant portion of our legal obligations during the six months ended June 30, 2021. Additionally, we experienced an increase of $0.6 million in deferred costs primarily attributable to capitalized costs for design services contracts with two major customers. These outflows were primarily offset by a $0.2 million increase in deferred revenue from amounts invoiced as progress payments in advance of revenue recognition for the same two design services contracts that resulted in the increased deferred costs.
Comparison of the Years Ended December 31, 2021 and 2020
Net cash used in operating activities during the year ended December 31, 2021 was $8.0 million, as opposed to $5.0 million in the year ended December 31, 2020.
Net cash used in operating activities during the year ended December 31, 2021 was $8.0 million, consisting primarily of our net loss of $9.9 million, adjusted for positive non-cash
adjustments of $3.4 million and cash used by changes in our operating assets and liabilities of $1.5 million. The non-cash
adjustments were primarily driven by $2.5 million in stock-based compensation expense and $1.4 million in depreciation expense, which were offset by $0.7 million from a gain on forgiveness of PPP Loan. Net cash used by changes in our operating assets and liabilities of $1.5 million was driven primarily by an increase in deferred costs of $1.5 million primarily attributed to design services contracts that were expected to be completed in the future. We also experienced a decrease of $1.8 million in accounts payable due to the payment of a significant portion of our payables during the six months ended June 30, 2021. The outflows were offset by a $1.2 million increase in deferred revenue primarily attributed to amounts invoiced as progress payments in advance of revenue recognition for federal government contracts that were to be completed during the six months ended June 30, 2022. In addition, the outflows were offset by a $0.5 million increase in accrued liabilities primarily attributed to higher payroll accruals to be paid as a result of headcount increases during the year ended December 31, 2021.
Net cash used in operating activities during the year ended December 31, 2020 was $5.0 million, consisting primarily of our net loss of $7.4 million, adjusted for positive non-cash
adjustments of $1.4 million and cash provided by changes in our operating assets and liabilities of $1.0 million. The non-cash
adjustments were primarily driven by $1.2 million in depreciation expense. Net cash provided by changes in our operating assets and liabilities of $1.0 million was predominantly driven by an increase in accounts payable of $1.8 million significantly comprised of the payment of the accrual related to our patent infringement claim filed against us in August 2019. The inflow was offset by a decrease of $0.7 million in accrued liabilities primarily attributed to the settlement of $1.0 million for a patent infringement claim filed against Amprius, Inc. in August 2019 covering two of our technologies, the silicon nanowire anode and the silicon composite anode, that had been initiated in the previous year. Additionally, the inflow was offset by an increase of $0.1 million in inventory primarily attributed to the completion of a limited number of batteries to be sold in current contracts that were finalized during the six months ended June 30, 2021.
Cash Flows Used in Investing Activities
Comparison of the Six Months Ended June 30, 2022 and 2021
Net cash used in investing activities during the six months ended June 30, 2022 was $0.2 million, in comparison to $0.3 million in the six months ended June 30, 2021, as purchases in property and equipment remained relatively consistent period over period.

Comparison of the Years Ended December 31, 2021 and 2020
Net cash used in investing activities during the year ended December 31, 2021 was $0.6 million, in comparison to $0.5 million in the year ended December 31, 2020, as purchases in property and equipment remained relatively consistent year over year.
Cash Flows (Used in) Provided by Financing Activities
We currently finance our operations primarily through contributions from Amprius, Inc.
Comparison of the Six Months Ended June 30, 2022 and 2021
Net cash used in financing activities during the six months ended June 30, 2022 was $0.2 million, as compared to net cash provided by financing activities of $5.0 million in the six months ended June 30, 2021. The decrease in net cash provided by financing activities was due to a $4.5 million reduction in capital contributions from Amprius, Inc. and an increase of $0.7 million in cash paid for financing costs related to the Business Combination.
Comparison of the Years Ended December 31, 2021 and 2020
Net cash provided by financing activities during the year ended December 31, 2021 was $20.1 million, as compared to $5.6 million during the year ended December 31, 2020. The increase in cash provided by financing activities was primarily due to a $15.3 million increase in capital contributions from Amprius, Inc. Additionally, there were no new loans obtained for financing during the year ended December 31, 2021, as opposed to $0.7 million in proceeds received during the year ended December 31, 2020 when the PPP Loan was obtained.
Off-Balance Sheet Arrangements
We are not a party to any
off-balance
sheet arrangements, including guarantee contracts, retained or contingent interests, or unconsolidated variable interest entities that either have, or are reasonably likely to have, a current or future material effect on our financial statements.
Related Party Transactions
We entered into related party transactions with Amprius, Inc. in the ordinary course of business. On February 27, 2017, we entered into the Intercompany Services Agreement with Amprius, Inc., pursuant to which Amprius, Inc. agreed to provide certain services to us, including financial and external reporting services, tax and general accounting services, engineering services, legal and patent-related services, services related to business development, information technology and human resources and other administrative services. The cost attributable to Amprius is calculated using a percentage allocation of total cost incurred. For the one month ended January 31, 2022 and the years ended December 31, 2021 and 2020, the fee for Amprius, Inc.’s services pursuant to the Intercompany Services Agreement was 25% of total costs incurred by Amprius, Inc. in connection with the services provided under the agreement. From February 2022, the fee for Amprius, Inc.’s services pursuant to the Intercompany Services Agreement was 100% of total costs incurred by Amprius, Inc. in connection with the services provided under the agreement. The Intercompany Services Agreement is expected to be terminated in connection with the Closing. Allocated services costs amount to $0.7 million and $0.2 million for the six months ended June 30, 2022 and 2021, respectively, including costs related to stock-based compensation. Allocated services costs amount to $1.4 million and $0.4 million for the year ended December 31, 2021 and 2020, respectively, including costs related to stock-based compensation. The service costs allocated to us were accounted for as capital contributions by Amprius, Inc. to Amprius.
Amprius, Inc. also contributes capital to support our operations. Amprius, Inc. provided $0.8 million and $5.1 million in capital contributions during the six months ended June 30, 2022 and 2021, respectively, in addition to the amounts allocated to us under the Intercompany Services Agreement. Amprius, Inc. made capital contributions of $20.2 million and $4.5 million in capital contributions during the year ended December 31, 2021 and 2020, respectively, in addition to the amounts allocated to us under the Intercompany Services Agreement.
Additionally, we purchased and may continue to purchase raw materials and development materials from Amprius Nanjing and Amprius (Wuxi) Co., Ltd. (“Amprius Wuxi”), two former subsidiaries of Amprius, Inc. In early 2022, ownership of each of these entities was transferred to the Amprius, Inc. stockholders so that each could pursue its business separately. Following the spin-offs, Dr. Sun, our Chief Executive Officer and a member of the Amprius Board, has continued to serve on the boards of each of these entities and their respective holding companies. For the six months ended June 30, 2022 and 2021, such purchases recorded as cost of revenues totaled $0.1 million for both periods. For the year ended December 31, 2021 and 2020, such purchases recorded as cost of revenues totaled $0.3 million and $0.4 million, respectively. There is no commitment on either party to continue such sales, and such materials are widely available and may be sourced elsewhere.
For more information regarding our related party transactions, see Note 12 “Related Party Transactions” to the accompanying interim unaudited condensed financial statements as of and for the six months ended June 30, 2022 and see Note 12 “Related Party Transactions” and Note 14 “Subsequent Events” to the audited financial statements as of and for the year ended December 31, 2021 included elsewhere in this proxy statement/prospectus.
Emerging Growth Company Status
We expect to be an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding
advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We expect to remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of New Amprius Common Stock that are held by non-affiliates
equals or exceeds $700.0 million as of the prior June 30th, or (2) the date on which we have issued more than $1.0 billion in non-convertible
debt securities during the prior three-year period.
Following the closing of the Business Combination, New Amprius expects to elect to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that New Amprius (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. New Amprius expects to elect to continue to utilize the extended transition period. As a result, New Amprius’ financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. The JOBS Act does not preclude an emerging growth company from adopting a new or revised accounting standard earlier than the time that such standard applies to private companies. New Amprius expects to use the extended transition period for any other new or revised accounting standards during the period in which it remains an emerging growth company.
Critical Accounting Policies and Significant Management Estimates
Our management’s discussion and analysis of our financial condition and results of operations is based on our audited financial statements and interim unaudited condensed financial statements included elsewhere in this proxy statement/prospectus, that have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported income (loss) generated, and expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material. While our significant accounting policies are more fully described in Note 2 to our audited financial statements and our interim unaudited condensed financial statements, each included elsewhere in this proxy statement/prospectus, we believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates and have a more significant impact on our financial statements due to the size of the financial statement elements and prevalence of their application.
The following is a summary of some of the more critical accounting policies and estimates.
Basis of Presentation
As Amprius, Inc. has historically prepared financial statements for us, our financial statements have been prepared from the financial records of Amprius, Inc. on a carve-out
basis derived from the accounting records of Amprius, Inc. using the historical results of operations and our historical bases of assets and liabilities, adjusted as necessary to conform to U.S. GAAP.
More specifically, the balance sheets include all our legal assets, those assets provided by Amprius, Inc., and both liabilities incurred by us and allocated from Amprius, Inc. The statements of operations for each of the periods presented reflect all expenses and activities directly attributable to us, as well as an allocation of Amprius, Inc.’s general and administrative expenses. We did not share facilities or costs with the other three operating subsidiaries with the exception of expenses at the Amprius, Inc. holding company level for the payroll related expenses for two executive employees of Amprius, Inc. and other legal, tax, insurance and accounting fees which were not identifiable as related to a specific subsidiary (“Shared Expenses”). Amprius, Inc.’s executives supported the subsidiary group with governance, management, and investor relations. The Shared Expenses were allocated based on the time incurred by Amprius, Inc.’s executives to support each subsidiary as other metrics such as revenue, headcount or assets had no correlation to the services provided to the subsidiaries. Prior to the distribution of the subsidiaries of Amprius, Inc. in late January and early February 2022, the general and administrative expenses were allocated to each subsidiary, including us. After such subsidiary distribution, costs incurred by Amprius, Inc. on behalf of us were wholly allocated to us as the only remaining subsidiary.
During all periods presented, our operations were funded by Amprius, Inc. The source of financing consisted of proceeds received by Amprius, Inc. from its issuance of preferred stock.
We believe the expense allocation methodology and results are reasonable and consistently applied for all comparative periods presented. However, these allocations may not be indicative of the actual expenses that would have been incurred by an independent company or of the costs to be incurred in the future. The financial statements may not be indicative of our future performance and do not necessarily reflect what the financial position, results of operations, and cash flows would have been had we operated as a standalone company during the periods presented.
Revenue Recognition
We recognize revenue under ASC Topic 606,
Revenue from Contracts with Customers
(“ASC 606”), when a customer obtains control of promised goods or services in an amount that reflects the consideration which we expect to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, we perform the following five steps:

1.	Identification of the contract(s) with a customer;
A contract is defined as an agreement between two or more parties that creates enforceable rights and obligations. We generally enter into fixed-price agreements with our customers which outline the terms of the business relationship between the parties. Additionally, we may receive purchase orders from customers or enter into statements of work that indicate pricing, performance and delivery obligations, progress payments (if any) and the timing for each transaction.
We account for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of the consideration is probable. At contract inception, we also evaluate prior incomplete contracts to determine whether the contract with the customer should be combined and accounted for as a single contract with any prior contract.

2.	Identification of the performance obligations in the contract;
The promises within each contract for customization design services may vary depending on the customer requirements. However, those contracts contain promises which generally include (a) custom battery design to conform with customer requirements, (b) design progress reporting, (c) development of preliminary batteries, (d) testing of battery design and performance, and (e) delivery of final battery prototypes that meet pre-defined
customer specifications along with test results of the delivered batteries. Those promises are generally inputs to a combined output to deliver a single final prototype battery and are therefore accounted for as a single performance obligation.
Contracts for standard battery products for commercial sales are generally ready-made with no customization. Within these contracts, each battery product is a distinct performance obligation.

3.	Determination of the transaction price, including the constraint on variable consideration
Payment terms for our contracts are generally based on the achievement of defined milestones. Since revenue is generally recognized at the point in time when control transfers to the customer upon final delivery of the prototype battery or completion of the service at the end of the contract as discussed below in Step 5—
Recognize revenue when, or as, a performance obligation is satisfied
, the variable consideration is not considered to be constrained at the inception of the contract and the transaction price equals the cumulative payments to which we are entitled at the end of the contract.
We elected to use the practical expedient to disregard the effect of the time value of money in a significant financing component when its payment terms are less than one year. In cases when there is a period of more than one year, we only adjust the transaction price when the financing component is significant and beyond the mitigating effect of the progress payments.

4.	Allocation of the transaction price to the performance obligations in the contract
The transaction price is allocated to the performance obligations. Our contracts generally contain a single performance obligation; therefore, allocation is not necessary.

5.	Recognition of revenue when, or as, performance obligations are satisfied.

Under our customized design services contracts, control generally transfers upon the completion of the battery design and delivery of the final prototype batteries. For follow-on
orders and standalone commercial sales of standard battery products to customers, control generally transfers upon shipment of the product.
Under ASC 606, assuming all other revenue recognition criteria have been met, we will recognize revenue for arrangements upon the transfer of control of our performance obligations to our customers.
We generate revenue from both our contracts for customization design services for the development of silicon-anode lithium-ion
battery technology and delivery of prototypes as well as providing finished battery products to our customers. Payment terms for our contracts are generally based on defined milestones. The customization design services generally provide design and development efforts to configure our existing battery technology towards a customer’s required specifications. The development of these battery prototypes is a single performance obligation as the individual customization activities performed through delivery of the prototype batteries are not distinct. Revenue is recognized at the point in time when control transfers to the customer upon final delivery of prototype batteries or completion of the defined service. We recognize revenue from follow-on
orders and standalone commercial sales of battery products to customers at the point in time that control of the battery product has been transferred to the customer which is generally upon shipment.
Leases
On January 1, 2022, we adopted ASC 842,
Leases
(“ASC 842”). For more information, refer to Note 2 “Summary of Significant Accounting Policies” to our interim unaudited condensed financial statements as of and for the six months ended June 30, 2022. As a result, reporting periods beginning in the first half of 2022 are presented under ASC 842.
Upon adoption of ASC 842, we recorded our operating lease on the consolidated balance sheet as an operating right of use asset, current portion of operating lease liability and non-current
operating lease liability. Operating lease liabilities are initially recognized based on the net present value of the fixed portion of our lease components through the lease term. To calculate the net present value, we apply an incremental borrowing rate (“IBR”). The determination of the IBR requires complex judgment, and it involves using a portfolio approach based on the rate of interest we would pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term. We recognize operating lease assets based on lease liabilities and initial direct costs, less any tenant allowance incentives. We test operating lease assets for impairment in the same manner as long-lived assets and include the related operating lease liability and operating lease payments in our analysis.
Stock-Based Compensation
We measure stock options and other stock-based awards granted to qualified employees, directors and contract workers based on their fair value on the date of grant and recognize compensation expense of those awards over the requisite service period. We recognize the impact of forfeitures on stock-based compensation expense as forfeitures occur. We apply the straight-line method of expense recognition.
Prior to the formation and incorporation of Amprius, qualified employees, directors and contract workers participated in Amprius, Inc.’s equity incentive plan, including stock option awards. For those employees, directors and contract workers who were transferred to us or continued to provide services to us and previously received awards under Amprius, Inc.’s equity incentive plan, costs of those awards are recorded as share-based compensation and a corresponding contribution from Amprius, Inc. based on the grant date fair value of the awards. Stock-based compensation expense attributable to grants made under Amprius, Inc.’s stock plan totaled $0.2 million and $0.1 million for the six months ended June 30, 2022 and 2021, respectively, and $1.5 million and $0.1 million during the years ended December 31, 2021 and 2020, respectively. Upon incorporation, we established our 2016 equity incentive plan separate from the equity incentive plan of Amprius, Inc. Certain qualified employees, directors and contract workers of Amprius, Inc. have received stock option awards under our equity incentive plan. We recorded the cost of the share-based compensation of these awards.
We estimate the fair value of each stock option grant on the date of grant using the Black-Scholes option-pricing model, which requires the use of highly subjective assumptions including:

•
Expected Term
—The expected term of stock options represents the period that our share-based awards are expected to be outstanding. As we do not have sufficient historical experience for determining the expected term, the expected term has been derived based on the simplified method for awards that qualify as plain-vanilla options.

•
Expected Volatility
—As we are privately held, there is no observable market for our common stock, and accordingly, expected volatility has been estimated based on the volatilities of similar publicly-traded companies.

•	Risk-Free Interest Rate —We base the risk-free interest rate on the implied yield available on the U.S. Treasury zero coupon issues with a remaining term equivalent to the expected term of the option.

•
Expected Dividend
—The expected dividend assumption is based on our current expectations about our anticipated dividend policy. We have not paid dividends since inception and currently do not anticipate a dividend.

Common Stock Valuations
We record stock-based compensation for grantees based on the common stock valuations of our common stock or the common stock of Amprius, Inc., as applicable. We record stock-based compensation based on the valuation of Amprius, Inc.’s common stock as outlined in the Critical Accounting Policy for “Stock-Based Compensation” above.
As there has been no public market for our common stock and Amprius, Inc.’s common stock to date, the estimated fair value of our common stock and Amprius, Inc.’s common stock has been determined by the respective board of directors, or compensation committee thereof, as of the date of each option grant, with input from management, considering the most recently available third-party
valuations of common stock and the respective board of directors’ assessment of additional objective and subjective factors that it believed were relevant and which may have changed from the date of the most recent valuation through the date of the grant.
These
third-party
valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide,
Valuation of Privately
-Held
-Company
Equity Securities Issued as Compensation
(the “Practice Aid”). The Practice Aid identifies various available methods for allocating the enterprise value across classes of capital stock in determining the fair value of our common stock at each valuation date.
In accordance with the Practice Aid, the
probability-weighed
expected return method (“PWERM”) and the Option Pricing Method (“OPM”) were the most appropriate methods for determining the fair value of our common stock and Amprius, Inc.’s common stock based on our stage of development and other relevant factors. The valuation of Amprius and Amprius, Inc. as of December 2020 were based on the Discounted Cash Flow Method, and the analyses as of March 2022 contemplated the Hybrid Method, which is a combination of the PWERM and the OPM to allocate the value to the securities based, in part, on the terms of Amprius, Inc.’s most recent financing—the Series
E-2
convertible preferred stock financing completed in June 2021.

In addition to considering the results of the
third-party
valuations, the respective board of directors considered various objective and subjective factors to determine the fair value of such common as of each grant date, including:

•
the rights, preferences, and privileges of Amprius, Inc.’s preferred securities as compared to those of our common stock and Amprius, Inc.’s common stock, including liquidation preferences of Amprius, Inc.’s preferred stock;

•	stage of development;

•	external market conditions affecting the industry and trends within the industry, including a review of the performance and metrics of guideline public companies;

•	the respective company’s financial position, including cash on hand, and historical and forecasted performance and operating results;

•	the lack of an active public market for such common stock and Amprius, Inc.’s preferred stock;

•	the likelihood of achieving a liquidity event, such as a Special Purpose Acquisition Company (“SPAC”) transaction or sale of our company in light of prevailing market conditions; and

•	an analysis of initial public offerings and the market performance of similar companies in the industry.
Valuation of Amprius Technologies, Inc.
Our valuations were performed using the OPM, PWERM or the Hybrid Method. The method selected was based on the availability and the quality of information to develop the assumptions for the methodology, based on the facts and circumstances applicable to each valuation date.
OPM—The OPM treats common stock and preferred stock as call options on the total equity value of a company, with exercise prices based on the value thresholds at which the allocation among the various holders of a company’s securities changes. The common stock is modeled as a call option on the underlying equity value at a predetermined exercise price. In the model, the exercise price is based on a comparison with the total equity value rather than, as in the case of a regular option, a comparison with a per share stock price. Thus, common stock is considered to be a call option with a claim on the enterprise at an exercise price equal to the remaining value immediately after the preferred stock liquidation preference is paid. The OPM uses the
Black-Scholes
option pricing model to price the call options. This model defines the fair value of securities as functions of the current fair value of the subject company and uses assumptions such as the anticipated timing of a potential liquidity event and the estimated volatility of the equity securities. The OPM might be used to determine the enterprise value of an entity by using a “backsolve method.” By considering the sales price of shares in a recent arms-length
financing, the aggregate equity value (and, by implication, enterprise value) can be
“back-solved”
using an option pricing
theory-based
model that gives consideration to the subject company’s capitalization structure and rights of the holders of preferred stock and common stock. This methodology is most applicable when a valuation is conducted close to the date of a financing transaction.
PWERM—Under the PWERM, the fair value of the common stock is estimated based upon an analysis of future values for the company, assuming various scenario outcomes. The common stock value is based on the probability weighted present value of expected future investment returns considering each of the possible outcomes available, as well as the rights of each class of stock under each scenario. The future value of the common stock under each outcome is discounted back to the valuation date at an appropriate risk-adjusted
discount rate and probability to arrive at an indication of value for the common stock.
“Hybrid Method”—The Hybrid Method is a PWERM where the equity value in one or more of the scenarios is calculated using an OPM. In considering valuation approaches for Amprius, the third-party
valuation specialist applied the Hybrid Method in our March 2022 valuation of Amprius to determine the implied equity value of Amprius in various scenarios, based in part on the latest round of financing—Amprius, Inc.’s Series
E-2
convertible preferred stock financing completed in June 2021.

To determine the fair value of common stock as of the grant date for options granted during the period, we perform a linear interpolation between the December 31, 2020 and March 29, 2022 valuation dates.
Valuation as of December 31, 2020
The third-party valuation specialist relied solely on an Income Approach (discounted cash flow analysis) to value the equity of Amprius as of this valuation date. In addition, given the simplified capital structure, a per share value was determined by dividing the estimated equity value by the number of shares outstanding. The fair value of Amprius’ common stock was estimated at $2.58 per share.
Valuation as of March 29, 2022
In considering valuation approaches for Amprius, the third-party valuation specialist applied the Hybrid Method in our March 2022 valuation of Amprius to determine the implied equity value of Amprius in various scenarios, based in part on the latest round of financing of Amprius, Inc. – Series
E-2
convertible preferred stock. The third-party valuation specialist, based on discussions with management, gave consideration to the following scenarios:

•	Two SPAC term sheet values that we received;

•	Backsolve OPM based on Amprius, Inc.’s Series E-2 convertible preferred stock financing completed in June 2021; and

•	A discounted cash flow analysis as of the March 2022 valuation date.
The relative probability of each type of
future-event
scenario was determined based on management’s best estimate as of the date of valuation, including then-current
expectations as to the timing and likely prospects of the future event scenarios. Based on discussions with management, the two SPAC scenarios were weighted 12.5% each, the Backsolve analysis based on the Series
E-2
financing was weighted 25%, and the discounted cash flow analysis was weighted 50%. The weighted average implied equity value was then used to determine the common stock value based on an OPM. The fair value of Amprius’ common stock was estimated at $3.79 per share, an increase of approximately 46.9% over the per share estimate in December 2020. The most significant development relating to the increase in value was the two term sheets received from SPAC acquirers in February and March of 2022.
Valuation of Amprius, Inc.
To determine the fair value of common stock as of the grant date for options granted during the period, we perform a linear interpolation between the December 31, 2020, June 30, 2021, and March 29, 2022 valuation dates.
Valuation of Amprius, Inc. as of December 31, 2020
The third-party valuation specialist estimated Amprius, Inc.’s equity value based on both a market approach (Guideline Public Company Method) and an Income Approach (discounted cash flow analysis), applying weightings to each value to arrive at an equity value estimate. This value estimate was then allocated to the various securities in the capital structure based on an OPM. The fair value of Amprius, Inc.’s common stock was estimated at $2.34 per share.
Valuation of Amprius, Inc. as of June 30, 2021
Similar to the prior date, the third-party valuation specialist estimated Amprius, Inc.’s equity value based on a market approach (Guideline Public Company Method) and an Income Approach (discounted cash flow analysis). In addition, consideration was given to the implied equity value from the Backsolve analysis based on Amprius, Inc.’s Series
E-2
financing. The specialist applied weightings to each value to arrive at an equity value estimate. Based on discussions with management, the two market approaches were weighted a combined 37.5%, the discounted cash flow analysis was weighted 12.5%, and the Backsolve analysis based on the Series
E-2
financing was weighted 50%. The weighted average implied equity value was then used to determine the common stock value based on an OPM. The fair value of Amprius, Inc.’s common stock was estimated at $2.55 per share, an increase of approximately 9% from the previous valuation date. One significant development since the previous valuation analysis was Amprius, Inc.’s Series E-2 funding round, which raised approximately $36 million from investors from February 2021 to June 2021.
Valuation of Amprius, Inc. as of March 29, 2022
Subsequent to Amprius, Inc.’s divestiture of three entities in early 2022, its only assets were the shares of Amprius Common Stock it owned and cash. As such, the third-party valuation specialist adjusted the value from the analysis performed for Amprius, making an adjustment for cash to value the equity based on an asset-based approach. This value was then allocated to the securities in the capital structure based on an OPM, in order to estimate the value of the common stock in Amprius, Inc. as of the valuation date. The resultant value estimate was $1.43 per share as of this valuation date, with the decrease primarily attributable to the divestiture.
Amprius, Inc. noted that for determining its stock-based compensation for option grants in December 2021, the March 29, 2022 value estimate was adjusted upwards to reflect the fact that the three entities had not been divested at that point in time in order to derive an interpolated value for stock-based compensation expense.
The assumptions underlying these valuations represented our management’s and Amprius, Inc.’s management’s best estimates, which involved inherent uncertainties and the application of the respective management’s judgment. As a result, if we had used significantly different assumptions or estimates, the fair value of our common stock and our stock-based
compensation expense could have been materially different.
Once a public trading market for Amprius Common Stock has been established in connection with the closing of the Business Combination, it will no longer be necessary for our board of directors to estimate the fair value of our common stock in connection with our accounting for granted stock options and other such awards we may grant, as the fair value of our common stock will be determined based on the quoted market price of shares of our common stock.
Recent Accounting Pronouncements
See Note 2 “Summary of Significant Accounting Policies” to the interim unaudited condensed financial statements of Amprius as of and for the six months June 30, 2022 and the audited financial statements of Amprius as of and for the year ended December 31, 2021 included elsewhere in this proxy statement/prospectus for further information about recent accounting pronouncements, the timing of their adoption, and our assessment, to the extent we have made one, of their potential impact on our financial condition and results of operations.

INFORMATION ABOUT KENSINGTON
As used in this section, unless the context suggests otherwise, “we,” “us,” “our,” the “Company” or “Kensington” refer to Kensington Capital Acquisition Corp. IV.
Overview
We are a Cayman Islands exempted company incorporated with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this proxy statement/prospectus as our initial business combination. Although we may pursue our initial business combination in any industry, sector or geographic location, we have focused on opportunities in target businesses operating in the global automotive and automotive-related sector. Following our initial business combination, our objective will be to implement or support the acquired business’ growth and operating strategies.
The registration statement on
Form S-1
(File
No. 333-262266)
for our IPO was declared effective by the SEC on March 1, 2022. On March 4, 2022, we consummated our IPO of 23,000,000 Kensington Units (which includes 3,000,000 Kensington Units sold pursuant to the underwriters exercising in full their over-allotment option on March 4, 2022), with each Kensington Unit consisting of one Kensington Class A Ordinary Share, one Kensington Class 1 Warrant and one Kensington Class 2 Warrant. Each Kensington Class 1 Warrant and Kensington Class 2 Warrant entitles the holder to purchase one Kensington Class A Ordinary Share, at $11.50 per share. The Kensington Warrants will become exercisable 30 days after the completion of our initial business combination, and will (except that any Kensington Class 2 Warrants attached to shares that are redeemed in connection with the Business Combination will expire upon redemption of such shares) expire at 5:00 p.m., New York City time, five years after the completion of Kensington’s initial business combination, or earlier upon redemption or liquidation. The Kensington Units in our IPO were sold at an offering price of $10.00 per unit, generating total gross proceeds of $230,000,000.
Simultaneously with the consummation of our IPO, we consummated a private placement in which the Sponsor purchased 16,000,000 Private Warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share, subject to an adjustment, at a price of $0.50 per warrant, generating total gross proceeds of $8,000,000.
In connection with the IPO, we incurred transaction costs of approximately $13,300,000, including offering costs of approximately $8,100,000 in deferred underwriting commissions. A total of $230,000,000 from the net proceeds of the sale of the Kensington Units in the IPO and the private placement (which includes $8,000,000) were placed in the Trust Account, with Continental Stock Transfer & Trust Company acting as trustee.
Initial Business Combination
Our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount). The requirement that the target business or businesses together have an aggregate fair market value equal to at least 80% of the assets held in the Trust Account is set forth in the Existing Governing Documents, and will continue to apply to us even if our securities are no longer listed on the NYSE. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an independent accounting firm with respect to the satisfaction of such criteria.
Submission of Our Initial Business Combination to a Shareholder Vote
We are providing the Public Shareholders with redemption rights upon the Closing. Public Shareholders electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the Closing, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, net of taxes payable, provided that such shareholders follow the specific procedures for redemption set forth in this proxy statement/prospectus relating to the shareholder vote on the Business Combination. The Public Shareholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not approved or completed for any reason, then Public Shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the Trust Account.
Our Sponsor, officers and directors have agreed (i) to vote any ordinary shares owned by them in favor of any proposed business combination and (ii) not to redeem any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination.
Permitted Purchases of, and Other Transactions with Respect to, Our Securities
In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Sponsor, directors, officers, advisors or their affiliates may purchase Public Shares or Public Warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of securities such persons may purchase. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our Sponsor, directors, officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire Public Shares, vote their Public Shares in favor of our initial business combination or not redeem their Public Shares. However, they have no current commitments, plans or intentions to engage in such purchases or other transactions and have not formulated any terms or conditions for any such purchases or other transactions. None of the funds held in the Trust Account will be used to purchase Public Shares or warrants in such transactions. Such persons will be subject to restrictions in making any such purchases when they are in possession of any material non-public information
or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. We have adopted an insider trading policy which requires insiders to refrain from purchasing our securities during certain blackout periods and when they are in possession of any material non-public information
and to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a
Rule 10b5-1 plan,
as such purchases will be dependent upon several factors, including, but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a
Rule 10b5-1 plan
or determine that such a plan is not necessary.
In the event that our Sponsor, directors, officers, advisors or their affiliates purchase Public Shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.
The purpose of any such transaction could be to (i) vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining shareholder approval of the initial business combination, (ii) reduce the number of Public Warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (iii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such transactions may result in the completion of our initial business combination that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of Kensington Class A Ordinary Shares or warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.
Our Sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our Sponsor, officers, directors or their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of Public Shares) following our mailing of proxy materials in connection with our initial business combination. To the extent that our Sponsor, officers, directors, advisors or their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against our initial business combination. Our Sponsor, officers, directors, advisors or their affiliates will be restricted from purchasing shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.
Any purchases by our Sponsor, officers, directors and/or their affiliates who are affiliated purchasers under
Rule 10b-18 under
the Exchange Act will be restricted unless such purchases are made in compliance with
Rule 10b-18, which
is a safe harbor from liability for manipulation under Section 9(a)(2)
and Rule 10b-5 of
the Exchange
Act. Rule 10b-18 has
certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our Sponsor, officers, directors and/or their affiliates will be restricted from making purchases of Kensington Ordinary Shares if the purchases would violate Section 9(a)(2) or
Rule 10b-5 of
the Exchange Act.
Redemption Rights for Public Shareholders
We are providing our Public Shareholders with the opportunity to redeem all or a portion of their Kensington Class A Ordinary Shares upon the completion of our initial business combination at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, net of taxes payable, divided by the number of then outstanding Public Shares, subject to the limitations described herein. As of June 30, 2022, the amount in the Trust Account was approximately $230.3 million, which is equal to approximately $10.01 per Public
Share. The per-share amount we
will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters of Kensington’s IPO. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any Sponsor Shares and any Public Shares held by them in connection with the completion of our initial business combination.
Prior to the Closing, the Public Shares will not separately trade. Instead, they will only trade as part of the Kensington Original Units, each of which consists of one Kensington Class A Ordinary Share, one Kensington Class 1 Warrant and one Kensington Class 2 Warrant, or as part of the Kensington New Units, each of which consists of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant. If you elect to redeem any Public Shares, any Kensington Class 2 Warrants that are attached (as part of the Kensington New Units) to Public Shares that are redeemed will expire upon such redemption. Further, you may not submit any Kensington Original Units for redemption. In order to exercise your redemption rights with respect to your Public Shares, you must separate the Kensington Original Units and receive, for each Kensington Original Unit, one Kensington Class 1 Warrant and one Kensington New Unit. We have been advised that this separation generally takes at least two business days to complete. As such, to the extent you desire to execute your redemption right, it is important that this separation occurs a sufficient amount of time in advance of the redemption deadline to ensure you are able to timely submit the Kensington New Unit for redemption of your Public Share in order to redeem your Public Share. Once you hold Kensington New Units, you are able to exercise the redemption right with respect to the underlying Public Share by timely submitting that Kensington New Unit for redemption of your Public Share. In connection with such redemption, the Kensington Class 2 Warrant in such Kensington New Unit will expire.
The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Kensington’s transfer agent in order to validly redeem its Public Shares.
Limitation on Redemption Rights
Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, the Existing Governing Documents provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in the IPO, which we refer to as the “Excess Shares,” without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a Public Shareholder holding more than an aggregate of 15% of the shares sold in the IPO could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in the IPO, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, our Existing Governing Documents do not restrict our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.
Redemption of Public Shares and Liquidation if No Initial Business Combination
Our Existing Governing Documents provide that we will have only 24 months from the closing of the IPO, or until March 4, 2024, to complete our initial business combination. If we have not completed our initial business combination within such time period or during any Extension Period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price,
payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, net of taxes payable (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the prescribed time period.
Our Sponsor, officers and directors have waived their rights to liquidating distributions from the Trust Account with respect to any Sponsor Shares held by them if we fail to complete our initial business combination within the prescribed time period. However, if our Sponsor, officers or directors acquire Public Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if we fail to complete our initial business combination within the allotted 24-month time period.
Our Sponsor, officers, and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our Existing Governing Documents (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our Public Shares if we have not completed our initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business
combination activity modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our Public Shares if we do not complete our initial business combination within 24 months from the closing of the IPO, unless we provide our Public Shareholders with the opportunity to redeem their Kensington Class A Ordinary Shares upon approval of any such amendment at a per-share price,
payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding Public Shares. However, we will only redeem our Public Shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If Public Shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination, and instead may search for an alternate business combination.
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $2,700,000 of IPO proceeds held outside the Trust Account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay taxes on interest income earned on the Trust Account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.
If we were to expend all of the net proceeds of the IPO and the sale of the Private Warrants, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account and any tax payments or expenses for the dissolution of the trust, the per-share redemption
amount received by shareholders upon our dissolution would be $10.00. The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our Public Shareholders. We cannot assure you that the actual per-share
redemption amount received by shareholders will not be substantially less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.
Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest and claim of any kind in or to any monies held in the Trust Account for the benefit of our Public Shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. Marcum LLP, our independent registered public accounting firm will not execute agreements with us waiving such claims to the monies held in the Trust Account, nor did the underwriters of the IPO.
In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (except for Kensington’s independent registered public accounting firm) for services rendered or products sold to us, or by a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our Sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our Sponsor, which is a newly formed entity, has sufficient funds to satisfy its indemnity obligations and believe that our Sponsor’s only assets are securities of our company. We have not asked our Sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per Public Share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per Public Share in connection with any redemption of your Public Shares. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the Trust Account are reduced below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our Sponsor to reserve for such indemnification obligations and we cannot assure you that our Sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price
will not be less than $10.00 per Public Share.
We will seek to reduce the possibility that our Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. Our Sponsor will also not be liable as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $2,700,000 from the proceeds of the IPO and the sale of the Private Warrants with which to pay any such potential claims. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our Trust Account could be liable for claims made by creditors.

If we file a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the Trust Account, we cannot assure you we will be able to return $10.00 per share to our Public Shareholders. Additionally, if we file a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Our Public Shareholders will be entitled to receive funds from the Trust Account only on the earliest of (a) the completion of our initial business combination and then, only in connection with those Public Shares that such shareholder has properly elected to redeem, subject to the limitations described in this proxy statement/prospectus, (b) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend our Existing Governing Documents (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our Public Shares if we do not complete our initial business combination within 24 months from the closing of the IPO or (ii) with respect to any other provisions relating to shareholders’ rights or pre-initial business
combination activity and (c) the redemption of our Public Shares if we have not completed our business combination within 24 months from the closing of the IPO, subject to applicable law. Shareholders who do not exercise their rights to the funds in connection with an amendment to our memorandum and articles of association would still have rights to the funds in connection with a subsequent business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the Trust Account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the Trust Account. Such shareholder must have also exercised its redemption rights as described above. These provisions of our Existing Governing Documents, may be amended with a shareholder vote. Holders of warrants will not have any rights of proceeds held in the Trust Account with respect to the warrants.
Facilities
Our executive offices are located at 1400 Old Country Road, Suite 301, Westbury, NY 11590 and our telephone number is (703)
674-6514.
Our executive offices are provided to us by an affiliate of our Sponsor. We consider our current office space adequate for our current operations.
Employees
We currently have five officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the initial business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Directors and Executive Officers
Our directors and officers are listed below.

Name	Age	Position
Justin Mirro	53	Chairman and Chief Executive Officer and Director
Dieter Zetsche	68	Vice Chairman and President
Robert Remenar	66	Chief Operating Officer
Simon Boag	56	Chief Technology Officer
Daniel Huber	46	Chief Financial Officer
Thomas LaSorda	67	Director
Nicole Nason	51	Director
Anders Pettersson	62	Director
Mitchell Quain	70	Director
Donald Runkle	76	Director
Matthew Simoncini	61	Director
Justin Mirro
serves as our Chairman and Chief Executive Officer and will serve on the New Amprius Board upon the Closing. Mr. Mirro has over 25 years of operating, M&A and financing experience in the automotive and automotive-related sector. He began his career at General Motors Company (“GM”) as a Tool and Die Manufacturing Engineer, with successive positions at Car and Driver Magazine, Toyota Motor Corporation and Itochu International Inc. prior to transitioning to automotive investment banking at Schroder & Co. Inc. / Salomon Smith Barney, Inc. / ABN Amro Inc. in 1996. In 1999, Mr. Mirro formed Kensington Capital Partners, LLC, where he has served as President since 2015, to invest in automotive and automotive-related sector businesses. In 2005, Mr. Mirro transitioned to Jefferies & Company, Inc. as Head of Automotive Investment Banking, and later served as the Head of Automotive Investment Banking at Moelis & Company, LLC (“Moelis”) and RBC Capital Markets, LLC (“RBC Capital Markets”) from 2008 to 2011 and 2011 to 2014, respectively. In his role, Mr. Mirro played a key role in leading and executing all aspects of capital raising, M&A and restructurings, and has advised on over 70 transactions totaling more than $60 billion of value for OEMs, supplier and automotive-related industries. From 2016 to 2019, Mr. Mirro served as Chairman of the board of directors and audit committee of Pure Power Technologies, Inc. (“Pure Power”), one of the largest aftermarket suppliers of diesel fuel injectors, which was later sold to Stanadyne LLC. In his role, Mr. Mirro focused on deal sourcing, structuring, capital raising, executive recruitment and the eventual sale process. Mr. Mirro served as the Chairman and Chief Executive Officer of Kensington Capital Acquisition Corp. (“Kensington SPAC I”) from April 2020 until it consummated its initial business combination with QuantumScape Corp. (“QuantumScape”) in November 2020. Mr. Mirro served as the Chairman and Chief Executive Officer of Kensington Capital Acquisition Corp. II (“Kensington SPAC II”) from January 2021 until it consummated its business combination with Wallbox N.V., in October 2021. He has served as the Chairman and Chief Executive Officer of Kensington Capital Acquisition Corp. V (“Kensington SPAC V”) since March 2021. Mr. Mirro has served on the board of QuantumScape from 2020 through April 2022, Cooper-Standard Holdings Inc. from 2015 through May 2022, and Transtar Industries, Inc., from 2017 through January 2021. We believe Mr. Mirro is well qualified to serve on our board of directors based on his extensive experience in financing in the automotive and automotive-related sector.
Dieter Zetsche
 serves as our Vice Chairman and President. Mr. Zetsche is the former Chief Executive Officer of Daimler AG (“Daimler”) and former Head of Mercedes-Benz Cars
where he completed the demerger of Daimler and Chrysler LLC (“Chrysler”) in 2007 and helped lead Daimler to become a global leader for premium passenger cars and trucks. Mr. Zetsche has over 45 years of global automotive experience with broad experience in automotive engineering, sales, management, and leadership. Mr. Zetsche started his career in 1976 in the research department of what was then Daimler-Benz AG.
During his time at Daimler, Mr. Zetsche held various roles across the globe until he left the company in 2019. After multiple operational and engineering roles at Daimler, Mr. Zetsche served as Chief Engineer for Mercedes-Benz Brazil
from 1987to 1989, President
of Mercedes-Benz Argentina
from 1989 to 1990 and Chairman, Chief Executive Officer and President of

Freightliner Corp. from 1991 to 1992. Mr. Zetsche also served as Chief Engineer of Mercedes Cars from 1992 to 1995, Head of Sales for Daimler globally from 1995 to 1998, Chief Executive Officer of Daimler Truck Group from 1998 to 1999 and Chief Executive Officer and President of Chrysler Group from 2000 to 2005 leading the demerger of Chrysler from Daimler in 2007. Mr. Zetsche became the Chief Executive Officer of Daimler and Head of Mercedes-Benz Cars
from 2006 to 2019 leading one of the world’s leading premium brands. Mr. Zetsche served on the board of RWE AG, a global renewable energy company, from 2009 to 2016 and has served as Chairman of TUI AG, a global leisure, travel and tourism company, since 2018. Mr. Zetsche has served on the Advisory Boards of Aldi Sued, a global supermarket chain, since 2019, Adobe since 2021, Volocopter, a pioneer in Urban Air Mobility (UAM), since 2020, Factorial Energy, a pioneer in battery technology, since 2021, Luminar Technologies Inc., a producer of advanced sensor technologies for the autonomous vehicle industry, since 2020, and Applied Intuition, Inc., a software company for the Automotive Industry, since 2021. We believe Mr. Zetsche is well qualified to serve on our board of directors based on his extensive experience in the automotive and automotive-related sector.
Robert Remenar
serves as our Chief Operating Officer. Mr. Remenar has over 35 years of operational, manufacturing and management experience within the automotive and automotive-related sector. Mr. Remenar has over two decades of experience leading global, multi-billion dollar manufacturing enterprises, serving as President and Chief Executive Officer of Aludyne, Inc. (formerly known as Chassix Inc.) from 2012 to 2014, and as Chief Executive Officer and President of Nexteer Automotive Group Ltd (“Nexteer Automotive”) from 2009 to 2012 and from 2002 to 2009, respectively. In his leadership roles, Mr. Remenar demonstrated a track record of turning distressed and developing businesses into profitable, successful and global enterprises through customer diversity, lean manufacturing, portfolio and footprint optimization and competitive cost structures. Mr. Remenar previously held multiple executive positions within Delphi Corporation (“Delphi”) where he most notably served as Vice President and, as discussed above, President of Delphi’s Steering Division (now Nexteer Automotive) from 2002 to 2009. Prior to joining Delphi in 1998, Mr. Remenar held several executive and managerial positions at GM from 1985 to 1998. Mr. Remenar was formerly on the board of directors of Highland Industries, Inc. (“Highland Industries”), Pure Power, Nexteer Automotive, Stackpole International Inc. (“Stackpole International”) and Blue Cross Blue Shield of Michigan, offering extensive leadership strategy and operational experience. As a board member, Mr. Remenar provided strategic insight during the successful sales of Highland Industries, Pure Power and Stackpole International and Nexteer Automotive’s Hong Kong initial public offering. Mr. Remenar has served as a director of PKC Group Oyj, a subsidiary of the Samvardhana Motherson Group since 2012, and as a director of Cooper-Standard Holdings since 2015, serving as Chairman of the compensation committee since 2017. Since February 2021, Mr. Remenar has served as a director of Stanadyne PPT Group Holdings, Inc. and since January 2022 as a director on the board of Motherson Sumi Systems Limited. Mr. Remenar served as Vice Chairman and President of Kensington SPAC I from April 2020 until it consummated its initial business combination in November 2020 and served as Vice Chairman and President of Kensington SPAC II from January 2021 until it consummated its business combination in October 2021.
Simon Boag
serves as our Chief Technology Officer. Mr. Boag has over 30 years of leadership, manufacturing, operational and technological experience, with an extensive understanding of automotive supply chains and emerging automotive technologies. Mr. Boag served as President of CAMI Automotive Inc., a joint venture between GM and Suzuki Motor Corporation, from 2000 to 2002. From 2002 to 2009, Mr. Boag held multiple roles in the automotive and automotive-related sector, including President of GM Argentina, Executive Vice President of Chrysler Purchasing, President of Chrysler Mopar (Chrysler’s parts, service and customer care organization) and Executive Vice President of CNH Industrial N.V. (Case New Holland Industrial). While President of Chrysler Purchasing, Mr. Boag was responsible for billions of dollars in annual purchases from numerous suppliers. Additionally, while President of Chrysler Mopar, Mr. Boag was responsible for the dealer network and aftermarket service, parts and accessories. Since 2013, Mr. Boag has served as a Managing Partner at IncWell LLC (“IncWell”), a venture capital fund based in Birmingham, MI, that invested in 40 companies across the automotive, industrial, healthcare, business services, software and consumer product segments. Since 2016, Mr. Boag has served as the Chairman of iWater Tech LLC, a startup company, of which he was the Chief Executive Officer from 2016 through 2020. Mr. Boag served as the Chief Technology Officer of Kensington

SPAC I from April 2020 until it consummated its initial business combination in November 2020 and served as the Chief Technology Officer of Kensington SPAC II from January 2021 until it consummated its business combination in October 2021.
Daniel Huber
serves as our Chief Financial Officer. Mr. Huber has over 20 years of experience in investment banking, consulting, business development and operational management across a wide range of industries. Mr. Huber began his career as a Lieutenant in the United States Navy as a Surface Warfare (Nuclear) officer. While in the Navy, Mr. Huber led multiple divisions of sailors during complex missions and operations on U.S. warships in support of Operation Enduring Freedom and Operation Iraqi Freedom. Following his service, Mr. Huber was a manager in the public services consulting group of BearingPoint Inc. managing projects and engagements within the Department of State. From 2009 to 2018, Mr. Huber worked across several investment banks within the automotive and automotive-related investment banking industry, specifically at Moelis from 2009 to 2011, RBC Capital Markets from 2011 to 2014, Sterne Agee CRT (part of CRT Capital Group LLC) from 2015 to 2016 and PI Capital International LLC from 2016 to 2018. Mr. Huber has also served as the managing member of DEHC LLC since 2014. Mr. Huber served as Director of Corporate Development and M&A at Conduent, Inc. from 2018 until 2020 leading all aspects of deal execution across multiple industry verticals including the preparation and presentation of materials to senior executives outlining the strategic rationale of potential transactions. Mr. Huber served as the Chief Financial Officer and Secretary of Kensington SPAC I from April 2020 until it consummated its initial business combination in November 2020 and served as the Chief Financial Officer and Secretary of Kensington SPAC II from January 2021 until it consummated its business combination in October 2021. He has served as the Chief Financial Officer of Kensington SPAC V since March 2021. Mr. Huber’s transaction experience includes public and private transactions across a variety of end markets, with a focus on automotive and automotive-related businesses.
Thomas LaSorda
, a director, is the former Chief Executive Officer of Chrysler and provides exceptional insights to traditional and emerging vehicle technologies and senior-level access to the executives running these companies. Mr. LaSorda has over 40 years of experience working with vehicle manufactures around the world, with specific expertise evaluating management and technology. Mr. LaSorda started his career at GM in 1977, holding multiple manufacturing positions across the globe until 2000, when he transitioned to Chrysler. Mr. LaSorda served as Senior Vice President of Powertrain Manufacturing from 2000 to 2002 and Executive Vice President of Manufacturing from 2002 to 2004, where he focused on manufacturing, procurement and global business development. In 2004, Mr. LaSorda became Chief Operating Officer of Chrysler and a member of the Daimler Board of Management. In 2005, Mr. LaSorda was appointed Chief Executive Officer and President of Chrysler. In 2007, Daimler sold Chrysler to Cerberus Capital Management, L.P. and Mr. LaSorda was appointed as President and Vice Chairman of Chrysler until his retirement from Chrysler in 2009. Mr. LaSorda was the Chief Executive Officer of Fisker Automotive (“Fisker”) in 2012 and was Chief Executive Officer of HANS Power & Water LLC from 2018 to 2019. Mr. LaSorda served on the boards of AGCO Corporation from 2009 to 2012, Fisker from 2011 to 2012 and United States Steel Corporation from 2013 to 2015. Mr. LaSorda served as Chairman of LaSorda Group LLC from 2009 to 2020 and has served as Chairman of IncWell since 2013. Mr. LaSorda served as a director of Kensington SPAC I from June 2020 until November 2020 and served as a director of Kensington SPAC II from February 2021 until it consummated its business combination in October 2021. We believe Mr. LaSorda is well qualified to serve on our board of directors based on his extensive experience and expertise evaluating management and technology.
Nicole Nason
, a director, is currently the Chief Safety Officer and Head of External Affairs at Cavnue, a company that combines technology and road infrastructure to unlock the full potential of connected and autonomous vehicles. Ms. Nason is the former Administrator of the U.S. Federal Highway Administration (“FHWA”) and a leading advocate for critical advances in autonomous vehicles and safety. Before serving at FHWA, Ms. Nason was the Assistant Secretary at the State Department’s Bureau of Administration, responsible for managing the global supply, shipping, logistics, and transportation services to more than 260 overseas locations. Ms. Nason was also the Administrator of the National Highway Traffic Safety Administration (NHTSA) and Assistant Secretary for Governmental Affairs at U.S. Department of Transportation. She also served at the U.S. Customs Service, and as Counsel for the U.S. House of Representatives Committee on the Judiciary. Ms. Nason has served as Chief Safety Officer and Head of External Affairs of Cavnue since January 2021, and as a Member of the Advisory Board of TuSimple Holdings Inc since March 2021. Ms. Nason earned a J.D. from Case Western Reserve University School of Law and a B.A. in Political Science from American University. Ms. Nason served as a director of Kensington SPAC II from April 2021 until it consummated its initial business combination in October 2021.
Anders Pettersson
, a director, is the former Chief Executive Officer of Thule Group AB (“Thule”), a leading automotive aftermarket company. Under Mr. Pettersson’s leadership, he transformed Thule from an automotive aftermarket accessories business into a lifestyle consumer brand company. Mr. Pettersson brings over 30 years of experience in sourcing, evaluating and acquiring automotive businesses around the world. Mr. Pettersson has served as Chairman of Brink Group B.V., a leading towing hitch business in Europe, since 2014, as a director at KlaraBo Sverige AB since 2014, as Chairman at Skabholmen Invest AB since 2009, as a director at PS Enterprise AB since 2005, and as a director at Aston Harald Mekaniska Verkstad AB since 2020. As noted above, Mr. Pettersson served as Chief Executive Officer of Thule from 2002 to 2010, where he oversaw international expansion through the strategic acquisitions of Konig, Omnistor, Case Logic, TrackRac and Sportrack. Mr. Pettersson has also served as Chief Executive Officer of Hilding Anders AB from 2011 to 2014 and Capital Safety Group Inc. from 2010 to 2012, and previously held executive and managerial positions with AkzoNobel N.V. and Trelleborg AB. Mr. Pettersson served as a director of ZetaDisplay AB from 2014 to 2022, a director of Pure Safety Group from 2010 to 2020, a director of Pure Power Technologies from 2016 to 2019, a director of Alite International AB from 2014 to 2019, a director of Victoria Park AB from 2011 to 2019, Chairman of Hilding Anders AB from 2012 to 2014 and a member of the operating review board of Arle Capital Partners Limited from 2012 to 2014. Since February 2021, Mr. Pettersson has served as Chairman of Stanadyne PPT Group Holdings, Inc. Mr. Pettersson served as a director of Kensington SPAC I from June 2020 until November 2020 and served as a director of Kensington SPAC II from February 2021 until it consummated its business combination in October 2021. Mr. Pettersson is Chairman of Wallbox N.V, a provider of EV charging solutions. He is also a director of Kensington SPAC IV. We believe Mr. Pettersson is well qualified to serve on our board of directors based on his extensive experience sourcing, evaluating and acquiring automotive businesses.
Mitchell Quain
, a director, is an investor and board member of multiple public companies serving the automotive and broader industrial segments, with vast knowledge of public equity markets. Mr. Quain has over 45 years of experience evaluating companies as both an equity research analyst and seasoned private equity investor. Mr. Quain has served as a member of the Executive Council at American Securities Inc. since 2020, having retired as a Partner at One Equity Partners (part of JPMorgan Chase & Co.). Previously, he served on the boards of multiple public and private companies including DeCrane Aircraft Holdings Inc., Handy & Harman Ltd, Hardinge, Inc., HEICO Corporation, MagneTek, Inc., Mechanical Dynamics, Inc., RBC Bearings, Inc., Strategic Distribution Inc., Tecumseh Products Company, Titan International, Inc., Xerium, Inc. and Jason Industries, Inc., and was Executive Chairman of Register.com. Mr. Quain was a Senior Advisor at Carlyle Group Inc. from 2014 to 2020. He has served on the board of directors of AstroNova, Inc., Star Equity Holdings, Inc. (f/k/a Digirad Corporation) and Williams Industrial Services Group Inc. since 2009, 2019 and 2020, respectively. Mr. Quain served as a director of Kensington SPAC I from June 2020 until November 2020 and served as a director of Kensington SPAC II from February 2021 until it consummated its business combination in October 2021. He also serves as a director of Kensington SPAC V. We believe Mr. Quain is well qualified to serve on our board of directors based on his extensive board experience in the automotive and broader industrial segments and his audit committee financial expertise.
Donald Runkle
, a director, is a highly recognized vehicle engineer, with a deep understanding of emerging automotive technologies and broad relationships with automotive executives and investors globally. Mr. Runkle has over 50 years of experience, including senior leadership experience as Chairman or Vice Chairman at public and private automotive companies such as Delphi, EaglePicher Holdings, Inc. (“EaglePicher”), Autocam Corporation (“Autocam”) and EcoMotors International Inc. (“EcoMotors”) and as Vice President of GM’s

Engineering Staff. Mr. Runkle began his career at GM, where he held several roles, including Chief Engineer of Chevrolet, Chief Engineer of Powertrain and Racing in the Buick Division, Director of Advanced Vehicle Engineering, Vice President of GM’s Advanced Engineering Staff and Vice President of GM’s North American Engineering Center. Mr. Runkle was President of Delphi’s Steering Division (formerly the Saginaw Steering Division of GM) in 1993, where he led a significant turnaround and divestiture of uncompetitive assets. From 1998 to 1999, he co-led the
initial public
offering spin-off of
Delphi from GM, subsequently assuming the role of Executive Vice President of the Dynamics & Propulsion Sector in 2000. From 2003 to 2005, Mr. Runkle assumed the role of Vice Chairman and Chief Technology Officer of Delphi, later transitioning to EaglePicher as Chairman from 2006 to 2011 and Autocam as Chairman from 2007 to 2009. Additionally, Mr. Runkle served as Chief Executive Officer and Executive Chairman of EcoMotors from 2009 to 2014 and Executive Chairman of Ioxus, Inc. from 2015 to 2017. Mr. Runkle previously served as a director of several public companies including Lear Corporation (“Lear”), Delphi and Outboard Marine Corporation, and was a director of Asia Automotive Acquisition Corporation, a special purpose acquisition corporation from 2005 to 2008. Mr. Runkle has served as a director of VIA Motors Inc. since 2014, senior consultant to Tennenbaum Capital Partners LLC since 2005, advisor to General Fusion Inc. since 2014, advisor to Tula Technology Inc. since 2014, advisor to ClearFlame Engines since 2019, advisor to The Holdsworth Group since 2017, and President of Runkle Enterprises LLC since 2005 on topics including technology and business strategy, electronics, fuel cells, energy development and storage, electrified vehicles and lean implementation strategy. Mr. Runkle also served as advisor to Soar Technology from 2017 to 2020, director of WinCup from 2009 to 2015, a director of the nonprofit Lean Enterprise Institute Inc., from 2008 to 2017 and director of Transonic Combustion from 2010 to 2015. Mr. Runkle served as a director of Kensington SPAC I from June 2020 until November 2020 and served as a director of Kensington SPAC II from February 2021 until it consummated its business combination in October 2021. We believe Mr. Runkle is well qualified to serve on our board of directors based on his extensive engineering knowledge, management experience and global contacts in the automotive and broader industrial segments.
Matthew Simoncini
, a director,
is the former President and Chief Executive Officer of Lear from 2011 to 2018, with significant strategic and financial expertise in the automotive and automotive-related sector and extensive relationships with suppliers, business owners and intermediaries. Mr. Simoncini has over 35 years of experience in the automotive and automotive-related sector in evaluating companies, emerging technologies and management teams, with significant expertise in due diligence and assessing the suitability of acquisition opportunities. While President and Chief Executive Officer of Lear, Mr. Simoncini was responsible for the strategic direction and operational leadership of the company. From 2007 to 2011, Mr. Simoncini was Chief Financial Officer of Lear, responsible for Lear’s global finance operations, including external financial reporting, corporate business planning, corporate strategy and business development. Mr. Simoncini joined Lear in 1999 after Lear acquired UT Automotive (“UTA”), where he was director of global financial planning & analysis. Before UTA, Mr. Simoncini held financial and manufacturing positions with Varity Corporation’s Kelsey-Hayes Company and Horizon Enterprises Inc., including several senior financial roles in Europe. Mr. Simoncini began his career at Touche Ross & Co. and is a certified public accountant. Mr. Simoncini served as a director of Cooper-Standard Holdings from 2018 to 2020. Since 2020, Mr. Simoncini has served as a director of Luminar Technologies, Inc. Mr. Simoncini served as a director of Kensington SPAC I from June 2020 until November 2020 and served as a director of Kensington SPAC II from February 2021 until it consummated its business combination in October 2021. We believe Mr. Simoncini is well qualified to serve on our board of directors based on his strategic and financial expertise in the automotive and automotive-related sector and his expertise in evaluating companies, emerging technologies and management teams.
Number, Terms of Office and Appointment of Executive Officers and Directors
We have seven directors. The Kensington Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Quain and Simoncini, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Messrs. Zetsche and Runkle, will expire at the second annual meeting of shareholders. The term of office of the third class of directors, consisting of Messrs. LaSorda, Mirro and Pettersson, will expire at the third annual meeting of shareholders. We may not hold an annual meeting of shareholders until after we consummate our initial business combination.
Prior to the completion of our initial business combination, only holders of Kensington Class B Ordinary Shares will have the right to vote on the appointment of directors. Holders of Public Shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of our initial business combination, holders of a majority of the outstanding Kensington Class B Ordinary Shares may remove a member of the board of directors for any reason. These provisions of the Existing Governing Documents may only be amended by a special resolution passed by at least two-thirds
of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at the extraordinary general meeting of which shall include a simple majority of the holders of Kensington Class B Ordinary Shares.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as it deems appropriate pursuant to the Existing Governing Documents.
Executive Officer and Director Compensation
None of our officers or directors has received any cash compensation for services rendered to us. Other than the payment to DEHC LLC, an affiliate of Daniel Huber, our Chief Financial Officer, of service and administrative fees of $20,000 per month for 18 months commencing on March 1, 2022 (upon completion of our initial business combination, any portion of the amounts due that have not yet been paid will accelerate), no compensation of any kind, including finder’s and consulting fees, will be paid by us to our Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of our initial business combination. Our audit committee will review on a quarterly basis all payments that were made by us to our Sponsor, officers or directors, or our or their affiliates.
After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.
Following a business combination, to the extent we deem it necessary, we may seek to recruit additional managers to supplement the incumbent management team of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Committees of the Board of Directors
Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each of our audit committee, compensation committee and nominating and corporate governance committee is composed solely of independent directors. Each committee operates under a charter that is approved by our board of directors and has the composition and responsibilities described below. The charter of each committee is available on our website.
Audit Committee
Messrs. Simoncini, Quain and Runkle serve as members of our audit committee. Mr. Simoncini serves as chair of the audit committee. Under the NYSE listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Messrs. Simoncini, Quain and Runkle meet the independent director standard under the NYSE listing standards and under Rule
10-A-3(b)(1)
of the Exchange Act.
Each member of the audit committee is financially literate, and our board of directors has determined that Mr. Simoncini qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
We have adopted an audit committee charter, which details the purpose and principal functions of the audit committee, including:

•
assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent auditor’s qualifications and independence, and (4) the performance of our internal audit function and independent auditors;

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•
pre-approving
all audit and permitted
non-audit
services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval
policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•
obtaining and reviewing a report, at least annually, from the independent auditors describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•
meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under
“Management’s Discussion and Analysis of Financial Condition and Results of Operations”
;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•
reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
Messrs. LaSorda and Pettersson serve as members of our compensation committee. Mr. LaSorda serves as chair of the compensation committee. Under the NYSE listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent, subject to certain phase-in
provisions. Messrs. LaSorda, and Pettersson meet the independent director standard under the NYSE listing standards applicable to members of the compensation committee.
We have adopted a compensation committee charter, which details the purpose and responsibilities of the compensation committee, including:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation of all of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.
Notwithstanding the foregoing, as indicated above, other than the payment to DEHC LLC, an affiliate of Daniel Huber, our Chief Financial Officer, of service and administrative fees of $20,000 per month for 18 months commencing on March 1, 2022 (upon completion of our initial business combination, any portion of the amounts due that have not yet been paid will accelerate), no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our initial shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to complete the consummation of our initial business combination. We may pay such financial consulting fee in the event such party or parties provide us with specific target company, industry, financial or market expertise, as well as insights, relationships, services or resources that we believe are necessary in order to assess, negotiate and consummate an initial business combination. The amount of any such financial consulting fee we pay will be based upon the prevailing market for similar services for comparable transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.
The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.
Nominating and Corporate Governance Committee
Messrs. Quain and Pettersson and Mrs. Nason serve as members of our nominating and corporate governance committee. Mr. Quain serves as chair of the nominating and corporate governance committee.

We have adopted a nominating and corporate governance committee charter, which details the purpose and responsibilities of the nominating and corporate governance committee, including:

•
identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual meeting of shareholders or to fill vacancies on the board of directors;

•	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.
The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our Public Shares will not have the right to recommend director candidates for nomination to our board of directors.
Code of Ethics
We have adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) that applies to our directors, officers and employees. We have filed a copy of our Code of Ethics as an exhibit to our registration statement in connection with our IPO. You may review this document by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to us.
Audit Fees
The firm of Marcum LLP (“Marcum”) acts as our independent registered public accounting firm. The following is a summary of fees paid to Marcum for services rendered.
Audit Fees.
Audit fees consist of fees for professional services rendered for the audit of our year-end
financial statements and services that are normally provided by Marcum in connection with regulatory filings. As we were not a reporting company as of the end of the most recent fiscal year, the aggregate fees of Marcum for professional services rendered for the audit of our financial statements, review of the financial information included in our
Form 10-Q
for the June 30, 2022 period and other required filings with the SEC for the period from March 19, 2021 (date of inception) to June 30, 2022 totaled approximately $145,625. The aggregate fees of Marcum related to audit services in connection with our IPO totaled approximately $68,375. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.
Audit-Related Fees.
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “
Audit Fees
.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the period from March 19, 2021 (date of inception) to June 30, 2022, we did not pay Marcum any audit-related fees.

Tax Fees.
We did not pay Marcum any fees for tax return services, planning and tax advice for the period from March 19, 2021 (date of inception) to June 30, 2022.
All Other Fees.
We did not pay Marcum for any other services for the period from March 19, 2021 (date of inception) to June 30, 2022.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

KENSINGTON MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
The statements in the discussion and analysis regarding industry outlook, our expectations regarding the performance of our business and the forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those contained in or implied by any forward-looking statements. You should read the following discussion together with the sections entitled “Risk Factors,” “Information About Kensington” and the audited financial statements and the unaudited condensed financial statements, including the related respective notes thereto, appearing elsewhere in this proxy statement/prospectus. As used in this section, unless the context suggests otherwise, “we,” “us,” “our,” “the Company” or “Kensington” refer to Kensington Capital Acquisition Corp. IV.
Overview
We are a blank check company incorporated as a Cayman Islands exempted company incorporated with limited liability and incorporated on March 19, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of June 30, 2022, we had not commenced any operations. All activity for the period from March 19, 2021 (inception) through June 30, 2022 relates to our formation and the IPO described below, and since the IPO, its search for a business combination. We will not generate any operating revenues until after the completion of our initial business combination, at the earliest. We generate non-operating
income from the proceeds derived from the IPO and placed in the Trust Account. We have selected December 31 as our fiscal year end.
The registration statement for the IPO was declared effective on March 1, 2022. On March 4, 2022, we consummated the IPO of 23,000,000 Kensington Units, including 3,000,000 additional Kensington Units to cover over-allotments, at $10.00 per Kensington Unit, generating gross proceeds of $230.0 million, and incurring offering costs of approximately $13.3 million, of which approximately $8.1 million was for deferred underwriting fees.
Simultaneously with the closing of the IPO, we consummated the private placement of 16,000,000 Private Warrants, at a price of $0.50 per Private Warrant to the Sponsor, generating proceeds of $8.0 million.
Upon the closing of the IPO and private placement, $230.0 million ($10.00 per Kensington Unit) of net proceeds, including the net proceeds of the IPO and certain of the proceeds of the private placement, was placed in the Trust Account located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule
2a-7
under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a business combination and (ii) the distribution of the Trust Account as described below.
If we are unable to complete a business combination within 24 months from the closing of the IPO, or March 4, 2024 (as such period may be extended pursuant to the Existing Governing Documents, the “Combination Period”), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, net of taxes payable (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the rights of holders of Public Shares as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the Combination Period.
Liquidity and Capital Resources
As of June 30, 2022, we had approximately $2.0 million in cash and working capital of approximately $1.0 million.
Our liquidity needs prior to the consummation of the IPO were satisfied through the payment of $25,000 from the Sponsor to cover certain expenses on behalf of us in exchange for issuance of Sponsor Shares and loan proceeds under the promissory note, dated March 24, 2021 that was later amended on November 16, 2021, which was converted into a Working Capital Loan (as defined below) on March 4, 2022. Subsequent to the consummation of the IPO, our liquidity has been satisfied through the net proceeds from the consummation of the IPO and the private placement held outside of the Trust Account. In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). As of June 30, 2022, there was $200,000 outstanding principal under the Working Capital Loan.
Based on the foregoing, management believes that we will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a business combination or one year from the filing of our Quarterly Report on Form
10-Q
for the quarter ended June 30, 2022. Over this time period, we will be using the funds held outside of the Trust Account for paying existing accounts payable, identifying and evaluating prospective initial business combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the business combination.
Management continues to evaluate the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of this condensed financial statements. The condensed financial statements does not include any adjustments that might result from the outcome of this uncertainty.
Results of Operations
Our entire activity from March 19, 2021 (inception) through June 30, 2022, was in preparation for the IPO. We will not generate any operating revenues until the closing and completion of our initial business combination, at the earliest.
For the three months ended June 30, 2022, we had a net income of approximately $2.9 million, which consisted of a non-cash
gain of approximately $4.3 million for the change in fair value of derivative warrant liabilities, and approximately $262,000 of income from investments held in the Trust Account, partly offset by approximately $1.6 million in general and administrative expenses, and $60,000 in administrative expenses—related party.
For the three months ended June 30, 2021, we had a net loss of approximately $10,000, which consisted solely of general and administrative expenses.

For the six months ended June 30, 2022, we had a net income of approximately $2.6 million, which consisted of a non-cash gain of approximately $4.7 million for the change in fair value of derivative warrant liabilities, and approximately $295,000 of income from investments held in the Trust Account, partly offset by approximately $1.7 million in general and administrative expenses, approximately $564,000 in offering costs associated with derivative warrant liabilities and $80,000 in administrative expenses—related party. For the period from March 19, 2021 (inception) through June 30, 2021, we had a net loss of approximately $36,000, which consisted solely of general and administrative expenses.
Contractual Obligations
Registration Rights
The holders of Sponsor Shares, Private Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, and any Kensington Class A Ordinary Shares issuable upon the exercise of the Private Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Sponsor Shares are entitled to registration rights pursuant to a registration rights agreement signed upon the consummation of the IPO. These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters were entitled to an underwriting discount of $0.20 per unit, or $4.6 million in the aggregate, paid upon the closing of the IPO. In addition, $0.35 per unit, or approximately $8.1 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a business combination, subject to the terms of the underwriting agreement. In addition, the underwriters’ right to receive such amount will be reduced by a percentage of the deferred underwriting commissions equal to a fraction, the numerator of which is the number of shares redeemed and the denominator of which is the number of shares that were sold by Kensington in the IPO (and the total amount of such reduction is capped at $4,025,000).
Service Agreement
On March 1, 2022, the Company entered into an agreement with DEHC LLC, an affiliate of the Company’s Chief Financial Officer, pursuant to which the Company agreed to pay service and administrative fees of $20,000 per month to DEHC LLC for 18 months commencing on the date of consummation of the IPO. Upon completion of the initial business combination, any portion of the amounts due that have not yet been paid will accelerate.
Critical Accounting Policies and Estimates
This management’s discussion and analysis of our financial condition and results of operations is based on our unaudited condensed financial statements, which have been prepared in accordance with GAAP. The preparation of these condensed financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in our condensed financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to fair value of financial instruments and accrued expenses. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We have identified the following as our critical accounting policies:
Derivative Financial Instruments
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including units and issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, will be re-assessed
at the end of each reporting period. Derivative warrant liabilities were classified as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
The Kensington Class 1 Warrants and Private Warrants were recognized as derivative warrant liabilities in accordance with ASC 815. Accordingly, the Company recognized the warrant instruments as liabilities at fair value and will adjust the instruments to fair value at each reporting period, with changes in fair value recognized in earnings, until exercised or expiration. The liabilities are subject to remeasurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s condensed statements of operations. The fair value of the Kensington Class 1 Warrants issued in connection with the IPO were initially estimated using a Monte Carlo simulation model. For periods where no observable traded price is available, the fair value continues to be estimated using a Monte Carlo simulation. The fair value of the Private Warrants is determined using Black-Scholes option pricing model. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Working Capital Loan—Related Party
The Company evaluates embedded conversion features within convertible debt to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings and losses. When an embedded derivative is bifurcated, the initial fair value of the embedded derivative generally creates a discount to the loan host instrument, which is subsequently amortized to interest expense over the life of the debt. Any bifurcated embedded derivative is presented combined with the loan host instrument in the accompanying condensed balance sheets.
Working Capital Loans may be converted into warrants of the post business combination entity at a price of $0.50 per warrant, at the option of the holder. The warrants obtained from conversion will be identical to the Private Warrants. The embedded conversion option is not clearly and closely related to the debt host instrument and was bifurcated from the loan host instrument, with a de minimis value, and classified on a combined basis with the loan host instrument in Working Capital Loan—related party in the accompanying condensed balance sheets.
Offering Costs Associated with the IPO
Offering costs consisted of legal, accounting, underwriting and other costs incurred that were directly related to the IPO. Upon completion of the IPO, offering costs were allocated to the separable financial instruments issued in the IPO based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities were expensed as incurred and presented as non-operating
expenses in the condensed statements of operations. Offering costs associated with the Public Shares were charged to the carrying value of temporary equity upon the completion of the IPO. The Company classifies deferred underwriting commissions as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Kensington Class A Ordinary Shares Subject to Possible Redemption
All of the 23,000,000 Kensington Class A Ordinary Shares sold as parts of the Kensington Units in the IPO (or Public Shares) contain a redemption feature. In accordance with the ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. The Company classified all of the Public Shares as temporary equity. Under ASC 480, the Company has elected to recognize changes in the redemption value immediately as they occur and adjust the carrying value of the Public Shares to equal the redemption value at the end of each reporting period. This method views the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the IPO, the Company recognized the remeasurement from initial book value to redemption amount value. The change in the carrying value of the redeemable Public Shares resulted in charges against additional paid-in
capital (to the extent available) and accumulated deficit.
Net Income (Loss) per Kensington Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Kensington Class A Ordinary Shares and Kensington Class B Ordinary Shares. Income and losses are shared pro rata between the two classes of shares. Net loss per ordinary share is calculated by dividing the net income by the weighted average shares of ordinary shares outstanding for the respective period.
The calculation of diluted net income (loss) does not consider the effect of the warrants underlying the Kensington Units sold in the IPO (including the consummation of the over-allotment) and the private warrants to purchase an aggregate of 62,000,000 Kensington Class A Ordinary Shares in the calculation of diluted income (loss) per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. The Company has considered the effect of Kensington Class B Ordinary Shares that were excluded from the weighted average number of basic shares outstanding as they were contingent on the exercise of over-allotment option by the underwriters. Though the contingency was satisfied, the Company had net income (loss) for the three and six months ended June 30, 2022, the three months ended June 30, 2021 and for the period from March 19, 2021 (inception) through June 30, 2021. Remeasurement of the redeemable Kensington Class A Ordinary Shares is excluded from net loss per share as the redemption value approximates fair value.
Recent Accounting Pronouncements
Our management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our unaudited condensed financial statements.
Off-Balance
Sheet Arrangements
As of June 30, 2022, we did not have any
off-balance
sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation
S-K
and did not have any commitments or contractual obligations.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging
growth companies. As such, our condensed financial statements may not be comparable to companies that comply with public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging
growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of the IPO or until we are no longer an “emerging growth company,” whichever is earlier.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Kensington Related Party Transactions
On March 31, 2021, the Sponsor purchased 7,475,000 Sponsor Shares for an aggregate purchase price of $25,000. On November 30, 2021, Kensington effected a share issue of 2,382,142 shares with respect to Kensington Class B Ordinary Shares, resulting in the Sponsor holding an aggregate of 9,857,142 Sponsor Shares. Prior to the initial investment in Kensington of $25,000 by the Sponsor, Kensington had no assets, tangible or intangible. The number of Sponsor Shares issued was determined based on the expectation that such Sponsor Shares would represent 20% of the outstanding shares upon consummation of the IPO. The Sponsor Shares (including the Kensington Class A Ordinary Shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
The Sponsor purchased an aggregate of 16,000,000 Private Warrants for a purchase price of $0.50 per Private Warrant simultaneously with the consummation of the IPO. As such, the Sponsor’s interest in the IPO was valued at $8,000,000. Each Private Warrant entitles the holder to purchase one Kensington Class A Ordinary Share at $11.50 per share, subject to adjustment as provided herein. The Private Warrants (including the warrants that may be issued upon conversion of working capital loans and the Kensington Class A Ordinary Shares issuable upon exercise of such warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. There are no redemption rights or liquidating distributions with respect to the Sponsor Shares or Private Warrants, which will expire worthless if Kensington fails to complete a business combination within the
24-month
time period after the consummation of the IPO or beyond such
24-month
time period as a result of a shareholder vote to amend the Existing Governing Documents.
If any of Kensington’s officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity, before Kensington can pursue such opportunity, subject to their fiduciary duties under Cayman Islands law. If these other entities decide to pursue any such opportunity, Kensington may be precluded from pursuing the same. The Existing Governing Documents provide that to the fullest extent permitted by law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as Kensington; and (ii) Kensington renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter that may be a corporate opportunity to participate in, any potential transaction or matter that may be a corporate opportunity for any director or officer, on the one hand, and Kensington, on the other. Kensington’s officers and directors currently have certain relevant fiduciary duties or contractual obligations to other entities that may take priority over their duties to Kensington.
Other than the payment to DEHC, an affiliate of Daniel Huber, Kensington’s Chief Financial Officer, of service and administrative fees of $20,000 per month for 18 months (upon completion of Kensington’s initial business combination, any portion of the amounts due that have not yet been paid will accelerate), no compensation of any kind, including finder’s and consulting fees, will be paid by Kensington to the Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of an initial business combination. Kensington’s audit committee will review on a quarterly basis all payments that were made by Kensington to its Sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket
expenses incurred by such persons in connection with activities on Kensington’s behalf.
The Sponsor has purchased an aggregate of $32,675,000 Kensington Original Units in the IPO, or approximately 16.3% of the Kensington Original Units offered in the IPO.

On March 24, 2021 the Sponsor agreed to loan Kensington up to $300,000 to cover the expenses related to the IPO pursuant to the Note. This loan was non-interest
bearing and payable upon the completion of the IPO; provided that amounts due under the Note were, at the option of the Sponsor, convertible into Working Capital Loans. Kensington borrowed $200,000 under the Note and the Sponsor elected to convert the Note into a Working Capital Loan on March 4, 2022. As of June 30, 2022, the Sponsor has made Working Capital Loans of $200,000. Such Working Capital Loans may be repaid out of the proceeds of the Trust Account released to Kensington or converted into warrants of the post-Business Combination entity at a price of $0.50 per warrant, such warrants to be identical to the Private Warrants. The Sponsor has informed Kensington of the following: that the Sponsor intends to convert the loan into 400,000 warrants on the same terms as the Private Warrants (as contemplated by the warrant agreement pursuant to which the Private Warrants were issued) at the same time the Business Combination is completed and for such warrants to be issued equally to Justin Mirro and Daniel Huber, who had each advanced one-half
of such amount to the Sponsor in order for the loan to be made. Such warrants have an aggregate market value of approximately $120,000 based on the closing price of the Public Warrants of $0.30 on the NYSE on August 17, 2022.
In addition, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of Sponsor or certain of Kensington’s officers and directors may, but are not obligated to, loan Kensington funds as may be required. If Kensington completes its initial business combination, it may repay such loaned amounts out of the proceeds of the Trust Account released to it. In the event that the initial business combination does not close, Kensington may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from its Trust Account would be used for such repayment. Up to $2,000,000 of such loans may be convertible into warrants, at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the Private Warrants. Other than the Note, which was converted into these working capital loans at the Sponsor’s election, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Kensington does not expect to seek loans from parties other than the Sponsor or an affiliate of Sponsor as it does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account.
After the initial business combination, members of Kensington’s management team who remain with the company, if any, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to Kensington’s shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to Kensington’s shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of an extraordinary general meeting held to consider the initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
Kensington’s Sponsor, officers and directors have entered into a letter agreement with Kensington, pursuant to which they have agreed to waive (i) their redemption rights with respect to any Sponsor Shares and any Public Shares held by them in connection with the completion of an initial business combination, (ii) their redemption rights with respect to any Sponsor Shares and any Public Shares held by them in connection with a shareholder vote to approve an amendment to the Existing Governing Documents (A) to modify the substance or timing of Kensington’s obligation to allow redemption in connection with an initial business combination or to redeem 100% of the Public Shares if Kensington has not completed an initial business combination within 24 months from the consummation of the IPO or (B) with respect to any other provision relating to shareholders’ rights or pre-initial
business combination activity and (iii) their rights to liquidating distributions from the Trust Account with respect to any Sponsor Shares held by them if Kensington fails to complete an initial business combination within 24 months from the closing of the IPO or beyond such 24 month time period as a result of a shareholder vote to amend the Existing Governing Documents, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if Kensington fails to complete an initial business combination within the prescribed time frame. If Kensington submits its initial business combination to the Public Shareholders for a vote, Kensington will complete its initial business combination only if it obtains the approval of an Ordinary Resolution (as defined in the Existing Governing Documents), which requires the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon at a general meeting of Kensington.
Related Party Policy
Kensington has adopted its Code of Ethics requiring it to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by the Kensington Board (or the appropriate committee of the Kensington Board) or as disclosed in Kensington’s public filings with the SEC. Under Kensington’s Code of Ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving Kensington.
In addition, Kensington’s audit committee, pursuant to its written charter, is responsible for reviewing and approving related party transactions to the extent that Kensington enters into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. The audit committee charter is available on Kensington’s website. Kensington has also required each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
In light of the involvement of the Sponsor, officers and directors with other entities, Kensington may decide to acquire one or more businesses affiliated with the Sponsor (or its affiliates), officers or directors or otherwise acquire a business that later becomes affiliated with the Sponsor (or its affiliates) or otherwise carry out non-arm’s
length transactions with any of such parties. To minimize conflicts of interest, Kensington has agreed not to consummate an initial business combination with an entity that is affiliated with any of Kensington’s Sponsor, officers or directors unless Kensington, or a committee of independent directors, has obtained an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that an initial business combination is fair to Kensington from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments made by Kensington to its Sponsor, officers or directors, or its or their affiliates, for services rendered to Kensington prior to or in connection with the consummation of an initial business combination. However, the following payments will be made to Kensington’s Sponsor, officers or directors, or its or their affiliates, none of which will be made from the proceeds of the IPO and the sale of the Private Warrants held in the Trust Account prior to the consummation of an initial business combination:

•
repayment of an aggregate of up to $300,000 in loans made to Kensington by the Sponsor under the Note; and as of June 30, 2022, there was $200,000 outstanding under the Note; which amounts will be converted into 400,000 warrants to purchase New Amprius Common Stock at a price of $0.50 per warrant, such warrants to be on the same terms as the Private Warrants;

•
payment of service and administrative fees to DEHC, an affiliate of Daniel Huber, Kensington’s Chief Financial Officer, of $20,000 per month for up to 18 months commencing on the listing date provided that payments will not exceed $360,000; and provided further that upon the Closing, any portion of the $360,000 that has not yet been paid will accelerate and become due at the Closing;

•	reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•
repayment of loans which may be made by Kensington’s Sponsor or an affiliate of its Sponsor or certain of its officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $2,000,000 of such loans may be convertible into warrants, at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the Private Warrants.

Sponsor Support Agreement
Concurrently with the execution of the Business Combination Agreement, Kensington, Amprius and the Sponsor entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor reaffirmed its obligations in existing arrangements with Kensington to vote in favor of each of the proposals to be voted upon at the meeting of Kensington shareholders in connection with the Business Combination, including approval of the Business Combination Agreement and the transactions contemplated thereby, and agreed to be bound by the terms of the lock-up
in the Proposed Bylaws.
Stockholder Support Agreement
Concurrently with the execution of the Business Combination Agreement, Kensington and Amprius, Inc. entered into the Stockholder Support Agreement pursuant to which, among other things, Amprius, Inc. agreed to vote all of its shares of Amprius Common Stock in favor of the approval and adoption of the Proposed Transactions within 24 hours after Amprius requests it to do so, provided that Amprius may not make such request until the Registration Statement is declared effective by the SEC. Additionally, Amprius, Inc. has agreed not to (a) transfer any of its shares of Amprius Common Stock (or enter into any arrangement with respect thereto) or (b) enter into any voting arrangement that is inconsistent with the Stockholder Support Agreement. The Stockholder Support Agreement terminates on the occurrence of certain events, including the termination of the Business Combination Agreement in accordance with its terms or certain amendments or modifications to the terms of the Business Combination Agreement. Amprius, Inc. has a sufficient number of votes to approve the Business Combination and other transactions that require the approval of Amprius’ stockholders.
Registration Rights Agreement
Pursuant to the Business Combination Agreement, at the Closing, the Holders will enter into the Registration Rights Agreement. Pursuant to the terms of the Registration Rights Agreement, Kensington will be obligated to file a registration statement to register the resale of certain securities of Kensington held by the Holders. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, that Kensington file a registration statement on Form
S-3
(or on Form
S-1
if Form
S-3
is not available) to register the securities of Kensington held by such Holders. The Registration Rights Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.
Amprius Related Party Transactions
Amprius is a majority owned subsidiary of Amprius, Inc., which owns approximately 99.6% of the outstanding Amprius Common Stock. Amprius, Inc. was formed in 2008 to pursue silicon nanowire anode technology conceived at Stanford. In 2015, Amprius, Inc. formed Amprius to be the entity that focused on development of the silicon nanowire anode. Since its inception, Amprius’ operating resources such as cash, equipment, facilities, personnel and management have been provided by Amprius, Inc. Certain directors and executive officers of Amprius own Amprius, Inc. securities or options to purchase Amprius, Inc. securities, and all directors of Amprius are also directors of Amprius, Inc.
At various times Amprius, Inc. also formed and invested in subsidiaries to pursue battery-related businesses in China. Because the nature of the different businesses varied widely, ownership of each of these entities was transferred to the Amprius, Inc. stockholders in early 2022 so that each could pursue its business separately. One of the former subsidiaries holds a majority interest in Amprius Wuxi, a manufacturing joint venture in Wuxi, China that manufactures conventional batteries for the China market. Another builds battery packs for maritime and other markets. A third, Amprius Nanjing, is developing powders for silicon composite anodes. Following the spin-offs, Dr. Sun, our Chief Executive Officer and a member of the Amprius Board, has continued to serve on the boards of each of these entities and their respective holding companies. Amprius’ silicon nanowire anode technology has not been shared with the former subsidiaries, and in 2022, all intellectual property related to such technology was assigned to Amprius.
Intercompany Services Agreement
On February 27, 2017, Amprius entered into the Intercompany Services Agreement with Amprius, Inc., pursuant to which Amprius, Inc. agreed to provide certain services to Amprius, including financial and external reporting services, tax and general accounting services, engineering services, legal and patent-related services, services related to business development, information technology and human resources and other administrative services. The cost attributable to Amprius is calculated using a percentage allocation of total cost incurred. For the one month ended January 31, 2022 and the years ended December 31, 2021 and 2020, the fee for Amprius, Inc.’s services pursuant to the Intercompany Services Agreement was 25% of total costs incurred by Amprius, Inc. in connection with the services provided under the agreement. From February 2022, the fee for Amprius, Inc.’s services pursuant to the Intercompany Services Agreement was 100% of total costs incurred by Amprius, Inc. in connection with the services provided under the agreement. The Intercompany Services Agreement is expected to be terminated in connection with the Closing. Service costs allocated to Amprius under the Intercompany Services Agreement, including costs related to stock-based compensation, were approximately $1.4 million, $0.4 million and $0.4 million for the years ended December 31, 2021, 2020 and 2019, respectively. For the six months ended June 30, 2022, service costs allocated to Amprius, including costs related to stock-based
compensation, were approximately $0.7 million. The service costs allocated to Amprius were accounted for as capital contributions by Amprius, Inc. to Amprius.
Capital Contributions
For the years ended December 31, 2021, 2020 and 2019, Amprius, Inc. made contributions to Amprius of approximately $20.2 million, $4.5 million and $9.7 million, respectively, in addition to the amounts allocated under the Intercompany Services Agreement, to support Amprius’ operations.
Assignment of Lease
On May 1, 2022, Amprius and Amprius, Inc. entered into the Assignment and Assumption of Lease, pursuant to which Amprius, Inc. assigned to Amprius all its rights, title and interest under the lease agreement for Amprius’ headquarters in Fremont, California, and Amprius assumed all obligations as a lessee under the lease agreement. Under the terms of the lease agreement, rent is payable in monthly installments on the first day of every calendar month. The current monthly rent payment under the lease agreement is approximately $44,000 and increases to approximately $46,000 by the end of the lease term. The lease agreement expires on June 30, 2024, and Amprius has the option to extend the lease term for 60 months.
Transactions with Affiliate Subsidiaries
Amprius purchases raw materials and development materials from Amprius Nanjing and Amprius Wuxi. For the years ended December 31, 2021, 2020 and 2019, aggregate purchases from Amprius Nanjing and Amprius Wuxi totaled approximately $0.3 million, $0.4 million and $0.3 million, respectively. There is no commitment on either party to continue such sales, and such materials are widely available and may be sourced elsewhere.
Tax Sharing Agreement
Concurrently with the execution of the Business Combination Agreement, Amprius and Amprius, Inc. entered into the Tax Sharing Agreement, a copy of which is included as an exhibit to the registration statement of which this proxy statement/prospectus is a part. The Tax Sharing Agreement generally provides that, with respect to any U.S. federal consolidated group of which Amprius, Inc. and Amprius are members, Amprius, Inc. will be responsible for and will indemnify Amprius for the tax liability of such group. In addition, Amprius, Inc. will be responsible for and will indemnify Amprius for taxes of any consolidated, combined or unitary tax return for state tax purposes for a group that includes Amprius, Inc. and Amprius. The Tax Sharing Agreement also provides that Amprius, Inc. will generally control any tax returns and any tax audits or other proceedings for the taxes addressed by the Tax Sharing Agreement. For more information, see the section entitled “
Proposal No. 1—The Business Combination Proposal—Certain Agreements Related to the Business Combination—Tax Sharing Agreement
.”
Possible Post-Closing Consolidation
Following the closing of the Business Combination, Amprius believes that Amprius, Inc. will evaluate its options to facilitate Amprius, Inc.’s stockholders holding the New Amprius Common Stock directly rather than holding it indirectly through Amprius, Inc. Among the options that Amprius believes that Amprius, Inc. is considering is a possible transaction whereby Amprius, Inc. would be acquired by or merge with a wholly owned subsidiary of New Amprius, whereby Amprius, Inc.’s stockholder would receive New Amprius Common Stock in exchange for their interests in Amprius, Inc. The terms of any such transaction would be subject to negotiation and approval by the New Amprius Board.
Related Person Transactions Policy Following the Business Combination
Upon the Closing, it is anticipated that the New Amprius Board will adopt a written Related Person Transactions Policy that sets forth New Amprius’ policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of New Amprius’ policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which New Amprius or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
Transactions involving compensation for services provided to New Amprius as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of New Amprius’ voting securities (including New Amprius Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of New Amprius’ voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to New Amprius’ audit committee (or, where review by New Amprius’ audit committee would be inappropriate, to another independent body of the New Amprius Board) for review. To identify related person transactions in advance, New Amprius will rely on information supplied by New Amprius’ executive officers, directors and certain significant stockholders. In considering related person transactions, New Amprius’ audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs, and benefits to New Amprius;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

New Amprius’ audit committee will approve only those transactions that it determines are fair to us and in New Amprius’ best interests. All of the transactions described above were entered into prior to the adoption of such policy.
Indemnification Agreements
New Amprius intends to enter into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Proposed Certificate of Incorporation and the Proposed Bylaws. These agreements, among other things, will require New Amprius to indemnify New Amprius’ directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of New Amprius’ directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at New Amprius’ request. For more information regarding these indemnification arrangements, see the section entitled “
Management After the Business Combination—Limitation on Liability and Indemnification of Directors and Officers
.” Kensington believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in the Proposed Certificate of Incorporation and the Proposed Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit New Amprius and its stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

COMPARISON OF CORPORATE GOVERNANCE AND STOCKHOLDER RIGHTS
Kensington is an exempted company incorporated under the Companies Act. The Companies Act and the Existing Governing Documents govern the rights of Kensington’s shareholders. The Companies Act differs in some material respects from laws generally applicable to Delaware corporations and their stockholders. In addition, the Existing Governing Documents differs in certain material respects from the Proposed Governing Documents. As a result, when you become a stockholder of New Amprius, your rights will differ in some regards as compared to when you were a shareholder of Kensington.
Below is a summary chart outlining important similarities and differences in the corporate governance and stockholder/shareholder rights associated with each of Kensington and New Amprius according to applicable law or the organizational documents of Kensington and New Amprius.
This summary is qualified by reference to the complete text of the Existing Governing Documents of Kensington attached as an exhibit to this proxy statement/prospectus, the complete text of the Proposed Certificate of Incorporation, a copy of which is attached to this proxy statement/prospectus as Annex B and the complete text of the Proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C. You should review each of the Proposed Governing Documents, as well as the Delaware corporate law and corporate laws of the Cayman Islands, including the Companies Act, to understand how these laws apply to New Amprius and Kensington, respectively.

	Delaware	Cayman Islands
Stockholder/Shareholder Approval of Transactions
Mergers generally require approval of a majority of the voting power of all outstanding shares.

Mergers in which less than 20% of the acquirer’s stock is issued generally do not require acquirer stockholder approval.

Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

Mergers require the approval of a special resolution under the laws of the Cayman Islands, which requires the affirmative vote of at least a two-thirds
majority of the ordinary shares represented in person or by proxy and entitled to a vote at a general meeting of the company, and any other authorization as may be specified in the relevant articles of association. Parties holding certain security interests in the constituent companies must also consent.

All mergers (other than parent/subsidiary mergers) require shareholder approval—there is no exception for smaller mergers.

Where a bidder has acquired 90% or more of the shares in a Cayman Islands company, it can compel the acquisition of the shares of the remaining shareholders and thereby become the sole shareholder.

A Cayman Islands company may also be acquired through a “scheme of arrangement”

	Delaware	Cayman Islands
sanctioned by a Cayman Islands court and approved by 50%+1 in number and 75% in value of shareholders in attendance and voting at a general meeting.

Stockholder/Shareholder Votes for Routine Matters	Generally, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.	Under the Companies Act and Kensington’s Existing Governing Documents, routine corporate matters may be approved by an ordinary resolution (which requires the affirmative vote of at least a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon at a general meeting of the company).

Appraisal Rights	Generally, a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.	Minority shareholders that dissent from a merger are entitled to be paid the fair market value of their shares, which if necessary may ultimately be determined by the court.

Inspection of Books and Records	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.

Stockholder/Shareholder Lawsuits	A stockholder may bring a derivative suit subject to procedural requirements (including adopting Delaware as the exclusive forum as per Governing Documents Proposal 4C).	In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company, but only in certain limited circumstances.

Fiduciary Duties of Directors	Directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders.
A director owes fiduciary duties to a company, including to exercise loyalty, honesty and good faith to the company as a whole.

In addition to fiduciary duties, directors of Kensington owe a duty of care, diligence and skill.

Such duties are owed to the company but may be owed direct to creditors or shareholders in certain limited circumstances.

	Delaware	Cayman Islands
Indemnification of Directors and Officers	A corporation is generally permitted to indemnify its directors and officers acting in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.	A Cayman Islands company generally may indemnify its directors or officers except with regard to fraud or willful default.

Limited Liability of Directors	Permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.	Liability of directors may be unlimited, except with regard to their own fraud or willful default.

Business Combination or Anti- takeover Statutes
Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning 15% or more of the corporation’s voting stock) for three years following the date that person becomes an interested stockholder, unless: (i) before such stockholder becomes an “interested stockholder,” the board of directors approves the business combination or the transaction that results in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (iii) at the time or after the stockholder became an interested stockholder, the board of directors and at least two-thirds
of the disinterested outstanding voting stock of the corporation approves the transaction.

New Amprius has opted out of the protections of Section 203 of the DGCL.
There are none.

MANAGEMENT AFTER THE BUSINESS COMBINATION
Executive Officers and Directors After the Business Combination
Upon the Closing, the business and affairs of New Amprius will be managed by or under the direction of the New Amprius Board. All of the New Amprius executive officers and directors reside within the United States. The directors and executive officers of New Amprius upon the Closing are expected to include the following, in addition to one director to be selected by Kensington:

Name	Age	Position
Dr. Kang Sun	67	President, Chief Executive Officer and Class III Director
Sandra Wallach	57	Chief Financial Officer
Jonathan Bornstein	64	Chief Operating Officer
Dr. Ionel Stefan	50	Chief Technology Officer
Donald R. Dixon	74	Chair and Class III Director
Dr. Steven Chu	74	Class II Director
Dr. Wen Hsieh	49	Class I Director
Justin Mirro	53	Class II Director
Dr.
 Kang Sun
will serve as New Amprius’ Chief Executive Officer and as a Class III director of the New Amprius Board upon the Closing. Dr. Sun has served as Amprius’ President and Chief Executive Officer since February 2017 and as a director on the Amprius Board since December 2016. Dr. Sun has also served as President, Chief Executive Officer and a director of Amprius, Inc. since March 2010. He also has served as a director of Amprius (Nanjing) Co. Ltd. since 2017 and Amprius (Wuxi) Co. Ltd. since November 2014, both entities of which were spun off from Amprius in 2022. Prior to joining Amprius, Inc., Dr. Sun led two business ventures in the renewable energy space, serving as President and Chief Operating Officer of JA Solar Co. Ltd., a manufacturer of high-performance photovoltaic products, and as chairman and Chief Executive Officer of RayTracker Inc., an advanced solar tracking system company that was acquired by First Solar Inc. Prior to that, he has held senior executive positions in several large business enterprises and technology start-ups,
including Vice President and General Manager at Honeywell International Inc. and Vice President of Technology at Canon Production Printing (formerly Oce, N.V.). Dr. Sun holds a Ph.D. in Chemistry from Brown University, an M.S. degree in Chemistry from the University of Georgia and a B.S. degree in Chemistry from Nanjing University, China.
We believe Dr. Sun is qualified to serve on the New Amprius Board because of the perspective and experience he brings as Amprius’ Chief Executive Officer, his leadership experience in the energy industry and his strong scientific knowledge.
Sandra Wallach
will serve as New Amprius’ Chief Financial Officer upon the Closing. Ms. Wallach has served as Amprius’ Chief Financial Officer since August 2021. Prior to joining Amprius, Ms. Wallach served as the Chief Financial Officer of Identiv, Inc., a publicly held authentication and security solutions company from February 2017 to August 2021. Prior to that, she served as Vice President of Finance for MiaSole, a thin film solar technology company, from June 2013 to February 2017. Ms. Wallach has also previously served as Chief Financial Officer of UBM Tech, a wholly owned subsidiary of UBM LLC, and Vice President of Finance at Juniper Networks, Inc., and has held different financial management positions with Intuit. Prior to Intuit, Ms. Wallach served as Chief Financial Officer of General Electric’s (GE) Industrial Systems, Drives & Controls division. Ms. Wallach holds a B.A. degree in Economics and Public Policy from the University of California at Berkeley.
Jonathan Bornstein
will serve as New Amprius’ Chief Operating Officer upon the Closing. Mr. Bornstein has served as Amprius’ Chief Operating Officer since February 2015. Mr. Bornstein has also served as Amprius, Inc.’s Senior Director of Engineering since March 2013. Prior to joining Amprius, Inc., Mr. Bornstein served as Senior Director of Technology Development and Integration at Ampulse Corporation, where he led the development of a photovoltaic cell on flexible metal foil substrate. Mr. Bornstein has also previously served as a

Manager of Process Integration and Development at Intel Corporation and Director of Engineering Operations at Brion Technologies. Mr. Bornstein holds a M.S. degree in Materials Science from Stanford University and a B.S. degree in Chemistry from Antioch College.
Dr.
 Ionel Stefan
will serve as New Amprius’ Chief Technology Officer upon the Closing. Dr. Stefan has served as Amprius’ Chief Technology Officer since August 2015. Dr. Stefan is a recognized expert in electrochemistry and energy storage and leads Amprius’ scientific research and development activities for advancing lithium ion cell performance. Dr. Stefan has also served as a Senior Scientist at Amprius, Inc. since November 2009 and as Director of Battery Technology since November 2012. Prior to joining Amprius, Inc., Dr. Stefan was a Scientist Electrochemist at Nanosys Inc. Dr. Stefan holds a Ph.D. in Chemistry from Case Western Reserve University, a M.S. degree in Electrochemistry and Analytical Chemistry from Babes-Bolyai University, and a B.S. degree in Chemistry from Babes-Bolyai University.
Donald R. Dixon
will serve as Chair and a Class III director of the New Amprius Board upon the Closing. Mr. Dixon has served as the Chair of the Amprius Board since December 2016. Mr. Dixon has also served as a director of Amprius, Inc. since June 2009. In 1993, he co-founded,
and has since served as Managing Director of, Trident Capital, a venture capital fund, and in 2015, he co-founded,
and has since served as the Managing Director of, ForgePoint Capital, an investment firm focused on cybersecurity. Prior to Trident Capital, Don was the
Co-President
at Partech International, a private equity fund associated with Banque Paribas, a Managing Director at Alex. Brown & Sons, and a Vice President at Morgan Stanley. Mr. Dixon currently serves as a director of IronNet, Inc., a publicly held cybersecurity company, and as a director of several privately held companies. Mr. Dixon has previously served on the boards of directors of the publicly held companies Qualys, Inc. and Top Image Systems Ltd. Mr. Dixon is a member of the Leadership Council of the Princeton University School of Engineering and Applied Sciences and serves on the Advisory Board of the Harvard Kennedy School Center for Public Leadership. Mr. Dixon holds a B.S.E. degree in Aerospace Engineering from Princeton University and an M.B.A. from the Stanford Graduate School of Business.
We believe Mr. Dixon is qualified to serve on the New Amprius Board because of his extensive investment experience in the technology industry and extensive expertise and skills in strategy, finance and management.
Dr.
 Steven Chu
will serve as a Class II director of the New Amprius Board upon the Closing. Dr. Chu has served as a director on the Amprius Board since December 2016. Dr. Chu has also served as a director of Amprius, Inc. since January 2014. Dr. Chu has served as the William R. Kenan, Jr., Professor of Physics and Professor of Molecular & Cellular Physiology in the Medical School at Stanford University since May 2013. Dr. Chu is a co-recipient
of the 1997 Nobel Prize in Physics for his contributions to laser cooling and atom trapping and has received numerous other awards. Dr. Chu was the 12th U.S. Secretary of Energy from January 2009 to April 2013. Prior to his cabinet post, he was director of the Lawrence Berkeley National Laboratory, where he was active in pursuit of alternative and renewable energy technologies, and Professor of Physics and Applied Physics at Stanford University, where he helped launch
Bio-X,
a multi-disciplinary institute combining the physical and biological sciences with medicine and engineering. Prior to that, he was head of the Quantum Electronics Research Department at AT&T Bell Laboratories. He is a member of the National Academy of Sciences, the American Philosophical Society, the American Academy of Arts and Sciences, the Academia Sinica, a foreign member of the Royal Society, the Royal Academy of Engineering, the Chinese Academy of Sciences, the Korean Academy of Sciences and Technology and the National Academy of Sciences, Belarus, and the Chair of the American Association for the Advancement of Science. Dr. Chu currently serves on the board of directors of Zymergen Inc., a publicly held biotechnology company, and Oatly Group AB, a publicly held oat milk company. Dr. Chu holds an A.B. degree in Mathematics and a B.S. degree in Physics from the University of Rochester, and a Ph.D. in Physics from the University of California at Berkeley, and has 33 honorary degrees.
We believe Dr. Chu is qualified to serve on the New Amprius Board because of his extensive background in sciences, academia and government.

Dr.
 Wen Hsieh
will serve as a Class I director of the New Amprius Board upon the Closing. Dr. Hsieh has served as a director on the Amprius Board since December 2016. Dr. Hsieh has been a General Partner at Kleiner Perkins Caufield & Byers, a venture capital firm, where he focuses on hardware-related investments, since February 2006. Prior to joining Kleiner Perkins, Dr. Hsieh was an Associate Principal at McKinsey & Company San Francisco and a leader of McKinsey’s Asia semiconductor practice. During his time at McKinsey, Dr. Hsieh focused primarily on serving leading companies across the global semiconductor value chain. Earlier in his career, Dr. Hsieh founded OnChip Technologies, a startup developing MEMS microfluidic biochips. Dr. Hsieh currently serves on the board of directors of public companies Desktop Metal, Inc. and AEye, Inc., and as a director of several privately held companies. Dr. Hsieh holds a B.S., M.S. and Ph.D. in Electrical Engineering with a Biology Minor from California Institute of Technology.
We believe Dr. Hsieh is qualified to serve on the New Amprius Board because of his extensive investment experience in the technology industry, extensive expertise and skills in strategy, finance and management and strong scientific knowledge.
Justin Mirro
will serve as Class II director of the New Amprius Board upon the Closing. Mr. Mirro’s biographical information can be found in “
Information About Kensington—Directors and Executive Compensation
.”
We believe Mr. Mirro is qualified to serve on our board of directors due to his extensive experience in strategy, finance and management.
Board Composition
New Amprius’ business and affairs will be organized under the direction of the New Amprius Board. We anticipate that the New Amprius Board will consist of five members upon the Closing, with Mr. Dixon serving as Chair. The primary responsibilities of the New Amprius Board will be to provide oversight, strategic guidance, counseling and direction to New Amprius’ management. The New Amprius Board will meet on a regular basis and additionally as required.
In accordance with the terms of the Proposed Bylaws, which will be effective upon the Domestication, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Any director may be removed from office by the stockholders of New Amprius as provided in Section 141(k) of the DGCL.
Director Independence
Upon the Closing, the New Amprius Board is expected to determine that each of the directors on the New Amprius Board other than Dr. Sun will qualify as independent directors, as defined under the rules of the NYSE, and the New Amprius Board will consist of a majority of “independent directors,” as defined under the rules of the SEC and the NYSE relating to director independence requirements. In addition, New Amprius will be subject to the rules of the SEC and the NYSE relating to the membership, qualifications, and operations of the audit committee, as discussed below.
Role of the New Amprius Board in Risk Oversight/Risk Committee
Upon the Closing, one of the key functions of the New Amprius Board will be informed oversight of New Amprius’ risk management process. The New Amprius Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the New Amprius Board as a whole, as well as through various standing committees of the New Amprius Board that address risks inherent in their respective areas of oversight. In particular, the New Amprius Board will be responsible for monitoring and assessing strategic risk exposure and New Amprius’ audit committee will have the responsibility to consider and discuss New Amprius’ major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.
The audit committee will also monitor compliance with legal and regulatory requirements. New Amprius’ compensation committee will also assess and monitor whether New Amprius’ compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Board Committees
Effective upon the Closing, the New Amprius Board will have three standing committees—an audit committee, a compensation committee, and a nominating and corporate governance committee. Following the Closing, copies of the charters for each committee will be available on New Amprius’ website.
Audit Committee
New Amprius’ audit committee will consist of Mr. Dixon and Dr. Hsieh. The New Amprius Board will determine that each of the members of the audit committee will satisfy the independence requirements of the NYSE and Rule
10A-3
under the Exchange Act and be able to read and understand fundamental financial statements in accordance with the NYSE audit committee requirements. In arriving at this determination, the New Amprius Board will examine each audit committee member’s scope of experience and the nature of their prior and/or current employment. New Amprius intends to rely on the phase-in provisions of Rule 10A-3 of the Exchange Act and the NYSE transition rules applicable to companies completing an initial listing, and New Amprius plans to have an audit committee comprised of at least three directors that are entirely independent within one year after Kensington’s listing date.
Mr. Dixon will serve as the chair of the audit committee. The New Amprius Board will determine that Mr. Dixon qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE rules. In making this determination, the New Amprius Board will consider formal education and previous experience in financial roles. New Amprius’ independent registered public accounting firm and management will periodically meet privately with New Amprius’ audit committee.
The functions of this committee are expected to include, among other things:

•
evaluating the performance, independence and qualifications of New Amprius’ independent auditors and determining whether to retain New Amprius’ existing independent auditors or engage new independent auditors;

•	reviewing New Amprius’ financial reporting processes and disclosure controls;

•	reviewing and approving the engagement of New Amprius’ independent auditors to perform audit services and any permissible non-audit services;

•
reviewing the adequacy and effectiveness of New Amprius’ internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of New Amprius’ internal audit function;

•	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by New Amprius;

•
obtaining and reviewing at least annually a report by New Amprius’ independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•	monitoring the rotation of partners of New Amprius’ independent auditors on New Amprius’ engagement team as required by law;

•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of New Amprius’ independent auditor;

•
reviewing New Amprius’ annual and quarterly financial statements and reports, including the disclosures contained in “Amprius Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with New Amprius’ independent auditors and management;

•
reviewing with New Amprius’ independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of New Amprius’ financial controls and critical accounting policies;

•	reviewing with management and New Amprius’ auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by New Amprius regarding financial controls, accounting, auditing or other matters;

•	preparing the report that the SEC requires in New Amprius’ annual proxy statement;

•
reviewing and providing oversight of any related party transactions in accordance with New Amprius’ related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including New Amprius’ code of ethics;

•	reviewing New Amprius’ major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.
The composition and function of the audit committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. New Amprius will comply with future requirements to the extent they become applicable to New Amprius.
Compensation Committee
New Amprius’ compensation committee will consist of Mr. Dixon and Dr. Hsieh. Dr. Hsieh will serve as the chair of the compensation committee. The New Amprius Board will determine that each of the members of the compensation committee will be a non-employee
director, as defined in Rule
16b-3
promulgated under the Exchange Act and will satisfy the independence requirements of the NYSE. The functions of the committee are expected to include, among other things:

•	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•	reviewing and approving the compensation and other terms of employment of New Amprius’ executive officers;

•	reviewing and approving performance goals and objectives relevant to the compensation of New Amprius’ executive officers and assessing their performance against these goals and objectives;

•
making recommendations to the New Amprius Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the New Amprius Board;

•	reviewing and making recommendations to the New Amprius Board regarding the type and amount of compensation to be paid or awarded to New Amprius’ non-employee board members;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering New Amprius’ equity incentive plans, to the extent such authority is delegated by the New Amprius Board;

•
reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for New Amprius’ executive officers;

•
reviewing with management New Amprius’ disclosures under the caption “Compensation Discussion and Analysis” in New Amprius’ periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing an annual report on executive compensation that the SEC requires in New Amprius’ annual proxy statement; and

•	reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with the New Amprius Board.
The composition and function of its compensation committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and the NYSE rules and regulations. New Amprius will comply with future requirements to the extent they become applicable to New Amprius.
Nominating and Corporate Governance Committee
New Amprius’ nominating and corporate governance committee will consist of Dr. Chu and Mr. Mirro. The New Amprius Board will determine that each of the members of New Amprius’ nominating and corporate governance committee will satisfy the independence requirements of the NYSE.
Dr. Chu will serve as the chair of New Amprius’ nominating and corporate governance committee. The functions of this committee are expected to include, among other things:

•	identifying, reviewing and making recommendations of candidates to serve on the New Amprius Board;

•	evaluating the performance of the New Amprius Board, committees of the New Amprius Board and individual directors and determining whether continued service on the New Amprius Board is appropriate;

•	evaluating nominations by stockholders of candidates for election to the New Amprius Board;

•	evaluating the current size, composition and organization of the New Amprius Board and its committees and making recommendations to the New Amprius Board for approvals;

•	developing a set of corporate governance policies and principles and recommending to the New Amprius Board any changes to such policies and principles;

•	reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the New Amprius Board current and emerging corporate governance trends; and

•
reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to the New Amprius Board, including undertaking an annual review of its own performance.

The composition and function of the nominating and corporate governance committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and the NYSE rules and regulations. New Amprius will comply with future requirements to the extent they become applicable.

Compensation Committee Interlocks and Insider Participation
None of the intended members of New Amprius’ compensation committee has ever been an executive officer or employee of New Amprius. None of New Amprius’ intended executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the New Amprius Board or compensation committee.
Limitation on Liability and Indemnification of Directors and Officers
The Proposed Certificate of Incorporation, which will be effective upon the Domestication, limits New Amprius’ directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of New Amprius’ directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The DGCL and the Proposed Bylaws provide that New Amprius will, in certain situations, indemnify New Amprius’ directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, New Amprius will enter into separate indemnification agreements with New Amprius’ directors and officers. These agreements, among other things, require New Amprius to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of New Amprius’ directors or officers or any other company or enterprise to which the person provides services at New Amprius’ request.
New Amprius plans to maintain a directors’ and officers’ insurance policy pursuant to which New Amprius’ directors and officers are insured against liability for actions taken in their capacities as directors and officers. Kensington believes these provisions in the Proposed Certificate of Incorporation and the Proposed Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors
The New Amprius Board will adopt a code of business conduct and ethics (the “Code of Conduct”), applicable to all of New Amprius’ employees, executive officers and directors. The Code of Conduct will be available on New Amprius’ website, ir.amprius.com. Information contained on or accessible through New Amprius’ website is not a part of this proxy statement/prospectus, and the inclusion of New Amprius’ website address in this proxy statement/prospectus is an inactive textual reference only. The New Amprius Board, or a duly appointed committee thereof, will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on New Amprius’ website.
Non-Employee
Director Compensation
We expect the New Amprius Board to review director compensation periodically to ensure that director compensation remains competitive such that New Amprius is able to recruit and retain qualified directors. Following the Closing, New Amprius intends to develop a non-employee
director compensation program that is designed to align compensation with New Amprius’ business objectives and the creation of stockholder value, while enabling New Amprius to attract, retain, incentivize and reward directors who contribute to the long-term success of New Amprius.

DESCRIPTION OF SECURITIES AFTER THE BUSINESS COMBINATION
As a result of the Business Combination, Kensington shareholders who receive shares of New Amprius Common Stock will become New Amprius stockholders. Your rights as New Amprius stockholders will be governed by Delaware law and by New Amprius’ certificate of incorporation and bylaws. The following summary of the material terms of New Amprius’ securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. Kensington urges you to read the Proposed Governing Documents in their entirety for a complete description of the rights and preferences of New Amprius’ securities following the Business Combination. The full text of the Proposed Certificate of Incorporation is attached as Annex B to this proxy statement/prospectus. The Proposed Bylaws will be adopted by the New Amprius Board immediately following the Domestication. The affirmative vote of a majority of the New Amprius Board is required to adopt, amend, alter or repeal the Proposed Bylaws. The full text of the Proposed Bylaws is attached as Annex C to this proxy statement/prospectus.
For more information about the Governing Documents Proposals, see the section entitled “
The Governing Documents Proposals.
”
General
The authorized capital stock of New Amprius will consist of 1,000,000,000 shares, $0.0001 par value per share, of which:

•	950,000,000 shares will be designated as New Amprius Common Stock; and

•	50,000,000 shares will be designated as New Amprius Preferred Stock.
As of August 5, 2022, Kensington had outstanding 23,000,000 Kensington Class A Ordinary Shares and 9,857,142 Kensington Class B Ordinary Shares, and 62,000,000 Kensington Warrants, consisting of 46,000,000 Public Warrants and 16,000,000 Private Warrants.
Assuming the information described in “
Frequently Used Terms
,” we expect that, immediately after the consummation of the Business Combination, there will be outstanding approximately 98,739,098 shares of New Amprius Common Stock and approximately 62,400,000 warrants to purchase shares of New Amprius Common Stock. Assuming the same information except that 3,025,611 Kensington Class A Ordinary Shares are redeemed in connection with the Business Combination, we expect that, immediately after the consummation of the Business Combination, there will be outstanding approximately 95,713,487 shares of New Amprius Common Stock and approximately 59,374,389 warrants to purchase shares of New Amprius Common Stock.
Common Stock
The Proposed Certificate of Incorporation authorizes the New Amprius Common Stock. The material terms of the New Amprius Common Stock are discussed in greater detail below.
Dividend Rights
Subject to preferences that may apply to any shares of New Amprius Preferred Stock outstanding at the time, the holders of New Amprius Common Stock will be entitled to receive dividends out of funds legally available if the New Amprius Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that the New Amprius Board may determine.
Voting Rights
Holders of New Amprius Common Stock will be entitled to one vote for each share held as of the record date for the determination of the stockholders entitled to vote on such matters, except as otherwise required by law.

Subject to the rights of holders of any series of New Amprius Preferred Stock with respect to the election of directors, the number of directors that constitutes the New Amprius Board will be fixed solely by resolution of the New Amprius Board. The New Amprius Board will be divided into three classes, Class I, Class II and Class III with only one class of directors being elected in each year and each class (except for those directors appointed prior to the effectiveness of the Proposed Certificate of Incorporation) serving a three-year term. There is no cumulative voting with respect to the election of directors.
Right to Receive Liquidation Distributions
If New Amprius becomes subject to a liquidation, dissolution, or winding-up,
the assets legally available for distribution to New Amprius’ stockholders would be distributable ratably among the holders of New Amprius Common Stock and any participating series of New Amprius Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of New Amprius Preferred Stock.
Other Matters
All outstanding shares of the New Amprius Common Stock will be fully paid and nonassessable. The New Amprius Common Stock will not be entitled to preemptive rights and will not be subject to redemption or sinking fund provisions.
Preferred Stock
The New Amprius Board will be authorized, subject to limitations prescribed by the DGCL, to issue New Amprius Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by the New Amprius stockholders. The New Amprius Board will be empowered to increase or decrease the number of shares of any series of New Amprius Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by the New Amprius stockholders. The New Amprius Board will be able to authorize the issuance of New Amprius Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the New Amprius Common Stock. The issuance of New Amprius Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of New Amprius and might adversely affect the market price of New Amprius Common Stock and the voting and other rights of the holders of the New Amprius Common Stock.
Anti-Takeover Provisions
Certain provisions of Delaware law, the Proposed Certificate of Incorporation, and the Proposed Bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of New Amprius. They are also designed, in part, to encourage persons seeking to acquire control of New Amprius to negotiate first with the New Amprius Board.
Section 203 of the DGCL
New Amprius will be governed by the provisions of Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•
either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds
of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or, within the prior three years, did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring, or preventing changes in control of New Amprius.
Proposed Certificate of Incorporation and Proposed Bylaws Provisions
The Proposed Certificate of Incorporation and the Proposed Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of the New Amprius Board or management team, including the following:

•
Board of Directors vacancies
. The Proposed Certificate of Incorporation and Proposed Bylaws authorize only a majority of the remaining members of the New Amprius Board, although less than a quorum, to fill vacant directorships, including newly created seats. In addition, subject to the rights of holders of any series of New Amprius Preferred Stock, the number of directors constituting the New Amprius Board will be permitted to be set only by a resolution of the New Amprius Board. These provisions would prevent a stockholder from increasing the size of the New Amprius Board and then gaining control of the New Amprius Board by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the New Amprius Board and will promote continuity of management.

•
Board or Directors divided into three classes
. Pursuant to the Proposed Certificate of Incorporation, the New Amprius Board will be divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to the effectiveness of the Proposed Certificate of Incorporation) serving for three-year terms. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

•
Stockholder action; special meeting of stockholders
. The Proposed Certificate of Incorporation and Proposed Bylaws provide that the New Amprius stockholders may not take action by written consent but may only take action at annual or special meetings of the stockholders. As a result, following the Business Combination, a holder controlling a majority of the New Amprius capital stock would not be able to amend the Proposed Bylaws, amend the Proposed Certificate of Incorporation or remove directors without holding a meeting of New Amprius stockholders called in accordance with the Proposed Certificate of Incorporation and Proposed Bylaws. The Proposed Certificate of Incorporation and Proposed Bylaws further provide that special meetings of New Amprius stockholders may be called only by a majority of the New Amprius Board, the chair of the New Amprius Board, the President of New Amprius or the Chief Executive Officer of New Amprius, thus prohibiting stockholder action to call a special meeting. These provisions might delay the ability of New Amprius stockholders to force consideration of a proposal or for stockholders controlling a majority of New Amprius capital stock to take any action, including the removal of directors.

•
Advance notice requirements for stockholder proposals and director nominations
. The Proposed Bylaws provide advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders. The Proposed Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude New Amprius stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of New Amprius.

•
No cumulative voting
. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Proposed Certificate of Incorporation does not provide for cumulative voting.

•
Amendment of charter and bylaws provisions
. Any amendment of the above provisions in the Proposed Certificate of Incorporation and Proposed Bylaws will require approval by holders of at least two-thirds
of the voting power of New Amprius then outstanding capital stock.

•
Issuance of preferred stock
. The Proposed Certificate of Incorporation provides that the New Amprius Board will have the authority, without further action by New Amprius stockholders, to issue up to 50,000,000 shares of New Amprius Preferred Stock with rights and preferences, including voting rights, designated from time to time by the New Amprius Board. The existence of authorized but unissued shares of New Amprius Preferred Stock would enable the New Amprius Board to render more difficult or to discourage an attempt to obtain control of New Amprius by means of a tender offer, proxy contest, or other means.

•
Exclusive forum
.
 The Proposed Bylaws provide that, unless otherwise consented to by New Amprius in writing, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law be the sole and exclusive forum for the following types of actions or proceedings: (i) any derivative action or proceeding brought on behalf of New Amprius; (ii) any action asserting a claim of breach of a fiduciary duty owed by, or otherwise wrongdoing by, any of New Amprius’ directors, officers, or other employees to New Amprius or its stockholders; (iii) any action arising pursuant to any provision of the DGCL or the Proposed Certificate of Incorporation or the Proposed Bylaws; or (iv) any other action asserting a claim that is governed by the internal affairs doctrine, in all cases subject to the court having jurisdiction over indispensable parties named as defendants. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. The Proposed Bylaws further provide that, unless otherwise consented to by New Amprius in writing, the federal district courts of the United States will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in New Amprius’ securities shall be deemed to have notice of and consented to this provision. These provisions may have the effect of discouraging lawsuits against New Amprius or New Amprius’ directors and officers.

Warrants
Kensington Warrants
At the effective time of the Domestication, each Kensington Warrant that is issued and outstanding immediately prior to the effective time of the Domestication and not terminated pursuant to its terms will be converted into a warrant to purchase shares of New Amprius Common Stock on the same terms and conditions (including as to exercise price, exercisability and exercise period) as are in effect with respect to such Kensington Warrant immediately prior to the effective time. In addition, in connection with the Closing, it is expected that

Kensington will issue an additional 400,000 warrants in respect of the Working Capital Loans, which will have terms identical to the Private Warrants. For purposes of this section the term “private warrants” includes the working capital warrants described elsewhere herein.
As of August 5, 2022, Kensington had outstanding 62,000,000 Kensington Warrants, consisting of 46,000,000 Public Warrants and 16,000,000 Private Warrants.
Public Warrants
Each whole warrant entitles the registered holder to purchase one share of New Amprius Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination, except as described below. Pursuant to the Kensington Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of New Amprius Common Stock. The warrants will (except that any Kensington Class 2 Warrants attached to shares that are redeemed in connection with the Business Combination will expire upon redemption of such shares) expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of New Amprius Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of New Amprius Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of New Amprius Common Stock upon exercise of a warrant unless the New Amprius Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of New Amprius Common Stock underlying such unit.
We have agreed that as soon as practicable, but in no event later than 20 business days, after the closing of the Business Combination, we will use our commercially reasonable efforts to file, and within 60 business days following the Business Combination to have declared effective, a post-effective amendment to the registration statement of which this proxy statement/prospectus forms a part or a new registration statement for the registration, under the Securities Act, covering the issuance of the shares of New Amprius Common Stock issuable upon exercise of the warrants. We will use our commercially reasonable efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Kensington Warrant Agreement. If a registration statement covering the New Amprius Common Stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the Business Combination, warrant holders may, beginning on the 61st business day after such closing and ending upon such time as there is an effective registration statement, and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the New Amprius Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available

Redemption of warrants when the price per share of New Amprius Common Stock equals or exceeds $18.00.
Once the warrants become exercisable, we may redeem the outstanding warrants (except for the private warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the last reported sale price of the New Amprius Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and as described under the heading “—Anti-dilution Adjustments” below) for any 20 trading days within a 30-trading day period
ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We may not redeem the warrants unless a registration statement under the Securities Act covering the issuance of the shares of New Amprius Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of New Amprius Common Stock is available throughout the 30-day redemption
period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.
We have established the $18.00 per share (subject to adjustment) redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the New Amprius Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
If we call the public warrants for redemption for cash as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders thereof to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of New Amprius Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of New Amprius Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Amprius Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the New Amprius Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of New Amprius Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination.
None of the private warrants will be redeemable by us.

Exercise Limitation.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.8% or 9.8% (or such other amount as a holder may specify) of the shares of New Amprius Common Stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments
. If the number of outstanding shares of New Amprius Common Stock is increased by a stock dividend payable in shares of New Amprius Common Stock, or by a split-up of shares
of New Amprius Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar
event, the number of shares of New Amprius Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of New Amprius Common Stock. A rights offering to holders of New Amprius Common Stock entitling holders to purchase shares of New Amprius Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of New Amprius Common Stock equal to the product of (i) the number of shares of New Amprius Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for New Amprius Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of New Amprius Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for New Amprius Common Stock, in determining the price payable for New Amprius Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of New Amprius Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of New Amprius Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of New Amprius Common Stock on account of such shares of New Amprius Common Stock (or other securities into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of New Amprius Common Stock in respect of such event.
If the number of outstanding shares of New Amprius Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of New Amprius Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of New Amprius Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of New Amprius Common Stock.
Whenever the number of shares of New Amprius Common Stock purchasable upon the exercise of the warrants is adjusted as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of New Amprius Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of New Amprius Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of New Amprius Common Stock (other than those described above or that solely affects the par value of such shares of New Amprius Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of New Amprius Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of New Amprius Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, (i) if the holders of the New Amprius Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders of New Amprius Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of
Rule 13d-5(b)(1) under
the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of
Rule 12b-2 under
the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of
Rule 13d-3 under
the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of New Amprius Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the New Amprius Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Kensington Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of New Amprius Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or
is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Kensington Warrant Agreement based on the Black-Scholes value (as defined in the Kensington Warrant Agreement) of the warrant. The warrants will be issued in registered form under the Kensington Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the Kensington Warrant Agreement, which will be filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The Kensington Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants and, solely with respect to any amendment to the terms of the private warrants or working capital warrants or any provision of the Kensington Warrant Agreement with respect to the private warrants or working capital warrants, 50% of the number of the then outstanding private warrants or working capital warrants, as applicable.
The warrant holders do not have the rights or privileges of holders of New Amprius Common Stock or any voting rights until they exercise their warrants and receive shares of New Amprius Common Stock. After the issuance of shares of New Amprius Common Stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of New Amprius Common Stock to be issued to the warrant holder.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Kensington Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Warrants
The private warrants (including the New Amprius Common Stock issuable upon exercise of such warrants) will not be transferable or saleable until 30 days after the completion of the Business Combination (except that, among other limited exceptions made to our officers and directors and other persons or entities affiliated with or related to the Sponsor, each of which will be subject to the same transfer restrictions). The Sponsor, or its permitted transferees, has the option to exercise the private warrants on a cashless basis and the Sponsor and its permitted transferees will also have certain registration rights related to the private warrants (including the shares of New Amprius Common Stock issuable upon exercise of the private warrants), as described below. In addition, none of the private warrants will be redeemable by us. Otherwise, the private warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period.
If holders of the private warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of New Amprius Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Amprius Common Stock underlying the warrants, multiplied by the excess of the “sponsor fair market value” (defined below) over the exercise price of the warrants by (y) the sponsor fair market value. The “sponsor fair market value” shall mean the average last reported sale price of the New Amprius Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

SHARES ELIGIBLE FOR FUTURE SALE
Upon the Closing, New Amprius will have 950,000,000 shares of New Amprius Common Stock authorized and, based on the assumptions set out elsewhere in this proxy statement/prospectus, up to 98,739,098 shares of New Amprius Common Stock outstanding and approximately 112,857,088 shares of New Amprius Common Stock if all the options that relate to the Amprius Options are exercised, assuming the information set forth in “
Frequently Used Terms
.” Subject to the
lock-up
provisions in the Proposed Bylaws, which are described below, the shares of New Amprius Common Stock issued in connection with the Business Combination will be freely transferable by persons other than by New Amprius’ “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of New Amprius Common Stock in the public market could adversely affect prevailing market prices of the New Amprius Common Stock.
Lock-up
Restrictions
The
lock-up
provision in the Proposed Bylaws provides that, without the prior unanimous consent of the New Amprius Board and subject to certain customary exceptions, each holder of New Amprius Common Stock issued (i) as consideration pursuant to the Business Combination Agreement, (ii) upon the exercise of warrants or other convertible securities outstanding following the Effective Time in respect of warrants or convertible securities of Amprius outstanding immediately prior to the Effective Time (iii) to directors, officers and employees upon the settlement or exercise of stock options, restricted stock units, or other equity awards outstanding as of immediately following the Closing in respect of awards of Amprius outstanding immediately prior to the Effective Time or (iv) held by the Sponsor and the Insiders (as defined in the Letter Agreement, dated March 1, 2022, by and among Kensington, the Sponsor and the other signatories thereto) outstanding immediately following the Effective Time, will not, for a period ending one year following the Effective Time, directly or indirectly, lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, their shares of New Amprius Common Stock.
If, following the 150th day after the Effective Time, the closing price per share of New Amprius Common Stock for any 20 trading days within any 30 consecutive trading day period is at least $12.50, the lock-up
restrictions will no longer apply.
Registration Rights Agreement
Pursuant to the Business Combination Agreement, at the Closing, the Holders will enter into the Registration Rights Agreement. Pursuant to the terms of the Registration Rights Agreement, Kensington will be obligated to file a registration statement to register the resale of certain securities of Kensington held by the Holders. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, that Kensington file a registration statement on Form
S-3
(or on Form
S-1
if Form
S-3
is not available) to register the securities of Kensington held by such Holders. The Registration Rights Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.
For more information about the Registration Rights Agreement, see the section entitled “
Certain Agreements Related to the Business Combination—Registration Rights Agreement
.”
Rule 144
A person who has beneficially owned restricted Kensington Ordinary Shares or restricted Kensington Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted Kensington Ordinary Shares or restricted Kensington Warrants for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of securities that does not exceed the greater of either of the following:

•	1% of the then outstanding equity shares of the same class; or

•
the average weekly trading volume of Kensington Ordinary Shares of the same class or Kensington Warrants, as applicable, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of Kensington under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about Kensington.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than
Form 8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
As of the date of this proxy statement/prospectus, there are 23,000,000 Kensington Class A Ordinary Shares outstanding and 9,857,142 Kensington Class B Ordinary Shares outstanding. Of these shares, the 23,000,000 shares sold in the IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 9,857,142 shares are owned by the Sponsor and are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to the lock-up
restrictions described above.
As of the date of this proxy statement/prospectus, there are a total of 62,000,000 Kensington Warrants outstanding. Each warrant is exercisable for one Kensington Class A Ordinary Share, in accordance with the terms of the Kensington Warrant Agreement. 46,000,000 of these Kensington Warrants are public warrants and are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. In addition, we will be obligated to maintain an effective registration statement under the Securities Act covering the 46,000,000 Kensington Class A Ordinary Shares that may be issued upon the exercise of the public Kensington Warrants.
Rule 701
In general, under Rule 701 of the Securities Act as currently in effect, each of Amprius’ employees, consultants or advisors who purchases equity shares from Kensington in connection with a compensatory stock plan or other written agreement executed prior to the Closing is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up
arrangements and would only become eligible for sale when the lock-up
period expires.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding (i) the actual beneficial ownership of Kensington Ordinary Shares as of August 1, 2022 and (ii) the expected beneficial ownership of New Amprius Common Stock immediately following the Closing, assuming that no Public Shares are redeemed, and alternatively that all Public Shares are redeemed, by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of outstanding Kensington Ordinary Shares or of New Amprius Common Stock;

•	each of our current named executive officers and directors;

•	each person who will become an executive officer or director of New Amprius; and

•	all pre-Business Combination executive officers and directors of Kensington as a group and all post-Business Combination executive officers and directors of New Amprius as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of Kensington Ordinary Shares
pre-Business
Combination is based on 23,000,000 Kensington Class A Ordinary Shares and 9,857,142 Kensington Class B Ordinary Shares outstanding as of August 1, 2022.
The expected beneficial ownership of shares of New Amprius Common Stock immediately following the Closing, assuming none of the Public Shares is redeemed, is based on the assumptions described in “
Frequently Used Terms
.”

The expected beneficial ownership of shares of New Amprius Common Stock immediately following the Closing, assuming the maximum of the Public Shares are redeemed, is based on an aggregate of 95,713,487 shares of New Amprius Common Stock to be issued and outstanding immediately following the Closing, which assumes the same information except that it assumes that 3,025,611 Kensington Ordinary Shares, along with a corresponding number of Kensington Warrants, have been redeemed. Unless otherwise noted, the business address of each of the following entities or individuals is c/o Amprius Technologies, Inc., 1180 Page Avenue, Fremont, California 94538.

	Before the Business Combination		After the Business Combination
			Assuming No Redemption		Assuming Maximum Redemption		Assuming Full Redemption
Name of Beneficial Owner	Number of Kensington Ordinary Shares	%	Number of shares of New Amprius Common Stock	%	Number of shares of New Amprius Common Stock	%	Number of shares of New Amprius Common Stock	%
Five Percent Holders
Amprius, Inc.	—	—	65,620,542	66.5%	65,620,542	68.6%	65,620,542	83.1%
Kensington Capital Sponsor IV LLC (1)(2)(3)	13,124,642	100%	13,124,642	13.3%	13,124,642	13.7%	13,124,642	16.6%
Directors and Executive Officers of Kensington
Justin Mirro (1)(2)(3)	13,124,642	100%	13,124,642	13.3%	13,124,642	13.7%	13,124,642	16.6%
Dieter Zetsche (1)	—	—	—	—	—	—	—	—
Robert Remenar (1)	—	—	—	—	—	—	—	—
Simon Boag (1)	—	—	—	—	—	—	—	—
Daniel Huber (1)	—	—	—	—	—	—	—	—
Thomas LaSorda (1)	—	—	—	—	—	—	—	—
Nicole Nason (1)	—	—	—	—	—	—	—	—
Anders Pettersson (1)	—	—	—	—	—	—	—	—
Mitchell Quain (1)	—	—	—	—	—	—	—	—
Donald Runkle (1)	—	—	—	—	—	—	—	—
Matthew Simoncini (1)	—	—	—	—	—	—	—	—
All Directors and Executive Officers of Kensington as a Group (11 Individuals)	13,124,642	100%	13,124,642	13.3%	13,124,642	13.7%	13,124,642	16.6%
Directors and Named Executive Officers of New Amprius After the Closing
Dr. Kang Sun (4)	—	—	1,306,334	1.3%	1,306,334	1.3%	1,306,334	1.6%
Sandra Wallach (5)	—	—	170,126	*	170,126	*	170,126	*
Dr. Ionel Stefan (6)	—	—	824,811	*	824,811	*	824,811	1.0%
Donald R. Dixon (7)	—	—	45,113	*	45,113	*	45,113	*
Dr. Wen Hsieh (8)	—	—	45,113	*	45,113	*	45,113	*
Dr. Steven Chu (9)	—	—	45,113	*	45,113	*	45,113	*
Justin Mirro (1)(2)(3)	13,124,642	100%	13,124,642	13.3%	13,124,642	13.7%	13,124,642	16.6%
All Directors and Executive Officers of New Amprius as a Group (8 Individuals)	13,124,642	100%	17,748,603	17.2%	17,748,603	17.7%	17,748,603	21.2%

*	Represents beneficial ownership of less than 1%.
(1)	The business address of each of these entities and individuals is c/o Kensington Capital Acquisition Corp. IV, 1400 Old Country Road, Suite 301, Westbury, NY 11590.
(2)
The Sponsor is the record holder of such shares. Justin Mirro, Kensington’s Chief Executive Officer and Chairman is the managing member of the managing member of the Sponsor. Consequently, Mr. Mirro may be deemed the beneficial owner of the shares held by the Sponsor and to have voting and dispositive control over such securities. Mr. Mirro disclaims beneficial ownership of any shares other than to the extent he may have a pecuniary interest therein, directly or indirectly. Each of Kensington’s other officers and directors are non-managing
members of the Sponsor and has an indirect pecuniary interest in Kensington Class A Ordinary Shares and Kensington Class B Ordinary Shares through his or her interests in the Sponsor.
(3)
Share numbers do not include the Kensington Ordinary Shares underling the Private Warrants, the Private Warrants to be received upon the conversion of the balance of a working capital loan to Kensington in connection with the Business Combination, or the Public Warrants that were part of the Kensington Original Units purchased by Sponsor pursuant to the IPO.

(4)	Consists of 1,306,334 shares of New Amprius Common Stock underlying options to be held by Dr. Sun issued in exchange for Amprius Options exercisable within 60 days of August 1, 2022.
(5)	Consists of 170,126 shares of New Amprius Common Stock underlying options to be held by Ms. Wallach issued in exchange for Amprius Options exercisable within 60 days of August 1, 2022.
(6)	Consists of 824,811 shares of New Amprius Common Stock underlying options to be held by Dr. Stefan issued in exchange for Amprius Options exercisable within 60 days of August 1, 2022.
(7)	Consists of 45,113 shares of New Amprius Common Stock underlying options to be held by Mr. Dixon issued in exchange for Amprius Options exercisable within 60 days of August 1, 2022.
(8)	Consists of 45,113 shares of New Amprius Common Stock underlying options to be held by Dr. Hsieh issued in exchange for Amprius Options exercisable within 60 days of August 1, 2022.
(9)	Consists of 45,113 shares of New Amprius Common Stock underlying options to be held by Dr. Chu issued in exchange for Amprius Options exercisable within 60 days of August 1, 2022.

PRICE RANGE OF SECURITIES AND DIVIDENDS
Price Range of Kensington Securities
The following table shows, for the periods indicated, the high and low sales prices per share of the Kensington Original Units (each consisting of one Kensington Class A Ordinary Share, one Kensington Class 1 Warrant and one Kensington Class 2 Warrant), Kensington New Units (each consisting of one Kensington Class A Ordinary Share and one Kensington Class 2 Warrant), and Kensington Class 1 Warrants as reported by the NYSE. Prior to March 2, 2022, there was no established public trading market for Kensington’s securities. The Kensington Class A Ordinary Shares and Kensington Class 2 Warrants will not separately trade unless and until Kensington consummates an initial business combination. In connection with the Domestication, the component parts of the Kensington Original Units and the Kensington New Units will convert to New Amprius securities, with the Kensington Class A Ordinary Shares becoming shares of New Amprius Common Stock and the Kensington Class 1 Warrants and the Kensington Class 2 Warrants both becoming New Amprius Public Warrants. Following the Closing, the New Amprius Common Stock and the New Amprius Public Warrants are expected to trade under the ticker symbols “AMPX” and “AMPX.W,” respectively.

	Kensington Original Units		Kensington New Units		Kensington Class 1 Warrants
Quarter Ended	High	Low	High	Low	High	Low
2022
First quarter (1)	$10.11	$9.93	—	—	—	—
Second quarter (2)	$10.29	$9.98	$10.90	$9.50	$0.59	$0.25

(1)	Reflects the high and low trade prices of Kensington Original Units beginning as of March 2, 2022, the first day that the Kensington Original Units began trading on the NYSE.
(2)
Reflects the high and low trade prices of Kensington New Units and Kensington Class 1 Warrants beginning as of April 22, 2022, the first day that the Kensington New Units and Kensington Class 1 Warrants began trading on the NYSE.

Amprius Securities
Historical market price information regarding Amprius is not provided because there is no public market for Amprius Common Stock. See the section entitled
“Amprius’ Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Dividends
Kensington has not paid any cash dividends on the Kensington Ordinary Shares to date and does not intend to pay cash dividends prior to the Closing.

ADDITIONAL INFORMATION
Submission of Future Shareholder Proposals
The Kensington Board is aware of no other matter that may be brought before the extraordinary general meeting. Under the Companies Act, only business that is specified in the notice of extraordinary general meeting to shareholders may be transacted at the extraordinary general meeting.
If the Business Combination is completed, you will be entitled to attend and participate in New Amprius’ annual meetings of stockholders. For any proposal to be considered for inclusion in New Amprius’ proxy statement and form of proxy for submission to the stockholders at its 2023 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of
Rule 14a-8 of
the Exchange Act and New Amprius’ bylaws. Such proposals must be received by New Amprius at its offices at 1180 Page Avenue, Fremont, California 94538, within a reasonable time before New Amprius begins to print and send its proxy materials for the meeting.
In addition, New Amprius’ bylaws, which will be effective immediately prior to the consummation of the Business Combination, provide notice procedures for stockholders to propose nominations or business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of New Amprius no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., local time, on the 10th day following the later of the day on which public announcement of the date of the annual meeting was first made by the New Amprius.
New Amprius anticipates that its annual meeting will be held on or about May 25, 2023. The chair of the New Amprius Board may refuse to acknowledge the introduction of any stockholder nomination or proposal not made in compliance with the foregoing procedures.
Legal Matters
The validity of the shares of New Amprius Common Stock to be issued in connection with the Business Combination will be passed upon by Hughes Hubbard & Reed LLP. Hughes Hubbard & Reed LLP has passed upon the discussion above in “
Material U.S. Federal Income Tax Considerations of the Redemption and the Business Combination
.” An affiliate of a partner at Hughes Hubbard & Reed LLP owns equity interests in the Sponsor.
Experts
The financial statements of Amprius as of December 31, 2021 and 2020 and for each of the years in the two-year
period ended December 31, 2021 have been audited by SingerLewak LLP, an independent registered public accounting firm, as stated in their report thereon and included in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The financial statements of Kensington at December 31, 2021, and for the period from March 19, 2021 (inception) through December 31, 2021, appearing in this proxy statement/prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to Kensington’s ability to continue as a going concern, thereon and included in this proxy statement/prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
Delivery of Documents to Shareholders
Pursuant to the rules of the SEC, Kensington and servicers that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement. Upon written or oral request, Kensington will deliver a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement may likewise request delivery of single copies of the proxy statement in the future. Shareholders may notify Kensington of their requests by calling or writing Kensington at its principal executive offices at
(703) 674-6514
and 1400 Old Country Road, Suite 301, Westbury, NY 11590.
Transfer Agent; Warrant Agent and Registrar
The registrar and transfer agent for the ordinary shares of Kensington and the warrant agent for Kensington Warrants is Continental Stock Transfer & Trust Company. Kensington has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

WHERE YOU CAN FIND MORE INFORMATION
Kensington files reports, proxy statements, prospectuses and other information with the SEC as required by the Exchange Act. You can read Kensington’s SEC filings, including this proxy statement/prospectus, over the internet at the SEC’s website at http://www.sec.gov.
If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the extraordinary general meeting, you should contact us by telephone or in writing:
Kensington Capital Acquisition Corp. IV
1400 Old Country Road, Suite 301
Westbury, NY 11590
Telephone: (703)
674-6514
Attention: Secretary
You may also obtain these documents by requesting them in writing or by telephone from our proxy solicitor at:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Call Toll-Free: (800)
628-8509
Banks and Brokers Call: (212)
269-5550
KCA@dfking.com
If you are a shareholder of Kensington and would like to request documents, please do so by                  , 2022 to receive them before the Kensington extraordinary general meeting of shareholders. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.
All information contained or incorporated by reference in this proxy statement/prospectus relating to Kensington has been supplied by Kensington, and all such information relating to Amprius has been supplied by Amprius. Information provided by either Kensington or Amprius does not constitute any representation or estimate of any other party.
Neither Kensington nor Amprius has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS
AMPRIUS FINANCIAL STATEMENTS

Amprius Technologies, Inc. Unaudited Condensed Financial Statements
Condensed Balance Sheets as of June 30, 2022 (Unaudited) and December 31, 2021	F-29
Unaudited Condensed Statements of Operations for the six months ended June 30, 2022 and 2021	F-30
Unaudited Condensed Statements of Stockholders’ Equity for the six months ended June 30, 2022 and 2021	F-31
Unaudited Condensed Statements of Cash Flows for the six months ended June 30, 2022 and 2021	F-32
Notes to Unaudited Condensed Financial Statements	F-33
KENSINGTON FINANCIAL STATEMENTS

Kensington Capital Acquisition Corp. IV Unaudited Condensed Financial Statements
Condensed Balance Sheets as of June 30, 2022 (Unaudited) and December 31, 2021	F-69
Unaudited Condensed Statements of Operations for the three and six months ended June 30, 2022, the three months ended June 30, 2021 and for the period from March 19, 2021 (inception) through June 30, 2021
F-70
Unaudited Condensed Statements of Changes in Shareholders’ Deficit for the three and six months ended June 30, 2022, the three months ended June 30, 2021 and for the period from March 19, 2021 (inception) through June 30, 2021
F-71
Unaudited Condensed Statements of Cash Flows for the six months ended June 30, 2022 and for the period from March 19, 2021 (inception) through June 30, 2021	F-72
Notes to Unaudited Condensed Financial Statements	F-73

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of Amprius Technologies, Inc. (a carve-out of Amprius, Inc.)
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Amprius Technologies, Inc. (a carve-out of Amprius, Inc.) (the Company) as of December 31, 2021 and 2020, the related statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2021, and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ SingerLewak LLP
We have served as the Company’s auditor since 2021.
San Jose, CA
June 21, 2022

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HEETS
As of December 31, 2021 and 2020
(In thousands, except share and par value data)

	2021	2020
ASSETS
Current assets:
Cash	$11,489	$2
Accounts receivable	262	348
Inventories, net	500	517
Prepaid expenses and other current assets	156	86
Deferred costs, current	1,769	238

Total current assets	14,176	1,191
Deferred costs, noncurrent	141	217
Property and equipment, net	4,210	5,251

Total assets	$18,527	$6,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$—	$743
Accounts payable	426	2,281
Accrued liabilities	1,294	805
Deferred revenue, current	2,363	116
Other liabilities, current	85	—

Total current liabilities	4,168	3,945
Deferred revenue, noncurrent	501	1,545

Total liabilities	4,669	5,490

Commitments and contingencies (Note 11)
Stockholders’ equity:
Common stock, $0.00001 par value; 60,000,000 and 50,000,000 shares authorized; 45,176,145 and 45,156,145 shares issued and outstanding as of December 31, 2021 and 2020, respectively	1	1
Additional paid-in capital	89,258	66,673
Accumulated deficit	(75,401)	(65,505)

Total stockholders’ equity	13,858	1,169

Total liabilities and stockholders’ equity	$18,527	$6,659

The accompanying notes are an integral part of these financial statements.

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PERATIONS
For the years ended December 31, 2021 and 2020
(In thousands, except share and par value data)

	2021	2020
Revenues	$2,772	$4,679
Cost of revenues	7,101	6,695

Gross loss	(4,329)	(2,016)

Operating expenses:
Research and development	1,450	1,330
Selling, general and administrative	4,844	4,103

Total operating expenses	6,294	5,433

Loss from operations	(10,623)	(7,449)

Other income (expense), net:
Interest expense	—	(5)
Gain on forgiveness of PPP loan	743	—
Other income (expense), net	(16)	36

Total other income (expense), net	727	31

Net loss	$(9,896)	$(7,418)

Weighted-average common shares outstanding:
Basic and diluted	45,170,994	45,122,446

Net loss per share of common stock:
Basic and diluted	$(0.22)	$(0.16)

The accompanying notes are an integral part of these financial statements.

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TATEMENTS
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’ E
QUITY
For the years ended December 31, 2021 and 2020
(In thousands, except share and par value data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance as of January 1, 2020	45,106,145	$1	$61,761	$(58,087)	$3,675
Contributed capital from Parent	—	—	4,826	—	4,826
Exercise of common stock options	50,000	—	4	—	4
Stock-based compensation	—	—	42	—	42
Contribution from Parent related to stock-based compensation	—	—	40	—	40
Net loss	—	—	—	(7,418)	(7,418)

Balance as of December 31, 2020	45,156,145	1	66,673	(65,505)	1,169
Contributed capital from Parent	—	—	20,111	—	20,111
Exercise of common stock options	20,000	—	1	—	1
Stock-based compensation	—	—	1,000	—	1,000
Contribution from Parent related to stock-based compensation	—	—	1,473	—	1,473
Net Loss	—	—	—	(9,896)	(9,896)

Balance as of December 31, 2021	45,176,145	$1	$89,258	$(75,401)	$13,858

The accompanying notes are an integral part of these financial statements.

S
TATEMENTS
OF
C
ASH
F
LOWS
For the years ended December 31, 2021 and 2020
(In thousands, except share and par value data)

	2021	2020
Cash flows from operating activities:
Net loss	$(9,896)	$(7,418)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,441	1,236
Provision for inventory reserve	75	58
Stock-based compensation expense	2,473	82
Loss from disposal of property and equipment	158	—
Gain on forgiveness of PPP loan	(743)	—
Changes in operating assets and liabilities:
Accounts receivable	86	(26)
Inventories	(58)	(135)
Prepaid expenses and other current assets	(70)	(42)
Deferred costs	(1,455)	(26)
Accounts payable	(1,804)	1,840
Accrued liabilities	489	(684)
Deferred revenue	1,203	71
Other liabilities, current	85	—

Net cash used in operating activities	(8,016)	(5,044)

Cash flows from investing activities:
Purchase of property and equipment	(609)	(527)

Net cash used in investing activities	(609)	(527)

Cash flows from financing activities:
Proceeds from exercise of employee stock options	1	4
Capital contributions from parent	20,111	4,826
Proceeds from notes payable	—	743

Net cash provided by financing activities	20,112	5,573

Net increase in cash and cash equivalents	11,487	2
Cash, beginning of year	2	—

Cash, end of year	$11,489	$2

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash investing and financing information:
Property and equipment accrued but unpaid	$51	$115

The accompanying notes are an integral part of these financial statements.

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ECEMBER
 31, 2021
AND
2020
(In thousands, except share and par value data)

1.	NATURE OF OPERATIONS
Nature of Operations
Amprius Technologies, Inc. (the “Company”) has developed and, since 2018, been in commercial production of an ultra-high energy density lithium-ion
battery for mobility applications leveraging a disruptive silicon nanowire anode. The Company was incorporated in the state of Delaware on March 16, 2015. The Company is a majority owned subsidiary of Amprius, Inc. (the “Parent”) which was incorporated in the state of Delaware on May 19, 2008. As of December 31, 2021 and 2020, the Parent’s ownership of capital stock represented 99.6% and 99.7%, respectively, of the Company. The Company was established as a separate entity to continue the development operations of the silicon anode begun by the Parent and for the Parent to transition to a holding company. After the Company’s incorporation, the Parent and the Company entered into an intercompany agreement to license the intellectual property rights to continue to develop the silicon nanowire technology. Prior to January 2020, the Company operated as a division of the Parent with an intercompany services agreement. Operating resources such as cash, equipment, facilities, personnel and management were provided by the Parent. Assets such as employees, cash, equipment, intellectual property and facilities were assigned or contributed starting in 2020 and, effective from May 2022, all the operating assets are owned by the Company, including the lease that is entirely for the benefit of the Company and was assigned officially to the Company subsequently. See Note 14 – Subsequent event, transfer of lease. The Company’s sole location and headquarters is in Fremont, California, and is co-located
with the Parent’s corporate office. The Parent was the owner in other subsidiaries until February 2022, at which point the Parent had completed the distribution of the equity interests it held in each such subsidiary to the Parent’s stockholders and optionees.
The Company believes its core technology, the silicon nanowire anode for lithium-ion
batteries, is a breakthrough development in terms of enabling the use of silicon as an anode in lithium-ion
batteries. The Company produces high specific energy density batteries for a variety of applications that require a superior power to weight ratio, which is a critical attribute for batteries used in aerospace and military applications. The Company has manufacturing capability utilizing pilot scale equipment to produce limited quantities of batteries for sale to the aerospace industry and military. In order to scale production to meet the demand of its addressable market, the Company is dependent on the establishment of a high-volume manufacturing facility and the further development of automated anode production equipment.
Liquidity and Capital Resources
The Company has an accumulated deficit of $75,401, as of December 31, 2021, which represents the carved-out
portion of costs incurred by the Company from the inception of the Parent. Since inception, the Company has incurred recurring operating losses and cash flow deficits from operations. Management expects to continue to incur additional losses and increased operating expenses in future periods due to negative margins on development contracts, research and development and increase in personnel costs. The Company believes that building and operating a high-volume manufacturing plant will facilitate the Company achieving profitability.
On May 12, 2022, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Kensington Capital Acquisition Corp. IV (“Kensington”) and Kensington Capital Merger Sub Corp., pursuant to which, among other things, Kensington Capital Merger Sub Corp. (‘Merger Sub”) will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of

Kensington (the “Business Combination” or the “Merger”) (see Note 14). Kensington expects to use the available cash following the closing of the Business Combination to fund the design and build-out
of a high-volume manufacturing facility. In the event that the Merger is not consummated, the Company believes its current cash resources and estimated proceeds from revenues are sufficient to meet its cash requirements for at least twelve months after the issuance of these financial statements. Additionally, the Parent is committed to contributing $2,800 of cash in the event that the Company’s liquidity is constrained. The financial statement do not include any adjustments that might result from the outcome of this uncertainty.
Technology Risk
To date, the Company has only produced batteries on a pilot-scale production line for sale in limited quantities. The Company must develop high-volume anode production equipment, methods and processes to achieve profitability. The production equipment to manufacture the proprietary silicon anode in high volume has yet to be developed; however, the Company is actively collaborating with a supplier of high-volume production equipment using existing technology with similar manufacturing processes. The Company’s current prototype anode production process utilizes technologies that are available from existing equipment providers, but this technology must be adapted to the Company’s production requirements to develop this equipment. The equipment required to produce the remainder of the battery components and perform assembly and testing uses existing production equipment and is readily available from multiple suppliers.
Employee Retention Risk
The Company’s success and competitiveness depend on the continued service of key research, engineering, manufacturing, executive and administrative personnel. If the Company is unable to retain, attract and motivate management and key personnel, it may adversely affect business objectives and overall profitability.
Other Risk and Uncertainties
During the
two-year period
ended December 31, 2021, and subsequently afterward, the Company continued to experience the results of the worldwide
COVID-19 pandemic.
The
COVID-19 outbreak
in the United States of America (“U.S.”) has caused business disruption through mandated and voluntary closings of businesses and shelter in place orders. In response, the U.S. Government enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), which included significant provisions to provide relief and assistance to affected organizations. While the disruption is currently expected to be temporary, there is considerable uncertainty around potential future closings, shelter in place orders, containment of the recent
COVID-19
variants, and the ultimate impact of the CARES Act and other government initiatives. The
COVID-19
pandemic and its resulting economic and other effects could result in significant adverse effects on our customers’ cash flow and their ability to manufacture, distribute, and sell products. This in turn may cause customers to be less able to pay invoices for customization design service or the purchase of finished batteries, or may result in a reduction in the revenue from customization design services or sales of finished batteries that the Company earns which are often dependent on the demand from the customer for the scope of the customized service or number of units to be purchased. This reduction could cause adverse effects on the business, results of operations, financial condition, cash flows and ability to raise operating capital. To date, this matter has not negatively impacted the Company. However, the financial impact and duration cannot be reasonably estimated at this time.
Additionally, U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. The Company is continuing to monitor the situation in Ukraine and globally and assessing its potential impact on its business. The recent military conflict in Ukraine has led to sanctions and other penalties being levied by the U.S., the European Union and other countries against Russia. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for the Company to obtain additional funds. Although the Company’s business has not been materially impacted by the ongoing military conflict between Russian and Ukraine to date, it is impossible to predict the extent to which its operations, or those of its customers’ suppliers and manufacturers, will be impacted in the short and long term, or the ways in which the conflict may impact its business. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). As the Parent has not historically prepared financial statements for the Company, these financial statements have been prepared from the financial records of the Parent on a carve-out
basis derived from the accounting records of the Parent using the historical results of operations and the historical basis of assets and liabilities of the Company, adjusted as necessary to conform to U.S. GAAP.
More specifically, the balance sheets include all the Company’s legal assets, those assets provided by the Parent and liabilities incurred by the Parent on behalf of the Company. The statements of operations for each of the years ended December 30, 2021 and 2020, reflect all expenses and activities directly attributable to the Company, as well as an allocation of the Parent’s general and administrative expenses. The Company did not share facilities or costs with the other three operating subsidiaries with the exception of expenses at Parent for the payroll related expenses for two executive employees of Parent and other legal, tax, insurance and accounting fees which were not identifiable as related to a specific subsidiary (“Shared Expenses”). The Parent executives supported the subsidiary group with governance, management, and investor relations. The Shared Expenses were allocated to the Company based on the time incurred by the Parent executives to support each subsidiary as the level of effort required was not correlated to the level of activity at each subsidiary, revenue, or other financial operating metrics for the subsidiaries.
Management’s estimate of incremental expenses that would have been incurred on a standalone basis for the year ended December 31, 2021 and 2020 were approximately $3,479 and $895, respectively. These expenses consisted of incremental compensation and benefits associated with certain senior executives necessary to depict the Company on a standalone basis.
During the years ended December 30, 2021 and 2020, the Company’s operations were funded by the Parent. The source of financing consisted of proceeds received by the Parent from its issuance of preferred stock.
Management believes the expense allocation methodology and results are reasonable and consistently applied for all comparative periods presented. However, these allocations may not be indicative of the actual expenses that would have been incurred by an independent company or of the costs to be incurred in the future. The financial statements may not be indicative of the Company’s future performance and do not necessarily reflect what the financial position, results of operations, and cash flows would have been had it operated as a standalone company during the period presented.
The significant accounting policies described below, together with other notes that follow, are an integral part of the financial statements.
Emerging Growth Company
The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Further, Section 102(b)(1) of the Jumpstart Our Business Startups (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies, but any such election to opt out is irrevocable.
The Company has elected not to opt out of such extended transition period. This means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances; the results of which form the basis for making judgements that are not readily apparent from other sources. Actual results could materially differ from management estimates using different assumptions or under different conditions.
Significant accounting estimates made by the Company include the following useful lives of property and equipment; evaluation of impairment of long-lived assets; valuation of deferred taxes; valuation of inventory;
carve-out
of financial statements including the allocation of assets, liabilities and expenses; and the valuation of the fair value of common stock used to determine stock-based compensation expense.
Fair Value of Financial Instruments
The accounting guidance for fair value provides a framework for measuring fair value, clarifies the definition of fair value, and expands disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The accounting guidance establishes a three-tiered hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value as follows:

Level 1 -	Inputs that are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 -
Inputs (other than quoted prices included in Level 1) that are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 -
Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities, and which reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

There were no financial assets or financial liabilities measured at fair value on a recurring basis as of December 31, 2021 and 2020.
Cash
The Company considers all highly liquid investments with an original maturity of 90 days or less at the date of purchase to be cash and cash equivalents. During the year ended December 31, 2020, cash was provided to the Company by the Parent on a “as needed” basis by drawing on a cash sweep account maintained by the Parent. Subsequent to January 1, 2021, upon cash contributions from the Parent of $16,200, the Company maintained a balance in its operating cash account to fund operations.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and account receivables. The Company’s cash as of December 31, 2021 consists of a demand deposit account. Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250. As of December 31, 2021 and 2020, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Accounts receivable mainly consist of amounts due from U.S. government agencies or sponsored entities and large public entities, which limits the Company’s credit risk. Through December 31, 2021, the Company has not experienced any credit losses.
For the year ended December 31, 2021, two customers represented 56%, and 24% of the Company’s revenues. For the year ended December 31, 2020, three customers represented 49%, 36% and 10% of the Company’s revenues. As of the year ended December 31, 2021, five customers accounted for 25%, 19%, 19%, 18%, and 15% of the Company’s accounts receivable balance. As of December 31, 2020, two customers accounted for 86% and 14% of the Company’s accounts receivable balance.
Segment Reporting
The Company has determined that the Chief Executive Officer is its Chief Operating Decision Maker. The Company’s Chief Executive Officer reviews financial information presented on an aggregate basis for the purposes of assessing the Company’s performance and making decisions on how to allocate resources. Accordingly, the Company has determined that it operates in a single operating and reportable segment. All of the Company’s revenues are geographically earned in the United States and the Company’s property and equipment are located in the United States.
Accounts Receivable
Accounts receivable is recorded at the invoiced amount less any estimated allowances for doubtful accounts. These allowances are based on the Company’s assessment of the collectability of accounts by considering the age of each outstanding invoice and the collection history of each customer, and an evaluation of the potential risk of loss associated with delinquent accounts. Payment terms and conditions vary by contract type, although the Company’s terms generally include a requirement of payment within 30 to 60 days. Accounts receivable balances deemed to be uncollectible are written off against previously established allowances. The Company does not accrue interest on past due balances and requires no collateral. Through December 31, 2021, the Company has not experienced any credit losses from accounts receivable. The Company had no allowance for doubtful accounts as of December 31, 2021 and 2020.
Inventories
Inventories are stated at the lower of cost or net realizable value. Cost is determined using the first-in-first-out
cost method. The inventory consists of raw materials as well as finished goods and work-in-process
that include material, labor and manufacturing overhead costs. The Company routinely evaluates inventory levels in light of current market conditions in order to identify excess and obsolete inventory, and the Company provides a write-down for certain inventories to their estimated net realizable value. Manufacturing cost of finished goods generally exceed the sales price charged to customers. All products are built to customer orders, as such finish goods are valued no higher than the sale price less selling costs of the customer order.
Work-in-process
and raw materials are valued at the sale price of the customer orders less the estimated cost to complete and selling costs. The Company assesses raw materials and work-in-process
for impairment if the expected finished good has a cost above its estimated selling price less selling costs. When a write-down is recorded, a new lower cost basis for that inventory is established and subsequent changes in facts and circumstances do not result in the restoration or increase in the new cost basis.
The Company recorded a reduction to the value of inventories to cost of revenue of $75 and $58 during the years ended December 31, 2021 and 2020, respectively.
Property and Equipment, Net
Property and equipment are stated at cost, net of accumulated depreciation. These assets are depreciated on a straight-line basis over their estimated useful lives. The useful lives of the property and equipment are as follow:

Pilot production equipment	4-7 years
Lab equipment	4 years
Computers and software	4 years
Furniture and fixtures	5 years
Leasehold improvements	Lesser of their useful lives or the term of the lease
Certain custom assets are recorded as construction in progress as they are being constructed. Completed assets are transferred to their respective asset classes, and depreciation begins when an asset is ready for its intended use. Maintenance and repairs are charged to operations as incurred.
Impairment of Long-Lived Assets
The Company periodically evaluates the carrying value of long-lived assets to be held and used when indicators of impairment exist. The carrying value of a long-lived asset to be held and used is considered impaired when the estimated separately identifiable undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than the carrying value of the asset. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the estimated cash flows discounted at a rate commensurate with the risk involved. No impairment charges were recorded for the years ended December 31, 2021 and 2020.
Warranty Liability
The Company warrants the batteries sold to customers will meet the published or agreed upon specification upon receipt. Batteries that do not meet specification are replaced at no charge to the customer. Based on the experience of historical claims and no pending claims and returns of which the Company is aware, the Company had not recorded a warranty liability as of December 31, 2021 or 2020.
Loss Contingencies
In the normal course of business, the Company may be involved in claims and legal proceedings. The Company records a liability for such matters when it is probable that a loss has been incurred and the amounts can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. Legal costs associated with these loss contingencies are expensed as incurred.

Deferred
Costs
Capitalization of certain costs are recognized as an asset when the costs relate directly to a customer contract, generate or enhance resources of the Company that will be used in satisfying future performance obligations, and are expected to be recovered. If these three criteria are not met, the costs are expensed in the period incurred. Deferred costs are recognized as cost of revenues in the period when the related revenue is recognized, except when such costs incurred are in excess of the amount expected to be recoverable, in which case they are expensed as incurred into cost of revenues. The recoverable amount equals the amount of consideration that the entity expects to receive in the future and that the entity has received but has not recognized as revenue, in exchange for the goods or services to which the asset relates, less the costs that relate directly to providing those goods or services and that have not been recognized as expenses.
Cost of Revenues
Cost of revenues include materials, direct labor, allocated depreciation expense, and other direct and indirect costs related to revenue contracts. The costs are recognized as and when incurred during the period revenue is recognized.
Research and Development Costs
Research and development (“R&D”) costs mainly consist of salaries and benefits, including stock-based compensation expense and other related personnel costs, depreciation, contract services, materials and supplies, other expenses from outside contractors and suppliers plus an allocation of indirect costs. These costs relate to the conceptual formulation and design of preproduction experimental prototypes and models, including the cost of equipment and material for which there is no alternative future use. The Company capitalizes equipment related to its pilot line used in R&D as it determined that the equipment has alternative future uses in future R&D projects. R&D cost are expensed as incurred.
Advertising Costs
Advertising costs were $44 and $10 for the years ended December 31, 2021 and 2020, respectively, and have been expensed as incurred as selling, general and administrative expense within the statements of operations.
Stock-Based Compensation
Prior to the formation and incorporation of the Company, qualified employees, directors, and contract workers participated in the Parent’s equity incentive plan, including stock option awards. For those employees, directors and contract workers who were transferred to the Company or continued to provide services to the Company and received awards under the Parent’s incentive plan; costs of those awards are recorded as stock-based compensation with a corresponding contribution from the Parent based on the grant date fair value of the awards. After incorporation, the Company established its new equity incentive plan separate from the original equity incentive plan from the Parent. Certain qualified employees, directors and contract workers of the Parent have received stock option awards of the Company. The cost of the stock-based compensation of these awards was recorded by the Company.
The Company measures stock-based compensation expense for all stock-based payment awards based on the estimated fair value of the awards on the date of grant. The fair value of each employee stock option is estimated on the date of grant using the Black-Scholes option-pricing model. The Company recognizes compensation costs for all employee stock-based compensation awards on a straight-line basis over the period from the date of hire or of the grant to the date the award is fully vested. The Company has elected to account for forfeitures as they occur.

The Company estimates the fair value of stock options granted using the Black Scholes option-pricing model.
Expected Term
—The expected term of stock options represents the period that the Company’s stock-based awards are expected to be outstanding. As the Company does not have sufficient historical experience for determining the expected term, the expected term has been derived based on the simplified method for awards that qualify as plain-vanilla options.
Expected Volatility—
As the Company is privately held, there is no observable market for the Company’s common stock, and, accordingly, expected volatility has been estimated based on the volatilities of similar publicly-traded companies.
Risk-Free Interest Rate—
The Company bases the risk-free interest rate on the implied yield available on the U.S. Treasury zero coupon issues with a remaining term equivalent to the expected term of the option.
Expected Dividend—
The expected dividend assumption is based on the Company’s current expectations about its anticipated dividend policy. The Company has not paid dividends since inception and, currently, management does not anticipate a dividend.
To the extent that future evidence regarding these variables is available and provides estimates that the Company determines are more indicative of actual trends, the Company may refine or change its approach to derive these input estimates. These changes could significantly impact the stock-based compensation expense recorded in the future.
Income Taxes
The Company accounts for income taxes in accordance with ASC 740, Income Taxes (“ASC 740”). Income taxes in the Company’s financial statements have been allocated in a manner that is systematic, rational, and consistent. The Company’s operations have historically been included in the Parent’s combined U.S. income tax returns. Income tax expense included in the financial statements has been calculated following the separate return method, as if the Company was a stand-alone enterprise and a separate taxpayer for the periods presented. As a result, actual tax transactions included in the consolidated financial statements of the Parent may not be included in these financial statements. Further, the Company’s tax results may not be reflective of the results that the Company expects to generate in the future. The tax treatment of certain items reflected in the financial statements may not be reflected in the consolidated financial statements and tax returns of the Parent. It is conceivable that items such as net operating losses, other deferred taxes, uncertain tax positions and valuation allowances may exist in the financial statements that may not exist in these financial statements.
Since the Company’s results are included in the Parent’s historical tax returns, payments to certain tax authorities are made by the Parent, and not by the Company. For tax jurisdictions where the Company is included with the Parent in a consolidated tax filing, the Company does not maintain taxes payable to or from the Parent and the payments are deemed to be settled immediately with the legal entities paying the tax in the respective tax jurisdictions through changes in the Parent company contributions.
Concurrently with the execution of the Business Combination Agreement, the Company and the Parent entered into the Tax Sharing Agreement. The Tax Sharing Agreement generally provides that, with respect to any U.S. federal consolidated group of which the Parent and the Company are members, the Parent will be responsible for and will indemnify the Company for the tax liability of such group. In addition, the Parent will be responsible for and will indemnify the Company for state taxes of any consolidated, combined or unitary tax group for state tax purposes that includes the Parent and the Company. The Tax Sharing Agreement also provides that the Parent will generally control any tax returns and any tax audits or other proceedings for the taxes addressed by the Tax Sharing Agreement. The Tax Sharing Agreement terminates on the termination of the Business Combination Agreement. The Company does not expect the Tax Sharing Agreement to have a material impact on the results of the Company’s operations on a go-forward
basis.
The Company follows the asset and liability method of accounting for income taxes. Deferred tax balances are recognized for the estimated future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets are also recognized for temporary differences that arise from net operating losses and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax balances of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.
Net Loss Per Share
Basic net loss per share is computed using the weighted-average number of common stock outstanding during the period. Diluted net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock and potentially dilutive securities outstanding for the period. The Company’s potentially dilutive shares consist of shares issuable upon the exercise of stock options. These have been excluded from the diluted loss per share calculation because their effect is anti-dilutive. The basic and diluted loss per share are therefore the same.
Recently Adopted Accounting Pronouncements
In December 2019, the Financial Accounting Standards Board ("FASB") issued ASU
2019-12,
 Income Taxes
(Topic 740):
Simplifying the Accounting for Income Taxes
(“ASU 2019-02”), which is intended to simplify various aspects related to accounting for income taxes. ASU
2019-12
removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company adopted this standard on January 1, 2021, and it did not have a material impact on the Company’s financial statements or the related disclosures.
Accounting Pronouncements Not Yet Effective
In February 2016, the FASB issued Accounting Standards Update (“ASU”)
2016-02
, Leases
(
Topic 842
) (“ASU 2016-02”) and subsequent amendments to the initial guidance: ASU
2017-13,
ASU 2018-10,
ASU
2018-11,
ASU
2018-20
and ASU
2019-01
(collectively, “Topic 842”). Lessees will need to recognize almost all leases on their balance sheet as a right-of-use
asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting. Lessor accounting is similar to the current model but updated to align with certain changes to the lessee model and the new revenue recognition standard. Existing sale-leaseback guidance, including guidance for real estate, is replaced with a new model applicable to both lessees and lessors. ASU 2016-02 will be effective beginning after January 1, 2022. Early adoption is permitted. Management currently estimates the recognition of right of use (“ROU”) assets of $3,059 and lease liabilities for operating leases of $3,256 as of

January 1, 2022, with a cumulative impact to accumulative deficit of $154. The ROU assets will be adjusted per Topic 842 transition guidance for the existing deferred rent balance.
In November 2019, the FASB issued ASU
2019-10,
Financial Instruments—Credit Losses (Topic 326), Targeted Transition Relief
(“ASU
2019-10”),
which amends the transition guidance for ASU
2016-13.
ASU 2019-10
provides entities with the option to irrevocably elect the fair value option in Subtopic
825-10
on an
instrument-by-instrument
basis.
ASU 2019-10
is effective for years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact ASU
2019-10
will have on the Company’s financial statements and related disclosures.
In October 2021, the FASB issued ASU
2021-07,
Compensation—Stock Compensation (Topic 718): Determining the Current Price of an Underlying Share for Equity-Classified Share-Based Awards
(“ASU 2021-07”).
The practical expedient is effective prospectively for all qualifying awards granted or modified during fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application, including application in an interim period, is permitted for financial statements that have not yet been issued or made available for issuance as of October 25, 2021. The Company is currently evaluating the impact
ASU 2021-07
will have on the Company’s financial statements and related disclosures.

3.	REVENUE RECOGNITION
The Company recognizes revenue in accordance with ASC 606, Revenue Recognition, (“ASC 606”), which outlines a single comprehensive model to use in accounting for revenue arising from contracts with customers. Revenue is recognized when control of a product or service is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those promised products or services.
Overall
The Company generates revenue from both its arrangements for customization design services for the development of silicon-anode lithium-ion
battery technology and from delivery of prototypes and providing finished battery products to its customers.
The customization design services generally provide design and development efforts to configure the Company’s existing battery technology towards a customer’s required specifications, including the delivery of prototypes. The development and delivery of these battery prototypes is a single performance obligation as the individual customization activities performed through delivery of the prototype batteries are not distinct. Revenue is recognized at the point in time when control transfers to the customer, upon final delivery of prototype batteries or completion of the defined service.
The Company recognizes revenue from
follow-on
orders and standalone sales of battery products to customers at the point in time that control of the product has been transferred to the customer which is generally upon shipment.
To achieve the core principle of revenue recognition, the Company applies the following steps:

1.	Identify the Contract with the Customer
A contract is defined as an agreement between two or more parties that creates enforceable rights and obligations. The Company generally enters into fixed-price agreements with its customers which outline the terms of the business relationship between the customer and the Company. Additionally, the Company may receive purchase orders from customers or enter into statements of work that indicate pricing, performance and delivery obligations, progress payments (if any) and the timing for each transaction.

The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of the consideration is probable. At contract inception, the Company also evaluates prior incomplete contracts to determine whether the contract with the customer should be combined and accounted for as a single contract with any prior contract.

2.	Identify the Performance Obligations in the Contract
The promises within each contract for customization design services may vary depending on the customer requirements, however, those contracts contain promises which generally include (a) custom battery design to conform with customer’s requirements, (b) design progress reporting, (c) development of preliminary batteries, (d) testing of battery design and performance, and (e) delivery of final battery prototypes that meet pre-defined
customer specifications along with test results of the delivered batteries. Those promises are generally inputs to a combined output to deliver a single final prototype battery and accounted as a single performance obligation.
Contracts for standard batteries for commercial sales are generally ready-made with no customization. Within these contracts, each battery is a distinct performance obligation.

3.	Determine the Transaction Price
Payment terms for the Company’s development contracts are generally based on the achievement of defined milestones. Since revenue is generally recognized at the point in time when control transfers to the customer upon final delivery of prototype battery or completion of the service at the end of the contract (as discussed below in Step 5 - Recognize revenue when, or as, a performance obligation is satisfied), the variable consideration is not considered to be constrained at the inception of the contract and the transaction price equals the cumulative payments to which the Company is entitled to at the end of the contract.
The Company elected to use the practical expedient to disregard the effect of the time value of money in a significant financing component when its payment terms are less than one year. In cases when there is a period of more than one year, the Company only adjusts the transaction price when the financing component is significant and beyond the mitigating effect of the progress payments.

4.	Allocate the Transaction Price to the Performance Obligations in the Contract
The transaction price is allocated to the performance obligations. The Company’s revenue contracts generally contain a single performance obligation; therefore, allocation is not necessary.

5.	Recognize Revenue When, or as, a Performance Obligation is Satisfied
Under the Company’s customized design services arrangements, control generally transfers upon the completion of the battery design and delivery of the final prototype batteries. For follow-on
orders and standalone sales of battery products to customers, control generally transfers upon shipment of the product. In some instances, customers may request that the Company bill them for a product but the Company retains physical possession of the product until later delivery, commonly known as
“bill-and-hold”
arrangements. The Company has an agreement with one customer where title to products ordered through the agreement transfers to the customer when the product is ready for delivery, the customer has requested this arrangement and the batteries are specific to the customer’s order. In these
“bill-and-hold”
arrangements, the Company recognizes revenue when the product is identified separately as belonging to the customer and the product is ready for delivery to the customer.

Sales and Transaction Taxes
Sales and other taxes collected from customers and remitted to governmental authorities on revenue producing transactions are reported on a net basis and are therefore excluded from revenue in the statements of operations.
Contract Balances
The timing of revenue recognition, billings and cash collections can result in billed accounts receivable, unbilled receivables (contract assets), and deferred revenue (contract liabilities).
Contract assets primarily relate to the rights to consideration for progress on contractual requirements performed but not billed at the reporting date. The contract assets are transferred to accounts receivable when the rights become unconditional. As of December 31, 2021 and 2020, the Company did not have contract assets recorded.
Accounts receivable is the Company’s right to consideration that is unconditional. A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due. As of December 31, 2021 and 2020, the accounts receivable balance was $262 and $348, respectively.
Contract liabilities primarily consist of deferred revenue. Deferred revenue is the amount invoiced as progress payments in advance of revenue recognition; and is recognized as revenue when the recognition criteria are met. The Company’s contracts generally permit invoicing based on pre-defined
milestones as outlined in the contract. As of December 31, 2021 and 2020, the total deferred revenue balance was $2,864 and $1,661, respectively.
Deferred revenue is classified as long term when the performance obligation is estimated to be satisfied more than twelve months following the balance sheet date. As of December 31, 2021 and 2020, $501 and $1,545 of the total deferred revenue balance was considered long-term, respectively.
As of December 31, 2021, the aggregate amount of the transaction price allocated to the remaining performance obligations related to customer contracts that were unsatisfied or partially unsatisfied was $4,321. Given the applicable contract terms, $3,277 is expected to be recognized as revenue within one year and $1,044 is expected to be recognized between two to five years. This amount does not include contracts to which the customer is not committed. The estimated timing of the recognition of remaining unsatisfied performance obligations is subject to change and is affected by changes to scope, changes in timing of delivery of products and services, or contract modifications.
For the years ended December 31, 2021 and 2020, revenue recognized for the performance obligation of customized design services was $1,621 and $3,956, respectively. For the years ended December 31, 2021 and 2020, revenue recognized for performance obligation of battery shipments was $1,151 and $723, respectively.
For the years ended December 31, 2021 and 2020, revenue recognized under bill-and-hold arrangements
was $670 and $409, respectively.
The following table reflects the changes in the Company’s contract liabilities, which is classified as deferred revenue, as of December 31:

	2021	2020
Deferred revenue, beginning of period	$1,661	$1,591
Unconditional rights to invoice but not yet	1,770	1,076
Revenue recognized from prior period deferred	(567)	(1,006)

Deferred revenue, end of period	$2,864	$1,661

Deferred Costs
Capitalization of certain costs are recognized as an asset when the costs relate directly to a customer contract, generate or enhance resources of the Company that will be used in satisfying future performance obligations, and are expected to be recovered. Judgement is applied to determine the eligibility of these costs. If the criteria for capitalization above are not met, the costs are expensed in the period incurred. These costs primarily consist of direct labor, cathode and electrolyte materials, freight and other deferred fulfillment costs eligible for capitalization related to the Company’s customized design service revenue. These costs are recognized when the related revenue is recognized, which is at the completion of the customized design services and delivery of the prototype batteries. At the end of the reporting period, the Company evaluates its deferred costs for impairment. The Company recognizes impairment of deferred costs when it is determined that the costs are no longer recoverable. Deferred costs of $238 and $429 were recognized as costs of revenue in the statements of operations for the years ended December 31, 2021 and 2020, respectively. Deferred costs were $1,910 and $455 as of December 31, 2021 and 2020, respectively. For the years ended December 31, 2021 and 2020, cost of revenues also includes costs incurred on certain customized design service contracts that were in excess of the amount expected to be recovered.

4.	INVENTORY
Inventory balances were comprised of the following as of December 31:

	2021	2020
Raw material	$231	$245
Work in process	14	23
Finished goods	255	249

	$500	$517

The Company recorded a reduction in the value of inventories to cost of revenue of $75 and $58 for the years ended December 31, 2021 and 2020, respectively.

5.	PROPERTY AND EQUIPMENT, NET
Property and equipment, net consisted of the following as of December 31:

	2021	2020
Pilot production equipment	$4,041	$2,178
Lab equipment	2,287	2,313
Leasehold improvements	3,439	3,437
Construction in progress	—	1,550
Computers and software	157	152
Furniture and fixtures	85	85

	10,009	9,715
Less: accumulated depreciation and amortization	(5,799)	(4,464)

Total property and equipment, net	$4,210	$5,251

Construction in progress is primarily comprised of the construction of new production pilot equipment. The construction was complete in the third quarter of the year ended December 31, 2021 and assets amounting to $1,865 were placed in service.
Depreciation expense related to property and equipment was $1,441 and $1,236 for the years ended December 31, 2021 and 2020, respectively.

6.	ACCRUED LIABILITIES
Accrued liabilities consisted of the following as of December 31:

	2021	2020
Payroll accrued	$1,066	$420
Accrued expenses	63	247
Deferred rent	87	87
Other accrued liabilities	78	51

	$1,294	$805

7.	NOTES PAYABLE
During May 2020, the Company received a loan pursuant to the Paycheck Protection Program (“PPP”), a program implemented by the U.S. Small Business Administration (“SBA”) under the CARES Act, from a qualified lender, for an aggregate principal amount of $738 (the “PPP loan”). The PPP loan bore interest at a fixed rate of 1.0% per annum, with the first six months of interest deferred, payable monthly commencing November 2020 upon request from the lender.
On June 30, 2021, the Company received a notification from its bank that the SBA approved the Company’s PPP loan forgiveness application, effective June 29, 2021, for the entire unpaid PPP loan balance of $738 and unpaid accrued interest of $5. As a result, the Company recorded a $743 gain on forgiveness of the PPP loan as part of the other income in its statement of operations for the year ended December 31, 2021.

8.	STOCKHOLDERS’ EQUITY
As of December 31, 2021 and 2020, the Company was authorized to issue 60,000,000 and 50,000,000, respectively, shares of common stock at par value $0.00001 and 45,176,145 and 45,156,145 shares were issued and outstanding as of December 31, 2021 and 2020, respectively. Each holder of common stock is entitled to one vote for each share held and is entitled to receive dividends when and if declared by the board of directors. Through and as of December 31, 2021, the Company has not declared any dividends.
Equity Incentive Plans
2008 Stock Plan
Prior to the formation of the Company, the Parent granted options under its 2008 Stock Plan (the “2008 Plan”) to qualified employees, directors and consultants and some grantees later transferred to the Company upon incorporation of the Company of thereafter. The 2008 Plan provides for the granting of incentive and nonqualified stock options and restricted stock awards to qualified employees, directors and consultants. The options expire 10 years from the date of grant or 90 days from the termination of the recipient, generally vest over two to four years, and are exercisable for shares of the Parent’s common stock. All stock-based compensation costs associated with those awards in the Parent are recorded by the Company as stock-based compensation and contribution from the Parent. Additionally, the Parent grants options under the 2008 Plan to its employees, directors and consultants. These costs are corporate administrative costs that are subsequently allocated to the Company and are recognized as sales, general and administrative expenses on a carve-out
basis. As of December 31, 2021, there were 12,642,364 shares of common stock reserved for the 2008 Plan, with 375,546 shares available to be issued.
The disclosures of option activity under the 2008 Plan includes all option activity under the plan although the allocation of expense to the Company solely relates to options issued to employees of the Parent providing services to the Company and employees of the Company that have options outstanding under the

2008 Plan. A summary of option activity under the 2008 Plan for the years ended December 31, 2021 and 2020 and is as follows:

	Shares Available for Grant	Outstanding Stock Options	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Life (Years)	Average Intrinsic Value
Balance as of January 1, 2020	1,927,978	8,558,849	$0.48	3.82	$11,137
Options granted	(1,393,713)	1,393,713	1.73	—	—
Options exercised	—	(3,000)	0.03	—	1
Options expired	1,475,713	(1,475,713)	0.10	—	—

Balance as of December 31, 2020	2,009,978	8,473,849	0.75	4.52	14,068

Options granted	(3,609,610)	3,609,610	2.43	—	—
Options exercised	—	(51,291)	0.28	—	28
Options expired	1,975,178	(1,975,178)	0.28	—	—

Balance as of December 31, 2021	375,546	10,056,990	$1.49	6.53	$10,995

Options vested and exercisable as of December 31, 2021		9,327,678	$1.46	6.35	$10,401

Options vested and expected to vest as of December 31, 2021		10,056,990	$1.49	6.53	$10,995

2016 Equity Incentive Plan
The Company grants stock-based compensation under its 2016 Equity Incentive Plan (the “2016 Plan”). The 2016 Plan provides for the granting of incentive and nonqualified stock options and restricted stock awards to qualified employees, directors and consultants. The options expire 10 years from the date of grant or 90 days from the termination of the recipient, generally vest over four years, and are exercisable for shares of the Company’s common stock. As of December 31, 2021, there were 11,250,000 shares of common stock reserved for the 2016 Plan, with 3,949,131 shares available to be issued.
A summary of option activity under the 2016 Plan for the years ended December 31, 2021 and 2020 is as follows:

	Shares Available for Grant	Outstanding Stock Options	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Life (Years)	Average Intrinsic Value
Balance as of January 1, 2020	772,355	4,121,500	$0.14	4.90	$2,104
Options granted	—	—	—	—	—
Options exercised	—	(50,000)	.07	—	29
Options expired	135,000	(135,000)	.51	—	—

Balance as of December 31, 2020	907,355	3,936,500	0.13	3.79	9,654

Shares Authorized	6,250,000	—	—	—	—
Options granted	(3,233,224)	3,233,224	2.58	—	—
Options exercised	—	(20,000)	0.07	—	54
Options expired	25,000	(25,000)	0.30	—	—

Balance as of December 31, 2021	3,949,131	7,124,724	$1.24	5.86	$16,208

Options vested and exercisable as of December 31, 2021		4,360,819	$0.41	3.56	$13,542

Options vested and expected to vest as of December 31, 2021		7,124,724	$1.24	5.86	$16,208

Stock-Based Compensation
2008 Plan
The total intrinsic value of stock options exercised was $28 and $1 for the years ended December 31, 2021 and 2020, respectively. The fair value of options vested for the years ended December 31, 2021 and 2020 was $273 and $9 respectively.
As of December 31, 2021, there was approximately $404 of total unrecognized compensation cost related to outstanding stock options. That cost is expected to be recognized over a weighted-average period of approximately 0.8 years.
2016 Plan
The total intrinsic value of stock options exercised was $54 and $29 for the years ended December 31, 2021 and 2020, respectively. The fair value of options vested during the years ended December 31, 2021 and 2020 was $859 and $42 respectively.
As of December 31, 2021, there was approximately $4,436 of total unrecognized compensation cost related to outstanding stock options. That cost is expected to be recognized over a weighted-average period of approximately 3.3 years.
The table below shows stock-based compensation expense recognized from both the 2008 Plan and 2016 Plan in the statements of operations for the years ended December 31:

	2021	2020
Cost of revenues	$693	$27
Research and development	233	7
Sales, general and administrative	1,547	48

	$2,473	$82

Valuation Assumptions
2008 Plan
The weighted-average assumptions for options granted to calculate the grant date fair value of grants issued under the 2008 Plan were as follows for the years ended December 31:

	2021	2020
Dividend yield	—	—
Expected volatility	52.18%	50.27%
Expected term (in years)	5.01	5.75
Risk-free rate	1.19%	0.14%
The weighted-average grant-date fair value of options granted for the years ended December 31, 2021 and 2020 was $2.50 and $1.73 per share, respectively.

2016 Plan
The Company did not grant any awards to grantees during the year ended December 31, 2020. The weighted-average assumptions for options granted to calculate the grant date fair value of grants issued under the 2016 Plan were as follows for the year ended December 31, 2021:

2021
Dividend yield	—
Expected volatility	51.75%
Expected term (in years)	5.92
Risk-free rate	1.07%
The weighted-average grant-date fair value of options granted for the year ended December 31, 2021 was $1.67 per share.

9.	NET LOSS PER SHARE
The following table presents the calculation of basic and diluted net loss per share attributable to common stockholders for the years ended December 31:

	2021	2020
Numerator:
Net loss	$(9,896)	$(7,418)

Denominator:
Weighted-average number of common shares outstanding	45,170,994	45,122,446

Basic and diluted net loss per common share	$(0.22)	$(0.16)

The following table summarizes the outstanding shares of potentially dilutive securities that were excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive for the years ended December 31:

	2021	2020
Stock options	$7,124,724	$3,936,500

10.	INCOME TAXES
The Company did not file separate tax returns as they were included in the consolidated tax reporting of the Parent entity, within the respective entity’s tax jurisdiction. Accordingly, the income tax provision included in these carve out financial statements was calculated using a method consistent with a separate return basis, as if the Company had been a separate taxpayer.
The components of loss before income taxes for the years ended December 31, 2021 and 2020 were as follows:

	2021	2020
U.S.	$(9,896)	$(7,623)

For the years ended December 31, 2021 and 2020, there was no provision (benefit) for income taxes.

The effective tax rate of the Company’s provision (benefit) for income taxes differs from the federal statutory rate as follows for the years ended December 31:

	2021	2020
Statutory rate	21.00%	21.00%
State tax	7.14%	7.33%
Tax credits	0.40%	0.44%
Valuation allowance	(27.48%)	(28.41%)
Other	(1.06%)	(0.36%)

	0.00%	0.00%

Significant components of the Company’s net deferred taxes were as follows as of December 31:

	2021	2020
Deferred tax assets:
Net operating loss carryforwards	$17,646	$16,296
Accruals, reserves and others	757	198
Tax credits	1,900	1,807
Capitalized R&D	479	—

Total deferred tax assets	20,782	18,301

Deferred tax liabilities:
Property and equipment	(85)	(323)

Total deferred tax liabilities	(85)	(323)

Less: valuation allowance	20,697	17,978

Net deferred taxes	$—	$—

In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not
that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences will become deductible. The Company assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. A significant piece of objective negative evidence is the cumulative losses incurred since inception supported by negative subjective evidence of no expectations of future taxable income. Based on this evaluation, as of December 31, 2021, and 2020, the Company determined that its federal and state net deferred tax assets of approximately $20,697 and $17,978, respectively, are subject to a full valuation allowance, as it is more-likely-than-not
that the net deferred tax assets will not be realized. The net change in total valuation allowance is an increase of $2,719 and $2,165 for the years ended December 31, 2021, and 2020, respectively.
Net operating losses and tax credit carryforwards were as follows as of December 31, 2021:

	Amount	Expiration Years
Net operating losses, federal (Post December 31, 2017)	$24,759	Do Not Expire
Net operating losses, federal (Pre January 1, 2018)	$38,999	2028-2037
Net operating losses, state	$60,962	2029-2041
Tax credits, federal	$1,396	2034-2041
Tax credits, state	$1,440	N/A

Utilization of net operating losses and tax credit carryforwards are subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended, in the event of a change in the Company’s ownership, as defined in current income tax regulations. Federal and state laws impose substantial restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an ownership change for tax purposes, as defined in Section 382 of the Internal Revenue Code. As a result of such ownership changes, the annual limitation may result in the expiration of net operating losses and credits before utilization. The Company and its Parent performed a Section 382 analysis through March 15, 2021. The Company and its Parent have experienced ownership changes in the past. The ownership changes will not result in a limitation that will materially reduce the total amount of net operating loss carryforwards and credits that can be utilized. Subsequent ownership changes may affect the limitation in future years.
A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

January 1, 2020	$648
Additions based on tax positions related to 2020	26
Additions for tax positions of prior years	—

December 31, 2020	674

Additions based on tax positions related to 2021	35
Additions for tax positions of prior years	—

December 31, 2021	$709

The entire amount of the unrecognized tax benefits would not impact the Company’s effective tax rate if recognized and there would be no cash tax impact. The Company has elected to include interest and penalties as a component of tax expense. For the years ended December 31, 2021 and 2020, the Company did not recognize accrued interest and penalties related to unrecognized tax benefits. The Company does not anticipate that the amount of existing unrecognized tax benefits will significantly increase or decrease during the next 12 months.
The Parent files income tax returns in the U.S. federal and California tax jurisdictions. The federal and state income tax returns from inception to December 31, 2021 remain subject to examination.

11.	COMMITMENTS AND CONTINGENGIES
Leases Obligations
The Company has a space and facility sharing arrangement with the Parent to use the equipment owned by the Parent and the facilities leased by the Parent as its administrative and sales office, research and development laboratory, and production and engineering facilities. The lease is entirely for the benefit of the Company and, although the legal obligation is with the Parent, the substance of transaction resulted in the Company recording the lease obligation and commitments in these carve-out
financial statements. For the years ended December 31, 2021 and 2020, the Company paid the Parent an average monthly fee of $42 to share the facilities. In addition, the Company is responsible for variable utilities and common expenses for the facility incurred by the landlord. The Company recognizes rent on a straight-line basis over the lease term and recognizes any differences in rent paid and expense as deferred rent within accrued liabilities on the balance sheets.
The current lease has an expiration date of June 30, 2024, with a single option to extend the lease for 60 months.

The future minimum lease commitments as of December 31, 2021 are as follows:

Year ending December 31:
2022	$525
2023	540
2024	276

$1,341

Other Matters
From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company accrues contingent liabilities when it is probable that future expenditures will be made, and such expenditures can be reasonably estimated. In the opinion of management, there are no pending claims for which the outcome is expected to result in a material adverse effect on the financial position, results of operations or cash flows of the Company.

12.	RELATED PARTY TRANSACTIONS
Related Party Transactions with the Parent
Officers and directors of the Company were the same individuals as the officers and directors of the Parent for the year ended December 31, 2020. During the year ended December 31, 2021, the Company hired a Chief Financial Officer (“CFO”) separately from that of the Parent, and the board of directors of the Company was comprised of four members, who were also members of the board of directors of the Parent.
The Company has the following arrangements with the Parent regarding general financing activities, sharing the facilities, services and licensing to support the operation of the Company in the ordinary course of its business:

•
The Company has a service agreement for the Parent to provide certain services such as administration, management service, information technology and engineering services to support the operation of its business. The cost attributable to the Company is calculated using a percentage allocation of total cost incurred. Allocated services costs amounted to $1,363 and $399 for the years ended December 31, 2021 and 2020, respectively, out of which $967 was related to stock compensation for the year ended December 31, 2021. The stock-based compensation included in allocated service cost is immaterial for the year ended December 31, 2020.

•
For the year ended December 31, 2021, the Company recorded capital contributions of $21,584, which is the sum of the contributed capital from the Parent of $20,111 and the contribution from the Parent related to stock-based compensation of $1,473 in the statements of stockholders’ equity. For the year ended December 31, 2020, the Company recorded capital contributions of $4,866, which is the sum of the contributed capital from the Parent of $4,826 and the contribution from the Parent related to stock-based compensation of $40 in the statements of stockholders’ equity. The total capital contributions since inception were $88,009 and $66,425 as of December 31, 2021 and 2020, respectively.

•
The Company’s board of directors formally approved the treatment of all intercompany advances as forgiven in March 2021. In substance, since inception and for the year ended December 31, 2020, the intercompany transactions between the Company and the Parent have been included in these financial statements and are determined to be forgiven at the time the transaction occurs, as the intent of the arrangement from inception was capital contributions. Intercompany transactions subsequent to March 2021 were also made in the form of capital contributions. The total net effect of the settlement of these transactions is presented as financing activities within the statements of cash flows and represented within additional paid-in
capital on the balance sheets.

•	The Company has a licensing agreement with the Parent to use patents and licenses owned by the Parent.
See Note 11 for the related party lease transaction.
Related Party Transactions with Affiliate Subsidiaries
The Company also purchases raw materials and development materials from two subsidiaries under common control of the Parent, Amprius Wuxi and Amprius Nanjing. As of December 31, 2021, the outstanding payables balance from affiliate subsidiaries totaled $18. As of December 31, 2020, there were no outstanding payables from affiliate subsidiaries. For the years ended December 31, 2021 and 2020, such purchases recorded as cost of revenues totaled $264 and $447, respectively.

13.	EMPLOYEE BENEFIT PLAN
The Company maintains a defined contribution savings plan (the “401(k) Plan”) to provide retirement income to all qualified employees of the Company. The Company is not required to make, and did not make, any contributions to the 401(k) Plan for the years ended December 31, 2021 and 2020.

14.	SUBSEQUENT EVENTS
Distribution of China Subsidiaries by Parent
During the first quarter of 2022, the Parent distributed shares in all of its other subsidiaries: (i) Amprius (Hong Kong) Limited, owner of Amprius (Nanjing) Co., Ltd., (ii) Amprius (Hong
Kong-2)
Limited, owner of Amprius (Wuxi) Co., Ltd. and (iii) Amprius Energy, Inc. to stockholders and optionees of the Parent. Distributions with respect to each of the distributed entities were made in proportion to current equity holdings in the Parent. All Parent equity holders received common stock in each such entity in proportion to their percentage holdings of the Parent shares on an as-converted
basis. Parent preferred holders also received a
non-convertible
preferred stock in each such entity with liquidation preferences in proportion to the relative preference amounts of their preferred stock held. At the conclusion of the distribution, the Parent’s sole assets were cash and ownership in the Company.
Grants
Subsequent to December 31, 2021 and through the date these financial statements were available to be issued, the Company granted 2,571,875 new options under the 2016 Plan at an average exercise price of $3.79 per share. The options vest over a 4-year period commencing on the options vesting start date and expire in ten years. The fair value of the options issued was approximately $2.92 per share. There is approximately $7,519 of total unrecognized compensation expense related to these grants. To determine the fair value of common stock as of the grant date for options granted subsequent to December 31, 2021, the Company performed a linear interpolation between the March 29, 2022 valuation date and the fair value implied by the current Business Combination assuming an exchange ratio of 1.45823 shares of common stock of New Amprius, the surviving entity upon completion of the Business Combination, for each share of the common stock of the Company expected to be outstanding and an estimated date for the completion of the Business Combination.
Business Combination
Effective May 12, 2022, the Company entered into the Business Combination Agreement with Kensington and Merger Sub. Pursuant to the terms of the Business Combination Agreement, subject to customary closing conditions, including shareholder approval, the Merger will be consummated, Kensington will domesticate as a corporation under the laws of the state of Delaware, and Kensington will change its name to “Amprius Technologies, Inc.” The transactions contemplated by the Business Combination Agreement are subject to numerous conditions, and there can be no assurance that such conditions will be satisfied. In connection with the closing, the cash held in trust by Kensington (following satisfaction of redemption by public stockholders) will become available for general corporate purposes, along with any additional proceeds that may be received from any related equity financing that closes in connection with the closing of Business Combination.
The Company is expected to be the accounting acquirer and the Business Combination is expected to be accounted for as a “reverse recapitalization,” whereby the financial statements of the combined entity represent the continuation of the financial statements of the Company. Accordingly, the assets, liabilities and results of operations of the Company are expected to become the historical financial statements of the post-combination company, and Kensington’s assets, liabilities and results of operations is expected to be consolidated with Amprius beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of the Company in future reports. The net assets of the Company are expected to be recognized at carrying value, with no goodwill or other intangible assets recorded.
Transfer of Lease
Effective May 1, 2022, the Parent assigned the Company the office lease that covers the facilities that the Company uses in its operations. Historically, the Company recognized this lease in its carved-out
financial statements, as it is the sole user of the underlying facilities in its operations.
Transfer of Intellectual Property
Effective May 12, 2022, the Parent assigned to the Company all patents and patent applications, as well as registered trademarks and trademark applications, used by the Company in its operations under an Intellectual Property Rights agreement. This transfer of intellectual property does not have any financial impact on the Company’s balance sheet.
Termination of Intercompany Agreements
On June 8, 2022, the Parent and the Company entered an agreement to terminate the intercompany service and license agreements (“Intercompany Agreements”) upon the closing date of the Business Combination. The Parent and the Company will be released and discharged from any and all past, present and future claims; causes of action; damages; liabilities; costs and expenses; and compensation of any nature that either the Parent or the Company may assert or exercise against the other resulting from any Intercompany Agreements. The Parent and the Company will also waive and relinquish any rights to bring any action, suit, or proceeding for any claims against the other with respect to any and all matters related to the Intercompany Agreements.
The Company considers events or transaction that occur after the balance sheet date, but before the financial statements were available to be issued to provide additional evidence relative to certain estimates or identify matters that require additional disclosure. The Company has evaluated subsequent events through June 21, 2022, which is the date these financial statements were available to be issued. Management is not aware of any material events other than those mentioned above.

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ONDENSED
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ALANCE
S
HEETS
(In thousands, except share and par value data)

	June 30, 2022	December 31, 2021
	Unaudited	Audited
ASSETS
Current assets:
Cash	$5,243	$11,489
Accounts receivable	490	262
Inventories, net	329	500
Prepaid expenses and other current assets	106	156
Deferred costs, current	1,591	1,769

Total current assets	7,759	14,176
Restricted cash, noncurrent	333	—
Deferred costs, noncurrent	112	141
Deferred offering costs	3,033	—
Property and equipment, net	3,652	4,210
Right of use asset, net	2,907	—

Total assets	$17,796	$18,527

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,081	$426
Accrued liabilities	1,907	1,294
Deferred revenue, current	1,706	2,363
Operating lease liabilities, current	514	—
Other liabilities, current	—	85

Total current liabilities	6,208	4,168
Deferred revenue, noncurrent	404	501
Operating lease liabilities, noncurrent	2,652	—

Total liabilities	9,264	4,669

Commitments and contingencies (Note 11)
Stockholders’ equity:
Common stock, $0.00001 par value; 60,000,000 authorized at June 30, 2022 and December 31, 2021; 45,179,270 and 45,176,145 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	91,117	89,258
Accumulated deficit	(82,586)	(75,401)

Total stockholders’ equity	8,532	13,858

Total liabilities and stockholders’ equity	$17,796	$18,527

The accompanying notes are an integral part of these condensed financial statements.

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ONDENSED
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TATEMENTS
OF
O
PERATIONS
(U
NAUDITED
)
(In thousands, except share and par value data)

	Six Months Ended June 30,
	2022	2021
	Unaudited	Unaudited
Revenues	$2,801	$1,226
Cost of revenues	(5,230)	(3,004)

Gross loss	(2,429)	(1,778)

Operating expenses:
Research and development	820	651
Selling, general and administrative	3,822	1,354

Total operating expenses	4,642	2,005

Loss from operations	(7,071)	(3,783)

Other income (expense), net:
Gain on extinguishment of notes payable	—	743
Other income (expense), net	39	(13)

Total other income (expense), net	39	730

Net loss	$(7,032)	$(3,053)

Weighted-average common shares outstanding:
Basic and diluted	45,178,576	45,156,145

Net loss per share of common stock:
Basic and diluted	$(0.16)	$(0.07)

The accompanying notes are an integral part of these condensed financial statements.

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ONDENSED
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TATEMENTS
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TOCKHOLDERS
’ E
QUITY
(U
NAUDITED
)
(In thousands, except share and par value data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance as of January 1, 2021	45,176,145	$1	$66,673	$(65,505)	$1,169
Contributed capital from Parent	—	—	4,995	—	4,995
Exercise of common share options	20,000	—	1	—	1
Stock-based compensation	—	—	300	—	300
Contribution from Parent related to stock-based compensation	—	—	79	—	79
Net loss	—	—	—	(3,053)	(3,053)

Balance as of June 30, 2021	45,176,145	1	72,048	(68,558)	3,491

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance as of January 1, 2022	45,176,145	$1	$89,258	$(75,400)	$13,859
Cumulative effect adjustment from adoption of ASC 842	—	—	—	(154)	(154)
Contributed capital from Parent	—	—	505	—	505
Exercise of common stock options	3,125	—	8	—	8
Stock-based compensation	—	—	1,100	—	1,100
Contribution from Parent related to stock-based compensation	—	—	246	—	246
Net loss	—	—	—	(7,032)	(7,032)

Balance as of June 30, 2022	45,179,270	1	91,117	(82,586)	8,532

The accompanying notes are an integral part of these condensed financial statements.

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ONDENSED
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TATEMENTS
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C
ASH
F
LOWS
(U
NAUDITED
)
(In thousands, except share and par value data)

	Six Months Ended June 30,
	2022	2021
	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$(7,032)	$(3,053)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	724	627
Provision for inventory reserve	74	84
Stock-based compensation expense	1,346	379
Non-cash lease expense	280	—
Loss on write-off of property and equipment	24	—
Gain on forgiveness of PPP loan	—	(743)
Changes in operating assets and liabilities:
Accounts receivable	(228)	(21)
Inventories	97	(16)
Prepaid expenses and other assets	7	62
Deferred costs	207	(563)
Accounts payable	(94)	(1,747)
Accrued liabilities	160	35
Deferred revenue	(754)	191
Other liabilities	(85)	77
Operating lease liabilities	(218)	—

Net cash used in operating activities	(5,492)	(4,688)

Cash flows from investing activities:
Purchase of property and equipment	(194)	(258)

Net cash used in investing activities	(194)	(258)

Cash flows from financing activities:
Proceeds from exercise of employee stock options	8	1
Capital contributions from Parent	505	4,995
Payments of deferred offering costs	(740)	—

Net cash provided by (used in) financing activities	(227)	4,996

Net (decrease) increase in cash and cash equivalents	(5,913)	50
Cash and restricted cash, beginning of period	11,489	2

Cash and restricted cash, end of period	$5,576	$52

Components of cash and restricted cash:
Cash	$5,243	$52
Restricted cash	333	—

Total cash and restricted cash	$5,576	$52

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash investing and financing information:
Property and equipment accrued but unpaid	$—	$55

Operating lease liabilities and right-of-use assets through adoption of Topic 842	$3,256	N/A

Unpaid deferred offering costs	$2,293	N/A

The accompanying notes are an integral part of these condensed financial statements.

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INANCIAL
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TATEMENTS
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NAUDITED
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(In thousands, except share and par value data)

1.	ORGANIZATION
Nature of Operations
Amprius Technologies, Inc. (the “Company”) has developed, and since 2018, been in commercial production of an ultra-high energy density lithium-ion
battery for mobility applications leveraging a disruptive silicon nanowire anode. The Company has developed and continues to develop technologies used in the design of these batteries. The Company was incorporated in the state of Delaware on March 16, 2015. The Company is a majority owned subsidiary of Amprius, Inc. (the “Parent”) which was incorporated in the state of Delaware on May 19, 2008. As of June 30, 2022 and December 31, 2021, the Parent’s ownership of capital stock represented 99.6% of the Company. The Company was established as a separate entity to continue the development operations of the silicon anode begun by the Parent so the Parent could transition to a holding company. After the Company’s incorporation, the Parent and the Company entered into an intercompany agreement to license the intellectual property rights to continue to develop the silicon nanowire technology. Prior to January 2020, the Company operated as a division of the Parent under an intercompany services agreement. Operating resources such as cash, equipment, facilities, personnel and management were provided by the Parent. Assets such as employees, cash, equipment, intellectual property and facilities were assigned or contributed starting in 2020 and effective from May 2022, all the operating assets are owned by the Company, including the lease that was entirely for the benefit of the Company and was assigned officially to the Company in May 2022. See Note 14 – Business Combination, Transfer of Lease. The Company’s sole location and headquarters is in Fremont, California and is co-located
with the Parent’s corporate office. The Parent was the owner in other subsidiaries until February 2022 (Note 2), at which point the Parent had completed the distribution of the equity interests it held in each such subsidiary to the Parent’s stockholders and optionees.
The Company believes its core technology, the silicon nanowire anode for lithium-ion
batteries, is a breakthrough development in terms of enabling the use of silicon as an anode in lithium-ion
batteries. The Company produces high specific energy density batteries for a variety of applications that require a superior power to weight ratio, which is a critical attribute for batteries used in aerospace and military applications. The Company has manufacturing capability utilizing pilot scale equipment to produce limited quantities of batteries for sale to the aerospace industry and military. In order to scale production to meet the demand of its addressable market, the Company is dependent on the establishment of a high-volume manufacturing facility and the further development of automated anode production equipment.
Liquidity and Capital Resources
The Company has an accumulated deficit of $82,586 as of June 30, 2022, which represents the carved-out
portion of costs incurred by the Company from the inception of the Parent. Since inception, the Company has incurred recurring operating losses and cash flow deficits from operations. Management expects to continue to incur additional losses and increased operating expenses in future periods due to negative margins on development contracts, research and development and increase in personnel costs. The Company believes that building and operating a high-volume manufacturing facility will facilitate the Company achieving profitability.
On May 12, 2022, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Kensington Capital Acquisition Corp. IV (“Kensington”) and Kensington Capital Merger Sub Corp., pursuant to which, among other things, Kensington Capital Merger Sub Corp. (“Merger Sub”)

will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Kensington (the “Business Combination” or the “Merger”) (see Note 14). The Company expects to use the available cash following the closing of the Business Combination to fund the design and build-out
of a high-volume manufacturing facility. In the event that the Business Combination is not consummated, the Company will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. The Company believes that in the absence of the Business Combination, the Company’s cash on hand will not be sufficient to fund operations and meet obligations as they come due for 12 months following the issuance of these unaudited condensed interim financial statements without raising additional equity or debt financing which raises substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments related to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue in operations or any adjustments that might result from the outcome of this uncertainty.
Other Risk and Uncertainties
The Company continued to experience the results of the worldwide
COVID-19 pandemic.
The
COVID-19 outbreak
in the United States has caused business disruption through mandated and voluntary closings of businesses and shelter in place orders. In response, the U.S. Government enacted the CARES Act, which included significant provisions to provide relief and assistance to affected organizations. While the disruption is currently expected to be temporary, there is considerable uncertainty around potential future closings, shelter in place orders, containment of the recent
COVID-19 variants,
and the ultimate impact of the CARES Act and other government initiatives. The
COVID-19 pandemic
and its resulting economic and other effects could result in significant adverse effects on the Company’s customers’ cash flow and their ability to manufacture, distribute, and sell products. This in turn may cause customers to be less able to pay invoices for customization design service or the purchase of finished batteries or may result in a reduction in the revenue from customization design service or sales of finished battery that the Company earns which are often dependent on the demand from the customer for the scope of the customized service or number of units to be purchased. This reduction could cause adverse effects on the business, results of operations, financial condition, cash flows and ability to raise operating capital. To date, this matter has not negatively impacted the Company. However, the financial impact and duration cannot be reasonably determined at this time.
Additionally, U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. The Company is continuing to monitor the situation in Ukraine and globally and assessing its potential impact on its business. The recent military conflict in Ukraine has led to sanctions and other penalties being levied by the United States, the European Union and other countries against Russia. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds. Although the Company has not been materially impacted by the ongoing military conflict between Russian and Ukraine to date, it is impossible to predict the extent to which its operations, or those of its customers’ suppliers and manufacturers, will be impacted in the short and long term, or the ways in which the conflict may impact its business. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). As the Parent has not historically prepared condensed financial statements for the Company, these condensed financial statements have been prepared from the financial records of the Parent on a carve-out
basis. The
carve-out
basis is derived from the accounting records of the Parent using the historical results of operations and the historical bases of assets and liabilities of the Company adjusted as necessary to conform to U.S. GAAP.
More specifically, the balance sheets include all the Company’s legal assets, those assets provided by the Parent and liabilities incurred by the Parent on behalf of the Company. The Condensed Statements of Operations for each of the six-month
periods ended June 30, 2022 and 2021, reflect all expenses and activities directly attributable to the Company, as well as an allocation of the Parent’s general and administrative expenses. Prior to February 2022, the Parent had four subsidiaries, including the Company. During the first quarter of 2022, the Parent distributed shares in all of its other three subsidiaries: (i) Amprius (Hong Kong) Limited, owner of Amprius (Nanjing) Co., Ltd., (ii) Amprius (Hong
Kong-2)
Limited, owner of Amprius (Wuxi) Co., Ltd. and (iii) Amprius Energy, Inc. to stockholders and optionees of the Parent. At the conclusion of the distribution, the Parent’s sole assets were cash and ownership in the Company. The Company did not share facilities or costs with the other three operating subsidiaries prior to them being distributed by the Parent with the exception of expenses at the Parent for payroll related expenses for two executive employees of Parent and other legal, tax, insurance and accounting fees which were not identifiable as related to a specific subsidiary (“Shared Expenses”). The Parent executives supported the subsidiary group with governance, management, and investor relations. The Shared Expenses were allocated to the Company based on the time incurred by the Parent executives to support each subsidiary as the level of effort required was not correlated to the level of activity, revenue, or other financial operating metrics for the subsidiaries. This allocation methodology resulted in an equal allocation of Shared Expenses to each subsidiary. Prior to the distribution of the subsidiaries of the Parent in late January and early February 2022, the general and administrative expenses of the Parent were allocated among each subsidiary, including the Company. After the distribution, such costs incurred by the Parent were wholly allocated to the Company as the only remaining subsidiary.
Management’s estimate of incremental expenses that would have been incurred on a standalone basis for the six months ended June 30, 2022 and 2021 were a decrease of $16 and an increase of $1,740, respectively, as compared to what is shown in the statements of operations. These expenses consisted of changes in compensation and benefits associated with certain senior executives necessary by the Company to depict the Company on a standalone basis, as compared to what is reflected in the statements of operations.
During the periods ended June 30, 2022 and 2021, the Company’s operations were funded by the Parent. The source of financing consisted of proceeds received by the Parent from its issuance of preferred stock.
Management believes the expense allocation methodology and results are reasonable and consistently applied for all comparative periods presented. However, these allocations may not be indicative of the actual expenses that would have been incurred by an independent company or of the costs to be incurred in the future. The condensed financial statements may not be indicative of the Company’s future performance and do not necessarily reflect what the financial position, results of operations, and cash flows would have been had it operated as a standalone company during the period presented.
The significant accounting policies described below, together with other notes that follow, are an integral part of the condensed financial statements.
Unaudited Interim Condensed Financial Statements
The accompanying interim condensed balance sheet as of June 30, 2022, the interim condensed statements of operations, the interim condensed statements of stockholders’ equity, and the interim condensed statements of cash flows for the six months ended June 30, 2022 and 2021, are unaudited. The unaudited interim condensed financial statements have been prepared on the same basis as the audited annual condensed financial statements. In management’s opinion, all adjustments made during the periods were normal or recurring in nature and necessary for the fair statement of the Company’s financial position as of June 30, 2022 and its results of operations and cash flows for the six months ended June 30, 2022 and 2021. The financial data and the other financial information disclosed in the notes to these condensed financial statements related to the six-month
periods are also unaudited. The results of operations for the six months ended June 30, 2022 are not necessarily indicative of the results to be expected for the full fiscal year or any other period.
Emerging Growth Company
The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable.
The Company has elected to not opt out of such extended transition period. This means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
Use of Estimates
The preparation of condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances; the results of which form the basis for making judgements that are not readily apparent from other sources. Actual results could materially differ from management estimates using different assumptions or under different conditions.
Significant accounting estimates made by the Company include the following: useful lives of property and equipment; evaluation of impairment of long-lived assets; valuation of deferred taxes; valuation of inventory;
carve-out
of condensed financial statements including the allocation of assets, liabilities and expenses; calculation of incremental borrowing rate used in calculating lease obligations and right of use asset, and the valuation of the fair value of common stock used to determine stock-based compensation expense.
Cash and Restricted Cash
The Company considers all highly liquid investments with an original maturity of 90 days or less at the date of purchase to be cash. Restricted cash is classified as current or non-current
on the condensed balance sheet. Restricted cash, if the date of availability or disbursement is longer than one year and the balances are maintained under an agreement that legally restricts the use of such funds, is reported separately under restricted cash as a current or noncurrent asset.
During the year ended December 31, 2020, cash was provided to the Company by the Parent on an “as needed” basis by drawing on a cash sweep account maintained by the Parent. Subsequent to January 1, 2021, upon cash contributions from the Parent of $16,200, the Company maintained a balance in its operating cash account to fund operations.

Effective May 1, 2022, the Parent assigned to the Company the office lease that covers the facilities that the Company uses in its operations (“Transfer of Lease”). In connection with the Transfer of Lease, the Company deposited cash equivalents of $333 with a commercial bank as collateral against the letter of credit as a form of security for the Company’s facility lease agreement. As of June 30, 2022, the balance of $333 was presented as a noncurrent asset on the condensed balance sheet.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and accounts receivable. The Company’s cash as of June 30, 2022 and December 31, 2021 consists of a demand deposit account. Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250. At June 30, 2022 and December 31, 2021, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Accounts receivable mainly consist of amounts due from U.S. government agencies or sponsored entities and large public entities which limits the Company’s credit risk. Through June 30, 2022, the Company has not experienced any credit losses.
For the six months ended June 30, 2022, four customers represented 30%, 24%, 16%, and 14% of the Company’s revenues. For the six months ended June 30, 2021, two customers represented 52% and 33% of the Company’s revenues.
As of June 30, 2022, two customers represented 55% and 19% of the Company’s accounts receivable balance. As of December 31, 2021, five customers represented 25%, 19%, 19%, 18%, and 15% of the Company’s accounts receivable balance.
Segment Reporting
The Company has determined that the Chief Executive Officer is its Chief Operating Decision Maker. The Company’s Chief Executive Officer reviews financial information presented on an aggregate basis for the purposes of assessing the Company’s performance and making decisions on how to allocate resources. Accordingly, the Company has determined that it operates in a single operating and reportable segment. All of the Company’s revenues are geographically earned in the United States and the Company’s property and equipment are located in the United States.
Warranty Liability
The Company warrants that the batteries sold to customers will meet the published or agreed upon specification upon receipt. Batteries that do not meet specification are replaced at no charge to the customer. Based on the experience of historical claims and no pending claims and returns of which the Company is aware, the Company had not recorded a warranty liability as of June 30, 2022 or December 31, 2021.
Revenue Recognition
The Company recognizes revenue under Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”),
Revenue from Contracts with Customers
, when a customer obtains control of promised goods or services in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services.

Deferred Costs
Capitalization of certain costs are recognized as an asset when the costs relate directly to a customer contract, generate or enhance resources of the Company that will be used in satisfying future performance obligations, and are expected to be recovered. If these three criteria are not met, the costs are expensed in the period incurred. Deferred costs are recognized as cost of revenues in the period when the related revenue is recognized, except when such costs incurred are in excess of the amount expected to be recoverable, in which case they are expensed as incurred into cost of revenues. The recoverable amount equals to the amount of consideration that the entity expects to receive in the future and that the entity has received but has not recognized as revenue, in exchange for the goods or services to which the asset relates, less the costs that relate directly to providing those goods or services and that have not been recognized as expenses.
Cost of Revenues
Cost of revenues include materials, direct labor, allocated depreciation expense, and other direct and indirect costs related to revenue contracts. The costs are recognized as and when incurred during the period revenue is recognized.
Stock-Based Compensation
Prior to the formation and incorporation of the Company, qualified employees, directors, and contract workers participated in the Parent’s equity incentive plan, including stock option awards. For those employees, directors and contract workers who were transferred to the Company or continued to provide services to the Company and previously received awards under the Parent’s incentive plan, costs of those awards are recorded as stock-based compensation with a corresponding contribution from the Parent based on the grant date fair value of the awards. After incorporation, the Company established its new equity incentive plan separate from the original equity incentive plan from the Parent. Certain qualified employees, directors and contract workers of the Parent have received stock option awards of the Company. The cost of the stock-based compensation of these awards was recorded by the Company.
The Company measures stock-based compensation expense for all stock-based payment awards based on the estimated fair value of the awards on the date of grant. The fair value of each employee stock option is estimated on the date of grant using the Black-Scholes option-pricing model. The Company recognizes compensation costs for all employee stock-based compensation awards on a straight-line basis over the period from the date of the grant to the date the award is fully vested. The Company has elected to account for forfeitures as they occur.
The Company estimates the fair value of stock options granted using the Black Scholes option-pricing model.
Expected Term
—The expected term of stock options represents the period that the Company’s stock-based awards are expected to be outstanding. As the Company does not have sufficient historical experience for determining the expected term, the expected term has been derived based on the simplified method for awards that qualify as plain-vanilla options.
Expected Volatility
—As the Company is privately held, there is no observable market for the Company’s common stock, and accordingly, expected volatility has been estimated based on the volatilities of similar publicly-traded companies.
Risk-Free Interest Rate
—The Company bases the risk-free interest rate on the implied yield available on the U.S. Treasury zero coupon issues with a remaining term equivalent to the expected term of the option.
Expected Dividend
—The expected dividend assumption is based on the Company’s current expectations about its anticipated dividend policy. The Company has not paid dividends since inception and currently, management does not anticipate a dividend.

To the extent that future evidence regarding these variables is available and provides estimates that the Company determines are more indicative of actual trends, the Company may refine or change its approach to derive these input estimates. These changes could significantly impact the stock-based compensation expense recorded in the future.
Recently Adopted Accounting Standards
In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
2016-02,
Leases
(Topic 842) and subsequent amendments to the initial guidance: ASU
2017-13,
ASU 2018-10,
ASU 2018-11,
ASU
2018-20
and ASU
2019-01
(collectively, Topic 842). Lessees will need to recognize almost all leases on their balance sheet as a right-of-use
asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting. Lessor accounting is similar to the current model but updated to align with certain changes to the lessee model and the new revenue recognition standard. Existing sale-leaseback guidance, including guidance for real estate, is replaced with a new model applicable to both lessees and lessors. The standard became effective beginning after January 1, 2022. The Company adopted Topic 842 on January 1, 2022, using the modified retrospective approach, and financial information for the comparative period was not updated.
The Company accounts for its leases under ASC 842,
Leases
. Under this guidance, lessees classify arrangements meeting the definition of a lease as operating or financing leases, and leases are recorded on the balance sheet as both a right-of-use asset
and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right-of-use asset
result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right-of-use asset
results in front-loaded expense over the lease term. Variable lease expenses, including common maintenance fees, insurance and property tax, are recorded when incurred.
In calculating
the right-of-use asset
and lease liability, the Company elected to combine lease and non-lease
components for its real estate lease. The Company will assess this election for other asset classes as they arise. The Company excludes short-term leases having initial terms of 12 months or less as an accounting policy election, and instead recognizes rent expense on a straight-line basis over the lease term.
The Company has a single lease of a real estate asset, which includes administrative and sales offices, research and development space, manufacturing and a clean room. This lease also requires the Company to pay maintenance, utilities, taxes, insurance, and other operating expenses associated with the leased space. The Company elected the transition package of three practical expedients which allow companies not to reassess whether agreements contain leases, the classification of leases, and the capitalization of initial direct costs.
As a result of the adoption of the new lease accounting guidance, the lease remained classified as an operating lease, and the Company recognized the following under the new guidance on January 1, 2022:

•
Operating lease liabilities of $3,256, which represents the present value of the remaining lease payments, as of the date of adoption, discounted using the Company’s incremental borrowing rate of 7.9%.

•	Operating lease ROU assets of $3,059, which represents the operating lease liabilities of $3,256, adjusted for deferred rent of $240 and prepaid rent of $43.

•	The adoption of the new lease accounting standard impacted the Company’s accumulated deficit by $154.
In November 2021, the FASB issued ASU
2021-10,
Government Assistance
(Topic 832),
Disclosures by Business Entities About Government Assistance
, which requires entities to provide disclosures on material government transactions for annual reporting periods. The disclosures include information around the nature of the assistance, the related accounting policies used to account for government assistance, the effect of government assistance on the entity’s financial statements, and any significant terms and conditions of the agreements, including commitments and contingencies. The ASU is effective for financial statements issued for annual periods beginning after December 15, 2021, with early adoption permitted. The Company adopted this guidance in the six months ended June 30, 2022 with no impact on the Company’s condensed financial statements and related disclosures as the Company did not have any government assistance accounted for by applying a grant or contribution accounting model by analogy in the periods presented.
Accounting Pronouncements Not Yet Effective
In November 2019, the FASB issued ASU
2019-10,
Financial Instruments – Credit Losses
(Topic 326),
Targeted Transition Relief
(“ASU
2019-10”),
which amends the transition guidance for ASU
2016-13.
ASU 2019-10
provides entities with the option to irrevocably elect the fair value option in Subtopic
825-10
on an
instrument-by-instrument
basis.
ASU 2019-10
is effective for years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact ASU
2019-10
will have on the Company’s financial statements and related disclosures.

3.	REVENUE RECOGNITION
The Company recognizes revenue in accordance with ASC 606. ASC 606 outlines a single comprehensive model to use in accounting for revenue arising from contracts with customers. Revenue is recognized when control of a product or service is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those promised products or services.
Overall
The Company generates revenue from both its arrangements for customization design services for the development of silicon-anode lithium-ion
battery technology and delivery of prototypes and providing finished battery products to its customers.
The customization design services generally provide design and development efforts to configure the Company’s existing battery technology towards a customer’s required specifications, including the delivery of the prototypes. The development and delivery of these battery prototypes is a single performance obligation as the individual customization activities performed through delivery of the prototype batteries are not distinct. Revenue is recognized at the point in time when control transfers to the customer upon final delivery of prototype batteries or completion of the defined service.
The Company recognizes revenue from
follow-on
orders and standalone sales of battery products to customers at the point in time that control of the product has been transferred to the customer which is generally upon shipment.
To achieve the core principle of revenue recognition, the Company applies the following steps:

1.	Identify the Contract with the Customer
A contract is defined as an agreement between two or more parties that creates enforceable rights and obligations. The Company generally enters into fixed-price agreements with its customers which outline the terms of the business relationship between the customer and the Company. Additionally, the

Company may receive purchase orders from customers or enter into statements of work that indicate pricing, performance and delivery obligations, progress payments (if any) and the timing for each transaction.
The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of the consideration is probable. At contract inception, the Company also evaluates prior incomplete contracts to determine whether the contract with the customer should be combined and accounted for as a single contract with any prior contract.

2.	Identify the Performance Obligations in the Contract
The promises within each contract for customization design services may vary depending on the customer requirements, however, those contracts contain promises which generally include (a) custom battery design to conform with customer’s requirements, (b) design progress reporting, (c) development of preliminary batteries, (d) testing of battery design and performance, and (e) delivery of final battery prototypes that meet pre-defined
customer specifications along with test results of the delivered batteries. Those promises are generally inputs to a combined output to deliver a single final prototype battery and are accounted for as a single performance obligation.
Contracts for standard batteries for commercial sales are generally ready-made with no customization. Within these contracts, each battery is a distinct performance obligation.

3.	Determine the Transaction Price
Payment terms for the Company’s development contracts are generally based on the achievement of defined milestones. Since revenue is generally recognized at the point in time when control transfers to the customer upon final delivery of prototype battery or completion of the service at the end of the contract as discussed below in Step 5 - Recognize revenue when, or as, a performance obligation is satisfied, the variable consideration is not considered to be constrained at the inception of the contract and the transaction price equals the cumulative payments to which the Company is entitled to at the end of the contract.
The Company elected to use the practical expedient to disregard the effect of the time value of money in a significant financing component when its payment terms are less than one year. In cases when there is a period of more than one year, the Company only adjusts the transaction price when the financing component is significant and beyond the mitigating effect of the progress payments.

4.	Allocate the Transaction Price to the Performance Obligations in the Contract
The transaction price is allocated to the performance obligations. The Company’s revenue contracts contain a single performance obligation; therefore, allocation is not necessary.

5.	Recognize Revenue When, or as, a Performance Obligation is Satisfied
Under the Company’s customized design services arrangements, control generally transfers upon the completion of the battery design and delivery of the final prototype batteries. For follow-on
orders and standalone sales of battery products to customers, control generally transfers upon shipment of the product. In some instances, customers may request that the Company bill them for a product but the Company retains physical possession of the product until later delivery, commonly known as
“bill-and-hold”
arrangements. The Company has an agreement with one customer where title to products ordered through the agreement transfers to the customer when the product is ready for delivery, the customer has requested this arrangement and the batteries are specific to the customer’s order. In these
“bill-and-hold”
arrangements, the Company recognizes revenue when the product is identified separately as belonging to the customer and the product is ready for delivery to the customer.
Sales and Transaction Taxes
Sales and other taxes collected from customers and remitted to governmental authorities on revenue producing transactions are reported on a net basis and are therefore excluded from revenue in the Statements of Operations.
Contract Balances
The timing of revenue recognition, billings and cash collections can result in billed accounts receivable, unbilled receivables (contract assets), and deferred revenue (contract liabilities).
Contract assets primarily relate to the rights to consideration for progress on contractual requirements performed but not billed at the reporting date. The contract assets are transferred to accounts receivable when the rights become unconditional. As of June 30, 2022 and December 31, 2021, the Company did not have contract assets recorded.
Accounts receivable is the Company’s right to consideration that is unconditional. A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due. As of June 30, 2022 and December 31, 2021, the accounts receivable balances were $490 and $262, respectively.
Contract liabilities primarily consist of deferred revenue. Deferred revenue is the amount invoiced as progress payments in advance of revenue recognition; and is recognized as revenue when the recognition criteria are met. The Company’s contracts generally permit invoicing based on pre-defined
milestones as outlined in the contract. As of June 30, 2022 and December 31, 2021, the total deferred revenue balances were $2,110 and $2,864, respectively.
Deferred revenue is classified as long term when the performance obligation is to be satisfied more than twelve months following the balance sheet date. As of June 30, 2022 and December 31, 2021, $404 and $501 of the total deferred revenue balance was considered long-term, respectively.
As of June 30, 2022, the aggregate amount of the transaction price allocated to the remaining performance obligations related to customer contracts that were unsatisfied or partially unsatisfied was $3,331. Given the applicable contract terms, $1,650 is expected to be recognized as revenue within one year and $1,681 is expected to be recognized between two to five years. This amount does not include contracts to which the customer is not committed. The estimated timing of the recognition of remaining unsatisfied performance obligations, all of which are recognized at a point in time, is subject to change and is affected by changes to scope, changes in timing of delivery of products and services, or contract modifications.
For the six months ended June 30, 2022 and 2021, $329 and $400 was recognized under bill-and-hold
arrangements, respectively.

The following table reflects the changes in the Company’s contract liabilities, which is classified as deferred revenue:

	June 30, 2022	December 31, 2021
Deferred revenue, beginning of period	$2,864	$1,661
Unconditional rights to invoice but not yet recognized	671	1,770
Revenue recognized from prior period deferred	(1,425)	(567)

Deferred revenue, end of period	$2,110	$2,864

Deferred Costs
Capitalization of certain costs are recognized as an asset when the costs relate directly to a customer contract, generate or enhance resources of the Company that will be used in satisfying future performance obligations, and are expected to be recovered. Judgement is applied to determine the eligibility of these costs. If these three criteria are not met, the costs are expensed in the period incurred. These costs primarily consist of direct labor, cathode and electrolyte materials, freight and other deferred fulfillment costs eligible for capitalization related to the Company’s customized design service revenue. These costs are recognized when the related revenue is recognized, which is at the completion of the customized design services and delivery of the prototype batteries. At the end of the reporting period, the Company evaluates its deferred costs for impairment. The Company recognizes impairment of deferred costs when it is determined that the costs are no longer recoverable. During the six months ended June 30, 2022 and 2021, $1,252 and $211, respectively, of deferred costs were recognized as costs of revenue in the statements of operations. Deferred cost balances were $1,703 and $1,910 as of June 30, 2022 and December 31, 2021, respectively. During the periods ended June 30, 2022 and 2021, cost of revenues also included costs incurred on certain customized design service contracts that were in excess of the amount expected to be recovered.

4.	INVENTORY
Inventory balances were comprised of the following:

	June 30, 2022	December 31, 2021
Raw materials	$154	$231
Work in process	78	14
Finished goods	97	255

	$329	$500

The Company recorded a reduction in the value of inventories to cost of revenues of $74 and $84 for the six months ended June 30, 2022 and 2021, respectively.

5.	PROPERTY AND EQUIPMENT, NET
Property and equipment, net consisted of the following:

	June 30, 2022	December 31, 2021
Pilot production equipment	$4,186	$4,041
Lab equipment	2,292	2,287
Leasehold improvements	3,439	3,439
Computers and software	21	157
Furniture and fixtures	85	85
Vehicles	89	—

	10,112	10,009
Less: accumulated depreciation and amortization	(6,460)	(5,799)

Property and equipment, net	$3,652	$4,210

Depreciation expense related to property and equipment was $724 and $627 for the six months ended June 30, 2022 and 2021, respectively.

6.	ACCRUED LIABILITIES
Accrued liabilities consisted of the following:

	June 30, 2022	December 31, 2021
Payroll accruals	$1,036	$1,066
Offering costs	534	—
Accrued professional fees	221	18
Accrued expenses	70	45
Deferred rent	—	87
Other accrued liabilities	46	78

	$1,907	$1,294

7.	STOCKHOLDERS’ EQUITY
As of June 30, 2022 and December 31, 2021, the Company was authorized to issue 60,000,000 shares of common stock at par value $0.00001 and 45,179,270 and 45,176,145 shares were issued and outstanding as of June 30, 2022 and December 31, 2021, respectively. Each holder of common stock is entitled to one vote for each share held and is entitled to receive dividends when and if declared by the board of directors. Through and as of June 30, 2022, the Company has not declared any dividends.
Equity Incentive Plans
2008 Stock Plan
Prior to the formation of the Company, the Parent granted options under its 2008 Stock Plan (the “2008 Plan”) to qualified employees, directors and consultants who later transferred to the Company upon or following the incorporation of the Company. The 2008 Plan provides for the granting of incentive and nonqualified stock options and restricted stock awards to qualified employees, directors and consultants. The options expire 10 years from the date of grant or 90 days from the termination of the recipient, generally vest over two to four years, and are exercisable for shares of the Parent’s common stock. All stock-based compensation costs associated with those awards in the Parent are recorded by the Company as stock-based compensation and contribution from the Parent. As of June 30, 2022, there were 12,642,364 shares of common stock reserved for the 2008 Plan, with 375,546 available to be issued.

The disclosures of option activity under the 2008 Plan includes all option activity under the plan although the allocation of expense to the Company solely relates to options issued to employees of the Parent providing services to the Company and employees of the Company that have options outstanding under the 2008 Plan. A summary of option activity under the 2008 Plan for the six months ended June 30, 2022 is as follows:

	Shares Available for Grant	Outstanding Stock Options	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Life (Years)	Average Intrinsic Value
Balance as of January 1, 2022	375,546	10,056,990	$1.49	6.53	$10,995
Options granted	—	—	—	—	—
Options exercised	—	—	—	—	—
Options expired	—	—	—	—	—

Balance as of June 30, 2022	375,546	10,056,990	$1.49	6.05	$22,071

Options vested and exercisable as of June 30, 2022		9,726,942	$1.48	5.97	$21,519

Options vested and expected to vest as of June 30, 2022		10,056,990	$1.49	6.05	$22,071

2016 Equity Incentive Plan
The Company grants stock-based compensation under its 2016 Equity Incentive Plan (the “2016 Plan”).
The 2016 Plan provides for the granting of incentive and nonqualified stock options and restricted stock awards to qualified employees, directors and consultants. The options expire 10 years from the date of grant or 90 days from the termination of the recipient, generally vest over four years, and are exercisable for shares of the Company’s common stock. As of June 30, 2022, there were 11,250,000 shares of common stock reserved for the 2016 Plan, with 1,389,131 available to be issued.
A summary of option activity under the 2016 Plan for the six months ended June 30, 2022 is as follows:

	Shares Available for Grant	Outstanding Stock Options	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Life (Years)	Average Intrinsic Value
Balance as of January 1, 2022	3,949,131	7,124,724	$1.24	5.86	$16,208
Options granted	(2,571,875)	2,571,875	3.79	—	—
Options exercised	—	(3,125)	2.58	—	—
Options expired	11,875	(11,875)	2.58	—	—

Balance as of June 30, 2022	1,389,131	9,681,599	$1.92	6.54	$26,572

Options vested and exercisable as of June 30, 2022		4,843,690	$0.64	3.66	$19,464

Options vested and expected to vest as of June 30, 2022		9,681,599	$1.92	6.54	$26,572

Stock-Based Compensation
2008 Plan
The total intrinsic value of stock option exercised was $23 for the six months ended June 30, 2021. There were no stock options exercised for the six months ended June 30, 2022. The fair value of options vested during the six months ended June 30, 2022 and 2021 was $281 and $73, respectively.
As of June 30, 2022, there was approximately $140 of total unrecognized compensation cost related to the 2008 Plan. That cost is expected to be recognized over a weighted-average period of approximately 0.46 years.
2016 Plan
The total intrinsic value of stock option exercised was $3 and $54 for the six months ended June 30, 2022 and 2021. The fair value of options vested during the six months ended June 30, 2022 and 2021 was $823 and $257, respectively.
As of June 30, 2022, there was approximately $9,313 of total unrecognized compensation cost related to the 2016 Plan. That cost is expected to be recognized over a weighted-average period of approximately 3.51 years.
The table below shows stock-based compensation expense recognized for both the 2008 and 2016 Plans in the statements of operations for the six months ended June 30, 2022 and 2021:

	Six Months Ended June 30,
	2022	2021
Cost of revenues	$232	$164
Research and development	13	4
Sales, general and administrative	1,101	211

	$1,346	$379

Valuation Assumptions
2008 Plan
Under the 2008 Plan, the Company did not grant any awards to grantees for the six months ended June 30, 2022. The weighted-average assumptions for options granted under the 2008 Plan were as follows for the six months ended June 30, 2021:

Six Months Ended June 30, 2021
Dividend yield	—
Expected volatility	52.52%
Expected term (years)	6.25
Risk free interest rate	1.17%
The weighted-average grant-date fair value of options granted for the six months ended June 30, 2021 was $2.43 per share. The Company did not grant any awards to grantees for the six months ended June 30, 2022.

2016 Plan
The weighted-average assumptions for options granted under the 2016 Plan were as follows for the six months ended June 30, 2022 and 2021:

	Six Months Ended June 30,
	2022	2021
Dividend yield	—	—
Expected volatility	$59.16%	51.81%
Expected term (in years)	6.17	5.91
Risk-free rate	2.70%	1.07%
The weighted-average grant-date fair value of options granted for the six months ended June 30, 2022 and 2021, was $2.30 and $1.60 per share, respectively.

8.	NET LOSS PER SHARE
The following table presents the calculation of basic and diluted net loss per share attributable to common stockholders for the six months ended June 30, 2022 and 2021:

	Six Months Ended June 30,

	2022	2021
Numerator:
Net loss	$(7,032)	(3,053)
Denominator:
Weighted average number of common shares outstanding	45,178,576	45,156,145

Basic and diluted net loss per common share	$(0.16)	$(0.07)

The following table summarizes the outstanding shares of potentially dilutive securities that were excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive for the six months ended June 30, 2022 and 2021:

	Six Months Ended June 30,
	2022	2021
Stock options	9,681,599	6,352,338

9.	INCOME TAXES
The Company had no income tax expense as a result of the continued generation of NOLs offset by a full valuation allowance recorded on such NOLs, as the Company determined it is not more-likely-than-not that
its NOLs will be utilized.

10.	LEASES
The Company had a space and facility sharing arrangement with the Parent to use the equipment owned by the Parent and the spaces leased by the Parent as its administrative and sales office, research and development laboratory, and production and engineering facilities. Effective May 1, 2022, the Parent assigned to the Company the office lease that covers all facilities that the Company uses in its operations

(see Note 14). For the period from January 1, 2022 until May 1, 2022 and the six months ended June 30, 2021, the Company paid the Parent an average monthly fee to share the facilities of $43 and $42, respectively. The current lease has an expiration date of June 30, 2024, with a single option to extend the lease for 60 months that the Company determined it is reasonably certain to exercise. The Company had no leases that were classified as a financing lease as of June 30, 2022.
In addition, the Company is responsible for variable utilities and common expenses for the facility incurred by the landlord.
Rent expense under ASC 842 for the six months ended June 30, 2022 amounted to $278.
Future maturing operating lease payments as of June 30, 2022 are as follows:

Amount
Year Ending December 31:
2022 (remaining six months)	$264
2023	540
2024	565
2025	586
2026	604
2027 and thereafter	1,588

Total future minimum lease payments	4,147
Less: interest	(981)

Present value of future minimum lease payments under operating lease liabilities	$3,166

Operating lease disclosures for the Company’s single operating lease are as follows:

June 30, 2022
Remaining lease term under operating ROU leases (in years)	7.0
Discount rate for operating lease liabilities	7.9%

11.	COMMITMENTS AND CONTINGENCIES
Letter of Credit
In connection with the Transfer of Lease in May 2022, the Company had cash equivalents deposited with a commercial bank as collateral against the letter of credit. The letter of credit that was initially issued for a term of nine months expiring on February 1, 2023 will be renewed until the end of the current lease term. The landlord may draw upon the letter of credit in an event of default by the Company or expiration of the current letter of credit in absence of issuing a substitute letter of credit for an extended period prior to the end of the lease term.
As of June 30, 2022, the Company’s letter of credit is recorded as noncurrent restricted cash as the expiration date is more than 12 months from the reporting date.
From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company accrues contingent liabilities when it is probable that future expenditures will be made, and such expenditures can be reasonably estimated. In the opinion of management, there are no pending claims for which the outcome is expected to result in a material adverse effect on the financial position, results of operations or cash flows of the Company.

12.	RELATED PARTY TRANSACTIONS
Related Party Transactions with the Parent
Officers and directors of the Company were the same individuals as the officers and directors of the Parent during the six months ended June 30, 2022 and during the six months ended June 30, 2021. In August 2021, the Company hired a Chief Financial Officer (“CFO”) separately from that of the Parent. The board of directors of the Company was comprised of four members, who were also members of the board of directors of the Parent.
The Company had the following arrangements with the Parent regarding sharing the facilities, service, and licensing to support the operation of the Company in the ordinary course of its business:

•
The Company has a service agreement for the Parent to provide certain services such as administration, management service, information technology and engineering services to support the operation of its business. The cost attributable to the Company is calculated using a percentage allocation of total cost incurred. The Company receives financing for these amounts through Parent capital contributions as the Parent does not intend to demand repayment of the funds received. Allocated services costs amount to $672 and $240 for the six months ended June 30, 2022 and 2021, out of which $243 and $71 are related to stock compensation for the six months ended June 30, 2022 and 2021, respectively.

•
During the six months ended June 30, 2022 and 2021, the Company recorded capital contributions of $751 and $5,075, respectively, in the condensed statements of stockholders’ equity. The capital contribution amounts during the six months ended June 30, 2022 and 2021 consisted of contributions from the Parent related to stock-based compensation of $246 and $79, respectively, with the remaining $505 and $4,995, respectively, related to capital contributions in the form of cash, services and asset and liability transfers.

As a result of carveout methodology as described in the Basis of Presentation, differences exist from stock-based compensation as a non-cash
activity between the Condensed Statements of Stockholders’ Equity and the Condensed Statements of Cash Flows for the capital contributions from the Parent.
The components of the capital contributions from the Parent for the six months period ended June 30, 2022 and 2021 are as follows:

	Six Months Ended June 30,
	2022	2021
Stock-based compensation	$246	$79
Corporation allocated service excluding stock-based compensation	429	169
General cash financing activity	76	4,826

Total capital contributions from Parent	$751	$5,074

The total capital contributions since inception were $88,760 and $71,499 as of June 30, 2022 and 2021, respectively.

•
The Company’s board of directors formally approved the treatment of all intercompany advances as forgiven in March 2021. In substance, since inception and during the year ended December 31, 2020, the intercompany transactions between the Company and the Parent have been included in these condensed financial statements and are determined to be forgiven at the time the transaction occurs as the intent of the arrangement from inception was capital contributions. Intercompany transactions subsequent to March 2021 were also made in the form of capital contributions. The total net effect of the settlement of these transactions is presented as financing activities within the statement of cash flows and represented within additional paid-in capital on the condensed balance sheet.

•	The Company has a licensing agreement with the Parent to use patents and licenses owned by the Parent.
See Note 10 for the related party lease transaction.
Related Party Transactions with Affiliate Subsidiaries
The Company also purchases raw materials and development materials from two entities that were previously subsidiaries under common control of the Parent, Amprius Wuxi and Amprius Nanjing. The Parent distributed shares in each of these two subsidiaries to stockholders and optionees of the Parent in February 2022, at which point the two subsidiaries were no longer considered affiliates of Amprius Technologies. For the six months ended June 30, 2022, such purchases recorded as cost of revenues prior to the distributions of the entities to the Parent’s shareholders totaled $86. For the six months ended June 30, 2021, such purchases recorded as cost of revenues totaled $75. As of December 31, 2021, the outstanding payables balance from affiliate subsidiaries totaled $18.

13.	EMPLOYEE BENEFIT PLAN
The Company maintains a defined contribution savings plan (the “401(k) Plan”) to provide retirement income to all qualified employees of the Company. The Company is not required to make, and did not make, any contributions to the 401(k) Plan for the six months ended June 30, 2022 and 2021.

14.	BUSINESS COMBINATION
Business Combination
Effective May 12, 2022, the Company entered into the Business Combination Agreement with Kensington and Merger Sub. Pursuant to the terms of the Business Combination Agreement, subject to customary closing conditions, including shareholder approval, the Merger will be consummated, Kensington will domesticate as a corporation under the laws of the state of Delaware, and Kensington will change its name to “Amprius Technologies, Inc.” The transactions contemplated by the Business Combination Agreement are subject to numerous conditions, and there can be no assurance that such conditions will be satisfied. In combination with the closing, the cash held in trust by Kensington (following satisfaction of redemption by public stockholders) will become available for general corporate purposes, along with any additional proceeds that may be received from any related equity financing that closes in connection with the closing of Business Combination.
The Company is expected to be the accounting acquirer and the Business Combination is expected to be accounted for as a “reverse recapitalization,” whereby the financial statements of the combined entity represent the continuation of the financial statements of the Company. Accordingly, the assets, liabilities and results of operations of the Company are expected to become the historical financial statements of the post-combination company, and Kensington’s assets, liabilities and results of operations is expected to be consolidated with the Company beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of the Company in future reports. The net assets of the Company are expected to be recognized at carrying value, with no goodwill or other intangible assets recorded.
Transfer of Lease
Effective May 1, 2022, the Parent assigned the Company the office lease that covers the facilities that the Company uses in its operations. Historically, the Company recognized this lease in its carved-out
financial statements as it is the sole user of the underlying facilities in its operations.

Transfer of Intellectual Property
Effective May 12, 2022, the Parent assigned to the Company all patents and patent applications, as well as registered trademarks and trademark applications, used by the Company in its operations under an Intellectual Property Rights agreement. This transfer of intellectual property does not have any financial impact on the Company’s balance sheet.
Termination of Intercompany Agreement
On June 8, 2022, the Parent and the Company entered an agreement to terminate the intercompany service and license agreements (“Intercompany Agreements”) upon the closing date of the Business Combination. The Parent and the Company will be released and discharged from any and all past, present and future claims, causes of action, damages, liabilities, costs and expenses, and compensation of any nature that either the Parent or the Company may assert or exercise against the other resulting from any Intercompany Agreements. The Parent and the Company will also waive and relinquish any rights to bring any action, suit, or proceeding for any claims against the other with respect to any and all matters related to the Intercompany Agreements.

15.	SUBSEQUENT EVENTS
The Company considers events or transaction that occur after the balance sheet date, but before the financial statements were available to be issued to provide additional evidence relative to certain estimates or identify matters that require additional disclosure. The Company has evaluated subsequent events through August 22, 2022, which is the date these financial statements were available to be issued. Management is not aware of any material events.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Kensington Capital Acquisition Corp. IV
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Kensington Capital Acquisition Corp. IV (the “Company”) as of December 31, 2021,
the related statement of operations, changes in shareholder’s deficit, and cash flows for the period from March 19, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from March 19, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph – Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company had a working capital deficit as of December 31, 2021 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3 to the financial statements. The financial statements do not include any adjustments that may become necessary should the Company be unable to continue as a going concern.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide
s
a reasonable basis for our opinion.
/
S
/ Marcum
LLP
Marcum
LLP
We have served as the Company’s auditor since 2021.
Houston, Texas
February 23, 2022

KENSINGTON CAPITAL ACQUISITION CORP. IV

BALANCE SHEET
December 31, 2021

Assets
Current assets:
Cash	$77,151

Total current assets	77,151
Deferred offering costs associated with proposed public offering	307,243

Total Assets	$384,394

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$63,628
Accrued expenses	155,077
Note payable - related party	200,000

Total current liabilities	418,705

Commitments and Contingencies
Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 9,857,142 shares issued and outstanding (1)	986
Additional paid-in capital	24,014
Accumulated deficit	(59,311)

Total shareholders’ Deficit	(34,311)

Total Liabilities and Shareholders’ Deficit	$384,394

(1)	This number includes up to 1,285,714 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.
The accompanying notes are an integral part of these financial statements.

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KENSINGTON CAPITAL ACQUISITION CORP. IV

STATEMENT OF OPERATIONS
For the period from March 19, 2021 (inception) through December 31, 2021

Formation and General and administrative expenses	$59,311

Net loss	$(59,311)

Weighted average Class B ordinary shares outstanding, basic and diluted (1)	8,571,428

Basic and diluted net loss per ordinary share	$(0.01)

(1)	This number excludes an aggregate of up to 1,285,714 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.
The accompanying notes are an integral part of these financial statements.

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KENSINGTON CAPITAL ACQUISITION CORP. IV

STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
For the period from March 19, 2021 (inception) through December 31, 2021

	Ordinary Shares				Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance—March 19, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor (1)	—	—	9,857,142	986	24,014	—	25,000
Net loss	—	—	—	—	—	(59,311)	(59,311)

Balance—December 31, 2021	—	$—	9,857,142	$986	$24,014	$(59,311)	$(34,311)

(1)	This number includes up to 1,285,714 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.
The accompanying notes are an integral part of these financial statements.

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KENSINGTON CAPITAL ACQUISITION CORP. IV

STATEMENT OF CASH FLOWS
For the period from March 19, 2021 (inception) through December 31, 2021

Cash Flows from Operating Activities:
Net loss	$(59,311)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by related party in exchange for issuance of Class B ordinary shares	25,000
Changes in operating assets and liabilities:
Accounts payable	13,628
Accrued expenses	20,683

Net cash used in operating activities	—

Cash Flows from Financing Activities:
Proceeds from note payable to related party	200,000
Payment of deferred offering costs	(122,849)

Net cash provided by financing activities	77,151

Net change in cash	77,151
Cash—beginning of the period	—

Cash—end of the period	$77,151

Supplemental disclosure of non-cash investing and financing activities:
Deferred offering costs included in accounts payable	$50,000
Deferred offering costs included in accrued expenses	$134,394
The accompanying notes are an integral part of these financial statements.

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KENSINGTON CAPITAL ACQUISITION CORP. IV

NOTES TO FINANCIAL STATEMENTS
Note 1—Description of Organization, Business Operations and Basis of Presentation
Kensington Capital Acquisition Corp. IV (the “Company”) was incorporated on March 19, 2021, as a Cayman Islands exempted company. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of December 31, 2021, the Company had not commenced any operations. All activity for the period from March 19, 2021 (inception) through December 31, 2021 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is Kensington Capital Sponsor IV LLC, a Delaware limited liability company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering”) of 20,000,000 units (each, a “Unit” and collectively, the “Units”) at $10.00 per Unit (or 23,000,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 14,800,000 warrants (or 16,000,000 warrants if the underwriters’ over-allotment option is exercised in full) (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $0.50 per Private Placement Warrant in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering.
Each Unit will consist of one Class A ordinary share, one Class 1 redeemable warrant (“Class 1 Warrants”) and one Class 2 redeemable warrant (“Class 2 Warrants”). Each whole Class 1 and Class 2 Warrant (together, the “Public Warrants”) entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The warrants will become exercisable 30 days after the completion of the initial Business Combination, and will (except for Class 2 Warrants attached to Class A ordinary shares that are redeemed prior to the consummation of the initial Business Combination, which Class 2 warrants will expire upon redemption of such shares) expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete an initial Business Combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount). However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including proceeds from the sale of the Private Placement Warrants to the Sponsor, will be held in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities,” within the

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KENSINGTON CAPITAL ACQUISITION CORP. IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under
Rule 2a-7 under the
Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company will provide holders of the Company’s outstanding Class A ordinary shares, par value $0.0001 per share, sold in the Proposed Public Offering (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined below) upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. If the Public Shareholders redeem their Public Shares prior to the consummation of the initial Business Combination, the embedded Class 2 warrants will expire.
The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share), calculated as of two business days prior to the initial Business Combination, including interest earned on the funds held in the trust account and not previously released to the Company to pay the Company’s taxes, net of taxes payable.
The per-share amount to
be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). In the event a Class A ordinary share that is part of a New Unit is redeemed in connection with the initial Business Combination, the Class 2 Warrant (as defined in Note 3) that is attached to such New Unit will expire. The expiration of the Class 2 Warrant will be deemed a “redemption” under applicable accounting rules. In accordance with guidance on redeemable equity instruments issued by the U.S. Securities and Exchange Commission (the ‘‘SEC’’), (this guidance has been codified in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”), paragraph
10-S99),
redemption provisions not solely within the control of a company require shares subject to redemption to be classified outside of permanent equity. Accordingly, all of the New Units will be presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. Given that the New Unit will be issued with other freestanding instruments (i.e., Class 1 warrants), the initial carrying value of the New Units classified as temporary equity will be the allocated proceeds determined in accordance with ASC
470-20.
The New Units will be subject to
ASC 480-10-S99.
If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company will elect to recognize the changes in redemption value immediately. The changes in redemption value will be recognized as a one-time
charge against additional
paid-in
capital (to the extent available) and accumulated deficit. While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the New Units are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place.
If a shareholder vote is not required by applicable law or stock exchange rule and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Memorandum and Articles”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by applicable law or stock exchange rule, or the Company decides to obtain shareholder approval for

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KENSINGTON CAPITAL ACQUISITION CORP. IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

business or reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) have agreed to vote any Founder Shares (as defined below in Note 4) and any Public Shares held by them in favor of a Business Combination. In addition, the initial shareholders have agreed to waive their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of a Business Combination.
The Memorandum and Articles will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor and the Company’s officers and directors (the “initial shareholders”) have agreed, pursuant to a letter agreement with the Company, that they will not propose any amendment to the Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business
Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding Public Shares.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Public Offering (as such period may be extended pursuant to the Memorandum and Articles, the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price,
payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes, net of taxes payable (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete its initial Business Combination within the Combination Period.
The initial shareholders will agree to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete a Business Combination within the Combination Period. However, if the initial shareholders acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the

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KENSINGTON CAPITAL ACQUISITION CORP. IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only, or less than, $10.00. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern Consideration
As of December 31, 2021 the Company had approximately $77,000 in cash and a working capital deficit of approximately $342,000. Further, the Company has incurred and expect to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this need for capital through the Proposed Public Offering. The Company cannot assure that its plans to raise capital or to consummate an initial Business Combination will be successful. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the issuance of these financial statements. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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KENSINGTON CAPITAL ACQUISITION CORP. IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Note 2—Summary of Significant Accounting Policies
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. As of December 31, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.
Fair value measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

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KENSINGTON CAPITAL ACQUISITION CORP. IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

Derivative financial instruments
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including units comprising shares and warrants, issued stock purchase warrants and forward purchase agreements, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, will be re-assessed
at the end of each reporting period. Derivative warrant liabilities will be classified as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities during the reporting period. Actual results could differ from those estimates.
Deferred Offering Costs Associated with the Proposed Public Offering
Deferred offering costs consist of legal, accounting and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering. Upon completion of the Proposed Public Offering, offering costs will be allocated to the separable financial instruments issued in the Proposed Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities will be charged to operations. Offering costs associated with the Class A ordinary shares will be charged to the carrying value of temporary equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Net Loss Per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 1,285,714 Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (Note 4). As of December 31, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were deemed immaterial as of December 31, 2021.

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KENSINGTON CAPITAL ACQUISITION CORP. IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Recent Accounting Pronouncements
In August 2020, the FASB issued Accounting Standards Update (“ASU”)
No. 2020-06,
Debt—Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU
2020-06”),
which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU
2020-06
on March 19, 2021 (inception). Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.
Note 3—Proposed Public Offering
Pursuant to the Proposed Public Offering, the Company intends to offer for sale 20,000,000 units at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share, one Class 1 Warrant and one Class 2 Warrant. Each whole Class 1 and Class 2 Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6). The warrants will become exercisable 30 days after the completion of the initial Business Combination, and will (except for Class 2 Warrants attached to Class A ordinary shares that are redeemed prior to the consummation of the initial Business Combination, which Class 2 warrants will expire upon redemption of such shares) expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. As a result, if the Public Shareholders redeem their Public Shares prior to the consummation of the initial Business Combination, the embedded Class 2 warrants will expire.
The Class 1 and Class 2 Warrant will have similar terms, except that the Class 1 Warrants will separate and begin separate trading on the 52nd day following the date of the effective date of the prospectus in connection with the Proposed Public Offering (or, if such date is not a business day, the following business day), unless UBS Securities LLC informs the Company of its decision to allow earlier separate trading, subject to the Company’s filing a Current Report on Form
8-K
with SEC, containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Proposed Public Offering and issuing a press release announcing when such separate trading will begin. The New Units resulting from such separation (each such New Unit consisting of one Class A ordinary share and one Class 2 Warrant) will not separate into Class A ordinary shares and redeemable warrants until consummation of the initial Business Combination.

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KENSINGTON CAPITAL ACQUISITION CORP. IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

The Company will grant the underwriters
a 45-day option from
the date of the final prospectus relating to the Proposed Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price, less underwriting discounts and commissions.
The Sponsor has expressed an interest to purchase an aggregate of $32,675,000 of the Units in the Proposed Public Offering at the offering price. However, this expression of interest is not a binding agreement or commitment to purchase, and the Sponsor may determine to purchase more, fewer or no Units in the Proposed Public Offering. In addition, the underwriters may determine to sell more, fewer or no Units to the Sponsor.
Note 4—Related Party Transactions
Founder Shares
On March 31, 2021, the Sponsor paid $25,000 for certain offering costs on behalf of the Company in exchange for issuance of 9,857,142 of the Company’s Class B ordinary shares, par value $0.0001 per share (the “Founder Shares”). Shares and the associated amounts have been retroactively restated to reflect the share issue of Class B ordinary shares on November 30, 2021, resulting in an aggregate of 9,857,142 Class B ordinary shares outstanding. The initial shareholders have agreed to forfeit up to 1,285,714 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 30.0% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.
The initial shareholders will agree, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions,
share capitalization, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day
period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Private Placement Warrants
The Sponsor will agree to purchase an aggregate of 14,800,000 Private Placement Warrants (or 16,000,000 Private Placement Warrants if the underwriters’ over-allotment option is exercised in full), at a price of $0.50 per Private Placement Warrant ($7.4 million in the aggregate, or $8.0 million if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of the Proposed Public Offering.
Each whole Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.
Related Party Loans
The Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note, dated on March 24, 2021 and was later amended on

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4

KENSINGTON CAPITAL ACQUISITION CORP. IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

November 16, 2021 (the “Note”). This loan
is non-interest bearing and
payable on the earlier of June 30, 2022 and the completion of the Proposed Public Offering; provided that amounts due under the Note may, at the option of the Sponsor, be converted into Working Capital Loans (as defined below). As of December 31, 2021, the Company had borrowed $200,000 under the Note.
In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans could be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $2.0 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $0.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2021, the Company had no borrowings under the Working Capital Loans.
Service and Administrative Fees
The Company has agreed to pay service and administrative fees of $20,000 per month to DEHC LLC, an affiliate of Daniel Huber, the Company’s Chief Financial Officer, for 18 months commencing on the date of consummation of the Proposed Public Offering (upon completion of the initial Business Combination, any portion of the amounts due that have not yet been paid will accelerate).
The Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred
in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made by the Company to the Sponsor, officers, directors or their affiliates.
Note 5—Commitments and Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to the consummation of the Proposed Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters will be entitled to an underwriting discount of $0.20 per unit, or $4.0 million in the aggregate (or $4.6 million in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the

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5

KENSINGTON CAPITAL ACQUISITION CORP. IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

closing of the Proposed Public Offering. In addition, $0.35 per unit, or $7.0 million in the aggregate (or approximately $8.1 million in the aggregate if the underwriters’ over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. In addition, the underwriters’ right to receive up to one-half
of such amount is subject to forfeiture by the underwriters on a dollar-for-dollar
basis in the event of any redemptions in the initial Business
Combination
.
Note 6— Shareholders’ Deficit
Preference Shares
—The Company is authorized to issue 1,000,000 preference shares, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2021, there were no preference shares issued or outstanding.
Class
 A Ordinary Shares
—The Company is authorized to issue 100,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2021, there were no Class A ordinary shares issued or outstanding.
Class
 B Ordinary Shares
—The Company is authorized to issue 10,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of December 31, 2021, there were 9,857,142 Class B ordinary shares issued and outstanding. Of the 9,857,142 Class B ordinary shares outstanding, an aggregate of up to 1,285,714 Class B ordinary shares are subject to forfeiture to the Company by the initial shareholders for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the percentage of Founder Shares will equal 30% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.
Shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders; provided that, prior to the completion of the initial Business Combination, holders of the Class B ordinary shares will have the right to elect all of the Company’s directors and remove members of the Company’s board of directors for any reason. Prior to the completion of the initial Business Combination, only holders of the Class B ordinary shares will have the right to vote on the Company’s appointment of directors. Holders of the Public Shares will not be entitled to vote on the Company’s appointment of directors during such time. In addition, prior to the completion of the initial Business Combination, holders of a majority of the outstanding Class B ordinary shares may remove a member of the Company’s board of directors for any reason. These provisions of the Memorandum and Articles may only be amended by a resolution passed by at least two-thirds
(2/3) of all holders (which must include a simple majority of the holders of Class B ordinary shares). With respect to any other matter submitted to a vote of the Company’s shareholders, including any vote in connection with the initial Business Combination, holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination, or earlier at the option of the holders, on a one-for-one basis, subject
to adjustment for share
sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as described herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Proposed Offering and related to the closing of the initial Business Combination, including pursuant to a specified future issuance, the ratio at which Class B

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6

KENSINGTON CAPITAL ACQUISITION CORP. IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the then-outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted
basis, 30% of the sum of the total number of all ordinary shares outstanding upon the completion of the Proposed Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued or issuable to any seller in the initial Business Combination).
Note 7—Warrants
As of December 31, 2021, there were no
warrants outstanding.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the warrant agreement). The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following the initial Business Combination to have declared effective, a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed; provided, that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but it will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will (except for Class 2 warrants attached to shares that are redeemed in connection with our initial business combination, which Class 2 warrants will expire upon redemption of such shares) expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The warrants will have an exercise price of $11.50 per share, subject to adjustments. In addition, if (x) the Company issues additional shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (as adjusted for share sub-divisions,
share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial shareholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the Initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the

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7

KENSINGTON CAPITAL ACQUISITION CORP. IV

NOTES TO FINANCIAL STATEMENTS — (Continued)

exercise price of each warrant will be adjusted (to the nearest cent) such that the effective exercise price per full share will be equal to 115
% of the higher of (i) the Market Value and (ii) the Newly Issued Price, and the $18.00
per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180
% of the higher of (i) the Market Value and (ii) the Newly Issued Price.
The Private Placement Warrants will be identical to the Class 1 Warrants, except that (1) the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (2) the Private Placement Warrants will be non-redeemable,
(3) the Private Placement Warrants may be exercised by the holders on a cashless basis and (4) the holders of the Private Placement Warrants (including with respect to the ordinary shares issuable upon exercise of the Private Placement Warrants) are entitled to registration rights.
Redemption of warrants for cash when the price per Class A ordinary shares equals or exceeds $18.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-trading day period
ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares (or a security other than the Class A ordinary shares into which the Class A ordinary shares have been converted or exchanged for in the event the Company is not the surviving company in the initial Business Combination) issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the
30-day
redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.
If the Company calls the Public Warrants for redemption as described above, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis”.
Note 8—Subsequent Events
The Company evaluated events that have occurred after the balance sheet date through the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except as noted below.
On November 16, 2021, the Company amended its Note to extend the maturity date from December 31, 2021 to June 30, 2022
.

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8

KENSINGTON CAPITAL ACQUISITION CORP. IV
CONDENSED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash	$1,966,389	$77,151
Prepaid expenses	223,380	—

Total current assets	2,189,769	77,151
Prepaid expenses - long-term	108,333	—
Investments held in Trust Account	230,294,899	—
Offering costs associated with initial public offering	—	307,243

Total Assets	$232,593,001	$384,394

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accounts payable	$29,673	$63,628
Accrued expenses	1,154,373	155,077
Note payable - related party	—	200,000

Total current liabilities	1,184,046	418,705
Derivative warrant liabilities	11,310,000	—
Deferred underwriting fees	8,050,000	—
Working Capital Loan - related party	200,000	—

Total liabilities	20,744,046	418,705
Commitments and Contingencies (Note 5)
Class A ordinary shares subject to possible redemption; 23,000,000 and -0- shares at redemption value of $10.008 and $10.000 per share at June 30, 2022 and December 31, 2021, respectively	230,194,899	—
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; no ne issued or outstanding at June 30, 2022 and December 31, 2021	—	—
Class A ordinary shares, $0.0001 par value; 100,000,000 shares authorized; no non-redeemable shares issued or outstanding at June 30, 2022 and December 31, 2021	—	—
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 9,857,142 shares issued and outstanding at June 30, 2022 and December 31, 2021	986	986
Additional paid-in capital	—	24,014
Accumulated deficit	(18,346,930)	(59,311)

Total shareholders’ deficit	(18,345,944)	(34,311)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$232,593,001	$384,394

The accompanying notes are an integral part of these unaudited condensed financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. IV
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

			For The Six Months Ended June 30, 2022	For The Period From March 19, 2021 (Inception) Through June 30, 2021
	For The Three Months Ended June 30,
	2022	2021
General and administrative expenses	$1,611,750	$10,102	$1,706,154	$35,924
Administrative expenses - related party	60,000	—	80,000	—

Loss from operations	(1,671,750)	(10,102)	(1,786,154)	(35,924)
Other income (expenses):
Change in fair value of derivative warrant liabilities	4,290,000	—	4,680,000	—
Income from investments held in Trust Account	262,416	—	294,965	—
Offering costs associated with derivative warrant liabilities	338	—	(563,642)	—

Total other income (expenses)	4,552,754	—	4,411,323	—

Net income (loss)	$2,881,004	$(10,102)	$2,625,169	$(35,924)

Weighted average shares outstanding of Class A ordinary share, basic and diluted	23,000,000	—	15,121,547	—

Basic net income per share, Class A ordinary share	$0.09	$—	$0.11	$—

Diluted net income per share, Class A ordinary share	$0.09	$—	$0.11	$—

Weighted average shares outstanding of Class B ordinary share, basic	9,857,142	8,571,428	9,416,732	7,582,417

Weighted average shares outstanding of Class B ordinary share, diluted	9,857,142	9,857,142	9,857,142	8,719,779

Basic net income (loss) per share, Class B ordinary share	$0.09	$(0.00)	$0.11	$(0.00)

Diluted net income (loss) per share, Class B ordinary share	$0.09	$(0.00)	$0.11	$(0.00)

The accompanying notes are an integral part of these unaudited condensed financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. IV
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
For The Three and Six Months Ended June 30, 2022

	Ordinary Shares				Additional Paid-in Capital		Total Shareholders’ Deficit
	Class A		Class B			Accumulated Deficit
	Shares	Amount	Shares	Amount
Balance - December 31, 2021	—	$—	9,857,142	$986	$24,014	$(59,311)	$(34,311)
Excess of cash received over fair value of private placement warrants	—	—	—	—	1,440,000	—	1,440,000
Remeasurement of Class A ordinary shares subject to possible redemption amount	—	—	—	—	(1,464,014)	(20,722,551)	(22,186,565)
Net loss	—	—	—	—	—	(255,835)	(255,835)

Balance - March 31, 2022 (Unaudited)	—	—	9,857,142	986	—	(21,037,697)	(21,036,711)
Remeasurement of Class A ordinary shares subject to possible redemption amount (reduction of offering cost)	—	—	—	—	—	4,662	4,662
Remeasurement of Class A ordinary shares subject to possible redemption amount	—	—	—	—	—	(194,899)	(194,899)
Net income	—	—	—	—	—	2,881,004	2,881,004

Balance - June 30, 2022 (Unaudited)	—	$—	9,857,142	$986	$—	$(18,346,930)	$(18,345,944)

For the Three Months Ended June 30, 2021 and For The Period From March 19, 2021 (Inception) Through June 30, 2021

	Ordinary Shares				Additional Paid-in Capital		Total Shareholders’ Deficit
	Class A		Class B			Accumulated Deficit
	Shares	Amount	Shares	Amount
Balance - March 19, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	9,857,142	986	24,014	—	25,000
Net loss	—	—	—	—	—	(25,822)	(25,822)

Balance - March 31, 2021 (Unaudited)	—	—	9,857,142	986	24,014	(25,822)	(822)
Net loss	—	—	—	—	—	(10,102)	(10,102)

Balance - June 30, 2021 (Unaudited)	—	$—	9,857,142	$986	$24,014	$(35,924)	$(10,924)

The accompanying notes are an integral part of these unaudited condensed financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. IV
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For The Six Months Ended June 30, 2022	For The Period From March 19, 2021 (Inception) Through June 30, 2021
Cash Flows from Operating Activities:
Net income (loss)	$2,625,169	$(35,924)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
General and administrative expenses paid by related party in exchange for issuance of Class B ordinary shares	—	25,000
Change in fair value of derivative warrant liabilities	(4,680,000)
Offering costs associated with derivative warrant liabilities	563,642	—
Income from investments held in Trust Account	(294,899)
Changes in operating assets and liabilities:
Prepaid expenses	(331,713)	—
Accounts payable	16,045	10,924
Accrued expenses	1,124,689	—

Net cash used in operating activities	(977,067)	—

Cash Flows from Investing Activities
Cash deposited in Trust Account	(230,000,000)	—

Net cash used in investing activities	(230,000,000)	—

Cash Flows from Financing Activities:
Proceeds received from initial public offering, gross	230,000,000	—
Proceeds received from private placement	8,000,000	—
Offering costs paid	(5,133,695)	—

Net cash provided by financing activities	232,866,305	—

Net change in cash	1,889,238	—
Cash - beginning of the period	77,151	—

Cash - end of the period	$1,966,389	$—

Supplemental disclosure of non-cash financing activities:
Offering costs included in accounts payable	$—	$25,000
Offering costs included in accrued expenses	$—	$39,266
Deferred underwriting commissions	$8,050,000	$—
Remeasurement of Class A ordinary shares subject to possible redemption	$194,899	$—
The accompanying notes are an integral part of these unaudited condensed financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. IV
NOTES TO
UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 1. Description of Organization, Business Operations and Liquidation
Kensington Capital Acquisition Corp. IV (the “Company”) was incorporated on March 19, 2021, as a Cayman Islands exempted company. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of June 30, 2022, the Company had not commenced any operations. All activity for the period from March 19, 2021 (inception) through June 30, 2022 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and since the Initial Public Offering, its search for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating
income from the proceeds derived from the Initial Public Offering and placed in a Trust Account (as defined below). The Company selected December 31 as its fiscal year end.
The Company’s sponsor is Kensington Capital Sponsor IV LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on March 1, 2022. On March 4, 2022, the Company consummated its Initial Public Offering of 23,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), including 3,000,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $230.0
 million, and incurring offering costs of approximately $13.3 million, of which approximately $8.1
 million was for deferred underwriting fees (see Note 5).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (the “Private Placement”) of 16,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $0.50 per Private Placement Warrant to the Sponsor, generating proceeds of $8.0 million (see Note 4).
Each Unit consists of one
Class A ordinary share, one
Class 1 redeemable warrant (the “Class 1 Warrants”) and one
Class 2 redeemable warrant (the “Class 2 Warrants”). Each whole Class 1 and Class 2 Warrant (together, the “Public Warrants”) entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The Class 1 Warrants separated and began separately trading on the 52nd day following the date of the final prospectus in connection with the Initial Public Offering, or April 22, 2022. The separation of the Class 1 Warrants resulted in a new unit upon such separation (the “New Unit”), comprising one Public Share and one Class 2 Warrant. That is, on such day, each Unit sold in the Initial Public Offering separated into: (i) one (1) Class 1 Warrant, and (ii) one (1) New Unit consisting of one (1) Class A ordinary share and one (1) Class 2 redeemable warrant. The Public Shares and attached Class 2 Warrants will begin separate trading upon consummation of the initial Business Combination only if the Public Shares are not redeemed by the holder. If the Public Shares are redeemed by the holder, the exercise period of the Class 2 Warrants will terminate upon completion of the initial Business Combination. Upon consummation of the initial Business Combination, for Class 2 Warrants that are not terminated because of redemption, there shall be no distinction between the Class 1 Warrants and the Class 2 Warrants. The Class 2 Warrants that exist post-Business Combination will become exercisable 30 days after the completion of the initial Business Combination, and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation of the Company (see Note 7).
Upon the closing of the Initial Public Offering and Private Placement, $230.0 million ($10.00 per Unit) of net proceeds, including the net proceeds of the Initial Public Offering and certain of the proceeds of the Private

KENSINGTON CAPITAL ACQUISITION CORP. IV
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Placement, was placed in a trust account (the “Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule
2a-7
under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The
Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete an initial Business Combination with one or more operating businesses or assets with a fair market value equal to at least 80
% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount). However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50
% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide holders of its Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. If holders of Public Shares redeem their Public Shares prior to the consummation of the initial Business Combination, the Class 2 Warrants attached to such Public Shares will expire. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially at $10.00 per Public Share), calculated as of two business days prior to the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes, net of taxes payable. The per-share
amount to be distributed to shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5).
All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the liquidation, if there is a shareholder vote or tender offer in connection with the initial Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association (the “Memorandum and Articles”). In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”), redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. As such, the Public Shares are classified in temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheets. The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place.
If a shareholder vote is not required by applicable law or stock exchange rule and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Memorandum and

KENSINGTON CAPITAL ACQUISITION CORP. IV
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Articles, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by applicable law or stock exchange rule, or the Company decides to obtain shareholder approval for business or reasons, the Company will offer to redeem Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each holder of Public Shares may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) agreed to vote any Founder Shares (as defined below in Note 4) and any Public Shares held by them in favor of a Business Combination. In addition, the initial shareholders agreed to waive their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of a Business Combination.
The Memorandum and Articles provide that a holder of Public Shares, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15
% or more of the Public Shares, without the prior consent of the Company.
The
 Sponsor and the Company’s officers and directors (the “initial shareholders”) agreed, pursuant to a letter agreement with the Company, that they will not propose any amendment to the Memorandum and Articles (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem
100
% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial
Business Combination activity, unless the Company provides the holders of Public Shares with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding Public Shares.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or March 4, 2024 (as such period may be extended pursuant to the Memorandum and Articles, the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes, net of taxes payable (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the rights of holders of Public Shares as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete its initial Business Combination within the Combination Period.
The initial shareholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to comp lete a Business Combination within the Combination Period. However, if the initial shareholders acquire Public Shares in or after the Initial Public

KENSINGTON CAPITAL ACQUISITION CORP. IV
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only, or less than, $10.00. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s condensed financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

KENSINGTON CAPITAL ACQUISITION CORP. IV
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of this condensed financial statements. The condensed financial statements does not include any adjustments that might result from the outcome of this uncertainty.
Additionally, in February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these unaudited condensed financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these unaudited condensed financial statements.
Liquidity and Capital Resources
As of June 30, 2022, the Company had approximately $2.0
 million in cash and working capital of approximately $1.0
 million.
The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover certain expenses on behalf of the Company in exchange for issuance of Founder Shares (as defined in Note 4) and loan proceeds under the Note (as defined in Note 4), which was converted into a Working Capital Loan (as defined in Note 4) on March 4, 2022. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 4). As of June 30, 2022, there was $200,000 outstanding principal under the Working Capital Loan.
Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using the funds held outside of the Trust Account for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Amprius Business Combination
On May 11, 2022, the Company (which shall transfer by way of continuation to and domesticate as a Delaware corporation prior to the closing of the Proposed Transactions (as defined below)), Kensington Capital Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Amprius Technologies, Inc., a Delaware corporation (“Amprius”), entered into a business combination agreement (the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into Amprius (the “Merger” and together with the other transactions related thereto, the “Proposed Transactions”), with Amprius surviving the Merger as a wholly owned subsidiary of the Company. The terms of the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions, and other terms relating to the Merger and the other transactions contemplated thereby, are summarized in the Company’s Current Report on Form
8-K
filed with the SEC on May 12, 2022.

KENSINGTON CAPITAL ACQUISITION CORP. IV
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 2. Summary of Significant Accounting Policies

Basis of Presentation
The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form
10-Q
and Article 8 of Regulation
S-X
and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and six months ended June 30, 2022 are not necessarily indicative of the results that may be expected through December 31, 2022, or any future period.
The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the final prospectus and the Current Report on Form
8-K
filed by the Company with the SEC on March 2, 2022 and March 10, 2022, respectively.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000
. As of June 30, 2022 and December 31, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of June 30, 2022 and December 31, 2021.
Investments Held in Trust Account
The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at

KENSINGTON CAPITAL ACQUISITION CORP. IV
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

fair value. Trading securities and investments in money market funds are presented on the condensed balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income on investments held in the Trust Account in the accompanying condensed statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurements,” approximates the carrying amounts represented in the condensed balance sheets, primarily due to their short-term nature.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Derivative Financial Instruments
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including units and issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, will be re-assessed
at the end of each reporting period. Derivative warrant liabilities were classified as non-
current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
The Class 1 Warrants and Private Placement Warrants were recognized as derivative warrant liabilities in accordance with ASC 815. Accordingly, the Company recognized the warrant instruments as liabilities at fair value and will adjust the instruments to fair value at each reporting period, with changes in fair value recognized in earnings, until exercised or expiration. The liabilities are subject to remeasurement at each balance sheet date

KENSINGTON CAPITAL ACQUISITION CORP. IV
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

until exercised, and any change in fair value is recognized in the Company’s condensed statements of operations. The fair value of the Class 1 Warrants issued in connection with the Initial Public Offering were initially estimated using a Monte Carlo simulation model. For periods where no observable traded price is available, the fair value continues to be estimated using a Monte Carlo simulation. The fair value of the Private Placement Warrants is determined using Black-Scholes option pricing model. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Working Capital Loan-Related Party
The Company evaluates embedded conversion features within convertible debt to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings and losses. When an embedded derivative is bifurcated, the initial fair value of the embedded derivative generally creates a discount to the loan host instrument, which is subsequently amortized to interest expense over the life of the debt. Any bifurcated embedded derivative is presented combined with the loan host instrument in the accompanying condensed balance sheets.
Working Capital Loans (as defined in Note 4) may be converted into warrants of the post Business Combination entity at a price of $0.50 per warrant, at the option of the holder. The warrants obtained from conversion will be identical to the Private Placement Warrants. The embedded conversion option is not clearly and closely related to the debt host instrument and was bifurcated from the loan host instrument, with a de minimis value, and classified on a combined basis with the loan host instrument in Working Capital Loan—related party in the accompanying condensed balance sheets.
Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, underwriting and other costs incurred that were directly related to the Initial Public Offering. Upon completion of the Initial Public Offering, offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities were expensed as incurred and presented as non-operating
expenses in the condensed statements of operations. Offering costs associated with the Public Shares were charged to the carrying value of temporary equity upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Ordinary Shares Subject to Possible Redemption
As discussed in Note 1, all of the 23,000,000 Class A ordinary shares sold as parts of the Units in the Initial Public Offering (or Public Shares) contain a redemption feature. In accordance with the ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. The Company classified all of the Public Shares as temporary equity. Under ASC 480, the Company has elected to recognize changes in the redemption value immediately as they occur and adjust the carrying value of the Public Shares to equal the redemption value at the end of each reporting period. This method views the end of the reporting period as if it were also the redemption

KENSINGTON CAPITAL ACQUISITION CORP. IV
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the remeasurement from initial book value to redemption amount value. The change in the carrying value of the redeemable Public Shares resulted in charges against additional paid-in
capital (to the extent available) and accumulated deficit.
As of June 30, 2022 and March 31, 2022, the carrying values of Class A ordinary shares reflected on the condensed balance sheets are reconciled in the following table:

Gross proceeds	$230,000,000
Less:
Fair value of Public Warrants at issuance	(9,430,000)
Offering costs allocated to Class A ordinary shares subject to possible redemption	(12,756,565)
Plus:
Remeasurement of Class A ordinary shares subject to possible redemption amount	22,186,565

Class A ordinary shares subject to possible redemption, March 31, 2022	230,000,000
Less:
Remeasurement of Class A ordinary shares subject to possible redemption amount (reduction of offering costs)	(4,662)
Plus:
Reduction of offering costs allocated to Class A ordinary shares subject to possible redemption	4,662
Remeasurement of Class A ordinary shares subject to possible redemption amount	194,899

Class A ordinary shares subject to possible redemption, June 30, 2022	$230,194,899

Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes” (“ASC 740”), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the condensed financial statements and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the condensed financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2022 or 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of June 30, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

KENSINGTON CAPITAL ACQUISITION CORP. IV
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s condensed financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Net Income (Loss) per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net loss per ordinary share is calculated by dividing the net income by the weighted average shares of ordinary shares outstanding for the respective period.
The calculation of diluted net income (loss) does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering (including the consummation of the over-allotment) and the private placement warrants to purchase an aggregate of 62,000,000 Class A ordinary shares in the calculation of diluted income (loss) per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. The Company has considered the effect of Class B ordinary shares that were excluded from the weighted average number of basic shares outstanding as they were contingent on the exercise of over-allotment option by the underwriters. Though the contingency was satisfied, the Company had net income (loss) for the three and six months ended June 30, 2022, the three months ended June 30, 2021 and for the period from March 19, 2021 (inception) through June 30, 2021. Remeasurement of the redeemable Class A ordinary shares is excluded from net loss per share as the redemption value approximates fair value.

KENSINGTON CAPITAL ACQUISITION CORP. IV
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of ordinary shares:

						For The Period From March 19, 2021 (Inception) Through June 30, 2021
	For The Three Months Ended June 30			For The Six Months Ended June 30, 2022
	2022		2021
	Class A	Class B	Class B	Class A	Class B	Class B
Basic and diluted net income (loss) per ordinary share:
Numerator:
Allocation of net income (loss), basic	$2,016,703	$864,301	$(10,102)	$1,617,743	$1,007,426	$(35,924)
Allocation of net income (loss), diluted	$2,016,703	$864,301	$(10,102)	$1,589,219	$1,035,950	$(35,924)
Denominator:
Basic weighted average ordinary shares outstanding	23,000,000	9,857,142	8,571,428	15,121,547	9,416,732	7,582,417
Diluted weighted average ordinary shares outstanding	23,000,000	9,857,142	9,857,142	15,121,547	9,857,142	8,719,779

Basic net income (loss) per ordinary share	$0.09	$0.09	$(0.00)	$0.11	$0.11	$(0.00)

Diluted net income (loss) per ordinary share	$0.09	$0.09	$(0.00)	$0.11	$0.11	$(0.00)

Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet
effective, accounting standards if currently adopted would have a material effect on the accompanying condensed financial statements.
Note 3. Initial Public Offering
On March 4, 2022, the Company consummated its Initial Public Offering of 23,000,000
Units, including 3,000,000
Over-Allotment Units, at $10.00
per Unit, generating gross proceeds of $230.0
 million, and incurring offering costs of approximately $13.3 million, of which approximately $8.1
 million was for deferred underwriting fees.
Each Unit consists of one Class A ordinary share, one Class 1 Warrant and one Class 2 Warrant. Each whole Class 1 and Class 2 Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6). The warrants will become exercisable 30 days after the completion of the initial Business Combination and will (except for Class 2 Warrants attached to Class A ordinary shares that are redeemed prior to the consummation of the initial Business Combination, which Class 2 warrants will expire upon redemption of such shares) expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. As a result, if a holder of Public Shares redeems such Public Shares prior to the consummation of the initial Business Combination, the Class 2 Warrants attached to such Public Shares will expire.

KENSINGTON
CAPITAL ACQUISITION CORP. IV
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The Class 1 and Class 2 Warrants have similar terms, except that the Class 1 Warrants separated and began separately trading on the 52nd day following the date of the effective date of the prospectus in connection with the Initial Public Offering, or April 22, 2022. The New Units resulting from such separation (each such New Unit consisting of one Class A ordinary share and one Class 2 Warrant) will not separate into Class A ordinary shares and redeemable warrants until consummation of the initial Business Combination.

Note 4. Related Party Transactions
Founder Shares
In March 2021, the Sponsor paid $25,000
for certain offering costs on behalf of the Company in exchange for issuance of 9,857,142 of the Company’s Class B ordinary shares, par value $0.0001
per share (the “Founder Shares”). Shares and the associated amounts have been retroactively restated to reflect the share issue of Class B ordinary shares on November 30, 2021, resulting in an aggregate of 9,857,142
Class B ordinary shares outstanding. The initial shareholders agreed to forfeit up to 1,285,714
Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares will represent 30.0
% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. The underwriters fully exercised the over-allotment on March 4, 2022; thus, these 1,285,714
Founder Shares were no longer subject to forfeiture.
The initial shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions,
share capitalization, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 16,000,000
Private Placement Warrants, at a price of $0.50
per Private Placement Warrant to the Sponsor, generating proceeds of $8.0 million.
Each whole Private Placement Warrant is exercisable for one
whole Class A ordinary share at a price of $11.50
per share, subject to adjustment. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.
Related Party Loans
The Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note, dated on March 24, 2021 that was later amended on November 16, 2021 (the “Note”). This loan was non-interest
bearing and payable upon the completion of the Initial Public Offering; provided that amounts due under the Note were, at the option of the Sponsor, convertible into Working Capital Loans (as defined below). The Company borrowed $200,000 under the Note and the Sponsor elected to convert the Note into a Working Capital Loan on March 4, 2
022.

KENSINGTON CAPITAL ACQUISITION CORP. IV
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

In addition
, in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans could be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $2.0 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $0.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of June 30, 2022, and December 31, 2021, $200,000 and $0 was drawn on the Working Capital Loan, respectively.

Service Agreement
On March 1, 2022
, the Company entered into an agreement (the “Service Agreement”) with DEHC LLC, an affiliate of the Company’s Chief Financial Officer, pursuant to which the Company agreed to pay service and administrative fees of $20,000 per month to DEHC LLC for 18 months commencing on the date of consummation of the Initial Public Offering. Upon completion of the initial Business Combination, any portion of the amounts due that have not yet been paid will accelerate. For the three and six months ended June 30, 2022, the Company incurred $60,000 and $80,000
, respectively, under this agreement. As of June 30, 2022 and December 31, 2021, the Company had no
accrued amounts for services in connection with such agreement on the accompanying condensed balance sheets.
The Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made by the Company to the Sponsor, officers, directors or their affiliates.
Note 5. Commitments and Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares are entitled to registration rights pursuant to a registration rights agreement signed upon the consummation of the Initial Public Offering. These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters were entitled to an underwriting discount of $0.20 per unit, or $4.6 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $8.1 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will

KENSINGTON CAPITAL ACQUISITION CORP. IV
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

become payable to the underwriters from the amounts
held
in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. In addition, the underwriters’ right to receive up to one-half
of such amount is subject to forfeiture by the underwriters on a dollar-for-dollar
basis in the event of any redemptions in
the i
nitial Business Combination.
Note 6. Redeemable Class A Ordinary Shares and Shareholders’ Deficit
Preference Shares
-The
Company
is authorized to issue 1,000,000 preference shares, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2022 and December 31, 2021, there were no preference shares issued or outstanding.
Class
 A Ordinary Shares
-The
Company is authorized to issue 100,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of June 30, 2022, there were 23,000,000 Class A ordinary shares issued and outstanding, all of which were issued as part of the Units and subject to possible redemption and accordingly are classified outside of permanent equity in the accompanying condensed balance sheets. As of December 31, 2021, there were no shares of Class A ordinary shares issued or outstanding.
Class
 B Ordinary Shares
-The
Company is authorized to issue 10,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of June 30, 2022 and December 31, 2021, there were 9,857,142 Class B ordinary shares issued and outstanding. Of the 9,857,142 Class B ordinary shares outstanding, an aggregate of up to 1,285,714 Class B ordinary shares were subject to forfeiture to the Company by the initial shareholders for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the percentage of Founder Shares will equal 30% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. The underwriters fully exercised the over-allotment on March 4, 2022; thus, these 1,285,714
Founder Shares were no longer subject to forfeiture.
Shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders; provided that, prior to the completion of the initial Business Combination, holders of the Class B ordinary shares will have the right to elect all of the Company’s directors and remove members of the Company’s board of directors for any reason. Prior to the completion of the initial Business Combination, only holders of the Class B ordinary shares will have the right to vote on the Company’s appointment of directors. Holders of the Public Shares will not be entitled to vote on the Company’s appointment of directors during such time. In addition, prior to the completion of the initial Business Combination, holders of a majority of the outstanding Class B ordinary shares may remove a member of the Company’s board of directors for any reason. These provisions of the Memorandum and Articles may only be amended by a resolution passed by at least two-thirds
(2/3) of all holders (which must include a simple majority of the holders of Class B ordinary shares). With respect to any other matter submitted to a vote of the Company’s shareholders, including any vote in connection with the initial Business Combination, holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination, or earlier at the option of the holders, on a one-for-one
basis, subject to adjustment for share
sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as described herein. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Proposed Offering and related to the closing of the initial Business Combination, including pursuant to a specified future issuance, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the

KENSINGTON CAPITAL ACQUISITION CORP. IV
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

then-outstanding Class B ordinary shares agree to waive
such
adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted
basis
, 30% of the sum of the total number of all ordinary shares outstanding upon the completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued or issuable to any seller in the initial Business Combination).
Note 7. Warrants
As of June 30, 2022, the Company has 46,000,000
Public Warrants (including 23,000,000
freestanding Class 1 Warrants and 23,000,000
Class 2 Warrants which are attached to the Public Shares), and 16,000,000 Private Placement Warrants outstanding. As of December 31, 2021, there were no
Class 1 Warrants, Class 2 Warrants, or Private Placement Warrants issued or outstanding.
The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the warrant agreement). The Company agreed that as soon as practicable, but in no event later than 20 business days, after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following the initial Business Combination to have declared effective, a post-effective amendment to the of which the final prospectus in connection with the Initial Public Offering forms part or a new registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed; provided, that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but it will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will (except for Class 2 warrants attached to shares that are redeemed in connection with the initial Business Combination, which Class 2 warrants will expire upon redemption of such shares) expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The warrants have an
exercise price of $
11.50
per share,
subject
to adjustments. In addition, if (x) the Company issues additional shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $
9.20
per share (as adjusted for share
sub-divisions,
share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial shareholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than
60
% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the Initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the
20
trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below

KENSINGTON CAPITAL ACQUISITION CORP. IV
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

$
9.20 per share, the exercise price of each warrant will be adjusted (to the nearest cent) such that the effective exercise price per full share will be equal to 115% of the higher of (i) the Market Value and (ii) the Newly Issued Price, and the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of (i) the Market Value and (ii) the Newly Issued Price.
The Private Placement Warrants are identical to the Class 1 Warrants, except that (1) the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (2) the Private Placement Warrants are non-redeemable,
(3) the Private Placement Warrants may be exercised by the holders on a cashless basis and (4) the holders of the Private Placement Warrants (including with respect to the ordinary shares issuable upon exercise of the Private Placement Warrants) are entitled to registration rights.
Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within the
30-trading
day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares (or a security other than the Class A ordinary shares into which the Class A ordinary shares have been converted or exchanged for in the event the Company is not the surviving company in the initial Business Combination) issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the
30
-day
redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.
If the Company calls the Public Warrants for redemption as described above, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis”.

KENSINGTON CAPITAL ACQUISITION CORP. IV
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 8. Fair Value Measurements
The following table presents information about the Company’s financial liabilities that are measured at fair value on a recurring basis as of June 30, 2022, by level within the fair value hierarchy:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account-U.S. Treasury Securities (1)	$230,291,764	$—	$—
Liabilities:
Derivative warrant liabilities-Class 1 Warrants	$6,670,000	$—	$—
Derivative warrant liabilities-Private Placement Warrants	$—	$—	$4,640,000

(1)	Excludes $3,135 of cash balance held within the Trust Account
Transfers to/from Levels 1, 2 and 3 are recognized at
the beginning of the reporting period. The estimated fair value of Class 1 Warrants was transferred from a Level 3 fair value measurement to a Level 1 measurement as a result of the Class 1 Warrants being separately listed and traded in April 2022.
Level 1 assets include investments in U.S. government securities. The Company uses inputs such as actual trade data, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
For periods where no observable traded price is available, the fair value of the Class 1 Warrants has been estimated using a Monte Carlo simulation. The estimated fair value of the Private Placement Warrants is determined using Black-Scholes option pricing model.
The estimated fair value of the Private Placement Warrants and the initial fair value of the Class 1 Warrants were measured using Black-Scholes Option Pricing Method and a Monte Carlo simulation model, respectively. The estimated fair value of the Class 1 Warrants and the Private Placement Warrants were determined using Level 3 inputs. Inherent in a Monte Carlo simulation model and Black-Scholes Option Pricing Method are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the historical volatility of select peer company’s ordinary shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the instruments. The expected life of the instruments are assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
As of June 30, 2022, the estimated aggregate fair value of the embedded derivative within the Working Capital Loan is $0, based on a discounted cash flow approach and utilizing an option pricing model to value the conversion feature, with key assumptions including expected volatility of 5.1%, a discount rate of 14.95%, an estimated term of 8 months, warrant value of $0.29 per Private Placement Warrant and risk-free rates of 2.80
%. The fair value is based on prices or valuation techniques that require inputs that are both unobservable and

KENSINGTON CAPITAL ACQUISITION CORP. IV
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

significant to the overall fair value measurement. These inputs reflect management’s own assumption about the assumptions a market participant would use in pricing the embedded feature. The embedded conversion option is not clearly and closely related to the debt host instrument and was bifurcated from the loan host instrument, with a de minimis value, and classified on a combined basis with the loan host instrument in Working Capital Loan—related party in the accompanying condensed balance sheets.
The following table provides quantitative information regarding Level 3 fair value measurements inputs for the outstanding warrants at their measurement dates:

	As of June 30, 2022	As of March 4, 2022

Exercise price	$11.50	$11.50
Stock price	$9.32	$9.18
Term (years)	5.6	6.0
Volatility	5.1%	8.9%
Risk-free rate	3.02%	1.87%
Dividend yield	0.0%	0.0%
The change in the fair value of the derivative liabilities, measured using Level 3 inputs, for the three and six months ended June 30, 2022, is summarized as follows:

Derivative warrant liabilities at December 31, 2021	$—
Issuance of Class 1 Warrants and Private Warrants - Level 3	15,990,000
Change in fair value of derivative warrant liabilities	(390,000)

Derivative warrant liabilities at March 31, 2022	15,600,000
Transfer of Class 1 Warrants to Level 1	(9,200,000)
Change in fair value of derivative warrant liabilities	(1,760,000)

Derivative warrant liabilities at June 30, 2022	$4,640,000

Note 9. Subsequent Events
The Company evaluated subsequent events and transactions that occurred up to the date the unaudited condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment to or disclosure in the unaudited condensed financial statements.

Annex A
EXECUTION
BUSINESS COMBINATION AGREEMENT
among
Kensington Capital Acquisition Corp. IV
Kensington Capital Merger Sub Corp.
and
Amprius Technologies, Inc.
Dated as of May 11, 2022

A-i

A-ii

EXHIBIT A	Form of Kcompany Certificate

EXHIBIT B	Form of Kcompany Bylaws

EXHIBIT C	Form of Registration Rights Agreement

EXHIBIT D	Form of Kcompany Equity Plan

EXHIBIT E	Form of Kcompany ESPP

EXHIBIT F	Form of Tax Sharing Agreement

SCHEDULE A	Key Company Stockholders

SCHEDULE B	Company Knowledge Parties
Company Disclosure Schedule
Kcompany Disclosure Schedule

A-iii

BUSINESS COMBINATION AGREEMENT
This Business Combination Agreement dated as of May 11, 2022 (this “
Agreement
”) is among Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company incorporated with limited liability (which shall transfer by way of continuation to and domesticate as a Delaware corporation in accordance herewith, “
Kcompany
”), Kensington Capital Merger Sub Corp., a Delaware corporation (“
Merger Sub
”), and Amprius Technologies, Inc., a Delaware corporation (the “
Company
”). Capitalized terms used but not defined elsewhere herein have the meanings assigned to them in
Section 1.01
.
WHEREAS, Kcompany is a special purpose acquisition company incorporated as an exempted company with limited liability in the Cayman Islands for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;
WHEREAS, immediately prior to the Closing, (a) Kcompany will transfer by way of continuation to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law (the “
DGCL
”) and Part XII of the Cayman Act (the “
Domestication
”), and (b) in connection with such Domestication, the certificate of incorporation in substantially the form attached as
Exhibit
 A
(the “
Kcompany Certificate
”) pursuant to which Kcompany shall have a single class of common stock, par value $0.0001 per share (the “
New Kcompany Common Stock
”) having one (1) vote per share, and the bylaws in substantially the form attached as
Exhibit
 B
(the “
Kcompany Bylaws
”) will become the governing documents of Kcompany;
WHEREAS, in connection with the Domestication, (a) each Class A ordinary share and each Class B ordinary share of Kcompany that is outstanding at the time of the Domestication will be converted into one share of New Kcompany Common Stock, and (b) each warrant of Kcompany that is outstanding at the time of the Domestication and exercisable for one Class A ordinary share of Kcompany shall convert automatically into a warrant exercisable for one share of New Kcompany Common Stock pursuant to the Warrant Agreement;
WHEREAS, Merger Sub is a wholly-owned direct subsidiary of Kcompany;
WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, Kcompany and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “
Merger
”), with the Company surviving the Merger as a wholly owned subsidiary of Kcompany;
WHEREAS, the Board of Directors of the Company (the “
Company Board
”) has unanimously (a) determined that this Agreement and the Merger are fair to, and in the best interests of, the Company and its stockholders, (b) approved and adopted this Agreement and the Merger and declared their advisability, (c) approved the Merger and the other Transactions, (d) recommended the approval and adoption of this Agreement and the Merger by the stockholders of the Company, and (e) directed that, unless this Agreement has been terminated in accordance with
Section
 9.01
, this Agreement and the Transactions (including the Merger) be submitted for consideration by the Company’s stockholders;
WHEREAS, the Board of Directors of Kcompany (the “
Kcompany Board
”) has (a) approved and adopted this Agreement and declared its advisability and approved the payment of the Per Share Merger Consideration pursuant to this Agreement and the other Transactions, and (b) recommended the approval and adoption of this Agreement and the Transactions by the shareholders of Kcompany;
WHEREAS, the Board of Directors of Merger Sub (the “
Merger Sub Board
”) has (a) determined that this Agreement and the Merger are fair to, and in the best interests of, Merger Sub and its sole stockholder, (b) approved and adopted this Agreement and the Merger and declared their advisability, (c) approved the Merger and the other Transactions, (d) recommended the approval and adoption of this Agreement and the Merger by the sole stockholder of Merger Sub, and (e) directed that this Agreement and the Transactions (including the Merger) be submitted for consideration by the sole stockholder of Merger Sub;

WHEREAS, Kcompany, the Company and the Key Company Stockholders, concurrently with the execution and delivery of this Agreement, are entering into the Stockholder Support Agreement, dated as of the date of this Agreement (the “
Stockholder Support Agreement
”), pursuant to which, among other things, the Key Company Stockholders will vote their shares of Company Common Stock in favor of this Agreement, the Merger and the other Transactions at the time specified therein;
WHEREAS, Kcompany, Kensington Capital Sponsor IV LLC (the “
Sponsor
”) and certain key shareholders of Kcompany are entering into the Sponsor Support Agreement (the “
Sponsor Support Agreement
”), pursuant to which, among other things, the Sponsor will vote its shares of Kcompany Common Stock in favor of this Agreement, the Merger and the other Transactions at the time specified therein;
WHEREAS, Kcompany, certain stockholders of the Company and Sponsor shall enter into a Registration Rights Agreement (the “
Registration Rights Agreement
”) at the Closing in the form attached as
Exhibit C
;
WHEREAS, the Company, concurrently with the execution and delivery of this Agreement, is entering into a Tax Sharing Agreement (the “
Tax Sharing Agreement
”) with Amprius, Inc. in the form attached as
Exhibit F
; and
WHEREAS, for U.S. federal income tax purposes, it is intended that (a) the Domestication shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, (b) the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (c) the Company, Merger Sub and Kcompany are parties to such reorganization within the meaning of Section 368(b) of the Code, and (d) this Agreement constitutes a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code and Treasury Regulations Sections
1.368-2(g)
and
1.368-3(a)
with respect to each of the Domestication and the Merger (collectively, the “
Intended Tax Treatment
”).
NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:
ARTICLE I.
DEFINITIONS
SECTION 1.01.
Certain Definitions
. For purposes of this Agreement:
“
Acceptable Confidentiality Agreement
” means a confidentiality agreement that contains confidentiality and standstill provisions on terms no less favorable in any substantive respect to the Company than those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and such non-material
changes requested by the counterparty to ensure the confidentiality agreement is consistent with its organization’s customary policies, procedures and practices with respect to confidentiality agreements).
“
affiliate
” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.
“
Ancillary Agreements
” means the Stockholder Support Agreement, the Tax Sharing Agreement, the Sponsor Support Agreement, the Registration Rights Agreement, the Financing Agreements, if any, the Equity Plan, the ESPP and all other agreements, certificates and instruments executed and delivered by Kcompany, Merger Sub or the Company in connection with the Transactions.
“
Business Data
” means all business information and data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by the Company in the course of the conduct of the business of the Company.

“
Business Day
” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY.
“
Business Systems
” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, or telecommunications networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, that are owned or used in the conduct of the business of the Company.
“
Cayman Act
” means the Companies Act (As Revised) of the Cayman Islands.
“
Code
” means the Internal Revenue Code of 1986, as amended.
“
Company Acquisition Proposal
” means any proposal or offer from any person or group of persons (other than Kcompany, Merger Sub or their respective affiliates) relating to, in a single transaction or a series of related transactions, any direct or indirect acquisition or purchase of a business that constitutes 10% or more of the assets of the Company or 10% or more of the total voting power of the equity securities of the Company, whether by way of merger, asset purchase, equity purchase or otherwise.
“
Company Certificate of Incorporation
” means the Company’s certificate of incorporation dated March 13, 2015, as amended by the Certificates of Amendment, dated February 27, 2017 and July 29, 2021, respectively, and as such may have been amended, supplemented or modified from time to time.
“
Company Common Stock
” means the Company’s common stock, par value of $0.00001 per share.
“
Company IP
” means, collectively, all Company-Owned IP and Company-Licensed IP.
“
Company-Licensed IP
” means all Intellectual Property Rights owned or purported to be owned by a third party and licensed to the Company or to which the Company otherwise has a right to use.
“
Company Material Adverse Effect
” means any event, circumstance, change, development, effect or occurrence (collectively “
Effect
”) that, individually or in the aggregate with all other Effects, is or would reasonably be expected to (a) have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or operations of the Company, or (b) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other Transactions;
provided
,
however
, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law (including any
COVID-19
Measures) or GAAP; (ii) events or conditions generally affecting the industries or geographic areas in which the Company operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks (including
COVID-19),
or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism epidemics, pandemics or disease outbreaks, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God; (vi) any actions taken or not taken by the Company as required by this Agreement or any Ancillary Agreement; (vii) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Domestication, the Merger or any of the other Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities); (viii) any failure in and of itself to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (viii) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect; or (ix) any actions taken, or failures to take action, in each case, which Kcompany has requested or to which it has consented or which actions are contemplated by this Agreement, except in the cases of clauses (i) through (iii), to the extent that the Company is materially and disproportionately affected thereby as compared with other participants in the industries in which the Company operates.
“
Company Optionholder
” means each holder of Company Options.
“
Company Options
” means all options to purchase outstanding shares of Company Common Stock, whether or not exercisable and whether or not vested, immediately prior to the Closing under the Company Option Plan or otherwise.
“
Company Option Plan
” means the Amprius Technologies, Inc. 2016 Equity Incentive Plan.
“
Company-Owned IP
” means all Intellectual Property Rights owned or purported to be owned by the Company.
“
Confidential Information
” means any proprietary information, knowledge or data concerning the businesses and affairs of the Company or any Suppliers or customers of the Company or Kcompany or its subsidiaries (as applicable) that is not already generally available to the public.
“
control
” (including the terms “
controlled by
” and “
under common control with
”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
“
COVID-19
” shall mean
SARS-CoV-2
or
COVID-19,
and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.
“
COVID-19
Measures
” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, workplace safety or similar Law promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to
COVID-19,
including the CARES Act and Families First Act.
“
Disabling Devices
” means undisclosed Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner.
“
Environmental Claims
” means any civil, criminal or administrative action, suit, hearing, lien, demand, claim, order, decree, judgment, investigation, notice of liability or potential liability, notice of violation, injunctive relief, complaint, lawsuit or other legal or administrative proceeding by any person alleging, or any obligation involving, liability (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from ownership, lease, operation or use of the business or assets of the Company or relating to any real property currently or formerly owned, leased, operated or used by the Company, including the presence, Release of, any Hazardous Substances, or any actual or alleged non-compliance
with any Environmental Law or term or condition of any Environmental Permit.

“
Environmental Laws
” means any United States federal, state or local or
non-United
States Laws relating to: (a) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (c) pollution or protection of the environment or natural resources.
“
Environmental Notice
” means any directive, notice of violation, infraction, notice, warning letter or notice, information request or other communication respecting any Environmental Claim, any Hazardous Substance Release or compliance or non-compliance
with, or liability or potential liability under, or compliance or non-compliance
with any Environmental Law or any term or condition of any Environmental Permit.
“
Equity Financing
” means any committed equity facility or other subscription to shares of New Kcompany Common Stock that provides cash to Kcompany and is entered into in accordance with the terms of
Section
 6.03
.
“
Exchange Ratio
” means the quotient obtained by
dividing
(x) 80,000,000,
by
(y) the number of Fully-Diluted Company Shares. As of the date of this Agreement, the Exchange Ratio would be 1.45823.
“
Export Laws
” means (a) all laws imposing trade sanctions on any person, including, all laws administered by the U.S. Department of the Treasury Office of Foreign Assets Control, all sanctions laws or embargos imposed or administered by the U.S. Department of State, the United Nations Security Council, all anti-boycott Laws administered by the U.S. Department of State or the Department of Treasury, and any other trade sanctions imposed by any governmental authority with jurisdiction over the Company or its products, and (b) all laws relating to the import, export, re-export,
or transfer of information, data, goods, and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State, and any other export control restrictions imposed by any governmental authority with jurisdiction over the Company or its products;
provided
,
however
,
“Export Laws” shall not include Privacy/Data Security Laws.
“
Financing Agreement
” means any agreement to be entered into by Kcompany relating to an Equity Financing.
“
Foreign Investment Laws
” shall mean any laws in a given jurisdiction designed or intended to prohibit, restrict or regulate actions (a) by foreigners to acquire interests in or control over domestic equities, securities, entities, assets, land or interests, or (b) to acquire interests in or control over equities, securities, entities, assets, land or interests that might harm domestic national security or public interest.
“
Fully-Diluted Company Shares
” means an amount equal to, without duplication, (a) the aggregate number of shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time on a fully-diluted, as converted-to-Company-Common-Stock
basis,
plus
(b) the aggregate number of shares of Company Common Stock issuable upon the gross exercise, exchange or conversion of Company Options that are outstanding as of immediately prior to the Effective Time. As of the date of this Agreement there are 54,860,869 Fully-Diluted Company Shares.
“
Hazardous Substance(s)
” means: (a) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof; (d) polychlorinated biphenyls, asbestos and radon; and (e) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law because of its dangerous or deleterious properties.
“
HSR Act
” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“
Intellectual Property Rights
” means any and all of the following and all rights in, arising out of, or associated therewith, throughout the world: patents, utility models, and applications therefor and all reissues, divisions, re-examinations,
renewals, extensions, provisionals, continuations and
continuations-in-part
thereof and equivalent or similar rights in inventions and discoveries anywhere in the world, including invention disclosures, common law and statutory rights associated with trade secrets, confidential and proprietary information and know-how,
industrial designs and any registrations and applications therefor, trade names, logos, trade dress, trademarks and service marks, trademark, service mark, trade name, logo, and trade dress registrations, trademark, service mark, trade name, logo and trade dress applications and any and all goodwill associated with and symbolized by the foregoing items, Internet domain name applications and registrations, Internet and World Wide Web URLs or addresses copyrights or other rights related to works of authorship, copyright registrations and applications therefor and all other rights corresponding thereto, database rights, mask works, mask work registrations and applications therefor and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology, moral and economic rights of authors and inventors, however denominated and any similar or equivalent rights to any of the foregoing.
“
Kcompany Cash Amount
” means the amount equal to (a) the aggregate amount of cash in the Trust Account that will be available to Kcompany for unrestricted use as of immediately following the Effective Time (for clarity, after giving effect to any Redemption Rights that are actually perfected), plus (b) the aggregate amount of cash proceeds received from investors as of the Effective Time in connection with any Equity Financing;
provided
,
however
, that “Kcompany Cash Amount” shall be calculated without reduction for any payments in respect of Outstanding Kcompany Transaction Expenses.
“
Kcompany Class
 1 Redeemable Warrants
” means the class 1 public warrants to purchase Kcompany Class A Common Stock contemplated by the Kcompany Warrant Agreement, with each warrant exercisable for one share of Kcompany Class A Common Stock at an exercise price of $11.50.
“
Kcompany Class
 2 Redeemable Warrants
” means the class 2 public warrants to purchase Kcompany Class A Common Stock contemplated by the Kcompany Warrant Agreement, with each warrant exercisable for one share of Kcompany Class A Common Stock at an exercise price of $11.50.
“
Kcompany Class
 A Common Stock
” means (a) prior to the Domestication, Kcompany’s Class A ordinary shares, par value $0.0001 per share, authorized pursuant to and having the rights and subject to obligations of the Kcompany MAA, and (b) following the Domestication, New Kcompany Common Stock.
“
Kcompany Class
 B Common Stock
” means (a) prior to the Domestication, Kcompany’s Class B ordinary shares, par value $0.0001 per share, authorized pursuant to and having the rights and subject to the obligations of the Kcompany MAA, and (b) following the Domestication, New Kcompany Common Stock.
“
Kcompany Common Stock
” means the Kcompany Class A Common Stock and the Kcompany Class B Common Stock.
“
Kcompany Domestication Documents
” means the documents (including all declarations, affidavits, understandings and filings) required to be made or filed with the Registrar of Companies of the Cayman Islands under Part XII of the Cayman Act in connection with the Domestication.
“
Kcompany MAA
” means Kcompany’s amended and restated memorandum and articles of association adopted on January 20, 2022 and effective on March 1, 2022.
“
Kcompany Material Adverse Effect
” means any Effect that, individually or in the aggregate with all other Effects, is or would reasonably be expected to (a) have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or operations of Kcompany; or (b) prevent, materially delay or materially impede the performance by Kcompany or Merger Sub of their respective obligations under this

Agreement or the consummation of the Merger or any of the other Transactions;
provided
,
however
, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Kcompany Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law (including any
COVID-19
Measures) or GAAP; (ii) events or conditions generally affecting the industries or geographic areas in which Kcompany operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks (including
COVID-19)
or any escalation or worsening of any such acts of war, sabotage, civil unrest, terrorism, epidemics, pandemics or disease outbreaks, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, natural disaster, or other acts of God, (vi) any actions taken or not taken by Kcompany as required by this Agreement or any Ancillary Agreement; (vii) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Domestication, the Merger or any of the other Transactions; or (viii) any actions taken, or failures to take action, in each case, which the Company has requested or to which it has consented or which actions are contemplated by this Agreement, except in the cases of clauses (i) through (iii), to the extent that Kcompany is materially and disproportionately affected thereby as compared with other participants in the industries in which Kcompany operates.
“
Kcompany New Units
” means units, each consisting of one share of Kcompany Class A Common Stock and one Kcompany Class 2 Redeemable Warrant.
“
Kcompany Ordinary Resolution
” means an Ordinary Resolution under the Cayman Act, being the affirmative vote by holders of a majority of Kcompany Common Stock who attend and vote at the Kcompany Shareholders’ Meeting.
“
Kcompany Organizational Documents
” means (a) at any time prior to the Domestication, the Kcompany MAA, and (b) at any time following the Domestication, the Kcompany Certificate and the Kcompany Bylaws, in each case as amended, modified or supplemented from time to time.
“
Kcompany Original Units
” means units, each consisting of one share of Kcompany Class A Common Stock, one Kcompany Class 1 Redeemable Warrant and one Kcompany Class 2 Redeemable Warrant.
“
Kcompany Preference Shares
” means Kcompany’s preference shares, par value $0.0001 per share, authorized pursuant to and having the rights and subject to the obligations of the Kcompany MAA.
“
Kcompany Private Placement Warrants
” means the private warrants to purchase Kcompany Class A Common Stock contemplated by the Kcompany Warrant Agreement, with each warrant exercisable for one share of Kcompany Class A Common Stock at an exercise price of $11.50.
“
Kcompany Shareholders’ Meeting
” means a general meeting (whether an annual general meeting or extraordinary general meeting) of Kcompany to be held for the purpose of approving the Proposals.
“
Kcompany Special Resolution
” means a Special Resolution under the Cayman Act, being the affirmative vote by holders of at least two-thirds
of the shares of Kcompany Common Stock who attend and vote at the Kcompany Shareholders’ Meeting.
“
Kcompany Units
” means the Kcompany Original Units and the Kcompany New Units.
“
Kcompany Warrant Agreement
” means the warrant agreement dated March 1, 2022 between Kcompany and Continental Stock Transfer & Trust Company.

“
Kcompany Warrants
” means the Kcompany Class 1 Redeemable Warrants, the Kcompany Class 2 Redeemable Warrants and the Kcompany Private Placement Warrants.
“
Key Company Stockholders
” means the persons and entities listed on
Schedule A
.
“
knowledge
” or “
to the knowledge
” of a person means in the case of the Company, the actual knowledge of the persons listed on
Schedule B
after reasonable inquiry, and in the case of Kcompany, the actual knowledge of Justin Mirro and Daniel Huber after reasonable inquiry.
“
Leased Real Property
” means the real property leased, subleased, licensed, sublicensed, or otherwise occupied by the Company pursuant to an occupancy agreement, by the Company as tenant, subtenant, licensee, or sublicensee, together with, to the extent leased by the Company, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company relating to the foregoing.
“
Lien
” means any lien, security interest, mortgage, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities Laws, and not including any license of Intellectual Property Rights).
“
Lookback Date
” means December 31, 2018.
“
Merger Sub Organizational Documents
” means the certificate of incorporation and bylaws of Merger Sub, as amended, modified or supplemented from time to time.
“
Open Source Software
” means any Software that is licensed pursuant to: (a) any license that is a license now or in the future approved by the open source initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); or (b) any license to Software that is considered “free” or “open source software” by the open source foundation or the free software foundation.
“
PCAOB
” means the Public Company Accounting Oversight Board and any division or subdivision thereof.
“
Per Share Merger Consideration
” means, with respect to shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, the right to receive the number of shares of New Kcompany Common Stock set forth in
Section
 3.01(a)
.
“
Permitted Liens
” means: (a) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair the current use of the Company’s assets that are subject thereto; (b) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens; (c) Liens for Taxes not yet due and payable, or being contested in good faith; (d) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities,
(e) non-exclusive
licenses, sublicenses or other rights to Intellectual Property Rights owned by or licensed to the Company or granted to any licensee in the ordinary course of business
(f) non-monetary
Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property, (g) Liens identified in the Financial Statements and (h) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest.

“
person
” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.
“
Personal Information
” means any information defined as “personal information,” “personal data,” “personally identifiable information,” or any equivalent term under applicable Law, including any such information that is (a) related to an identified or identifiable individual (e.g., name, address telephone number, email address, financial account number, government-issued identifier) or (b) used by the Company to identify, contact, or precisely locate an individual, including any internet protocol address or other persistent identifier.
“
Privacy/Data Security Laws
” means all Laws governing (a) the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information or (b) the security of Company’s Business Systems or Business Data.
“
Products
” mean any products or services, developed, manufactured, performed, out-licensed,
sold, distributed or otherwise made commercially available by or on behalf of the Company and from whose sale or provision the Company has derived previously, is currently deriving revenue.
“
Redemption Rights
” means the redemption rights provided for in Section 49 of the Kcompany MAA.
“
Release
” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of a Hazardous Substance into or through the environment.
“
Requisite Approval
” means the affirmative vote of the holders of at least a majority of the shares of the Company Common Stock outstanding.
“
Sanctions
” means any economic sanctions administered or enforced by the U.S. government, including, but not limited to, the U.S. Department of the Treasury, Office of Foreign Assets Control; the United Nations Security Council; or other relevant governmental authority with jurisdiction over the Company or its products.
“
Securities Laws
” means the securities laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.
“
Software
” means all computer software (in object code or source code format), and related documentation and materials.
“
subsidiary
” or “
subsidiaries
” of the Company, the Surviving Corporation, Kcompany or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.
“
Supplier
” means any person that supplies inventory or other materials or personal property, components, or other goods or services that are utilized in or comprise the Products of the Company.
“
Taxing Authority
” means the Internal Revenue Service and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.
“
Transaction Documents
” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by Kcompany, Merger Sub or the Company in connection with the Transactions.
“
Transactions
” means the transactions contemplated by this Agreement and the Transaction Documents.

“
Treasury Regulations
” means the United States Treasury regulations issued pursuant to the Code.
SECTION 1.02.
Further Definitions
. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition

Accounting Firm	3.06(e)
Action	4.09
Additional Proposal	7.01(a)
Adjournment Proposal	7.01(a)
Agreement	Preamble
Alternative Transaction	7.06
Anticipated Closing Date	3.06(a)
Antitrust Laws	7.14(a)
Blue Sky Laws	4.05(b)
Book-Entry Shares	3.01(a)(i)
Certificate of Merger	2.03(a)
Charter Proposal	7.01(a)
Claims	6.03
Closing	2.03(b)
Closing Date	2.03(b)
Company	Preamble
Company Board	Recitals
Company Board Approval	4.18
Company Disclosure Schedule	Article IV
Company Permits	4.06
Company Stockholder Approval	4.18
Confidentiality Agreement	7.04(b)
Copyleft Terms	4.13(g)
Data Security Requirements	4.13(i)
December Balance Sheet	4.07(a)
Defending Party	7.20
Determination Date	3.06(a)
DGCL	Recitals, Recitals
Dispute Notice	3.06(b)
Domestication	Recitals
Domestication Proposal	7.01(a)
DPA	5.16
DTC	3.02(b)
Effect	1.01
Effective Time	2.03(a)
Environmental Permits	4.15(e)
Equity Plan	7.07(a)
ERISA	4.10(a)
ERISA Affiliate	4.10(c)
ESPP	7.07(b)
Exchange Act	4.22
Exchange Agent	3.02(a)
Exchange Fund	3.02(a)
Exchange Ratio Announcement	7.01(d)
Exchange Ratio Calculation	3.06(a)
Extended Outside Date	9.01(b)

GAAP	4.07(a)
Governmental Authority	4.05(b)
Holdco Option	3.01(a)(iv)
Intended Tax Treatment	Recitals
IP Licenses	4.13(c)
IRS	4.10(g)
Kcompany	Preamble
Kcompany Affiliate Agreement	5.19
Kcompany Board	Recitals
Kcompany Bylaws	Recitals
Kcompany Certificate	Recitals
Kcompany Disclosure Schedule	Article V
Kcompany Plan	5.14
Kcompany Proposals	7.01(a)
Kcompany SEC Reports	5.07(a)
Kcompany Shareholder Approval	5.10(b)
Kcompany Stock Proposal	7.01(a)
Law	4.05(a)
Lease	4.12(b)
Material Contracts	4.16(a)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Board	Recitals
Merger Sub Common Stock	5.03(b)
New Kcompany Common Stock	Recitals
Outside Date	9.01(b)
Outstanding Company Transaction Expenses	3.04(a)
Outstanding Kcompany Transaction Expenses	3.04(b)
PCAOB Financials	7.15
Plan	4.10(a)
Proxy Statement	7.01(a)
Registration Rights Agreement	Recitals
Registration Statement	7.01(a)
Regulatory Filing	7.10(c)
Remedies Exceptions	4.04
Representatives	7.04(a)
Response Date	3.06(b)
SEC	5.07(a)
Securities Act	5.07(a)
Stockholder Support Agreement	Recitals, Recitals
Surviving Corporation	2.02
Tax	4.14(d)
Tax Proceeding	7.12(b)
Tax Return	4.14(d)
Tax Sharing Agreement	Recitals
Taxes	4.14(d)
Terminating Company Breach	9.01(f)
Terminating Kcompany Breach	9.01(g)
Transaction Proposal	7.01(a)
Trust Account	5.13
Trust Agreement	5.13
Trust Fund	5.13

Trustee	5.13
Unaudited Financial Statements	4.07(a)
WARN Act	4.11(g)
Written Consent	7.03
SECTION 1.03.
Construction
.
(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.
(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.
(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.
(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.
(e) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.
ARTICLE II.
DOMESTICATION; AGREEMENT AND PLAN OF MERGER
SECTION 2.01.
Domestication
. Subject to receipt of the Kcompany Shareholder Approval, prior to the Closing, Kcompany shall cause the Domestication to become effective in accordance with Section 388 of the DGCL and Part XII of the Cayman Act, including by (a) filing with the Delaware Secretary of State a Certificate of Domestication with respect to the Domestication, together with the Kcompany Certificate, in each case, in accordance with the provisions thereof and the DGCL, (b) completing and making and procuring all Kcompany Domestication Documents and (c) obtaining a certificate of de-registration
from the Registrar of Companies of the Cayman Islands. In accordance with applicable Law, the Domestication shall provide that at the effective time of the Domestication, by virtue of the Domestication, and without any action on the part of any Kcompany shareholder, (i) each Class A ordinary share of Kcompany, par value $0.0001 per share, and each Class B ordinary share of Kcompany, par value $0.0001 per share, each authorized pursuant to the Kcompany MAA and outstanding immediately prior to the effective time of the Domestication, shall be converted into one (1) share of New Kcompany Common Stock and (ii) the governing documents of Kcompany shall be the Kcompany Certificate and the Kcompany Bylaws until thereafter amended in accordance with the provisions thereof and the DGCL. The Company will reasonably cooperate with Kcompany with respect to the Domestication.

SECTION 2.02.
The Merger
. Upon the terms and subject to the conditions set forth in
Article VIII
, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “
Surviving Corporation
”).
SECTION 2.03.
Effective Time; Closing
.
(a)
As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VIII
(other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at the Closing), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (a “
Certificate of Merger
”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and mutually agreed by the parties (the date and time of the filing of such Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in such Certificate of Merger) being the “
Effective Time
”).
(b)
Immediately prior to such filing of a Certificate of Merger in accordance with
Section
 2.03(a)
, a closing (the “
Closing
”) shall be held at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in
Article VIII
. The date on which the Closing shall occur is referred to herein as the “
Closing Date
.”
SECTION 2.04.
Effect of the Merger
. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Surviving Corporation shall possess all of the property, rights, privileges, powers and franchises, and all other interests of the Company and Merger Sub shall be the property of the Surviving Corporation, and all debts, liabilities and duties of each of the Company and Merger Sub shall be the debts, liabilities and duties of the Surviving Corporation.
SECTION 2.05.
Certificate of Incorporation; Bylaws
.
(a) At the Effective Time, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by law and such certificate of incorporation.
(b) At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law, the certificate of incorporation of the Surviving Corporation and such bylaws, as applicable.
SECTION 2.06.
Directors and Officers
.
(a)
The initial directors of the Surviving Corporation shall be the individuals selected by the Company or Kcompany, as the case may be, in accordance with
Section
 7.17(a)
, and the initial officers of the Surviving Corporation shall be the officers of the Company as of the date of this Agreement, or, in the event any of them is not an officer as of the Effective Time, then such other individual designated by the Company, each such director and officer to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
(b)
The parties shall cause the Kcompany Board as of immediately following the Effective Time to be comprised of the individuals selected by the Company or Kcompany, as the case may be, in accordance with
Section
 7.17(a)
, and the officers of Kcompany to be the officers of the Company as of immediately prior to the Effective Time, each such director and officer to hold office in accordance with the certificate of incorporation and bylaws of Kcompany.

ARTICLE III.
CONVERSION OF SECURITIES; EXCHANGE OF COMPANY COMMON STOCK
SECTION 3.01.
Conversion of Securities
.
(a) At the Effective Time, by virtue of the Merger and without any action on the part of Kcompany, Merger Sub, the Company or the holders of any of the following securities:
(i)
each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and shall cease to exist and any shares of Company Common Stock held in book-entry form (“
Book-Entry Shares
”) shall thereafter represent only the right to receive the number of shares of New Kcompany Common Stock equal to the Exchange Ratio (determined in accordance with
Section
 3.06
);
(ii) all shares of Company Common Stock held in the treasury of the Company shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;
(iii) each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation; and
(iv)
each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be converted at the Effective Time into an option to purchase a number of shares of New Kcompany Common Stock (such option, a “
Holdco Option
”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (y) the Exchange Ratio (determined in accordance with
Section
 3.06
), at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Company Option immediately prior to the Effective Time divided by (B) the Exchange Ratio (determined in accordance with
Section
 3.06
);
provided
,
however
, that the exercise price and the number of shares of New Kcompany Common Stock subscribable pursuant to the Holdco Options shall be determined in a manner consistent with the requirements of Section 409A of the Code and, in the case of any Company Option to which Section 422 of the Code applies, Section 424(a) of the Code. At or prior to the Effective Time, the parties and their boards, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Options pursuant to this subsection.
(b)
For purposes of calculating the aggregate amount of shares of New Kcompany Common Stock issuable to each holder of shares of Company Common Stock pursuant to the terms of this
Section
 3.01
, all shares of Company Common Stock held by such holder shall be aggregated amongst themselves and the aggregate number of shares of New Kcompany Common Stock to be issued in respect of such aggregate number of shares held by such holder shall be rounded down to the nearest whole number.
SECTION 3.02.
Exchange of Company Common Stock
.
(a)
Exchange Agent
. On the Closing Date, Kcompany shall deposit, or shall cause to be deposited, with a bank or trust company that shall be designated by Kcompany and is reasonably satisfactory to the Company (the “
Exchange Agent
”), for the benefit of the holders of Company Common Stock, for exchange in accordance with this
Article III
, the number of shares of New Kcompany Common Stock sufficient to deliver the aggregate Per Share Merger Consideration payable with respect thereto pursuant to
Section
 3.01
(such shares of New Kcompany Common Stock, together with any dividends or distributions with respect thereto (pursuant to
Section
 3.02(c)
, being hereinafter referred to as the “
Exchange Fund
”)). Kcompany shall cause the Exchange Agent pursuant to irrevocable instructions, to pay the Per Share Merger Consideration out of the Exchange Fund in accordance with this Agreement. Except as contemplated by
Section
 3.02(c)
, the Exchange Fund shall not be used for any other purpose. All shares deposited hereunder shall not
be certificated.

(b)
Exchange Procedures
. As promptly as practicable after the Effective Time, Kcompany shall use its reasonable best efforts to cause the Exchange Agent to mail to each holder of record of shares of Company Common Stock which were converted pursuant to
Section
 3.01(a)(i)
into the right to receive the Per Share Merger Consideration instructions for use in effecting the surrender of Book-Entry Shares in exchange for the Per Share Merger Consideration in book-entry form. Upon receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request), the holder of a share of Company Common Stock which was converted pursuant to
Section
 3.01(a)(i)
into the right to receive the Per Share Merger Consideration shall be entitled to receive in exchange therefor, subject to any required withholding Taxes, the Per Share Merger Consideration in book-entry form, without interest (subject to any applicable withholding Tax), for each share of Company Common Stock surrendered. The shares of New Kcompany Common Stock to be delivered as Per Share Merger Consideration shall be settled through The Depository Trust Company, a central securities clearing depository existing under the Laws of the State of New York, United States of America, having its address at 55 Water Street, New York, NY 10041, United States of America (“
DTC
”) and issued in uncertificated book-entry form through the procedures of DTC. If payment of the Per Share Merger Consideration is to be made to a person other than the person in whose name the surrendered Book-Entry Share in exchange therefor is registered, it shall be a condition of payment that (i) the person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (ii) the person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Merger Consideration to a person other than the registered holder of Book-Entry Share surrendered or shall have established to the reasonable satisfaction of Kcompany that such Tax either has been paid or is not applicable.
(c)
Distributions with Respect to Unexchanged Shares of New Kcompany Common Stock
. All shares of New Kcompany Common Stock to be issued as the Per Share Merger Consideration shall be deemed issued and outstanding as of the Effective Time. Subject to the effect of escheat, Tax or other applicable Laws, the holder of the Book-Entry Shares representing whole shares of New Kcompany Common Stock issued in exchange therefor will be promptly paid, without interest (subject to any applicable withholding Tax), the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of New Kcompany Common Stock.
(d)
No Further Rights in Company Common Stock
. The Per Share Merger Consideration payable upon conversion of the Company Common Stock in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Common Stock.
(e)
Adjustments to Per Share Merger Consideration
. The Per Share Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Kcompany Common Stock occurring on or after the date of this Agreement and prior to the Effective Time (but, for the avoidance of doubt, shall not be adjusted to reflect any change in the capitalization of the Company, except to the extent expressly set forth in the definition of “Exchange Ratio” and its components as determined in accordance with
Section
 3.06
).
(f)
Termination of Exchange Fund
. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to Kcompany, upon demand, and any holders of Company Common Stock who have not theretofore complied with this
Section
 3.02
shall thereafter look only to Kcompany for the Per Share Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of Company Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Kcompany free and clear of any claims or interest of any person previously entitled thereto.
(g)
No Liability
. None of the Exchange Agent, Kcompany or the Surviving Corporation shall be liable to any holder of Company Common Stock for any such Company Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with this
Section
 3.02
.
(h)
Withholding Rights
. Each of the Surviving Corporation, the Company and Kcompany and any other applicable withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or
non-U.S.
tax Law. To the extent that amounts are so deducted and withheld and timely remitted to the appropriate Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock (or intended recipients of compensatory payments) in respect of which such deduction and withholding was made. Notwithstanding the foregoing, Kcompany shall use commercially reasonable efforts to reduce or eliminate any such withholding, including providing recipients of consideration a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholding.
SECTION 3.03.
Stock Transfer Books
. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Book-Entry Shares that evidenced ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock other than the right to receive (a) the Per Share Merger Consideration and (b) any dividends or other distributions to which such holder is entitled pursuant to
Section
 3.02(c)
, in each case without interest (subject to any applicable withholding Tax), except as otherwise provided for herein or by applicable Law.
SECTION 3.04.
Payment of Expenses
.
(a) No sooner than five (5) or later than two (2) Business Days prior to the Closing Date, the Company shall provide to Kcompany a written report setting forth a list of all of the following fees and expenses incurred by or on behalf of the Company in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date and that are being paid at Closing as part of the Closing funds flow in connection with the Transactions: (i) the fees and disbursements of outside counsel to the Company incurred in connection with the Transactions and (ii) the fees and expenses of any other agents, advisors, consultants, experts, financial advisors and other service providers engaged by the Company in connection with the Transactions (collectively, the “
Outstanding Company Transaction Expenses
”). On the Closing Date, Kcompany shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding Company Transaction Expenses. For the avoidance of doubt, the Outstanding Company Transaction Expenses shall not include any fees and expenses of the Company’s stockholders.
(b) No sooner than five (5) or later than two (2) Business Days prior to the Closing Date, Kcompany shall provide to the Company a written report setting forth a list of all fees, expenses and disbursements incurred by or on behalf of Kcompany or Merger Sub for outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers engaged by or on behalf of Kcompany or Merger Sub in connection with the Transactions or otherwise in connection with Kcompany’s operations (together with written invoices and wire transfer instructions for the payment thereof) (collectively, the “
Outstanding Kcompany Transaction Expenses
”). On the Closing Date following the Closing, as part of the Closing funds flow with respect to the Transactions, Kcompany shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding Kcompany Transaction Expenses. For the avoidance of doubt, the Outstanding Kcompany Transaction Expenses shall not include any fees and expenses of the Kcompany shareholders.

(c)
Kcompany shall not pay or cause to be paid any Outstanding Kcompany Transaction Expenses or Outstanding Company Transaction Expenses other than in accordance with this
Section
 3.04
.
SECTION 3.05.
Appraisal Rights
.
(a)
Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Common Stock in accordance with Section 262 of the DGCL and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights shall not be converted into, and such stockholders shall have no right to receive, the applicable Per Share Merger Consideration unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL. Any stockholder of the Company who fails to perfect or who effectively withdraws or otherwise loses his, her or its rights to appraisal of such shares of Company Common Stock under Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the applicable Per Share Merger Consideration, without any interest thereon, in accordance with the procedure set forth in
Section
 3.02(b)
.
(b) Prior to the Closing, the Company shall give Kcompany (i) prompt notice of any demands for appraisal received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Kcompany (which consent shall not be unreasonably withheld), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.
SECTION 3.06.
Calculation of Exchange Ratio.
(a) For purposes of this Agreement, the “
Determination Date
” shall be the date that is ten (10) Business Days prior to the anticipated date for Closing, as agreed upon by Kcompany and the Company at least ten (10) Business Days prior to the date of the Kcompany Shareholders’ Meeting (the “
Anticipated Closing Date
”). No later than the Determination Date, the Company shall deliver to Kcompany a calculation (the “
Exchange Ratio Calculation
”) setting forth the Company’s good faith, estimated calculation of Exchange Ratio as of the Anticipated Closing Date (using an estimate of each component thereof as of such date, prepared and certified by the Company’s chief financial officer or principal accounting officer. The Company shall make relevant back-up
materials used or useful in preparing the Exchange Ratio Calculation, as reasonably requested in writing by Kcompany, available to Kcompany and, if requested in writing by Kcompany, its accountants and counsel at reasonable times and upon reasonable notice.
(b) Within three (3) Business Days after the Company delivers the Exchange Ratio Calculation (the “
Response Date
”), Kcompany shall have the right to dispute any part of such Exchange Ratio Calculation by delivering a written notice to that effect to the Company (a “
Dispute Notice
”). Any Dispute Notice shall identify in reasonable detail the nature of any proposed revisions to the Exchange Ratio Calculation.
(c)
If on or prior to the Response Date, (i) Kcompany notifies the Company in writing that it has no objections to the Exchange Ratio Calculation or (ii) Kcompany fails to deliver a Dispute Notice as provided in
Section
 3.06(b)
, then the Exchange Ratio as set forth in the Exchange Ratio Calculation delivered to Kcompany shall be deemed, subject to the terms of
Section
 3.06(e)
, to have been finally determined for purposes of this Agreement and to represent the Exchange Ratio at the Anticipated Closing Date for purposes of this Agreement.
(d) If Kcompany delivers a Dispute Notice on or prior to the Response Date, then Representatives of Kcompany and the Company shall promptly meet and attempt in good faith to resolve the disputed item(s) and negotiate an agreed-upon determination of the Exchange Ratio, which agreed upon Exchange Ratio amount shall be deemed to have been finally determined for purposes of this Agreement and to represent the Exchange Ratio at the Anticipated Closing Date for purposes of this Agreement.
(e)
If Representatives of Kcompany and the Company are unable to negotiate an agreed-upon determination of the Exchange Ratio at the Anticipated Closing Date pursuant to
Section
 3.06(d)
within three (3) Business Days after delivery of the Dispute Notice (or such other period as Kcompany and the Company may mutually agree upon), then Kcompany and the Company shall jointly select an independent auditor of recognized national standing (the “
Accounting Firm
”) to resolve any remaining disagreements as to the Exchange Ratio Calculation. The Company shall promptly deliver to the Accounting Firm the relevant back-up
materials used in preparing the Exchange Ratio Calculation, and Kcompany and the Company shall use commercially reasonable efforts to cause the Accounting Firm to make its determination within five (5) Business Days of accepting its selection. Kcompany and the Company shall be afforded the opportunity to present to the Accounting Firm any material related to the unresolved disputes and to discuss the issues with the Accounting Firm;
provided
,
however
, that no such presentation or discussion shall occur without the presence of a Representative of each of Kcompany and the Company. The determination of the Accounting Firm shall be limited to the disagreements submitted to the Accounting Firm. The determination of the amount of the Exchange Ratio made by the Accounting Firm shall be deemed to have been finally determined for purposes of this Agreement and to represent the Exchange Ratio at the Anticipated Closing Date for purposes of this Agreement, and the parties shall delay the Closing until the resolution of the matters described in this
Section
 3.06(e)
. The fees and expenses of the Accounting Firm shall be allocated between Kcompany and the Company in the same proportion that the disputed amount of the Exchange Ratio that was unsuccessfully disputed by such party (as finally determined by the Accounting Firm) bears to the total disputed amount of the Exchange Ratio.
(f)
Following the final determination of Exchange Ratio as of the Anticipated Closing Date in accordance with this
Section
 3.06
(either as a result of the mutual agreement of the parties or the determination of the Accounting Firm), the parties shall not be required to determine the Exchange Ratio again even though the Closing Date may occur later than the Anticipated Closing Date, except that either party may request a redetermination of the Exchange Ratio if the Closing Date is more than fifteen (15) Business Days after the Anticipated Closing Date (including as a result of the engagement of the Accounting Firm), in which event the procedures set forth in this
Section
 3.06
shall once again apply and the parties shall select a new Anticipated Closing Date.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the Company’s disclosure schedule delivered by Company in connection with this Agreement (the “
Company Disclosure Schedule
”) (which disclosure in the Company Disclosure Schedule shall be deemed to qualify or provide disclosure in response to (i) the section or subsection of this
Article IV
that corresponds to the section or subsection of the Company Disclosure Schedule in which any such disclosure is set forth and (ii) any other section or subsection of this
Article IV
to the extent that its relevance to such section or subsection is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to Kcompany and Merger Sub as follows:
SECTION 4.01.
Organization and Qualification; Subsidiaries
.
(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is presently being conducted and contemplated to be conducted as of the date of this Agreement. The Company is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Company Material Adverse Effect.
(b) The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other person.
SECTION 4.02.
Organizational Documents
. The Company has prior to the date of this Agreement made available to Kcompany a true, complete and correct copy of the certificate of incorporation and bylaws of the Company, each as amended prior to the date of this Agreement. Such certificate of incorporation and bylaws are in full force and effect. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.
SECTION 4.03.
Capitalization
.
(a) The authorized capital stock of the Company consists of sixty million (60,000,000) shares of Company Common Stock. As of the date of this Agreement, (i) forty-five million one hundred seventy-nine thousand two hundred seventy (45,179,270) shares of Company Common Stock are issued and outstanding, and (ii) zero (0) shares of Company Common Stock held in treasury will not be converted and will be retired. The Company has reserved and proposes to reserve an aggregate of 11,250,000 shares of Company Common Stock under the Company Option Plan, of which as of the date of this Agreement, (A) Company Options to purchase 9,681,599 shares of Company Common Stock are outstanding and (B) Company Options to purchase 1,389,131 shares of Company Common Stock remain available for allocation under the Company Option Plan.
(b) Other than the Company Options, there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock. The Company is not a party to, nor otherwise bound by, and has not granted, any equity appreciation rights, participations, phantom equity or similar rights. There are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of the Company Common Stock or any of the equity interests or other securities of the Company.
(c)
Section 4.03(c)
of the Company Disclosure Schedule sets forth, as of the date of this Agreement, the following information with respect to each Company Option outstanding under the Company Option Plan: (i) the name of the Company Option recipient; (ii) the number of shares of Company Common Stock subject to such Company Option; (iii) the exercise price of such Company Option; (iv) the date on which such Company Option was granted; (v) the date on which such Company Option expires; and (v) the vesting schedule of the Company Option, including the terms of any acceleration rights thereunder. The Company has prior to the date of this Agreement made available to Kcompany true, complete and correct copies of the Company Option Plan and each of the agreements related to the Company Options granted pursuant to the Company Option Plan. No Company Option was granted with an exercise price per share less than the fair market value of the underlying shares of Company Common Stock as of the date such Company Option was granted. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable.
The Company has no commitment to grant Company Options that have not yet been granted as of the date of this Agreement.
(d) There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person.
(e) (i) There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option as a result of the proposed transactions herein, and (ii) all outstanding shares of the Company and all outstanding Company Options have been issued and granted in compliance with (A) all applicable securities laws and other applicable Laws, (B) the terms of the Company Option Plan (if applicable) and (C) all pre-emptive
rights and other requirements set forth in applicable contracts to which the Company is a party.
(f) The stockholders of the Company collectively own directly and beneficially and of record, all of the equity of the Company (which is represented by the issued and outstanding shares of the Company). Except for the shares of the Company held by the stockholders of the Company, no shares or other equity or voting interest of the Company, or options, warrants or other rights to acquire any such shares or other equity or voting interest of the Company is authorized or issued and outstanding.
(g) All outstanding shares of Company Common Stock have been issued and granted in compliance with (i) applicable securities laws and other applicable laws and (ii) any pre-emptive
rights and other similar requirements set forth in applicable contracts to which the Company is a party.
SECTION 4.04.
Authority Relative to this Agreement
. The Company has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will at the Closing be a party, to perform its obligations hereunder and thereunder and, subject to receiving the Company Stockholder Approval, to consummate the Transactions. The execution and delivery by the Company of this Agreement and the other Transaction Documents to which it is or will at the Closing be a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the Company Stockholder Approval, which the Written Consent shall satisfy, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been, and the other Transaction Documents to which the Company is or will at the Closing be a party will, at the Closing, be duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitutes (or will then constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “
Remedies Exceptions
”). The Company Board Approval is sufficient so that the restrictions on business combinations set forth in Section 203 of the DGCL shall not apply to the Merger, this Agreement, the Stockholder Support Agreement, any Ancillary Agreement or any of the other Transactions. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other Transactions.
SECTION 4.05.
No Conflict; Required Filings and Consents
.
(a)
The execution and delivery by the Company of this Agreement and the other Transaction Documents to which the Company is or will at the Closing be a party does not, and subject to receipt of the filing and recordation of appropriate merger documents as required by the DGCL and of the consents, approvals, authorizations or permits, filings and notifications contemplated by
Section
 4.05(b)
, the performance of this Agreement by the Company will not (i) conflict with or violate the certificate of incorporation or bylaws of the Company, (ii) conflict with or violate any United States or
non-U.S.
statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (“
Law
”) applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company pursuant to, any Material Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or
non-U.S.
government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “
Governmental Authority
”), except (i) for applicable requirements, if any, of the Exchange Act, state securities or “blue sky” laws (“
Blue Sky Laws
”) and state takeover Laws, the
pre-merger
notification requirements of the HSR Act and/or compliance with and filings or notifications under any applicable Foreign Investment Laws, and filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications that would not have a Company Material Adverse Effect.
SECTION 4.06.
Permits; Compliance
. The Company is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company to own, lease and operate its properties or to carry on its business as it is now being conducted (the “
Company Permits
”), except where the failure to have such Company Permits would not have a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. The Company is not in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company, or by which any property or asset of the Company is bound or affected, or (b) any Material Contract or Company Permit, except, in each case, for any such conflicts, defaults, breaches or violations that would not have a Company Material Adverse Effect.
SECTION 4.07.
Financial Statements
.
(a)
The Company has prior to the date of this Agreement made available to Kcompany true, complete and correct copies of the audited balance sheet of the Company as of December 31, 2020 (and the related audited statements of operations, cash flows and stockholders’ equity of the Company for the year then ended) and the unaudited balance sheet of the Company as of December 31, 2021 (the “
December Balance Sheet
”), and the related unaudited statements of operations, cash flows and stockholders’ equity of the Company for the year then ended (collectively, the “
Financial Statements
”), which are attached as
Section
 4.07(a)
of the Company Disclosure Schedule. Each of the Financial Statements (i) was prepared in accordance with United States generally accepted accounting principles (“
GAAP
”) applied on a consistent basis throughout the periods indicated and (ii) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company as at the date thereof and for the period indicated therein, except as otherwise noted therein.
(b) Except as and to the extent set forth on the Financial Statements and the December Balance Sheet, the Company has no liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for: (i) liabilities that were incurred in the ordinary course of business since the date of such December Balance Sheet, (ii) obligations for future performance under any contract to which the Company is a party or (iii) liabilities and obligations which would not have a Company Material Adverse Effect.
(c) Since the Lookback Date, (i) neither the Company nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or Representative of the Company, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any such complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

(d) To the knowledge of the Company, no employee of the Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. Neither the Company nor, to the knowledge of the Company any officer, employee, contractor, subcontractor or agent of the Company has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. sec. 1514A(a).
(e)
All accounts payable of the Company reflected on the December Balance Sheet or arising thereafter are the result of bona
fide
transactions in the ordinary course of business and have been paid or are not yet due or payable. Since the date of the December Balance Sheet, the Company has not altered in any material respects its practices for the payment of such accounts payable, including the timing of such payment.
SECTION 4.08.
Absence of Certain Changes or Events
. Since the date of the December Balance Sheet and prior to the date of this Agreement, except as otherwise reflected in the Financial Statements, or as expressly contemplated by this Agreement, (a) the Company has conducted its business in all material respects in the ordinary course and in a manner consistent with past practice, (b) the Company has not sold, assigned or otherwise transferred any right, title, or interest in or to any of its material assets (including ownership in Intellectual Property Rights and Business Systems) other than non-exclusive
licenses or assignments or transfers in the ordinary course of business, (c) there has not been any Company Material Adverse Effect, and (d) the Company has not taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in
Section
 6.01
.
SECTION 4.09.
Absence of Litigation
. There is no material litigation, suit, claim, action, proceeding or investigation by or before any Governmental Authority (an “
Action
”) pending or, to the knowledge of the Company, threatened against the Company or any property or asset of the Company before any Governmental Authority. Neither the Company, nor any material property or asset of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.
SECTION 4.10.
Employee Benefit Plans
.
(a)
Section 4.10(a)
of the Company Disclosure Schedule lists, as of the date of this Agreement, all material Plans. For purposes herein, a “
Plan
” is defined as: (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“
ERISA
”)), (ii) any other employee benefit plan, agreement, arrangement, program, policy or practice, including without limitation, any equity or equity-based compensation (including without limitation stock option, stock purchase, stock award, stock appreciation, phantom stock, restricted stock or restricted stock unit), deferred compensation, pension, retirement, savings, bonus, profit sharing, incentive compensation, retention, change-in-control,
medical, dental, vision, prescription drug, life insurance, death benefit, cafeteria, flexible spending, dependent care, fringe benefit, vacation, paid time off, holiday pay, disability, sick pay, unemployment, severance, employee loan or educational assistance plan, agreement, arrangement, program, policy or practice, and (iii) any employment, consulting, indemnification or other individual services agreement, which in the case of each of clauses (i), (ii) and (iii), is sponsored or maintained by the Company, or to which the Company contributes or is required to contribute or is a party, on behalf of current or former employees, officers, independent contractors or directors of the Company or their spouses, beneficiaries or dependents, or with respect to which the Company has or may have any liability, contingent or otherwise.
(b) With respect to each Plan in effect as of the date of this Agreement, the Company has prior to the date of this Agreement made available to Kcompany material documents pursuant to which such Plan is maintained, funded or administered.

(c) None of the Plans is or was since the Lookback Date, nor does the Company or any ERISA Affiliate have or reasonably expect to have any liability or obligation under (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code and/or Title IV of ERISA, (iii) a multiple employer plan subject to Section 413(c) of the Code, or (iv) a multiple employer welfare arrangement under ERISA. For purposes of this Agreement, “
ERISA Affiliate
” means any entity that together with the Company would be deemed a “single employer” for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code. No Plan is a “defined benefit plan”, within the meaning of Section 3(35) of ERISA, and the Company has no liability (contingent or otherwise) with respect to any such plan.
(d) The Company is not and will not be obligated, whether under any Plan or otherwise, to pay separation, severance, termination or similar benefits to any person as a result of any of the Transactions (either alone or in combination with another event), nor will any of the Transactions accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due to any individual. No payment or series of payments that would constitute a “parachute payment” (within the meaning of Section 280G of the Code) or any other applicable Law, has been made or will be made by the Company, directly or indirectly, to any current or former employee, officer, independent contractor, or director in connection with the execution of this Agreement or as a result of the consummation of the Transactions.
(e) None of the Plans provides, nor does the Company have or reasonably expect to have any obligation to provide retiree medical benefits to any current or former employee, officer, director or consultant of the Company after termination of employment or service except as may be required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and the regulations thereunder or any other applicable Law.
(f) (i) Each Plan is and has been since the Lookback Date operated and administered in all material respects in accordance with its terms and in compliance with the requirements of all applicable Laws including, without limitation, ERISA and the Code, (ii) no Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that would reasonably be expected to give rise to any such Action, and (iii) no Plan is currently under investigation or audit by any Governmental Authority and, to the knowledge of the Company, no such investigation or audit is contemplated or under consideration.
(g) Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has (i) timely received a favorable determination letter from the Internal Revenue Service (“
IRS
”) covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with such Plan is exempt from federal income taxation under Section 501(a) of the Code or (ii) is entitled to rely on a favorable opinion letter from the IRS, and, to the knowledge of the Company, no fact or event has occurred since the date of such determination or opinion letter or letters from the IRS that would reasonably be expected to adversely affect the qualified status of any such Plan or the exempt status of any such trust.
(h) All contributions, premiums or payments required to be made with respect to any Plan have, in all material respects, been timely made to the extent due or properly accrued on the consolidated financial statements of the Company.
(i) Each Plan that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code has, in all material respects, been administered and operated, in all material respects, in compliance with the provisions of Section 409A of the Code and the Treasury Regulations thereunder, and no additional Tax under Section 409A(a)(1)(B) of the Code has been or could reasonably be expected to be incurred by a participant in any such Plan.
(j) The Company has no obligation to gross up, indemnify or otherwise reimburse any current or former employee, officer, independent contractor, or director of the Company for any Taxes, interest or penalties incurred in connection with any Plan (including any Taxes, interest or penalties incurred pursuant to Section 409A or 4999 of the Code).
SECTION 4.11.
Labor and Employment Matters
.
(a)
Schedule 4.11(a)
of the Company Disclosure Schedule sets forth a true, complete and correct list of all employees of the Company as of the date of this Agreement, including any employee who is on a leave of absence of any nature, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; and (v) commission, bonus or other incentive based compensation. Except as set forth on
Schedule 4.11(a)
of the Company Disclosure Schedule, as of the date of this Agreement, all compensation, including wages, commissions and bonuses, due and payable to all employees of the Company for services performed on or prior to the date of this Agreement have been paid in full (or accrued in full in the Company’s financial statements). No employee of the Company performs services for the Company outside of the United States.
(b)
Schedule 4.11(b)
of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true, complete and correct list of all individuals who perform services for the Company as (i) an independent contractor, (ii) a leased employee, or (iii) an unpaid intern, including for each such individual, his or her name, the services he or she performs, his or her rate of compensation and any bonus entitlement. No such person performs services for the Company outside of the United States.
(c) The employment of each employee of the Company is terminable at will by the Company and upon termination of the employment of any such employee, no severance or other payments will become due. Each former employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.
(d) To the knowledge of the Company, no officer or executive of the Company intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as an officer or executive of the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.
(e) (i) There are no material Actions pending or, to the knowledge of the Company, threatened against the Company by any of its current or former employees, which Actions would be material to the Company; (ii) the Company is not, and has not been since the Lookback Date, a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labor organization applicable to persons employed by the Company, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or before the corresponding Governmental Authority in any jurisdiction that the Company is subject to; and (iv) there has never been, nor, to the knowledge of the Company, has there been any threat of any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company.
(f) The Company is and has been in compliance in all respects with all applicable Laws and applicable
COVID-19
Measures relating to the employment of labor, including those relating to wages, hours, immigration, discrimination, labor relations, layoffs or plant closings, furloughs, collective bargaining, proper classification of all persons who performed services on behalf of the Company for all purposes (including for Tax purposes, for purposes of determining eligibility to participate in any Plan and for purposes of the Fair Labor Standards Act), the maintenance and handling of personnel records, occupational health and safety, sick time and leave, disability and the payment and withholding of Taxes, and have withheld and paid to the appropriate Governmental

Authority, or are holding for payment not yet due to such authority, all amounts required by Law or agreement to be withheld from the wages or salaries of the employees of the Company. All of the individual persons who have performed services for or on behalf of the Company are and have been authorized to work for the Company in accordance with all applicable Laws.
(g) The Company has never effectuated a “mass layoff” or “plant closing” as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended (the “
WARN Act
”) or as defined in the corresponding applicable Law, or comparable group layoff or taken any other action that would trigger notice or liability under any state, local or foreign plant closing notice Law, affecting in whole or in part any facility, site of employment, operating unit or employee of the Company. No employee of the Company has suffered an “employment loss” (as defined in the WARN Act or in the corresponding applicable Law any jurisdiction to which the Company is subject) during the ninety (90)-day
period ending on the date of this Agreement or the comparable period set forth in corresponding applicable Law.
(h) Except as has been mandated by Governmental Authority, as of the date of this Agreement, the Company has not had any direct workforce changes due to
COVID-19
or applicable
COVID-19
Measures, including any actual terminations, layoffs, furloughs, shutdowns (whether voluntary or by order of a Governmental Authority), or any changes to benefit or compensation programs, nor are any such changes currently contemplated.
SECTION 4.12.
Real Property; Title to Assets
.
(a) The Company does not own any real property.
(b) True, complete and correct copies of each lease, sublease, license, sublicense, and other occupancy agreements, pursuant to which the Company leases, subleases, licenses, sublicenses, or otherwise occupies any real property (each, a “
Lease
”) and each amendment and guaranty to any of the foregoing in effect as of the date of this Agreement have prior to the date of this Agreement been made available to Kcompany or its counsel. There are no leases, subleases, concessions or other contracts granting to any person other than the Company the right to use or occupy any real property subject to a Lease. All such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions. There is not, under any of such Leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or, to the Company’s knowledge, by the other party to such Leases, except as would not, individually or in the aggregate, be material to the Company.
(c) There are no contractual or legal restrictions that preclude or restrict the ability of the Company to use any Leased Real Property by such party for the purposes for which it is currently being used, except as would not, individually or in the aggregate, be material to the Company. There are no latent defects or adverse physical conditions affecting the Leased Real Property, and improvements thereon, other than those that would not have a Company Material Adverse Effect.
(d) The Company has legal and valid title to, or, in the case of Leased Real Property and assets, valid leasehold, license, subleasehold, or sublicense interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens other than Permitted Liens, except as would not, individually or in the aggregate, be material to the Company.
SECTION 4.13.
Intellectual Property Rights
.
(a)
Section 4.13(a)
of the Company Disclosure Schedule contains a true, complete and correct list of all of the following that are owned or purported to be owned by the Company: (i) registered Intellectual Property Rights and applications for registrations of other Intellectual Property Rights (showing in each, as applicable, the filing date, date of issuance, expiration date and registration or application number, and registrar), and (ii) any

Software or Business Systems, owned or purported to be owned by the Company, that are material to the business of the Company as currently conducted. The Company has paid all necessary registration, maintenance and renewal fees for the purpose of maintaining such registered Intellectual Property Rights, and none of such registered Intellectual Property Rights has been abandoned or cancelled (other than (A) on the expiration of the full term for such registered Intellectual Property Rights, or (B) abandonment or cancellation that was made in the Company’s reasonable business judgment in consistent with its business practice and which abandonment and cancellation, taken as a whole, would not reasonably be expected to have a Company Material Adverse Effect). The Company IP constitutes all material Intellectual Property Rights used in the operation of the business of the Company and, to the knowledge of the Company, is sufficient for the conduct of such business as currently conducted.
(b) The Company solely and exclusively owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company-Owned IP and has the right to use, all Company-Licensed IP. All Company-Owned IP is subsisting, and to the knowledge of the Company, valid, enforceable, in full force and effect. No loss or expiration of any of the Company-Owned IP, or, to the Company’s knowledge, any of the Company-Licensed IP, is threatened, or pending. None of the Company-Owned IP is subject to any joint ownership, and the Company is not a party to or bound by any contract that limits, restricts, or impairs its ability to use, sell, transfer, assign, license, or convey any of the Company-Owned IP. To the knowledge of the Company, the Company has not conducted or is not conducting the business in a manner that would result in (or to the knowledge of the Company, could reasonably be expected to result in) the cancellation or unenforceability of any material Company-Owned IP.
(c) Prior to the date of this Agreement, the Company has made available to Kcompany all material contracts (i) pursuant to which the Company uses any material Company-Licensed IP, or (ii) pursuant to which the Company has granted to a third party any right in or to any Company-Owned IP, but excluding (A) licenses for shrink-wrap, click-wrap and off-the-shelf
software, (B) other licenses of software that is commercially available to the public generally, with one-time
or annual fees of less than $500,000, and (C) pursuant to which Company grants to a third party a non-exclusive
license in connection with the distribution, sale, or license of Products in the ordinary course of business consistent with past practice (collectively, the “
IP Licenses
”). Each IP License is valid and binding in full force and effect, and is enforceable against the Company and, to the knowledge of the Company, the other parties thereto. Neither the Company nor, to the knowledge of the Company, any other party thereto is, in material breach or violation of or default under any IP License. Upon the Closing, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company will continue to have the right to use all Company-Licensed IP on commercially reasonable terms and conditions as the Company enjoyed immediately prior to the Closing. The Company has not received any written notice from a third party that such third party intends to terminate or not renew any IP License.
(d) The Company has taken and takes reasonable actions to maintain, protect and enforce Intellectual Property Rights, including the secrecy, confidentiality and value of its trade secrets and other Confidential Information. The Company has not disclosed any trade secrets or other Confidential Information that is material to the business of the Company to any other person other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality and protect such Confidential Information or intentionally in the conduct of the Company’s business in the ordinary course including the marketing, sale, distribution and maintenance of Products. The Company’s trade secrets are kept in a restricted repository and individual trade secrets are provided to those employees who need to know the information in order to perform their job function, or for vendors who are on a need to know basis in order to meet the Company’s equipment specifications.
(e) (i) There have been no claims properly filed and served, or threatened in writing to be filed, against the Company in any forum, by any person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Company-Owned IP, or (B) alleging any infringement or misappropriation of, or other conflict with, any Intellectual Property Rights of other persons (including any material demands or offers to license any Intellectual Property Rights from any other person); (ii) to the Company’s knowledge, the operation of the business of the Company (including the Products) has not and does not infringe, misappropriate or violate, any Intellectual Property Rights of other persons; (iii) to the Company’s knowledge, no other person has infringed, misappropriated or violated any of the Company-Owned IP; (iv) regarding any of the foregoing (i) or (iii), the Company has not received any formal written opinions of legal counsel; and (v) regarding (ii), the Company has not received written reports from legal counsel that have been used to identify the Company’s freedom to operate.
(f) All persons, including all current officers, management employees, and technical and professional employees of the Company who have contributed or developed any material Company IP have executed valid and written agreements with the Company substantially in the form made available to Kcompany prior to the date of this Agreement, pursuant to which such persons agreed to assign to the Company all of their right, title, and interest in and to such Company IP, except to the extent ownership is vesting in the Company by operation of Law.
(g) No Open Source Software is contained in, distributed with, or linked to any Products in a manner that imposes on such Products or portion thereof, or would impose upon distribution thereof, a requirement or condition that any such Products or portion thereof (i) be disclosed or distributed in source code form, (ii) be licensed to allow third parties to make modifications or derivative works or (iii) be licensed as Open Source Software ((i) through (iii), “
Copyleft Terms
”).
(h) The Company owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient for the conduct of the business of the Company as currently conducted, and to the knowledge of the Company, as contemplated to be conducted as of the date of this Agreement. The Company maintains commercially reasonable disaster recovery and business continuity plans, procedures and facilities, and since the Lookback Date, there has not been any material failure with respect to any of the Business Systems that has not been remedied or replaced in all material respects.
(i) The Company currently complies and has complied with (i) all applicable Privacy/Data Security Laws, (ii) any of its applicable privacy or other policies concerning the collection, dissemination, storage or use of Personal Information or other Business Data, (iii) industry standards to which it is bound, and (iv) all commitments in any Material Contract with respect to privacy and/or data security (collectively, the “
Data Security Requirements
”), except, in each case, as would not have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, the Company has implemented reasonable data security safeguards designed to protect the security and integrity of its Business Systems and any Business Data, including implementing reasonable procedures designed to prevent unauthorized access and the introduction of Disabling Devices as required by applicable Privacy/Data Security Laws. The Company has not inserted, and to the knowledge of the Company, no other person has inserted or alleged to have inserted, any Disabling Device in any of the Business Systems or Product components. Since the Lookback Date, the Company has not (x) experienced any material data security breaches that were required to be reported under applicable Privacy/Data Security Laws or customer contracts or (y) received written notice of any material proceedings or investigations by any Governmental Authority or any customer, or received written notice of any material claims or complaints, in each case, regarding the Company’s collection, dissemination, storage or use of Personal Information, or the violation of any applicable Data Security Requirements by the Company.
(j) No employee, officer, director, or agent of the Company has been debarred or otherwise forbidden by any applicable Law or any Governmental Authority (including judicial or agency order) from involvement in the operations of a business such as that of the Company.
(k) All current officers, management employees, and technical and professional employees of the Company are under written obligation to the Company to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment.

SECTION 4.14.
Taxes
.
(a) The Company: (i) has duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by it as of the date of this Agreement and all such filed Tax Returns are true, complete and correct in all material respects; (ii) has timely paid all material Taxes that are shown as due on such filed Tax Returns and any other material Taxes that the Company is otherwise obligated to pay, except with respect to Taxes not yet due and payable or otherwise being contested in good faith; (iii) with respect to all material Tax Returns filed by or with respect to it, has not waived any statute of limitations with respect to the assessment or collection of any material amount of Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency; and (iv) does not have any deficiency, audit, examination, investigation or other proceeding in respect of Taxes or Tax matters pending or proposed or threatened in writing, for a Tax period which the statute of limitations for assessments remains open.
(b) The Company is not a party to and has no obligations under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses, but excluding agreements, contracts, arrangements or commitments the primary purpose of which do not relate to Taxes) and does not have a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.
(c) The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or
non-U.S.
income Tax Law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or
non-U.S.
income Tax Law) executed on or prior to the Closing Date; (iii) any prepaid amount received on or prior to the Closing; or (iv) installment sale made on or prior to the Closing Date.
(d) Except as would not be material, the Company has withheld and paid to the appropriate Taxing Authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes.
(e) The Company has not been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or
non-U.S.
income Tax Return (other than a group the common parent of which was Amprius, Inc.).
(f) The Company does not have material liability for the Taxes of any other person under Treasury Regulations
Section 1.1502-6
(or any similar provision of state, local or
non-U.S.
Law), as a transferee or successor, by contract (but excluding contracts, the primary purpose of which do not relate to Taxes), or otherwise by operation of applicable Law.
(g) The Company does not have a request for a material ruling in respect of Taxes pending between the Company and any Taxing Authority.
(h) The Company has prior to the date of this Agreement made available to Kcompany true, complete and correct copies of the U.S. federal income Tax Returns actually filed by the Company for its taxable years 2018, 2019 and 2020.
(i) The Company has not in any year for which the applicable statute of limitations remains open distributed stock of another person, and has not had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j) The Company has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulations
Section 1.6011-4(b)(2).
(k) Neither the IRS nor any other U.S. or
non-U.S.
Tax authority or agency has asserted in writing or, to the knowledge of the Company, has threatened to assert against the Company any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith.
(l) There are no Tax Liens upon any assets of the Company for material Taxes except for Permitted Liens.
(m) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company has not received written notice from a
non-U.S.
Tax authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.
(n) To the knowledge of the Company, there are no facts, circumstances or plans, and the Company has not taken or agreed to take any action, that, either alone or in combination, would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.
(o) As used in this Agreement, (i) the term “
Tax
” (including, with correlative meaning, the term “
Taxes
”) includes all federal, state, local and
non-U.S.
income, profits, franchise, gross receipts, environmental, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term “
Tax Return
” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns, as well as attachments thereto and amendments thereof) required to be supplied to a Tax authority relating to Taxes.
SECTION 4.15.
Environmental Matters
.
(a) The Company is and has been, since the Lookback Date, in compliance in all material respects with Environmental Laws.
(b) The Company has not received any Environmental Notice or Environmental Claim which in either case is pending or remains unresolved, or is or will be the source of ongoing material obligations or requirements under any Environmental Law.
(c) To the knowledge of the Company, none of the properties currently or formerly leased or operated by the Company (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance in violation of applicable Environmental Laws and which would be likely to result in a material liability to the Company, nor has there been a Release of Hazardous Substances by the Company which requires reporting, investigation, remediation, monitoring or other response action by the Company pursuant to applicable Environmental Laws.
(d) To the Company’s knowledge, the Company is not in any material respect, actually, potentially or allegedly liable pursuant to applicable Environmental Laws for any off-site
contamination by Hazardous Substances.
(e) The Company has all material permits, licenses and other authorizations required of the Company under Environmental Laws (“
Environmental Permits
”) and the Company is in all material respects in compliance with such Environmental Permits. There is no pending or, to the Company’s knowledge, threatened revocation, modification or limitation of any such Environmental Permit except for such limitations as set forth in such Environmental Permit.

(f) The Company has not retained or assumed by contract, any liabilities or obligations of third parties under Environmental Laws that have not been fully satisfied or performed.
(g) All copies of environmental site assessment reports, environmental audits, environmental sampling data, and other similar material documents with respect to the Leased Real Property or the Company’s business operations which are in the possession or control of the Company have prior to the date of this Agreement been made available to Kcompany or its counsel.
SECTION 4.16.
Material Contracts
.
(a)
Section 4.16(a)
of the Company Disclosure Schedule lists, as of the date of this Agreement, the following types of contracts and agreements to which the Company is a party (such contracts and agreements as are required to be set forth
Section
 4.16(a)
of the Company Disclosure Schedule but excluding any Plan being the “
Material Contracts
”):
(i) all contracts and agreements involving obligations of, or payments to, the Company in excess of $100,000 (other than obligations of, or payments to, the Company arising from employment agreements or purchase or sale agreements entered into in the ordinary course of business);
(ii) all contracts and agreements that involve the license of any Intellectual Property Rights to or from the Company (but excluding any (A) nonexclusive licenses (or sublicenses) of Company-Owned IP granted to customers in the ordinary course of business that are substantially in the same form as the Company’s standard form customer agreements as have been provided to Kcompany on or prior to the date of this Agreement; (B) licenses granted to service providers who access Company-Owned IP on behalf of the Company as part of their provision of services; (C) nondisclosure agreements entered into in the ordinary course of business; and (D) unmodified, commercially available,
“off-the-shelf”
Software with a replacement cost and/or aggregate annual license and maintenance fees of less than $75,000);
(iii) all contracts and agreements that (A) involve the granting of rights to manufacture, produce, assemble, license, market or sell the Company’s products or pursuant to which the Company has granted or received any exclusive rights or (B) affect the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products or that otherwise limit, or purport to limit, the ability of the Company to compete in any line of business or with any person or entity or in any geographic area or during any period of time, excluding customary confidentiality agreements and agreements that contain customary confidentiality clauses;
(iv) all contracts and agreements involving indemnification by the Company with respect to infringement of Intellectual Property Rights;
(v) all contracts and agreements involving the disposition of a material portion of the Company’s assets or the acquisition of the business or securities or ownership interests of another person;
(vi) all contracts and agreements involving material uncapped indemnity obligations of the Company;
(vii) all partnership, joint venture or similar agreements;
(viii) all contracts and agreements with any Governmental Authority, other than any Company Permits;
(ix) all contracts or arrangements that result in any person or entity holding a power of attorney from the Company that relate to the Company or its business;
(x) all leases or master leases of personal property reasonably likely to result in annual payments by or to the Company of $500,000 or more in a
12-month
period;
(xi) all contracts and agreements involving any right to acquire equity interest in the Company; and
(xii) any collective bargaining agreements, or any other agreement, with any labor union.

(b) (i) each Material Contract is a legal, valid and binding obligation of the Company and, to the knowledge of the Company, the other parties thereto, and the Company is not in any material respect in breach or violation of, or in any material respect in default under, any Material Contract nor has any Material Contract been canceled by the other party; (ii) to the Company’s knowledge, no other party is in any material respect in breach or violation of, or in any material respect in default under, any Material Contract; and (iii) the Company has not received any written, or to the knowledge of the Company, oral claim of default under any such Material Contract. The Company has prior to the date of this Agreement furnished or made available to Kcompany true, complete and correct copies of all Material Contracts in effect as of the date of this Agreement, including amendments thereto that are material in nature.
SECTION 4.17.
Insurance
.
(a) True, complete and correct copies of all material insurance policies under which the Company is an insured in effect as of the date of this Agreement have prior to the date of this Agreement been made available to Kcompany.
(b) With respect to each such insurance policy, except as would not have a Company Material Adverse Effect: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) the Company is not in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.
SECTION 4.18.
Board Approval; Vote Required
. The Company Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, or by unanimous written consent, has duly (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (b) approved and adopted this Agreement and the Merger and declared their advisability, (c) approved the Merger and the other Transactions, (d) recommended the approval and adoption of this Agreement and the Merger by the stockholders of the Company, and (e) directed that, unless this Agreement has been terminated in accordance with
Section
 9.01
, this Agreement and the Transactions (including the Merger) be submitted for consideration by the Company’s stockholders (the “
Company Board Approval
”). The Requisite Approval (the “
Company Stockholder Approval
”) is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Transactions. The Written Consent, if executed and delivered, would qualify as the Company Stockholder Approval and no additional approval or vote from any holders of any class or series of capital stock of the Company would then be necessary to adopt this Agreement and approve the Transactions.
SECTION 4.19.
Certain Business Practices
. Since the Lookback Date, neither the Company nor, to the Company’s knowledge, any director or officer, agent or employee of the Company, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any payment in the nature of criminal bribery.
SECTION 4.20.
Trade Compliance
.
(a) Neither the Company, nor any of its directors, officers, employees or, to the knowledge of the Company, agents, is a person that is, or is owned or controlled by, a person that is (i) the subject of any Sanctions; nor (ii) located, organized, incorporated or resident in a country or territory that is the subject of comprehensive Sanctions (including the Cuba, Iran, North Korea, Syria, and Crimea region and Donetsk

People’s Republic and Luhansk People’s Republic territories in Ukraine). For the past five (5) years, to the Company’s knowledge, the Company has not engaged in, and is not now engaged in, any dealings or transactions with any person, or in any country or territory, that at the time of such dealing or transaction is or was, or whose government is or was, the subject of comprehensive Sanctions.
(b) The Company, and to the Company’s knowledge, its representatives in their capacity as such, have during the five (5) years preceding the date of this Agreement been in compliance with, in all material respects, all applicable Export Laws, and the Company has not (i) received written notice of, any actual, alleged or potential violation of any Export Law or (ii) been a party to or the subject of any pending (or to the knowledge of the Company, threatened) Action by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any Export Law.
SECTION 4.21.
Interested Party Transactions
. Except for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business, no director, officer or other affiliate of the Company has or has had, directly or indirectly: (a) an economic interest in any person that has furnished or sold, or furnishes or sells, services or Products that the Company furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any person that purchases from or sells or furnishes to, or proposes to the Company to purchase from or sell or furnish to, the Company any goods or services; or (c) any contractual or other arrangement with the Company, other than in the case of this clause (c) customary indemnity arrangements;
provided
,
however
, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this
Section
 4.21
. The Company has not, since the Lookback Date, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit.
SECTION 4.22.
Exchange Act
. The Company is not currently (and has not previously been) subject to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”).
SECTION 4.23.
Brokers
. Except for Oppenheimer & Co. Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.
SECTION 4.24.
Exclusivity of Representations and Warranties
. Except as otherwise expressly provided in this
Article IV
(as modified by the Company Disclosure Schedule), the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, its affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to Kcompany, its affiliates or any of their respective Representatives by, or on behalf of, the Company, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither the Company nor any other person on behalf of the Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to Kcompany, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to Kcompany, its affiliates or any of their respective Representatives or any other person, and that any such representations or warranties are expressly disclaimed.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF KCOMPANY AND MERGER SUB
Except as set forth in the Kcompany SEC Reports publicly available prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Kcompany SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements) (it being acknowledged that nothing disclosed in such a Kcompany SEC Report will be deemed to modify or qualify the representations and warranties set forth in
Section
 5.01
(Corporate Organization),
Section
 5.03
(Capitalization) and
Section
 5.04
(Authority Relative to This Agreement)) and except as set forth in Kcompany’s disclosure schedule delivered by Kcompany in connection with this Agreement (the “
Kcompany Disclosure Schedule
”) (which disclosure in the Kcompany Disclosure Schedule shall be deemed to qualify or provide disclosure in response to (i) the section or subsection of this
Article V
that corresponds to the section or subsection of the Kcompany Disclosure Schedule in which any such disclosure is set forth and (ii) any other section or subsection of this
Article V
to the extent that its relevance to such section or subsection is reasonably apparent on the face of such disclosure), Kcompany hereby represents and warrants to the Company as follows:
SECTION 5.01.
Corporate Organization
.
(a) Kcompany is a Cayman Islands exempted company incorporated with limited liability (and from and after the Domestication and as of the Closing, Kcompany will be a Delaware corporation) and Merger Sub is a Delaware corporation, duly incorporated or organized (as applicable), validly existing and in good standing under the laws of the Cayman Islands and the State of Delaware, respectively, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a Kcompany Material Adverse Effect.
(b) Merger Sub is the only subsidiary of Kcompany. Except for Merger Sub, Kcompany does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person.
SECTION 5.02.
Organizational Documents
. Each of Kcompany and Merger Sub has heretofore furnished to the Company true, complete and correct copies of the Kcompany Organizational Documents and the Merger Sub Organizational Documents. The Kcompany Organizational Documents and the Merger Sub Organizational Documents are in full force and effect. Neither Kcompany nor Merger Sub is in violation of any of the provisions of the Kcompany Organizational Documents and the Merger Sub Organizational Documents.
SECTION 5.03.
Capitalization
.
(a) The authorized share capital of Kcompany is divided into one hundred million (100,000,000) shares of Kcompany Class A Common Stock, ten million (10,000,000) shares of Kcompany Class B Common Stock, and one million (1,000,000) Kcompany Preference Shares. As of the date of this Agreement, (i) twenty-three million (23,000,000) shares of Kcompany Class A Common Stock are issued and outstanding, (ii) nine million, eight hundred fifty seven thousand, one hundred and forty two (9,857,142) shares of Kcompany Class B Common Stock are issued and outstanding, (iii) no Kcompany Preference Shares are issued and outstanding, (iv) no Kcompany Common Stock or Kcompany Preference Shares are held in treasury, (v) twenty-three million (23,000,000) Kcompany Class 1 Redeemable Warrants and twenty-three million (23,000,000) Kcompany Class 2 Redeemable Warrants are outstanding; (vi) sixteen million (16,000,000) Kcompany Private Placement Warrants are outstanding and (vii) sixty two million (62,000,000) shares of Kcompany Class A Common Stock are reserved for issuance on exercise of the Kcompany Warrants. Each Kcompany Warrant is exercisable for one share of Kcompany Class A Common Stock at an exercise price of $11.50.

(b) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share (the “
Merger Sub Common Stock
”). As of the date of this Agreement, 100 shares of Merger Sub Common Stock are issued and outstanding. All outstanding shares of Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable
and are not subject to preemptive rights, and are held by Kcompany free and clear of all Liens, other than transfer restrictions under applicable securities laws and the Merger Sub Organizational Documents.
(c) All outstanding Kcompany Units, shares of Kcompany Common Stock and Kcompany Warrants have been issued and granted in compliance with all applicable securities laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities laws and the Kcompany Organizational Documents.
(d) Except for securities issued by Kcompany as permitted by this Agreement and the Kcompany Warrants, Kcompany has not issued any options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of Kcompany or obligating Kcompany to issue or sell any share capital of, or other equity interests in, Kcompany. All Kcompany Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable.
Neither Kcompany nor any subsidiary of Kcompany is a party to, or otherwise bound by, and neither Kcompany nor any subsidiary of Kcompany has granted, any equity appreciation rights, participations, phantom equity or similar rights. Kcompany is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of Kcompany Common Stock or any of the equity interests or other securities of Kcompany or any of its subsidiaries. Other than pursuant to the Kcompany Organizational Documents, there are no outstanding contractual obligations of Kcompany to repurchase, redeem or otherwise acquire any Kcompany Common Stock. There are no outstanding contractual obligations of Kcompany to make any investment (in the form of a loan, capital contribution or otherwise) in, any person.
SECTION 5.04.
Authority Relative to This Agreement
. Each of Kcompany and Merger Sub have all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will at the Closing be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by each of Kcompany and Merger Sub of this Agreement and the other Transaction Documents to which each of Kcompany and Merger Sub is or will at the Closing be a party, the performance by each of Kcompany and Merger Sub of its obligations hereunder and thereunder and the consummation by each of Kcompany and Merger Sub of the Transactions, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Kcompany or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than (a) with respect to the Domestication, (i) the Kcompany Shareholder Approval, (ii) completing and making and procuring all Kcompany Domestication Documents, (iii) obtaining a certificate of de-registration
from the Registrar of Companies of the Cayman Islands and (iv) completing and making and procuring all those filings required to be made with the Secretary of State of the State of Delaware under the DGCL in connection with the Domestication, (b) with respect to the Merger, the Kcompany Shareholder Approval and the approval by Kcompany as the sole stockholder of Merger Sub Common Stock, and the filing and recordation of appropriate merger documents as required by the DGCL, and (c) with respect to the issuance of New Kcompany Common Stock, the Kcompany Shareholder Approval). This Agreement has been, and the other Transaction Documents to which each of Kcompany and Merger Sub is or will at the Closing be a party will, at the Closing, be duly and validly executed and delivered by Kcompany and Merger Sub and, assuming due authorization, execution and delivery by the other party or parties thereto, constitutes (or will then constitute) a legal, valid and binding obligation of Kcompany or Merger Sub, enforceable against Kcompany or Merger Sub in accordance with its terms subject to the Remedies Exceptions.

SECTION 5.05.
No Conflict; Required Filings and Consents
.
(a) The execution and delivery by each of Kcompany and Merger Sub of this Agreement and the other Transaction Documents to which each of Kcompany and Merger Sub is or will at the Closing be a party does not, and the performance of this Agreement by each of Kcompany and Merger Sub will not, (i) conflict with or violate the Kcompany Organizational Documents or the Merger Sub Organizational Documents, (ii) assuming that all consents, approvals, authorizations and other actions described in
Section
 5.05(b)
have been obtained and all filings and obligations described in
Section
 5.05(b)
have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to each of Kcompany or Merger Sub or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of Kcompany or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of Kcompany or Merger Sub is a party or by which each of Kcompany or Merger Sub or any of their property or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Kcompany Material Adverse Effect.
(b) The execution and delivery of this Agreement by each of Kcompany and Merger Sub does not, and the performance of this Agreement by each of Kcompany and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the pre-merger
notification requirements of the HSR Act and/or compliance with and filings or notifications under any applicable Foreign Investment Laws, the filing and effectiveness of the Kcompany Domestication Documents and the filing and recordation of appropriate merger documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent Kcompany or Merger Sub from performing its material obligations under this Agreement.
SECTION 5.06.
Compliance
. Neither Kcompany nor Merger Sub is or has been in conflict with, or in default, breach or violation of, (a) any Law applicable to Kcompany or Merger Sub or by which any property or asset of Kcompany or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Kcompany or Merger Sub is a party or by which Kcompany or Merger Sub or any property or asset of Kcompany or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have a Kcompany Material Adverse Effect. Each of Kcompany and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for Kcompany or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted.
SECTION 5.07.
SEC Filings; Financial Statements; Sarbanes-Oxley
.
(a) Kcompany has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “
SEC
”) since March 1, 2022, together with any amendments, restatements or supplements thereto (collectively, the “
Kcompany SEC Reports
”). Kcompany has prior to the date of this Agreement furnished to the Company (with respect to amendments or modifications made on or prior to the date of this Agreement) and shall have promptly furnished to the Company (with respect to amendments or modifications after the date of this Agreement) true, complete and correct copies of all amendments and modifications that have not been filed by Kcompany with the SEC to all agreements, documents and other instruments that previously had been filed by Kcompany with the SEC and are then in effect. As of their respective dates, the Kcompany SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “
Securities Act
”), the

Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of Kcompany has filed with the SEC on a timely basis all documents required with respect to Kcompany by Section 16(a) of the Exchange Act and the rules and regulations thereunder.
(b) Each of the financial statements (including, in each case, any notes thereto) contained in the Kcompany SEC Reports was prepared in accordance with GAAP (applied on a consistent basis) and Regulation
S-X
and Regulation
S-K,
as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form
10-Q
of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in shareholders equity and cash flows of Kcompany as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end
adjustments which have not had, and would not reasonably be expected to individually or in the aggregate be material). Kcompany has no off-balance
sheet arrangements that are not disclosed in the Kcompany SEC Reports. No financial statements other than those of Kcompany are required by GAAP to be included in the consolidated financial statements of Kcompany.
(c) Except as and to the extent set forth in the Kcompany SEC Reports, neither Kcompany nor Merger Sub has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of Kcompany’s and Merger Sub’s business.
(d) Kcompany is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of The New York Stock Exchange.
(e) Kcompany has established and maintains disclosure controls and procedures (as defined in Rule
13a-15
under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Kcompany and other material information required to be disclosed by Kcompany in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Kcompany’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting Kcompany’s principal executive officer and principal financial officer to material information required to be included in Kcompany’s periodic reports required under the Exchange Act.
(f) Kcompany maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that Kcompany maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. Kcompany has prior to the date of this Agreement delivered to the Company (with respect to disclosure made on or prior to the date of this Agreement) and shall have promptly furnished to the Company (with respect to disclosure made after the date of this Agreement) a true, complete and correct copy of any disclosure (or, if unwritten, a summary thereof) by any representative of Kcompany to Kcompany’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of

Kcompany to record, process, summarize and report financial data. Kcompany has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of Kcompany. Since March 1, 2022, there have been no material changes in Kcompany’s internal control over financial reporting.
(g) There are no outstanding loans or other extensions of credit made by Kcompany to any executive officer (as defined in Rule
3b-7
under the Exchange Act) or director of Kcompany. Kcompany has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(h) Neither Kcompany (including any employee thereof) nor Kcompany’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Kcompany, (ii) any fraud, whether or not material, that involves Kcompany’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Kcompany or (iii) any claim or allegation regarding any of the foregoing.
(i) As of the date of this Agreement, there are no outstanding SEC comments from the SEC with respect to the Kcompany SEC Reports. To the knowledge of Kcompany, none of the Kcompany SEC Reports filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement.
SECTION 5.08.
Absence of Certain Changes or Events
. Since March 1, 2022, except as expressly contemplated by this Agreement, (a) Kcompany has conducted its business in the ordinary course and in a manner consistent with past practice, and (b) there has not been any Kcompany Material Adverse Effect.
SECTION 5.09.
Absence of Litigation
. There is no Action pending or, to the knowledge of Kcompany, threatened against Kcompany, or any property or asset of Kcompany, before any Governmental Authority. Neither Kcompany nor any material property or asset of Kcompany is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Kcompany, continuing investigation by, any Governmental Authority.
SECTION 5.10.
Board Approval; Vote Required
.
(a) At a meeting duly called and held (or by way of unanimous written resolution in lieu of a meeting), the Kcompany Board, by at least a majority vote of those voting and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are in the best interest of the Company (ii) determined it is advisable to make the payment of the Per Share Merger Consideration pursuant to this Agreement and the other Transactions (iii) approved the Merger as a Business Combination (as defined in the Kcompany MAA) and (iv) resolved to recommend to the Kcomapny Shareholders approval of each of the matters requiring Kcompany Shareholder Approval;
(b) At the Kcompany Shareholders’ Meeting, assuming that a quorum is present, (i) only a Kcompany Ordinary Resolution shall be required to approve the Transaction Proposal, the Kcompany Stock Proposal and the Adjournment Proposal, (ii) only a Kcompany Special Resolution shall be required to approve the Domestication Proposal and the Charter Proposal and (iii) with respect to any Additional Proposals proposed to the Kcompany Shareholders, the only requisite approval required shall be under the Kcompany Organizational Documents, the Cayman Act or other applicable law (the approval by the Kcompany Shareholders of all of the foregoing, collectively, the “
Kcompany Shareholder Approval
”). The Kcompany Shareholder Approval is the only vote of any holders of Kcompany’s capital stock necessary to adopt this Agreement and any Transaction Document and to approve the Transactions.
(c) The Merger Sub Board, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved and adopted this Agreement and the Merger and declared their advisability, (iii) approved the Merger and the other Transactions, (iv) recommended the approval and adoption of this Agreement and the Merger by the sole stockholder of Merger Sub, and (v) directed that this Agreement and the Transactions (including the Merger) be submitted for consideration by the sole stockholder of Merger Sub.
(d) The only vote of the holders of any class or series of capital stock of Merger Sub is necessary to approve this Agreement, the Merger and the other Transactions is the affirmative vote of the sole stockholder of Merger Sub.
SECTION 5.11.
No Prior Operations of Merger Sub
. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than those incident to its existence or as contemplated by this Agreement.
SECTION 5.12.
Brokers
. Except for UBS Securities LLC, Stifel, Nicolaus & Company, Incorporated, Robert W. Baird & Co. Incorporated and Drexel Hamilton, LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Kcompany or Merger Sub.
SECTION 5.13.
Kcompany Trust Fund
. As of the date of this Agreement, Kcompany has no less than $230,000,000.00 in the trust fund established by Kcompany for the benefit of its public shareholders (the “
Trust Fund
”) maintained in a trust account at JP Morgan Chase Bank, N.A. (the “
Trust Account
”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company (the “
Trustee
”) pursuant to the Investment Management Trust Agreement, dated as of March 1, 2022, between Kcompany and the Trustee (the “
Trust Agreement
”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. Kcompany has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Kcompany or the Trustee. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between Kcompany and the Trustee that would cause the description of the Trust Agreement in the Kcompany SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of Kcompany, that would entitle any person (other than shareholders of Kcompany who shall have elected to redeem their shares of Kcompany Class A Common Stock pursuant to the Kcompany Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise Taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of the Kcompany Organizational Documents. As of the date of this Agreement, there are no Actions pending or, to the knowledge of Kcompany, threatened in writing with respect to the Trust Account. Upon consummation of the Merger and notice thereof to the Trustee pursuant to the Trust Agreement, Kcompany shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to Kcompany as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate;
provided
,
however
, that the liabilities and obligations of Kcompany due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (a) to shareholders of Kcompany who shall have exercised their Redemption Rights, (b) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (c) to the Trustee for fees and costs incurred in accordance with the Trust Agreement; and (d) to third parties (e.g., professionals, printers, etc.) who have rendered services to Kcompany in connection with its efforts to effect the Merger. As of the date of this Agreement, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, Kcompany has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Kcompany at the Effective Time.
SECTION 5.14.
Employees
. Other than any officers as described in the Kcompany SEC Reports, Kcompany and Merger Sub have never employed any employees or retained any contractors. Other than amounts due as set forth in the Kcompany SEC Reports or for reimbursement of any out-of-pocket
expenses incurred by Kcompany’s officers and directors in connection with activities on Kcompany’s behalf in an aggregate amount not in excess of the amount of cash held by Kcompany outside of the Trust Account, Kcompany has no unsatisfied material liability with respect to any employee, officer or director. Except for the Equity Plan and the ESPP, Kcompany and Merger Sub have never and do not currently maintain, sponsor, contribute to or have any direct liability under any employee benefit plan (as defined in Section 3(3) of ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit or compensation plans, programs or arrangements (each, a “
Kcompany Plan
”). The Transactions shall not be the direct or indirect cause of any amount paid or payable by the Kcompany, Merger Sub or any affiliate being classified as an “excess parachute payment” under Section 280G of the Code, the deductibility of which by Kcompany or Merger Sub would be limited by Section 280G of the Code. There is no contract, agreement, plan or arrangement to which Kcompany or Merger Sub is a party which requires payment by any party of a Tax gross-up
or Tax reimbursement payment to any person.
SECTION 5.15.
Taxes
.
(a) Kcompany and Merger Sub (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by either of them as of the date of this Agreement and all such filed Tax Returns are true, complete and correct in all material respects; (ii) have timely paid all material Taxes that are shown as due on such filed Tax Returns and any other material Taxes that Kcompany or Merger Sub are otherwise obligated to pay, except with respect to Taxes not yet due and payable or otherwise being contested in good faith; (iii) with respect to all material Tax Returns filed by or with respect to either of them, have not waived any statute of limitations with respect to the assessment or collection of any material amount of Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency; and (iv) do not have any deficiency, audit, examination, investigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending or proposed or threatened in writing, for a Tax period which the statute of limitations for assessments remains open.
(b) Neither Kcompany nor Merger Sub is a party to or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses, but excluding agreements, contracts, arrangements or commitments the primary purpose of which do not relate to Taxes) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.
(c) None of Kcompany or Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or
non-U.S.
income Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or
non-U.S.
income Tax law) executed on or prior to the Closing Date; (iii) any prepaid amount received on or prior to the Closing; or (iv) installment sale made on or prior to the Closing Date.

(d) Neither Kcompany nor Merger Sub has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or
non-U.S.
income Tax Return.
(e) Neither Kcompany nor Merger Sub has any material liability for the Taxes of any other person under Treasury Regulations
Section 1.1502-6
(or any similar provision of state, local or
non-U.S.
Law), as a transferee or successor, by contract (but excluding contracts, the primary purpose of which do not relate to Taxes), or otherwise by operation of applicable Law.
(f) Neither Kcompany nor Merger Sub has any request for a material ruling in respect of Taxes pending between Kcompany and/or Merger Sub, on the one hand, and any Taxing Authority, on the other hand.
(g) Neither Kcompany nor Merger Sub has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.
(h) Neither Kcompany nor Merger Sub has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulations
Section 1.6011-4(b)(2).
(i) To the knowledge of Kcompany or Merger Sub, there are no facts, circumstances or plans, and neither Kcompany or Merger Sub has taken or agreed to take any action, that, either alone or in combination, would reasonably be expected to prevent or impede the Merger or the Domestication from qualifying for the Intended Tax Treatment.
SECTION 5.16.
Defense Production Act
. Kcompany hereby represents that (a) the Sponsor is not, and to the knowledge of Kcompany, Kcompany is not a “foreign person,” as defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, including any implementing regulations thereof (the “
DPA
”) and (b) the Sponsor does not, and to the knowledge of Kcompany, Kcompany does not, permit any foreign person affiliated with the Sponsor or Kcompany, whether affiliated as a limited partner or otherwise, to obtain through the Sponsor or Kcompany any of the following with respect to the Company: (i) control (as defined in the DPA) of the Company, including the power to determine, direct or decide any important matters for the Company; (ii) access to any material nonpublic technical information (as defined in the DPA) in the possession of the Company (which shall not include financial information about the Company), including access to any information not already in the public domain that is necessary to design, fabricate, develop, test, produce, or manufacture Company products, including processes, techniques, or methods; (iii) membership or observer rights on the Company’s Board of Directors or the right to nominate an individual to a position on the Company’s Board of Directors; or (iv) any involvement (other than through voting of shares) in substantive decision-making of the Company regarding (x) the use, development, acquisition or release of any Company “critical technology” (as defined in the DPA); (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA).
SECTION 5.17.
Listing
. The issued and outstanding Kcompany Original Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on The New York Stock Exchange under the symbol “KCAC.U.” The issued and outstanding Kcompany New Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on The New York Stock Exchange under the symbol “KCA.U.” The issued and outstanding shares of Kcompany Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on The New York Stock Exchange under the symbol “KCAC”. The issued and outstanding Kcompany Class 1 Redeemable Warrants and Kcompany Class 2 Redeemable Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on The New York Stock Exchange under the symbol “KCAC.W”. As of the date of this Agreement, there is no Action pending or, to the knowledge of Kcompany, threatened in writing against Kcompany by The New York Stock Exchange or the SEC with respect to any intention by such entity to deregister the Kcompany Units, the shares of Kcompany Class A Common Stock, the Kcompany Class 1 Redeemable Warrants or the Kcompany Class 2 Redeemable Warrants or terminate the listing of Kcompany on The New York Stock Exchange. None of Kcompany or any of its affiliates has taken any action in an attempt to terminate the registration of the Kcompany Units, the shares of Kcompany Class A Common Stock, the Kcompany Class 1 Redeemable Warrants or the Kcompany Class 2 Redeemable Warrants under the Exchange Act.
SECTION 5.18.
Kcompany and Merger Sub
’
s Investigation and Reliance
. Each of Kcompany and Merger Sub is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and the Transactions, which investigation, review and analysis were conducted by Kcompany and Merger Sub together with expert advisors, including legal counsel, that they have engaged for such purpose. Kcompany, Merger Sub and their Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, books and records of the Company and other information that they have requested in connection with their investigation of the Company and the Transactions. Neither Kcompany nor Merger Sub is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any of its Representatives, except as expressly set forth in
Article IV
(as modified by the Company Disclosure Schedule). Neither the Company nor any of its respective stockholders, affiliates or Representatives shall have any liability to Kcompany, Merger Sub or any of their respective shareholders or stockholders, affiliates or Representatives resulting from the use of any information, documents or materials made available to Kcompany or Merger Sub or any of their Representatives, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions. Neither the Company nor any of its stockholders, affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company.
SECTION 5.19.
Affiliate Agreements
. Except as set forth on
Section
 5.19
of the Kcompany Disclosure Schedule, neither Kcompany nor Merger Sub is a party to any transaction, agreement, arrangement or understanding required to be disclosed pursuant to Rule 404 promulgated under Regulation
S-K
(each of the foregoing, a “
Kcompany Affiliate Agreement
”).
ARTICLE VI.
CONDUCT OF BUSINESS PENDING THE MERGER
SECTION 6.01.
Conduct of Business by the Company Pending the Merger
.
(a) The Company agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in
Section
 6.01
of the Company Disclosure Schedule, or (3) as required by applicable Law (including
COVID-19
Measures or as may be requested or compelled by any Governmental Authority), unless Kcompany shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed):
(i) the Company shall conduct its business in the ordinary course of business and in a manner consistent with past practice; and
(ii) the Company shall use its commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of its current officers, key employees and consultants and to preserve its current relationships with customers, suppliers and other persons with which it has significant business relations.
(b) By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement, any Ancillary Agreement, (2) as set forth in
Section
 6.01
of the Company

Disclosure Schedule, or (3) as required by applicable Law (including
COVID-19
Measures or as may be requested or compelled by any Governmental Authority), the Company shall not, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of Kcompany (which consent shall not be unreasonably conditioned, withheld or delayed):
(i) amend or otherwise change its certificate of incorporation or bylaws;
(ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company;
provided
,
however
, that the exercise or settlement of any Company Options or grants of Company Options, within the limits of the Company Option Plan share reserve and prior to the final determination of the Exchange Ratio pursuant to
Section
 3.06
shall not require the consent of Kcompany; provided for the sake of clarity, the Company Options exercised, settled or granted pursuant to this
Section
 6.01(b)(ii)
shall be included in the Fully-Diluted Company Shares and for the sake of further clarity, the number of shares of Company Common Stock reserved for issuance under the Company Option Plan may not be increased; or (B) any material assets of the Company;
(iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;
(iv) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;
(v) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof in an amount in excess of $5,000,000; or (B) incur any indebtedness for borrowed money in excess of $5,000,000 or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets, in each case, except with respect to accounts payable or indebtedness otherwise incurred in the ordinary course of business and consistent with past practice;
(vi) (A) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee or consultant of the Company as of the date of this Agreement, other than increases in base compensation of employees in the ordinary course of business, (B) enter into any new, or materially amend any existing employment or severance or termination agreement with any current or former director, officer, employee or consultant, (C) accelerate or commit to accelerate the funding, payment or vesting of any compensation or benefits to any current or former director, officer, employee or consultant, (D) hire or otherwise enter into any employment or consulting agreement or arrangement with any person or terminate any current or former director, officer employee or consultant provider whose total cash compensation would exceed, on an annualized basis, $300,000, or (E) enter into or amend any collective bargaining agreement or other labor agreement covering the Company’s employees;
(vii) other than as required by Law or pursuant to the terms of an agreement entered into prior to the date of this Agreement and reflected on
Section
 4.10(a)
of the Company Disclosure Schedule or that the Company is not prohibited from entering into after the date of this Agreement, grant any severance or termination pay to, any director or officer of the Company, other than in the ordinary course of business consistent with past practice;
(viii) adopt, amend and/or terminate any material Plan except as may be required by applicable Law, is necessary in order to consummate the Transactions, or health and welfare plan renewals in the ordinary course of business;

(ix) materially amend other than reasonable and usual amendments in the ordinary course of business, with respect to accounting policies or procedures, other than as required by GAAP;
(x) make any material Tax election, amend a material Tax Return or settle or compromise any material U.S. federal, state, local or
non-U.S.
income Tax liability except in the ordinary course of business consistent with past practice;
(xi) materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s material rights thereunder, in each case in a manner that is adverse to the Company, except in the ordinary course of business;
(xii) intentionally permit any material item of Company-Owned IP to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required to maintain each and every material item of Company-Owned IP; or
(xiii) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.
SECTION 6.02.
Conduct of Business by Kcompany and Merger Sub Pending the Merger
. Except (i) as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including consummating the Domestication), (ii) for entering into any Financing Agreements and consummating any Equity Financing in accordance with the terms of this Agreement, (iii) as set forth on
Section
 6.02
of the Kcompany Disclosure Schedule or (iv) as required by applicable Law (including any
COVID-19
Measures or as may be requested or compelled by any Governmental Authority), Kcompany agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the businesses of Kcompany and Merger Sub shall be conducted in the ordinary course of business and in a manner consistent with past practice. By way of amplification and not limitation, except (1) as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including consummating the Domestication), (2) for entering into any Financing Agreements and consummating any Equity Financing, or in connection with the terms and conditions of any Equity Financing in accordance with the terms of this Agreement, (3) as set forth on
Section
 6.02
of the Kcompany Disclosure Schedule or (4) as required by applicable Law (including any
COVID-19
Measures or as may be requested or compelled by any Governmental Authority), neither Kcompany nor Merger Sub shall, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned:
(a) amend or otherwise change the Kcompany Organizational Documents or the Merger Sub Organizational Documents or form any subsidiary of Kcompany other than Merger Sub;
(b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Fund that are required pursuant to the Kcompany Organizational Documents;
(c) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the Kcompany Common Stock or Kcompany Warrants except for redemptions from the Trust Fund that are required pursuant to the Kcompany Organizational Documents;
(d) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any class of shares or other securities of Kcompany or any shares of any class of capital stock or other securities of Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares or shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Kcompany or Merger Sub;

(e) fail to maintain its existence or acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;
(f) engage in any conduct in a new line of business or engage in any commercial activities (other than to consummate the Transactions);
(g) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Kcompany or Merger Sub, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;
(h) make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date of this Agreement, as agreed to by its independent accountants;
(i) make any material Tax election or settle or compromise any material U.S. federal, state, local or
non-U.S.
income Tax liability, except in the ordinary course of business consistent with past practice;
(j) liquidate, dissolve, reorganize or otherwise wind up the business and operations of Kcompany or Merger Sub;
(k) amend the Trust Agreement or any other agreement related to the Trust Account;
(l) enter into, or amend or modify any term of (in a manner adverse to Kcompany or any of its subsidiaries (including, following the Effective Time, the Surviving Corporation and its subsidiaries)), terminate (excluding any expiration in accordance with its terms), or waive or release any material rights, claims or benefits under any Kcompany Plan (or any agreement, arrangement, policy or plan that would be a Kcompany Plan if in effect on the date hereof);
(m) hire any employee or take any action or refrain therefrom that would result in the Transactions being the direct or indirect cause of any amount paid or payable by Kcompany, Merger Sub, or any of their respective affiliates being classified as an “excess parachute payment” under Section 280G of the Code, the deductibility of which by Kcompany or Merger Sub would be limited by Section 280G of the Code, or the imposition of any additional Tax under Section 4999 of the Code;
(n) other than as set forth on
Section
 6.02(n)
of the Kcompany Disclosure Schedule, enter into, renew or amend in any material respect, any Kcompany Affiliate Agreement (or any contract, that if existing on the date hereof, would have constitute an Kcompany Affiliate Agreement); or
(o) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.
SECTION 6.03.
Financing
.
(a) Prior to the Closing, the parties intend to solicit, negotiate and enter into an Equity Financing and related Financing Agreements, pursuant to which certain investors, upon the terms and subject to the conditions set forth therein, shall purchase, collectively, up to 20,000,000 shares of Kcompany Common Stock at a purchase price of no less than $10.00 per share in a private placement or placements to be consummated substantially contemporaneously with the consummation of the transactions contemplated hereby, and which shall, in each case, be subject to receipt of the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Each of Kcompany, Merger Sub and the Company shall cooperate in good faith with respect to the

Equity Financing contemplated by this Agreement and the negotiation and entering into any Financing Agreement related thereto. In addition, both the identity of any participant in an Equity Financing, and the proposal of or agreement to any material terms in connection therewith, shall be subject to the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed).
(b) Neither Kcompany nor Merger Sub shall, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, enter into, modify or waive, or provide consent to modify or waive (including consent to termination, to the extent required), any provisions or remedy under any Financing Agreements entered into prior to the Closing without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed); provided, that any modification or waiver that is solely ministerial in nature and does not affect any economic or any other material term (including any conditions to closing) of such Financing Agreement (for which the Company has already provided its prior written consent) shall not require the prior written consent of the Company. If Kcompany and Merger Sub are required to consummate the Closing hereunder, Kcompany and Merger Sub shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by any Financing Agreement entered into prior to the Closing on the terms and subject to the conditions described therein.
SECTION 6.04.
Claims Against Trust Account
. The Company agrees that, notwithstanding any other provision contained in this Agreement, the Company does not now have, and shall not at any time prior to the Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company on the one hand, and Kcompany on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this
Section
 6.03
as the “
Claims
”). Notwithstanding any other provision contained in this Agreement, the Company hereby irrevocably waives any Claim it may have, now or in the future and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof;
provided
,
however
, that the foregoing waiver will not limit or prohibit the Company from pursuing a claim against Kcompany, Merger Sub or any other person (a) for legal relief against monies or other assets of Kcompany or Merger Sub held outside of the Trust Account or for specific performance or other equitable relief in connection with the Transactions or (b) for damages for breach of this Agreement against Kcompany (or any successor entity) or Merger Sub in the event this Agreement is terminated for any reason and Kcompany consummates a business combination transaction with another party. In the event that the Company commences any action or proceeding against or involving the Trust Fund in violation of the foregoing, Kcompany shall be entitled to recover from the Company the associated reasonable legal fees and costs in connection with any such action, in the event Kcompany prevails in such action or proceeding.
ARTICLE VII.
ADDITIONAL AGREEMENTS
SECTION 7.01.
Proxy Statement; Registration Statement
.
(a) As promptly as practicable after the execution of this Agreement and receipt of the PCAOB Financials,
(i) Kcompany and the Company shall prepare and file with the SEC a joint information statement/proxy statement (as amended or supplemented, the “
Proxy Statement
”) to be sent to the shareholders of Kcompany and to the stockholders of the Company as information statements relating to (A) with respect to the Company’s stockholders, the action to be taken by certain stockholders of the Company pursuant to the Written Consent and (B) with respect to Kcompany’s shareholders, the Kcompany Shareholders’ Meeting to be held to consider (1) the adoption and approval of the Merger and this Agreement as a Business Combination (as defined in the Kcompany MAA) (the “
Transaction Proposal
”), (2) the adoption and approval of the Domestication (the

“
Domestication Proposal
”), (3) the adoption and approval of the governing documents of Kcompany contemplated by the Kcompany Certificate (the “
Charter Proposal
”), (4) to the extent required by NYSE listing rules, the adoption and approval of the issuance of the New Kcompany Common Stock as contemplated by this Agreement (the “
Kcompany Stock Proposal
”), (5) adjournment of the Kcompany Shareholders’ Meeting, if necessary, for up to 15 days to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing proposals (the “
Adjournment Proposal
”) and (6) the adoption and approval of any other proposals the parties deem necessary to effectuate the Transactions (each, an “
Additional Proposal
” and together with the Transaction Proposal, the Domestication Proposal, the Charter Proposal, the Kcompany Stock Proposal and the Adjournment Proposal, the “
Kcompany Proposals
”) and (ii) Kcompany shall prepare and file with the SEC a registration statement on Form
S-4
(together with all amendments thereto, the “
Registration Statement
”) in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of New Kcompany Common Stock (A) to be issued to the stockholders of the Company pursuant to this Agreement or (B) held by the shareholders of Kcompany immediately prior to the Effective Time. The Company shall furnish all information concerning the Company as Kcompany may reasonably request in connection with such actions and the preparation of the Proxy Statement and Registration Statement. Kcompany and the Company each shall use their reasonable best efforts to (i) cause the Registration Statement when filed with the SEC to comply in all material respects with all Laws applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Registration Statement, (iii) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable and (iv) to keep the Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Registration Statement, Kcompany shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of New Kcompany Common Stock, in each case to be issued or issuable to the stockholders of the Company pursuant to this Agreement. As promptly as practicable after finalization of the Proxy Statement, each of the Company and Kcompany shall mail the Proxy Statement to their stockholders or shareholders. Each of Kcompany and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement.
(b) No filing of, or amendment or supplement to the Proxy Statement or the Registration Statement will be made by Kcompany or the Company without the approval of the other party (such approval not to be unreasonably withheld, conditioned or delayed). Kcompany and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the New Kcompany Common Stock to be issued or issuable to the stockholders of the Company in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information and responses thereto. Each of Kcompany and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto.
(c) Kcompany represents that the information supplied by Kcompany for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Kcompany, (iii) the time of the Kcompany Shareholders’ Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Kcompany or Merger Sub, or their respective officers or directors, should be discovered by Kcompany which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Kcompany shall promptly inform the Company. All documents that Kcompany is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.
(d) The Company represents that the information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement or any current report on Form
8-K
shall not, at (i) the time the Registration Statement is declared effective (in the case of the Registration Statement or the Proxy Statement) or at the time filed (in the case of a current report on Form
8-K),
(ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Kcompany (in the case of the Registration Statement or the Proxy Statement), (iii) the time of the Kcompany Shareholders’ Meeting (in the case of the Registration Statement or the Proxy Statement), and (iv) the Effective Time (in the case of the Registration Statement or the Proxy Statement), contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company, or its officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, the Company shall promptly inform Kcompany. All documents that the Company is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.
(e) Following the final determination of the Exchange Ratio at the Anticipated Closing Date in accordance with
Section
 3.06
(either as a result of the mutual agreement of the parties or the determination of the Accounting Firm), Kcompany and the Company shall mutually agree on the form and substance of a press release setting forth the anticipated Exchange Ratio as of the Anticipated Closing Date (the “
Exchange Ratio Announcement
”), which the parties shall cause to be publicly disclosed (and which Kcompany shall file on Form
8-K)
no later than four (4) Business Days prior to the Kcompany Shareholders’ Meeting.
SECTION 7.02.
Kcompany Shareholders
’
Meeting; and Merger Sub Stockholder
’
s Approval
.
(a) Kcompany shall call and hold the Kcompany Shareholders’ Meeting as promptly as practicable after the date on which the Registration Statement becomes effective for the purpose of voting solely upon the Kcompany Proposals, and Kcompany shall use its reasonable best efforts to hold the Kcompany Shareholders’ Meeting as soon as practicable after the date on which the Registration Statement becomes effective (but in any event no later than thirty (30) days after the date on which the Proxy Statement is mailed to shareholders of Kcompany). In the event the Kcompany Shareholders’ Meeting is scheduled to occur less than four (4) Business Days after the publication of the Exchange Ratio Announcement, Kcompany may recess or adjourn the Kcompany Shareholders’ Meeting until the date such that the meeting would be held on the date that is four (4) Business Days following the publication of the Exchange Ratio Announcement (in each case to the extent Kcompany believes in good faith that such recess or adjournment is required by applicable Law or the rules of The New York Stock Exchange). Kcompany will ensure that all proxies solicited in connection with the Kcompany Shareholders’ Meeting are solicited in compliance with all applicable Laws and the rules of The New York Stock Exchange. Kcompany shall use its reasonable best efforts to obtain the approval of the Kcompany Proposals at the Kcompany Shareholders’ Meeting, including by soliciting from its shareholders proxies as promptly as possible in favor of the Kcompany Proposals, and shall take all other action necessary or advisable to secure the required vote or consent of its shareholders. The Kcompany Board shall recommend to its shareholders that they approve the Kcompany Proposals and shall include such recommendation in the Proxy Statement.
(b) Promptly following the execution of this Agreement, Kcompany shall approve and adopt this Agreement and approve the Transactions, as the sole stockholder of Merger Sub.

SECTION 7.03.
Company Stockholders
’
Written Consent
. Unless this Agreement has been terminated in accordance with
Section
 9.01
, upon the terms set forth in this Agreement, the Company shall seek the irrevocable written consent, in form and substance reasonably acceptable to Kcompany, of holders of the Requisite Approval (including the Key Company Stockholders) in favor of the approval and adoption of this Agreement and the Merger and all other transactions contemplated by this Agreement (the “
Written Consent
”) as soon as reasonably practicable after the Registration Statement becomes effective, and in any event within twenty-four (24) hours after the Registration Statement becomes effective. The Company shall not send the Registration Statement to the stockholders of the Company, other than Key Company Stockholders, until after delivery of the Written Consent to Kcompany.
SECTION 7.04.
Access to Information; Confidentiality
.
(a) From the date of this Agreement until the Effective Time, the Company and Kcompany shall (and shall cause their respective subsidiaries (if any) to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “
Representatives
”) reasonable access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries (if any) and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries (if any) as the other party or its Representatives may reasonably request. Notwithstanding the foregoing, neither the Company nor Kcompany shall be required to provide access to or disclose information where the access or disclosure would (i) jeopardize the protection of attorney-client privilege or contravene applicable Law (including
COVID-19
Measures) or (ii) require providing access that such party reasonably determines, in light of
COVID-19
or
COVID-19
Measures, would jeopardize the health and safety of any employee of such party (it being agreed that the parties shall use their commercially reasonable efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).
(b) All information obtained by the parties pursuant to this
Section
 7.04
shall be kept confidential in accordance with the confidentiality agreement, dated as of March 31, 2022 (the “
Confidentiality Agreement
”), between Kcompany and the Company.
(c) Notwithstanding anything in this Agreement to the contrary, each party (and its Representatives) may consult any tax advisor regarding the tax treatment and tax structure of the Transactions and may disclose to any other person, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure, in each case in accordance with the Confidentiality Agreement.
SECTION 7.05.
Company Solicitation
. From and after the date of this Agreement and ending on the earlier of (a) the Effective Time and (b) the termination of this Agreement in accordance with
Section
 9.01
, the Company shall not, and shall cause its Representatives not to, (i) initiate, solicit, facilitate or encourage (including by way of furnishing non-public
information), whether publicly or otherwise, any inquiries with respect to, or the making of, any Company Acquisition Proposal, (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any Confidential Information or data to, any person relating to a Company Acquisition Proposal, (iii) enter into, engage in and maintain discussions or negotiations with respect to any Company Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any Company Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate or encourage any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities or the Company, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Company Acquisition Proposal, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Company Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to a Company Acquisition Proposal, or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives to take any such action. The Company shall, and shall instruct and cause its Representatives, to immediately cease any solicitations, discussions or negotiations with any person (other than the parties hereto and their respective Representatives) in connection with a Company Acquisition Proposal. The Company also agrees that it will promptly request each person (other than the parties hereto and their respective Representatives) that has prior to the date of this Agreement executed a confidentiality agreement in connection with its consideration of acquiring the Company to return or destroy all Confidential Information furnished to such person by or on behalf of it prior to the date of this Agreement. The Company shall promptly notify Kcompany (and in any event within twenty-four (24) hours) of the receipt of any Company Acquisition Proposal by the Company after the date of this Agreement, which notice shall identify the third party making any Company Acquisition Proposal and shall include a summary of the material terms and conditions of any material developments, discussions or negotiations in connection therewith, and any material modifications to the financial or other terms and conditions of any such Company Acquisition Proposal. Notwithstanding the foregoing, the Company may inform any person making an unsolicited proposal regarding a Company Acquisition Proposal of the terms of this
Section
 7.05
. The parties agree that any violation of the restrictions set forth in this
Section
 7.05
by any of the Company’s Representatives shall be deemed to be a breach of this
Section
 7.05
by the Company.
SECTION 7.06.
Kcompany Exclusivity
. From the date of this Agreement and ending on the earlier of (a) the Closing and (b) the termination of this Agreement in accordance with
Section
 9.01
, Kcompany shall not, and shall cause its Representatives not to, directly or indirectly, (i) enter into, knowingly solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning any sale of any material assets of such person or any of the outstanding capital stock or any conversion, consolidation, liquidation, dissolution or similar transaction involving such person other than with the Company and its Representatives (an “
Alternative Transaction
”), (ii) enter into any agreement regarding, continue or otherwise knowingly participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction;
provided
,
however
, that the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the Transactions shall not be deemed a violation of this
Section
 7.06
. Kcompany shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction. Kcompany also agrees that it will promptly request each person (other than the Company and its Representatives) that has prior to the date of this Agreement executed a confidentiality agreement in connection with its consideration of an Alternative Transaction to return or destroy all Confidential Information furnished to such person by or on behalf of it prior to the date of this Agreement (to the extent so permitted under, and in accordance with the terms of, such confidentiality agreement). If Kcompany or any of its affiliates or its or their respective Representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then Kcompany shall promptly (and in no event later than one (1) Business Day after Kcompany becomes aware of such inquiry or proposal) notify such person in writing that Kcompany is subject to an exclusivity agreement with respect to the Transaction that prohibits Kcompany or any of its affiliates or its or their respective Representatives from considering such inquiry or proposal. Without limiting the foregoing, the parties agree that any violation of the restrictions set forth in this
Section
 7.06
by Kcompany or any of its affiliates or its or their respective Representatives shall be deemed to be a breach of this
Section
 7.06
by Kcompany.

SECTION 7.07.
Employee Benefits Matters
.
(a) Prior to the Closing, the Kcompany Board shall approve and adopt an equity incentive award plan for the Surviving Corporation, in substantially the form attached as
Exhibit
 D
and with any changes or modifications thereto as the Company and Kcompany may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Kcompany, as applicable) (the “
Equity Plan
”), which will permit the issuance of shares of New Kcompany Common Stock. At the Kcompany Shareholders’ Meeting, Kcompany shall solicit approval from Kcompany’s shareholders of the Equity Plan. The number of shares of New Kcompany Common Stock reserved for issuance under the Equity Plan shall equal (i) a specified number of shares of New Kcompany Common Stock (the “
Equity Plan Initial Share Reserve
”), plus (ii) the shares added pursuant to automatic annual increases to such share reserve (the “
Equity Plan Evergreen
”), beginning with the 2023 fiscal year of Kcompany, with the number of shares added to the share reserve pursuant to each such annual increase equal to the least of (x) a specified number of shares of New Kcompany Common Stock, (y) a specified percentage of the total number of shares of all classes of Kcompany common stock outstanding on the last day of the immediately preceding fiscal year of Kcompany, and (z) a lesser number of shares of New Kcompany Common Stock determined by the Equity Plan’s administrator (in each case, subject to equitable adjustment for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to New Kcompany Common Stock). The Equity Plan Initial Share Reserve and the Equity Plan Evergreen will be determined by the Company after consultation with a nationally recognized compensation consultant engaged by the Company, subject to the consent of Kcompany (which consent shall not be unreasonably withheld, conditioned or delayed ).
(b) Prior to the Closing, the Kcompany Board shall approve and adopt an employee stock purchase plan for the Surviving Corporation, in substantially the form attached as
Exhibit E
and with any changes or modifications thereto as the Company and Kcompany may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Kcompany, as applicable) (the “
ESPP
”), which will permit the issuance of shares of New Kcompany Common Stock. At the Kcompany Shareholders’ Meeting, Kcompany shall solicit approval from Kcompany’s shareholders of the ESPP. The number of shares of New Kcompany Common Stock reserved for issuance under the ESPP shall equal (i) a specified number of shares of New Kcompany Common Stock (the “
ESPP Initial Share Reserve
”), plus (ii) the shares added pursuant to automatic annual increases to such share reserve (the “
ESPP Evergreen
”), beginning with the 2023 fiscal year of Kcompany, with the number of shares added to the share reserve pursuant to each such annual increase equal to the least of (x) a specified number of shares of New Kcompany Common Stock, (y) a specified percentage of the total number of shares of all classes of Kcompany common stock outstanding on the last day of the immediately preceding fiscal year of Kcompany, and (z) a lesser number of shares of New Kcompany Common Stock determined by the ESPP’s administrator (in each case, subject to equitable adjustment for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to New Kcompany Common Stock). The ESPP Initial Share Reserve and the ESPP Evergreen will be determined by the Company after consultation with a nationally recognized compensation consultant engaged by the Company, subject to the consent of Kcompany (which consent shall not be unreasonably withheld, conditioned or delayed ).
SECTION 7.08.
Directors
’
and Officers
’
Indemnification
.
(a) The certificate of incorporation and bylaws of each of the Surviving Corporation and Kcompany shall contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the certificate of incorporation and bylaws of the Company or Kcompany, as applicable, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company or Kcompany, as applicable, unless such modification shall be required by applicable Law.

(b) On the Closing Date, each of the Company and Kcompany shall obtain (at each such party’s sole cost and expense) a non-cancelable
run-off
directors and officers “tail” insurance policy (providing coverage that, taken as a whole, is no less favorable than under such person’s policy as in effect on the date of this Agreement), for a period of six (6) years after the Closing Date to provide insurance coverage for events, acts or omissions occurring on or prior to the Closing Date for all persons who were directors or officers of the Company or Kcompany, as applicable, on or prior to the Closing Date.
(c) On the Closing Date, Kcompany shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Kcompany with the post-Closing directors and officers of Kcompany and the Surviving Corporation, which indemnification agreements shall continue to be effective following the Closing.
SECTION 7.09.
Notification of Certain Matters
. The Company shall give prompt notice to Kcompany, and Kcompany shall give prompt notice to the Company, of any event which a party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with
Article IX
), the occurrence, or
non-occurrence
of which causes or would reasonably be expected to cause any of the conditions set forth in
Article VIII
to fail to be satisfied at the Closing. It is understood and agreed that no such notification will affect or be deemed to modify the conditions to the obligations of the parties to consummate the Merger or the remedies available to the parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided under this
Section
 7.09
.
SECTION 7.10.
Further Action; Reasonable Best Efforts
.
(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company as set forth in
Section
 4.05
necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such action.
(b) Each of the parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other parties of any communication it or any of its affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other parties to review in advance, and to the extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the terms of the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreement, the parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions. No party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.
(c) Excluding
Section
 7.14
, notwithstanding other provisions in this Agreement, in the event that, in connection with the involvement of the Company or Kcompany, or their respective affiliates, in the set of transactions contemplated under this Agreement, the Company or Kcompany reasonably concludes in good faith after consultation with counsel, and subject to consultation and good faith consideration of the views of the other party, that submission of any additional regulatory filing with a Governmental Authority (under a Foreign Investment Law or otherwise) would be either required or advisable, each of the Company and Kcompany, and their respective affiliates, shall use their reasonable best efforts to promptly submit a filing with the appropriate Governmental Authority (the “
Regulatory Filing
”). In the event of a Regulatory Filing, each of the Company, Kcompany, and their respective affiliates shall use reasonable best efforts to cooperate and coordinate with the other party in preparing and submitting the Regulatory Filing and in obtaining regulatory approval from the appropriate Governmental Authority, including, to the extent permitted by applicable Law and subject to customary confidentiality restrictions and all applicable privileges (including the attorney-client privilege) and consistent with any instruction or direction from the respective Governmental Authority, consultation on information to be presented to the Governmental Authority and sharing of draft documents prior to submission, prompt notification of any communication from the Governmental Authority or any of its member agencies, and in connection with resolving any investigation or other inquiry of the Governmental Authority or any of its member agencies. The Company, Kcompany, or their respective affiliates shall take or accept any actions, conditions, or restrictions proposed by the appropriate Governmental Authority as a condition of obtaining regulatory approval with respect to a Regulatory Filing;
provided
,
however
, that the Company shall not be required to accept any actions, conditions, or restrictions that would have a material adverse impact on the Company’s business. The Company and Kcompany shall as between themselves each bear one half of all costs for preparing any Regulatory Filing and seeking regulatory approval.
SECTION 7.11.
Public Announcements
. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Kcompany and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with
Article IX
) unless otherwise prohibited by applicable Law or the requirements of The New York Stock Exchange, each of Kcompany and the Company shall use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other party. Furthermore, nothing contained in this
Section
 7.11
shall prevent Kcompany or the Company and/or its respective affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors.
SECTION 7.12.
Tax Matters
.
(a) Kcompany and Merger Sub shall use their reasonable best efforts to cause the Domestication to qualify for the Intended Tax Treatment, and agree not to, and not to permit or cause any of their affiliates or subsidiaries to, take any action or fail to take any action which to its knowledge, whether before or after the Effective Time, could reasonably be expected to prevent or impede the Domestication from qualifying for the Intended Tax Treatment. Each of Kcompany, Merger Sub and the Company shall use their reasonable best efforts to cause the Merger to qualify for the Intended Tax Treatment, and agree not to, and not to permit or cause any of their affiliates or subsidiaries to, take any action or fail to take any action which to its knowledge, whether before or after the Effective Time, could reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment. This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Sections
1.368-2(g)
and
1.368-3(a).
Each of Kcompany, Merger Sub and the Company and their respective affiliates shall cause all Tax Returns to be filed on a basis consistent with the Intended Tax Treatment unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, including attaching the statement described in Treasury Regulations
Section 1.368-3(a)
on or with its Tax Return for the taxable year of the Domestication and the Merger, as appropriate.
(b) Each party shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing or amendment of Tax Returns and any audit or other proceeding with respect to Taxes or Tax Returns of the Surviving Corporation, Kcompany, Merger Sub and the Company (each, a “
Tax
Proceeding
”). Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Return or Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
(c) Following the Closing, the Surviving Corporation shall provide shareholders and former shareholders of Kcompany (including by posting on the website of the Surviving Corporation or Kcompany and by responding to requests by shareholders and former shareholders of Kcompany) with any information reasonably necessary and in the Surviving Corporation’s possession or reasonably available to it to compute any income of any such holder (or its direct or indirect owners) arising, if applicable, as a result of Kcompany’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code for any taxable period beginning on or prior to the Closing, including any information reasonably necessary to (i) file IRS Form 8621 (including any information necessary to make a qualified electing fund election) and IRS Form 5471 with respect to any period beginning prior to the Domestication, (ii) determine the amount that is required to be taken into income in connection with Treasury Regulations
Section 1.367(b)-3
as a result of the Domestication, and (iii) make the election contemplated by Treasury Regulations
Section 1.367(b)-3(c)(3).
(d) In the event the SEC requires a tax opinion regarding: (i) the Intended Tax Treatment as to the Domestication, Kcompany will use its reasonable best efforts to cause Hughes Hubbard & Reed LLP to deliver such tax opinion to Kcompany, or (ii) the Intended Tax Treatment as to the Merger, the Company shall use its reasonable best efforts to cause Wilson Sonsini Goodrich & Rosati, P.C. to deliver such tax opinion to the Company. Each party shall use reasonable best efforts to execute and deliver customary tax representation letters as the applicable tax advisor may reasonably request in form and substance reasonably satisfactory to such advisor.
SECTION 7.13.
Stock Exchange Listing
. Kcompany will use its reasonable best efforts to cause the New Kcompany Common Stock issued in connection with the Transactions to be approved for listing on The New York Stock Exchange at Closing. During the period from the date of this Agreement until the Closing, Kcompany shall use its reasonable best efforts to keep the Kcompany Units, Kcompany Class A Common Stock, Kcompany Class 1 Redeemable Warrants and Kcompany Class 2 Redeemable Warrants listed for trading on The New York Stock Exchange. Prior to filing any document in connection with the foregoing in this
Section
 7.13
, Kcompany shall give the Company a reasonable opportunity to review and comment on any proposed filings and consider in good faith any such reasonable comments thereto.
SECTION 7.14.
Antitrust
.
(a) To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“
Antitrust Laws
”), each party hereto agrees to promptly make any required filing or application under Antitrust Laws, as applicable. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act.
(b) Each party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other party or its affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other parties reasonably informed of any communication received by such party or its Representatives from, or given by such party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions; (iii) permit a Representative of the other parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give a Representative or Representatives of the other parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party’s Representative is prohibited from participating in or attending any meetings or conferences, the other parties shall keep such party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.
(c) No party hereto shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any required filings or applications under Antitrust Laws. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties to consummate the Transactions, to use commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.
SECTION 7.15.
PCAOB Financials
. The Company shall use reasonable best efforts to deliver true and complete copies of (a) the audited balance sheet of the Company as of December 31, 2021, and the related audited statements of income and comprehensive loss, cash flows and stockholders’ equity of the Company for such year, each audited in accordance with the auditing standards of the PCAOB, and (b) the unaudited balance sheet of the Company as of March 31, 2022, and the related unaudited statements of operations, cash flows and stockholders’ equity of the Company for the three-month period then ended ((a) and (b) collectively, the “
PCAOB Financials
”) by May 27, 2022.
SECTION 7.16.
Trust Account
. As of the Effective Time, the obligations of Kcompany to dissolve or liquidate within a specified time period as contained in Kcompany’s Certificate of Incorporation will be terminated and Kcompany shall have no obligation whatsoever to dissolve and liquidate the assets of Kcompany by reason of the consummation of the Merger or otherwise, and no shareholders of Kcompany shall be entitled to receive any amount from the Trust Account. At least forty-eight (48) hours prior to the Effective Time, Kcompany shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Effective Time to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to Kcompany (to be held as available cash on the balance sheet of Kcompany, and to be used for working capital and other general corporate purposes of the business following the Closing) and thereafter shall cause the Trust Account and the Trust Agreement to terminate.
SECTION 7.17.
Governance Matters
.
(a)
Board of Directors
. Upon the Effective Time, the Kcompany Board and the board of directors of the Surviving Corporation shall consist of (i) Donald R. Dixon, as Chairman, (ii) one member to be selected by Kcompany, and (iii) additional members to be selected by the Company. The parties will make their respective selections as far in advance of the filing of the Registration Statement as is reasonably practicable by providing written notice of such selections to the other parties;
provided
,
however
, that, following any such selection, in the event that any selected individual is unable to serve as a director of Kcompany at the Effective Time, then the Company, with respect to the individuals identified in clause (i) and (iii) of the immediately preceding sentence, and Kcompany, with respect to the individuals identified in clause (ii) of the immediately preceding sentence, shall have the right to designate another individual, as applicable, to serve as a director of Kcompany in place of the individual originally selected.

(b)
Effectuation
. Prior to the Effective Time, the parties shall take all action necessary to effectuate the provisions of this
Section
 7.17.
SECTION 7.18.
Public Filings
. From the date hereof through the Closing, Kcompany shall use reasonable best efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws. Prior to filing or furnishing such filings with the SEC, Kcompany shall give the Company a reasonable opportunity to review and comment on any proposed filings relating to the Transactions or the Company (or to the extent practicable and to the extent such proposed filings would reasonably be expected to be material to Kcompany or the Surviving Corporation after Closing) and shall consider in good faith any reasonable comments thereto.
SECTION 7.19.
Section
 16 Matters
. Prior to the Closing, the board of directors of Kcompany, or an appropriate committee of
“non-employee
directors” (as defined in Rule
16b-3
of the Exchange Act) thereof, shall adopt a resolution so that the acquisition of Kcompany Common Stock pursuant to this Agreement and the other agreements contemplated hereby, by any person owning securities of the Company who is expected to become a director or officer (as defined under Rule
16a-1(f)
under the Exchange Act) of Kcompany following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule
16b-3
thereunder.
SECTION 7.20.
Transaction Litigation
. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, Kcompany, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any Action relating to this Agreement, the Merger or the Transactions commenced by any stockholder of Kcompany or the Company, as applicable, after the date of this Agreement against such party, its subsidiaries or any of its directors or officers (such party, a “
Defending Party
”). The Defending Party shall (i) keep the other reasonably informed regarding any such litigation, and (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such litigation;
provided
,
however
, that in no event shall the Defending Party settle or compromise any litigation in a manner that would cause the condition set forth in
Section
 8.01(c)
to not be satisfied or result in material liability or
non-monetary
remedies to the Surviving Corporation without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed).
SECTION 7.21.
Registration Rights Agreement
. At the Closing, Kcompany shall deliver its duly executed signatures to the Registration Rights Agreement to each of the Sponsor and the stockholders of the Company that notify Kcompany of their desire to become a party to the Registration Rights Agreement, and Kcompany shall cause the Sponsor to deliver its duly executed signatures to the Registration Rights Agreements to such stockholders.
ARTICLE VIII.
CONDITIONS TO THE MERGER
SECTION 8.01.
Conditions to the Obligations of Each Party
. The obligations of the Company, Kcompany and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:
(a)
Written Consent
. The Written Consent shall have been delivered to Kcompany.
(b)
Kcompany Shareholders’ Approval
. The Kcompany Proposals shall have been approved and adopted by the requisite affirmative vote of the shareholders of Kcompany in accordance with the Proxy Statement, the Cayman Act, the Kcompany Organizational Documents and the rules and regulations of The New York Stock Exchange.

(c)
No Order
. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.
(d)
Antitrust Approvals and Waiting Periods
. All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated, and any pre-Closing
approvals or clearances reasonably required thereunder shall have been obtained.
(e)
Consents
. All consents, approvals and authorizations set forth on
Section
 8.01(e)
of the Company Disclosure Schedule shall have been obtained from and made with all Governmental Authorities. To the extent any Regulatory Filings are being prepared or have been submitted pursuant to
Section
 7.10
, all consents, approvals and authorizations pursuant to such filings shall have been obtained from the appropriate Governmental Authorities.
(f)
Registration Statement
. The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.
(g)
Stock Exchange Listing
. The shares of New Kcompany Common Stock to be issued in connection with the Transactions shall have been approved for listing on The New York Stock Exchange, subject only to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders.
(h)
Kcompany Governing Documents
. The Kcompany Certificate shall have been filed with the Secretary of State of the State of Delaware, and Kcompany shall have adopted the Kcompany Bylaws, appointed directors of the Kcompany Board and the Surviving Corporation (each, in accordance with
Section
 7.17
) and authorized the issuance of Kcompany Common Stock to be issued in connection with the Transactions.
SECTION 8.02.
Conditions to the Obligations of Kcompany and Merger Sub
. The obligations of Kcompany and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:
(a)
Representations and Warranties
. The representations and warranties of the Company contained in
Section
 4.01(a)
(Organization and Qualification; Subsidiaries),
Section
 4.03(a)
(Capitalization),
Section
 4.04
(Authority Relative to this Agreement) and
Section
 4.23
(Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date. All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect.
(b)
Agreements and Covenants
. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)
Officer Certificate
. The Company shall have delivered to Kcompany a certificate, dated the date of the Closing, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in
Section
 8.02(a)
and
Section
 8.02(b)
.
(d)
Material Adverse Effect
. No Company Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.
(e)
FIRPTA Tax Certificate
. On or prior to the Closing, the Company shall deliver to Kcompany a properly executed certification that shares of Company Common Stock are not “United States real property interests” under Section 897(c) of the Code, together with a notice to the IRS (which shall be filed by Kcompany with the IRS following the Closing) in accordance with the provisions of Treasury Regulations
Section 1.897-2(h)(2).
(f)
PCAOB Financials
. The Company shall have delivered to Kcompany the PCAOB Financials.
SECTION 8.03.
Conditions to the Obligations of the Company
. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:
(a)
Representations and Warranties
. The representations and warranties of Kcompany and Merger Sub contained in
Section
 5.01
(Corporation Organization),
Section
 5.03
(Capitalization),
Section
 5.04
(Authority Relative to this Agreement) and
Section
 5.12
(Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Kcompany Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date. All other representations and warranties of Kcompany and Merger Sub contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Kcompany Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Kcompany Material Adverse Effect.
(b)
Agreements and Covenants
. Kcompany and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.
(c)
Officer Certificate
. Kcompany shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President of Kcompany, certifying as to the satisfaction of the conditions specified in
Section
 8.03(a)
and
Section
 8.03(b)
.
(d)
Resignation
. Other than those persons identified as continuing directors in accordance with
Section
 7.17
, all members of the Kcompany Board shall have executed written resignations effective as of the Effective Time.
(e)
Material Adverse Effect
. No Kcompany Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.
(f)
Minimum Cash Amount
. The Kcompany Cash Amount shall be at least two hundred million dollars ($200,000,000) in the aggregate.

ARTICLE IX.
TERMINATION, AMENDMENT AND WAIVER
SECTION 9.01.
Termination
. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company or the shareholders of Kcompany, as follows:
(a) by mutual written consent of Kcompany and the Company; or
(b) by either Kcompany or the Company if the Effective Time shall not have occurred prior to the date that is six (6) months from the date of this Agreement (the “
Outside Date
”),
provided
,
however
, that if, as of the time the Outside Date would have otherwise occurred, all other conditions to Closing set forth in
Article VIII
, other than any or all of the conditions to Closing set forth in
Sections 8.01(d)
(Antitrust Approvals and Waiting Periods),
8.01(e)
(with respect to consents, approvals or authorizations by Governmental Authorities only) (Consents),
8.01(f)
(Registration Statement) and
8.01(g)
(Stock Exchange Listing) are satisfied (and other than those conditions which, by their terms, are incapable of being satisfied before the Closing), then the Outside Date will be extended without any further action by any party until 11:59 p.m. Pacific Time on the date that is nine (9) months from the date of this Agreement (the “
Extended Outside Date
”);
provided
,
however
, that this Agreement may not be terminated under this
Section
 9.01(b)
by or on behalf of any party (i) that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in
Article VIII
on or prior to the Outside Date or the Extended Outside Date, as the case may be, or (ii) against which any legal proceeding is brought by a party hereto for specific performance or injunctive or other forms of equitable relief in connection herewith (which prohibition on such party’s right to terminate this Agreement shall continue throughout the pendency of such legal proceeding); or
(c) by either Kcompany or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any permanent injunction, order, decree or ruling which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions, the Merger; or
(d) by either Kcompany or the Company if any of the Kcompany Proposals shall fail to receive the requisite vote for approval at the Kcompany Shareholders’ Meeting; or
(e) by Kcompany if the Company shall have failed to deliver the Written Consent to Kcompany within twenty-four (24) hours after the Registration Statement becomes effective;
provided
,
however
, that Kcompany’s right to terminate this Agreement pursuant to this
Section
 9.01(e)
shall expire at the time at which the Written Consent is delivered to Kcompany; or
(f) by Kcompany upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in
Sections 8.02(a)
and
8.02(b)
would not be satisfied (“
Terminating Company Breach
”);
provided
,
however
, that Kcompany has not waived such Terminating Company Breach and Kcompany and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided further that, if such Terminating Company Breach is curable by the Company, Kcompany may not terminate this Agreement under this
Section
 9.01(f)
for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by Kcompany to the Company; or
(g) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Kcompany and Merger Sub set forth in this Agreement, or if any representation or warranty of Kcompany and

Merger Sub shall have become untrue, in either case such that the conditions set forth in
Sections 8.03(a)
and
8.03(b)
would not be satisfied (“
Terminating Kcompany Breach
”);
provided
,
however
, that the Company has not waived such Terminating Kcompany Breach and the Company are not then in material breach of their representations, warranties, covenants or agreements in this Agreement;
provided
,
however
, that, if such Terminating Kcompany Breach is curable by Kcompany and Merger Sub, the Company may not terminate this Agreement under this
Section
 9.01(g)
for so long as Kcompany and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to Kcompany; or
(h) by Kcompany if the PCAOB Financials shall not have been delivered to Kcompany by the Company on or before June 15, 2022;
provided, however
, that Kcompany’s right to terminate this Agreement pursuant to this
Section
 9.01(h)
shall expire at the time at which the PCAOB Financials are delivered to Kcompany.
SECTION 9.02.
Effect of Termination
. In the event of the termination of this Agreement pursuant to
Section
 9.01
, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except as set forth in this
Section
 9.02
and
Article X
, and any corresponding definitions set forth in
Article I
, or in the case of termination subsequent to a willful material breach of this Agreement by a party hereto.
ARTICLE X.
GENERAL PROVISIONS
SECTION 10.01.
Notices
. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section
 10.01
):
if to Kcompany or Merger Sub:
Kensington Capital Acquisition Corp. IV
1400 Old Country Road, Suite 301
Westbury, NY 11590
Attention: Justin Mirro
Email:
justin@Kensington-cap.com
with a copy (which shall not constitute notice) to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004
Attention: Charles A. Samuelson
Email: chuck.samuelson@hugheshubbard.com
if to the Company:
Amprius Technologies, Inc.
1180 Page Ave
Fremont, CA 94538
Attention: Dr. Kang Sun
Email: kang@amprius.com

with a copy (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attention: Michael J. Danaher
Email: mdanaher@wsgr.com
SECTION 10.02.
Nonsurvival of Representations, Warranties and Covenants
. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this
Article X
and any corresponding definitions set forth in
Article I
.
SECTION 10.03.
Severability
. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
SECTION 10.04.
Entire Agreement; Assignment
. This Agreement and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, except as set forth in
Section
 7.04(b)
, all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other parties hereto.
SECTION 10.05.
Parties in Interest
. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section
 7.08
(which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).
SECTION 10.06.
Governing Law
. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court;
provided
,
however
, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
SECTION 10.07.
Waiver of Jury Trial
. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 10.07
.
SECTION 10.08.
Headings
. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
SECTION 10.09.
Counterparts
. This Agreement may be executed and delivered (including by facsimile, electronic signature (including DocuSign eSignature) or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
SECTION 10.10.
Specific Performance
. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.
SECTION 10.11.
Expenses
. Except as set forth in this
Section
 10.11
, the last sentence of Section 7.10(c) or elsewhere in this Agreement, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Merger or any other Transaction is consummated, except that Kcompany and the Company shall each pay one-half
of all expenses relating to (a) all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, (b) the filing fee for the Notification and Report Forms filed under the HSR Act.
SECTION 10.12.
Amendment
. This Agreement may be amended in writing by the parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 10.13.
Waiver
. Any party to this Agreement may, at any time prior to the Effective Time, (a) extend the time for the performance of any obligation or other act of the other parties hereto, (b) waive any inaccuracy in the representations and warranties of another party hereto contained herein or in any document delivered by another party pursuant hereto and (c) waive compliance with any agreement of another party hereto or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.
[Signature Page Follows.]

IN WITNESS WHEREOF, Kcompany, Merger Sub, and the Company have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

KENSINGTON CAPITAL ACQUISITION CORP. IV

By	/s/ Justin Mirro
Name: Justin Mirro
Title: Chairman and Chief Executive Officer

KENSINGTON CAPITAL MERGER SUB CORP.

By	/s/ Justin Mirro
Name: Justin Mirro
Title: President

AMPRIUS TECHNOLOGIES, INC.

By	/s/ Kang Sun
Name: Kang Sun
Title: Chief Executive Officer

EXHIBIT A
Exhibit A is omitted because the Form of Kcompany Certificate of Incorporation is included separately as Annex B to this proxy statement/prospectus.

EXHIBIT B
Exhibit B is omitted because the Form of Kcompany Bylaws is
included separately as Annex C to this proxy statement/prospectus.

EXHIBIT C
Form of
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “
Agreement
”) dated as of [•], 2022 is among Kensington Capital Acquisition Corp. IV (the “
Company
”), a Cayman Islands exempted company, which shall be domesticated as a Delaware corporation prior to the closing of the Business Combination (as defined herein), and the parties listed on
Schedule A
(each, a “
Holder
” and, collectively together with their Permitted Transferees, the “
Holders
”). Capitalized terms used but not defined herein have the meanings assigned to them in the Business Combination Agreement dated as of May 11, 2022 (the “
Business Combination Agreement
”), among the Company, Kensington Capital Merger Sub Corp., a Delaware corporation (“
Merger Sub
”), and Amprius Technologies, Inc., a Delaware corporation (“
Artemis
”).
WHEREAS, pursuant to the Business Combination Agreement, among other things, on the Closing Date, Merger Sub will merge (the “
Merger
”) with and into Artemis, with Artemis surviving the Merger as a wholly owned subsidiary of the Company;
WHEREAS, the Company and the Holder designated as an “Original Holder” on
Schedule A
(the “
Original Holder
”) are parties to the Registration Rights Agreement dated as of March 1, 2022 (the “
Prior Agreement
”);
WHEREAS, the Original Holder holds 9,857,142 of the Company’s Class B ordinary shares, par value $0.0001 per share, which at the effective time of the Domestication will convert into an equal number of shares of shares of New Kcompany Common Stock (the “
Common Stock
”);
WHEREAS, the Original Holder holds an aggregate of 16,000,000 redeemable warrants (the “
Private Placement Warrants
”) to purchase Class A ordinary shares of the Company, par value $0.0001 per share, which at the effective time of the Domestication will convert into a right to purchase an equal number of shares of Common Stock at an exercise price of $11.50 per share;
WHEREAS, the Holders designated as “New Holders” on
Schedule A
(the “
New Holders
”) will receive upon consummation of the Merger shares of Common Stock, on the Closing Date pursuant to the Business Combination Agreement; and
WHEREAS, the Company and the Holders desire to enter into this Agreement, as contemplated by the Business Combination Agreement, to terminate and replace the Prior Agreement (with respect to the Original Holder) on the Closing Date and to set forth the further rights and obligations created hereby.
NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section
 1.1. Definitions.
For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:
“
Adverse Disclosure
” shall mean any public disclosure of material
non-public
information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under

Exh. C-1

which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.
“
Agreement
” shall have the meaning given in the Preamble.
“
Board
” shall mean the Board of Directors of the Company.
“
Business Combination
” shall mean any merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses, involving the Company.
“
Business Day
” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
“
Change in Control
” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the board of directors of the Company or to direct the operations of the Company.
“
Commission
” means the Securities and Exchange Commission.
“
Common Stock
” shall have the meaning given in the Recitals.
“
Company
” shall have the meaning given in the Preamble.
“
Demand Registration
” shall have the meaning given in
subsection 2.1.1
.
“
Demand Requesting Holder
” shall have the meaning given in
subsection
 2.1.1
.
“
Demanding Holders
” shall have the meaning given in
subsection 2.1.1
.
“
Effectiveness Deadline
” shall have the meaning given in
subsection 2.3.1
.
“
Exchange Act
” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.
“
Form
 S-1
” means a Registration Statement on
Form S-1
or any comparable successor form or forms thereto.
“
Form
 S-3
” means a Registration Statement on
Form S-3
or any comparable successor form or forms thereto.
“
Holders
” shall have the meaning given in the Preamble.
“
Maximum Number of Securities
” shall have the meaning given in
subsection
 2.1.4
.
“
Misstatement
” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement (or Prospectus in the light of the circumstances under which they were made) not misleading.

Exh. C-2

“
New Holders
” shall have the meaning given in the Recitals.
“
New Registration Statement
” shall have the meaning given in
subsection 2.3.4
.
“Original Holder
” shall have the meaning given in the Recitals.
“
Piggyback Registration
” shall have the meaning given in
subsection 2.3.1
.
“
Prior Agreement
” shall have the meaning given in the Recitals.
“
Private Placement Warrants
” shall have the meaning given in the Recitals.
“
Pro Rata
” shall have the meaning given in
subsection 2.1.4
.
“
Prospectus
” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
“
Registrable Security
”, “
Registrable Securities”
shall mean (a) the Private Placement Warrants (including any shares of Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (b) any outstanding share of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the Closing Date (including the shares of Common Stock issued pursuant to the Business Combination Agreement), and (c) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization;
provided
,
however
, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company to the transferee, and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities, together with all other Registrable Securities held by any Holder, represent less than 5% of the total outstanding Common Stock of the Company; or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.
“
Registration
” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
“
Registration Expenses
” shall mean the
out-of-pocket
expenses of a Registration or Underwritten Offering, including, without limitation, the following:
(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;
(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);
(C) printing, messenger, telephone and delivery expenses;
(D) reasonable fees and disbursements of counsel for the Company;

Exh. C-3

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration or Underwritten Offering; and
(F) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest
of the Demanding Holders or the
majority-in
interest of the Takedown Requesting Holders, as applicable.
“
Registration Statement
” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
“
Requesting Holder
” shall have the meaning given in
subsection 2.3.5
.
“Resale Shelf Registration Statement”
shall have the meaning given in
subsection 2.3.1
.
“
Rule 144
” shall have the meaning given in
Section
 3.5
.
“
Securities Act
” shall mean the Securities Act of 1933, as amended from time to time.
“
Selling Holders
” means any Holder electing to sell any of its Registrable Securities in a Registration.
“
SEC Guidance
” shall have the meaning given in
subsection 2.3.4
.
“
Takedown Requesting Holder
” shall have the meaning given in
subsection 2.3.5
.
“
Transfer
” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person.
“
Underwriter
” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.
“
Underwritten Registration
” or “
Underwritten Offering
” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public, including for the avoidance of doubt an Underwritten Shelf Takedown.
“
Underwritten Shelf Takedown
” shall have the meaning given in
subsection 2.3.5
.
ARTICLE II
REGISTRATION
Section 2.1. Demand Registration.
2.1.1
Request for Registration
. Subject to the provisions of
subsection
 2.1.4
and
Section
 2.4
hereof, at any time and from time to time following the Effective Time, any Holder or Holders that have Registrable Securities with a value of at least $50,000,000 based on the average closing price of applicable class of Registrable Securities in the preceding thirty (30) trading days prior to the date of such determination (such Holders, the “
Demanding Holders
”), may make a written demand for Registration of all or part of their Registrable Securities on
Form S-3
(or, if
Form S-3
is not available to be used by the Company at such time, on
Form S-1
or another appropriate form permitting Registration of such Registrable Securities for resale by such

Exh. C-4

Demanding Holders), which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “
Demand
Registration
”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “
Demand Requesting Holder
”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Demand Requesting Holder(s) to the Company, such Demand Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than sixty (60) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Demand Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of (i) three (3) Registrations pursuant to a Demand Registration under this subsection 2.1.1
initiated by New Holders, or (ii) one (1) Registration pursuant to a Demand Registration under this subsection 2.1.1
initiated by the Original Holder. Notwithstanding the foregoing, the Company shall not be obligated to file a Demand Registration prior to the Filing Deadline.
2.1.2
Effective Registration
. Notwithstanding the provisions of
subsection
 2.1.1
above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto;
provided
,
further
,
however
, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective for purposes of counting Registrations under subsection
 2.1.1
above unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest
of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election;
provided
,
further
,
however
, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or has been terminated.
2.1.3
Underwritten Offering
. Subject to the provisions of
subsection
 2.1.4
and
Section
 2.4
hereof, if a
majority-in-interest
of the Demanding Holders advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of each Demanding Holder or Demand Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection
 2.1.3
shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company, which Underwriter(s) shall be reasonably acceptable to a majority-in-interest
of the Demanding Holders initiating the Demand Registration.
2.1.4
Reduction of Underwritten Offering
. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Demand Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Demand Requesting Holders (if any) desire to sell,

Exh. C-5

taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “
Maximum Number of Securities
”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Demand Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Demand Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Demand Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “
Pro Rata
”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.
2.1.5
Demand Registration Withdrawal
. A
majority-in-interest
of the New Holders or the Original Holder, as the case may be, in the case of a Registration under subsection 2.1.1
initiated by the New Holders or the Original Holder, as the case may be, or a majority-in-interest
of the Demand Requesting Holders (if any) shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Subject to
Section
 2.1.2
, if a
majority-in-interest
of the Demanding Holders initiating a Demand Registration or a majority-in-interest
of the Demand Requesting Holders (if any) withdraws from a proposed offering pursuant to this
Section
 2.1.5
, then such registration shall not count as a Demand Registration provided for in
Section
 2.1
. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.5
.
Section 2.2. Piggyback Registration.
2.2.1
Piggyback Rights
. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than five (5) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of no less than $15 million of Registrable Securities as such Holders may request in writing within three (3) days after receipt of such written notice (such Registration a “
Piggyback Registration
”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter(s) of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection
 2.2.1
to be included in a Piggyback Registration

Exh. C-6

on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection
 2.2.1
shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.
2.2.2
Reduction of Piggyback Registration
. If the managing Underwriter(s) in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to
Section
 2.2
hereof, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(i)
If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection
 2.2.1
hereof, pro rata, based on the respective number of Registrable Securities that each Holder has so requested, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

(ii)
If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection
 2.2.1
, pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3
Piggyback Registration Withdrawal
. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to (a) in the case of a Registration Statement not involving an Underwritten Offering, the effectiveness of the applicable Registration Statement or (b) in the case of a Registration Statement

Exh. C-7

involving an Underwritten Offering, prior to the pricing of such underwritten offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection
 2.2.3
.
2.2.4
Unlimited Piggyback Registration Rights
. For purposes of clarity, any Registration effected pursuant to
Section
 2.2
hereof shall not be counted as a Registration pursuant to a Demand Registration effected under
Section
 2.1
hereof, and there shall be no limit on the number of Piggyback Registrations.
2.2.5
Right to Terminate Registration
. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section
 2.2
prior to the effectiveness of such registration whether or not any Holder of Registrable Securities has elected to include securities in such registration.
Section 2.3. Resale Shelf Registration Rights
2.3.1
Registration Statement Covering Resale of Registrable Securities
. The Company shall prepare and file or cause to be prepared and filed with the Commission, no later than forty-five (45) days following the Closing Date (the “
Filing Deadline
”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by Holders of all of the Registrable Securities held by the Holders (the “
Resale Shelf Registration Statement
”). The Resale Shelf Registration Statement shall be on
Form S-3
(or, if
Form S-3
is not available to be used by the Company at such time, on
Form S-1
or another appropriate form permitting Registration of such Registrable Securities for resale). If the Resale Shelf Registration Statement is initially filed on
Form S-1
and thereafter the Company becomes eligible to use
Form S-3
for secondary sales, the Company shall, as promptly as practicable, cause such Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is on
Form S-3.
The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than sixty (60) days following the Filing Deadline (the “
Effectiveness Deadline
”);
provided
,
however
, that the Effectiveness Deadline shall be extended to one hundred twenty (120) days after the Filing Deadline if the Registration Statement is reviewed by, and receives comments from, the Commission;
provided
,
however
, that the Company’s obligations to include the Registrable Securities held by a Holder in the Resale Shelf Registration Statement are contingent upon such Holder furnishing in writing to the Company such information regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. Once effective, the Company shall use reasonable best efforts to keep the Resale Shelf Registration Statement and Prospectus included therein continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until the earliest of (i) the date on which all Registrable Securities have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement and (ii) the date on which all Registrable Securities have ceased to be Registrable Securities. The Registration Statement filed with the Commission pursuant to this subsection 2.3.1
shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders.
2.3.2
Notification and Distribution of Materials
. The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within one (1) Business Day after the Resale Shelf Registration Statement becomes effective, and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments,

Exh. C-8

supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.
2.3.3
Amendments and Supplements
. Subject to the provisions of
Section
 2.3.1
above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities. If any Resale Shelf Registration Statement filed pursuant to
Section
 2.3.1
is filed on
Form S-3
and thereafter the Company becomes ineligible to use
Form S-3
for secondary sales, the Company shall promptly notify the Holders of such ineligibility and use its best efforts to file a shelf registration on an appropriate form as promptly as practicable to replace the shelf registration statement on
Form S-3
and have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities;
provided
,
however
, that at any time the Company once again becomes eligible to use
Form S-3,
the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on
Form S-3.
2.3.4
SEC Cutback
. Notwithstanding the registration obligations set forth in this
Section
 2.3
, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “
New Registration Statement
”) on
Form S-3,
or if
Form S-3
is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering;
provided
,
however
, that prior to filing such amendment or New Registration Statement, the Company shall use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “
SEC Guidance
”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to further limit its Registrable Securities to be included on the Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on
Form S-3
or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.
2.3.5
Underwritten Shelf Takedown
. At any time and from time to time after a Resale Shelf Registration Statement has been declared effective by the Commission, the Holders may request to sell all or any portion of the Registrable Securities in an underwritten offering that is registered pursuant to the Resale Shelf

Exh. C-9

Registration Statement (each, an “
Underwritten Shelf Takedown
”);
provided
,
however
, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $10,000,000. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company at least ten (10) days prior to the public announcement of such Underwritten Shelf Takedown, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Company shall include in any Underwritten Shelf Takedown the securities requested to be included by any Holder (each a “
Takedown Requesting Holder
”) at least 48 hours prior to the public announcement of such Underwritten Shelf Takedown pursuant to written contractual piggyback registration rights of such Holder (including those set forth herein). All such Holders proposing to distribute their Registrable Securities through an Underwritten Shelf Takedown under this subsection
 2.3.5
shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest
of the Takedown Requesting Holders initiating the Underwritten Shelf Takedown.
2.3.6
Reduction of Underwritten Shelf Takedown
. If the managing Underwriter(s) in an Underwritten Shelf Takedown, in good faith, advise the Company and the Takedown Requesting Holders in writing that the dollar amount or number of Registrable Securities that the Takedown Requesting Holders desire to sell, taken together with all other shares of the Common Stock or other equity securities that the Company desires to sell, exceeds the Maximum Number of Securities, then the Company shall include in such Underwritten Shelf Takedown, as follows: (i) first, the Registrable Securities of the Takedown Requesting Holders, on a Pro Rata basis, that can be sold without exceeding the Maximum Number of Securities; and (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.
2.3.7 Registrations effected pursuant to this
Section
 2.3
shall not be counted as Demand Registrations effected pursuant to
Section
 2.1
. Under no circumstances shall the Company be obligated to effect more than an aggregate of three (3) Underwritten Shelf Takedowns in any
12-month
period.
Section
 2.4.
Restrictions on Registration Rights.
Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to (but may, at its sole option) file a Registration Statement pursuant to a Demand Registration request made under Section 2.1 during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1
and that the Company continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective.
ARTICLE III
COMPANY PROCEDURES
Section
 3.1. General Procedures
. If at any time on or after the Effective Time the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:
3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

Exh. C-10

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;
3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;
3.1.4 prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions;
provided
,
however
, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;
3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;
3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
3.1.8 advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed;
3.1.9 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, furnish a copy thereof to each Holder of Registrable Securities covered by such Registration Statement or Prospectus or its counsel;
3.1.10 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the

Exh. C-11

Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in
Section
 3.4
hereof;
3.1.11 permit a representative of the Holders, the Underwriter(s), if any, and any attorney or accountant retained by such Holders or Underwriter(s) to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter(s), attorney or accountant in connection with the Registration;
provided
,
however
, that such representatives or Underwriter(s) enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;
3.1.12 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest
of the participating Holders and such managing Underwriter;
3.1.13 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter(s) may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;
3.1.14 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering;
3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of
Section
 11(a)
 of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);
3.1.16 if a Registration, including an Underwritten Offering, involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in any Underwritten Offering; and
3.1.17 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.
Section
 3.2.
Registration Expenses
. Including as set forth in
Section
 2.1.5
, all Registration Expenses shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “
Registration Expenses
,” all reasonable fees and expenses of any legal counsel representing the Holders.
Section
 3.3. Requirements for Participation in Underwritten Offerings
. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up
agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Exh. C-12

Section
 3.4.
Suspension of Sales; Adverse Disclosure
. The Company shall promptly notify each of the Holders in writing if a Registration Statement or Prospectus contains a Misstatement and, upon receipt of such written notice from the Company, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement, provided that the Company hereby covenants promptly to prepare and file any required supplement or amendment correcting any Misstatement promptly after the time of such notice and, if necessary, to request the prompt effectiveness thereof. If the filing, initial effectiveness or continued use of a Registration Statement or Prospectus included in any Registration Statement at any time (a) would require the Company to make an Adverse Disclosure, (b) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the Board (which judgment shall be documented in writing and provided to the Holders in the form of a written certificate signed by the Chairman of the Board) would be materially detrimental to the Company, the Company shall have the right to defer the filing, initial effectiveness or continued use of any Registration Statement pursuant to (a), (b) or (c) of this sentence for a period of not more than thirty (30) days, but the Company shall not defer any such filing, initial effectiveness or use of a Registration Statement pursuant to this
Section
 3.4
more than twice or for more than a total of ninety (90) days (in each case counting deferrals initiated pursuant to (a), (b) and (c) in the aggregate) in any
12-month
period.
Section
 3.5.
Reporting Obligations
. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to
Sections
 13(a)
 or
15(d)
 of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings upon request. The Company further covenants that it shall use commercially reasonable efforts to comply, and to direct its outside counsel and transfer agent to comply, with any reasonable request from any Holder to facilitate sales of Registrable Securities by such Holder under Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (“
Rule 144
”); provided, that, such Holder has provided the Company (or such counsel or transfer agent) all reasonably requested certificates and/or letters of representation. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether the Company has complied with the current public information requirements set forth under Rule 144.
Section
 3.6. Limitations on Registration Rights
. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.
ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION
Section 4.1. Indemnification
4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein.
4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the

Exh. C-13

Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein;
provided
,
however
, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the aggregate liability of each such Holder of Registrable Securities under this
Section
 4.1
, including this
subsection 4.1.2
, shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.
4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (
provided
,
however
, that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution (pursuant to subsection 4.1.5
) to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.
4.1.5 If the indemnification provided under
Section
 4.1
hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action;
provided
,
however
, that the aggregate liability of any Holder under this
Section
 4.1
, including this
subsection 4.1.5
, shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or

Exh. C-14

payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1
,
4.1.2
and
4.1.3
above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5
were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection
 4.1.5
. No person guilty of fraudulent misrepresentation (within the meaning of
Section
 11(f)
 of the Securities Act) shall be entitled to contribution pursuant to this subsection
 4.1.5
from any person who was not guilty of such fraudulent misrepresentation.
ARTICLE V
TERMINATION
Section
 5.1. Termination
. This Agreement shall terminate, with respect to a Holder , on the date such Holder ceases to hold any Registrable Securities.
Section
 5.2. Effect of Business Combination Termination
. Upon this Agreement coming into effect, the Prior Agreement shall terminate and be null and void pursuant to Section 5.13 of the Prior Agreement, and the parties thereto shall take all necessary actions and cooperate with the Company to ensure that the Prior Agreement is terminated without any further liability.
ARTICLE VII
GENERAL PROVISIONS
Section
 6.1.
Notices
. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by
e-mail
or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or
e-mail
addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this
Section
 6.1
):
If to the Company, to it at:
Amprius Technologies, Inc.
1180 Page Ave
Fremont, CA 94538
Attention: Dr. Kang Sun
with a copy (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attention: Michael J. Danaher, Mark B. Baudler
Email: mdanaher@wsgr.com; mbaudler@wsgr.com
If to a Holder, to the address or email address set forth for Holder on the signature page hereof.
Section
 6.2. Severability
. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Exh. C-15

Section
 6.3. Entire Agreement; Assignment
. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Holder without the prior express written consent of the Company;
provided
,
however
, that, (a) a Holder may, without consent, assign such Holder’s rights under this Agreement to any transferee of a Registrable Security permitted under Section 6.8 of the Company’s bylaws as in effect on the date of this Agreement (or any equivalent provision subsequently adopted by the Company) and (b) a New Holder may assign its rights and obligations under this Agreement to its stockholders in connection with a liquidation, dissolution, merger, stock dividend or other transfer of securities of the Company to such New Holder’s stockholders (such allowed or permitted transferees under clauses (a) and (b) of this sentence, “
Permitted Transferees
”).
Section
 6.4. Parties in Interest
. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and its respective permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 6.5. Governing Law
. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court;
provided
,
however
, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section
6.6.
Waiver of Jury Trial
. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION
 6.6.
.
Section
 6.7. Headings; Interpretation
. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties and no

Exh. C-16

presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Unless the context of this Agreement clearly requires otherwise, use of the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a law shall include any rules and regulations promulgated thereunder, and shall mean such law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof.
Section
 6.8. Counterparts
. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
Section
 6.9. Specific Performance
. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.
Section
 6.10. Expenses
. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.
Section
 6.11. Amendment
. This Agreement may not be amended except by an instrument in writing signed by (i) the Company, (ii) the Original Holder (provided the Original Holder or its Permitted Transferee(s) holds Registrable Securities at the time of such amendment), and (iii) the New Holders holding at least a majority in interest of the then-outstanding number of Registrable Securities held by all New Holders (provided the New Holders or their Permitted Transferees hold Registrable Securities at the time of such amendment).
Section
 6.12. Waiver
. At any time, (i) the Company may (a) extend the time for the performance of any obligation or other act of any Holder, (b) waive any inaccuracy in the representations and warranties of any Holder contained herein or in any document delivered by such Holder pursuant hereto and (c) waive compliance with any agreement of such Holder or any condition to its own obligations contained herein. At any time, (i) the Holders may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to their own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.
Section
 6.13. Further Assurances
. At the request of the Company, in the case of any Holder, or at the request of any Holder, in the case of the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.
Section
 6.14. No Strict Construction
. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.
(Next Page is Signature Page)

Exh. C-17

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:

KENSINGTON CAPITAL ACQUISITION CORP. IV

By:
Name:
Title:

ORIGINAL HOLDER:
KENSINGTON CAPITAL SPONSOR IV LLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Name:

By:
Name:
Title:

Address for Notice:

Telephone No.:

Facsimile No.:

Email Address:

Schedule A
Original Holder
Kensington Capital Sponsor IV LLC
New Holders

Name of Holder	Number of Shares
Amprius, Inc.

EXHIBIT D
Exhibit D is omitted because the Form of Kcompany Equity Plan is included separately as Annex D to this proxy statement/prospectus.

EXHIBIT E
Exhibit E is omitted because the Form of Kcompany ESPP is
included separately as Annex E to this proxy statement/prospectus.

EXHIBIT F
Form of Tax Sharing Agreement
[attached]

Execution Version
TAX SHARING AGREEMENT
This Tax Sharing Agreement, dated as of May 11, 2022 (this “
Agreement
”), is between Amprius Technologies, Inc., a Delaware corporation (the “
Company
”), and Amprius, Inc., a Delaware corporation (“
Parent
”, together with the Company, the “
Members
”). Capitalized terms used but not defined elsewhere herein have the meanings assigned to them in the Business Combination Agreement, dated as of the date of this Agreement (the “
BCA
”), among Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company incorporated with limited liability (which shall transfer by way of continuation to and domesticate as a Delaware corporation, “
Kcompany
”), Kensington Capital Merger Sub Corp., a Delaware corporation (“
Merger Sub
”), and the Company.
WHEREAS, as of the date of this Agreement, the Members comprise the members of the consolidated U.S. federal income tax group of which the Parent is the parent and the Company is a member (the “
Consolidated Group
”) which join annually in the filing of a consolidated U.S. federal income Tax Return;
WHEREAS, as of the date of this Agreement, the Members comprise the members of the combined California income tax group (the “
California Group
”) of which the Parent is the parent which join annually in the filing of a combined California income Tax Return;
WHEREAS, upon the terms and subject to the conditions of the BCA, Kcompany and the Company will enter into a business combination transaction pursuant to which, among other things, Merger Sub will merge with and into the Company (the “
Merger
”), with the Company surviving the Merger as a wholly owned subsidiary of Kcompany; and
WHEREAS, after the Effective Date, the Company will no longer be included in the Consolidated Group or the California Group, and it is now the intention of the Members to enter into an agreement for the allocation of certain U.S. federal and state income Tax liabilities, and certain related matters.
NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.1
Definitions
. For purposes of
this Agreement:
“
Consolidated Return
” means any consolidated U.S. federal income Tax Return of the Consolidated Group.
“
Consolidated Return Year
” means any taxable period during which the Consolidated Group actually files or is required to file a Consolidated Return, including the taxable year that includes the Effective Date.
“
Consolidated Tax Liability
” means the consolidated U.S. federal income Tax liability of the Consolidated Group for a Consolidated Return Year.
“
State Combined Return
” means any consolidated, combined or unitary Tax Return with respect to State Combined Taxes (including California combined Tax Returns) for a group that includes both Members.
“
State Combined Return Year
” means any taxable period (or portion thereof) during which the Members actually file or are required to file a State Combined Return, including the taxable year that includes the Effective Date.

Exh. F-1

“
State Combined Taxes
” means any income, franchise or similar Taxes payable by a Member to any state, municipal or other local Taxing Authority.
“
State Combined Tax Liability
” means the consolidated, combined or unitary State Combined Tax liability of the Members for a State Combined Return Year for a group that includes both Members.
“
Tax
” or “
Taxes
” means all taxes (including interest and penalties thereon).
“
Tax Returns
” means all returns, reports and information statements (including all exhibits and schedules thereto and including amendments) required to be filed with a taxing authority with respect to any Taxes.
ARTICLE II.
PREPARATION AND FILING OF TAX RETURNS
Section 2.1
Returns
. The Parent shall prepare and file, or cause to be prepared and filed, the Consolidated Returns for all Consolidated Return Years and all State Combined Returns for all State Combined Return Years. The Company, at the direction of the Parent, shall execute and file such consents, elections and other documents that may be required or appropriate for the proper filing of such returns and maintain such books and records and provide such information as Parent may request in connection with the matters contemplated by this Agreement.
Section 2.2
Member Tax Information
With respect to all Consolidated Returns and State Combined Returns, Parent shall have the right in its sole discretion to (i) adopt, make or change any Tax elections and accounting methods and (ii) amend such Tax Returns. The Company shall submit the tax information reasonably requested by the Parent in the manner and by the date reasonably requested, in order to enable the Parent to file any Consolidated Returns or State Combined Returns.
Section 2.3
Tax Allocations
. For the purpose of allocating Taxes attributable to the operations of the Company pursuant to this Agreement for a taxable period that does not end on the Effective Time, the amount of such Taxes that have accrued up to the date immediately prior to and including the Effective Time shall be based on a closing of the books, except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service on or after the Effective Time, shall be allocated on a per diem basis.
ARTICLE III.
RESPONSIBILITY FOR TAX; AUDITS
Section 3.1
Responsibility
. The Parent will be solely responsible for, and will indemnify and hold the Company harmless with respect to, the payment of (a) the Consolidated Tax Liability for each Consolidated Return Year and (b) the State Combined Tax Liability for each State Combined Tax Year, as determined with respect to Taxes attributable to the operations of the Company under
Section
 2.3
hereof.
Section 3.2
Income Tax Audits
.
(a) The Members acknowledge and agree that the Parent is, and shall continue to be, authorized to undertake any and all actions that are within the scope of Parent’s authority under the Code or the applicable Treasury Regulations, as the common parent of the Consolidated Group in connection with the filing of any Consolidated Returns and any U.S. federal income tax audit, examination or other tax proceeding involving Taxes filed on a group basis. The Members acknowledge that the Parent is, and shall continue to be, authorized to undertake any and all actions that are within the scope of the Parent’s authority under applicable law in connection with the filing of any State Combined Returns and any audit, examination or other tax proceeding involving State Combined Taxes. Parent shall have the authority to control, settle and resolve any dispute relating to any Consolidated Returns and State Combined Returns with the IRS or any other taxing authority.

Exh. F-2

(b) Parent is authorized to retain accountants and attorneys for the purpose of preparing any Tax Returns required to be prepared by Parent as provided for herein. The Company shall promptly forward to Parent any notice relating to any Tax Return to be so prepared by Parent or any Tax for which the Parent might be responsible (and at least within ten (10) days of Company, becoming aware of such notice) and provide the Parent with such records, documents and information as the other party shall request in connection with the preparation of such returns or in connection with any dispute with the Internal Revenue Service (“
IRS
”) or any other taxing authority. Each of Parent and the Company shall retain all Tax Returns, schedules, work papers and other Tax records relating to matters or periods covered by this Agreement until the expiration of the statute of limitations applicable to such underlying Taxes. Notwithstanding the foregoing, the delay or failure of any party to give notice to the other party as provided in this
Section
 3.2(b)
shall not relieve the other party of its obligations, if any, under this Agreement, except to the extent that such other party is actually and substantially prejudiced by such delay or failure to give notice.
ARTICLE IV.
GENERAL PROVISIONS
Section 4.1
Notices
. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section
 4.1
):
if to the Company:
Amprius Technologies, Inc.
1180 Page Ave
Fremont, CA 94538
Attention: Dr. Kang Sun
Email: kang@amprius.com
with a copy (which shall not constitute notice) to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004
Attention: Charles A. Samuelson
Email: chuck.samuelson@hugheshubbard.com
if to the Parent:
Amprius, Inc.
1180 Page Ave
Fremont, CA 94538
Attention: Dr. Kang Sun
Email: kang@amprius.com
with a copy (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attention: Michael J. Danaher
Email: mdanaher@wsgr.com

Exh. F-3

Section 4.2
Severability
. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.
Section 4.3
Parties in Interest
. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 4.4
Governing Law
. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court;
provided
,
however
, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section 4.5
Waiver of Jury Trial
. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 4.5
.
Section 4.6
Headings
. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 4.7
Counterparts
. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
Section 4.8
Specific Performance
. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the

Exh. F-4

performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.
Section 4.9
Expenses
. Except as set forth elsewhere in this Agreement, all expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.
Section 4.10
Amendment
. This Agreement may be amended in writing by the parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
Section 4.11
Waiver
. Any party to this Agreement may, at any time prior to the Effective Time, (a) extend the time for the performance of any obligation or other act of the other parties hereto, (b) waive any inaccuracy in the representations and warranties of another party hereto contained herein or in any document delivered by another party pursuant hereto and (c) waive compliance with any agreement of another party hereto or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.
Section 4.12
Termination
. In the event of the termination of the BCA, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto.
[Signature Page Follows]

Exh. F-5

IN WITNESS WHEREOF, the Company and the Parent have caused this Tax Sharing Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AMPRIUS TECHNOLOGIES, INC.

By:
Name: Kang Sun
Title: Chief Executive Officer

AMPRIUS, INC.

By:
Name: Kang Sun
Title: Chief Executive Officer

SIGNATURE PAGE TO TAX SHARING AGREEMENT

SCHEDULE A
Key Company Stockholders
Amprius, Inc.

SCHEDULE B
Company Knowledge Parties

•	Dr. Kang Sun, Chief Executive Officer

•	Jon Bornstein, Chief Operating Officer

•	Sandra Wallach, Chief Financial Officer

•	Dr. Ionel Stefan, Chief Technical Officer

Annex B
CERTIFICATE OF INCORPORATION OF
AMPRIUS TECHNOLOGIES, INC.
a Delaware corporation
ARTICLE I
The name of the corporation is Amprius Technologies, Inc. (the “
Company
”).
ARTICLE II
The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
Section
 1.
This Company is authorized to issue two classes of stock, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of stock that the Company shall have authority to issue is 1,000,000,000 shares, of which 950,000,000 shares are Common Stock, $0.0001 par value per share, and 50,000,000 shares are Preferred Stock, $0.0001 par value per share.
Section
 2.
The Company is incorporated in connection with the domestication of Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company (“
KCAC IV
”) to a Delaware corporation, and this Certificate of Incorporation is filed simultaneously with a Certificate of Corporate Domestication of KCAC IV (the “
Certificate of Domestication
”). Upon the simultaneous filing of the Certificate of Domestication and this Certificate of Incorporation (the “
Effective Time
”), which shall occur prior to the closing of the transactions contemplated by that certain Business Combination Agreement, entered into as of May 11, 2022, by and among, KCAC IV, Kensington Capital Merger Sub Corp., a Delaware corporation and Artemis Technologies, Inc. a Delaware corporation, each Class A ordinary share, par value $0.0001 per share, and each Class B ordinary share, par value $0.0001 per share, of KCAC IV issued and outstanding immediately prior to the Effective Time, shall automatically be converted, on a one-for-one
basis, into one fully paid and
non-assessable
share of Common Stock of the Company, without any further action required on the part of KCAC IV, the Company or any holder of ordinary shares of KCAC IV or capital stock of the Company.
Section
 3.
Each share of Common Stock outstanding as of the applicable record date shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of stockholders.
Section
 4.
The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any series of Preferred Stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. Except as may be otherwise specified by the terms of any series of Preferred Stock, if the number of shares of any series of Preferred Stock is so decreased, then the Company shall take all such steps as are necessary to cause the shares constituting such decrease to resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
Section
 5.
Except as otherwise required by law or provided in this Certificate of Incorporation, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).
Section
 6.
The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote of any holders of one or more series of Preferred Stock is required pursuant to the terms of any certificate of designation relating to any series of Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL.
ARTICLE V
Section
 1.
Subject to the rights of holders of Preferred Stock, the number of directors that constitutes the entire Board of Directors of the Company shall be fixed only by resolution of the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For the purposes of this Certificate of Incorporation, the term “
Whole Board
” shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships. At each annual meeting of stockholders, directors of the Company shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal; except that if any such meeting shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.
Section
 2.
From and after the effectiveness of this Certificate of Incorporation, the directors of the Company (other than any who may be elected by holders of Preferred Stock under specified circumstances) shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. Directors already in office shall be assigned to each class at the time such classification becomes effective in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned hereafter among the classes as to make all classes as nearly equal in number as is practicable, provided that
no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
ARTICLE VI
Section
 1.
From and after the effectiveness of this Certificate of Incorporation, only for so long as the Board of Directors is classified and subject to the rights of holders of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors.
Section
 2.
Except as otherwise provided for or fixed by or pursuant to the provisions of
ARTICLE IV
hereof in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances or except as otherwise provided by resolution of a majority of the Whole Board, newly created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws of the Company, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen until his or her successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
ARTICLE VII
Section
 1.
The Company is to have perpetual existence.
Section
 2.
The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Company, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company.
Section
 3.
In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Company. The affirmative vote of at least a majority of the Whole Board shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Company’s Bylaws. The Company’s Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Company.
Notwithstanding the above or any other provision of this Certificate of Incorporation, the Bylaws of the Company may not be amended, altered or repealed by the stockholders of the Company except in accordance with the provisions of the Bylaws relating to amendments to the Bylaws. No Bylaw hereafter legally adopted, amended, altered or repealed shall invalidate any prior act of the directors or officers of the Company that would have been valid if such Bylaw had not been adopted, amended, altered or repealed.
Section
 4.
The election of directors need not be by written ballot unless the Bylaws of the Company shall so provide.
Section
 5.
No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VIII
Section
 1.
Subject to the rights of holders of Preferred Stock, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.
Section
 2.
Subject to the terms of any series of Preferred Stock, special meetings of stockholders of the Company may be called only by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.
Section
 3.
Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner and to the extent provided in the Bylaws of the Company.
ARTICLE IX
Section
 1.
To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director or officer of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Section
 2.
Subject to any provisions in the Bylaws of the Company related to indemnification of directors of the Company, the Company shall indemnify, to the fullest extent permitted by applicable law, any director of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “
Proceeding
”) by reason of the fact that he or she is or was a director of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.
Section
 3.
The Company shall have the power to indemnify, to the extent permitted by applicable law, any officer, employee or agent of the Company who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.
Section
 4.
Neither any amendment, elimination nor repeal of any Section of this
ARTICLE IX
, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Company inconsistent with this
ARTICLE IX
, shall eliminate or reduce the effect of this
ARTICLE IX
in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this
ARTICLE IX
, would accrue or arise, prior to such amendment, elimination, repeal or adoption of an inconsistent provision.

ARTICLE X
Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision of applicable law) outside of the State of Delaware at such place or places or in such manner or manners as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.
ARTICLE XI
The name and mailing address of the incorporator are as follows:
Alexander H. Rahn
One Battery Park Plaza, 13th Floor
New York, NY 10004
ARTICLE XII
The Company reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation;
provided
,
however
, that notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote, the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board and the affirmative vote of 66 2/3% of the voting power of the then outstanding voting securities of the Company, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of
Section
 4
of
ARTICLE IV
,
Section
 2
of
ARTICLE V
,
Section
 1
of
ARTICLE VI
,
Section
 2
of
ARTICLE VI
,
Section
 5
of
ARTICLE VII
,
Section
 1
of
ARTICLE VIII
,
Section
 2
of
ARTICLE VIII
,
Section
 3
of
ARTICLE VIII
, or this
ARTICLE XII
of this Certificate of Incorporation.
This certificate of incorporation shall be effective at

:

Eastern Time on             .
*         *         *

I, the undersigned, as the incorporator of the Company, have signed this Certificate of Incorporation on             .

Alexander H. Rahn, Incorporator

Annex C
BYLAWS OF
AMPRIUS TECHNOLOGIES, INC.
(effective as of

, 2022)

(Continued)

BYLAWS OF AMPRIUS TECHNOLOGIES, INC.
ARTICLE I—CORPORATE OFFICES
1.1 REGISTERED OFFICE
The registered office of Amprius Technologies, Inc. (the “
Company
”) shall be fixed in the Company’s certificate of incorporation, as the same may be amended from time to time.
1.2 OTHER OFFICES
The Company may at any time establish other offices.
ARTICLE II—MEETINGS OF STOCKHOLDERS
2.1 PLACE OF MEETINGS
Meetings of stockholders shall be held at a place, if any, within or outside the State of Delaware, determined by the board of directors of the Company (the “
Board of Directors
”). The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law or any successor legislation (the “
DGCL
”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Company’s principal executive office.
2.2 ANNUAL MEETING
The annual meeting of stockholders shall be held each year. The Board of Directors shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 of these bylaws, may be transacted. The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders. For the purposes of these bylaws, the term “
Whole Board
” shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships.
2.3 SPECIAL MEETING
(a) A special meeting of the stockholders, other than as required by statute, may be called at any time by (i) the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, (ii) the chairperson of the Board of Directors, (iii) the chief executive officer or (iv) the president, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.
(b) The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of a majority of the Whole Board, the chairperson of the Board of Directors, the chief executive officer or the president. Nothing contained in this Section 2.3(b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

2.4 ADVANCE NOTICE PROCEDURES
(a)
Annual Meetings of Stockholders
.
(i) Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (1) pursuant to the Company’s notice of meeting (or any supplement thereto); (2) by or at the direction of the Board of Directors; (3) as may be provided in the certificate of designations for any class or series of preferred stock; or (4) by any stockholder of the Company who (A) is a stockholder of record at the time of giving of the notice contemplated by Section 2.4(a)(ii); (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting; (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting; (D) is a stockholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in this Section 2.4(a).
(ii) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (4) of Section 2.4(a)(i), the stockholder must have given timely notice in writing to the secretary of the Company and any such nomination or proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the 120th day and no later than 5:00 p.m., local time, on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders. However, if no annual meeting of stockholders was held in the preceding year, or if the date of the applicable annual meeting has been changed by more than 25 days from the first anniversary of the preceding year’s annual meeting, then to be timely such notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., local time, on the 10th day following the later of the day on which public announcement of the date of the annual meeting was first made by the Company and the 120th day prior to the date of the annual meeting. In no event will the adjournment, rescheduling or postponement of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. If the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 2.4(a)(ii) will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the secretary at the principal executive offices of the Company no later than 5:00 p.m., local time, on the 10th day following the day on which such public announcement is first made. “
Public announcement
” means disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission (the “
SEC
”)
pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the “
1934
 Act
”).
(iii) A stockholder’s notice to the secretary must set forth:
(1) as to each person whom the stockholder proposes to nominate for election as a director:
(A) such person’s name, age, business address, residence address and principal occupation or employment; the class and number of shares of the Company that are held of record or are beneficially owned by such person and a description of any Derivative Instruments (defined below) held or beneficially owned thereby or of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of such person; and all information relating to such person that is required to be disclosed in solicitations of proxies for the contested election of directors, or is otherwise required, in each case pursuant to the Section 14 of the 1934 Act;

(B) such person’s written consent to being named in such stockholder’s proxy statement as a nominee of such stockholder and to serving as a director of the Company if elected;
(C) a reasonably detailed description of any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such person has, or has had within the past three years, with any person or entity other than the Company (including the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the Company (a “
Third-Party Compensation Arrangement
”); and
(D) a description of any other material relationships between such person and such person’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand;
(2) as to any other business that the stockholder proposes to bring before the annual meeting:
(A) a brief description of the business desired to be brought before the annual meeting;
(B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these bylaws);
(C) the reasons for conducting such business at the annual meeting;
(D) any material interest in such business of such stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them; and
(E) a description of all agreements, arrangements and understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and
(3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
(A) the name and address of such stockholder (as they appear on the Company’s books), of such beneficial owner and of their respective affiliates or associates or others acting in concert with them;
(B) for each class or series, the number of shares of stock of the Company that are, directly or indirectly, held of record or are beneficially owned by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;
(C) a description of any agreement, arrangement or understanding between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, and any other person or persons (including, in each case, their names) in connection with the proposal of such nomination or other business;
(D) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the Company’s securities

(any of the foregoing, a “
Derivative Instrument
”), or any other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for or increase or decrease the voting power of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the Company’s securities;
(E) any rights to dividends on the Company’s securities owned beneficially by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, that are separated or separable from the underlying security;
(F) any proportionate interest in the Company’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;
(G) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with, them is entitled to based on any increase or decrease in the value of the Company’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household;
(H) any significant equity interests or any Derivative Instruments in any principal competitor of the Company that are held by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;
(I) any direct or indirect interest of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (in each case, including any employment agreement, collective bargaining agreement or consulting agreement);
(J) a representation and undertaking that the stockholder is a holder of record of stock of the Company as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;
(K) a representation and undertaking that such stockholder or any such beneficial owner intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Company’s then-outstanding stock required to approve or adopt the proposal or to elect each such nominee; or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination;
(L) any other information relating to such stockholder, such beneficial owner, or their respective affiliates or associates or others acting in concert with them, or director nominee or proposed business that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act; and
(M) such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.
(iv) In addition to the requirements of this Section 2.4, to be timely, a stockholder’s notice (and any additional information submitted to the Company in connection therewith) must further be updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the meeting and as of the date that is 10 business days prior to the meeting or any adjournment, rescheduling or postponement thereof and (2) to provide any additional information that the Company may reasonably request. Such update and supplement or additional information, if applicable, must be received by the secretary at the principal executive offices of the Company, in the case of a request for additional information, promptly following a request therefor, which response must be delivered not later than such reasonable time as is specified in any such request from the Company or, in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the meeting or any adjournment, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment, rescheduling or postponement thereof). The failure to timely provide such update, supplement or additional information shall result in the nomination or proposal no longer being eligible for consideration at the meeting.
(b)
Special Meetings of Stockholders
. Except to the extent required by the DGCL, and subject to Section 2.3(a), special meetings of stockholders may be called only in accordance with the Company’s certificate of incorporation and these bylaws. Only such business will be conducted at a special meeting of stockholders as has been brought before the special meeting pursuant to the Company’s notice of meeting. If the election of directors is included as business to be brought before a special meeting in the Company’s notice of meeting, then nominations of persons for election to the Board of Directors at such special meeting may be made by any stockholder who (i) is a stockholder of record at the time of giving of the notice contemplated by this Section 2.4(b); (ii) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the special meeting; (iii) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting; (iv) is a stockholder of record at the time of the special meeting; and (v) complies with the procedures set forth in this Section 2.4(b). For nominations to be properly brought by a stockholder before a special meeting pursuant to this Section 2.4(b), the stockholder’s notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the special meeting and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the special meeting was first made. In no event will any adjournment, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice. A stockholder’s notice to the Secretary must comply with the applicable notice requirements of Section 2.4(a)(iii).
(c)
Other Requirements
.
(i) To be eligible to be a nominee of any stockholder for election as a director of the Company, the proposed nominee must provide to the secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.4(a)(ii) or Section 2.4(b):
(1) a signed and completed written questionnaire (in the form provided by the secretary at the written request of the nominating stockholder, which form will be provided by the secretary within 10 days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the Company to determine the eligibility of such nominee to serve as a director of the Company or to serve as an independent director of the Company;
(2) a written representation and undertaking that, unless previously disclosed to the Company, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue;
(3) a written representation and undertaking that, unless previously disclosed to the Company, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;

(4) a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the Company’s corporate governance guidelines as disclosed on the Company’s website, as amended from time to time; and
(5) a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board of Directors.
(ii) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the secretary the information that is required to be set forth in a stockholder’s notice of nomination that pertains to such nominee.
(iii) No person will be eligible to be nominated by a stockholder for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 2.4. No business proposed by a stockholder will be conducted at a stockholder meeting except in accordance with this Section 2.4.
(iv) The chairperson of the applicable meeting of stockholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws or that business was not properly brought before the meeting. If the chairperson of the meeting should so determine, then the chairperson of the meeting will so declare to the meeting and the defective nomination will be disregarded or such business will not be transacted, as the case may be.
(v) Notwithstanding anything to the contrary in this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Company and counted for purposes of determining a quorum. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.
(vi) Without limiting this Section 2.4, a stockholder must also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in this Section 2.4, it being understood that (1) any references in these bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.4; and (2) compliance with clause (4) of Section 2.4(a)(i) and with Section 2.4(b) are the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.4(c)(vii)).
(vii) Notwithstanding anything to the contrary in this Section 2.4, the notice requirements set forth in these bylaws with respect to the proposal of any business pursuant to this Section 2.4 will be deemed to be satisfied by a stockholder if (1) such stockholder has submitted a proposal to the Company in compliance with
Rule 14a-8
under the 1934 Act; and (2) such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the meeting of stockholders. Subject to
Rule 14a-8
and other applicable rules and regulations under the 1934 Act, nothing in these bylaws will be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of a director or any other business proposal.
2.5 NOTICE OF STOCKHOLDERS’ MEETINGS
Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
2.6 QUORUM
The holders of a majority of the voting power of the capital stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws.
If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting, or (b) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.
2.7 ADJOURNED MEETING; NOTICE
Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are provided in the manner described in Section 222(c) of the DGCL. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
2.8 CONDUCT OF BUSINESS
The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business and discussion as seem to the chairperson in order. The chairperson of any meeting of stockholders shall be designated by the Board of Directors; in the absence of such designation, the chairperson of the Board of Directors, if any, or the chief executive officer (in the absence of the chairperson of the Board of Directors) or the president (in the absence of the chairperson of the Board of Directors and the chief executive officer), or in their absence any other executive officer of the Company, shall serve as chairperson of the stockholder meeting. The chairperson of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present.

2.9 VOTING
The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.
Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.
Except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of the stock exchange on which the Company’s securities are listed, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the certificate of incorporation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of the stock exchange on which the securities of the Company are listed.
2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Subject to the rights of holders of preferred stock of the Company, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.
2.11 RECORD DATES
In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.
If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;
provided, however
, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting.
In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
2.12 PROXIES
Each stockholder entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL;
provided
that such authorization shall set forth, or be delivered with information enabling the Company to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.
2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE
The Company shall prepare, in accordance with Section 219 of the DGCL, a complete list of the stockholders entitled to vote at each meeting of stockholders;
provided, however,
if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. To the extent required by Section 219 of the DGCL, such list shall be open to the examination of any stockholder for any purpose germane to the meeting prior to the date thereof: (a) on a reasonably accessible electronic network, provided
that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Company’s principal place of business. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company.
2.14 INSPECTORS OF ELECTION
Before any meeting of stockholders, the Company shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act.
Such inspectors shall:
(a) ascertain the number of shares outstanding and the voting power of each;
(b) determine the shares represented at the meeting and the validity of proxies and ballots;
(c) count all votes and ballots;
(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie
evidence of the facts stated therein.
ARTICLE III—DIRECTORS
3.1 POWERS
The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.
3.2 NUMBER OF DIRECTORS
The Board of Directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of a majority of the Whole Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS
Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.
If so provided in the certificate of incorporation, the directors of the Company shall be divided into three classes.
3.4 RESIGNATION AND VACANCIES
Any director may resign at any time upon notice given in writing or by electronic transmission to the Company. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.
Unless otherwise provided in the certificate of incorporation or these bylaws or permitted in the specific case by resolution of the Board of Directors, and subject to the rights of holders of preferred stock of the Company, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by stockholders. If the directors are divided into classes, a person so chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE
The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.6 REGULAR MEETINGS
Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
3.7 SPECIAL MEETINGS; NOTICE
Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the Board of Directors, the chief executive officer, the president, or the secretary of the Company or by a majority of the Whole Board;
provided
that the person(s) authorized to call a special meeting of the Board of Directors may authorize another person or persons to send notice of such meeting.
Notice of the time and place of special meetings shall be:
(a) delivered personally by hand, by courier or by telephone;
(b) sent by United States first-class mail, postage prepaid;
(c) sent by facsimile;
(d) sent by electronic mail; or
(e) otherwise given by electronic transmission (as defined in Section 232 of the DGCL), directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the Company’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile, (iii) sent by electronic mail or (iv) otherwise given by electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice of the time and place of the meeting may be communicated to the director in lieu of written notice if such notice is communicated at least 24 hours before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Company’s principal executive office) nor the purpose of the meeting, unless required by statute.
3.8 QUORUM; VOTING
At all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.
If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, except as may otherwise be expressly provided herein or therein and denoted with the phrase “notwithstanding the final paragraph of Section 3.8 of the bylaws” or language to similar effect, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.
3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Unless otherwise restricted by the certificate of incorporation or these bylaws, (i) any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.
3.10 FEES AND COMPENSATION OF DIRECTORS
Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors.
3.11 REMOVAL OF DIRECTORS
Any director or the entire Board of Directors may be removed from office by stockholders of the Company in the manner specified in the certificate of incorporation and applicable law. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
ARTICLE IV - COMMITTEES
4.1 COMMITTEES OF DIRECTORS
The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Company.

4.2 COMMITTEE MINUTES
Each committee and subcommittee shall keep regular minutes of its meetings.
4.3 MEETINGS AND ACTION OF COMMITTEES
Unless otherwise specified by the Board of Directors, meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the provisions of:
(a) Section 3.5 (place of meetings and meetings by telephone);
(b) Section 3.6 (regular meetings);
(c) Section 3.7 (special meetings and notice);
(d) Section 3.8 (quorum; voting);
(e) Section 3.9 (action without a meeting); and
(f) Section 7.4 (waiver of notice)
with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the Board of Directors and its members.
However
, (i) the time and place of regular meetings of committees or subcommittees may be determined either by resolution of the Board of Directors or by resolution of the committee or subcommittee; (ii) special meetings of committees or subcommittees may also be called by resolution of the Board of Directors or the committee or the subcommittee; and (iii) notice of special meetings of committees and subcommittees shall also be given to all alternate members who shall have the right to attend all meetings of the committee or subcommittee. The Board of Directors may also adopt other rules for the government of any committee.
Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.
4.4 SUBCOMMITTEES
Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
ARTICLE V - OFFICERS
5.1 OFFICERS
The officers of the Company shall be a president and a secretary. The Company may also have, at the discretion of the Board of Directors, a chairperson of the Board of Directors, a vice chairperson of the Board of Directors, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.
5.2 APPOINTMENT OF OFFICERS
The Board of Directors shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.
5.3 SUBORDINATE OFFICERS
The Board of Directors may appoint, or empower any officer to appoint, such other officers as the business of the Company may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as determined from time to time by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of determination.
5.4 REMOVAL AND RESIGNATION OF OFFICERS
Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of removal.
Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.
5.5 VACANCIES IN OFFICES
Any vacancy occurring in any office of the Company shall be filled by the Board of Directors or as provided in Section 5.3.
5.6 REPRESENTATION OF SECURITIES OF OTHER ENTITIES
The chairperson of the Board of Directors, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this Company or any other person authorized by the Board of Directors or the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of this Company all rights incident to any and all shares or other securities of, or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on the Company in accordance with the governing documents of any entity or entities, standing in the name of this Company, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
5.7 AUTHORITY AND DUTIES OF OFFICERS
Each officer of the Company shall have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of designation and, to the extent not so provided, as generally pertain to such office, subject to the control of the Board of Directors.

ARTICLE VI - STOCK
6.1 STOCK CERTIFICATES; PARTLY PAID SHARES
The shares of the Company shall be uncertificated, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be certificated shares. Unless otherwise provided by resolution of the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Company by any two officers of the Company representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Company shall not have power to issue a certificate in bearer form.
The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the Company in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the Company shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
6.2 SPECIAL DESIGNATION ON CERTIFICATES
If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock;
provided, however
, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 156, 202(a), 218(a) or 364 of the DGCL or with respect to this Section 6.2 a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
6.3 LOST CERTIFICATES
Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4 DIVIDENDS
The Board of Directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the Company’s capital stock. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock, subject to the provisions of the certificate of incorporation. The Board of Directors may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
6.5 TRANSFER OF STOCK
Transfers of record of shares of stock of the Company shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.
6.6 STOCK TRANSFER AGREEMENTS
The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
6.7 REGISTERED STOCKHOLDERS
The Company:
(a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner; and
(b) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
6.8
LOCK-UP
(a) Subject to the exceptions set forth in this Section 6.8, the holders (the “
Securityholders
”) of Common Stock, par value $0.0001 per share, of the Company (“
Common Stock
”), (i) issued as consideration pursuant to that certain Business Combination Agreement (as it may be amended from time to time, the “
Merger Agreement
”), dated as of May 11, 2022, by and among the Company (at the time named “Kensington Capital Acquisition Corp. IV”), Kensington Capital Merger Sub Corp. and Amprius Technologies, Inc. (the “
Prior Company
”), (ii) issued upon the exercise of warrants or other convertible securities outstanding following the Effective Time (as defined in the Merger Agreement) in respect of warrants or convertible securities of the Prior Company outstanding immediately prior to the Effective Time, (iii) issued to directors, officers and employees of the Company or its subsidiaries upon the settlement or exercise of stock options or other equity awards outstanding following the Effective Time in respect of awards of the Prior Company outstanding immediately prior to the Effective Time or (iv) held by Kensington Capital Sponsor IV, LLC (the “
Sponsor
”) and the Insiders (as defined in the Letter Agreement, dated March 1, 2022, by and between the Company, the Sponsor and the other signatories thereto) outstanding immediately following the Effective Time (such shares referred to in Sections 6.8(a)(i)-(iii), the “
Lock-Up
 Shares
”), shall not, without the prior written consent of the Board of Directors (including, for the avoidance of doubt, a duly authorized committee thereof), (A) lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, and the rules and regulations of the

SEC promulgated thereunder, any such
Lock-Up
Shares (or any rights or interests therein), (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Lock-Up Shares,
whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B) (the actions specified in clauses (A)-(C), collectively, “
Transfer
”) during
the Lock-Up Period
(as defined below). Capitalized terms used but not otherwise defined in this Section 6.8 will have the meaning ascribed to such term in the Merger Agreement.
For purposes of this Section 6.8, “
Lock-Up
 Period
” shall mean the period commencing upon the Effective Time and ending on the earlier of (i) the date that is one year from the Effective Time or (ii) such date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.
(b) The restrictions set forth in Section 6.8(a) shall not apply to: (i) transactions relating to shares of Common Stock acquired in open market transactions (including, for the avoidance of doubt, warrants and shares of Common Stock (including as part of any units) acquired in the initial public offering of Kensington Capital Acquisition Corp. IV and shares of Common Stock issuable upon exercise of such warrants) or from the Company pursuant to the Company’s employee stock purchase plan; (ii) Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift to a member of the Securityholder’s immediate family; (iii) Transfers of shares of Common Stock to a trust, or other entity formed for estate planning purposes for the primary benefit of the Securityholder’s immediate family; (iv) Transfers by will or intestate succession upon the death of the Securityholder; (v) the Transfer of shares of Common Stock pursuant to a qualified domestic order or in connection with a divorce settlement; (vi) if the Securityholder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Securityholder, or (B) distributions of shares of Common Stock to partners, limited liability company members or stockholders of the Securityholder; (vii) Transfers to the Company’s officers, directors or their affiliates; (viii) transactions in the event of the completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property; (ix) the establishment of a trading plan pursuant to
Rule 10b5-1 promulgated
under the 1934 Act;
 provided, however
, that such plan does not provide for the Transfer of
Lock-Up Shares
during
the Lock-Up
Period; (x) Transfers to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Common Stock or the vesting of stock-based awards;
 provided
, that any Common Stock issued upon such exercise shall be subject to the terms of this Section 6.8; (xi) Transfers in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of Common Stock;
 provided
, that any Common Stock issued upon such exercise shall be subject to the terms of this Section 6.8; (xii) Transfers to the Company pursuant to any contractual arrangement in effect at the Effective Time that provides for the repurchase by the Company or forfeiture of the Securityholder’s Common Stock or options to purchase shares of Common Stock in connection with the termination of the Securityholder’s service to the Company; (xiii) (A) transfers of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for the Company’s Common Stock) pursuant to a bona fide third-party tender offer for shares of the Company’s capital stock made to all holders of the Company’s securities, merger, consolidation or other similar transaction approved by the Board of Directors the result of which is that any person (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in
Rules 13d-3 and 13d-5 of
the 1934 Act) of more than 50% of the total voting power of the voting stock of the Company and (B) entry into any lock-up, voting
or similar agreement pursuant to which the Securityholder may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or such other securities in connection with a transaction described in the immediately foregoing (A) above;
provided
that in the event that such change of control transaction is not completed, the Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock) owned by the Securityholder shall remain subject to the restrictions contained in this agreement; and (xiv) Transfers of any Kcompany Private Placement Warrants or shares of Common Stock issued or issuable upon the exercise of any Kcompany Private Placement Warrants;
provided
,
however
, that in the case of clauses (ii) through (vii), the permitted transferees must enter into a written agreement, in substantially the form of this Section 6.8 (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Securityholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this Section 6.8(b), “
immediate family
” shall mean a spouse, domestic partner, parent, sibling, child or grandchild of the Securityholder or any other person with whom the Securityholder has a relationship by blood, marriage or adoption not more remote than first cousin; and “
affiliate
” shall have the meaning set forth in Rule 405 under the Securities Act.
Notwithstanding anything to the contrary contained in this Section 6.8, if, following the 150th day after the Effective Time, the closing price per share of Common Stock for any 20 trading days within any 30 consecutive trading day period (which period may not be measured beginning prior to the 150 th
day after the Effective Time) is at least $12.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations and similar transactions), then the transfer restrictions set forth in this Section 6.8 shall no longer apply.
(c) Notwithstanding the other provisions set forth in this Section 6.8, the Board of Directors (including, for the avoidance of doubt, a duly authorized committee thereof, to the fullest extent permitted by law) may, in its sole discretion, determine to waive, amend, or repeal any of the obligations set forth herein, in whole or in part; provided, however, that in the event that any Securityholder is granted a discretionary waiver or termination of the restrictions set forth in this Section 6.8, such discretionary waiver or termination shall apply to each other Securityholder in the same proportion that the number of shares of Common Stock (or shares issued on the exercise, exchange or conversion of shares of Common Stock, as applicable) held by the Securityholder whose restrictions are terminated or waived bears to the number of shares of Common Stock (or such other shares) held by such other Securityholder.
ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER
7.1 NOTICE OF STOCKHOLDERS’ MEETINGS
Notice of any meeting of stockholders shall be given in the manner set forth in the DGCL.
7.2 NOTICE TO STOCKHOLDERS SHARING AN ADDRESS
Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any stockholder who fails to object in writing to the Company, within 60 days of having been given written notice by the Company of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice. This Section 7.2 shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.
7.3 NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL
Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Company is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
7.4 WAIVER OF NOTICE
Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.
ARTICLE VIII - INDEMNIFICATION
8.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS
Subject to the other provisions of this Article VIII, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “
Proceeding
”) (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere
or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
8.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE COMPANY
Subject to the other provisions of this Article VIII, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
8.3 SUCCESSFUL DEFENSE
To the extent that a present or former director or officer (for purposes of this Section 8.3 only, as such term is defined in Section 145(c)(1) of the DGCL) of the Company has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The Company may indemnify any other person who is not a present or former director or officer of the Company against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein.
8.4 INDEMNIFICATION OF OTHERS
Subject to the other provisions of this Article VIII, the Company shall have power to indemnify its employees and agents, or any other persons, to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents shall be indemnified.
8.5 ADVANCED PAYMENT OF EXPENSES
Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Company in defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the Company or by persons serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 8.6(b) or 8.6(c) prior to a determination that the person is not entitled to be indemnified by the Company.
Notwithstanding the foregoing, unless otherwise determined pursuant to Section 8.8, no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (a) by a vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (b) by a committee of such directors designated by the vote of the majority of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

8.6 LIMITATION ON INDEMNIFICATION
Subject to the requirements in Section 8.3 and the DGCL, the Company shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):
(a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;
(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);
(c) for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “
Sarbanes-Oxley Act
”), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);
(d) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Company or its directors, officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) otherwise required to be made under Section 8.7 or (iv) otherwise required by applicable law; or
(e) if prohibited by applicable law.
8.7 DETERMINATION; CLAIM
If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the Company of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Company shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Company under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Company shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.
8.8
NON-EXCLUSIVITY
OF RIGHTS
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

8.9 INSURANCE
The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.
8.10 SURVIVAL
The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
8.11 EFFECT OF REPEAL OR MODIFICATION
A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or these bylaws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
8.12 CERTAIN DEFINITIONS
For purposes of this Article VIII, references to the “
Company
” shall include, in addition to the resulting company, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued. For purposes of this Article VIII, references to “
other enterprises
” shall include employee benefit plans; references to “
fines
” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “
serving at the request of the Company
” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “
not opposed to the best interests of the Company
” as referred to in this Article VIII.
ARTICLE IX - GENERAL MATTERS
9.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS
Except as otherwise provided by law, the certificate of incorporation or these bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, or employee or employees, to enter into any contract or execute any document or instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, agent, or employee, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
9.2 FISCAL YEAR
The fiscal year of the Company shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.
9.3 SEAL
The Company may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Company may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
9.4 CONSTRUCTION; DEFINITIONS
Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “
person
” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise, and a natural person. Any reference in these bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.
9.5 FORUM SELECTION
Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the certificate of incorporation or these bylaws (as either may be amended from time to time) or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction.
Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended against any person in connection with any offering of the Company’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant.
Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Section 9.5. This provision shall be enforceable by any party to a complaint covered by the provisions of this Section 9.5. For the avoidance of doubt, nothing contained in this Section 9.5 shall apply to any action brought to enforce a duty or liability created by the 1934 Act or any successor thereto.

ARTICLE X - AMENDMENTS
These bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of the total voting power of the outstanding voting securities, voting together as a single class; provided, however, that the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities, voting together as a single class, shall be required for the stockholders of the Company to alter, amend or repeal, or adopt any bylaw inconsistent with, the following provisions of these bylaws: Article II, Sections 3.1, 3.2, 3.4 and 3.11 of Article III, Article VIII, Section 9.5 of Article IX or this Article X (including, without limitation, any such Article or Section as renumbered as a result of any amendment, alteration, change, repeal, or adoption of any other bylaw). The Board of Directors shall also have the power to adopt, amend or repeal bylaws; provided, however, that a bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.

Annex D
AMPRIUS TECHNOLOGIES, INC.
2022 EQUITY INCENTIVE PLAN
1.
Purposes of the Plan
. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards.
2.
Definitions
. As used herein, the following definitions will apply:
2.1 “
Administrator
” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
2.2 “
Applicable Laws
” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any
non-U.S.
country or jurisdiction where Awards are, or will be, granted under the Plan.
2.3 “
Award
” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.
2.4 “
Award Agreement
” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
2.5 “
Board
” means the Board of Directors of the Company.
2.6 “
Change in Control
” means the occurrence of any of the following events:
(a)
Change in Ownership of the Company
. A change in the ownership of the Company
which occurs on the date that any one person, or more than one person acting as a group (“
Person
”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b)
Change in Effective Control of the Company
. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any
12-month
period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(c)
Change in Ownership of a Substantial Portion of the Company
’
s Assets
. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the
12-month
period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this Section 2.6, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
2.7 “
Closing
” means the closing of the merger contemplated by that certain Business Combination Agreement by and among the Company, Amprius Technologies, Inc., and certain other parties, dated May 11, 2022, as may be amended from time to time (such merger, the “
Merger
”).
2.8 “
Closing Date
” means the date of the Closing.
2.9 “
Code
” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.10 “
Committee
” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.
2.11 “
Common Stock
” means the common stock of the Company.

2.12 “
Company
” means Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company (which, immediately prior to the Closing, will transfer by way of continuation to and domesticate as a Delaware corporation, and on or following the Closing, will be named Amprius Technologies, Inc.), or any successor thereto.
2.13 “
Consultant
” means any natural person, including an advisor, engaged by the Company or any of its Parent or Subsidiaries to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form
S-8
promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form
S-8
promulgated under the Securities Act.
2.14 “
Director
” means a member of the Board.
2.15 “
Disability
” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory
standards adopted by the Administrator from time to time.
2.16 “
Employee
” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
2.17 “
Exchange Act
” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
2.18 “
Exchange Program
” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
2.19 “
Fair Market Value
” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in
The Wall Street Journal
or such other source as the Administrator deems reliable;
(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in
The Wall Street Journal
or such other source as the Administrator deems reliable; or
(c) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.
2.20 “
Fiscal Year
” means the fiscal year of the Company.
2.21 “
Incentive Stock Option
” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.
2.22 “
Inside Director
” means a Director who is an Employee.
2.23 “
Nonstatutory Stock Option
” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
2.24 “
Officer
” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
2.25 “
Option
” means a stock option granted pursuant to the Plan.
2.26 “
Outside Director
” means a Director who is not an Employee.
2.27 “
Parent
” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).
2.28 “
Participant
” means the holder of an outstanding Award.
2.29 “
Performance Awards
” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10.
2.30 “
Performance Period
” means Performance Period as defined in Section 10.1.
2.31 “
Period of Restriction
” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
2.32 “
Plan
” means this Amprius Technologies, Inc. 2022 Equity Incentive Plan, as may be amended from time to time.
2.33 “
Restricted Stock
” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
2.34 “
Restricted Stock Unit
” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

2.35 “
Rule
 16b
-3
” means
Rule 16b-3
of the Exchange Act or any successor to
Rule 16b-3,
as in effect when discretion is being exercised with respect to the Plan.
2.36 “
Section
 16b
” means Section 16(b) of the Exchange Act.
2.37 “
Section
 409A
” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.
2.38 “
Securities Act
” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.
2.39 “
Service Provider
” means an Employee, Director or Consultant.
2.40 “
Share
” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.
2.41 “
Stock Appreciation Right
” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.
2.42 “
Subsidiary
” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).
2.43 “
Trading Day
” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.
2.44 “
U.S. Treasury Regulations
” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3.
Stock
 Subject
 to
 the
 Plan
.
3.1
Stock Subject to the Plan
. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15 and the automatic increase set forth in Section 3.2, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan will be equal to (a) 9,900,000 Shares, plus (b) any shares of the Company’s common stock subject to stock options or other awards that are assumed in the Merger (“
Assumed Awards
”) and that, on or after the Closing Date, are cancelled, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (b) equal to 15,000,000 Shares. In addition, Shares may become available for issuance under Sections 3.2 and 3.3. The Shares may be authorized but unissued, or reacquired Common Stock.
3.2
A
utomatic Share Reserve Increase
. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2023 Fiscal Year, in an amount equal to the least of (a) 30,000,000 Shares, (b) a number of Shares equal to 5% of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding Fiscal Year, or (c) such number of Shares determined by the Administrator no later than the last day of the immediately preceding Fiscal Year.

3.3
Lapsed Awards
. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, or Performance Awards is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares isused) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Performance Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax liabilities or withholdings related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1, plus, to the extent allowable under Code Section 422 and the U.S. Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3.2 and 3.3.
3.4
Share Reserve
. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.
Administration of the Plan
.
4.1
Procedure
.
4.1.1
Multiple Administrative Bodies
. Different Committees with respect to different groups of Service Providers may administer the Plan.
4.1.2
R
ule
16b-3
. To the extent desirable to qualify transactions hereunder as exempt under
Rule 16b-3,
the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under
Rule 16b-3.
4.1.3
Other Administration
. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.
4.2
Powers of the Administrator
. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(a) to determine the Fair Market Value;
(b) to select the Service Providers to whom Awards may be granted hereunder;
(c) to determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;
(d) to approve forms of Award Agreements for use under the Plan;
(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to, temporarily suspending the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator will determine;
(f) to institute and determine the terms and conditions of an Exchange Program, including, subject to Section 20.3, to unilaterally implement an Exchange Program without the consent of the applicable Award holder;
(g) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(h) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans
established for the purpose of facilitating compliance with applicable
non-U.S.
laws, easing the administration of the Plan and/or for qualifying for favorable tax treatment under applicable
non-U.S.
laws, in each case as the Administrator may deem necessary or advisable;
(i) to modify or amend each Award (subject to Section 20.3), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Sections 6.4 and 7.5);
(j) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 16;
(k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(l) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and
(m) to make all other determinations deemed necessary or advisable for administering the Plan.
4.3
Effect of Administrator’s
 Decision
. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
5.
Eligibility
. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.
Stock Options
.
6.1
Grant of Options
. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
6.2
Option Agreement
. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

6.3
Limitations
. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such options will be treated as nonstatutory stock options. For purposes of this Section 6.3, incentive stock options will be taken into account in the order in which they were granted, the fair market value of the shares will be determined as of the time the option with respect to such shares is granted, and calculation will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.
6.4
Term of Option
. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than 10 years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option will be 5 years from the date of grant or such shorter term as may be provided in the Award Agreement.
6.5
Option Exercise Price and Consideration
.
6.5.1
Exercise Price
. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6.5.1, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).
6.5.2
Waiting Period and Exercise Dates
. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
6.5.3
Form of Consideration
. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws, (d) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (h) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.
6.6
Exercise of Option
.
6.6.1
Procedure for Exercise; Rights as a Stockholder
. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
6.6.2
Termination of Relationship as a Service Provider
. If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within 3 months of such cessation, or such shorter or longer period of time, as is specified in the Award Agreement, in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on such date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
6.6.3
Disability of Participant
. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within 6 months of cessation, or such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4, as applicable) to the extent the Option is vested on such date of cessation. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
6.6.4
Death of Participant
. If a Participant dies while a Service Provider, the Option may be exercised within 6 months following the Participant’s death, or within such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4, as applicable), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “
Legal Representative
”). If the Option is exercised pursuant to this Section 6.6.4, Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
6.6.5
Tolling Expiration
. A Participant’s Award Agreement may also provide that:
(a) if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16b, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the 10 th
day after the last date on which such exercise would result in liability under Section 16b; or
(b) if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of 30 days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
7.
Stock Appreciation Rights
.
7.1
Grant of Stock Appreciation Rights
. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
7.2
Number of Shares
. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.
7.3
Exercise Price and Other Terms
. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7.6 will be determined by the Administrator and will be no less than 100% of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
7.4
Stock Appreciation Right Agreement
. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
7.5
Expiration of Stock Appreciation Rights
. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 relating to the maximum term and Section 6.6 relating to exercise also will apply to Stock Appreciation Rights.
7.6
Payment of Stock Appreciation Right Amount
. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(b) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
8.
Restricted Stock
.
8.1
Grant of Restricted Stock
. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
8.2
Restricted Stock Agreement
. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. The Administrator, in its sole discretion, may determine that an Award of Restricted Stock will not be subject to any Period of Restriction and consideration for such Award is paid for by past services rendered as a Service Provider.
8.3
Transferability
. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
8.4
Other Restrictions
. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
8.5
Removal of Restrictions
. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
8.6
Voting Rights
. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
8.7
Dividends and Other Distributions
. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
8.8
Return of Restricted Stock to Company
. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
9.
Restricted Stock Units
.
9.1
Grant
. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
9.2
Vesting Criteria and Other Terms
. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
9.3
Earning Restricted Stock Units
. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
9.4
Form and Timing of Payment
. Payment of earned Restricted Stock Units will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.
9.5
Cancellation
. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
10.
P
erformance Awards
.
10.1
A
ward Agreement
. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.
10.2
Objectives or Vesting Provisions and Other Terms.
The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
10.3
Earning Performance
Awards
. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.
10.4
Form and Timing of Payment
. Payment of earned Performance Awards will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both.
10.5
Cancellation of Performance Awards
. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and again will be available for grant under the Plan.
11.
O
utside Director Award Limitations
. No Outside Director may be granted, in any Fiscal Year, equity awards (including any Awards granted under this Plan), the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles, and be provided any other compensation (including without limitation any cash retainers or fees) in amounts that, in the aggregate, exceed $750,000. Any Awards or other compensation provided to an individual (a) for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, or (b) prior to the Closing, will be excluded for purposes of this Section 11.

12.
Compliance With Section
 409A
. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.
13.
Leaves of Absence/Transfer Between Locations
. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed 3 months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then 6 months following the 1 st
day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
14.
Limited Transferability of Awards
. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 6.6), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
15.
Adjustments; Dissolution or Liquidation; Merger or Change in Control
.
15.1
Adjustments
. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up,
spin-off,
combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and numerical Share limits in Section 3.
15.2
Dissolution or Liquidation
. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
15.3
Merger or Change in Control
. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (a) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (c) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (d) (i) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (ii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (e) any combination of the foregoing. In taking any of the actions permitted under this Section 15.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.
In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, or Performance Awards (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.
For the purposes of this Section 15.3, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.
Notwithstanding anything in this Section 15.3 to the contrary, an Award that vests, is earned or paid-out
upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable;

provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out
under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.
15.4
O
utside Director Awards
. With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Parents or Subsidiaries, as applicable, that is authorized by the Administrator.
16.
Tax Withholding
.
16.1
Withholding Requirements
. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parent, Subsidiaries, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parent, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local,
non-U.S.,
and other taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld or paid with respect to such Award (or exercise thereof).
16.2
Withholding Arrangements
. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (a) paying cash, check or other cash equivalents, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or paid, (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (f) any combination of the foregoing methods of payment. The amount of the withholding obligation will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17.
No Effect on Employment or Service
. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, free from any liability or claim under the Plan.
18.
Date of Grant
. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
19.
Term of Plan
. Subject to Section 23 of the Plan, the Plan will become effective upon the latest to occur of (a) its adoption by the Board, (b) its approval by the Company’s stockholders, or (c) the time as of immediately prior to the Closing. The Plan will continue in effect until terminated under Section 20 of the Plan, but (i) no Options that qualify as incentive stock options within the meaning of Code Section 422 may be granted after 10 years from the earlier of the Board or stockholder approval of the Plan and (ii) Section 3.2 relating to the automatic share reserve increase will operate only until the
10-year
anniversary of the earlier of the Board or stockholder approval of the Plan.
20.
Amendment and Termination of the Plan
.
20.1
Amendment and Termination
. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason.
20.2
Stockholder Approval
. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
20.3
Effect of Amendment or Termination
. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
21.
Conditions Upon Issuance of Shares
.
21.1
Legal Compliance
. Shares will not be issued pursuant to an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
21.2
Investment Representations
. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
22.
Inability to Obtain Authority
. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or
non-U.S.
law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23.
Stockholder Approval
. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
24.
Forfeiture Events
. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Participant’s status as an employee and/or other service provider for cause or any specified action or inaction by a Participant, whether before or after such termination of employment and/or other service, that would constitute cause for termination of such Participant’s status as a employee and/or other service provider. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (the “
Clawback Policy
”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 24 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.
25.
Governing Law
. The Plan will be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law
provisions).
*                *                *

Annex E
AMPRIUS TECHNOLOGIES, INC.
2022 EMPLOYEE STOCK PURCHASE PLAN
1.
Purpose
. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “

Component
”) and a component that is not intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “
Non
-423
Component
”). The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Code Section 423. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the
Non-423
Component that does not qualify as an “employee stock purchase plan” under Code Section 423; an option granted under the Non-423 Component will provide for substantially the same benefits as an option granted under the 423 Component, except that a
Non-423 Component
option may include features necessary to comply with applicable
non-U.S.
laws pursuant to rules, procedures or
sub-plans
adopted by the Administrator. Except as otherwise provided herein or by the Administrator, the
Non-423 Component
will operate and be administered in the same manner as the 423 Component.
2.
Definitions
.
2.1 “
Administrator
” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 4.
2.2 “
Applicable Laws
” means the legal and regulatory requirements relating to the administration of equity-based
awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any
non-U.S.
country or jurisdiction where options are, or will be, granted under the Plan.
2.3 “
Board
” means the Board of Directors of the Company.
2.4 “
Change in Control
” means the occurrence of any of the following events:
(a)
Change in Ownership of the Company
. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“
Person
”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(b)
Change in Effective Control of the Company
. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any
12-month
period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(c)
Change in Ownership of a Substantial Portion of the Company
’
s Assets
. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the
12-month
period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this Section 2.4, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
2.5 “
Closing
” means the closing of the merger contemplated by that certain Business Combination Agreement by and among the Company, Amprius Technologies, Inc., and certain other parties, dated May 11, 2022, as may be amended from time to time.
2.6 “
Code
” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.7 “
Committee
” means a committee of the Board appointed in accordance with Section 4 hereof.
2.8 “
Common Stock
” means the common stock of the Company.
2.9 “
Company
” means Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company (which, immediately prior to the Closing, will transfer by way of continuation to and domesticate as a Delaware corporation, and on or following the Closing, will be named Amprius Technologies, Inc.), or any successor thereto.

2.10 “
Compensation
” means an Eligible Employee’s base straight time gross earnings, but exclusive of payments for overtime, shift premium, commissions, incentive compensation, equity compensation, bonuses and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
2.11 “
Contributions
” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.
2.12 “
Designated Company
” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component will not be a Designated Company under the
Non-423 Component.
2.13 “
Director
” means a member of the Board.
2.14 “
Effective Date
” means the date of the Closing.
2.15 “
Eligible Employee
” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least 20 hours per week and more than 5 months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under Applicable Laws) for purposes of any separate Offering or for Participants in the
Non-423 Component.
For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws with respect to the Participant’s participation in the Plan. Where the period of leave exceeds 3 months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated 3 months and 1 day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by U.S. Treasury Regulations
Section 1.423-2)
that the definition of Eligible Employee will or will not include an individual if he or she: (a) has not completed at least 2 years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (b) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (c) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (d) is a highly compensated employee within the meaning of Code Section 414(q), or (e) is a highly compensated employee within the meaning of Code Section 414(q) with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose employees are participating in that Offering. Each exclusion will be applied with respect to an Offering under the 423 Component in a manner complying with U.S. Treasury Regulations
Section 1.423-2(e)(2)(ii).
Such exclusions may be applied with respect to an Offering under the
Non-423 Component
without regard to the limitations of U.S. Treasury Regulations
Section 1.423-2.
2.16 “
Employer
” means the employer of the applicable Eligible Employee(s).
2.17 “
Enrollment Date
” means the first Trading Day of each Offering Period.
2.18 “
Exchange Act
” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

2.19 “
Exercise Date
” means the last Trading Day of a Purchase Period. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 18, the Administrator, in its sole discretion, may determine that any Purchase Period also terminating under such Offering Period will terminate without options being exercised on the Exercise Date(s) that otherwise would have occurred on the last Trading Day of such Purchase Period.
2.20 “
Fair Market Value
” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in
The Wall Street Journal
or such other source as the Administrator deems reliable;
(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in
The Wall Street Journal
or such other source as the Administrator deems reliable; or
(c) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
2.21 “
Fiscal Year
” means the fiscal year of the Company.
2.22 “
New Exercise Date
” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
2.23 “
Offering
” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 6. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulations
Section 1.423-2(a)(1),
the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulations
Section 1.423-2(a)(2)
and (a)(3).
2.24 “
Offering Period
” means a period beginning on such date as may be determined by the Administrator, in its discretion, and ending on such Exercise Date as may be determined by the Administrator, in its discretion, during which an option granted pursuant to the Plan may be exercised. The duration and timing of Offering Periods may be changed pursuant to Sections 6 and 18.
2.25 “
Parent
” means a “
parent corporation,
” whether now or hereafter existing, as defined in Code Section 424(e).
2.26 “
Participant
” means an Eligible Employee that participates in the Plan.
2.27 “
Plan
” means this Amprius Technologies, Inc. 2022 Employee Stock Purchase Plan.

2.28 “
Purchase Period
” means the period during an Offering Period and during which shares of Common Stock may be purchased on behalf of Participants thereunder in accordance with the terms of the Plan. Purchase Periods will have such duration as determined by the Administrator, commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date. Unless the Administrator provides otherwise, a Purchase Period in an Offering Period will have the same duration as, and coincide with the length of, such Offering Period.
2.29 “
Purchase Price
” means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for any Offering Period by the Administrator subject to compliance with Code Section 423 (or any successor rule or provision or any other Applicable Laws, regulation or stock exchange rule) or pursuant to Section 18.
2.30 “
Section
 409A
” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.
2.31 “
Subsidiary
” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).
2.32 “
Trading Day
” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.
2.33 “
U.S. Treasury Regulations
” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3.
Stock
.
3.1
Stock Subject to the Plan
. Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof and the automatic increase set forth in Section 3.2 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 990,000 shares of Common Stock. The shares of Common Stock may be authorized, but unissued, or reacquired Common Stock.
3.2
Automatic Share Reserve Increase
. Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof, the number of shares of Common Stock available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2023 Fiscal Year, in an amount equal to the least of (a) 5,000,000 shares of Common Stock, (b) a number of shares of Common Stock equal to 1% of the total number of shares of all classes of common stock of the Company on the last day of the immediately preceding Fiscal Year, or (c) such number of Shares determined by the Administrator no later than the last day of the immediately preceding Fiscal Year.
4.
Administration
. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to
(a) construe, interpret and apply the terms of the Plan,
(b) delegate ministerial duties to any of the Company’s employees,

(c) designate separate Offerings under the Plan,
(d) designate Subsidiaries as participating in the 423 Component or
Non-423
Component,
(e) determine eligibility,
(f) adjudicate all disputed claims filed under the Plan, and
(g) establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such procedures, sub-plans,
and appendices to the enrollment agreement as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans
and appendices may take precedence over other provisions of this Plan, with the exception of Section 3 hereof, but unless otherwise superseded by the terms of such sub-plan
or appendix, the provisions of this Plan will govern the operation of such sub-plan
or appendix). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan
will participate in a separate Offering under the 423 Component, or if the terms would not qualify under the 423 Component, in the
Non-423 Component,
in either case unless such designation would cause the 423 Component to violate the requirements of Code Section 423.
Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulations
Section 1.423-2(f),
the terms of an option granted under the Plan or an Offering to citizens or residents of a
non-U.S.
jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
5.
Eligibility
.
5.1
Offering Periods
. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 7.
5.2
Non
-U.S.
Employees
. Eligible Employees who are citizens or residents of a
non-U.S.
jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Code Section 7701(b)(1)(A))) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Code Section 423. In the case of the
Non-423 Component,
an Eligible Employee may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employee is not advisable or practicable.
5.3
Limitations
. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (a) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Code Section 424(d)) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (b) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Code Section 423) of the

Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds $25,000 worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Code Section 423 and the regulations thereunder.
6.
Offering Periods
. The Plan will be implemented by Offering Periods as established by the Administrator from time to time. Offering Periods will expire on the earliest to occur of (a) the completion of the purchase of shares on the last Exercise Date occurring within 27 months of the applicable Enrollment Date on which the option to purchase shares was granted under the Plan, or (b) such shorter period established prior to the Enrollment Date of the Offering Period by the Administrator, from time to time, in its discretion, on a uniform and nondiscriminatory basis, for all options to be granted on such Enrollment Date. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than 27 months.
7.
Participation
. An Eligible Employee may participate in the Plan pursuant to Section 5.1 by (a) submitting to the Company’s stock administration office (or its designee), a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose (which may be similar to the form attached hereto as
Exhibit
 A
), or (b) following an electronic or other enrollment procedure determined by the Administrator, in either case, on or before a date determined by the Administrator prior to an applicable Enrollment Date.
8.
Contributions
.
8.1
Contribution Amounts
. At the time a Participant enrolls in the Plan pursuant to Section 7, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation, which he or she receives on each pay day during the Offering Period; provided, however, that unless and until determined otherwise by the Administrator, should a pay day occur on an Exercise Date, a Participant will have any Contributions made on such day applied to his or her account under the following Purchase Period or Offering Period.
8.2
Contribution Methods
. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 12 hereof (or Participant’s participation is terminated as provided in Section 13 hereof).
(a) In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the last Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 12 hereof (or Participant’s participation is terminated as provided in Section 13 hereof).
(b) All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account.
8.3
Participant Changes to Contributions
. A Participant may discontinue his or her participation in the Plan as provided under Section 12. Until and unless determined otherwise by the Administrator, in its sole discretion, during any Offering Period, a Participant may not increase the rate of his or her Contributions and may decrease the rate of his or her Contributions only one time, provided that such decrease is to a Contribution rate of 0%. In addition, until and unless determined otherwise by the Administrator, in its sole discretion, during any Offering Period, a Participant may increase or decrease the rate of his or her Contributions (as a whole percent to a rate between 0% and the maximum percentage specified in Section 8.1), which Contribution rate adjustment will become effective upon the commencement of the next Offering Period and remain in effect for subsequent Offering Periods and, except as set forth in the immediately preceding sentence, any such adjustment will not affect the Contribution rate for any ongoing Offering Period.
(a) A Participant may make a Contribution rate adjustment pursuant to this Section 8.3 by (A) properly completing and submitting to the Company’s stock administration office (or its designee), a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (B) following an electronic or other procedure prescribed by the Administrator, in either case, on or before a date determined by the Administrator prior to (x) the scheduled beginning of the first Offering Period to be affected or (y) an applicable Exercise Date, as applicable. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless the Participant’s participation is terminated as provided in Sections 12 or 13).
(b) The Administrator may, in its sole discretion, limit or amend the nature and/or number of Contribution rate changes (including to permit, prohibit and/or limit increases and/or decreases to rate changes) that may be made by Participants during any Purchase Period or Offering Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration.
(c) Except as provided by this Section 8.3, any change in Contribution rate made pursuant to this Section 8.3 will be effective as of the first full payroll period following 5 business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in Contribution rate earlier).
8.4
Other Contribution Changes
. Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423(b)(8) and Section 5.3 hereof (which generally limit participation in an Offering Period pursuant to certain Applicable Laws), a Participant’s Contributions may be decreased to 0% by the Administrator at any time during an Offering Period (or a Purchase Period, as applicable). Subject to Code Section 423(b)(8) and Section 5.3 hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period (or Purchase Period, as applicable) scheduled to end in the following calendar year, unless the Participant’s participation has terminated as provided in Sections 12 or 13.
8.5
Cash Contributions
. Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of payroll deductions if (a) payroll deductions are not permitted or advisable under Applicable Laws, (b) the Administrator determines that cash contributions are permissible for Participants participating in the 423 Component and/or (c) the Participants are participating in the
Non-423 Component.
8.6
Tax Withholdings
. At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or at any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding or payment on account obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to the sale or early disposition of

Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or use any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulations
Section 1.423-2(f).
8.7
Use of Funds
. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the
Non-423 Component
for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party, provided that, if such segregation or deposit with an independent third party is required by Applicable Laws, it will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulations
Section 1.423-2(f).
Until shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such shares.
9.
Grant of Option
. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price.
9.1
Certain Option Limits
. In no event will an Eligible Employee be permitted to purchase during each Offering Period more than 2,000 shares of Common Stock (subject to any adjustment pursuant to Section 17), and provided further that such purchase will be subject to the limitations set forth in Sections 3 and 5.3 and in the subscription agreement. The Administrator, in its absolute discretion, may increase or decrease the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period or Offering Period, as applicable.
9.2
Option Receipt
. The Eligible Employee may accept the grant of an option under the Plan by electing to participate in the Plan in accordance with the requirements of Section 7.
9.3
Option Term
. Exercise of the option will occur as provided in Section 10, unless the Participant’s participation has terminated pursuant to Sections 12 or 13. The option will expire on the last day of the Offering Period.
10.
Exercise of Option
.
10.1
Automatic Exercise
. Unless a Participant’s participation in the Plan has terminated as provided in Sections 12 and 13, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares of Common Stock subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, as applicable, subject to earlier termination of the Participant’s participation in the Plan as provided in Sections 12 or 13. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.
10.2
Pro Rata Allocations
. If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (a) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 18. The Company may make a pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
11.
Delivery
. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares of Common Stock be deposited directly with a broker designated by the Company or with a trustee or designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares of Common Stock be retained with such broker, trustee or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions or other dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 11.
12.
Withdrawal
.
12.1
Withdrawal Procedures
. A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (a) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as
Exhibit
 B
), or (b) following an electronic or other withdrawal procedure determined by the Administrator. The Administrator may set forth a deadline of when a withdrawal must occur to be effective prior to a given Exercise Date in accordance with policies it may approve from time to time. All of the Participant’s Contributions credited to his or her account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares of Common Stock will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls
in the Plan in accordance with the provisions of Section 7.
12.2
No Effect on Future Participation
. A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
13.
Termination of Employment
. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant, or, in the case of his or her death, to the person or persons entitled thereto, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Code Section 423, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the
Non-423 Component,
the exercise of the option will be qualified under the 423 Component only to the extent it complies with Code Section 423; further, no Participant will be deemed to switch from an Offering under the
Non-423 Component
to an Offering under the 423 Component or vice versa unless (and then only to the extent) such switch would not cause the 423 Component or any option thereunder to fail to comply with Code Section 423.
14.
Section
 409A
. The Plan is intended to be exempt from the application of Section 409A, and, to the extent not exempt, is intended to comply with Section 409A and any ambiguities herein will be interpreted to so be exempt from, or comply with, Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Section 409A. Notwithstanding the foregoing, the Company and any of its Parent or Subsidiaries will have no liability, obligation or responsibility to reimburse, indemnify, or hold harmless a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A.
15.
Rights as Stockholder
. Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, if so required under Applicable Laws, in the name of the Participant and his or her spouse.
16.
Transferability
. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 12 hereof.
17.
Adjustments, Dissolution, Liquidation, Merger or Change in Control
.
17.1
Adjustments
. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up,
spin-off,
combination, reclassification, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of common stock that may be delivered under the Plan, the Purchase Price per share, the class and the number of shares of common stock covered by each option under the Plan that has not yet been exercised, and the numerical share limits of Sections 3 and 9.1.
17.2
Dissolution or Liquidation
. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 12 hereof (or, prior to such New Exercise Date, Participant’s participation has terminated as provided in Section 13 hereof).
17.3
Merger or Change in Control
. In the event of a merger of the Company with or into another corporation or other entity or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period will end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 12 hereof (or, prior to such New Exercise Date, Participant’s participation has terminated as provided in Section 13 hereof).
18.
Amendment or Termination
.
18.1
Amendment, Suspension, Termination
. The Administrator, in its sole discretion, may amend, alter, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 17). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 22 hereof) as soon as administratively practicable.
18.2
Certain Administrator Changes
. Without stockholder consent and without limiting Section 18.1, the Administrator will be entitled to change the Offering Periods and any Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
18.3
Changes Due to Accounting Consequences
. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(a) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(b) altering the Purchase Price for any Purchase Period or Offering Period including a Purchase Period or Offering Period underway at the time of the change in Purchase Price;
(c) shortening any Purchase Period or Offering Period by setting a New Exercise Date, including a Purchase Period or Offering Period underway at the time of the Administrator action;
(d) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(e) reducing the maximum number of shares of Common Stock a Participant may purchase during any Purchase Period or Offering Period.
Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.
19.
Conditions Upon Issuance of Shares
.
19.1
Legal Compliance
. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
19.2
Investment Representations
. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required.
20.
Term of Plan
. The Plan will become effective upon the latest to occur of (a) its adoption by the Board, (b) its approval by the Company’s stockholders, or (c) the time as of immediately prior to the Closing. The Plan will continue in effect for a term of 20 years, unless sooner terminated under Section 18.
21.
Stockholder Approval
. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
22.
Interest
. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Laws, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply, with respect to Offerings under the 423 Component, to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulations
Section 1.423-2(f).
23.
No Effect on Employment
. Neither the Plan nor any option under the Plan will confer upon any Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such employment relationship at any time, free from any liability or any claim under the Plan.
24.
Reports
. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

25.
Notices
. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
26.
Legal Construction
.
26.1
Severability
. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality, or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal, or unenforceable provision had not been included.
26.2
Governing Law
. The Plan will be governed by, and construed in accordance with, the laws of the State of California, but without regard to its conflict of law provisions.
26.3
Headings
. Headings are provided herein for convenience only, and will not serve as a basis for interpretation of the Plan.
27.
Compliance with Applicable Laws
. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.
28.
Automatic Transfer to Low Price Offering Period
. Unless determined otherwise by the Administrator, this Section 28 applies to an Offering Period to the extent such Offering Period provides for more than one Exercise Date within such Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value of a share of Common Stock on any Exercise Date in an Offering Period is less than the Fair Market Value of a share of Common Stock on the Enrollment Date of such Offering Period, then all Participants in such Offering Period will be withdrawn automatically from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled
in the immediately following Offering Period as of the first day thereof.

EXHIBIT A
AMPRIUS TECHNOLOGIES, INC.
2022 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

_____ Original Application	Offering Date: _________________
_____ Change in Payroll Deduction Rate
1. ____________________ hereby elects to participate in the Amprius Technologies, Inc. 2022 Employee Stock Purchase Plan (the “
Plan
”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan. Any capitalized terms not specifically defined in this Subscription Agreement will have the meaning ascribed to them under the Plan.
2. I hereby authorize and consent to payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 0% to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.) I understand that only my first election to decrease the rate of my payroll deductions to 0% may be applied with respect to an ongoing Offering Period in accordance with the terms of the Plan, and (a) any subsequent election to decrease the rate of my payroll deductions during the same Offering Period or (b) any election to increase the rate of my payroll deductions during any Offering Period will not be applied to the ongoing Offering Period.
3. I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan. I further understand that if I am outside of the U.S., my payroll deductions will be converted to U.S. dollars at an exchange rate selected by the Company on the purchase date.
4. I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.
5. Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of _____________ (Eligible Employee or Eligible Employee and spouse only).
6. If I am a U.S. taxpayer, I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or 1 year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price that I paid for the shares.
I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock
. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the
2-year
and
1-year
holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. For employees that may be subject to tax in non U.S. jurisdictions, I acknowledge and agree that, regardless of any action taken by the Company or any Designated Company with respect to any or all income tax, social security, social insurances, National Insurance Contributions, payroll tax, fringe benefit, or other tax-related
items related to my participation in the Plan and legally applicable to me including, without limitation, in connection with the grant of such options, the purchase or sale of shares of Common Stock acquired under the Plan and/or the receipt of any dividends on such shares (“
Tax
-Related
Items
”), the ultimate liability for all
Tax-Related
Items is and remains my responsibility and may exceed the amount actually withheld by the Company or a Designated Company. Furthermore, I acknowledge that the Company and/or any Designated Company (a) make no representations or undertakings regarding the treatment of any
Tax-Related
Items in connection with any aspect of the options under the Plan and (b) do not commit to and are under no obligation to structure the terms of the grant of options or any aspect of my participation in the Plan to reduce or eliminate my liability for
Tax-Related
Items or achieve any particular tax result. Further, if I have become subject to tax in more than one jurisdiction between the date of my enrollment and the date of any relevant taxable or tax withholding event, as applicable, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for
Tax-Related
Items in more than one jurisdiction.
Prior to the purchase of shares of Common Stock under the Plan or any other relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to the Company and/or the applicable Designated Company to satisfy all
Tax-Related
Items. In this regard, I authorize the Company and/or the applicable Designated Company, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all
Tax-Related
Items by one or a combination of the following: (a) withholding from my wages or Compensation paid to me by the Company and/or the applicable Designated Company; or (b) withholding from proceeds of the sale of the shares of Common Stock purchased under the Plan either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization). Depending on the withholding method, the Company may withhold or account for
Tax-Related
Items by considering applicable maximum withholding rates, in which case I will receive a refund of any over-withheld
amount in cash and will have no entitlement to the Common Stock equivalent.
Finally, I agree to pay to the Company or the applicable Designated Company any amount of
Tax-Related
Items that the Company or the applicable Designated Company may be required to withhold as a result of my participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to purchase shares of Common Stock under the Plan on my behalf and/or refuse to issue or deliver the shares or the proceeds of the sale of shares if I fail to comply with my obligations in connection with the
Tax-Related
Items.
8. By electing to participate in the Plan, I acknowledge, understand and agree that:
(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent provided for in the Plan;
(b) all decisions with respect to future grants under the Plan, if applicable, will be at the sole discretion of the Company;
(c) the grant of options under the Plan will not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, or any Designated Company, and will not interfere with the ability of the Company or any Designated Company, as applicable, to terminate my employment (if any);
(d) I am voluntarily participating in the Plan;
(e) the options granted under the Plan and the shares of Common Stock underlying such options, and the income and value of same, are not intended to replace any pension rights or compensation;

(f) the options granted under the Plan and the shares of Common Stock underlying such options, and the income and value of same, are not part of my normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service
payments, bonuses,
long-service
awards, pension or retirement benefits or similar payments;
(g) the future value of the shares of Common Stock offered under the Plan is unknown, indeterminable and cannot be predicted with certainty;
(h) the shares of Common Stock that I acquire under the Plan may increase or decrease in value, even below the Purchase Price;
(i) no claim or entitlement to compensation or damages will arise from the forfeiture of options granted to me under the Plan as a result of the termination of my status as an Eligible Employee (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and, in consideration of the grant of options under the Plan to which I am otherwise not entitled, I irrevocably agree never to institute a claim against the Company, or any Designated Company, waive my ability, if any, to bring such claim, and release the Company, and any Designated Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, I will be deemed irrevocably to have agreed to not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and
(j) in the event of the termination of my status as an Eligible Employee (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the Plan and any options granted to me under the Plan, if any, will terminate effective as of the date that I am no longer actively employed by the Company or one of its Designated Companies and, in any event, will not be extended by any notice period mandated under the employment laws in the jurisdiction in which I am employed or the terms of my employment agreement, if any (
e.g.
, active employment would not include a period of “
garden leave
” or similar period pursuant to the employment laws in the jurisdiction in which I am employed or the terms of my employment agreement, if any); the Company will have the exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the Plan (including whether I may still be considered to be actively employed while on a leave of absence).
9. I understand that the Company and/or any Designated Company may collect, where permissible under applicable law certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options granted under the Plan or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in my favor (“
Data
”), for the exclusive purpose of implementing, administering and managing the Plan. I understand that Company may transfer my Data to the United States, which is not considered by the European Commission to have data protection laws equivalent to the laws in my country. I understand that the Company will transfer my Data to its designated broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. I understand that the recipients of the Data may be located in the United States or elsewhere, and that a recipient’s country of operation (e.g., the United States) may have different, including less stringent, data privacy laws that the European Commission or my jurisdiction does not consider to be equivalent to the protections in my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Company, the Company’s designated broker and any other possible recipients which may assist the Company with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or career with the Company or any Designated Company will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Company would not be able to grant me options under the Plan or other equity awards, or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.
If I am an employee outside the U.S., I understand that in accordance with applicable law, I have the right to access, and to request a copy of, the Data held about me. I also understand that I have the right to discontinue the collection, processing, or use of my Data, or supplement, correct, or request deletion of my Data. To exercise my rights, I may contact my local human resources representative.
I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described herein and any other Plan materials by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing my participation in the Plan. I understand that my consent will be sought and obtained for any processing or transfer of my data for any purpose other than as described in the enrollment form and any other plan materials.
10. If I have received the Subscription Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to applicable laws.
11. The provisions of the Subscription Agreement and these appendices are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions nevertheless will be binding and enforceable.
12. Notwithstanding any provisions in this Subscription Agreement, I understand that if I am working or resident in a country other than the United States, my participation in the Plan also will be subject to the additional terms and conditions set forth on Appendix A and any special terms and conditions for my country set forth on Appendix A. Moreover, if I relocate to one of the countries included in Appendix A, the special terms and conditions for such country will apply to me to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Subscription Agreement and the provisions of this Subscription Agreement govern each Appendix (to the extent not superseded or supplemented by the terms and conditions set forth in the applicable Appendix).
13. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.
[Signature page follows.]

Employee’s Social
Security Number
(for U.S.-based employees):

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

EXHIBIT B
AMPRIUS TECHNOLOGIES, INC.
2022 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
The undersigned Participant in the Offering Period of the Amprius Technologies, Inc. 2022 Employee Stock Purchase Plan (the “
Plan
”) that began on ____________, ______ (the “
Offering Date
”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be terminated automatically. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement. Capitalized terms not otherwise defined herein will have the meaning ascribed to them under the Plan.

Name and Address of Participant:

Signature:

Date:

ANNEX F
GLOSSARY OF INDUSTRY TERMS
“Ah” means ampere hours and is a measure of how long a battery can provide one ampere of power per hour;
“Anode” refers to the lower voltage or electrochemical potential electrode in a battery; it can also refer to the material that is used in the anode electrode, e.g., silicon anode;
“Cathode” refers to the higher voltage or electrochemical potential electrode in a battery; it can also refer to the material that is used in the cathode electrode, e.g. LCO cathode;
“Calendar life” is a term that indicates the expected lifetime of a battery when not in use, as limited by capacity or power performance degradation due to ageing of the battery;
“Cycle life” is a term that indicates the expected number of charge-discharge cycles without a capacity degradation higher than 20%;
“CCP” means capacitively coupled plasma;
“C-rate” is a unit that indicates the relationship between the operating current during charging or discharging a battery and its total charge capacity. For example, a battery that can sustain a current that is ten times higher than its capacity operates at a 10C rate;
“CVD” means chemical vapor deposition;
“Energy Density” means the amount of energy a battery contains compared to its volume;
“EV” means electric vehicles;
“eVTOL” means electric vertical takeoff and landing aircraft;
“Gravimetric Energy Density” means Specific Energy Density;
“GWh” means gigawatt hours. The gigawatt hour is a unit of energy representing one billion watt hours and is equivalent to one million kilowatt hours. Typically used as a measure of the output of large electricity power stations;
“HAPS” means high altitude pseudo satellites;
“kW/kg” means kilowatts per kilogram and is a power-to-weight ratio;
“kWh” means kilo-watt hour. The kilowatt-hour is a unit of energy equal to one kilowatt of power sustained for one hour and is commonly used as a measure of electrical energy. One kilowatt-hour is equal to 3600 kilojoules;
“LCO” means lithium cobalt oxide;
“Lithium-ion battery” is a type of rechargeable battery composed of cells in which lithium ions move from the negative electrode through an electrolyte to the positive electrode during discharge and back when charging;
“mAh” means mili-Ampere hour, and is a unit of electrical charge capacity;

F-1

“mAh/g” means mili-Ampere hour per gram, and measures a material’s capacity to store charge per unit mass of material; allows comparison of materials in their ability to store lithium ions; also referred as specific capacity
“mV” means millivolt, a unit of potential energy equal to one thousandth of a volt;
“NMC” means nickel manganese cobalt;
“N/P ratio” is the storage capacity (mAh) for lithium ratio of the anode (negative electrode) relative to cathode (positive electrode);
“OEM” means original equipment manufacturer;
“PECVD” means plasma-enhanced chemical vapor deposition;
“PSI” means pounds per square inch, and is a unit for pressure measurement;
“Specific Energy Density” means the measure of how much energy a battery contains in comparison to its weight, typically expressed as Wh/kg;
“Volumetric Energy Density” means the measure of how much energy a battery contains in comparison to its volume, typically expressed as Wh/L;
“Wh/kg” means watt hours per kilogram and is a unit of specific energy commonly used to measure the density of energy in batteries and capacitors; and
“UAS” means unmanned aerial systems.

F-2

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Kensington’s amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. Kensington has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures Kensington against its obligations to indemnify its officers and directors.
Kensington’s officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to Kensington and will not seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by Kensington if (i) Kensington has sufficient funds outside of the Trust Account or (ii) Kensington consummates an initial business combination.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Kensington pursuant to the foregoing provisions, Kensington has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
In connection with the Business Combination, New Amprius will enter into indemnification agreements with each of its directors and executive officers. These agreements will provide that New Amprius will indemnify each of its directors and such officers to the fullest extent permitted by law and its charter and its bylaws.
New Amprius will also maintain a general liability insurance policy, which will cover certain liabilities of directors and officers of New Amprius arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 21. Exhibits and Financial Statement Schedules
Exhibit Index

Exhibit	Description

2.1*	Business Combination Agreement, dated as of May 11, 2022, by and among Kensington Capital Acquisition Corp. IV, Kensington Capital Merger Sub Corp. and Amprius Technologies, Inc. (included in Annex A to the proxy statement/prospectus included in this Registration Statement)

2.3^	Form of Plan of Domestication of Kensington Capital Acquisition Corp. IV

3.1	Amended and Restated Memorandum and Articles of Association of Kensington Capital Acquisition Corp. IV (incorporated by reference to Exhibit 3.1 to Kensington Capital Acquisition Corp. IV’s Current Report on Form 8-K (File no. 001-41314) filed with the SEC on March 4, 2022)

Exhibit	Description

3.2	Form of Certificate of Incorporation of Amprius Technologies, Inc. to become effective upon completion of the Domestication (included as Annex B to the proxy statement/prospectus included in this Registration Statement)

3.3	Form of Bylaws of Amprius Technologies, Inc. to become effective upon completion of the Domestication (included as Annex C to the proxy statement/prospectus included in this Registration Statement)

3.4^	Form of Certificate of Domestication of Kensington Capital Acquisition Corp. IV

4.1^	Specimen Common Stock Certificate

4.2	Warrant Agreement, dated March 1, 2022, by and between Kensington Capital Acquisition Corp. IV and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Kensington Capital Acquisition Corp. IV’s Current Report on Form 8-K (File no. 001-41314) filed with the SEC on March 4, 2022)

5.1^	Opinion of Hughes Hubbard & Reed LLP with respect to the legality of the securities being registered

8.1^	Opinion of Hughes Hubbard & Reed LLP regarding tax matters

10.1	Sponsor Support Agreement, dated as of May 11, 2022, by and among Kensington Capital Sponsor IV LLC, Kensington Capital Acquisition Corp. IV and Amprius Technologies, Inc. (incorporated by reference to Exhibit 10.1 to Kensington Capital Acquisition Corp. IV’s current report on Form 8-K (File no. 001-41314) filed with the SEC on May 12, 2022)

10.2	Stockholder Support Agreement, dated as of May 11, 2022, by and among Kensington Capital Acquisition Corp. IV and the persons named therein (incorporated by reference to Exhibit 10.2 to Kensington Capital Acquisition Corp. IV’s Current Report on Form 8-K (File no. 001-41314) filed with the SEC on May 12, 2022)

10.3	Tax Sharing Agreement, dated May 11, 2022, by and between Amprius Technologies, Inc. and Amprius, Inc. (incorporated by reference to Exhibit 99.1 to Kensington Capital Acquisition Corp. IV’s Current Report on Form 8-K (File no. 001-41314) filed with the SEC on May 12, 2022)

10.4^	Form of Registration Rights Agreement

10.5	Investment Management Trust Account Agreement, dated March 1, 2022, by and between Continental Stock Transfer & Trust Company and Kensington Capital Acquisition Corp. IV (incorporated by reference to Exhibit 10.2 to Kensington Capital Acquisition Corp. IV’s Current Report on Form 8-K (File no. 001-41314) filed with the SEC on March 4, 2022)

10.6	Registration Rights Agreement, dated March 1, 2022, by and between Kensington Capital Acquisition Corp. IV and Kensington Capital Sponsor IV LLC (incorporated by reference to Exhibit 10.3 to Kensington Capital Acquisition Corp. IV’s Current Report on Form 8-K (File no. 001-41314) filed with the SEC on March 4, 2022)

10.7	Letter Agreement, dated March 1, 2022, by and among Kensington Capital Acquisition Corp. IV, Kensington Capital Sponsor IV LLC and each of the officers and directors of Kensington Capital Acquisition Corp. IV (incorporated by reference to Exhibit 10.4 to Kensington Capital Acquisition Corp. IV’s Current Report on Form 8-K (File no. 001-41314) filed with the SEC on March 4, 2022)

10.8	Form of Indemnity Agreement between Kensington Capital Acquisition Corp. IV and each of the officers and directors of Kensington Capital Acquisition Corp. IV (incorporated by reference to Exhibit 10.5 to Kensington Capital Acquisition Corp. IV’s Current Report on Form 8-K (File no. 001-41314) filed with the SEC on March 4, 2022)

Exhibit	Description

10.9	Services Agreement, dated as of March 1, 2022, by and between Kensington Capital Acquisition Corp. IV and DEHC LLC (incorporated by reference to Exhibit 10.6 to Kensington Capital Acquisition Corp. IV’s Current Report on Form 8-K (File no. 001-41314) filed with the SEC on March 4, 2022)

10.10	Form of 2022 Equity Incentive Plan (included as Annex D to the proxy statement/prospectus included in this Registration Statement)

10.11	Form of 2022 Employee Stock Purchase Plan (included as Annex E to the proxy statement/prospectus included in this Registration Statement)

10.12^	Form of Indemnification Agreement between New Amprius and the officers and directors of New Amprius

23.1	Consent of Marcum LLP

23.2	Consent of SingerLewak LLP

23.3^	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.1)

24.1^	Powers of Attorney (included on the signature page to this Registration Statement on Form S-4)

99.1^	Consent of Kang Sun to be named as a director

99.2^	Consent of Donald Dixon to be named as a director

99.3^	Consent of Steven Chu to be named as a director

99.4^	Consent of Wen Hsieh to be named as a director

99.5^	Form of Proxy Card

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive File

107	Filing Fee Table

^	Previously filed.
*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be finished to the SEC upon request.
Item 22. Undertakings
The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

B.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F.
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

G.
That every prospectus (i) that is filed pursuant to paragraph (F) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

I.
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

J.
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, NY, on August 22, 2022.

KENSINGTON CAPITAL ACQUISITION CORP. IV

By:	/s/ Justin Mirro
Name: Justin Mirro
Title: Chairman and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Justin Mirro	Chairman and Chief Executive Officer (Principal Executive	August 22, 2022
Justin Mirro	Officer)

/s/ Daniel Huber	Chief Financial Officer (Principal Financial and Accounting	August 22, 2022
Daniel Huber	Officer)

*	Director	August 22, 2022
Thomas LaSorda

*	Director	August 22, 2022
Nicole Nason

*	Director	August 22, 2022
Anders Pettersson

*	Director	August 22, 2022
Mitchell Quain

*	Director	August 22, 2022
Donald Runkle

*	Director	August 22, 2022
Matthew Simoncini

*By:	/s/ Justin Mirro
Justin Mirro Attorney-in-fact